Filed Pursuant to Rule 424(b)(5)
Registration No. 333-142235

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 10, 2007)

$3,216,457,000

(Approximate)

Merrill Lynch Mortgage Trust 2007-C1
Commercial Mortgage Pass-Through Certificates, Series 2007-C1

as Issuing Entity

Merrill Lynch Mortgage Investors, Inc.

as Depositor

Merrill Lynch Mortgage Lending, Inc.
General Electric Capital Corporation
LaSalle Bank National Association
Wells Fargo Bank, National Association

as Sponsors and Loan Sellers

We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated May 10, 2007. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in us, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 265 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $4,050,224,261 and the other characteristics described in this prospectus supplement. The MLMT 2007-C1 securitization transaction will also include three interest rate swap agreements relating to the class A-2FL, A-3FL and AJ-FL certificates, respectively.

Investing in the offered certificates involves risks. You should carefully review the factors described under ‘‘Risk Factors’’ beginning on page S-37 of this prospectus supplement and on page 20 of the accompanying base prospectus.

The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in September 2007. The offered certificates will accrue interest from August 1, 2007. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

	Expected Ratings (Fitch/S&P)	Approximate Initial Total Principal Balance	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date	Rated Final Distribution Date
Class A-1	AAA/AAA	$57,041,000	4.533%	May 2012	June 2050
Class A-2	AAA/AAA	$298,918,000	5.918%	July 2012	June 2050
Class A-3	AAA/AAA	$322,217,000	6.022%	November 2016	June 2050
Class A-SB	AAA/AAA	$90,343,000	6.022%	April 2017	June 2050
Class A-4	AAA/AAA	$442,207,000	6.022%	June 2017	June 2050
Class A-1A	AAA/AAA	$1,294,430,000	6.022%	June 2017	June 2050
Class AM	AAA/AAA	$405,023,000	6.022%	July 2017	June 2050
Class AJ	AAA/AAA	$134,143,000	6.022%	July 2017	June 2050
Class B	AA/AA	$86,068,000	6.022%	July 2017	June 2050
Class C	AA−/AA−	$40,502,000	6.022%	July 2017	June 2050
Class D	A/A	$45,565,000	6.022%	July 2017	June 2050

No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers beginning on or about August 16, 2007. We expect to receive from this offering approximately $3,193,970,120 as sale proceeds, plus accrued interest on the offered certificates from and including August 1, 2007, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement for a discussion of the underwriters’ obligation to buy offered certificates and certain arrangements regarding any unsold offered certificates.

Merrill Lynch & Co.

Goldman, Sachs & Co.	Morgan Stanley

The date of this prospectus supplement is July 31, 2007

Merrill Lynch Mortgage Trust 2007-C1

Commercial Mortgage Pass-Through Certificates, Series 2007-C1
Geographic Overview of Mortgage Pool

Nebraska
1 property
$6,250,000
0.2% of IPB
Montana
1 property
$9,473,554
0.2% of IPB
South Dakota
3 properties
$12,049,660
0.3% of IPB
North Dakota
1 property
$1,297,574
0.0% of IPB
Iowa
11 properties
$42,094,267
1.0% of IPB
Missouri
3 properties
$17,839,195
0.4% of IPB
Minnesota
4 properties
$10,525,379
0.3% of IPB
Illinois
7 properties
$164,465,858
4.1% of IPB
Michigan
8 properties
$31,651,022
0.8% of IPB
Indiana
25 properties
$125,241,671
3.1% of IPB
New York
9 properties
$59,244,799
1.5% of IPB
New Hampshire
1 property
$3,995,840
0.1% of IPB
Massachusetts
4 properties
$57,989,399
1.4% of IPB
Washington
4 properties
$25,588,666
0.6% of IPB
Wisconsin
11 properties
$39,605,184
1.0% of IPB
Connecticut
3 properties
$7,509,802
0.2% of IPB
Idaho
2 properties
$7,043,616
0.2% of IPB
Pennsylvania
6 properties
$36,378,270
0.9% of IPB
New Jersey
15 properties
$105,781,866
2.6% of IPB
Oregon
2 properties
$11,525,957
0.3% of IPB
Ohio
48 properties
$239,350,831
5.9% of IPB
District of Columbia
2 properties
$124,500,000
3.1% of IPB
Nevada
4 properties
$14,944,721
0.4% of IPB
Delaware
1 property
$3,750,000
0.1% of IPB
Northern California
14 properties
$85,853,460
2.1% of IPB
Maryland
8 properties
$95,383,422
2.4% of IPB
California
51 properties
$409,998,991
10.1% of IPB
Virginia
14 properties
$164,067,223
4.1% of IPB
West Virginia
8 properties
$71,840,831
1.8% of IPB
Southern California
37 properties
$324,145,531
8.0% of IPB
North Carolina
13 properties
$82,344,147
2.0% of IPB
Arizona
11 properties
$103,914,719
2.6% of IPB
Georgia
42 properties
$643,243,891
15.9% of IPB
South Carolina
5 properties
$24,891,999
0.6% of IPB
Utah
1 property
$4,080,000
0.1% of IPB
Colorado
6 properties
$47,948,520
1.2% of IPB
Hawaii
1 property
$31,975,836
0.8% of IPB
New Mexico
5 properties
$53,060,000
1.3% of IPB
Arkansas
3 properties
$5,917,704
0.1% of IPB
Tennessee
14 properties
$69,232,618
1.7% of IPB
Kentucky
13 properties
$50,257,255
1.2% of IPB
Florida
81 properties
$592,160,973
14.6% of IPB
Kansas
2 properties
$13,565,226
0.3% of IPB
Oklahoma
1 property
$5,355,356
0.1% of IPB
Mississippi
4 properties
$3,793,278
0.1% of IPB
Alabama
17 properties
$134,535,593
3.3% of IPB
Texas
48 properties
$266,293,781
6.6% of IPB
Puerto Rico
18 properties
$18,265,767
0.5% of IPB
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

  Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property

  Collateral Substitution and Partial Releases Other Than In Connection

  Certain Legal Aspects of the Encanto-SLB Puerto Rico Trust Mortgage

  The Controlling Class Representative and the Loan Combination

                                       S-3

  Reductions to Certificate Principal Balances in Connection with
    Realized Losses and Additional Trust Fund Expenses.....................S-212
  Advances of Delinquent Monthly Debt Service Payments and Reimbursement

Annex A-1      --  Certain Characteristics of the Mortgage Loans
Annex A-1 (YM) --  Yield Maintenance Formulas
Annex A-2      --  Certain Statistical Information Regarding the Mortgage Loans
Annex B        --  Certain Characteristics Regarding Multifamily Properties
Annex C        --  Description of the Ten Largest Mortgage Loans
Annex D        --  Form of Certificate Administrator Report
Annex E        --  Class A-SB Planned Principal Balance Schedule
Annex F        --  Global Clearance, Settlement And Tax Documentation Procedures

                                       S-4

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                      AND THE ACCOMPANYING BASE PROSPECTUS

      Information about the offered certificates is contained in two separate documents--

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

      The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we," "us," "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-5

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2007-C1 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2007-C1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

                                             APPROX.         APPROX. %                       APPROX.
                            APPROX. %     INITIAL TOTAL     OF INITIAL       PASS-           INITIAL
                EXPECTED      TOTAL     PRINCIPAL BALANCE    MORTGAGE       THROUGH           PASS-         WEIGHTED
                 RATINGS     CREDIT        OR NOTIONAL         POOL          RATE            THROUGH         AVERAGE      PRINCIPAL
    CLASS       FITCH/S&P    SUPPORT         AMOUNT           BALANCE     DESCRIPTION         RATE        LIFE (YEARS)     WINDOW
 -----------    ---------   ---------   -----------------   ----------    ------------   ---------------  ------------   -----------

Offered Certificates
A-1              AAA/AAA     30.000%     $   57,041,000        1.408%         Fixed          4.533%           2.92       09/07-05/12
A-2              AAA/AAA     30.000%     $  298,918,000        7.380%     WAC - 0.104%       5.918%           4.82       05/12-07/12
A-3              AAA/AAA     30.000%     $  322,217,000        7.956%          WAC           6.022%           7.01       06/14-11/16
A-SB             AAA/AAA     30.000%     $   90,343,000        2.231%          WAC           6.022%           7.44       07/12-04/17
A-4              AAA/AAA     30.000%     $  442,207,000       10.918%          WAC           6.022%           9.78       04/17-06/17
A-1A             AAA/AAA     30.000%     $1,294,430,000       31.959%          WAC           6.022%           8.82       09/07-06/17
AM               AAA/AAA     20.000%     $  405,023,000       10.000%          WAC           6.022%           9.87       06/17-07/17
AJ               AAA/AAA     11.750%     $  134,143,000        3.312%          WAC           6.022%           9.91       07/17-07/17
B                 AA/AA       9.625%     $   86,068,000        2.125%          WAC           6.022%           9.91       07/17-07/17
C                AA-/AA-      8.625%     $   40,502,000        1.000%          WAC           6.022%           9.91       07/17-07/17
D                  A/A        7.500%     $   45,565,000        1.125%          WAC           6.022%           9.91       07/17-07/17

Certificates Not Offered

A-2FL            AAA/AAA     30.000%     $  200,000,000        4.938%      Floating(1)   LIBOR+ 0.31%(1)      4.82       05/12-07/12
A-3FL            AAA/AAA     30.000%     $  130,000,000        3.210%      Floating(1)   LIBOR+ 0.47%(1)      7.01       06/14-11/16
AJ-FL            AAA/AAA     11.750%     $  200,000,000        4.938%      Floating(1)   LIBOR+ 0.66%(1)      9.91       07/17-07/17
E                 A-/A-       6.375%     $   45,565,000        1.125%          WAC           6.022%           9.97       07/17-08/17
F               BBB+/BBB+     5.125%     $   50,628,000        1.250%          WAC           6.022%           9.99       08/17-08/17
G                BBB/BBB      4.125%     $   40,502,000        1.000%          WAC           6.022%           9.99       08/17-08/17
H               BBB-/BBB-     3.125%     $   40,502,000        1.000%          WAC           6.022%           9.99       08/17-08/17
J                BB+/BB+      2.750%     $   15,189,000        0.375%          WAC           6.022%          10.18       08/17-07/18
K                 BB/BB       2.375%     $   15,188,000        0.375%          WAC           6.022%          10.91       07/18-07/18
L                BB-/BB-      2.125%     $   10,125,000        0.250%        WAC Cap         5.265%          10.91       07/18-07/18
M                 B+/B+       1.875%     $   10,126,000        0.250%        WAC Cap         5.265%          10.91       07/18-07/18
N                  B/B        1.625%     $   10,126,000        0.250%        WAC Cap         5.265%          10.91       07/18-07/18
P                 B-/B-       1.500%     $    5,062,000        0.125%        WAC Cap         5.265%          10.91       07/18-07/18
Q                 NR/NR       0.000%     $   60,754,260        1.500%        WAC Cap         5.265%          11.34       07/18-07/19
X                AAA/AAA       N/A       $4,050,224,260         N/A         Variable         0.081%            N/A           N/A

____________________

(1)   Under certain circumstances, the pass-through rate applicable to the class
      A-2FL and AJ-FL certificates may, in each such case, convert to a rate equal to the lesser of (a) a fixed rate and (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, which rates will, in each case, be the pass-through rate of the corresponding REMIC regular interest. Under certain circumstances, the pass-through rate applicable to the class A-3FL certificates may convert to a fixed rate, which will be the pass-through rate of the corresponding
      REMIC regular interest.

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-1A, AM, AJ,
            AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal

                                       S-6

            balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

      o     The class X certificates do not have principal balances. The total notional amount of the class X certificates will equal the total principal balance of the principal balance certificates.

      o     For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-1A, AM, AJ, AJ-FL, B, C,
            D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

      o     The ratings shown in the table are those expected of Fitch, Inc. and
            Standard & Poor's Ratings Services, a division of The McGraw-Hill
            Companies, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in June 2050. See
            "Ratings" in this prospectus supplement.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-2FL, A-3, A-3FL,
            A-SB, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively. However, no class of certificates will provide any credit support to any of the
            A-2FL, A-3FL or AJ-FL classes for a failure by the swap counterparty to make any payment under the related swap agreement.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table. See "Description of the Offered
            Certificates--Calculation of Pass-Through Rates" in this prospectus supplement.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

            See "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this prospectus supplement.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time. See "Description of the Offered
            Certificates--Calculation of Pass-Through Rates" in this prospectus supplement.

                                       S-7

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%. See
            "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this prospectus supplement.

      o     The Merrill Lynch Mortgage Trust (MLMT) 2007-C1 securitization transaction will include swap agreements that relate to each of the class A-2FL, A-3FL and AJ-FL certificates. Each of these classes of certificates will represent, among other things, undivided interests in (a) a regular interest in a real estate mortgage investment conduit that has the same alphabetic or alphanumeric class designation as the subject class and (b) the rights and obligations under the related swap agreement. For so long as it is in effect, each swap agreement will provide, among other things, that amounts payable by the issuing entity as interest with respect to the class
            A-2FL REMIC regular interest, the class A-3FL REMIC regular interest or the class AJ-FL REMIC regular interest, as applicable, will be exchanged for floating amounts payable as interest by the swap provider under the subject swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. In accordance with each swap agreement, amounts payable as interest by the swap provider will be calculated at a LIBOR-based rate on a notional amount equal to the total principal balance of the subject class of certificates outstanding from time to time.

      o     The total principal balance of each of the class A-2FL certificates, the class A-3FL certificates and the class AJ-FL certificates will at all times equal the total principal balance of the corresponding
            REMIC regular interest.

      o     No class of offered certificates will have any beneficial interest in any swap agreement.

      o     The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the offered certificates.

      o     The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total notional amount of the class X certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

            2.    the pass-through rate from time to time on the class of
                  principal balance of certificates whose total principal
                  balance makes up the subject component (or, in the case of each of the A-2FL, A-3FL and/or AJ-FL classes, the
                  pass-through rate from time to time on the related REMIC
                  regular interest).

            See "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this prospectus supplement.

      o     The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

                                       S-8

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    no mortgage loan is otherwise prepaid prior to maturity,

            3.    no defaults or losses occur with respect to the mortgage
                  loans, and

            4.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
            this prospectus supplement.

      o     The certificates will also include one or more classes of REMIC residual certificates and the class Z certificates, which are not presented in the table. The REMIC residual certificates and the class Z certificates do not have principal balances or notional amounts and do not accrue interest. The REMIC residual certificates and the class Z certificates are not offered by this prospectus supplement.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date, and

            4.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trust
                  administration fee accrue,

            as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

                                       S-9

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of August 1, 2007. Except as described under "--Relevant Parties--600 West Chicago Mortgagee, Master Servicer
and Special Servicer" below, the pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a custodian, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See
"Available Information" in the accompanying base prospectus.

                                      S-10

                                RELEVANT PARTIES

ISSUING ENTITY

      Merrill Lynch Mortgage Trust 2007-C1, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing Entity"
in this prospectus supplement and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
2007-C1 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the sponsors, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and
Merrill Lynch Capital Services, Inc., the swap counterparty. See "Transaction
Participants--The Depositor" in this prospectus supplement and "The Depositor"
in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS

      Merrill Lynch Mortgage Lending, Inc., General Electric Capital
Corporation, LaSalle Bank National Association and Wells Fargo Bank, National
Association will be the sponsors with respect to the series 2007-C1 securitization transaction. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, which is one of the underwriters. LaSalle Bank National
Association will also act as the custodian for the promissory notes for the mortgage loans and various other important loan documents with respect to the mortgage loans. Wells Fargo Bank, National Association will also act as a master servicer and as certificate administrator.

      We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this prospectus supplement.

      The following table shows the number and aggregate cut-off date principal balance of the mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance.

                                                                  AGGREGATE      % OF INITIAL   % OF INITIAL   % OF INITIAL
                                               NUMBER OF        CUT-OFF DATE       MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
          MORTGAGE LOAN SELLER               MORTGAGE LOANS   PRINCIPAL BALANCE  POOL BALANCE     BALANCE        BALANCE
-----------------------------------------    --------------   -----------------  ------------   ------------   ------------

1. Merrill Lynch Mortgage Lending, Inc.            53          $ 1,768,411,742        43.7%         35.0%          62.0%
2. General Electric Capital Corporation            64              886,893,130        21.9          17.7           30.7
3. LaSalle Bank National Association               89              739,356,375        18.3          24.0            6.0
4. Wells Fargo Bank, National Association          59              655,563,014        16.2          23.2            1.2
                                                  ---          ---------------       -----         -----          -----
          TOTAL                                   265          $ 4,050,224,261       100.0%        100.0%         100.0%
                                                  ===          ===============       =====         =====          =====

      See "Transaction Participants--The Sponsors" in this prospectus supplement and "The Sponsor" in the accompanying base prospectus.

                                      S-11

TRUSTEE

      U.S. Bank National Association, a national banking association with corporate trust offices located in Boston, Massachusetts (among other locations), will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be primarily responsible for back-up advancing. See "Transaction Participants--The Trustee" in this prospectus supplement.

CERTIFICATE ADMINISTRATOR

      Upon initial issuance of the certificates, Wells Fargo Bank, National
Association, a national banking association, whose principal offices are located in Columbia, Maryland and whose office for certificate transfer services is located in Minneapolis, Minnesota will act as certificate administrator. Wells
Fargo Bank, National Association is a sponsor and will also act as a master servicer. The certificate administrator will be responsible for: (a)
distributing payments to certificateholders; and (b) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the certificate administrator will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See
"Transaction Participants--The Certificate Administrator" in this prospectus supplement.

CUSTODIAN

      Upon initial issuance of the certificates, LaSalle Bank National
Association, a national banking association, whose principal offices are located in Chicago, Illinois will act as custodian. LaSalle Bank National Association is also a sponsor. The custodian will be responsible for maintaining possession of the promissory notes for the mortgage loans and various other important loan documents. See "Transaction Participants--The Custodian" in this prospectus supplement.

MASTER SERVICERS

      Upon initial issuance of the certificates, KeyCorp Real Estate Capital
Markets, Inc., an Ohio corporation, and Wells Fargo Bank, National Association, a national banking association, will act as the master servicers with respect to the mortgage loans. KeyCorp Real Estate Capital Markets, Inc. will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch
Mortgage Lending, Inc. and LaSalle Bank National Association (except the 600
West Chicago trust mortgage loan) and transfer to the issuing entity. In addition, KeyCorp Real Estate Capital Markets, Inc. will have certain master servicing obligations with respect to the 600 West Chicago trust mortgage loan, which as described under "--600 West Chicago Trust Mortgage Loan Mortgagee,
Master Servicer and Special Servicer" below, will be serviced under a separate servicing agreement. Wells Fargo Bank, National Association will act as master servicer with respect to the mortgage loans that we acquire from it (Wells Fargo
Bank, National Association) and General Electric Capital Corporation and
transfer to the issuing entity. Wells Fargo Bank, National Association will also be a sponsor and one of the mortgage loan sellers, and will act as the certificate administrator. Wells Fargo Bank, National Association is also acting as trustee in connection with the CGCMT 2007-C6 commercial mortgage securitization. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction
Participants--The Master Servicers" and "--The Special Servicers" in this prospectus supplement.

                                      S-12

SPECIAL SERVICER

      Upon initial issuance of the certificates, Centerline Servicing Inc., a
Delaware corporation, will act as special servicer to all the mortgage loans other than the 600 West Chicago trust mortgage loan, and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction Participants--The Master Servicers" and "--The Special
Servicers" in this prospectus supplement. Centerline Servicing Inc. is an affiliate of Centerline REIT Inc., the initial controlling class representative.

600 WEST CHICAGO TRUST MORTGAGE LOAN MORTGAGEE, MASTER SERVICER AND SPECIAL
SERVICER

      The mortgage loan (loan number 14) identified on Annex A-1 to this prospectus supplement as 600 West Chicago, which we sometimes refer to in this prospectus supplement as the 600 West Chicago trust mortgage loan, and which represents approximately 1.6% of the initial mortgage pool balance and 2.3% of the initial loan group 1 balance, is one of four (4) loans made to the same borrower that are secured by the same mortgaged real property, which we refer to as a loan combination. Those other loans, which we refer to in this prospectus supplement as pari passu non-trust loans, will not be included in the assets of the issuing entity and are pari passu in right of payment and in other respects to the 600 West Chicago trust mortgage loan.

      One of the 600 West Chicago pari passu non-trust loans is expected to be deposited in the trust fund for a commercial mortgage securitization involving the issuance of a separate series of commercial mortgage-backed securities captioned Citigroup Commercial Mortgage Trust (CGCMT), Commercial Mortgage
Pass-Through Certificates, Series 2007-C6. Accordingly, and notwithstanding the discussion under "--Relevant Parties--Master Servicers" and "--Relevant
Parties--Special Servicer" above, the 600 West Chicago trust mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement for the CGCMT Series 2007-C6 transaction. The CGCMT Series 2007-C6 pooling and servicing agreement is expected to provide for servicing arrangements that will be similar in certain respects to, but will not be identical to, those under the pooling and servicing agreement for our MLMT series 2007-C1 securitization. In that regard--

      o     Wells Fargo Bank, National Association, in its capacity as the trustee under the CGCMT Series 2007-C6 pooling and servicing agreement, will be the mortgagee of record for the loans comprising the 600 West Chicago loan combination;

      o     Wachovia Bank, National Association, in its capacity as the applicable master servicer under the CGCMT Series 2007-C6 pooling and servicing agreement, will act as the master servicer for the 600
            West Chicago loan combination; and

      o     CWCapital Asset Management LLC, in its capacity as the special servicer under the CGCMT Series 2007-C6 pooling and servicing agreement, will act as the special servicer of the 600 West Chicago loan combination.

      Notwithstanding the foregoing, references in this prospectus supplement to the "trustee," the "master servicer" or the "special servicer" mean, unless indicated otherwise, the parties acting in those capacities under the pooling and servicing agreement for our MLMT series 2007-C1 certificates.

                                      S-13

PRIMARY SERVICERS

      Capmark Finance Inc., a California corporation, is expected to act as a sub-servicer on behalf of KeyCorp Real Estate Capital Markets, Inc. and, in such capacity, will initially be a primary servicer with respect to mortgage loans representing 10% or more, but less than 20%, of the initial mortgage pool balance. We are not aware of any other sub-servicer that will primary service mortgage loans representing 10% or more of the initial mortgage pool balance or that is affiliated with one of the sponsors. See "Transaction
Participants--Primary Servicers" in this prospectus supplement.

SIGNIFICANT OBLIGORS

      The mortgage loans identified on Annex A-1 to this prospectus supplement as Empirian Multifamily Portfolio Pool 1 and Empirian Multifamily Portfolio Pool
3, collectively represent more than 10% of the initial mortgage pool balance.
The related borrowers, which are affiliated, will be considered significant obligors. See the portions of Annex C captioned "Ten Largest Mortgage
Loans--Empirian Multifamily Portfolio Pool 1" and "--Empirian Multifamily
Portfolio Pool 3".

NON-TRUST LOAN NOTEHOLDERS

      Nine (9) mortgage loans that we intend to transfer to the issuing entity
(i.e., the mortgage loans secured by the mortgaged real properties identified on
Annex A-1 to this prospectus supplement as DRA/Colonial Office Portfolio,
Och-Ziff Retail Portfolio, 1101 New York Avenue, 600 West Chicago, Encanto-SLB
Puerto Rico, Lexus of Fremont, Stone Ridge Apartments, Fairfield Inn Potomac
Mills and Toledo Hilton, respectively), representing 15.6% of the initial mortgage pool balance, are each part of a loan combination, as described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this prospectus supplement as a non-trust loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust loan in the subject loan combination, may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See "Description of the Mortgage Pool--The Loan
Combinations" and "Servicing of the Mortgage Loans--The Controlling Class
Representative and the Loan Combination Controlling Parties" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust loan noteholders and/or their representatives and designees.

CONTROLLING CLASS OF CERTIFICATEHOLDERS

      The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates will generally have the right, subject to the conditions described under "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Loan Combination Controlling Parties" and "--Replacement of the Special
Servicer" in this prospectus supplement, to:

      o     replace the special servicer under the pooling and servicing agreement for our MLMT series 2007-C1 certificates (but not the
            CGCMT Series 2007-C6 special servicer); and

      o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans.

                                      S-14

      Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

      Notwithstanding the foregoing:

      o     in the case of the Och-Ziff Retail Portfolio loan combination and, until certain change of control trigger events occur, the
            Encanto-SLB Puerto Rico loan combination, the related non-trust loan noteholder will have the right, directly or through a
            representative, to replace the special servicer, and direct and advise the special servicer on various servicing matters, in each case solely with respect to the subject loan combination; and

      o     in the case of each of the Lexus of Fremont, Stone Ridge Apartments,
            Fairfield Inn Potomac Mills and Toledo Hilton loan combinations, the related non-trust loan noteholder will have certain consent rights with respect to loan modifications of the subject loan combination.

      In addition, as indicated under "--Relevant Parties--600 West Chicago
Trust Mortgage Loan Mortgagee, Master Servicer and Special Servicer" above, one of the 600 West Chicago non-trust loans was securitized in the CGCMT Series
2007-C6 transaction. The controlling class representative of the CGCMT Series
2007-C6 securitization will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable CGCMT Series 2007-C6 master servicer and/or the CGCMT Series 2007-C6 special servicer with respect to various servicing matters or mortgage loan modifications affecting the 600 West Chicago loan combination. The controlling class of certificateholders for our MLMT series 2007-C1 certificates will not have any rights to direct the servicing and/or administration of the 600 West
Chicago loan combination, although that class of certificateholders will be entitled to consult with the controlling class representative of the CGCMT
Series 2007-C6 securitization.

      See "Description of the Mortgage Pool--The Loan Combinations" and
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties" and "--Servicing of the 600 West Chicago
Loan Combination" in this prospectus supplement.

SWAP COUNTERPARTY

      It is expected that Merrill Lynch Capital Services, Inc., one of our affiliates and an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the
mortgage loan sellers, and of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters, will be the counterparty under the swap agreements relating to the class A-2FL, A-3FL and AJ-FL certificates. The obligations of Merrill Lynch Capital Services, Inc. under the swap agreements will be guaranteed by Merrill Lynch & Co., Inc., another of our affiliates.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE

      References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in August 2007 or, with respect to any mortgage loan that has its first due date after August 2007, the later of August 1, 2007 or its date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

                                      S-15

CLOSING DATE

      The date of initial issuance for the offered certificates will be on or about August 16, 2007.

DETERMINATION DATE

      With respect to any given month, the eighth day of that calendar month or, if such eighth day is not a business day, the next following business day.

DISTRIBUTION DATE

      Payments on the offered certificates are scheduled to occur monthly, commencing in September 2007. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE

      The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE

      The rated final distribution date for each class of the offered certificates with principal balances is the distribution date in June 2050.

ASSUMED FINAL DISTRIBUTION DATES

      Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full, assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment date.

                                         MONTH AND YEAR OF
                  CLASS           ASSUMED FINAL DISTRIBUTION DATE
              --------------   ------------------------------------
                   A-1                       May 2012
                   A-2                      July 2012
                   A-3                    November 2016
                   A-SB                     April 2017
                   A-4                      June 2017
                   A-1A                     June 2017
                    AM                      July 2017
                    AJ                      July 2017
                    B                       July 2017
                    C                       July 2017
                    D                       July 2017

      See the maturity assumptions described under "Yield and Maturity
Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

                                      S-16

COLLECTION PERIOD

      On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

      o     will relate to a particular distribution date;

      o     will be approximately one month long;

      o     will begin on the day after the determination date in the
            immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

      o     will end on the determination date in the month of the related distribution date.

      However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the collection period for each of those mortgage loans may not end on the determination date in the month of that distribution date.

      With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD

      The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of offered certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to the offered certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The issuing entity will issue multiple classes of the certificates with an approximate total principal balance at initial issuance equal to $4,050,224,260.
The classes offered by this prospectus supplement are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS

      We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of
Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations"
in this prospectus supplement and under "Description of the
Certificates--Book-Entry Registration" in the accompanying base prospectus.

                                      S-17

PAYMENTS

A. GENERAL

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, the class A-2FL certificates (through the class A-2FL REMIC regular interest) and the class A-3FL certificates (through the class A-3FL REMIC regular interest), the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 214 mortgage loans, with an initial loan group 1 balance of
$2,755,793,519 and representing approximately 68.0% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 51 mortgage loans, with an initial loan group 2 balance of $1,294,430,742 and representing approximately 32.0% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

      On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trust administration fees and other compensation, the certificate administrator will make payments of interest and, except in the case of the class X certificates, principal to the holders of the following classes of certificates (or, in the case of the reference to "A-2FL" below, with respect to the class A-2FL REMIC regular interest, and in the case of the reference to "A-3FL" below, with respect to the class A-3FL REMIC regular interest, and in the case of the reference to "AJ-FL" below, with respect to the class AJ-FL REMIC regular interest), in the following order:

        PAYMENT ORDER                            CLASS
      -----------------       -------------------------------------------
              1                 A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4,
                                              A-1A and X
              2                                   AM
              3                              AJ and AJ-FL
              4                                    B
              5                                    C
              6                                    D
              7                                    E
              8                                    F
              9                                    G
             10                                    H
             11                                    J
             12                                    K
             13                                    L
             14                                    M
             15                                    N
             16                                    P
             17                                    Q

      In general, payments of interest in respect of the class A-1, A-2, A-3,
A-SB and A-4 certificates, the class A-2FL REMIC regular interest and the class
A-3FL REMIC regular interest will be made pro rata, based on entitlement, out of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made out of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class X certificates will be made out of available funds attributable to both loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3,
A-SB, A-4, A-1A and/or X certificates, the class A-2FL REMIC regular interest and/or the class A-3FL REMIC

                                      S-18

regular interest, then the funds available for distribution will be allocated among all these classes and REMIC regular interests pro rata in accordance with their interest entitlements, without regard to loan groups.

      The allocation of principal payments among the class A-1, A-2, A-3, A-SB,
A-4 and A-1A certificates, the class A-2FL certificates (through the class A-2FL
REMIC regular interest) and the class A-3FL certificates (through the class
A-3FL REMIC regular interest) also takes into account loan groups and is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.

      The relative payment priority of each class of the class A-2FL, A-3FL and
AJ-FL certificates with respect to payment (or advances in lieu thereof) or collections on the mortgage loans is based solely on the priority of payments of interest and principal with respect to the corresponding REMIC regular interest out of collections and advances on the mortgage loans. No class of certificates will provide any credit support to the class A-2FL, A-3FL or AJ-FL certificates for a failure by the related swap counterparty to make any payment under the related swap agreement.

      Payments of interest made on or with respect to each of the class A-2FL
REMIC regular interest, the class A-3FL REMIC regular interest and the class
AJ-FL REMIC regular interest will be applied to make payments to the swap counterparty and/or the holders of the corresponding class of floating rate certificates (i.e. the class A-2FL, A-3FL and AJ-FL certificates, as applicable). Payments of principal made on or with respect to each of the class
A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest will be applied to make payments to the holders of the corresponding class of floating rate certificates.

      No payments or other collections on the non-trust loans described under
"--The Mortgage Loans and the Mortgaged Real Properties--Loan Combinations"
below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the Mortgage Pool--Loan
Combinations" in this prospectus supplement.

B. PAYMENTS OF INTEREST

      Each class of certificates (other than the class Z certificates and the
REMIC residual certificates), the class A-2FL REMIC regular interest, the class
A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest will bear interest. With respect to each such interest-bearing class of certificates and REMIC regular interest that interests will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for the particular class of certificates or REMIC regular interest, as the case may be, for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of the particular class of certificates or REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL, A-3FL and AJ-FL classes, for so long as the related swap agreement is in effect and there is no continuing event of default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

      A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered

                                      S-19

Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated (in the case of the class A-2FL, A-3FL and
AJ-FL certificates, through the corresponding REMIC regular interests) to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X certificates).

      On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period;
plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid;
less (c) your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

      See "Description of the Offered Certificates--Payments--Payments of
Interest," "--Payments--Priority of Payments" and "--Calculation of Pass-Through
Rates" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL

      The class X and Z certificates and the REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under
"--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The certificate administrator will be required to make payments of principal in a specified sequential order (in the case of the A-2FL, A-3FL and AJ-FL certificates, through the corresponding REMIC regular interest) to ensure that--

      o     no payments of principal will be made to the holders of the class E,
            F, G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

      o     no payments of principal will be made to the holders of the class
            AM, AJ, AJ-FL, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of principal balance certificates, is reduced to zero; and

      o     except as described under "--Amortization, Liquidation and Payment
            Triggers" below, payments of principal will be made--

            (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 and class A-2FL certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 and A-3FL
                  certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, fourth, the holders of the class A-SB certificates,
                  until the total principal balance of such certificates is
                  reduced to zero, and fifth, the holders of the class A-4
                  certificates, until the total principal balance of such
                  certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, provided that, on each distribution date the total principal balance of the class A-SB certificates must, subject to available funds, be paid down, if necessary, to the scheduled principal balance for that class for that
                  distribution date that is set forth on Annex E to this
                  prospectus supplement before any payments of principal are made with respect to the class A-1, A-2, A-2FL, A-3 and/or
                  A-3FL certificates, and

                                      S-20

            (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-2FL, A-3,
                  A-3FL, A-SB and A-4 certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1.

      In the case of each class of floating rate certificates (i.e. the class
A-2FL, A-3FL and AJ-FL certificates, respectively), any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which corresponding payments of principal will be made to the holders of such class of certificates. The total principal balance of each of the class
A-2FL, A-3FL and AJ-FL certificates will equal the total principal balance of the corresponding REMIC regular interest.

      The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

      o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

      o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

      However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates (in the case of a class of floating rate certificates, through the corresponding REMIC regular interest) on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

      Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates (in the case of a class of floating rate certificates, through the corresponding REMIC regular interest) on the related distribution date.

      Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB, A-4 or A-1A certificates, the class A-2FL certificates (through the class A-2FL REMIC regular interest) or the class A-3FL certificates (through the class A-3FL REMIC regular interest) may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

                                      S-21

      If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

      The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. AMORTIZATION, LIQUIDATION AND PAYMENT TRIGGERS

      As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates could be reduced to zero at a time when the class A-1, A-2, A-2FL,
A-3, A-3FL, A-SB, A-4 and A-1A certificates, or any two or more of those classes
(with the class A-2 and A-2FL certificates and the class A-3 and A-3FL certificates, in the case of each such pair, being considered a single class), remain outstanding. See "--Description of the Offered Certificates--Allocation
of Losses on the Mortgage Loans and Other Unanticipated Expenses" below. Under those circumstances, and in any event on the final distribution date, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-1A certificates (in the case of each of the A-2FL and A-3FL classes, through the corresponding REMIC regular interest), pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

E. PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

      If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the certificate administrator will pay that amount in the proportions described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement, to--

      o     the holders of any of the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB,
            A-4, A-1A, AM, AJ, AJ-FL, B, C, D, E, F, G and/or H certificates that are then entitled to receive (in the case of the holders of the class A-2FL, A-3FL and/or AJ-FL certificates, through the
            corresponding REMIC regular interest) payments of principal with respect to the loan group that includes the prepaid mortgage loan;
            and/or

      o     the holders of the class X certificates,

provided that payments of prepayment premiums and yield maintenance charges to holders of certificates of each of the A-2FL, A-3FL and AJ-FL classes will be based on the portion of those items allocable to the corresponding REMIC regular interest; and provided, further, that, for so long as a swap agreement is in effect with respect to the class A-2FL, A-3FL or AJ-FL certificates, as the case may be, and there is no continuing event of default thereunder, all prepayment premiums and yield maintenance charges allocable to the corresponding REMIC regular interest will be payable to the related swap counterparty.

                                      S-22

      All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

F. FEES AND EXPENSES

      The amounts available for distribution on the certificates on any distribution date will generally be reduced by the fees and expenses described below.

      Master Servicers. The master servicers will earn a master servicing fee with respect to each and every mortgage loan (including, in the case of KeyCorp
Real Estate Capital Markets, Inc., the 600 West Chicago trust mortgage loan)
held by the issuing entity that it is responsible for servicing, including each specially serviced mortgage loan, if any, and each mortgage loan that it is responsible for servicing, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.020% to 0.145% per annum; and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

      Special Servicer. The special servicer will earn a special servicing fee with respect to each mortgage loan (other than the 600 West Chicago trust mortgage loan) that is being specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25%
per annum with respect to any specially serviced mortgage loan and each mortgage loan as to which the corresponding mortgaged real property has been acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default; and (c) to the extent not offset by amounts otherwise payable on a more junior non-trust loan in the case of a trust mortgage loan that is part of a senior/subordinated loan combination, be payable monthly from general collections on the mortgage pool.

      The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that it successfully works out. The workout fee will be payable (to the extent not offset by amounts otherwise payable on a more junior non-trust loan in the case of a trust mortgage loan that is part of a senior/subordinated loan combination) out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

      Subject to the exceptions described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation" and "--The Principal Recovery Fee" in this prospectus supplement, the special servicer will, in general, be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such

                                      S-23

specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable (to the extent not offset by amounts otherwise payable on a more junior non-trust loan in the case of a trust mortgage loan that is part of a senior/subordinated loan combination) from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Trustee, Certificate Administrator and Custodian. The trustee, certificate administrator and custodian will collectively earn a trust administration fee, which for any distribution date, will equal one month's interest at 0.0005% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

      Other Fees and Expenses. The master servicers, the special servicer, the trustee, the certificate administrator and the custodian will be entitled to certain other additional compensation and the reimbursement of expenses.

      CGCMT Series 2007-C6 Fees and Expenses. The applicable master servicer, the special servicer and the trustee under the CGCMT Series 2007-C6 pooling and servicing agreement are each entitled to receive payments of their fees and reimbursements of their expenses as provided in the CGCMT Series 2007-C6 pooling and servicing agreement. Certain fees and expenses payable to the applicable master servicer, the special servicer and the trustee under the CGCMT Series
2007-C6 pooling and servicing agreement will be payable first out of collections on the 600 West Chicago loan combination and then out of general collections on the other loans included in the CGCMT Series 2007-C6 securitization trust, out of general collections on the loans included in the asset pool for any other securitization trust into which a non-trust loan that is part of the 600 West
Chicago loan combination has been deposited and out of general collections on the mortgage loans included in the assets of the issuing entity for our MLMT series 2007-C1 certificates for each securitization trust's pro rata share of fees, costs and expenses related to the servicing of the 600 West Chicago loan combination.

      The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates.

      Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and
Expenses" in this prospectus supplement.

G. PAYMENTS OF ADDITIONAL INTEREST

      On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See "Description of the Offered Certificates--Payments--Payments of Additional Interest" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS AND OTHER UNANTICIPATED EXPENSES

      Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance

                                      S-24

of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates.
For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates (or, in the case of the reference to "A-2FL" below, the class A-2FL REMIC regular interest; in the case of the reference to "A-3FL" below, the class A-3FL REMIC regular interest; and, in the case of the reference to "AJ-FL" below, the class AJ-FL REMIC regular interest) will be successively reduced in the following order, until the deficit is eliminated:

           REDUCTION ORDER                          CLASS
         -------------------           -------------------------------
                  1                                   Q
                  2                                   P
                  3                                   N
                  4                                   M
                  5                                   L
                  6                                   K
                  7                                   J
                  8                                   H
                  9                                   G
                 10                                   F
                 11                                   E
                 12                                   D
                 13                                   C
                 14                                   B
                 15                             AJ and AJ-FL
                 16                                  AM
                 17                      A-1, A-2, A-2FL, A-3, A-3FL
                                             A-SB, A-4 and A-1A

      Any reduction to the total principal balances of the class A-1, A-2, A-3,
A-SB, A-4 and A-1A certificates, the class A-2FL REMIC regular interest and the class A-3FL REMIC regular interest will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

      Although losses on the mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-2FL,
A-3FL and/or AJ-FL certificates, such losses and shortfalls may be allocated to the corresponding REMIC regular interest, in reduction of the total principal balance thereof, and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-2FL, A-3FL or AJ-FL REMIC regular interest will result in a corresponding decrease in the total principal balance of the class A-2FL, A-3FL or AJ-FL certificates, as applicable, and any interest shortfalls suffered by any of the class A-2FL, A-3FL or AJ-FL REMIC regular interest (in any case for whatever reason) will reduce the amount of interest distributed on the class A-2FL, A-3FL or AJ-FL certificates, as applicable.

      See "Description of the Offered Certificates--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced by that master servicer (which, in the case of KeyCorp Real

                                      S-25

Estate Capital Markets, Inc., includes the 600 West Chicago trust mortgage loan)
with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under "Description of the
Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this prospectus supplement.

      Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination. The special servicer, however, will not have the right to determine as recoverable any advance that has been determined by the applicable master servicer to be nonrecoverable.

      In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan
(excluding the 600 West Chicago trust mortgage loan), the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

      o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

      o     an amount generally equal to:

            1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other
                  relevant information; plus

            2.    certain other amounts, such as escrow funds,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

      The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination, will take into account the related non-trust loan. The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of the Encanto-SLB Puerto Rico, Lexus of Fremont, Stone Ridge Apartments,
Fairfield Inn Potomac Mills and Toledo Hilton loan combinations will be allocated, first to the related junior non-trust loan (up to the amount of the outstanding principal balance of that non-trust loan), and then to the related mortgage loan held by the issuing entity. Any resulting appraisal reduction amount with respect to any of the DRA/Colonial Office Portfolio, Och-Ziff Retail
Portfolio and 1101 New York Avenue loan

                                      S-26

combinations will be allocated among the trust mortgage loan and the non-trust loan(s) in the subject loan combination on a pro rata basis by principal balance. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

      In the case of the 600 West Chicago trust mortgage loan, if adverse events or circumstances similar to those referred to above occur or exist with respect to the 600 West Chicago loan combination, the CGCMT Series 2007-C6 special servicer will be similarly required to obtain a new appraisal and determine, in a manner similar to the foregoing discussion, whether an appraisal reduction amount exists with respect to the 600 West Chicago loan combination, which would be treated as a single mortgage loan for those purposes, taking into account the
600 West Chicago pari passu non-trust loans. Any resulting appraisal reduction amount with respect to the 600 West Chicago loan combination will be allocated to the 600 West Chicago trust mortgage loan and the 600 West Chicago pari passu non-trust loans, on a pro rata basis by principal balance. The interest portion of any advance in respect of a delinquent debt service payment with respect to the 600 West Chicago trust mortgage loan will be reduced as a result of an appraisal reduction amount determined by the applicable CGCMT Series 2007-C6 master servicer as allocable to that mortgage loan.

      None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing of
the Mortgage Loans--Required Appraisals" in this prospectus supplement. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the certificate administrator will make available on its internet website, initially located at www.ctslink.com, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this prospectus supplement. The certificate administrator's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

      You may also review on the certificate administrator's website or, upon reasonable prior notice, at the certificate administrator's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

      See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION

      Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

      In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates, including the class X certificates (but excluding the class Z certificates and the REMIC residual certificates), are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z certificates and the REMIC

                                      S-27

residual certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

      See "Description of the Offered Certificates--Termination" in this prospectus supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL

      In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

      o     "Description of the Mortgage Pool;"

      o     "Risk Factors--Risks Related to the Mortgage Loans;"

      o     Annex A-1--Certain Characteristics of the Mortgage Loans;

      o     Annex A-1 (YM)--Yield Maintenance Formulas;

      o     Annex A-2--Certain Statistical Information Regarding the Mortgage
            Loans;

      o     Annex B--Certain Characteristics Regarding Multi-family Properties;
            and

      o     Annex C--Description of the Ten Largest Mortgage Loans.

      When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances;

      o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property of the mortgage loans that are part of loan combinations that contain pari passu non-trust loans, in which case, the related pari passu non-trust loans are taken into account), statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related non-trust loan(s), which is not held by the issuing entity;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

                                      S-28

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SUBSTITUTIONS, ACQUISITIONS AND REMOVALS OF MORTGAGE LOANS

      On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

      Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

      o     make, as of the date of initial issuance of the offered
            certificates, and subject to any applicable exceptions, the representations and warranties generally described under
            "Description of the Mortgage Pool--Representations and Warranties"
            in this prospectus supplement; and

      o     agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

      If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
"Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
Pool--Repurchases and Substitutions" in this prospectus supplement.

      If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement. The 600 West Chicago trust mortgage loan is also subject to a similar fair value purchase option on the part of the same parties.

      If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

      The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this prospectus supplement.

                                      S-29

PAYMENT AND OTHER TERMS

      All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement.
Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Partial Interest-Only Balloon Loans.

      Eighty-five (85) of the mortgage loans, representing approximately 35.9%
of the initial mortgage pool balance (67 mortgage loans in loan group 1, representing approximately 23.0% of the initial loan group 1 balance, and 18 mortgage loans in loan group 2, representing approximately 63.3% of the initial loan group 2 balance), require:

      o     the payment of interest only on each due date until the expiration of a designated period;

      o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

B. Interest-Only Balloon Loans.

      Seventy-two (72) of the mortgage loans, representing approximately 47.8%
of the initial mortgage pool balance (51 mortgage loans in loan group 1, representing approximately 54.3% of the initial loan group 1 balance, and 21 mortgage loans in loan group 2, representing approximately 34.1% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

C. Amortizing Balloon Loans.

      One hundred one (101) of the mortgage loans, representing approximately
12.3% of the initial mortgage pool balance (89 mortgage loans in loan group 1, representing approximately 16.8% of the initial loan group 1 balance, and (12 mortgage loans in loan group 2, representing approximately 2.6% of the initial loan group 2 balance), provide for:

      o     no interest-only period;

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      These 101 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" above or
"--Interest-Only Balloon Loans" above.

                                      S-30

D. ARD Loans.

      Seven (7) of the mortgage loans, representing approximately 4.0% of the initial mortgage pool balance and approximately 5.9% of the initial loan group 1 balance, which is commonly referred to as a hyper-amortization loan or ARD loan, provides for material changes to its terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for this ARD loan. There can be no assurance, however, that these incentives will result in this mortgage loan being paid in full on or before its anticipated repayment date. The changes to the loan terms, which will become effective as of the related anticipated repayment date, include:

      o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

      o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

LOAN COMBINATIONS

      Nine (9) mortgage loans are, in each case, part of a loan combination comprised of two or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The remaining mortgage loan(s) in a loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan(s) that will not be transferred to the issuing entity will be subordinate or pari passu (as indicated in the table below) in right of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.

      The following mortgage loans are each part of a loan combination:

                                                                                        CUT-OFF DATE
                                                                                     PRINCIPAL BALANCE       CUT-OFF DATE
       MORTGAGED REAL PROPERTY NAME                                  % OF INITIAL        OF RELATED        PRINCIPAL BALANCE
      (AS IDENTIFIED ON ANNEX A-1 TO               CUT-OFF DATE        MORTGAGE          PARI PASSU        OF RELATED B-NOTE
       THIS PROSPECTUS SUPPLEMENT)               PRINCIPAL BALANCE   POOL BALANCE    NON-TRUST LOAN(S)     NON-TRUST LOAN(S)
------------------------------------------       -----------------   ------------    -----------------     -----------------

DRA/Colonial Office Portfolio                     $  247,302,419         6.1%          $ 494,604,837               NAP
Och-Ziff Retail Portfolio                         $  140,000,000         3.5%          $ 144,000,000               NAP
1101 New York Avenue                              $  112,500,000         2.8%          $ 112,500,000               NAP
600 West Chicago                                  $   64,750,000         1.6%          $ 200,250,000               NAP
Encanto-SLB Puerto Rico                           $   18,265,767         0.5%              NAP                $  6,700,000
Lexus of Fremont                                  $   14,988,473         0.4%              NAP                $  3,000,000
Stone Ridge Apartments                            $   14,000,000         0.3%              NAP                $    930,000
Fairfield Inn Potomac Mills                       $    9,440,000         0.2%              NAP                $    590,000
Toledo Hilton                                     $    9,300,000         0.2%              NAP                $    600,000

      See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing" in this prospectus supplement.

                                      S-31

DELINQUENCY STATUS

      None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT PROVISIONS

      All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

      o     a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

      o     a defeasance period, during which voluntary prepayments are prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance;
            and/or

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

      The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                      MORTGAGE POOL        LOAN GROUP 1       LOAN GROUP 2
                                                                      --------------      --------------     --------------

Initial mortgage pool/loan group balance                              $4,050,224,261      $2,755,793,519     $1,294,430,742
Number of mortgage loans                                                         265                 214                 51
Number of mortgaged real properties                                              542                 320                222
Percentage of investment grade, shadow rated loans (1)                          0.5%                0.7%               0.0%
Average cut-off date principal balance                                   $15,283,865         $12,877,540        $25,380,995
Largest cut-off date principal balance                                  $384,750,000        $280,000,000       $384,750,000
Smallest cut-off date principal balance                                     $584,074            $584,074           $960,000
Weighted average mortgage interest rate                                      5.8524%             5.8811%            5.7913%
Highest mortgage interest rate                                               7.0000%             7.0000%            6.4850%
Lowest mortgage interest rate                                                5.3800%             5.3800%            5.3900%
Number of cross-collateralized loans                                               7                   7                  0
Cross-collateralized loan groups as a percentage of initial
   mortgage pool/loan group balance                                             4.1%                6.0%               0.0%
Number of multi-property mortgage loans                                           26                  19                  7
Multi-property mortgage loans as a percentage of initial mortgage
   pool/loan group balance                                                     40.4%               26.2%              70.7%
Weighted average underwritten debt service coverage ratio (2)(3)               1.32x               1.36x              1.22x
Highest underwritten debt service coverage ratio (2)                           2.38x               2.38x              1.99x
Lowest underwritten debt service coverage ratio(2)                             1.06x               1.06x              1.08x
Weighted average cut-off date loan-to-value ratio(2)(3)                        73.9%               72.6%              76.9%
Highest cut-off date loan-to-value ratio(2)                                    80.3%               80.3%              80.0%
Lowest cut-off date loan-to-value ratio(2)                                     27.8%               27.8%              50.5%
Weighted average original term to maturity or anticipated
   repayment date (months)                                                       106                 104                110

                                      S-32

                                                                      MORTGAGE POOL        LOAN GROUP 1       LOAN GROUP 2
                                                                      --------------      --------------     --------------

Longest original term to maturity or anticipated repayment
   date (months)                                                                 144                 144                144
Shortest original term to maturity or anticipated
   repayment date (months)                                                        60                  60                 60
Weighted average remaining term to maturity or anticipated
   repayment date (months)                                                       104                 102                108
Longest remaining term to maturity or anticipated
   repayment date (months)                                                       143                 143                120
Shortest remaining term to maturity or anticipated
   repayment date (months)                                                        51                  51                 57

__________________

(1)   It has been confirmed to us by each of Fitch and S&P, in accordance with their respective methodologies, that loan number 49 has credit characteristics consistent with investment grade-rated obligations.

(2)   In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans referred to above.

(3)   In the case of any mortgage loan that is part of a loan combination that includes one or more pari passu non-trust loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the subject trust mortgage loan and the related pari passu non-trust loan(s)
      and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the subject mortgage loan and the related pari passu non-trust loan(s). In the case of any mortgage loan that is part of a loan combination that includes one or more B-note non-trust loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined without taking into account the related B-note non-trust loan(s).

PROPERTY TYPE

      The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                                                           % OF
                                        NUMBER OF          TOTAL         INITIAL
                                        MORTGAGED      CUT-OFF DATE      MORTGAGE     % OF INITIAL     % OF INITIAL
                                           REAL          PRINCIPAL         POOL       LOAN GROUP 1     LOAN GROUP 2
             PROPERTY TYPES             PROPERTIES      BALANCE(1)      BALANCE(1)     BALANCE(1)       BALANCE(1)
-----------------------------------     ----------    ---------------   ----------    ------------     ------------

Multifamily                                243         $1,404,079,261      34.7%           4.0%           100.0%
   Multifamily                             226          1,247,086,726      30.8            2.8             90.4
   Manufactured Housing Communities         17            156,992,535       3.9            1.2              9.6
Retail                                     139          1,203,153,979      29.7           43.7              0.0
   Retail-Anchored                          35            836,080,085      20.6           30.3              0.0
   Retail-Unanchored                        31            136,199,501       3.4            4.9              0.0
   Retail-Shadow Anchored(2)                14             73,862,879       1.8            2.7              0.0
   Retail-Single Tenant                     59            157,011,514       3.9            5.7              0.0
Office(3)                                   63            795,674,185      19.6           28.9              0.0
Hospitality                                 25            286,668,878       7.1           10.4              0.0
Self Storage                                45            171,553,101       4.2            6.2              0.0
Mixed Use                                    8            105,916,506       2.6            3.8              0.0
Industrial                                  19             83,178,351       2.1            3.0              0.0
                                           ---        ---------------     -----          -----            -----
         TOTAL                             542         $4,050,224,261     100.0%         100.0%           100.0%
                                           ===        ===============     =====          =====            =====

__________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net

                                      S-33

      operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
      an allocated loan balance specified in the related loan documents.

(2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Seven (7) mortgaged real properties, representing 1.2% of the initial mortgage pool balance, are medical or dental offices, some of which include a surgical tenant.

PROPERTY LOCATION

      The mortgaged real properties are located in 44 states, the District of
Columbia and Puerto Rico. The following table sets forth the indicated
information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                              NUMBER OF              TOTAL           % OF INITIAL       % OF INITIAL     % OF INITIAL
                              MORTGAGED           CUT-OFF DATE         MORTGAGE         LOAN GROUP 1     LOAN GROUP 2
         STATE             REAL PROPERTIES    PRINCIPAL BALANCE(1)  POOL BALANCE(1)      BALANCE(1)       BALANCE(1)
------------------------   ---------------    --------------------  ---------------     ------------     ------------

Georgia                           42           $     643,243,891          15.9%             15.7%            16.2%
Florida                           81                 592,160,973          14.6              11.9             20.3
California                        51                 409,998,991          10.1              13.1              3.9
   Southern(2)                    37                 324,145,531           8.0               9.9              3.9
   Northern(2)                    14                  85,853,460           2.1               3.1              0.0
Texas                             48                 266,293,781           6.6               6.8              6.0
Ohio                              48                 239,350,831           5.9               1.2             15.9
Other                            272               1,899,175,795          46.9              51.2             37.7
                                 ---           -----------------         -----             -----            -----
         TOTAL                   542           $   4,050,224,261         100.0%            100.0%           100.0%
                                 ===           =================         =====             =====            =====

__________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS

      The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

       ENCUMBERED
    INTEREST IN THE           NUMBER OF              TOTAL           % OF INITIAL       % OF INITIAL     % OF INITIAL
     MORTGAGED REAL           MORTGAGED           CUT-OFF DATE         MORTGAGE         LOAN GROUP 1     LOAN GROUP 2
        PROPERTY           REAL PROPERTIES    PRINCIPAL BALANCE(1)  POOL BALANCE(1)      BALANCE(1)       BALANCE(1)
------------------------   ---------------    --------------------  ---------------     ------------     ------------

Fee(2)                           523             $3,762,215,515           92.9%             90.2%            98.7%
Fee/Leasehold                     10                221,285,847            5.5               7.4              1.3
Leasehold                          9                 66,722,899            1.6               2.4              0.0
                                 ---             --------------          -----             -----            -----
         TOTAL                   542             $4,050,224,261          100.0%            100.0%           100.0%
                                 ===             ==============          =====             =====            =====

__________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan,

                                      S-34

      (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

      The certificate administrator or its agent will make elections to treat designated portions of the assets of the issuing entity as one or more separate real estate mortgage investment conduits or REMICs under sections 860A through
860G of the Internal Revenue Code of 1986, as amended.

      Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

      The portion of the assets held by the issuing entity that is represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the REMICs referred to above.

      The offered certificates will be treated as regular interests in a REMIC.
This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

      The class A-2 and A-3 certificates will be issued at a premium; the class
A-SB, A-4, A-1A, AM and AJ certificates will be issued with a de minimis amount of original issue discount; and the remaining classes of offered certificates will be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
U.S. federal income tax purposes, will be that, subsequent to any date of determination--

      o     the mortgage loan with an anticipated repayment date will be paid in full on that date,

      o     no mortgage loan will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying base prospectus.

                                      S-35

ERISA CONSIDERATIONS

      We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

      o     Title I of the Employee Retirement Income Security Act of 1974, as
            amended, or

      o     section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated by the
U.S. Department of Labor.

      If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying base prospectus.

LEGAL INVESTMENT

      The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS

      The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

      The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                      S-36

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

      The risks and uncertainties described below and under "Risk Factors" in the accompanying base prospectus are not the only ones relating to your offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus supplement and in the accompanying base prospectus.

      If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

      If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates, to the class X certificates and, to the extent of payments on the corresponding REMIC regular interests, to the class A-2FL and A-3FL certificates. In addition, the class B, C and D certificates will provide credit support to the class AJ-FL certificates, to the extent of payments on the class
AJ-FL REMIC regular interest. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those

                                      S-37

Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit
Support for Your Offered Certificates May Be Insufficient to Protect You Against
All Potential Losses" and "--Payments on the Offered Certificates Will Be Made
Solely from the Limited Assets of the Related Trust, and Those Assets May Be
Insufficient to Make All Required Payments on Those Certificates" in the
accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

                                      S-38

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-3FL,
A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group
2.

      See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage

                                      S-39

Pool--Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions;
Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's (or, in the case of the 600 West Chicago trust mortgage loan, the applicable
            CGCMT series 2007-C6 master servicer's or the CGCMT series 2007-C6 special servicer's) ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee (or, with respect to the 600 West Chicago trust mortgage loan, the applicable CGCMT series 2007-C6 master servicer, the CGCMT series 2007-C6 special servicer or the CGCMT series 2007-C6 trustee) will be required to advance any yield maintenance charges.

                                      S-40

YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT AGAINST
PREPAYMENT RISK

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

                                      S-41

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE AND THE
RIGHT OF PARTIES ACTING IN SIMILAR CAPACITIES IN RESPECT OF THE CGCMT SERIES
2007-C6 SECURITIZATION TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES,
PRINCIPAL RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE
DISTRIBUTIONS

      To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. Furthermore, the applicable CGCMT series 2007-C6 master servicer, special servicer and trustee will have similar rights under the CGCMT series
2007-C6 pooling and servicing agreement with respect to the 600 West Chicago trust mortgage loan. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests. Similarly, you will generally not have the right to vote or make decisions with respect to the servicing of the 600
West Chicago trust mortgage loan and your interests may be negatively affected by decisions made by the applicable parties pursuant to the CGCMT series 2007-C6 pooling and servicing agreement and the co-lender agreement for the 600 West
Chicago loan combination.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER, THE CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN
NOTEHOLDERS

      A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer, the applicable CGCMT series 2007-C6 master servicer and the CGCMT series 2007-C6 special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required not to make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

                                      S-42

      In addition, in connection with the servicing of the specially serviced mortgage loans (other than the 600 West Chicago trust mortgage loan), the special servicer may, at the direction or based on the objection of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction or based on the objection of the holder of a non-trust loan or its designee, take actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. In addition, in connection with the servicing of the 600 West
Chicago loan combination if it has become a specially serviced mortgage loan pursuant to the CGCMT series 2007-C6 pooling and servicing Agreement, the CGCMT series 2007-C6 special servicer may, at the direction of the controlling class representative of the CGCMT series 2007-C6 securitization, take actions (in certain cases after consulting with the controlling class representative of our
MLMT series 2007-C1 securitization) with respect to the 600 West Chicago loan combination that could adversely affect the holders of some or all of the classes of offered certificates. See "Description of the Mortgage Pool--The Loan
Combinations--the 600 West Chicago Loan Combination" and "Servicing of the
Mortgage Loans--The Controlling Class Representative and the Loan Combination
Controlling Parties" in this prospectus supplement.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders, the controlling class of certificateholders under the CGCMT series 2007-C6 pooling and servicing agreement and the holders of the non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative, the controlling class of certificateholders under the CGCMT series 2007-C6 pooling and servicing agreement or the holder of a non-trust loan may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, neither the special servicer for our MLMT series 2007-C1 securitization nor the CGCMT series 2007-C6 special servicer is permitted to take actions which are prohibited by law or violate the applicable servicing standard or the terms of the applicable mortgage loan documents.

                       RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Two hundred twenty-six (226) of the mortgaged real properties, which represent security for approximately 30.8% of the initial mortgage pool balance
(16 mortgaged real properties, representing security for approximately 2.8% of the initial loan group 1 balance and 210 mortgaged real properties, representing security for approximately 90.4% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      Eighteen (18) of the mortgaged real properties, which represent security for approximately 3.8% of the initial mortgage pool balance and approximately
2.1% of the initial loan group 1 balance, and approximately 7.2% of the initial loan group 2 balance, are secured by student housing facilities or multifamily properties predominantly occupied by students. Mortgage loans secured by liens on student housing facilities are exposed to additional risks not shared by multifamily facilities generally.

                                      S-43

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      One hundred thirty-nine (139) of the mortgaged real properties, which represent security for approximately 29.7% of the initial mortgage pool balance and approximately 43.7% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      Thirty (30) of the mortgaged real properties, which represent security for approximately 0.7% of the initial mortgage pool balance and approximately 1.0%
of the initial loan group 1 balance, are secured by mortgaged real properties with restaurant tenants where such restaurants are affiliated with a single restaurant franchise company. Mortgaged real properties occupied by restaurant franchises may be affiliates with a franchise company through a franchise agreement or a management agreement. The performance of the mortgaged real property may depend in part on the continued existence and financial strength of the franchisor management company and the public perception of the franchise or service mark, as well as the duration of the franchise licensing agreement.

      Any provision in a franchise agreement providing for the termination because of the bankruptcy of a franchisor generally will not be enforceable.
Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent, or, in certain instances, to transfer the properties to competing franchisors.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Sixty-three (63) of the mortgaged real properties, which represent security for approximately 19.6% of the initial mortgage pool balance and approximately 28.9% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

      Seven (7) mortgaged real properties (loan numbers 55, 76, 107, 119, 194,
215 and 245), which represent approximately 1.2% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance, are medical or dental offices, some of which include a surgical center tenant. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various
Types of Income-Producing Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates and Each Type of Income-Producing Property May
Present Special Risks as Collateral for a Loan--Health Care Related Properties."

                                      S-44

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty-five (25) of the mortgaged real properties, which represent security for approximately 7.1% of the initial mortgage pool balance and approximately 10.4% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties. Some of the mortgaged real properties secured by hospitality properties may not be franchises of a national or regional hotel chain. In addition, for certain of the mortgage loans secured by hospitality properties that are franchises of national or regional hotel chains, the related franchise agreements may be scheduled to terminate during the term of the related mortgage loans. Further, a related franchise agreement may not be assignable following foreclosure on the related mortgage loan or may be terminated or terminable by the franchisor upon a foreclosure.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Forty-five (45) of the mortgaged real properties, which represent security for approximately 4.2% of the initial mortgage pool balance and approximately
6.2% of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS, ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Seventeen (17) of the mortgaged real properties, which represent security for approximately 3.9% of the initial mortgage pool balance (comprised of five
(5) mortgage loans in loan group 1, representing approximately 1.2% of the initial loan group 1 balance, and 12 mortgage loans in loan group 2, representing approximately 9.6% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Nineteen (19) of the mortgaged real properties, which represent security for approximately 2.1% of the initial mortgage pool balance and approximately
3.0% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-45

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Fourteen (14) mortgaged real properties, which represent security for approximately 7.7% of the initial mortgage pool balance (approximately 11.4% of the initial loan group 1 balance), are residential and/or commercial condominium units that, in some cases do not represent the entire related condominium regime
(the rest of which will generally not be part of the mortgaged real property).
Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums See "Risk Factors--Lending on Condominium
Units Creates Risks for Lenders That Are Not Present When Lending on
Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, the certificate administrator, the custodian, any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the

                                      S-46

Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of one hundred seventy-six (176) mortgaged real properties, securing approximately 36.9% of the initial mortgage pool balance and approximately 54.3% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 118 of those properties, securing approximately 16.5% of the initial mortgage pool balance and approximately 24.3%
of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of 85 mortgaged real properties, securing approximately 9.9% of the initial mortgage pool balance and approximately 14.5%
of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies approximately 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant

                                      S-47

tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the Performance and Value of the Underlying Real Property, Which
May Decline Over Time and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

      In the case of one (1) of the mortgaged real properties (loan number
5.07), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, Winn Dixie, the parent company of the largest tenant, filed for bankruptcy in 2005. In 2006, the bankruptcy court approved and authorized the debtors to assume non-residential real property leases, including the mortgaged real property.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.
Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from

                                      S-48

the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space.

      In the case of the mortgage loan (loan number 5) identified on Annex A-1 to this prospectus supplement as Och-Ziff Retail Portfolio, representing approximately 3.5% of the initial mortgage pool balance and approximately 5.1%
of the initial loan group 1 balance, the largest tenant, Ian Stewart and Ken
Gillich d/b/a America's Custom Design Center ("America's Custom"), at Colonial
Promenade Hunter's Creek (one of the 11 mortgaged real properties securing the
Och-Ziff Retail Portfolio Loan) (the "Center") has vacated its premises. Before
America's Custom vacated the premises, the Center was 100% occupied and the
Och-Ziff Retail Portfolio was 94.8% occupied. As of the date hereof, the Center is 52.6% occupied and the Och-Ziff Retail Portfolio is 90.1% occupied. Colonial
Properties Trust, an Alabama real estate investment trust ("CPT Reit")
(NYSE:CLP), owns an indirect interest in the Och-Ziff Retail Portfolio borrower, has entered into a guaranty in favor of the Och-Ziff Retail Portfolio borrower, pursuant to which CPT Reit guaranteed lease payments (in the amount that is due under the lease executed by America's Custom) with respect to the vacated premises through September 30, 2011. No assurance can be given that CPT Reit will perform its obligations under the guaranty if and when called upon to do
so.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated. If a tenant has not agreed to subordinate its lease to the lien created by the mortgage, any inconsistent provisions of the lease could govern insurance requirements, application of insurance proceeds and condemnation awards.

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

                                      S-49

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in Georgia, Florida, California, Texas and Ohio will represent approximately 15.9%, 14.6%, 10.1%, 6.6% and 5.9%, respectively, by allocated loan amount, of the initial mortgage pool balance, mortgaged real properties located in Georgia, California, Florida, Texas,
Illinois and Virginia will represent approximately 15.7%, 13.1%, 11.9%, 6.8%,
5.8% and 5.0%, respectively, of the initial loan group 1 balance. Mortgaged real properties located in Florida, Georgia, Ohio, Indiana, Texas and North Carolina,
will represent approximately 20.3%, 16.2%, 15.9%, 8.1%, 6.0% and 5.4%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Certain California-Specific Considerations" below and "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying base prospectus.

CERTAIN CALIFORNIA-SPECIFIC CONSIDERATIONS

      Fifty-one (51) mortgaged real properties, representing security for approximately 10.1% of the initial mortgage pool balance, approximately 13.1% of the initial loan group 1 balance and approximately 3.9% of the initial loan group 2 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure.
Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the

                                      S-50

mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      Two hundred fifty-eight (258) of the mortgage loans, representing approximately 96.0% of the initial mortgage pool balance (207 mortgage loans in loan group 1, representing approximately 94.1% of the initial loan group 1 balance, and 51 mortgage loans in loan group 2, representing approximately 100%
of the initial loan group 2 balance), are balloon loans that will have substantial remaining principal balances at their respective stated maturity dates. In addition, seven (7) mortgage loans, representing approximately 4.0% of the initial mortgage pool balance and approximately 5.9% of the initial loan group 1 balance, provides material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property.
The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                      S-51

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 9.5% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 10.2% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 29.7% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 34.1% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 33.3% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 71.5% of the initial loan group 2 balance.

      o     The ten largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 47.9% of the initial mortgage pool balance.
            The ten largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 45.4% of the initial loan group 1 balance and the ten largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 79.6% of the initial loan group 2 balance.

      See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

ONE OF THE MORTGAGE LOANS THAT WE INTEND TO TRANSFER TO THE ISSUING ENTITY IS
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A
DIFFERENT SECURITIZATION; THEREFORE, CERTIFICATEHOLDERS OF OUR MLMT SERIES
2007-C1 SECURITIZATION WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF
THAT MORTGAGE LOAN

      The mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as 600 West Chicago, which mortgage loan represents approximately 1.6% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance, is part of a loan combination consisting of that mortgage loan and multiple other loans (which we sometimes refer to as pari passu non-trust loans) that are secured by the same mortgage instrument encumbering the same mortgaged real property as, and are pari passu in right of payment and in other respects with, the 600 West Chicago trust mortgage loan. The 600 West Chicago pari passu non-trust loans will not be included in the trust. One of the 600 West Chicago pari passu non-trust

                                      S-52

loans is anticipated to be included in the trust fund established in connection with the Citigroup Commercial Mortgage Trust (CGCMT) Series 2007-C6
securitization.

      The 600 West Chicago trust mortgage loan and the 600 West Chicago pari passu non-trust loan are being serviced and administered pursuant to the pooling and servicing agreement governing the CGCMT series 2007-C6 securitization.
Neither the certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the CGCMT series 2007-C6 securitization issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the CGCMT series 2007-C6 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the 600 West Chicago trust mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances. However, the issuing entity, as the holder of the 600 West Chicago trust mortgage loan, will be a third party beneficiary of the CGCMT series 2007-C6 pooling and servicing agreement. Furthermore, the master servicers, the special servicer and trustee under the pooling and servicing agreement for our MLMT series 2007-C1 certificates may not independently exercise remedies following a default with respect to the 600 West Chicago trust mortgage loan. The controlling class representative will be entitled to consult with the applicable CGCMT series
2007-C6 master servicer and the CGCMT series 2007-C6 special servicer regarding certain servicing matters or mortgage loan modifications affecting the 600 West
Chicago trust mortgage loan and the 600 West Chicago pari passu non-trust loans.
The applicable master servicer and the special servicer under the CGCMT series
2007-C6 pooling and serving agreement are required to service the 600 West
Chicago trust mortgage loan and the 600 West Chicago pari passu non-trust loan in accordance with the servicing standard set forth in the CGCMT series 2007-C6 pooling and servicing agreement on behalf of, among others, the CGCMT series
2007-C6 securitization certificateholders and the holders of our MLMT series
2007-C1 certificates, as a collective whole.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of nine (9) mortgaged properties representing security for approximately 1.6% of the initial mortgage pool balance and approximately 2.4%
of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders That Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

                                      S-53

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      For example, in the case of the mortgage loan (loan number 94) identified on Annex A-1 to this prospectus supplement as Lindbergh Plaza, representing approximately 0.2% of the initial mortgage pool balance and representing 0.3% of the initial loan group 1 balance, the anchor tenant, Home Depot, has been notified of a zoning violation concerning the tenant's operation of an outdoor sales area, which represents a material portion of such tenant's sales income.
While the tenant is seeking to obtain the necessary permits for such operations, there is no assurance that such permits will be granted, or that the inability of the tenant to conduct such sales would not materially adversely affect the tenant and the related mortgage loan.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Nine (9) mortgage loans, which represent approximately 15.6% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 22.4% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 1.1% of the initial loan group 2 balance), are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior or pari passu loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

      In the case of six (6) mortgage loans (loan numbers 26, 27, 28, 33, 86 and
158), which represents approximately 1.6% of the initial mortgage pool balance and approximately 1.5% group 1 of the initial loan group 1 balance, and approximately 1.7% of the initial loan group 2 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing" in this prospectus supplement.

                                      S-54

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of 29 of the mortgage loans, representing approximately 28.5%
of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 32.2% of the initial loan group 1 balance, and seven
(7) mortgage loans in loan group 2, representing approximately 20.7% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an

                                      S-55

involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Twenty (20) separate groups of mortgage loans, representing approximately
42.3% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

                                      S-56

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance," "--Borrower Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US

      We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY NOT ACCURATELY
REPRESENT PRESENT FINANCIAL CONDITION AND ARE NOT PREDICTIVE OF FUTURE FINANCIAL
PERFORMANCE

      Underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth in Annex A-1 to this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

      In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with
GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

                                      S-57

      The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See "Glossary" for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Certain of the mortgaged real properties are secured by mortgaged real properties that include multiplex movie theatres or other performing arts theatres, that generate a material portion of the revenue of those mortgaged real properties. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial
Facilities are Subject to Unique Risks Which May Reduce Payments on Your
Certificates," "--Self Storage Facilities are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" and "--Manufactured Housing Communities,
Mobile Home Parks and Recreational Vehicle Parks, are Subject to Unique Risks
Which May Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks, including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments"
in this prospectus supplement, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the

                                      S-58

resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Except with respect to four (4) of the mortgage loans, which represent security for approximately 0.7% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance (for which site inspections were performed), licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated

                                      S-59

seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include 29 mortgage loans, representing approximately 41.1% of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 27.2% of the initial loan group 1 balance, and seven (7) mortgage loan in loan group 2, representing approximately
70.7% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Seventeen (17) of the mortgage loans referred to in the preceding paragraph, representing approximately 37.3% of the initial mortgage pool balance and approximately 22.2% of the initial loan group 1 balance and approximately
69.6% of the initial loan group 2 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair

                                      S-60

            consideration" or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Twelve (12) mortgage loans, representing approximately 34.1% of the initial mortgage pool balance and approximately 19.4% of the initial loan group
1 balance and approximately 65.3% of the initial loan group 2 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under certain of the mortgage loans are either individuals or entities that are not subject to limitations on the amount of additional debt they may incur and/or not structured to diminish the likelihood of their becoming bankrupt. Some of the borrowers that have been structured with the intent of diminishing the likelihood of their becoming bankrupt may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency

                                      S-61

criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Twenty-one (21) of the mortgage loans, representing approximately 7.7% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 3.1% of the initial loan group 1 balance, and four
(4) mortgage loans in loan group 2, representing approximately 17.4% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, generally and as permitted under applicable law, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right or the related loan documents provide that partition constitutes an event of default. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable

                                      S-62

upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged real properties securing the pooled mortgage loans and/or their respective affiliates.

                                      S-63

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged real property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      In the case of the mortgage loan (loan number 19) identified on Annex A-1 to this prospectus supplement as Amylin, representing approximately 0.9% of the initial mortgage pool balance and representing 1.3% of the initial loan group 1 balance, certain sponsors of the related borrower, including W.P. Carey & Co.
LLC ("W.P. Carey") and Corporate Property Associates 14 ("CPA 14"); a real estate investment trust managed by W.P. Carey, have advised the related mortgage loan seller that, in March 2004, Carey Financial Corporation ("Carey
Financial"), the broker-dealer that managed the public offering of Corporate
Property Associates 15 Incorporated (CPA 15") and a wholly-owned subsidiary of
W.P. Carey, received a letter from the SEC alleging various securities law violations by CPA 15 and Carey Financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004 Form 10-Q filing with the
SEC that it, Carey Financial and CPA 15 have each received subpoenas from the staff of the SEC Division of Enforcement (the "SEC Enforcement Staff")
requesting information relating, to, among other things, the events addressed in the March 2004 letter. W.P. Carey further reported in its March 2005 10-Q filing with the SEC that the scope of the SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with
CPA 15 and other REITS managed by W.P. Carey, including CPA 14. Based on W.P.
Carey's Form 10-K filing with the SEC for 2006, these investigations remain outstanding. It cannot be determined at this time what action, if any, the SEC will pursue against W.P. Carey, Carey Financial, CPA 15 or CPA 14 (which may include civil monetary penalties, injunctive relief or rescission) or the effect on operations of such entities if an action is brought by the SEC. Although no action is currently pending against any member of W.P. Carey, Carey Financial,
CPA 15 or CPA 14, no assurance can be given that any action relating to these allegations, if commenced, would not have a material adverse effect on the
Amylin mortgage loan and, ultimately the certificates.

      In the case of the mortgage loan (loan numbers 32, 38, 50, 62 and 74)
identified on Annex A-1 to this prospectus supplement as GMH-The Ridge,
GMH-Uptown, GMH-University Heights, GMH-University Walk and GMH-Campus Edge, the
GMH Communities Trust ("GMH"), an affiliate of the Borrower, and certain executives of GMH were named, starting on April 5, 2006, in five putative class actions alleging various securities law violations in connection with the sale of GMH securities during various periods, the longest of which is the period between October 28, 2004 and March 10, 2006. GMH reported in its Form 10-K filing with the SEC for March 2007, that by Orders filed January 22, 2007, the cases were consolidated, and, lead plaintiffs and lead counsel were appointed. A consolidated complaint alleging violations of Sections 11 and 15 of the
Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange
Act of 1934 was filed on March

                                      S-64

19, 2007 against the same defendants for a class period between May 5, 2005 and
March 10, 2006 based upon the GMH's restatement of certain financial results.
The defendants have sixty days in which to respond either by answering or moving to dismiss. In the January 22, 2007 Order, the Court ordered that the parties shall not file any dispositive motions before attending a settlement conference with the Magistrate Judge. Discovery is stayed pending the disposition of any motion to dismiss.

      Additionally, on March 12, 2007, a lawsuit was filed against GMH alleging violations of securities laws violations, as well as common law claims for fraud, fraud in the inducement, negligent misrepresentation and breach of contract. The claims arise from GMH's restatement of certain financial results upon which plaintiffs purportedly relied in selling properties to certain defendants. In connection with the acquisition of certain properties, GMH entities purchased four student housing properties in exchange for a combination of cash, assumption of debt and the issuance of 1,940,282 units of limited partnership interests in our operating partnership valued at a total of approximately $76.8 million. The units of limited partnership interest were issued for a total value of approximately $27.5 million or $14.17 per unit of limited partnership interest. The parties are currently negotiating the timing of defendants' response. Discovery is stayed pending the disposition of any motion to dismiss.

      The outcome of these litigation matters respecting GMH or its affiliates or their operations cannot be determined at this time, and no assurance can be provided that, if adversely determined, such matters would not have a material adverse effect on the GMH mortgage loans and, ultimately, the certificates.

      In the case of the mortgaged real property (loan number 15.01) identified on Annex A-1 to this prospectus supplement as Columbia Park MHC, approximately
940 individual tenants at the related mortgaged property sought a declaratory judgment against the borrower and its affiliated property management company, among others, that rent increases adopted at the mortgaged property in 2001 were unconscionable. Rent increased approximately 15% in 2001 over a two year period, and has increased thereafter through 2006 at rates between 5% and 7% annually.
The 2001 increases were a response by the borrower to the costs of increased park services and amenities, as well as financial liabilities. The trial court held, affirming previous determinations of a state magistrate and lower court, that the rent increases did not rise to the level of being unconscionable under
Ohio's substantive unconscionability factors. An appeal of that decision to the
Ohio Court of Appeals is currently pending. While successful disposition of this litigation affects the Borrower's ability to obtain a release of certain escrows, there can be no assurance that this matter, if adversely adjudicated, would not have an adverse impact on the borrower or its operations at the related mortgaged property and, ultimately, the certificates.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

                                      S-65

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Geographic Concentration Exposes Investors to Greater Risks Associated with the Relevant Geographic Areas" "--Certain California-Specific Considerations" in
this prospectus supplement. See also "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" in the accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

                                      S-66

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently
35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest. Twelve (12) mortgage loans, representing approximately 34.1% of the initial mortgage pool balance and approximately 19.4%
of the initial loan group 1 balance and approximately 65.3% of the initial loan group 2 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

                                      S-67

RISKS RELATED TO THE ENCANTO-SLB PUERTO RICO TRUST MORTGAGE LOAN

      General. In the case of the mortgage loan (loan number 49) identified on
Annex A-1 to this prospectus supplement as Encanto-SLB Puerto Rico, representing approximately 0.5% of the initial mortgage pool balance and approximately 0.7%
of the initial loan group 1 balance, is secured by multiple mortgaged real properties located in Puerto Rico. Set forth below is a discussion of risk factors with respect to the Encanto-SLB Puerto Rico trust mortgage loan.

      Risks Related to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign
(non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns
50% or more of the value of the stock or participation of the debtor or the debtor owns 50% or more on the value of the stock or participation of such foregoing entity. To determine the stock or participating ownership certain attribution rules apply.

      However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in
Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross-up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross-up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross-up payments).

      Risks Related to Puerto Rico-United States Relationship. The Commonwealth
of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust's interest in the mortgaged real property located in Puerto Rico.

      Risks Related to Foreclosures in Puerto Rico. Foreclosure of a mortgage in
Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties. Additionally, the lease agreement with the tenant of the mortgaged real properties contains a restriction on the transfer of assets through a sale to certain competitors.
Such restriction has the potential of limiting the marketability of the assets and/or delaying the completion of a foreclosure action in the event there is a dispute as to the transfer of the assets to a particular prospective purchaser as a result of the restriction. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

      At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property.
Such sales are made in accordance with procedures set forth in the Mortgage and
Property Registry Act (Act No. 198 of August 8, 1979). The purchaser, which may include another creditor with a perfected right over the collateral, at such sale acquires the estate in interest in real property covered by the mortgage.
Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which maybe recovered by a mortgagee. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                      S-68

In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

      For a description of certain other risk factors associated with the mortgage loans secured by the properties located in Puerto Rico, see
"Description of the Mortgage Pool--Certain Legal Aspects of the Encanto-SLB
Puerto Rico Trust Mortgage Loan" in this prospectus supplement.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is either provided by a tenant or allows a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and
Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The TRIA Extension Act will expire on December 31, 2007. The
TRIA Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts or that the TRIA
Extension Act will be further extended. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

                                      S-69

      Each master servicer, with respect to each of the mortgage loans that it is servicing under the pooling and servicing agreement (other than the 600 West
Chicago trust mortgage loan), including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property (other than any REO property with respect to the 600 West Chicago trust mortgage loan), will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement
(and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents (for example loan numbers 4, 10, 12, 13, 14, 16 and 36), only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. Further, in certain cases, terrorism insurance coverage may be required solely with respect to "certified acts of terrorism" within the meaning of TRIA. Additionally, in the case of mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      With respect to, certain mortgage loans, for example, mortgage loans (loan numbers 15, 51, 85, 109, 117, 132, 141, 167, 175, 185, 191, 199, 212, 248, 253,
270), the requirement that terrorism insurance be maintained has been waived.

                                      S-70

      In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement. To the extent that tenants are responsible for maintaining terrorism insurance coverage, there can be no assurance that they will in fact maintain such coverage.

      In the event that any mortgaged real property securing a mortgage loan sustains damage as a result of an uninsured act or if the insurance policies with respect to that mortgaged real property do not adequately cover the damage sustained, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-71

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 265 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $4,050,224,261. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, the class A-2FL certificates (through the class A-2FL REMIC regular interest) and the class A-3FL certificates (through the class A-3FL REMIC regular interest) as described under "Description of the
Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 214 mortgage loans, representing approximately 68.0% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 51 mortgage loans, representing approximately 32.0% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties
(representing approximately 93.8% of all the mortgaged real properties that are multifamily properties and 79.1% of the mortgaged real properties that are manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $584,074 to $384,750,000 and the average of those cut-off date principal balances is $15,283,865; the cut-off date principal balances of the mortgage loans in loan group 1 range from $584,074 to $280,000,000, and the average of those cut-off date principal balances is $12,877,540; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$960,000 to $384,750,000, and the average of those cut-off date principal balances is $25,380,995.

      When we refer to mortgage loans in this prospectus supplement, we are, except where the context otherwise indicates, referring to the mortgage loans that we intend to include in the trust and not the Non-Trust Loans.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

                                      S-72

      We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that constitute the sole properties securing the related mortgage loans and/or upon allocated portions of the cut-off date principal balances of the related mortgage loans and in the case of those mortgaged real properties that do not constitute the sole properties securing the related mortgage loans;

      o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property of the Pari Passu Trust
            Mortgage Loans, in which case, the related Pari Passu Non-Trust
            Loans are taken into account), statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

                                      S-73

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 53 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 43.7% of the initial mortgage pool balance (comprised of 43 mortgage loans in loan group 1, representing approximately 35.0% of the initial loan group 1 balance and 10 mortgage loans in loan group 2, representing approximately 62.0% of the initial loan group 2 balance).

      General Electric Capital Corporation originated or acquired 64 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 21.9% of the initial mortgage pool balance (comprised of 44 mortgage loans in loan group 1, representing approximately 17.7% of the initial loan group 1 balance and 20 mortgage loans in loan group 2, representing approximately 30.7% of the initial loan group 2 balance).

      LaSalle Bank National Association originated or acquired 89 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 18.3% of the initial mortgage pool balance (comprised of 73 mortgage loans in loan group 1, representing approximately 24.0% of the initial loan group 1 balance and 16 mortgage loans in loan group 2, representing approximately 6.0% of the initial loan group 2 balance).

      Wells Fargo Bank, National Association originated or acquired 59 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 16.2% of the initial mortgage pool balance (comprised of 54 mortgage loans in loan group 1, representing approximately 23.2% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 1.2% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 29 mortgage loans, representing approximately 41.1% of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 27.2% of the initial loan group 1 balance, and seven (7) mortgage loan in loan group 2, representing approximately
70.7% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                      S-74

      Certain of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which can range from 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser.

      See "Terms and Conditions of the Mortgage Loans--Defeasance Loans" and
"Collateral Substitution and Partial Releases Other Than in Connection With
Defeasance-- Property Releases" in this prospectus supplement.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                                      NUMBER OF STATES           AGGREGATE          % OF INITIAL
                                                    WHERE THE PROPERTIES        CUT-OFF DATE          MORTGAGE
 GROUP               PROPERTY NAMES                    ARE LOCATED(1)        PRINCIPAL BALANCE      POOL BALANCE
-------   -------------------------------------     --------------------     -----------------      ------------

   2      Empirian Multifamily Portfolio Pool 1                               $   384,750,000            9.5%
   2      Empirian Multifamily Portfolio Pool 3                                   330,250,000            8.2%

          TOTAL                                              9                $   715,000,000           17.7%

   1      Town Center at Cobb                                                     280,000,000            6.9%
   1      Gwinnett Place                                                          115,000,000            2.8%

          TOTAL                                              1                $   395,000,000            9.8%

   1      GMH - The Ridge                                                          23,120,000            0.6%
   1      GMH - Uptown                                                             20,160,000            0.5%
   2      GMH - University Heights                                                 18,160,000            0.4%
   2      GMH - University Walk                                                    14,760,000            0.4%
   2      GMH - Campus Edge                                                        11,845,000            0.3%

          TOTAL                                              4                $    88,045,000            2.2%

                                      S-75

                                                      NUMBER OF STATES           AGGREGATE          % OF INITIAL
                                                    WHERE THE PROPERTIES        CUT-OFF DATE          MORTGAGE
 GROUP               PROPERTY NAMES                    ARE LOCATED(1)        PRINCIPAL BALANCE      POOL BALANCE
-------   -------------------------------------     --------------------     -----------------      ------------

   1      Radisson - Alexandria                                                    42,500,000            1.0%
   1      Holiday Inn -Alexandria                                                  30,500,000            0.8%

          TOTAL                                              1                $    73,000,000            1.8%
   1      OfficeMax Headquarters                                                   49,000,000            1.2%
   1      ConAgra Foods                                                            21,000,000            0.5%

          TOTAL                                              1                $    70,000,000            1.7%

___________________

(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. Two hundred ten (210) of the mortgage loans, representing approximately 50.1% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. Two (2) mortgage loans, representing approximately 2.9% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the fifth day of each month. One (1) mortgage loan, representing approximately 3.5% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the sixth day of each month. Fifty-two (52) of the mortgage loans, representing approximately 43.6% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eighth day of each month.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans," each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 5.3800% per annum to 7.0000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8524%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.3800% to 7.0000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8811% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.3900%
to 6.4850% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.7913% per annum.

      Two hundred sixty-two (262) of the mortgage loans, representing approximately 99.3% of the initial mortgage pool balance (211 mortgage loans in loan group 1, representing approximately 99.0% of the initial loan group 1 balance, and 51 mortgage loans in loan group 2, representing approximately
100.0% of the initial loan group 2 balance) will accrue interest on an
Actual/360 Basis. Three (3) of the mortgage loans, representing approximately
0.7% of the initial mortgage pool balance, and approximately 1.0% of the initial loan group 1 balance will accrue interest on a 30/360 Basis.

      Partial Interest-Only Balloon Loans. Eighty-five (85) of the mortgage loans, representing approximately 35.9% of the initial mortgage pool balance (67 mortgage loans in loan group 1, representing approximately 23.0% of the initial loan group 1 balance, and 18 mortgage loans in loan group 2, representing approximately 63.3% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly

                                      S-76

longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

      Interest-Only Balloon Loans. Seventy-two (72) of the mortgage loans, representing approximately 47.8% of the initial mortgage pool balance (51 mortgage loans in loan group 1, representing approximately 54.3% of the initial loan group 1 balance, and 21 mortgage loans in loan group 2, representing approximately 34.1% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

      Amortizing Balloon Loans. One hundred one (101) of the mortgage loans, representing approximately 12.3% of the initial mortgage pool balance (89 mortgage loans in loan group 1, representing approximately 16.8% of the initial loan group 1 balance, and 12 mortgage loans in loan group 2, representing approximately 2.6% of the initial loan group 2 balance), are characterized by--

      o     no interest only period;

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 101 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "Interest-Only
Balloon Loans" above.

      ARD Loans. Seven (7) of the mortgage loans, representing approximately
4.0% of the initial mortgage pool balance and approximately 5.9% of the initial loan group 1 balance, is characterized by the following features:

      o     a maturity date that is more than 20 years following origination;

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

                                      S-77

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

      Prepayment Provisions.

      Prepayment Lock-out, Defeasance, Prepayment Consideration and Open
Periods. All of the mortgage loans provide for one or more of the following:

      o     a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

      o     a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

      o     an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

      Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment
Provisions; Mortgage Loans Which May Require Principal Paydowns" below. The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

      The table below shows, with respect to all of the mortgage loans, the prepayment provisions in effect as of the cut-off date.

                                      S-78

                  PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE

                                               NUMBER OF LOANS(1)
                                  ---------------------------------------------
                                                                                          % INITIAL     % INITIAL
                                                                           % INITIAL        LOAN          LOAN
                                                   LOAN        LOAN         MORTGAGE       GROUP 1       GROUP 2
    PREPAYMENT PROVISIONS        MORTGAGE POOL    GROUP 1     GROUP 2     POOL BALANCE     BALANCE       BALANCE
-----------------------------    -------------    -------     -------     ------------    ---------     ---------

L, Def.......................         214          172          42            79.1%         76.5%         84.6%
L, YM1%......................          23           15           8             8.1           4.8          15.3
L, Def or YM1%...............          21           20           1             7.7          11.3           0.1
YM1%, PP.....................           1            1           0             0.5           0.7           0.0
L, Dec%......................           2            2           0             0.6           0.8           0.0
L, Def, Def or YM1%..........           1            1           0             0.1           0.2           0.0
YM1%, Def or YM1%............           1            1           0             0.1           0.1           0.0
L, YM0.5%                               1            1           0             3.5           5.1           0.0
                                      ---          ---          --            ----          ----         -----
         TOTAL...............         264          213          51            99.6%         99.5%        100.0%
                                      ===          ===          ==            ====          ====         =====

_________________

(1)   The chart above does not contain loan number 63, representing approximately 0.4% of the initial pool balance and approximately 0.5% of the initial loan group 1 balance, as it contains no prepayment provisions.

      For the purposes of the foregoing table, the designations under the heading "Prepayment Provisions" have the following meanings, as further described in the first paragraph of this "--Prepayments Provisions" section--

      o     "L" means a prepayment lock-out period;

      o     "Def" means a defeasance period;

      o     "YM" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

      o     "YM1%" a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) at least 1% of the prepaid amount;

      o     "YM0.5%" a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) at least 0.5% of the prepaid amount;

      o     "Def or YM1%" means a period during which the borrower either (i)
            has the option to defease the mortgage loan or (ii) may prepay the mortgage loan together with payment of the greater of (x) a yield maintenance charge and (y) at least 1% of the prepaid amount;

      o     "Dec%" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a percentage of the prepaid amount that declines over time; and

      o     "PP" means a prepayment consideration period during which the mortgage loan is prepayable together with a payment of a fixed percentage of the prepaid amount.

                                      S-79

      Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 263 mortgage loans for which a prepayment lock-out period is currently in effect:

      o     the maximum remaining prepayment lock-out or prepayment
            lock-out/defeasance period as of the cut-off date is 139 months with respect to the entire mortgage pool, 139 months with respect to loan group 1 and 117 months with respect to loan group 2;

      o     the minimum remaining prepayment lock-out or prepayment
            lock-out/defeasance period as of the cut-off date is 20 months with respect to the entire mortgage pool, 20 months with respect to loan group 1 and 21 months with respect to loan group 2; and

      o     the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 86 months with respect to the entire mortgage pool, 81 months with respect to loan group 1 and 97 months with respect to loan group 2.

      The aggregate characteristics of the prepayment provisions of the mortgage loans will vary over time as:

      o     lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

      o     mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. As a result, proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged As Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Penalty Interest and
Limitations on Prepayments" in the accompanying base prospectus.

      Other Prepayment Provisions; Mortgage Loans Which May Require Principal
Paydowns. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

                                      S-80

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Certain of the mortgage loans are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

                                      S-81

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
            qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers among and/or to additional tenant-in-common borrowers;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

      Defeasance Loans. Two hundred fourteen (214) mortgage loans, representing approximately 79.1% of the initial mortgage pool balance (172 mortgage loans in loan group 1, representing approximately 76.5% of the initial loan group 1 balance and 42 mortgage loans in loan group 2, representing approximately 84.6%
of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16)
of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are generally prohibited. See "--Prepayment Lock-out
Periods" in this prospectus supplement for a description of those periods during which voluntary prepayments are prohibited.

                                      S-82

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii) an estimated or otherwise determined sales price of the property
(or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Fifteen (15) mortgage loans, representing approximately
33.2% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 20.7% of the initial loan group 1 balance, and four
(4) mortgage loan in loan group 2, representing approximately 59.8% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

COLLATERAL SUBSTITUTION AND PARTIAL RELEASES OTHER THAN IN CONNECTION WITH
DEFEASANCE

      In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, and
(ii) the partial release of a portion of the mortgaged real property. Below is a discussion of the mortgage loans that permit property substitution and partial release other than in connection with defeasance.

      Property Substitutions. Certain of the mortgage loans entitle the related borrowers to substitute one or more of the related mortgaged real properties or a portion of the related mortgaged real property with one or more properties that did not initially constitute part of the security for the related mortgage loan. The following paragraphs describe examples of mortgage loans that permit property substitutions.

                                      S-83

      In the case of the mortgage loan (loan number 4) identified on Annex A-1 to this prospectus supplement as DRA/Colonial Office Portfolio, representing
6.1% of the initial mortgage pool balance and approximately 9.0% of the initial loan group 1 balance, the related loan documents permit the release of up to 50%
of the individual properties from the lien of the security instrument and the substitution of the released property with real property upon satisfaction of certain conditions, including without limitation, (1) that the loan-to-value ratio following the substitution is not greater than 79.5%, (2) the debt service coverage ratio following the release is equal to or greater than 1.41x, (3) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the mortgage loan, and (4) if requested by lender, receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In the case of the mortgage loans (loan numbers 6, 7, 8 and 9) identified on Annex A-1 to this prospectus supplement as U-Haul SAC 14, U-Haul SAC 15,
U-Haul SAC 16 and U-Haul SAC 17, representing approximately 3.4% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance, the related loan documents permit one time during the term of the loan after the permitted defeasance date the release of real properties from the lien of the related security instruments that, in the aggregate, comprise no greater than 30% of the original principal balance of the loan and the substitution of the released property with real property of like use, kind and quality and subject to the satisfaction of certain conditions, specifically (1) no default shall have occurred and be continuing; delivery of a satisfactory appraisal, title policy, survey, phase I environmental report, engineer's report and other property related information for each of the properties being substituted; (3)
satisfaction of certain LTV and DSCR tests as follows: (i) a LTV for the remaining properties of not greater than the lesser of (A) 71% and (B) the LTV for the remaining properties immediately prior to the substitution, (ii) a DSCR for the remaining properties which is equal to or greater than the greater of
(X) 1.35x and (Y) the DSCR for the remaining properties for the 12 months immediately preceding the substitution (including the property being released and excluding the property being substituted), and (iii) a DSCR for the property being substituted that is at least equal to the DSCR for the property being released; and (4) receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of the respective ratings in effect immediately prior to such release and substitution.

      In the case of the mortgage loan (loan number 19) identified on Annex A-1 to this prospectus supplement as Amylin, representing 0.9% of the initial mortgage pool balance and approximately 1.3% of the initial loan group 1 balance, the related loan documents permit the release of any one individual property once over life of the mortgage loan from the lien of the security instrument and the substitution of the released property with real property upon satisfaction of certain conditions, including without limitation, (1) that post-substitution loan-to-value ratio would be greater than 67.3% and (2) the replacement property shall (a) have equal or greater appraised value, (b) have equal or better physical condition, (c) be a building substantially similar in size, use and quality to the substituted property; (d) have lease terms no less favorable than existing Gensia/Amylin lease; and (e) be in a location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (3) the debt service coverage ratio will be at least equal to 1.20x; and (4) if requested by lender, receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In the case of the mortgage loan (loan number 117) identified on Annex A-1 to this prospectus supplement as FRIH Taco, LLC, representing 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the related loan documents permit the release of up to two of any constituent properties from the lien of the security instrument and the substitution of the released property with real property upon satisfaction of certain conditions, including without limitation, the replacement property's (1)
having (a) equal or greater appraised value than substituted property, (b) equal or better market characteristics and locational attributes (including submarket strength and size, population and accessibility) than substituted property; and
(c) equal or better physical condition than substituted property, and (2) being unimproved other than as a restaurant that has a quality and size, and value and income ratios similar to building at substitute property.

                                      S-84

      In the case of the mortgage loan (loan number 212) identified on Annex A-1 to this prospectus supplement as Broadstone Taco Bell Portfolio, representing
0.1% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, the related loan documents permit the release of either property from the lien of the security instrument and the substitution of the released property with real property upon satisfaction of certain conditions, including without limitation, the replacement property's (1) having (a) equal or greater appraised value and operating history than substituted property, (b)
equal or better market characteristics and locational attributes (including submarket strength and size, population and accessibility) than substituted property; and (c) equal or better physical condition than substituted property, and (2) being unimproved other than as a restaurant that has a quality and size, and value and income ratios similar to building at substitute property.

      In the case of the mortgage loan (loan number 270) identified on Annex A-1 to this prospectus supplement as Circle K - Raleigh, representing 0.02% of the initial mortgage pool balance and approximately 0.03% of the initial loan group
1 balance, the related loan documents permit the release of the subject property from the lien of the security instrument and the substitution of the released property with real property upon satisfaction of certain conditions, including without limitation, the replacement property's (1) having (a) equal or greater appraised value and operating history than substituted property, (b) equal or better market characteristics and locational attributes (including submarket strength and size, population and accessibility) than substituted property; and
(c) equal or better physical condition than substituted property, and (2) being unimproved other than as a restaurant that has a quality and size, and value and income ratios similar to building at substitute property.

      Property Releases. The following paragraphs describe examples of mortgage loans as to which the related borrower may obtain a release of one or more portions of the related mortgaged real property other than by partially defeasing the subject mortgage loans with U.S. Treasury obligations or other non-callable government securities.

      In the case of the mortgage loan (loan number 4) identified on Annex A-1 to this prospectus supplement as DRA/Colonial Office Portfolio, representing
6.1% of the initial mortgage pool balance and approximately 9.0% of the initial loan group 1 balance, the related loan documents permit, in addition to a partial release in connection with a partial defeasance, the release of that portion of the Colonial Town Park Property which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") from the lien of the security instrument, subject to the satisfaction of certain conditions, including: (A)
Borrower's paying to the lender an amount equal to the sum of the greater of (a)
the net proceeds for the sale of the Ruth's Chris Property and (b) $2,160,000, together in each case with applicable yield maintenance related charges, (B) a legal subdivision is completed between the Ruth's Chris Property and the remainder of the Colonial Town Park Property, and (C) if requested by lender, delivery of "no downgrade" confirmation from applicable rating agencies.

      In the case of the mortgage loan (loan number 5) identified on Annex A-1 to this prospectus supplement as Och-Ziff Retail Portfolio, representing approximately 3.5% of the initial mortgage pool balance and approximately 5.1%
of the initial loan group 1 balance, the related loan documents permit a one-time right to obtain the release (the "Early Release") of any one (but not more than one) individual property ("the Early Release Property") prior to
August 6, 2010, but not sooner than August 6, 2008 upon the satisfaction of certain conditions including, but not limited to: (i) the sale of such property is pursuant to an arms' length agreement to an unaffiliated third party; (ii)
payment of a release price equal to 100% of the allocated loan amount for such property; and (iii) after giving effect to such release, the debt service coverage ratio for all of the then remaining individual properties will be no less than the greater of (a) 1.20x and (b) the lesser of (1) the debt service coverage ratio immediately proceeding such release or (2) 1.30x. Any prepayment made in connection with the Early Release will be without any yield maintenance premium; however if the allocated loan amount for the Early Release Property together with the allocated loan amount for the Chick-Fil-A Parcel (as defined below) (if the same has been released pursuant to the related loan documents) is more than $42,600,000, then the borrower shall pay a yield maintenance premium on such excess, as set forth in the loan documents.

                                      S-85

      Further, on any monthly payment date after August 6, 2010, the borrower may obtain the release of individual properties upon the satisfaction of certain conditions including, but not limited to: (i) the sale of any such property is pursuant to an arms' length agreement not to an affiliated third party; (ii)
payment of a release price equal to 110% of the allocated loan amount for such property (together with the applicable yield maintenance payment); and (iii)
after giving effect to such release, the debt service coverage ratio for all of the then remaining individual properties must be no less than the greater of (a)
1.20x and (b) the lesser of (1) the debt service coverage ratio immediately proceeding such release or (2) 1.30x.

      Additionally, the related loan documents permit the right at any time to obtain the release of the parcel occupied by Chick-Fil-A (the "Chick-Fil-A
Parcel") upon the satisfaction of certain conditions including, but not limited to: (i) such release is in connection with and pursuant to the sale of the
Chick-Fil-A Parcel to the tenant under the Chick-Fil-A lease; (ii) the
Chick-Fil-A Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (iii) payment of a release price equal to 100% of the allocated loan amount for the Chick-Fil-A Parcel, together with, if such release occurs prior to August 6, 2008, a yield maintenance payment equal to the amount of interest that would be payable on such amount through August 6, 2008. If the release of Chick-Fil-A Parcel occurs after August 6, 2008, then no yield maintenance premium shall be required; provided, that if the allocated loan amount for the Chick-Fil-A Parcel together with the allocated loan amount for the Early Release Property is more than $42,600,000 (i.e., 15% of the principal amount of the Loan), then the borrower shall pay a yield maintenance premium on such excess, as set forth in the loan documents.

      In the case of the mortgage loan (loan number 10) identified on Annex A-1 to this prospectus supplement as B2 Portfolio, representing approximately 3.2%
of the initial mortgage pool balance and approximately 10.1% of the initial loan group 2 balance, the related loan documents permit, following prepayment lockout, the release of any of 11 constituent properties subject to certain conditions, including (1) payment of partial release consideration equal to 110%
of allocated loan amount for release property (together with applicable prepayment charge); (2) debt service coverage ratio of remaining properties
(excluding any mezzanine debt) must be the greater of (a) 1.20x or (b) debt service coverage ratio prior to release; also, Borrower may pay down outstanding principal balance of loan (including applicable prepayment premium) to satisfy debt service coverage ratio and/or loan-to-value tests; and (3) no release permitted if outstanding principal balance, after the permitted release, would be less than $16,600,000.

      In the case of the mortgage loan (loan number 13) identified on Annex A-1 to this prospectus supplement as Mann & Sylmar Biomedical Parks, representing approximately 1.6% of the initial mortgage pool balance and approximately 2.4%
of the initial loan group 1 balance, at any time after the permitted defeasance date (two years from the date of initial issuance of the offered certificates), in the event that tenant Advanced Bionics exercises its option to purchase the
Advanced Bionics parcel pursuant to and in accordance with the terms of its lease, the related borrower shall be permitted to partially defease the mortgage loan and the lender will release the Advanced Bionics parcel from the lien of the mortgage upon satisfaction of the conditions set forth in the loan documents and payment of the sum of (i) $22,993,750 (the "Release Price"), (ii) an amount
(the "DSCR Amount") which, if applied to pay down the loan would cause the debt service coverage ratio to equal the greater of (a) 1.20x (assuming a 30-year amortization schedule) and (b) the debt service coverage ratio for all of the mortgaged real property including the Advanced Bionics parcel immediately prior to the release of the Advanced Bionics parcel and (iii) an amount (the "LTV
Amount") which, if applied to pay down the mortgage loan would cause the loan-to-value ratio to be no greater than (i) the loan-to-value ratio for the mortgaged real properties, including the Advanced Bionics parcel, to be released as of the closing date and (ii) the loan-to-value ratio for the mortgaged real properties, including the Advanced Bionics parcel, to be released) immediately prior to the release of the Advanced Bionics parcel compliance with the terms set forth in the applicable loan documents.

      In addition, if Advanced Bionics exercises its option to purchase the
Advanced Bionics parcel pursuant to, and in accordance with the terms of the related loan documents prior to the permitted defeasance date, the lender will be required to release the Advanced Bionics parcel from the lien of the mortgage upon satisfaction of the conditions set forth in the loan documents and payment of the sum of (i) the Release Price, (ii) the DSCR

                                      S-86

Amount, (iii) the LTV Amount and (iv) the prepayment premium equal to the greater of (A) 1% of the outstanding principal amount of the Loan being prepaid and (B) a yield maintenance amount.

      In addition to the release provisions described above, some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property).
Certain such releases may be permitted after the related borrower has constructed structures on a vacant portion of the related mortgaged real property, provided such improvement is not yet income producing.

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                                % OF        % OF
                                    NUMBER OF                                  INITIAL    INITIAL
                                     MORTGAGE                       % OF        LOAN        LOAN
                                      LOANS/                       INITIAL     GROUP 1    GROUP 2
                        MORTGAGE    MORTGAGED     CUT-OFF DATE    MORTGAGE    MORTGAGE    MORTGAGE
                          LOAN         REAL        PRINCIPAL        POOL        POOL        POOL       PROPERTY
     LOAN NAME           SELLER     PROPERTIES      BALANCE        BALANCE     BALANCE    BALANCE        TYPE
--------------------    --------    ----------   --------------   --------    --------    --------    -----------

Empirian
Multifamily
Portfolio Pool 1          MLML          1/78     $  384,750,000      9.5%        0.0%     29.7%       Multifamily
Empirian
Multifamily
Portfolio Pool 3          MLML          1/79        330,250,000      8.2         0.0      25.5        Multifamily
Town Center at Cobb       MLML           1/1        280,000,000      6.9        10.2       0.0          Retail
DRA / Colonial
Office Portfolio          WFB           1/19        247,302,419      6.1         9.0       0.0          Various
Och-Ziff Retail
Portfolio               LaSalle         1/11        140,000,000      3.5         5.1       0.0          Retail
U-Haul SAC 14, 15,                                                                                       Self
16, 17                    MLML          4/32        135,891,937      3.4         4.9       0.0          Storage
B2 Portfolio              GECC          1/11        130,500,000      3.2         0.0      10.1        Multifamily
Gwinnett Place            MLML           1/1        115,000,000      2.8         4.2       0.0          Retail
1101 New York Avenue      WFB            1/1        112,500,000      2.8         4.1       0.0          Office
Mann & Sylmar
Biomedical Parks          MLML           1/2         65,000,000      1.6         2.4       0.0         Mixed Use
                                      ------     --------------     ----        ----      ----
TOTAL/WEIGHTED
   AVERAGE                            13/235     $1,941,194,355     47.9%       39.8%     65.3%
                                      ======     ==============      ====       ====      ====

                                        CUT-OFF
                                          DATE
                                       PRINCIPAL                CUT-OFF
                         PROPERTY       BALANCE                  DATE
                           SIZE           PER                     LTV
     LOAN NAME          SF/UNITS(1)    SF/UNIT(2)    DSCR(2)   RATIO(2)
-------------------     -----------    ----------    -------   ---------

Empirian
Multifamily
Portfolio Pool 1             7,964      $48,311       1.17x       77.5%
Empirian
Multifamily
Portfolio Pool 3             6,860      $48,141       1.17        77.3
Town Center at Cobb        558,869         $501       1.19        79.8
DRA / Colonial
Office Portfolio         5,227,519         $142       1.43        79.5
Och-Ziff Retail
Portfolio                2,311,252         $123       1.27        66.3
U-Haul SAC 14, 15,
16, 17                   1,792,554          $76       1.38        69.2
B2 Portfolio                 2,904      $44,938       1.29        74.9
Gwinnett Place             566,908         $203       1.91        74.2
1101 New York Avenue       390,994         $575       1.06        70.2
Mann & Sylmar
Biomedical Parks           790,013          $82       1.50        59.9
                         ---------                    ----        ----
TOTAL/WEIGHTED
   AVERAGE                                            1.28X       75.3%
                                                      ====        ====

____________________

(1)   Property size is indicated in square feet, except with respect to multifamily properties (in which case it is indicated in dwelling units).

(2)   In the case of any Pari Passu Trust Mortgage Loan, the cut-off date principal balance per square foot, the debt service coverage ratio and the cut-off date loan-to-value ratio, were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the

                                      S-87

      subject mortgage loan and the related Pari Passu Non-Trust Loan(s) and, in the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the cut off date principal balance of the subject mortgage loan and the related Pari Passu Non-Trust Loan(s).

      See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include nine (9) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or by virtue of relevant provisions contained in the related loan documents. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

      The table below identifies each mortgage loan that is part of a Loan
Combination.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           U/W DSCR (NCF)
                                                                       RELATED                            AND CUT-OFF DATE
                     MORTGAGE LOANS THAT ARE                          PARI PASSU     RELATED B-NOTE    LOAN-TO-VALUE RATIO OF
                   PART OF A LOAN COMBINATION                       NON-TRUST LOAN   NON-TRUST LOANS   ENTIRE LOAN COMBINATION
--------------------------------------------------------------------------------------------------------------------------------
   MORTGAGED REAL PROPERTY NAME      CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE      CUT-OFF DATE                CUT-OFF DATE
  (AS IDENTIFIED ON ANNEX A-1 TO       PRINCIPAL       MORTGAGE       PRINCIPAL        PRINCIPAL       U/W NCF    LOAN-TO-VALUE
   THIS PROSPECTUS SUPPLEMENT)          BALANCE      POOL BALANCE      BALANCE          BALANCE          DSCR         RATIO
--------------------------------------------------------------------------------------------------------------------------------

DRA/Colonial Office Portfolio       $  247,302,419       6.1%       $  494,604,837         NAP            1.43x        79.5%
--------------------------------------------------------------------------------------------------------------------------------
Och-Ziff Retail Portfolio           $  140,000,000       3.5%       $  144,000,000         NAP            1.27x        66.3%
--------------------------------------------------------------------------------------------------------------------------------
1101 New York Avenue                $  112,500,000       2.8%       $  112,500,000         NAP            1.06x        70.2%
--------------------------------------------------------------------------------------------------------------------------------
600 West Chicago                    $   64,750,000       1.6%       $  200,250,000         NAP            1.40x        79.7%
--------------------------------------------------------------------------------------------------------------------------------
Encanto - SLB Puerto Rico           $   18,265,767       0.5%             NAP         $  6,700,000        1.45x        71.1%
--------------------------------------------------------------------------------------------------------------------------------
Lexus of Fremont                    $   14,988,473       0.4%             NAP         $  3,000,000        1.42x        73.0%
--------------------------------------------------------------------------------------------------------------------------------
Stone Ridge Apartments              $   14,000,000       0.3%             NAP         $    930,000        1.04x        80.3%
--------------------------------------------------------------------------------------------------------------------------------
Fairfield Inn Potomac Mills         $    9,440,000       0.2%             NAP         $    590,000        1.13x        85.0%
--------------------------------------------------------------------------------------------------------------------------------
Toledo Hilton                       $    9,300,000       0.2%             NAP         $    600,000        1.60x        79.2%
--------------------------------------------------------------------------------------------------------------------------------

The DRA/Colonial Office Portfolio Loan Combination.

      General. The DRA/Colonial Office Portfolio Trust Mortgage Loan, which represents 6.1% of the initial mortgage pool balance and 9.0% of the initial loan group 1 balance, has a cut-off date principal balance of $247,302,419. The
DRA/Colonial Office Portfolio Mortgaged Properties also secure two (2) other mortgage loans that are pari passu in right of payment and in other respects with the DRA/Colonial Office Portfolio Trust Mortgage Loan. The DRA/Colonial
Office Portfolio Pari Passu Non-Trust Loans have an aggregate principal balance as of the cut-off date of $494,604,837. The DRA/Colonial Office Portfolio
Pari-Passu Non-Trust Loans are currently held by Wells Fargo Bank, National
Association, but are expected to be conveyed into future securitizations.

                                      S-88

      The holders of the DRA/Colonial Office Portfolio Loan Combination have entered into the DRA/Colonial Office Portfolio Co-Lender Agreement, which provides that expenses, losses and shortfalls relating to the DRA/Colonial
Office Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, among the holders of the DRA/Colonial Office Portfolio Pari Passu
Trust Mortgage Loan and the DRA/Colonial Office Portfolio Pari-Passu Non-Trust
Loans.

      Servicing. The DRA/Colonial Office Portfolio Co-Lender Agreement generally provides that the DRA/Colonial Office Portfolio Loan Combination will be serviced pursuant to the DRA/Colonial Office Portfolio Co-Lender Agreement and
the MLMT series 2007-C1 pooling and servicing agreement by the applicable master servicer and the special servicer.

      Distributions. Under the terms of the DRA/Colonial Office Portfolio
Co-Lender Agreement, any payment (whether of principal or interest or prepayment under the DRA/Colonial Office Portfolio Loan Combination, or any proceeds relating to the DRA/Colonial Office Portfolio Mortgaged Property) will be applied to the DRA/Colonial Office Portfolio Trust Mortgage Loan and the
DRA/Colonial Office Portfolio Pari Passu Non-Trust Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

      Consultation and Consent. Any decision to be made with respect to the
DRA/Colonial Office Portfolio Loan Combination that requires the approval of a
"controlling holder" or otherwise requires approval under the DRA/Colonial
Office Portfolio Co-Lender Agreement will require approval of the MLMT series
2007-C1 controlling class representative provided that the applicable master servicer and special servicer will also be required to consult on a non-binding basis with the controlling class with respect to the securitization of each
DRA/Colonial Office Portfolio Pari Passu Non-Trust Loan (to the extent that any such loans are included in a securitization) or, if such loan or loans are not included in a securitization, the related holder(s) of the DRA/Colonial Office
Portfolio Pari Passu Non-Trust Loan(s). The termination of the special servicer and appointment of a successor special servicer solely with respect to the
DRA/Colonial Office Portfolio Loan Combination must be consented to and may be directed by the holders of the MLMT series 2007-C1 controlling class after consulting with the holders of the DRA/Colonial Office Portfolio Pari Passu
Non-Trust Loans.

Och-Ziff Retail Portfolio Loan Combination.

      General. The Och-Ziff Retail Portfolio Trust Mortgage Loan, representing
3.5% of the initial mortgage pool balance and 5.1% of the initial loan group 1 balance, has a cut-off date principal balance of $140,000,000. The Och-Ziff
Retail Portfolio mortgaged properties also secure one (1) other mortgage loan having a cut-off date principal balance of $144,000,000 that is pari passu in right of payment and in other respects with the Och-Ziff Retail Portfolio Trust
Mortgage Loan and is currently held by UBS Securities Real Estate Securities
Inc. and is expected to be conveyed into a future securitization.

      The holders of the Och-Ziff Retail Portfolio Loan Combination have entered into the Och-Ziff Retail Portfolio Co-Lender Agreement. The Och-Ziff Retail
Portfolio Co-Lender Agreement provides that expenses, losses and shortfalls relating to the Och-Ziff Retail Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, between the Och-Ziff Retail Portfolio
Co-Lenders.

      Servicing. The Och-Ziff Retail Portfolio Co-Lender Agreement generally provides that the Och-Ziff Retail Portfolio Loan Combination will be serviced pursuant to the Och-Ziff Retail Portfolio Co-Lender Agreement and the MLMT
2007-C1 pooling and servicing agreement by the applicable master servicer and the special servicer, for the benefit of all lenders as a collective whole. In the event of any conflict between the terms of the Och-Ziff Retail Portfolio
Co-Lender Agreement and the pooling and servicing agreement, the terms of the
Och-Ziff Retail Portfolio Co-Lender Agreement will control.

      Distributions. Under the terms of the Och-Ziff Retail Portfolio Co-Lender
Agreement, any payment (whether of principal or interest or prepayment under the
Och-Ziff Retail Portfolio Loan Combination or any

                                      S-89

proceeds relating to the Och-Ziff Retail Portfolio Mortgaged Property) will be applied to the Och-Ziff Retail Portfolio Trust Mortgage Loan and the Och-Ziff
Retail Portfolio Pari Passu Non-Trust Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

      Consultation and Consent. Any decision to be made with respect to the
Och-Ziff Retail Portfolio Loan Combination that requires the approval of a
"controlling holder" or otherwise requires approval under the Och-Ziff Retail
Portfolio Co-Lender Agreement will require approval of the Och-Ziff Retail
Portfolio Controlling Party after consultation with the controlling class representative for our MLMT series 2007-C1 securitization. The Och-Ziff Retail
Portfolio Controlling Party, after consultation with the controlling class representative for our MLMT series 2007-C1 certificates, may terminate the special servicer and appoint a successor special servicer with respect to the
Och-Ziff Retail Portfolio Loan Combination. Any successor special servicer must meet the requirements set forth in the applicable servicing agreement, and any such appointment shall be subject to receipt by the certificate administrator of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

The 1101 New York Avenue Loan Combination.

      General. The 1101 New York Avenue Trust Mortgage Loan, which represents
2.8% of the initial mortgage pool balance and 4.1% of the initial loan group 1 balance, has a cut-off date principal balance of $112,500,000. The 1101 New York
Avenue Mortgaged Property also secures one (1) other mortgage loan that is pari passu in right of payment and in other respects with the 1101 New York Avenue
Trust Mortgage Loan. The 1101 New York Avenue Pari Passu Non-Trust Loan has an
aggregate principal balance as of the cut-off date of $112,500,000 and is currently held by Wells Fargo Bank, National Association.

      The holders of the 1101 New York Avenue Loan Combination have entered into the 1101 New York Avenue Co-Lender Agreement, which provides that expenses, losses and shortfalls relating to the 1101 New York Avenue Loan Combination will be allocated, on a pro rata and pari passu basis, among the holders of the 1101
New York Avenue Pari Passu Mortgage Loan and the 1101 New York Avenue Pari Passu
Non-Trust Loan.

      Servicing. The 1101 New York Avenue Co-Lender Agreement generally provides that the 1101 New York Avenue Loan Combination will be serviced pursuant to the
1101 New York Avenue Co-Lender Agreement and the MLMT series 2007-C1 pooling and servicing agreement by the applicable master servicer and the special servicer.

      Distributions. Under the terms of the 1101 New York Avenue Co-Lender
Agreement, any payment (whether of principal or interest or prepayment under the
1101 New York Avenue Loan Combination, or any proceeds relating to the 1101 New
York Avenue Mortgaged Property) will be applied to the 1101 New York Avenue
Trust Mortgage Loan and the 1101 New York Avenue Pari Passu Non-Trust Loan on a
pro rata and pari passu basis according to their respective outstanding principal balances.

      Consultation and Consent. Any decision to be made with respect to the 1101
New York Avenue Loan Combination that requires the approval of a "controlling holder" or otherwise requires approval under the 1101 New York Avenue Co-Lender
Agreement will require approval of the MLMT series 2007-C1 controlling class representative; provided that the master servicer and the special servicer will also be consult on a non-binding basis with the controlling class with respect to the 1101 New York Avenue Non-Trust Loan (to the extent that such loan is included in a securitization) or, if such loan is not included in a securitization, the holder of the 1101 New York Avenue Pari Passu Non-Trust
Loan, provided that, the termination of the special servicer and appointment of a successor special servicer solely with respect to the 1101 New York Avenue
Loan Combination must be consented to and may be directed by the holders of the
MLMT series 2007-C1 controlling class after consultation with the holder of the
1101 New York Avenue Pari Passu Non-Trust Loan.

                                      S-90

The 600 West Chicago Loan Combination.

      General. The 600 West Chicago Trust Mortgage Loan, representing 1.6% of the initial mortgage pool balance and 2.3% of the initial loan group 1 balance, has a cut-off date principal balance of $64,750,000. The 600 West Chicago
Mortgaged Properties also secure three (3) other mortgage loans that are pari passu in right of payment and in other respects with the 600 West Chicago Trust
Mortgage Loan. The 600 West Chicago Pari Passu Non-Trust Loans have aggregate principal balances as of the cut-off date and current holders as listed in the table below:

         PARI PASSU
       NON-TRUST LOAN      AGGREGATE PRINCIPAL BALANCE           CURRENT/EXPECTED HOLDER
      ----------------    -----------------------------    -----------------------------------

            A-1                    $66,250,000                        CGCMT 2007-C6
            A-3                    $67,000,000              LaSalle Bank National Association
            A-4                    $67,000,000              LaSalle Bank National Association

      The holders of the 600 West Chicago Loan Combination have entered into the
600 West Chicago Co-Lender Agreement. The 600 West Chicago Co-Lender Agreement
provides that expenses, losses and shortfalls relating to the 600 West Chicago
Loan Combination will be allocated, on a pro rata and pari passu basis, among the 600 West Chicago Pari Passu Noteholders.

      Servicing. The 600 West Chicago Co-Lender Agreement generally provides that the 600 West Chicago Loan Combination will be serviced pursuant to the 600
West Chicago Co-Lender Agreement and the CGCMT Series 2007-C6 Pooling and
Servicing Agreement by the applicable master servicer and the special servicer.

      Distributions. Under the terms of the 600 West Chicago Co-Lender
Agreement, any payment (whether of principal or interest or prepayment under the
600 West Chicago Pari Passu Non-Trust Loans and the 600 West Chicago Trust
Mortgage Loan, or any proceeds relating to the 600 West Chicago Mortgaged
Property) will be applied to the 600 West Chicago Trust Mortgage Loan and the
600 West Chicago Pari Passu Non-Trust Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

      Consultation and Consent. Any decision to be made with respect to the 600
West Chicago Loan Combination that requires the approval of a "controlling holder" or otherwise requires approval under the 600 West Chicago Co-Lender
Agreement will require approval of the CGCMT Series 2007-C6 controlling class representative after consultation with the controlling class representative for our MLMT series 2007-C1 certificates and the controlling classes with respect to the other 600 West Chicago Pari-Passu Non-Trust Loans (to the extent that any such loans are included in a securitization) or if such loan or loans are not included in a securitization, the related 600 West Chicago Pari Passu
Noteholders, provided that, the termination of the special servicer and appointment of a successor special servicer solely with respect to the 600 West
Chicago Loan Combination must be consented to by (i) a majority of the holders of the CGCMT Series 2007-C6 controlling class and (ii) (a) a majority of the holders of the controlling class of our MLMT series 2007-C1 certificates and a majority of the holders of the controlling class of the other 600 West Chicago
Pari Passu Non-Trust Loans (to the extent that any of such loans are included in a securitization) or (b) if such loan or loans are not included in a securitization, the majority of the holders of each of the 600 West Chicago Pari
Passu Non-Trust Loans, as applicable.

The Encanto-SLB Puerto Rico Loan Combination.

      General. The Encanto-SLB Puerto Rico Trust Mortgage Loan, which represents approximately 0.5% of the initial mortgage pool balance and approximately 0.7%
of the initial loan group 1 balance, is secured by the Encanto-SLB Puerto Rico
Mortgaged Property. The borrower has encumbered the Encanto-SLB Puerto Rico
Mortgaged Property with junior debt, which constitutes the related B-Note
Non-Trust Loan. The aggregate debt consisting of the Encanto-SLB Puerto Rico
Trust Mortgage Loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute the Encanto-SLB Puerto Rico Loan Combination, is secured by a single mortgage

                                      S-91

or deed of trust on the Encanto-SLB Puerto Rico Mortgaged Property. The related
B-Note Non-Trust Loan is currently being held by Wells Fargo Bank, National
Association and will not be included in the trust fund.

      The Encanto-SLB Puerto Rico Trust Mortgage Loan and related B-Note
Non-Trust Loan are cross-defaulted. The B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the Encanto-SLB
Puerto Rico Trust Mortgage Loan.

      The trust, as the holder of the Encanto-SLB Puerto Rico Trust Mortgage
Loan, and the holder of the B-Note Non-Trust Loan are parties to the Encanto-SLB
Puerto Rico Intercreditor Agreement. The servicing and administration of the
Encanto-SLB Puerto Rico Trust Mortgage Loan (and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the applicable master servicer on behalf of the trust (and, in the case of the related B-Note
Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to the B-Note
Non-Trust Loan as described in the Encanto-SLB Puerto Rico Intercreditor
Agreement. The following describes certain provisions of the Encanto-SLB Puerto
Rico Intercreditor Agreement.

      Allocation of Payments Between the Encanto-SLB Puerto Rico Trust Mortgage
Loan and the Related B-Note Non-Trust Loan. The rights of the holder of the related B-Note Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the Encanto-SLB
Puerto Rico Trust Mortgage Loan to receive such amounts. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the Encanto-SLB Puerto Rico Trust Mortgage Loan. Any voluntary principal prepayments, including any prepayments resulting from the payment of insurance proceeds or condemnation awards prior, to the continuance of an event of default will be applied on a pro rata basis. If an Encanto-SLB Puerto Rico
A/B Material Default occurs and is continuing with respect to the Encanto-SLB
Puerto Rico Loan Combination, then all amounts tendered by the borrower or otherwise available for payment of the Encanto-SLB Puerto Rico Loan Combination will be applied by the applicable master servicer (with any payments received by the holder of the related B-Note Non-Trust Loan after and during an Encanto-SLB
Puerto Rico A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, as follows:

      o     first, to the note A holder in an amount equal to the accrued and unpaid interest on the note A principal balance;

      o     second, to the note A holder in an amount equal to the note A principal balance, until such time as the unpaid principal amount of such note has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of such note have been paid in full;

      o     third, to the note A holder up to the amount of any unreimbursed costs and expenses paid by the note A holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) with respect to the Encanto-SLB Puerto Rico Loan
            Combination pursuant to the pooling and servicing agreement;

      o     fourth, to the note B holder, in an amount equal to the accrued and unpaid interest on the note B principal balance;

      o     fifth, to the note B holder until such time as the unpaid principal amount of such note has been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of such note have been paid in full (other than prepayment premiums);

      o     sixth, to the extent default interest or late payment charges on the
            Encanto-SLB Puerto Rico Loan Combination are not required to be otherwise applied under the pooling and servicing agreement, any default interest in excess of the interest paid in accordance with clauses first through fifth

                                      S-92

            above (i) first, to note A up to an amount equal to interest at the note A default interest rate on note A and (ii) second, to note B up to an amount equal to interest at the note B default interest rate on note B;

      o     seventh, to the note A holder, in an amount equal to the pro rata share allocable to note A of any prepayment premium, to the extent actually paid by the borrower;

      o     eighth, to the note B holder, in an amount equal to the pro rata share allocable to note B of any prepayment premium, to the extent actually paid by the borrower; and

      o     ninth, if any excess amount is paid by or on behalf of the borrower, and not otherwise applied in accordance with the foregoing clauses first to eighth, such remaining amount shall be paid as follows: (A)
            first to the respective note B holder, up to the amount of any unreimbursed cure payments paid by such note B holder with respect to the Encanto-SLB Puerto Rico Loan Combination pursuant to the
            Encanto-SLB Puerto Rico Intercreditor Agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the borrower required to be otherwise applied under the pooling and servicing agreement as described in clause eighth) to the note A holder and the note B holder in accordance with their respective initial percentage interests.

      Notwithstanding the foregoing, amounts payable with respect to the related
B-Note Non-Trust Loan will not be available to cover all costs and expenses associated with the Encanto-SLB Puerto Rico Trust Mortgage Loan. Unless an
Encanto-SLB Puerto Rico A/B Material Default exists, payments of principal and interest with respect to the related B-Note Non-Trust Loan will be made to the holder of that loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional
Trust Fund Expenses. For example, following the resolution of all Servicing
Transfer Events (and presumably all Encanto-SLB Puerto Rico A/B Material
Defaults) with respect to the Encanto-SLB Puerto Rico Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the related B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to the
Encanto-SLB Puerto Rico Trust Mortgage Loan, as well as interest on related
Advances and various other servicing expenses, will be payable out of collections allocable to that mortgage loan and/or general collections on the mortgage pool if collections allocable to the related B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

      If, after the expiration of the right of the holder of the related B-Note
Non-Trust Loan to purchase the related Encanto-SLB Puerto Rico Trust Mortgage
Loan (as described below), the Encanto-SLB Puerto Rico Trust Mortgage Loan or the B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related Encanto-SLB Puerto Rico Trust Mortgage Loan or the related B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the Encanto-SLB
Puerto Rico Loan Combination, then all payments to the trust, as the holder of the Encanto-SLB Puerto Rico Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the Encanto-SLB Puerto Rico Trust
Mortgage Loan will remain the same. In that case, the holder of the related
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Encanto-SLB Puerto
Rico Trust Mortgage Loan or the related B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the B-Note Non-Trust Loan).

      Servicing of the Encanto-SLB Puerto Rico Loan Combination. The Encanto-SLB
Puerto Rico Trust Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer and/or the special servicer pursuant to the pooling and servicing agreement and the Encanto-SLB
Puerto Rico SLB Intercreditor Agreement. The applicable master servicer and/or the special servicer will service and administer the related B-Note Non-Trust
Loan to the extent described below. The Servicing Standard will

                                      S-93

require the applicable master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note
Non-Trust Loan when servicing the Encanto-SLB Puerto Rico Loan Combination, with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans comprised by the Encanto-SLB Puerto Rico Loan
Combination and (ii) in the case of the special servicer, if such a mortgage loan comes into and continues in default, the maximization of the recovery on those mortgage loans for both the trust and the holder of the related B-Note
Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the Encanto-SLB Puerto Rico Intercreditor Agreement, the
subordinate nature of the B-Note Non-Trust Loan. The holder of the B-Note
Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

      The applicable master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the Encanto-SLB Puerto Rico Loan Combination. Subject
to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Non-Trust Loan to purchase the Encanto-SLB Puerto
Rico Trust Mortgage Loan (as discussed under "--Modifications" and "--Purchase of the Encanto-SLB Puerto Rico Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan"), the holder of the related B-Note Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or the special servicer's administration of, or the exercise of its rights and remedies with respect to, the Encanto-SLB Puerto Rico Loan Combination.

      Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to the related B-Note Non-Trust Loan. The holder of the related B-Note Non-Trust Loan is not required to make any P&I advance with respect to the Encanto-SLB Puerto Rico Trust Mortgage Loan or any servicing advance with respect to the Encanto-SLB Puerto Rico Mortgaged Property. The
applicable master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the Encanto-SLB Puerto Rico Mortgaged
Property. The special servicer may, but is not obligated to, make servicing advances with respect to the Encanto-SLB Puerto Rico Mortgaged Property.

      Consent Rights. The holder of the related B-Note Non-Trust Loan will be entitled to advise the servicer with respect to certain actions outlined in the related Encanto-SLB Puerto Rico Intercreditor Agreement, and the servicer will not be permitted to take any such actions until it has notified the holder of such Note B Non-Trust Loan in writing and obtained its consent to such actions, which include the following:

      (i)    any modification or amendment of or waiver of any term that would result in the extension of the maturity date, a reduction of the applicable interest rate, or any prepayment premium, exit fee or yield maintenance charge, or a deferral or forgiveness of interest or principal, a modification or waiver of any other monetary term
             (other than default interest) or a modification or waiver of any provision which restricts the borrower from incurring additional indebtedness or from transferring the related mortgaged property or equity interests in the borrower;

      (ii)   increase the interest rate or principal amount;

      (iii)  the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
             clause;

      (iv)   any proposed or actual foreclosure upon or conversion of any related mortgaged property if the loan should become a specially serviced loan and continue in default or any acquisition by deed in lieu of foreclosure;

      (v)    any proposed or actual sale of the related property or the loan;

      (vi)   any release of the borrower, any guarantor or other obligor from liability;

      (vii)  any modification or amendment of, or waiver of any term of the loan that would result in a discounted pay-off;

                                      S-94

      (viii) any determination to bring any related property, which has become an REO property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

      (ix)   any adoption or approval of a plan in a bankruptcy of the mortgage loan borrower;

      (x)    any termination or consent to termination of the related property manager or a change in any franchise arrangement; or

      (xi)   any acceptance of an assumption agreement releasing the borrower from liability;

provided that the consent of the holder of the related B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the Encanto-SLB Puerto Rico Loan Combination after the occurrence of a control appraisal event, as described under "Servicing of the Mortgage
Loans--The Controlling Class Representative and the Loan Combination Controlling
Parties" in this prospectus supplement; and provided, further, that no consent or failure to provide consent of the holder of the B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard.
The holder of the related B-Note Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of that loan or the related loan documents without the prior written consent of the trustee, as holder of the Encanto-SLB Puerto Rico Trust Mortgage Loan, acting through the applicable master servicer and/or the special servicer as specified in the pooling and servicing agreement.

      Purchase of the Encanto-SLB Puerto Rico Trust Mortgage Loan by the Holder
of the Related B-Note Non-Trust Loan. Upon the occurrence of any one of certain defaults that are set forth in the Encanto-SLB Puerto Rico Intercreditor
Agreement, the holder of the related B-Note Non-Trust Loan will have the right to purchase the Encanto-SLB Puerto Rico Trust Mortgage Loan at a purchase price determined under the Encanto-SLB Puerto Rico Intercreditor Agreement and
generally equal to the sum of (a) the outstanding principal balance of the
Encanto-SLB Puerto Rico Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Encanto-SLB Puerto Rico Trust Mortgage
Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Encanto-SLB Puerto Rico
Loan Combination by the applicable master servicer or the special servicer, (e)
any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the Encanto-SLB Puerto Rico Trust
Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement excluding any exit or liquidation fees, and (g)
out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the Encanto-SLB Puerto Rico Loan Combination together with advance interest thereon.

      Option to Cure Defaults Under the Encanto-SLB Puerto Rico Trust Mortgage
Loan. The holder of the related B-Note Non-Trust Loan has the right to cure monetary events of default under the Encanto-SLB Puerto Rico Trust Mortgage
Loan, and also has the right to cure certain non-monetary events of default, provided that there may not be more than 3 consecutive cure events nor more than
6 cure events over the term of the loan.

Lexus of Fremont Loan Combination.

      General. The Lexus of Fremont Trust Mortgage Loan, which has a cut-off date principal balance of $14,988,473 representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Lexus of
Fremont Loan Combination, which consists of the Lexus of Fremont Trust Mortgage
Loan and the Lexus of Fremont B-Note

                                      S-95

Non-Trust Loan, both of which are secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lexus of Fremont. We intend to include the Lexus of Fremont Trust Mortgage Loan in the trust fund.
The Lexus of Fremont B-Note Non-Trust Loan was sold immediately after origination to Astar Finance LLC, and will not be included in the trust fund.

      The Lexus of Fremont Trust Mortgage Loan and the Lexus of Fremont B-Note
Non-Trust Loan are cross-defaulted. The Lexus of Fremont B-Note Non-Trust Loan has the same maturity date and prepayment structure as the Lexus of Fremont
Trust Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Lexus of Fremont Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Lexus of Fremont Trust Mortgage Loan and does not take into account the
Lexus of Fremont B-Note Non-Trust Loan.

      The trust, as the holder of the Lexus of Fremont Trust Mortgage Loan, and the holder of the Lexus of Fremont B-Note Non-Trust Loan are parties to an intercreditor agreement, which we refer to as the Lexus of Fremont Intercreditor
Agreement. The servicing and administration of the Lexus of Fremont Trust
Mortgage Loan (and, to the extent described below, the Lexus of Fremont B-Note
Non-Trust Loan) will be performed by the applicable master servicer and the special servicer on behalf of the trust (and, in the case of the Lexus of
Fremont B-Note Non-Trust Loan, on behalf of the holder of that loan). The following describes certain provisions of the Lexus of Fremont Intercreditor
Agreement.

      Priority of Payments. The rights of the holder of the Lexus of Fremont
B-Note Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the Lexus of Fremont
Trust Mortgage Loan to receive such amounts. So long as a Lexus of Fremont
Material Default has not occurred or, if a Lexus of Fremont Material Default has occurred but is no longer continuing, the Lexus of Fremont Borrower will be required to make separate payments of principal and interest to the holders of the Lexus of Fremont Trust Mortgage Loan and the Lexus of Fremont B-Note
Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the Lexus of Fremont
Trust Mortgage Loan. Any voluntary principal prepayments will be applied to the
Lexus of Fremont Trust Mortgage Loan and the Lexus of Fremont B-Note Non-Trust
Loan on a pro rata basis; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing Lexus of Fremont Material Default. If a Lexus of Fremont Material
Default occurs and is continuing, then amounts tendered by the Lexus of Fremont
Borrower on the Lexus of Fremont B-Note Non-Trust Loan will generally be subordinated to payments due with respect to the Lexus of Fremont Trust Mortgage
Loan and the amounts with respect to the Lexus of Fremont Loan Combination will be paid in the following manner:

      o     first, to the holder of the Lexus of Fremont Trust Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid by such entity;

      o     second, to the holder of the Lexus of Fremont Trust Mortgage Loan or its servicer, in an amount equal to the accrued and unpaid non-default interest;

      o     third, to the holder of the Lexus of Fremont Trust Mortgage Loan or its servicer, in an amount equal to the principal balance of the
            Lexus of Fremont Trust Mortgage Loan until paid in full;

      o     fourth, to the holder of the Lexus of Fremont B-Note Non-Trust Loan, in an amount equal to the accrued and unpaid non-default interest on the Lexus of Fremont B-Note Non-Trust Loan;

      o     fifth, to the holder of the Lexus of Fremont B-Note Non-Trust Loan, in an amount equal to the principal balance of the Lexus of Fremont
            B-Note Non-Trust Loan until paid in full;

                                      S-96

      o     sixth, any default interest in excess of the interest paid (i)
            first, to the holder of the Lexus of Fremont Trust Mortgage Loan, and (ii) then, to the holder of the Lexus of Fremont B-Note
            Non-Trust Loan;

      o     seventh, to the holder of the Lexus of Fremont Trust Mortgage Loan or its servicer, the applicable percentage interest of any prepayment premium, to the extent actually paid, in accordance with the portion of the Lexus of Fremont Trust Mortgage Loan so prepaid;

      o     eighth, to the holder of the Lexus of Fremont B-Note Non-Trust Loan, in an amount equal to the applicable percentage interest of any prepayment premium, to the extent actually paid, in accordance with the portion of the Lexus of Fremont B-Note Non-Trust Loan so prepaid;

      o     ninth, any late payment charges, other than a prepayment premium or default interest, to the holder of the Lexus of Fremont Trust
            Mortgage Loan and the holder of the Lexus of Fremont B-Note
            Non-Trust Loan, pro rata, based upon the initial principal balances of those mortgage loans; and

      o     tenth, any excess, to the holder of the Lexus of Fremont Trust
            Mortgage Loan and the holder of the Lexus of Fremont B-Note
            Non-Trust Loan, pro rata, based upon the initial principal balances of those mortgage loans.

      If, after the expiration of the right of the holder of the Lexus of
Fremont B-Note Non-Trust Loan to purchase the Lexus of Fremont Trust Mortgage
Loan (as described below), the Lexus of Fremont Trust Mortgage Loan or the Lexus
of Fremont B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the Lexus of Fremont Trust Mortgage Loan or the
Lexus of Fremont B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the Lexus of Fremont
Loan Combination, then all payments to the trust, as the holder of the Lexus of
Fremont Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the Lexus of Fremont Trust Mortgage Loan will remain the same. In that case, the holder of the Lexus of Fremont B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Lexus of Fremont Trust Mortgage Loan or the Lexus of Fremont B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the Lexus of Fremont B-Note Non-Trust Loan).

      Consent Rights. The ability of the applicable master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the Lexus of
Fremont B-Note Non-Trust Loan, the Lexus of Fremont Trust Mortgage Loan or the
related loan documents, is limited by the rights of the holder of the Lexus of
Fremont B-Note Non-Trust Loan to approve modifications and other actions as contained in the Lexus of Fremont Intercreditor Agreement; provided that the consent of the holder of the Lexus of Fremont B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the
Lexus of Fremont Loan Combination after the expiration of the right of the holder of the Lexus of Fremont B-Note Non-Trust Loan to purchase the Lexus of
Fremont Trust Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of the Lexus of Fremont B-Note Non-Trust Loan may cause the applicable master servicer or the special servicer to violate applicable law or any term of the pooling and servicing agreement, including the
Servicing Standard. The holder of the Lexus of Fremont B-Note Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the Lexus of Fremont B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the
Lexus of Fremont Trust Mortgage Loan, acting through the applicable master servicer and/or the special servicer as specified in the pooling and servicing agreement.

                                      S-97

      Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the Lexus of Fremont Intercreditor Agreement, the holder of the
Lexus of Fremont B-Note Non-Trust Loan will have the right to purchase the Lexus of Fremont Trust Mortgage Loan at a purchase price determined under the Lexus of
Fremont Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the Lexus of Fremont Trust Mortgage Loan
(without reduction on account of any unreimbursed principal advances made by the servicer), (b) accrued and unpaid interest on the outstanding principal balance of the Lexus of Fremont Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Lexus of Fremont Loan Combination by the applicable master servicer or the special servicer, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the Lexus of Fremont Trust Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the Lexus of
Fremont Loan Combination together with advance interest thereon.

      Cure Rights. The holder of the Lexus of Fremont B-Note Non-Trust Loan does not have any rights to cure any defaults under the Lexus at Fremont Trust
Mortgage Loan.

The Mezz Cap Loan Combinations.

      General. In the case of the three A-Note Trust Mortgage Loans identified in the table below, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note Non-Trust
Loan. In each case, the aggregate debt consisting of the A-Note Trust Mortgage
Loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute a Mezz Cap A/B Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property.

         A-NOTE TRUST                                % OF INITIAL          % OF INITIAL LOAN GROUP
         MORTGAGE LOAN            LOAN GROUP     MORTGAGE POOL BALANCE         1 OR 2 BALANCE
-------------------------------  ------------   -----------------------   -------------------------

Toledo Hilton                         1                  0.2%                       0.3%
Fairfield Inn Potomac Mills           1                  0.2%                       0.3%
Stone Ridge Apartments                2                  0.3%                       1.1%

      We intend to include each of the A-Note Trust Mortgage Loans in the trust fund. Each of the B-Note Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital Finance, LLC or Mezz Cap Finance, LLC, and will not be included in the trust fund.

      In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Trust
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note
Trust Mortgage Loan and does not take into account the related B-Note Non-Trust
Loan.

      The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as a Mezz Cap Intercreditor
Agreement. The servicing and administration of each A-Note Trust Mortgage Loan
(and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the related Mezz Cap A/B Loan Combination described in the related

                                      S-98

Mezz Cap A/B Intercreditor Agreement. The following describes certain provisions of the Mezz Cap Intercreditor Agreements.

      Allocation of Payments Between Each A-Note Trust Mortgage Loan and the
Related B-Note Non-Trust Loan. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as a Mezz Cap A/B Material Default has not occurred or, if a Mezz Cap A/B Material Default has occurred but is no longer continuing with respect to a Mezz Cap A/B Loan Combination, the borrower under the subject Mezz Cap A/B Loan Combination will be required to make separate payments of principal and interest to the holder of the related A-Note Trust
Mortgage Loan and B-Note Non-Trust Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note
Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing Mezz Cap A/B Material Default. If a Mezz Cap A/B Material Default
occurs and is continuing with respect to a Mezz Cap A/B Loan Combination, then all amounts tendered by the borrower or otherwise available for payment of that
Mezz Cap A/B Loan Combination will be applied by the master servicer (with any payments received by the holder of the related B-Note Non-Trust Loan after and during a Mezz Cap A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the related Mezz Cap Intercreditor Agreement, which generally provides that all interest, principal, yield maintenance charges and outstanding expenses in respect of the subject A-Note Trust Mortgage Loan will be paid in full prior to any application of payments in respect of the related B-Note Non-Trust Loan.

      Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless a Mezz Cap A/B Material
Default exists, payments of principal and interest with respect to each B-Note
Non-Trust Loan will be made directly by the borrower to the holder of the related B-Note Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute
Additional Trust Fund Expenses. For example, a Servicing Transfer Event could occur with respect to a Mezz Cap A/B Loan Combination, giving rise to special servicing fees, at a time when no Mezz Cap A/B Material Default exists. In addition, following the resolution of all Servicing Transfer Events (and presumably all Mezz Cap A/B Material Defaults) with respect to a Mezz Cap A/B
Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the related B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

      If, after the expiration of the right of the holder of any B-Note
Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust
Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related Mezz Cap A/B Loan Combination, then all payments to the trust, as the holder of the related A-Note Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the related A-Note
Trust Mortgage Loan will remain the same. In that case, the holder of the subject B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related
A-Note Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

                                      S-99

      Servicing of the Mezz Cap A/B Loan Combinations. Each A-Note Trust
Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer and/or special servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Non-Trust Loan to the extent described below. The Servicing Standard will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Non-Trust Loan when servicing each Mezz Cap A/B Loan
Combination, with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans comprised by that Mezz Cap A/B
Loan Combination and (ii) in the case of the special servicer, if such a mortgage loan comes into and continues in default, the maximization of the recovery on those mortgage loans for both the trust and the holder of the related B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the related Mezz Cap Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan. The holder of each
B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

      The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each Mezz Cap A/B Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of a
B-Note Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under "--Modifications" and "--Purchase of an A-Note Trust Mortgage
Loan by the Holder of the Related B-Note Non-Trust Loan"), the holder of a
B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related Mezz Cap A/B Loan
Combination.

      So long as a Mezz Cap A/B Material Default has not occurred with respect to a Mezz Cap A/B Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If a
Mezz Cap A/B Material Default occurs with respect to a Mezz Cap A/B Loan
Combination, the master servicer or the special servicer, as applicable, will
(during the continuance of that Mezz Cap A/B Material Default) collect and distribute payments for both the related A-Note Trust Mortgage Loan and the
B-Note Non-Trust Loan according to the sequential order of priority provided for in the related Mezz Cap Intercreditor Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to a B-Note Non-Trust Loan. Neither the holder of any B-Note Non-Trust Loan nor any related separate servicer is required to make any P&I advance with respect to the related A-Note Trust Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the mortgaged real property securing a Mezz Cap A/B
Loan Combination. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing a Mezz
Cap A/B Loan Combination.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an
A-Note Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related Mezz Cap
Intercreditor Agreement; provided that the consent of the holder of a B-Note
Non-Trust Loan will not be required in connection with any modification or other action with respect to the related Mezz Cap A/B Loan Combination after the expiration of the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note

                                      S-100

Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

      Purchase of an A-Note Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan. Upon the occurrence of any one of certain defaults that are set forth in the related Mezz Cap Intercreditor Agreement, the holder of a
B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust
Mortgage Loan at a purchase price determined under the Mezz Cap Intercreditor
Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject Mezz Cap A/B Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the A-Note
Trust Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the Mezz Cap A/B Loan
Combination together with advance interest thereon.

      The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related Mezz Cap A/B Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     One hundred seventy-six (176) of the mortgaged real properties, securing approximately 36.9% of the initial mortgage pool balance and approximately 54.3% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25.0% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Eighty-five (85) of the mortgaged real properties, securing approximately 9.9% of the initial mortgage pool balance and approximately 14.5% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in

                                      S-101

            some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at the retail, office, industrial and mixed use mortgaged real properties.

      o     Certain of the mortgaged real properties are multifamily rental properties that receive rent subsidies from the United States
            Department of Housing and Urban Development under the Section 42 low income tax credit program or have tenants whose rents are subsidized under HUD's Section 8 housing choice voucher program or are otherwise subsidized.

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, which may or may not be subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more tenants
            (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and, in some situations, all of the leases at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of nine (9) mortgaged real properties, securing, in whole or partially, nine (9) mortgage loans, representing approximately 1.6% of the initial mortgage pool balance and approximately 2.4%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. Generally, but not in all cases, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 20 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt. In the case of each Pari Passu Trust Mortgage
Loan and each A-Note Trust Mortgage Loan, the related mortgage also secures one or more related Non-Trust Loans that will not be included in the assets of the issuing entity. Each Non-Trust Loan is secured by some mortgage instrument that secures the related mortgage loan that will be included in the assets of the issuing entity. See "--The Loan Combinations" above for a description of these related Loan Combinations.

                                      S-102

      In the case of six (6) mortgage loans, representing approximately 1.6% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance, and approximately 1.7% of the initial loan group 2 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                                          MORTGAGE LOAN
                                                          CUT-OFF DATE      MAXIMUM COMBINED LTV     MINIMUM COMBINED
LOAN GROUP         MORTGAGED PROPERTY NAME                   BALANCE          RATIO PERMITTED         DSCR PERMITTED
----------  ---------------------------------------      ---------------   ----------------------   -----------------

    2       Broadstone Heights                            $  22,600,000            85.0%                  1.15x
    1       MedVenture Building                           $  10,000,000            70.0%                  1.20x
    1       Hilton Garden Inn Albuquerque                 $   9,760,000            75.0%                  1.40x
    1       Holiday Inn Hotel & Suites Albuquerque        $   9,700,000            80.0%                  1.40x
    1       Homewood Suites Albuquerque Airport           $   9,000,000            80.0%                  1.40x
    1       Bear Building                                 $   4,192,021            52.5%                  1.21x

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

      Mezzanine Debt. In the case of three (3) mortgage loans, representing approximately 3.7% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing approximately 0.3% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately
10.9% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                          MORTGAGE LOAN        EXISTING
 LOAN                                      CUT-OFF DATE        MEZZANINE       AGGREGATE DEBT
 GROUP      MORTGAGED PROPERTY NAME          BALANCE         DEBT BALANCE         BALANCE
----------  -------------------------    ----------------   ---------------   ----------------

   2      B2 Portfolio                    $  130,500,000     $  26,000,000     $  156,500,000
   2      Greens at Derby Phase II        $    9,979,097     $   1,627,284     $   11,606,381
   1      Wilmot Professional Plaza       $    7,605,000     $     599,539     $    8,204,539

      Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default, and

                                      S-103

      o     has the right to consent to certain modifications to the mortgage loan.

      In the case of 26 mortgage loans, representing approximately 24.9% of the initial mortgage pool balance (21 mortgage loans in loan group 1, representing approximately 31.9% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 9.9% of the initial loan group
2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                            MORTGAGE LOAN     MAXIMUM COMBINED        MINIMUM
                                                            CUT-OFF DATE         LTV RATIO            COMBINED
LOAN GROUP          MORTGAGED PROPERTY NAME                    BALANCE           PERMITTED         DSCR PERMITTED
----------  ----------------------------------------      -----------------  -----------------    ----------------

     1       Town Center at Cobb                           $   280,000,000         80.0%               1.05x
     1       DRA / Colonial Office Portfolio               $   247,302,418         80.0%               1.20x
     1       Gwinnett Place                                $   115,000,000         80.0%               1.05x
     2       Columbia/Brook Park MHC Rollup                $    55,000,000         80.0%               1.20x
     1       FIDM Los Angeles                              $    33,000,000         80.0%               1.20x
     2       Broadstone Heights                            $    22,600,000         85.0%               1.15x
     2       Weston Ranch Apartments                       $    22,500,000         90.0%               1.05x
     1       Ordnance Plaza 2                              $    22,400,000         85.0%               1.10x
     1       Plaza Nine                                    $    18,480,000         80.0%               1.15x
     1       Grand Mart-Little River                       $    18,392,012         85.0%               1.05x
     2       The Greens at McKinney                        $    17,586,684          (1)                 (1)
     1       Huntington Park Retail                        $    17,200,000         90.0%               1.10x
     1       Palm Beach Office Building                    $    15,000,000         85.0%               1.30x
     1       Laurel Executive Bldg                         $    14,500,000         80.0%               1.20x
     1       North Bay Centre                              $    13,000,000         90.0%               1.10x
     1       The Papermill                                 $    12,000,000         75.0%               1.20x
     2       Lakeshore Landings MHC                        $    10,000,000         85.0%               1.20x
     1       MedVenture Building                           $    10,000,000         70.0%               1.20x
     1       Hilton Garden Inn Albuquerque                 $     9,760,000         75.0%               1.40x
     1       Holiday Inn Hotel & Suites Albuquerque        $     9,700,000         80.0%               1.40x
     1       Oak Grove Crossing                            $     9,000,000         85.0%               1.20x
     1       Homewood Suites Albuquerque Airport           $     9,000,000         80.0%               1.40x
     1       Rochling Distribution Facility                $     7,700,000         80.0%               1.20x
     1       Hawthorn Suites Naples                        $     7,073,202         75.0%               1.20x
     1       Rush Creek Shopping Center                    $     7,000,000         85.0%               1.05x
     1       35 Raymond                                    $     4,250,000         75.0%               1.20x

_______________

(1)   Based on lender approval.

                                      S-104

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

      See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's
Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property
Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing
Reduces a Principal's Equity in, and Therefore Its Incentive to Support, a
Mortgaged Real Property" in this prospectus supplement.

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of five (5) mortgage loans, representing approximately 1.9% of the initial mortgage pool balance, the related borrowers have incurred, or are expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property, in each case as identified in the table below.

                                                                                                MAXIMUM
                                                  MORTGAGE LOAN      AMOUNT OF UNSECURED     COMBINED LTV       MINIMUM
                                                  CUT-OFF DATE         DEBT INCURRED/            RATIO       COMBINED DSCR
LOAN GROUP       MORTGAGED PROPERTY NAME             BALANCE              PERMITTED            PERMITTED       PERMITTED
----------  ---------------------------------    ---------------    ---------------------   --------------  ---------------

     2       Starlite Mobile Estates              $  19,550,000         $   540,000               N/A             N/A
     1       Encanto-SLB Puerto Rico              $  18,265,766         $ 2,500,000               N/A             N/A
     1       Thunderbird Paseo Medical Plaza      $  17,000,000                  --              80.0%           1.20x
     1       Kingsley Square                      $  14,630,000         $   500,000               N/A             N/A
     1       Hawthorn Suites Naples               $   7,073,202         $   100,000               N/A             N/A

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

                                      S-105

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Sixty-four (64) mortgage loans, representing approximately
60.1% of the initial mortgage pool balance (61 mortgage loans in loan group 1, representing approximately 57.6% of the initial loan group 1 balance and three
(3) mortgage loans in loan group 2, representing approximately 65.3% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

            In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

            For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

                                      S-106

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

            2     a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

            For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

      The 64 mortgage loans referred to above provide for lockbox accounts as follows:

                                              TOTAL CUT-OFF                             % OF INITIAL              % OF INITIAL
                                                   DATE        % OF INITIAL             LOAN GROUP 1              LOAN GROUP 2
                                NUMBER OF       PRINCIPAL        MORTGAGE     GROUP 1    PRINCIPAL     GROUP 2     PRINCIPAL
      LOCKBOX TYPE*          MORTGAGE LOANS      BALANCE       POOL BALANCE    COUNT      BALANCE       COUNT       BALANCE
--------------------------   --------------   --------------   ------------   ------   ------------   -------    ------------

Hard                               26         $1,647,373,886       40.7%         24         33.8%          2          55.2%
None at Closing,
   Springing Hard                  28            419,566,656       10.4          28         15.2           0           0.0
Soft                                6            208,891,937        5.2           6          7.6           0           0.0
Soft at Closing,
   Springing Hard                   2            137,471,251        3.4           1          0.3           1          10.1
None at Closing, Springing
   Soft                             2             19,013,943        0.5           2          0.7           0           0.0
                                   --         --------------       ----          --         ----          --          ----
         TOTAL                     64         $2,432,317,673       60.1%         61         57.6%          3          65.3%
                                   ==         ==============       ====          ==         ====          ==          ====

___________________

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

                                      S-107

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

      In the case of two (2) mortgaged real properties (property number 13.01 and loan number 252), representing approximately 1.4% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of approximately 26%
and 22% respectively, of the estimated replacement cost of the improvements. The related loan documents with respect to the mortgage loan secured by property number 13.01 require the borrower to obtain earthquake insurance while the mortgage loan documents with respect to loan number 252 do not so require.

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to related REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Fitch and S&P
(or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy

                                      S-108

providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by either of Fitch or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence of or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk For Particular Special Hazard Losses"
in the accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.

                                      S-109

Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

      Environmental Assessments. In the case of all but 47 of the mortgaged real properties, a third-party environmental consultant conducted a Phase I environmental site assessment, updated a previously conducted assessment (which update may have been pursuant to a database update) or conducted a database search, with respect to all of the mortgaged real properties securing the mortgage loans during the 36-month period ending on the cut-off date. In the case of 47 mortgaged real properties referred to above, the Phase I environmental site assessment was not conducted.

      In the case of 12 mortgaged real properties securing nine (9) separate mortgage loans, representing approximately 2.9% of the initial mortgage pool balance and approximately 4.2% of the initial loan group 1 balance), a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

                                      S-110

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

                                      S-111

      Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

      In the case of the mortgage loan (loan number 13) identified on Annex A-1 to this prospectus supplement as Mann & Sylmar Biomedical Parks, which represents security for approximately 1.6% of the initial mortgage pool balance and 2.4% of the initial loan group 1 balance, historic monitoring since 2002 of groundwater impacted by volatile organic compounds shows a general trend of stable or declining concentrations. An April 2007 site remediation closure strategy states that, based on information provided by the Regional Water
Quality Control Board (RWQCB), the mortgaged real property is appropriate for site closure. The site remediation closure strategy recommends implementation of a land use restriction prohibiting the use of groundwater for potable or irrigation purposes. A Phase I environmental site assessment performed on June
1, 2007 recommends annual review of regulatory files at the RWQCB until such time that site closure is granted. The related mortgage loan seller has not received notification that the RWQCB has granted site closure or that the RWQCB is not requiring active remediation.

      In the case of the mortgage loan (loan number 24) identified on Annex A-1 to this prospectus supplement as Bayshore Shopping Center, which represents security for approximately 0.7% of the initial mortgage pool balance and approximately 1.1% of the initial loan group 1 balance, the mortgaged real property was identified as having soil and groundwater contamination arising out of prior dry cleaning operations located on-site. A Phase

                                      S-112

II investigation was performed, and remediation was recommended. The related borrower has delivered a $1,000,000 letter of credit, which will be released when remediation is completed in accordance with specified criteria, and a
$3,000,000 letter of credit, which will be released when an acceptable pollution legal liability environmental insurance policy (having policy limits of
$5,000,000, and a 10-year term, and having a deductible not greater than
$100,000) is delivered, or remediation is completed as noted above.

      In the case of the mortgage loan (loan number 63) identified on Annex A-1 to this prospectus supplement as Kingsley Square, which represents security for approximately 0.4% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, the mortgaged real property was identified as having soil and groundwater contamination arising out of dry cleaning operations located on-site. A $5,000,000 pollution legal liability environmental insurance policy is in place. The property is currently being remediated, and the policy limits are believed adequate to address the related remediation costs.

      Environmental Insurance Policies Obtained in Lieu of Environmental
Assessments. With respect to 47 of the mortgaged real properties, representing approximately 1.7% of the initial mortgage pool balance and approximately 2.3%
of the initial loan group 1 balance and approximately 0.4% of the initial loan group 2 balance, such mortgaged real properties are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained in lieu of a Phase I environmental site assessment or in lieu of a recommended or required Phase II environmental site assessment. These policies will be assigned to the trust. The related mortgage loan seller has confirmed that premiums for these policies have been or, as of the date of initial issuance of the series MLMT 2007-C1 certificates, will have been paid in full.

      In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

      o     if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the
            outstanding principal balance is paid; or

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

      o     if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing

                                      S-113

materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

      The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

      The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,581,250.00 and the total claims under the group policy are subject to a maximum of $21,736,000.00. There is no deductible under this policy.

      Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

      In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged real property has become an REO property.

      Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series MLMT 2007-C1 certificates, will have been issued.

      Engineering Assessments. Except with respect to 31 mortgaged real properties, which represent security for approximately 0.7% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance, but for which site inspections were performed, a licensed engineer inspected the related mortgaged real properties in connection with the origination of each mortgage loan to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

      o     in the case of 507 mortgaged real properties, representing security for approximately 98.5% of the initial mortgage pool balance (286 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 98.2% of the initial loan group 1 balance, and 221 mortgaged real properties securing mortgage loans in loan group 2, and representing approximately 99.1% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

      o     in the case of four (4) mortgaged real properties, representing security for approximately 0.8% of the initial mortgage pool balance
            (three (3) mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 0.8% of the initial loan group 1 balance, and one (1) mortgaged real property securing a mortgage loan in loan group 2, and representing approximately 0.9%
            of the initial loan group 2 balance), during the 19-month period preceding the cut-off date.

                                      S-114

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

CERTAIN LEGAL ASPECTS OF THE ENCANTO-SLB PUERTO RICO TRUST MORTGAGE LOAN

      Security Documents. One (1) of the mortgage loans, representing approximately 0.5% of the initial mortgage pool balance, and 0.7% of the initial loan group 1 balance, is secured by multiple real properties located in Puerto
Rico. Commercial mortgage loans secured by mortgaged properties located in
Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgage has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of
Puerto Rico.

      Certain Matters Concerning Environmental Regulation in Puerto Rico. Under
the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22,
2004, as amended, the Puerto Rico Environmental Quality Board has been authorized to enforce federal environmental laws and to adopt and implement regulations and a permit system related to, among others, the Federal Clean
Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and
Recovery Act, CERCLA and other federal environmental legislation that might be enacted with respect to environmental protection, natural resources, solid waste and other related to the purposes of Act No. 416. Additionally, in Puerto Rico environmental laws and regulations address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. In those cases where enforcement of a federal environmental program has not been delegated to the Puerto Rico
Environmental Quality Board, the United States Environmental Protection Agency
retains its enforcement authority and if the Puerto Rico Environmental Quality
Board fails to carry out its enforcement responsibility of a federal delegated program the United States Environmental Protection Agency may act. Therefore,
properties in Puerto Rico under certain circumstances may be subject to enforcement action from both the United States Environmental Protection Agency and/or other federal agencies and the Puerto Rico Environmental Quality Board and/or other Puerto Rico governmental agencies that enforce environmental related laws and regulations including, but not limited to, the Puerto Rico
Department of Natural and Environmental Resources and the Solid Waste Management
Authority.

      For a description of risk factors associated with the Encanto-SLB Puerto
Rico trust mortgage loan, see "Risk Factors--Risks Related to the Mortgage
Loans--Risks Related to the Encanto-SLB Puerto Rico Trust Mortgage Loan" above in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

      We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series
2007-C1 securitization transaction.

                                      S-115

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the custodian with respect to each of the mortgage loans (other than the 600 West
Chicago Trust Mortgage Loan)--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name and address if delivered in blank and except for missing
                  recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

                                      S-116

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer),

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      In the case of the 600 West Chicago Trust Mortgage Loan, the related mortgage loan seller will be required to deliver to the custodian only the related original mortgage note, together with a copy of the 600 West Chicago
Co-Lender Agreement and the CGCMT Series 2007-C6 Pooling and Servicing
Agreement.

      The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.
The scope of the custodian's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the custodian is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the applicable mortgage loan seller described below under "--Repurchases and Substitutions,"
provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or

                                      S-117

assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

      Notwithstanding the foregoing, in the case of certain of the mortgage loans, the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have generally been recorded in the name of Mortgage Electronic Registration Systems, Inc., which we refer to below as MERS, or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or one form of action law or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by
            (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or
            unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

                                      S-118

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

      o     the related borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the subject mortgage loan is eligible to be included in a REMIC;

      o     there are any liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is the subject of bankruptcy proceedings;

                                      S-119

      o     in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

      o     the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Penalty Interest and/or Additional
            Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement (or, in the case of the 600 West Chicago Trust
            Mortgage Loan, all unreimbursed servicing advances allocable to the trust pursuant to the CGCMT Series 2007-C6 Pooling and Servicing
            Agreement) with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator, the custodian or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

                                      S-120

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released or substituted pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies)
            are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release or substitution would not cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any REMIC created under the pooling and servicing agreement under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase

                                      S-121

obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any other obligations on its part that may arise.
Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be Merrill Lynch Mortgage Trust 2007-C1, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Merrill Lynch Mortgage Trust 2007-C1 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the

                                      S-122

Governing Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the certificate administrator, the custodian, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2007-C1 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor."

THE SPONSORS

      General. Merrill Lynch Mortgage Lending, Inc. ("MLML"), General Electric
Capital Corporation ("GECC"), LaSalle Bank National Association ("LaSalle Bank")
and Wells Fargo Bank, National Association ("Wells Fargo") will act as co-sponsors with respect to the series 2007-C1 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                                    AGGREGATE       % OF INITIAL    % OF INITIAL     % OF INITIAL
                                            NUMBER OF MORTGAGE    CUT-OFF DATE        MORTGAGE      LOAN GROUP 1     LOAN GROUP 2
           MORTGAGE LOAN SELLER                    LOANS        PRINCIPAL BALANCE   POOL BALANCE       BALANCE          BALANCE
------------------------------------------  ------------------  -----------------   ------------    ------------     ------------

1. Merrill Lynch Mortgage Lending, Inc.             53           $1,768,411,742           43.7%          35.0%           62.0%
2. General Electric Capital Corporation             64              886,893,130           21.9           17.7            30.7
3. LaSalle Bank National Association                89              739,356,375           18.3           24.0             6.0
4. Wells Fargo Bank, National Association           59              655,563,014           16.2           23.2             1.2
                                                   ---           --------------          -----          -----           -----

          TOTAL                                    265           $4,050,224,261          100.0%         100.0%          100.0%
                                                   ===           ==============          =====          =====           =====

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

      The mortgage loan (loan number 5) identified on Annex A-1 to this prospectus supplement as the Och-Ziff Retail Portfolio, which will be sold to us by LaSalle Bank National Association, was originated by UBS Real Estate
Securities Inc.

                                      S-123

      Merrill Lynch Mortgage Lending, Inc. MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters and an affiliate of Merrill Lynch Capital Services, Inc., the swap counterparty. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994.

      The table below indicates the size and growth of MLML's commercial mortgage loan securitization program:

    MERRILL LYNCH MORTGAGE LENDING US LOAN SECURITIZATION/SALE (IN MILLIONS)
--------------------------------------------------------------------------------
                                2004              2005                2006
                             ----------        -----------        -----------
Fixed Rate Loans             $  1,965.7        $   5,252.1        $   6,525.0
Floating Rate Loans               532.0            1,515.5            2,235.0
                             ----------        -----------        -----------

TOTAL                        $  2,497.7        $   6,767.6        $   8,760.0
                             ==========        ===========        ===========

      For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

      LaSalle Bank National Association. LaSalle Bank National Association
("LaSalle Bank") is a sponsor of this transaction and one of the mortgage loan sellers and is also acting as the custodian with respect to the mortgage loans.
LaSalle Bank originated and underwrote all of the mortgage loans it is selling to the depositor, which represent 18.3% of the initial mortgage pool balance.
Notwithstanding the foregoing, the mortgage loan (loan number 5) identified on
Annex A-1 to this prospectus supplement as the Och-Ziff Retail Portfolio was originated by UBS Real Estate Securities Inc.

      LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street,
Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle Bank offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle
Bank's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle Bank is a subsidiary of LaSalle Bank
Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of September 30, 2006, LaSalle Bank had total assets of approximately $71.4 billion. LaSalle Bank will also act as custodian for this transaction. On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO
North America Holding Company the indirect parent of LaSalle Bank, to Bank of
America Corporation. For a more detailed description of this matter, see
"Transaction Participants--The Custodian" below.

      LaSalle Bank's Commercial Mortgage Securitization Program. LaSalle Bank
has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle Bank has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor the
"COMM" program in which Deutsche Mortgage & Asset Receiving Corporation acted as depositor and the "HQ" and "IQ" programs in which Morgan Stanley Capital I Inc.
acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle Bank originated approximately 2,917 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle Bank also originates other commercial

                                      S-124

mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006,
LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $7.9 billion. LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the
Depositor.

      In addition, LaSalle Bank has been active as an originator of small, multifamily, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $1.8 million in aggregate principal balance of such loans in private transactions. No such loans are included in this offering.

      Servicing. LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

      Underwriting Standards. LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
LaSalle Bank will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

      Appraisals. In general, in connection with the origination or securitization of each of the mortgage loans, LaSalle Bank obtains an appraisal by an independent appraiser that, generally, is a Member of the Appraisal
Institute. Each appraisal complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

      Environmental Assessments. For each mortgaged real property, LaSalle Bank obtains an environmental site assessment except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy. LaSalle Bank generally requires the environmental site assessments within the 12-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I"
environmental site assessment is performed in accordance with industry practice and in some cases, a "Phase II" environmental site assessment is also performed.
In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, LaSalle Bank requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

                                      S-125

      Property Condition Assessments. For each mortgaged real property, LaSalle
Bank requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior construction and mechanical and electrical systems and general condition of the land, buildings and other improvements.
LaSalle Bank generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

      Seismic Review Process. LaSalle Bank generally requires prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

      Zoning and Building Code Compliance. LaSalle Bank generally takes steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, are in compliance in all material respects with, or are legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and the annexes hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant

                                      S-126

improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      General Electric Capital Corporation.

      General. General Electric Capital Corporation ("GECC") was incorporated in
1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts
Corporation, which was formed in 1932. Until November 1987, the name of GECC was
General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC's outstanding common stock is owned by
General Electric Capital Services, Inc., formerly General Electric Financial
Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company ("GE"). Financing and services offered by GECC are diversified, a significant change from the original business of
GECC, which was, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

      GECC operates in four of GE's operating segments described below. These operations are subject to a variety of regulations in their respective jurisdictions. GECC's services are offered primarily in North America, Europe and Asia.

      GECC's principal executive offices are located at 901 Main Avenue,
Norwalk, CT 06851; it also maintains executive offices at 3135 Easton Turnpike,
Fairfield, CT 06828-0001. At December 31, 2006, GECC employed approximately
81,000.

      GE Money. GE Money, formerly GE Consumer Finance, offers credit and deposit products and services to consumers, retailers, brokers and auto dealers in over 50 countries. The GE Money division offers a broad range of financial products, including private-label credit cards; bank cards; Dual CardsTM;
corporate travel and purchasing cards; personal loans; auto loans; leases and inventory financing; residential mortgages; home equity loans; debt consolidation loans; current and savings accounts and insurance products related to consumer finance offerings for customers on a global basis.

      GE Industrial. GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics, and related services. GE
Industrial also finances business equipment for a wide variety of customer applications and provides asset management services for the transportation industry.

      GE Infrastructure. GE Infrastructure produces, sells, finances and services equipment for the air transportation and energy generation industries.
GE Infrastructure also produces, sells and services equipment for the rail transportation and water treatment industries.

      GE Commercial Finance. GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles;
corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

      GE Real Estate. GECC originates mortgage loans for securitization through
GE Real Estate, the commercial real estate division of the GE Commercial Finance segment. While GE Real Estate is a division of GE Commercial Finance, the assets of GE Real Estate are wholly-owned by, and GE Real Estate is wholly-operated through, GECC.

                                      S-127

      Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of March 31, 2007, GE Real
Estate had total assets in excess of approximately $52 billion, including approximately $906 million of United States ("U.S.") commercial and multifamily mortgage loans being held for securitization and approximately $16.4 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S.
loans) being held for investment or other non-securitization purposes. As of
December 31, 2006, GE Real Estate had total assets of approximately $47 billion, including approximately $322 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $15.1 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and
Asia.

      As of July 2005, GE Real Estate also includes a division known as Business
Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately
$7.330 billion as of March 31, 2007. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

      GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations.
Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years, and for the three month period ending March 31, 2007.

                                                                          TOTAL U.S. NON-SECURITIZATION
                                              TOTAL U.S.                    LOANS/INVESTMENT(1) IN
                                     COMMERCIAL/MULTIFAMILY LOANS           COMMERCIAL/MULTIFAMILY
APPROXIMATE AMOUNTS IN $BILLIONS     ORIGINATED FOR SECURITIZATION               REAL ESTATE
--------------------------------     -----------------------------      -----------------------------

Period Ended 3/31/07                              0.6                                2.8
Year Ended 12/31/06                               2.2                               11.3
Year Ended 12/31/05                               3.6                                4.7
Year Ended 12/31/04                               2.1                                3.9

_________________

      (1)   Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

      GE Real Estate's Securitization Program

      GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of June 1, 2007, GE
Real Estate originated in aggregate since 1997, approximately $18.9 billion of
U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.9 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $7.0 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

                                      S-128

      The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

      As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loans sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

      GECC has acted as sponsor for 20 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 45% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation's and other affiliated depositors' securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 20% to approximately
70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National
Association and other loan sellers.

      GECC has also acted as a loan seller to 15 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities
(USA) LLC, Bank of America, National Association, Deutsche Mortgage and Asset
Receiving Corporation, Merrill Lynch & Co., Inc., JP Morgan Chase, Donaldson,
Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities
(USA) LLC) and CW Capital LLC acted as depositor.

      GEMSA Loan Services, L.P. ("GEMSA"), which is co-owned by GECC and L.J.
Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on three, and as a primary servicer on 12, of the 20 U.S.
securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 13 out of the 15 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L. J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor.
Servicing contracts on transaction to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

      Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

      GE Real Estate's Underwriting Standards

      General. GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

      Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This

                                      S-129

underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

      Loan Analysis. All GE Real Estate credit underwriting is performed by GE
Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE
Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

      Generally, underwriting is done prior to the closing of the mortgage loan.
There can be no assurance that such financial, occupancy and other information remains accurate.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by
GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio and LTV Ratio. GE Real Estate's underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

      PROPERTY TYPE              DSCR GUIDELINE          LTV RATIO GUIDELINE
------------------------   ------------------------  ---------------------------

Anchored Retail                       1.20x                     80.0%
Unanchored Retail                     1.20x                     80.0%
Multifamily                           1.20x                     80.0%
Office                                1.20x                     80.0%
Manufactured Housing                  1.20x                     80.0%
Self Storage                          1.20x                     80.0%
Industrial/Warehouse                  1.20x                     80.0%
Hotel                                 1.30x                     75.0%

      The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and
LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by
GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or

                                      S-130

mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

      See "Description of the Mortgage Pool" in this prospectus supplement and
Annex A-1 to this prospectus supplement.

      Escrow Requirements. GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense.
Generally, when escrows are required for mortgage loans originated by GE Real
Estate, they are as follows:

      o     Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

      o     Insurance - If the property is insured under an individual policy
            (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real
            Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

      o     Replacement Reserves - Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

      Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining underwritten net cash flow:

                   Retail                          $0.15 per square foot
                   Multifamily                  $200.00-$250.00 per unit
                   Office                          $0.15 per square foot
                   Manufactured Housing            $30.00-$50.00 per pad
                   Self Storage                    $0.15 per square foot
                   Industrial/Warehouse            $0.15 per square foot
                   Hotel                                4-5% of revenues

      o     Completion Repair/Environmental Remediation - Typically, a
            completion repair or remediation reserve is required if so indicated
            by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

      o     Re-tenanting - In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

                                      S-131

      Wells Fargo Bank, National Association. Wells Fargo Bank, National
Association, a national banking association ("Wells Fargo Bank"), is a sponsor of the transaction and one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us. Wells
Fargo Bank is also one of the master servicers and the certificate administrator. See "Transaction Participants--The Master Servicers--Wells Fargo
Bank, National Association" and "--The Certificate Administrator" in this prospectus supplement.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

      Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program. Wells Fargo
Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Wells Fargo Bank has participated include the "TOP" program in which Morgan
Stanley Capital I Inc. and Bear, Stearns Commercial Mortgage Securities Inc.
have alternately acted as depositor, the "PWR" program in which the BSCMSI
Depositor or Bear, Stearns Commercial Mortgage Securities II Inc. act as
depositor and the "HQ", "IQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. acts as depositor and the "ML-CFC" program in which Merrill Lynch
Mortgage Investors, Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and March 31, 2007, Wells Fargo Bank originated approximately 3,746 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $19.6 billion, which were included in approximately 53 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended March 31, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.3 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

      Servicing. Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "--The
Master Servicers--Wells Fargo Bank, National Association" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator in this transaction. See "--The Certificate Administrator" in this prospectus supplement.

      Underwriting Standards. Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if

                                      S-132

available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells
Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Condition."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV ratio based on relevant factors such as the types of tenants and leases at the mortgaged real property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

THE MASTER SERVICERS

      Wells Fargo Bank, National Association. Wells Fargo Bank, National
Association is a sponsor of this transaction and one of the mortgage loan sellers, is also acting as certificate administrator and master servicer with respect to those mortgage loans acquired by us from itself and General Electric
Capital Corporation and transferred by us to the trust. Wells Fargo Bank,
National Association is also acting as CGCMT 2007-C6 Trustee. Certain servicing and administration functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

                                      S-133

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of March 31, 2007, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 12,165 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $107.8 billion, including approximately 10,812 loans securitized in approximately 97 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $103.0 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

      KeyCorp Real Estate Capital Markets, Inc. KeyCorp Real Estate Capital
Markets, Inc., an Ohio corporation ("KRECM"), will be a master servicer under the series 2007-C1 pooling and servicing agreement. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717
Main Street, Suite 1000, Dallas, Texas 75201.

                                      S-134

      KRECM has been engaged in the servicing of commercial mortgage loans since
1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                               LOANS                                     12/31/2004         12/31/2005         12/31/2006
-----------------------------------------------------------        ---------------------  ----------------  -----------------

By Approximate Number:                                                      5,345              11,218             11,322
By Approximate Aggregate Principal Balance (in billions):                 $34.094             $73.692            $94.726

      Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association
of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

      KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's
Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has
assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      No securitization transaction involving commercial mortgage loans in which
KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the
CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

      Certain duties and obligations of the master servicers and the provisions of the series 2007-C1 pooling and servicing agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties"; "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions"; and "--Modifications, Waivers, Amendments and
Consents."

      The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" and "Servicing of the Mortgage

                                      S-135

Loans--Required Appraisals" and "--Servicing and Other Compensation and Payment
of Expenses." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the
Servicing Standard.

      Certain terms of the series 2007-C1 pooling and servicing agreement regarding the master servicers' removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the Mortgage
Loans--Events of Default" and "--Rights Upon Event of Default."

      The manner in which collections on the underlying mortgage loans are to be maintained is described under "Servicing of the Mortgage Loans--Collection
Accounts" in this prospectus supplement. Generally, all amounts received by
KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by
KRECM and are then allocated and transferred to the appropriate account described under "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement within the time required by the series 2007-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

      KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association.
The following table sets forth the ratings assigned to KeyBank National
Association's long-term deposits and short-term deposits.

                                         S&P        FITCH         MOODY'S
                                      ---------  -----------   -------------
              Long-Term Deposits:         A           A             A1
              Short-Term Deposits:       A-1          F1            P-1

      KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C1 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series
2007-C1 certificateholders.

      KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item
1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer.
KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2007-C1 pooling and servicing agreement for assets of the same type included in the series 2007-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii)
established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

      KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the series 2007-

                                      S-136

C1 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the series 2007-C1 pooling and servicing agreement, as further described in this prospectus supplement under "Servicing of the Mortgage
Loans--Sub-Servicers." At the request of certain of the mortgage loan sellers,
KRECM intends to appoint approximately nine sub-servicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case, except with respect to Capmark Finance
Inc., aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective sub-servicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

      In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

      KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the sub-servicers that it appoints and any third-party vendors retained by it to perform servicing functions.

      KRECM is not an affiliate of the depositor, the sponsors, the trust, the other master servicer, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

      The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C1 pooling and servicing agreement, the series
2007-C1 certificates, the underlying mortgage loans or this prospectus supplement.

      See also "Servicing of the Mortgage Loans--General," "--Servicing and
Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions," "--Modifications, Waivers, Amendments and
Consents," "--Required Appraisals," "--Collection Accounts" and "--Inspections;
Collection of Operating Information" below in this prospectus supplement.

      Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") is the master servicer under the CGCMT Series 2007-C6 transaction and, in that capacity, will be master servicer for the 600 West Chicago Trust
Mortgage Loan under the pooling and servicing agreement for the CGCMT Series
2007-C6 transaction.

      Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

   COMMERCIAL AND MULTIFAMILY             AS OF               AS OF               AS OF               AS OF             AS OF
         MORTGAGE LOANS             DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005   DECEMBER 31, 2006   MARCH 31, 2007
---------------------------------   -----------------   -----------------   -----------------   -----------------   --------------

By Approximate Number............        10,015              15,531               17,641              20,725            21,551
By Approximate Aggregate Unpaid
   Principal Balance
   (in Billions).................         $88.6              $141.3               $182.5              $262.1            $286.7

                                      S-137

      Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of March 31, 2007 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands
and Puerto Rico and included retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                      SECURITIZED MASTER                              OUTSTANDING
                                      SERVICED PORTFOLIO     OUTSTANDING ADVANCE      ADVANCES AS
              DATE                          (UPB)*              (P&I AND PPA)*         % OF UPB
--------------------------------    ----------------------  ---------------------    -------------

December 31, 2004...............       $113,159,013,933          $129,858,178            0.1%
December 31, 2005...............       $142,222,662,628          $164,516,780            0.1%
December 31, 2006...............       $201,283,960,215          $162,396,491            0.1%

__________________

*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                                       FITCH      S&P
                                                      -------   --------
              Primary Servicer.....................    CPS2+     Strong
              Master Servicer......................     CMS2     Strong

      The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

      Wachovia may perform any of its obligations under the CGCMT Series 2007-C6
Pooling and Servicing Agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance

                                      S-138

with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

      o     provision of Strategy and Strategy CS software;

      o     identification, classification, imaging and storage of documents;

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance;

      o     entry of rent roll information and property performance data from operating statements;

      o     tracking and reporting of flood zone changes;

      o     tracking, maintenance and payment of rents due under ground leases;

      o     abstracting of insurance requirements contained in loan documents;

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

      o     abstracting of leasing consent requirements contained in loan documents;

      o     legal representation;

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

      o     maintenance and storage of letters of credit;

      o     tracking of anticipated repayment dates for loans with such terms;

      o     reconciliation of deal pricing, tapes and annexes prior to securitization;

      o     entry of new loan data and document collection;

      o     initiation of loan payoff process and provision of payoff quotes;

      o     printing, imaging and mailing of statements to borrowers;

      o     performance of property inspections;

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

      o     review of financial spreads performed by sub-servicers;

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

                                      S-139

      o     performance of UCC searches and filing of UCCs.

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described in, and within the time required by, the CGCMT Series 2007-C6 Pooling and Servicing Agreement or other relevant servicing agreement, as applicable. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer under the
CGCMT Series 2007-C6 Pooling and Servicing Agreement, documents will be maintained in a manner consistent with the servicing standards described in the
CGCMT Series 2007-C6 Pooling and Servicing Agreement.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The information set forth in this section titled "Transaction
Participants--The Master Servicers" regarding Wachovia has been provided by it.

THE SPECIAL SERVICERS

      Centerline Servicing Inc. Centerline Servicing Inc. ("CSI") (f/k/a ARCap
Servicing, Inc.) will be appointed as the special servicer of all of the mortgage loans (except with respect to the 600 West Chicago Loan Combination), and as such, will be responsible for servicing the specially serviced mortgage loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group
Inc. (f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline
Holding Company (f/k/a CharterMac), a publicly traded company. Centerline REIT
Inc. (f/k/a ARCap REIT, Inc.), and affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N.
O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

      Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon
Defaulted Mortgage Loans; REO Properties." Certain terms of the pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Replacement of the Special
Servicer." Certain limitations on each special servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and
Consents." CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

      CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 first mortgage loans,

                                      S-140

with an aggregate stated principal balance of approximately $90.708 billion. Of those 71 transactions, 67 are commercial mortgage-backed securities transactions representing approximately 11,067 first mortgage loans, with an aggregate stated
principal balance of approximately $89.4 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of
CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States,
Canada and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated
principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset.
Since its inception in 2002 and through June 30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders. This account or accounts shall be an Eligible
Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the pooling and servicing agreement.

      CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the pooling and servicing agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those if its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate stated aggregate principal balance of $89.4 billion on June 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 87 first mortgage loans with an aggregate stated principal balance of $1.308 billion as of June 30, 2007.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

      CWCapital Asset Management LLC. CWCapital Asset Management LLC ("CWCAM"),
a Massachusetts limited liability company, is the special servicer under the
CGCMT 2007-C6 transaction and, in that capacity, will be the special servicer for the 600 West Chicago Trust Mortgage Loan under the CGCMT Series 2007-C6
Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000, Washington, DC 20005 and its
telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business, including:

      o     originating commercial and multifamily real estate loans;

      o     investing in high yielding real estate loans and other commercial real estate debt instruments; and

                                      S-141

      o     investing in, surveilling and managing as special servicer, unrated and non investment grade rated securities issued pursuant to commercial mortgage-backed securities ("CMBS") and commercial real estate collateralized debt obligations ("CRE CDO") transactions.

      CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the non-offered series 2007-C6 certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC.
CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

      Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2004. As of December 31,
2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3,670 loans secured by properties throughout the United
States with a then current face value in excess of $32 billion. As of December
31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2
Canadian CMBS pool containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates.

      CWCAM has three offices (Washington, D.C., Rockville, Maryland and
Needham, Massachusetts) and CWCAM provides special servicing activities for investments in over 88 markets throughout the United States. As of December 31,
2006, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

      Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and
CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations among other things in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act of 1933, as amended, including managing delinquent loans and loans subject to the bankruptcy of the borrower.
Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

      CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the CGCMT Series 2007-C6 Pooling and Servicing Agreement and,
accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

      CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary

                                      S-142

for enforcement actions involving particular mortgage loans backing the series
2007-C6 certificates or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

      CWCAM is not an affiliate of the depositor, any sponsor, the issuing entity, any series 2007-C6 master servicer or the series 2007-C6 trustee. There are no specific relationships involving or relating to this transaction or the underlying mortgage loans between CWCAM or any of its affiliates, on the one hand, and the depositor, any sponsor, any series 2007-C6 master servicer or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the depositor, any sponsor, any series 2007-C6 master servicer or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer. From time to time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

      The information set forth herein regarding the Special Servicer has been provided by CWCAM.

PRIMARY SERVICERS

      Capmark Finance Inc., a California corporation, is expected to act as a sub-servicer on behalf of KeyCorp Real Estate Capital Markets, Inc. and, in such capacity, will initially be a primary servicer with respect to mortgage loans representing 10% or more, but less than 20%, of the initial mortgage pool balance.

THE TRUSTEE

      U.S. Bank National Association ("U.S. Bank") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp
served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at One Federal
Street, Corporate Trust Services - 3rd Floor, Boston, MA 02110, Attention:
Merrill Lynch Mortgage Trust 2007-C1.

                                      S-143

      U.S. Bank has provided corporate trust services since 1924. As of March
31, 2007, U.S. Bank was acting as trustee with respect to approximately 81,000 issuances of securities with an aggregate outstanding principal balance of over
$2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National
Association) was acting as trustee on 81 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately
$44,538,000,000.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national banking association acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of
Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the
"prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

THE CERTIFICATE ADMINISTRATOR

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as certificate administrator under the pooling and servicing agreement. Wells Fargo
Bank is a national banking association and a wholly-owned subsidiary of Wells
Fargo & Company. A diversified financial services company with approximately
$482 billion in assets, 23+ million customers and 158,000 employees as of
December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the mortgage loan sellers, the master servicers and the special servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113.

      Under the terms of the pooling and servicing, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the certificate administrator is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

                                      S-144

      Wells Fargo Bank is acting as custodian of the mortgage loan files with respect to the 600 West Chicago Loan Combination pursuant to the CGCMT Series
2007-C6 Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the 600 West Chicago Loan Combination on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo
Bank maintains its commercial document custody facilities in Minneapolis,
Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

      Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the 12 months ended December 31,
2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, Wells Fargo has not materially defaulted in its certificate administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

THE CUSTODIAN

      LaSalle Bank National Association ("LaSalle Bank") will act as custodian under the pooling and servicing agreement. LaSalle Bank is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of
LaSalle Bank is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch. The depositor, the master servicers, the special servicer, the trustee and the certificate administrator may maintain other banking relationships in the ordinary course of business with the custodian. The custodian's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Global Services and Trust Services--MLMT 2007-C1, or at such other address as the custodian may designate from time to time. The long term unsecured debt of LaSalle Bank is rated "A+" by S&P, "Aa3" by Moody's and "AA-"
by Fitch.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

                                      S-145

      The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25,
2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

      LaSalle Bank and MLMT are parties to a custodial agreement whereby LaSalle
Bank, for consideration, provides custodial services to MLMT for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank is currently providing custodial services for most of the mortgage loans to be sold by MLMT to us in connection with the MLMT series 2007-C6 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      In its capacity as custodian, LaSalle Bank will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle Bank provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle Bank's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle Bank maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle Bank uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle Bank uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      There are no legal proceedings pending against LaSalle Bank, or to which any property of LaSalle Bank is subject, that is material to the certificateholders, nor does LaSalle Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

SIGNIFICANT OBLIGORS

      The mortgage loans identified on Annex A-1 to this prospectus supplement as Empirian Multifamily Portfolio Pool 1 and Empirian Multifamily Portfolio Pool
3 collectively represent more than 10% of the initial mortgage pool balance. The related borrowers, which are affiliated, will be considered significant obligors. See the portions of Annex C captioned "Ten Largest Mortgage
Loans--Empirian Multifamily Portfolio Pool 1" and "--Empirian Multifamily
Portfolio Pool 3".

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, (ii) Merrill
Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and (iii)
Merrill Lynch Capital Services, Inc., the swap counterparty.

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one
of the underwriters, and (iii) Merrill Lynch Capital Services, Inc., the swap counterparty.

                                      S-146

      Wells Fargo Bank, National Association, a sponsor and mortgage loan seller, is also acting as certificate administrator and as master servicer with respect to those mortgage loans acquired by us from itself and General Electric
Capital Corporation and transferred by us to the trust. Wells Fargo Bank,
National Association is also acting as CGCMT 2007-C6 Trustee.

      LaSalle Bank National Association, a sponsor and mortgage loan seller, will also act as the custodian for important loan documents with respect to the mortgage loans.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
("MLML") are parties to a custodial agreement whereby LaSalle Bank National
Association, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust (other than the 600 West
Chicago Trust Mortgage Loan) will be governed by the pooling and servicing agreement. This "Servicing of the Mortgage Loans" section (excluding the subsection captioned "--Servicing of the 600 West Chicago Loan Combination")
contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans (other than the 600 West Chicago Trust Mortgage Loan) and any real estate owned by the trust (which will not include the 600 West Chicago REO Property).
The final subsection of this "Servicing of the Mortgage Loans" section
(captioned "--Servicing of the 600 West Chicago Loan Combination") discusses certain aspects of the servicing of the 600 West Chicago Trust Mortgage Loan under the CGCMT Series 2007-C6 Pooling and Servicing Agreement. You should also refer to the accompanying base prospectus, in particular the section captioned
"Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      The servicing of the 600 West Chicago Loan Combination will be governed by the CGCMT Series 2007-C6 Pooling and Servicing Agreement and the 600 West
Chicago Co-Lender Agreement. All decisions, consents, waivers, approvals and other actions in respect of the 600 West Chicago Loan Combination will be effected in accordance with the CGCMT Series 2007-C6 Pooling and Servicing
Agreement and the 600 West Chicago Co-Lender Agreement. Consequently, the
servicing provisions set forth herein will not be applicable to the 600 West
Chicago Loan Combination, the servicing of which will instead be governed by the
CGCMT Series 2007-C6 Pooling and Servicing Agreement. The servicing standard under the CGCMT Series 2007-C6 Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the pooling and servicing agreement. See
"--Servicing of the 600 West Chicago Loan Combination" below.

      The pooling and servicing agreement provides that each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible (which does not include the 600 West Chicago Trust Mortgage Loan), directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

                                      S-147

      Furthermore, to the extent consistent with the preceding paragraph, each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans (other than the 600 West Chicago Trust Mortgage
            Loan) as to which no Servicing Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan (other than the 600 West
Chicago Trust Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer
Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the certificate administrator required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and
REO Properties. Neither master servicer nor the special servicer will have responsibility for the performance by another servicer of its obligations and duties under the pooling and servicing agreement.

      Each master servicer will transfer servicing of a mortgage loan that it is responsible for servicing to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing
Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      Each Non-Trust Loan (other than the 600 West Chicago Pari Passu Non-Trust
Loans) will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related
Loan Combination Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be its master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

                                      S-148

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If either master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1450% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0226% per annum as of the cut-off date. For purposes of this prospectus supplement, master servicing fees include primary servicing fees (but not fees payable to the CGCMT
Series 2007-C6 Master Servicer under the CGCMT Series 2007-C6 Pooling and
Servicing Agreement), which are the portion of the master servicing fees paid to the applicable master servicer or a third-party primary servicer for directly servicing mortgage loans.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

                                      S-149

      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans (including the 600 West Chicago Trust Mortgage Loan) during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer
(with respect to any mortgage loan serviced by it that experienced such a principal prepayment) must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account. Without limiting the generality of the foregoing, in the absence of the consent of the special servicer (which consent will be deemed to have been given if a response is not received within a specified number of days), neither master servicer may allow a borrower to deviate from the terms of the related loan documents regarding voluntary principal prepayments (other than
(a) with respect to principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds or (b) pursuant to applicable law or a court order) if a Prepayment Interest Shortfall in excess of the amount required to be covered by the subject master servicer would occur as a result of the deviation.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net

                                      S-150

Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) (but, in the case of each of the A-2FL, A-3FL and AJ-FL classes, through the corresponding REMIC regular interest), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

      The Special Servicing Fee.  The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2     each mortgage loan (other than the 600 West Chicago Trust
                  Mortgage Loan), if any, as to which the corresponding
                  mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.25% per annum;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will generally be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO Properties, that are on deposit in the master
                  servicers' collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than the 600 West
Chicago Trust Mortgage Loan) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out

                                      S-151

mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will generally be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
            Agreement;

      o     the purchase of any mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless provided for under the related mezzanine intercreditor agreement;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement;

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z and the REMIC residual certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement; and

      o     the payoff or liquidation of the 600 West Chicago Trust Mortgage
            Loan.

                                      S-152

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except to the extent those fees relate to a
B-Note Non-Trust Loan, in which case the special servicer, subject to the provisions of the applicable Loan Combination Intercreditor Agreement, will be entitled to receive those fees solely from collections in respect of the subject
B-Note Non-Trust Loan.

      If the 600 West Chicago Loan Combination becomes a specially serviced mortgage loan under the CGCMT Series 2007-C6 Pooling and Servicing Agreement,
the CGCMT Series 2007-C6 Special Servicer will be entitled to similar compensation pursuant to such CGCMT Series 2007-C6 Pooling and Servicing
Agreement. If funds received in respect of the 600 West Chicago Trust Mortgage
Loan are insufficient to pay such compensation to the CGCMT Series 2007-C6
Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections on the mortgage loans in the CGCMT Series 2007-C6
Securitization and from general collections on the mortgage loans in the trust.
The special servicer under the pooling and servicing agreement is not entitled to the foregoing fees with respect to the 600 West Chicago Trust Mortgage Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls or any shortfall caused by the application of a condemnation award or casualty insurance proceeds).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
                  applicable master servicer, the special servicer or the
                  trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the trust fund for, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges
                  collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

                                      S-153

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. Neither master servicer nor the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the 600 West Chicago Loan
Combination or the 600 West Chicago REO Property). Generally, the special servicer must make the request at least five business days (or, in an emergency situation, not less than two business days) prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request.
As discussed below, the special servicer will have the option, but not the obligation, to make such Advances on an emergency or urgent basis.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and

                                      S-154

requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account
(or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this prospectus supplement.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property that is required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable, however, any such advance made by the special servicer will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

                                      S-155

      The master servicers, the special servicer and the trustee under the pooling and servicing agreement for our MLMT series 2007-C1 certificates will not have any obligation or authority to supervise the applicable CGCMT Series
2007-C6 Master Servicer or the CGCMT Series 2007-C6 Trustee or to make servicing advances with respect to the 600 West Chicago Loan Combination. Pursuant to the
CGCMT Series 2007-C6 Pooling and Servicing Agreement, the applicable CGCMT
Series 2007-C6 Master Servicer and the CGCMT Series 2007-C6 Trustee will be required to make servicing advances with respect to the 600 West Chicago Loan
Combination, subject, in each case, to its recoverability determination. In the event that the applicable CGCMT Series 2007-C6 Master Servicer or the CGCMT
Series 2007-C6 Trustee makes any servicing advance with respect to the 600 West
Chicago Loan Combination that becomes a non-recoverable advance, then the trust will be required to reimburse the applicable CGCMT Series 2007-C6 Master
Servicer or the CGCMT Series 2007-C6 Trustee under the CGCMT Series 2007-C6
Pooling and Servicing Agreement, as applicable, upon demand, for its pro rata share of such servicing advances, together with interest thereon at the reimbursement rate provided in the CGCMT Series 2007-C6 Pooling and Servicing
Agreement.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

      Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the pooling and servicing agreement will generally be handled by the applicable master servicer and the special servicer, as more specifically provided for in the pooling and servicing agreement.

TRUST ADMINISTRATION COMPENSATION

      Each of the trustee, the certificate administrator and the custodian will be entitled to a monthly fee for its services, which fee (in the aggregate for all three such parties) will--

      o     accrue at a rate of 0.0005% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

      The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company (other than itself or an affiliate) holding the distribution account or the interest reserve account unless the subject institution or trust company did not satisfy the eligibility requirements for maintaining the distribution account or the interest reserve account for 30 or more days prior to its bankruptcy or insolvency.

                                      S-156

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Each master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements or arrangements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related B-Note Loan
Noteholder(s), will each be a third party beneficiary under such agreement; (d)
permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

                                      S-157

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z and the REMIC residual certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z and the REMIC residual certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z and the REMIC residual certificates. The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-1A certificates will be treated as a single class and the class AJ and AJ-FL certificates will be treated as a single class, in each case for purposes of determining, and exercising the rights of, the controlling class. Appraisal
Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of the Controlling Class Representative and the
            Loan Combination Controlling Parties" below; or

      o     replace an existing controlling class representative.

      The certificate administrator will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the certificate administrator of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the certificate administrator that the
            controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the certificate administrator, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the certificate administrator and to the existing controlling class representative.

                                      S-158

      Designation of the Loan Combination Controlling Parties. The Loan
Combination Intercreditor Agreement for each Pari Passu Loan Combination and the
Encanto-SLB Puerto Rico Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising the subject Loan
Combination or its or their designee(s) (as to any such Loan Combination, the
"Loan Combination Controlling Party") to provide advice and direction to the applicable master servicer and/or the special servicer (or, in the case of the
600 West Chicago Loan Combination, the applicable CGCMT series 2007-C6 master servicer and/or special servicer) with respect to various servicing actions regarding the subject Loan Combination.

      The Loan Combination Controlling Party for each of the Loan Combinations referred to in the prior paragraph will be: (a) in the case of the DRA/Colonial
Office Portfolio Loan Combination, the MLMT series 2007-C1 controlling class representative; (b) in the case of the Och-Ziff Retail Portfolio Loan
Combination, the Och-Ziff Retail Portfolio Controlling Party; (c) in the case of the 1101 New York Avenue Loan Combination, the MLMT series 2007-C1 controlling class representative; (d) in the case of the 600 West Chicago Loan Combination, the 600 West Chicago Controlling Party; and (e) in the case of the Encanto-SLB
Puerto Rico Loan Combination, the related B-Note Loan Noteholder or its designee, except during the occurrence of a control appraisal event, which is when the MLMT series 2007-C1 controlling class representative will be the related Loan Combination Controlling Party.

      In general, a control appraisal event will occur with respect to the
Encanto-SLB Puerto Rico Loan Combination if and for so long as:

      1.    (a) the initial principal balance of the related B-Note Non-Trust
            Loan, minus (b) the sum (without duplication) of (i) any payments of principal (whether as principal payments or otherwise) allocated to and received on the related B-Note Non-Trust Loan, (ii) any
            Appraisal Reduction Amount in respect of the Encanto-SLB Puerto Rico
            Loan Combination and (iii) and losses realized with respect to the
            Encanto-SLB Puerto Rico Loan Combination; is less than

      2.    25% of the excess of (x) the initial principal balance of the related B-Note Non-Trust Loan, over (y) any payments of principal
            (whether as principal payments or otherwise) allocated to and received on the related B-Note Non-Trust Loan.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan (other than the 600 West
Chicago Trust Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan (other than the 600 West Chicago Trust Mortgage Loan)
and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

      The special servicer will be required to continue to revise an asset status report (with respect to a mortgage loan other than the 600 West Chicago
Trust Mortgage Loan) as described above until the controlling

                                      S-159

class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (with respect to a mortgage loan other than the 600 West Chicago Trust Mortgage Loan)
it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property take any action set forth in an asset status report
(that is consistent with the terms of the pooling and servicing agreement)
before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the second following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above. In addition, in the case of each of the Och-Ziff Retail Portfolio Loan Combination and the
Encanto-SLB Puerto Rico Loan Combination, the related Loan Combination
Controlling Party, rather than the controlling class representative, will have the above-described approval rights in respect of any asset status report for the subject Loan Combination.

      No direction of the controlling class representative or a Loan Combination
Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor
Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the status of any REMIC or grantor trust created under the pooling and servicing agreement, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of any REMIC created under the pooling and servicing agreement under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's, the certificate administrator's, the custodian's or the special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Pari Passu Trust Mortgage Loans and the Encanto-SLB Puerto Rico
Trust Mortgage Loan), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans (except with respect to the Pari Passu Trust
Mortgage Loans and the Encanto-SLB Puerto Rico Trust Mortgage Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing

                                      S-160

of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional
Interest or taking actions described under "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents" below):

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and
            Additional Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

                                      S-161

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      In the case of each of the DRA/Colonial Office Portfolio Loan Combination, the Och-Ziff Retail Portfolio Loan Combination, the 1101 New York Avenue Loan
Combination and the Encanto-SLB Puerto Rico Loan Combination, the related Loan
Combination Controlling Party will have similar (but not identical) rights and powers to those described in the prior paragraph with respect to the subject
Loan Combination pursuant to the pooling and servicing agreement and the related
Loan Combination Intercreditor Agreement. In the case of the 600 West Chicago
Loan Combination, the 600 West Chicago Controlling Party will have similar (but not identical) rights and powers with respect to the 600 West Chicago Loan
Combination pursuant to the CGCMT Series 2007-C6 Pooling and Servicing Agreement
and the related Loan Combination Intercreditor Agreement.

      Notwithstanding the foregoing, in general, no advice, direction or objection given or made by the controlling class representative or a Loan
Combination Controlling Party, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of the Controlling Class Representative
and the Loan Combination Controlling Parties" subsection, may--

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any related intercreditor agreement or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee, the certificate administrator, the custodian or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

      o     cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

      In addition, if the applicable master servicer or the special servicer determines that immediate action is necessary to protect the interests of the certificateholders and any related Non-Trust Loan Noteholder, as a collective whole, it may generally take such action without waiting for a response from the controlling class representative or the related Loan Combination Controlling
Party, as applicable.

      The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative or any party that has controlling rights with respect to a
Loan Combination that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan

                                      S-162

and (ii) for a specified number of days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      Notwithstanding the foregoing discussion, with respect to the 600 West
Chicago Loan Combination, the controlling class representative for our MLMT series 2007-C1 certificates will have no approval rights for actions the applicable CGCMT Series 2007-C6 Master Servicer and CGCMT Series 2007-C6 Special
Servicer take with respect to the 600 West Chicago Loan Combination. The 600
West Chicago Controlling Party (which is the "controlling holder" of the CGCMT
Series 2007-C6 Securitization) will act as the controlling class representative with respect to the 600 West Chicago Loan Combination. As designee of the holder of the 600 West Chicago Trust Mortgage Loan, the controlling class representative for our MLMT series 2007-C1 certificates will solely have the right, on a non-binding basis, to consult with the applicable CGCMT Series
2007-C6 Master Servicer and CGCMT Series 2007-C6 Special Servicer regarding such servicing actions as described under "Description of the Mortgage Pool--The Loan
Combinations--The 600 West Chicago Loan Combination" in this prospectus supplement.

      In the case of each of the Lexus of Fremont Loan Combination, the Stone
Ridge Apartments Loan Combination, the Fairfield Inn Potomac Mills Loan
Combination and the Toledo Hilton Loan Combination, the related B-Note Loan
Noteholder will have certain consent rights with respect to loan modifications.

      When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative (and, in the case of the mortgage loans that are part of Loan Combinations, the related Non-Trust Loan Noteholders and/or
Loan Combination Controlling Parties) could have on the actions of the special servicer and, in some cases, the applicable master servicer.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the certificate administrator, the custodian, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Matters Regarding the
Master Servicer, the Special Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative), but only if--

      o     the special servicer or the trust are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative acted in good faith,
                  without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not be required to assume the defense of the subject claim.

      The controlling class representative, the Loan Combination Controlling
Parties and the Non-Trust Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or

                                      S-163

liabilities to the holders of any class of certificates other than the controlling class, and neither the Loan Combination Controlling Parties nor the
Non-Trust Loan Noteholders have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to any Loan Combination, the related Loan Combination Controlling Party
(if any) and the related Non-Trust Loan Noteholder(s), as the case may be, may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a Loan
Combination Controlling Party or a Non-Trust Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer under the pooling and servicing agreement and appoint a successor thereto. In addition, if the special servicer under the pooling and servicing agreement is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of
Default" and "--Rights Upon Event of Default" below. In either case, however, any appointment of a successor special servicer under the pooling and servicing agreement will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      In addition, the right of the controlling class certificateholders to replace a special servicer for a Loan Combination serviced under the pooling and servicing agreement will be subject to such consent, approval and other rights of the related Loan Combination Controlling Party (if any) and/or the related
Non-Trust Loan Noteholder(s) as may be described under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. For example, the Och-Ziff Retail Portfolio Controlling Party and, for so long as it is the related Loan Combination Controlling Party, the related B-Note Loan
Noteholder in respect of the Encanto-SLB Puerto Rico Loan Combination will have similar rights to replace the special servicer for the applicable Loan
Combination.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

      See "Description of the Mortgage Pool--The Loan Combinations" for
discussion of who may cause the CGCMT Series 2007-C6 Special Servicer to be terminated without cause with respect to the 600 West Chicago Loan Combination.

                                      S-164

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Controlling Parties" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Controlling Parties"
            and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans (in each case other than with respect to the 600 West Chicago Trust Mortgage Loan), will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $25,000,000 or more (or, with
                  respect to S&P in the case of a due on sale clause,
                  $35,000,000 or more or, with respect to S&P in the case of a due on encumbrance clause, $20,000,000 or more) at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more
                  (or, in the case of S&P in the case of a due on encumbrance clause, 2% or more) of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20x;

                                      S-165

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

      With respect to the 600 West Chicago Loan Combination, the applicable
CGCMT Series 2007-C6 Master Servicer and CGCMT Series 2007-C6 Special Servicer
will be required to enforce, on behalf of the issuing entity (and the CGCMT
Series 2007-C6 certificateholders), any right the lender under the 600 West
Chicago Loan Combination may have under either a due-on-sale or a due-on-encumbrance clause set forth in the loan documents for the 600 West
Chicago Loan Combination in accordance with the CGCMT Series 2007-C6 Pooling and
Servicing Agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan
(excluding the 600 West Chicago Trust Mortgage Loan) may, consistent with the
Servicing Standard agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

                                      S-166

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of any REMIC created under the pooling and servicing agreement under the Code; or

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

                                      S-167

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

      Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

      Modifications, waivers, amendments and consents in respect of the 600 West
Chicago Loan Combination will be addressed by the applicable CGCMT Series
2007-C6 Master Servicer or CGCMT Series 2007-C6 Special Servicer, as applicable, in accordance with the CGCMT Series 2007-C6 Pooling and Servicing Agreement.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans (other than the 600 West

                                      S-168

Chicago Trust Mortgage Loan), and deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

      The equivalent reduction amount with respect to the 600 West Chicago Loan
Combination will be determined with respect to the loans comprising the 600 West
Chicago Loan Combination as if it were a single loan, by the applicable CGCMT
Series 2007-C6 Master Servicer pursuant to the CGCMT Series 2007-C6 Pooling and
Servicing Agreement, and allocated between the 600 West Chicago Trust Mortgage
Loan and the 600 West Chicago Pari Passu Non-Trust Loan on a pari passu basis.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan
(other than the 600 West Chicago Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

                                      S-169

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a master servicer's collection account will be paid to that master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Only the related master servicer and its agents will have access to the funds in any collection account. Notwithstanding the foregoing, any sub-servicer acting for a master servicer will have access to funds with respect to those mortgage loans it is sub-servicing prior to remitting them to the applicable master servicer.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this prospectus supplement;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the

                                      S-170

            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this prospectus supplement;

      o     any amounts required to be transferred from the special servicer's
            REO account;

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan (other than the 600 West Chicago Trust Mortgage Loan), the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in its collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
            "Description of the Offered Certificates--Distribution Account" in
            this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount
            (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B)
            and (b)(vi) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums and/or yield maintenance charges and/or
            Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and
            REO Properties, plus any amounts required to be remitted in respect of P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

                                      S-171

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan (other than the
            600 West Chicago Trust Mortgage Loan) that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee, the special servicer or itself, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO
            Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;
            provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such
            Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this prospectus supplement;

      o     to reimburse the trustee or the special servicer or itself, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
            Compensation and Payment of Expenses" above and/or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
            Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to make any payments required to be made by the trust to the applicable CGCMT Series 2007-C6 Master Servicer, the CGCMT Series
            2007-C6 Special Servicer and the CGCMT Series 2007-C6 Trustee
            pursuant to the 600 West Chicago Co-Lender Agreement and the CGCMT
            Series 2007-C6 Pooling and Servicing Agreement;

      o     to pay the trustee or the special servicer/itself, in that order
            (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

                                      S-172

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing
            Documents--Matters Regarding the Master Servicer, the Special
            Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the certificate administrator in connection with providing advice to the special servicer;

      o     to pay any other items described in this prospectus supplement as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not part of the related Loan Combination.

      In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account--

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

                                      S-173

      o     the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer
(upon which the paying master servicer will be entitled to conclusively rely).
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

      At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.
Notwithstanding the foregoing, in the case of the 600 West Chicago Trust
Mortgage Loan, any fair value determination will be made by, or be based on information provided by, a party under the CGCMT Series 2007-C6 Pooling and
Servicing Agreement.

                                      S-174

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will generally have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection accounts, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

                                      S-175

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the certificate administrator, the custodian, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the certificate administrator shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

                                      S-176

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

      In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the 600 West Chicago Loan Combination, the CGCMT Series 2007-C6 Special Servicer
will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the
CGCMT Series 2007-C6 Pooling and Servicing Agreement.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

                                      S-177

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section
857(b)(4)(B) of the Code.

      This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

                                      S-178

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      The CGCMT Series 2007-C6 Special Servicer will be required to administer any REO Property related to the 600 West Chicago Loan Combination in a substantially similar manner pursuant to the CGCMT Series 2007-C6 Pooling and
Servicing Agreement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan (excluding the 600 West Chicago
Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in
2008, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan (excluding the 600 West Chicago Trust Mortgage Loan), will each be required to use reasonable efforts to collect from the related borrower, the quarterly
(if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property (other than the 600 West Chicago REO Property).

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the certificate administrator, the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement
(but not more frequently than quarterly).

                                      S-179

      Inspections of the 600 West Chicago Mortgaged Property and collection of the related property financial information are to be performed by the applicable
CGCMT Series 2007-C6 Master Servicer and/or the CGCMT Series 2007-C6 Special
Servicer.

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2008 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2008), each master servicer and the special servicer must deliver or cause to be delivered to the certificate administrator and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the certificate administrator and any party to the pooling and servicing agreement (in addition to the master servicers and special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of

                                      S-180

Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the certificate administrator must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the certificate administrator for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New
            York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the certificate administrator or the trustee or any other party to the pooling and servicing agreement; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the certificate administrator and any affected B-Note
            Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or
            (B) in the case of the failure to deliver to the certificate administrator the annual statement of

                                      S-181

            compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the time specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

      o     Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom; or

                                      S-182

      o     a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

      The pooling and servicing agreement may include other events of default that apply only to the Non-Trust Loans and/or securities backed thereby.

      If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then--within 10 days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the certificateholders, S&P and Fitch, notice of that occurrence, unless the default has been cured.

      With respect to the 600 West Chicago Trust Mortgage Loan, the events, circumstances and conditions that will be considered events of default under the
CGCMT Series 2007-C6 pooling and servicing agreement are generally similar but not identical to those that will be considered events of default under the pooling and servicing agreement as described above.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class

                                      S-183

representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the
Special Servicer" above.

      In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of a master servicer affects a
Non-Trust Loan Noteholder in respect of the DRA/Colonial Office Portfolio,
Och-Ziff Retail Portfolio, 1101 New York Avenue or Encanto-SLB Puerto Rico Loan
Combination, and if that master servicer is not otherwise terminated as provided above, then that master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and (b) furthermore, if an event of default on the part of a master servicer affects solely a Non-Trust Loan
Noteholder in respect of the DRA/Colonial Office Portfolio, Och-Ziff Retail
Portfolio, 1101 New York Avenue or Encanto-SLB Puerto Rico Loan Combination,
then that master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Non-Trust Loan Noteholder, the defaulting master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan
Combination.

      Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Non-Trust Loan in respect of the DRA/Colonial Office Portfolio,
Och-Ziff Retail Portfolio, 1101 New York Avenue or Encanto-SLB Puerto Rico Loan
Combination and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the pooling and servicing agreement.
If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

      No certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

      o     that holder previously has given to the trustee written notice of default,

      o     except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

      o     except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

      See "Description of the Governing Documents--Matters Regarding the
Trustee" for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

                                      S-184

NON-TRUST LOAN SECURITIES

      If any Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related securities backed thereby in connection with certain servicing actions involving the related Loan Combination, which may result in delays.

THIRD-PARTY BENEFICIARIES

      The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the pooling and servicing agreement. Accordingly, the pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

SERVICING OF THE 600 WEST CHICAGO LOAN COMBINATION

      The CGCMT Series 2007-C6 Pooling and Servicing Agreement initially governs the servicing and administration of the 600 West Chicago Loan Combination and any related REO Property. The CGCMT Series 2007-C6 Pooling and Servicing
Agreement is the governing document for the CGCMT Series 2007-C6 Securitization.
Under the CGCMT Series 2007-C6 Pooling and Servicing Agreement, the master servicer with respect to the 600 West Chicago Loan Combination is Wachovia Bank,
National Association, the trustee is Wells Fargo Bank, N.A., the certificate administrator is LaSalle Bank National Association and the initial special servicer is CWCapital Asset Management LLC and the 600 West Chicago Controlling
Party will be the controlling class representative for the CGCMT Series 2007-C6
Securitization. The master servicers, special servicer and trustee under the pooling and servicing agreement for our MLMT series 2007-C1 certificates will not have any obligation or authority to supervise the applicable CGCMT Series
2007-C6 master servicer, the

                                      S-185

CGCMT Series 2007-C6 special servicer or the CGCMT Series 2007-C6 trustee or to make servicing advances with respect to the 600 West Chicago Loan Combination.

      The CGCMT Series 2007-C6 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to our
MLMT series 2007-C1 securitization and the servicing arrangements under the
CGCMT Series 2007-C6 Pooling and Servicing Agreement are generally similar, but not identical, to the servicing arrangements under our MLMT series 2007-C1 pooling and servicing agreement. In that regard--

      o     one or more parties to the CGCMT Series 2007-C6 Pooling and
            Servicing Agreement will be responsible for making servicing advances with respect to the 600 West Chicago Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the
            600 West Chicago Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 600 West Chicago Trust Mortgage Loan;

      o     the mortgage loans that form the 600 West Chicago Loan Combination are to be serviced and administered under a general servicing standard that is similar (but not identical) to the Servicing
            Standard under our MLMT series 2007-C1 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the 600 West Chicago
            Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 600 West Chicago Loan
            Combination);

      o     the mortgage loans that form the 600 West Chicago Loan Combination will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to the Servicing
            Transfer Events under our MLMT series 2007-C1 pooling and servicing agreement, in which case the CGCMT Series 2007-C6 Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 600 West
            Chicago Trust Mortgage Loan that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under our MLMT series 2007-C1 pooling and servicing agreement with respect to other underlying mortgage loans;

      o     any modification, extension, waiver or amendment of the payment terms of the 600 West Chicago Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
            Loan Combination Intercreditor Agreement, such that neither the trust as holder of the 600 West Chicago Trust Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Loan Combination Intercreditor Agreement;

      o     the master servicer and special servicer under the CGCMT Series
            2007-C6 Pooling and Servicing Agreement will each have duties to consult with or obtain the approval of or take direction from the related 600 West Chicago Controlling Party under that agreement as described under "Servicing of the Mortgage Loans--The Controlling
            Class Representative and the Loan Combination Controlling Parties"
            and "Description of the Mortgage Pool--The Loan Combinations--The
            600 West Chicago Loan Combination--Consultation and Consent" in this prospectus supplement;

                                      S-186

      o     in connection with the foregoing bullet, the special servicer under the CGCMT Series 2007-C6 Pooling and Servicing Agreement will not be obligated to seek approval from the 600 West Chicago Controlling
            Party for any action to be taken by the special servicer under the
            CGCMT Series 2007-C6 Pooling and Servicing Agreement if the special servicer under the CGCMT Series 2007-C6 Pooling and Servicing
            Agreement has notified the 600 West Chicago Controlling Party in writing of various actions that the special servicer under the CGCMT
            Series 2007-C6 Pooling and Servicing Agreement proposes to take with respect to the workout or liquidation of the 600 West Chicago Loan
            Combination and for 60 days following the first such notice, the 600
            West Chicago Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the CGCMT Series 2007-C6 Pooling and
            Servicing Agreement considers to be consistent with the applicable servicing standard;

      o     in general, the respective parties to the CGCMT Series 2007-C6
            Pooling and Servicing Agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to our MLMT series 2007-C1 pooling and servicing agreement; and

      o     if the 600 West Chicago Trust Mortgage Loan is no longer subject to the CGCMT Series 2007-C6 Pooling and Servicing Agreement, then the
            600 West Chicago Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the CGCMT Series 2007-C6 Pooling and
            Servicing Agreement and, if applicable, the special servicer under the CGCMT Series 2007-C6 Pooling and Servicing Agreement, on terms substantially similar to those in the CGCMT Series 2007-C6 Pooling and Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the 600
            West Chicago Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 600 West Chicago Trust Mortgage Loan unless the holders of all mortgage loans comprising the 600 West Chicago Loan
            Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from Fitch and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as
            applicable, of the then current ratings assigned by those rating agencies to any class of MLMT series 2007-C1 certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about August 16, 2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

                                      S-187

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the certificate administrator's distribution account described under "--Distribution Account" below, the certificate administrator's interest reserve account described under "--Interest
            Reserve Account" below or the certificate administrator's floating rate account relating to the class A-2FL, A-3FL and AJ-FL
            certificates.

The MLMT 2007-C1 securitization transaction will also include three interest rate swap agreements relating to the class A-2FL, A-3FL and AJ-FL certificates, respectively.

      Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

      o     the X, A-2FL, A-3FL, AJ-FL, E, F, G, H, J, K, L, M, N, P, Q and Z
            classes and the REMIC residual certificates, which are the classes of certificates that--

            1.    will be retained or sold in transactions that do not require registration under the Securities Act; and

            2.    are not offered by this prospectus supplement.

      The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-1A, AM, AJ, AJ-FL, B,
C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class X and Z certificates and the REMIC residual certificates will not have principal balances, and the holders of those certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

                                      S-188

      The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-1A,
AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $4,050,224,260, although it may be as much as
5% larger or smaller depending on the actual size of the initial mortgage pool balance.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The certificate administrator will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will initially hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or
Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

                                      S-189

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

      General. The certificate administrator must establish and maintain an account in which it will hold funds pending their payment on the certificates
(exclusive of the class A-2FL, A-3FL and AJ-FL certificates) and the class
A-2FL, A-3FL and AJ-FL REMIC regular interests and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement. Only the certificate administrator and its agents will have access to funds in the distribution account.

      Although the certificate administrator may establish and maintain collections of Additional Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the certificate administrator's distribution account.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                                      S-190

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Accounts--Withdrawals" above; and

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this prospectus supplement.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in March 2008, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest
Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself, the custodian and the trustee a monthly fee which is described under "Servicing of the Mortgage Loans--Trust
            Administration Compensation" in this prospectus supplement and any interest or other income earned on funds in the distribution account;

      o     to indemnify the trustee and various related persons, as described under "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to indemnify itself and the custodian and any corresponding related persons similar to those described in the preceding bullet;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this prospectus supplement;

      o     to pay any separate tax administrator any amounts reimbursable to it;

                                      S-191

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by it in the distribution account not required to be deposited therein;

      o     to pay any amounts due and payable under the terms of the 600 West
            Chicago Co-Lender Agreement, which amounts are specified as being payable by the holder of the 600 West Chicago Trust Mortgage Loan;
            and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates
(exclusive of the class A-2FL, A-3FL and AJ-FL certificates) and the class
A-2FL, A-3FL and AJ-FL REMIC regular interests. For any distribution date, those funds will consist of the following separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as described under
            "--Payments--Payments of Prepayment Premiums and Yield Maintenance
            Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be distributed as described under "--Payments--Payments of Additional Interest" below; and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be distributed as described under "--Payments--Priority of Payments" below.

FLOATING RATE ACCOUNT

      The certificate administrator, on behalf of the holders of the class
A-2FL, A-3FL and AJ-FL certificates and the swap counterparty, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL, A-3FL and/or AJ-FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account will include separate sub-accounts for the class A-2FL, A-3FL and AJ-FL certificates. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the certificate administrator's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Only the certificate administrator and its agents will have access to funds in the floating rate account.

INTEREST RESERVE ACCOUNT

      The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency

                                      S-192

standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the certificate administrator's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's interest reserve account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement. Only the certificate administrator and its agents will have access to funds in the interest reserve account.

      During January, except in a leap year, and February of each calendar year, beginning in 2008, the certificate administrator will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional
Interest and net of any master servicing fees and trust administration fees payable therefrom and, in the case of the 600 West Chicago Trust Mortgage Loan, further net of any servicing fee payable therefrom under the CGCMT Series
2007-C6 Pooling and Servicing Agreement) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2008, the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

                                      S-193

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

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    TYPE / RECIPIENT                     AMOUNT                   GENERAL PURPOSE                 SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

FEES
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Master Servicing Fee /    Each master servicer will earn a          Compensation     First, out of collections of         Monthly
Master Servicers          master servicing fee with respect to                       interest with respect to the
                          each and every mortgage loan in the                        subject mortgage loan and then,
                          trust that is responsible for                              if the subject mortgage loan
                          servicing, including each specially                        and any related REO Property
                          serviced mortgage loan, if any, and                        has been liquidated, out of
                          each mortgage loan, if any, as to                          general collections on deposit
                          which the corresponding mortgaged                          in the collection account.)
                          real property has become an REO
                          Property. With respect to each
                          mortgage loan, the master servicing
                          fee will: (1) generally be calculated
                          for the same number of days and on
                          the same principal amount as interest
                          accrues or is deemed to accrue on
                          that mortgage loan; and (2) accrue at
                          an annual rate that ranges, on a
                          loan-by-loan basis, from 0.020% to
                          0.145% per annum. Master servicing
                          fees with respect to any mortgage
                          loan will include the primary
                          servicing fees payable by the
                          applicable master servicer to any
                          sub-servicer with respect to that
                          mortgage loan.
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Additional Master         o  Prepayment Interest Excesses           Compensation     Interest payments made by the     Time to time
Servicing Compensation       collected on mortgage loans that                        related borrower intended to
/ Master Servicers           are the subject of a principal                          cover interest accrued on the
                             prepayment in full or in part                           subject principal prepayment
                             after their respective due dates                        with respect to the subject
                             in any collection period;                               mortgage loan during the period
                                                                                     from and after the related due
                                                                                     date.
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                          o  All interest and investment            Compensation     Interest and investment income       Monthly
                             income earned on amounts on                             related to the subject accounts
                             deposit in accounts maintained by                       (net of investment losses).
                             the master servicers, to the
                             extent not otherwise payable to
                             the borrowers;
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                          o  On non-specially serviced              Compensation     Payments of late payment          Time to time
                             mortgage loans, late payment                            charges and default interest
                             charges and default interest                            made by borrowers with respect
                             actually collected with respect to                      to the mortgage loans.
                             the subject mortgage loan during
                             any collection period, but only to
                             the extent not otherwise allocable
                             to pay the following items with
                             respect to the subject mortgage
                             loan: (i) interest on advances; or
                             (ii) Additional Trust Fund
                             Expenses currently payable or
                             previously paid with respect to
                             the subject mortgage loan or
                             mortgaged real property from
                             collections on the mortgage pool
                             and not previously reimbursed; and
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                                      S-194

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    TYPE / RECIPIENT                     AMOUNT                   GENERAL PURPOSE                SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                          o  The percentage, if any, specified     Compensation      Payments of the applicable        Time to time
                             in the pooling and servicing                            fee(s) made by the borrower
                             agreement of each assumption                            under the subject mortgage loan.
                             application fee, assumption fee,
                             modification fee, extension fee
                             other similar fee or fees paid in
                             connection with a defeasance of a
                             mortgage loan that is actually
                             paid by a borrower in connection
                             with the related action.
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Special Servicing Fee /   The special servicer will earn a         Compensation      Out of general collections on        Monthly
Special Servicer          special servicing fee with respect to                      all the mortgage loans and any
                          each mortgage loan that is being                           REO Properties in the trust on
                          specially serviced or as to which the                      deposit in the master
                          corresponding mortgaged real property                      servicers' collection
                          has become an REO Property. With                           accounts.(1)
                          respect to each such mortgage loan
                          described in the preceding sentence,
                          the special servicing fee will: (a)
                          accrue for the same number of days
                          and on the same principal amount as
                          interest accrues or is deemed to
                          accrue from time to time on that
                          mortgage loan; (b) accrue at a
                          special servicing fee rate of 0.25%
                          per annum with respect to any
                          specially serviced mortgage loan and
                          any mortgage loan as to which the
                          related mortgaged real property has
                          become REO property; and (c) be
                          payable monthly from general
                          collections on the mortgage pool.(1)
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Workout Fee / Special     The special servicer will, in            Compensation      Out of each collection of         Time to time
Servicer                  general, be entitled to receive a                          interest (other than default
                          workout fee with respect to each                           interest) and principal
                          specially serviced mortgage loan that                      received on the subject
                          it successfully works out. The                             mortgage loan.(2)
                          workout fee will be payable out of,
                          and will be calculated by application
                          of a workout fee rate of 1.0% to,
                          each collection of interest and
                          principal received on the subject
                          mortgage loan for so long as it is
                          not returned to special servicing by
                          reason of an actual or reasonably
                          foreseeable default.(2)
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Principal Recovery Fee    Subject to the exceptions described      Compensation      Out of the full, partial or       Time to time
/ Special Servicer        under "Servicing of the Mortgage                           discounted payoff obtained from
                          Loans--Servicing and Other                                 the related borrower and/or
                          Compensation and Payment of                                liquidation proceeds (exclusive
                          Expenses--Principal Special Servicing                      of any portion of that payment
                          Compensation" and "--The Principal                         or proceeds that represents a
                          Recovery Fee" in this prospectus                           recovery of default interest)
                          supplement, the special servicer                           in respect of the related
                          will, in general, be entitled to                           specially serviced mortgage
                          receive a principal recovery fee with                      loan or related REO Property,
                          respect to: (a) each specially                             as the case may be.(2)
                          serviced mortgage loan--or any
                          replacement mortgage loan substituted
                          for it--as to which the special
                          servicer obtains a full or discounted
                          payoff from the related borrower; and
                          (b) any specially serviced mortgage
                          loan or REO Property as to which the
                          special servicer receives any
                          liquidation proceeds, sale proceeds,
                          insurance proceeds or condemnation
                          proceeds. As to each such specially
                          serviced mortgage loan or foreclosure
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                                      S-195

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    TYPE / RECIPIENT                     AMOUNT                   GENERAL PURPOSE                SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                          property, the principal recovery fee
                          will be payable from, and will be
                          calculated by application of a
                          principal recovery fee rate of 1.0%
                          to, the related payment or
                          proceeds.(2)
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Additional Special        o  All interest and investment            Compensation     Interest and investment income       Monthly
Servicing Compensation       income earned on amounts on                             related to the subject accounts
/ Special Servicer           deposit in accounts maintained by                       (net of investment losses).
                             the special servicer;
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                          o  On specially serviced                  Compensation     Payments of late payment          Time to time
                             mortgage loans, late payment                            charges and default interest
                             charges and default interest                            made by borrowers in respect of
                             actually collected with respect to                      the mortgage loans.
                             the subject mortgage loan during
                             any collection period, but only to
                             the extent not otherwise allocable
                             to pay the following items with
                             respect to the subject mortgage
                             loan: (i) interest on advances; or
                             (ii) additional trust fund
                             expenses currently payable or
                             previously paid with respect to
                             the subject mortgage loan or
                             mortgaged real property from
                             collections on the mortgage pool
                             and not previously reimbursed;
------------------------------------------------------------------------------------------------------------------------------------
                          o  With respect to any specially          Compensation     Payments of the applicable        Time to time
                             serviced mortgage loan, 100% of                         fee(s) made by the borrower
                             each assumption application                             under the subject mortgage loan.
                             fee, assumption fee, modification
                             fee, extension fee or other similar
                             fee actually paid by a borrower
                             with respect to any assumption
                             or modification; and
------------------------------------------------------------------------------------------------------------------------------------
                          o  With respect to any                    Compensation     Payments of the applicable        Time to time
                             non-specially serviced mortgage                         fee(s) made by the borrower
                             loan, the percentage, if any,                           under the subject mortgage loan.
                             specified in the pooling and
                             servicing agreement, of assumption
                             fees, assumption application fees,
                             modification fees and other fees
                             actually paid by a borrower with
                             respect to any assumption,
                             modification or other agreement
                             entered into by the applicable
                             master servicer.
------------------------------------------------------------------------------------------------------------------------------------
Trust Administration      The trust administration fee, for any     Compensation     General collections on the           Monthly
Fee / Trustee,            distribution date, will equal one                          mortgage loans and any REO
Certificate               month's interest at 0.0005% per annum                      Properties on deposit in the
Administrator and         with respect to each and every                             master servicers' collection
Custodian                 mortgage loan in the trust, including                      accounts and/or the certificate
                          each specially serviced mortgage                           administrator's distribution
                          loan, if any, and each mortgage loan,                      account.
                          if any, as to which the corresponding
                          mortgaged real property has become an
                          REO Property.
------------------------------------------------------------------------------------------------------------------------------------
Additional Trust          All interest and investment income        Compensation     Interest and investment income       Monthly
Administration            earned on amounts on deposit in                            related to the subject account
Compensation /            accounts maintained by the                                 (net of investment losses).
Certificate               certificate administrator.
Administrator
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                                      S-196

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    TYPE / RECIPIENT                     AMOUNT                   GENERAL PURPOSE                SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
Servicing Advances /      To the extent of funds available, the   Reimbursement of   Amounts on deposit in the         Time to time
Trustee, Master           amount of any servicing advances.(3)        expenses       applicable master servicer's
Servicers or Special                                                                 collection account that
Servicer                                                                             represent (a) payments made by
                                                                                     the related borrower to cover
                                                                                     the item for which such
                                                                                     servicing advance was made or
                                                                                     (b) liquidation proceeds,
                                                                                     condemnation proceeds,
                                                                                     insurance proceeds and, if
                                                                                     applicable, REO revenues (in
                                                                                     each case, if applicable, net
                                                                                     of any principal recovery fee
                                                                                     or workout fee payable
                                                                                     therefrom) received in respect
                                                                                     of the particular mortgage loan
                                                                                     or related REO Property,
                                                                                     provided that if the applicable
                                                                                     master servicer, special
                                                                                     servicer or trustee determines
                                                                                     that a servicing advance is not
                                                                                     recoverable out of collections
                                                                                     on the related underlying
                                                                                     mortgage loan, then out of
                                                                                     general collections on the
                                                                                     mortgage loans and any REO
                                                                                     Properties in the trust on
                                                                                     deposit in the applicable
                                                                                     master servicer's collection
                                                                                     account or, if funds in that
                                                                                     master servicer's collection
                                                                                     account are insufficient, the
                                                                                     other master servicer's
                                                                                     collection account.(4)
------------------------------------------------------------------------------------------------------------------------------------
Interest on servicing     At a rate per annum equal to a             Payment of      First, out of default interest    Time to time
advances / Master         published prime rate, accrued on the      interest on      and late payment charges on the
Servicers, Special        amount of each outstanding servicing       Servicing       related mortgage loan and then,
Servicer or Trustee       advance.(4)                                 Advances       after or at the same time that
                                                                                     advance is reimbursed, out of
                                                                                     any other amounts then on
                                                                                     deposit in the applicable
                                                                                     master servicer's collection
                                                                                     account or, if funds in that
                                                                                     master servicer's collection
                                                                                     account are insufficient, the
                                                                                     other master servicer's
                                                                                     collection account.(5)
------------------------------------------------------------------------------------------------------------------------------------
P&I Advances / Master     To the extent of funds available, the   Reimbursement of   Amounts on deposit in the         Time to time
Servicers and Trustee     amount of any P&I advances.               P&I Advances     applicable master servicer's
                                                                     made with       collection account that
                                                                   respect to the    represent late collections of
                                                                   mortgage pool     interest and principal (net of
                                                                                     related master servicing,
                                                                                     workout and principal recovery
                                                                                     fees) received in respect of
                                                                                     the related mortgage loans or
                                                                                     REO Property as to which such
                                                                                     P&I advance was made, provided
                                                                                     that if the applicable master
------------------------------------------------------------------------------------------------------------------------------------

                                      S-197

------------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                     AMOUNT                   GENERAL PURPOSE                SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     servicer or trustee determines
                                                                                     that a P&I advance is not
                                                                                     recoverable out of collections
                                                                                     on the related mortgage loan,
                                                                                     then out of general collections
                                                                                     on the mortgage loans and any
                                                                                     REO Properties in the trust on
                                                                                     deposit in the applicable
                                                                                     master servicer's collection
                                                                                     account or, if funds in that
                                                                                     master servicer's collection
                                                                                     account are insufficient, the
                                                                                     other master servicer's
                                                                                     collection account.(4)
------------------------------------------------------------------------------------------------------------------------------------
Interest on P&I           At a rate per annum equal to a             Payment of      First, out of default interest    Time to time
Advances / Master         published prime rate, accrued on the    interest on P&I    and late payment charges on the
Servicers and Trustee     amount of each outstanding P&I              advances       related mortgage loan and then,
                          advance.                                                   after or at the same time that
                                                                                     advance is reimbursed, out of
                                                                                     any other amounts then on
                                                                                     deposit in the applicable
                                                                                     master servicer's collection
                                                                                     account or, if funds in that
                                                                                     master servicer's collection
                                                                                     account are insufficient, the
                                                                                     other master servicer's
                                                                                     collection account.(5)
------------------------------------------------------------------------------------------------------------------------------------
Indemnification           Amount to which such party is           Indemnification    General collections on the        Time to time
Expenses/ Trustee,        entitled to indemnification under the                      mortgage loans and any REO
Certificate               pooling and servicing agreement.                           Properties on deposit in the
Administrator,            (6)(7f)                                                    applicable master servicer's
Custodian and any                                                                    collection account or, if funds
director, officer,                                                                   in that master servicer's
employee or agent of                                                                 collection account are
the Trustee, Certificate                                                             insufficient, the other master
Administrator,                                                                       servicer's collection account
Custodian/ Depositor,                                                                and/or the certificate
Master Servicers or                                                                  administrator's  distribution
Special Servicer and                                                                 account.
any director, officer,
employee or agent of
Depositor, either
Master Servicer or
Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

_____________________

(1)   The CGCMT Series 2007-C6 Special Servicer will be entitled to a comparable fee, calculated at 0.25% per annum, with respect to the 600 West Chicago
      Trust Mortgage Loan.

(2)   The CGCMT Series 2007-C6 Special Servicer will be entitled to a comparable fee, calculated at 1.0%, with respect to the 600 West Chicago Trust
      Mortgage Loan.

(3)   Applicable parties under the CGCMT Series 2007-C6 Pooling and Servicing
      Agreement will be similarly entitled to reimbursement, with interest, for servicing advances on the 600 West Chicago Trust Mortgage Loan. The issuing entity must bear its pro rata share of the reimbursement, with interest, of any servicing advance on the 600 West Chicago Trust Mortgage
      Loan that are not reimbursable out of related collections.

(4)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(5)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(6)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling

                                      S-198

      and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

(7)   Comparable indemnities, payable out of collections on the 600 West Chicago
      Loan Combination, run to the benefit of parties under the CGCMT Series
      2007-C6 Pooling and Servicing Agreement.

      In the case of an A-Note Trust Mortgage Loan, some of the above referenced expenses and special servicing compensation may be offset by amounts otherwise payable to the related B-Note Loan Noteholder to the extent provided in the related Loan Combination Intercreditor Agreement. In the case of a Pari Passu
Trust Mortgage Loan some of the above referenced expenses, including the reimbursement of servicing advances and the payment of interest thereon but excluding the reimbursement of P&I advances and the payment of interest thereon, will be shared by the issuing entity and the related Non-Trust Loan
Noteholder(s), with allocations to be made on a pro rata basis by principal balance of the subject Pari Passu Trust Mortgage Loan and the related Pari Passu
Non-Trust Loan(s). See "Description of the Mortgage Pool--The Loan Combinations"
in this prospectus supplement.

CALCULATION OF PASS-THROUGH RATES

      The pass-through rate for the class A-1 certificates will be fixed at the rate per annum identified as the initial pass-through rate for that class in the table under "Summary of Prospectus Supplement--Overview of the Series 2007-C1
Certificates" in this prospectus supplement.

      The pass-through rate for the class A-2 certificates will, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date minus 0.104%.

      The pass-through rates for the class A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J and K certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net
Mortgage Rate for the related distribution date.

      The pass-through rates for the class L, M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the lesser of: (a) the Weighted Average Net Mortgage Rate for the
related distribution date; and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2007-C1 Certificates" in this prospectus supplement.

      The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

      For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component
(or, in the case of each of the A-2FL, A-3FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC regular interest).

      The pass-through rates applicable to the class A-2FL REMIC regular interest and class AJ-FL REMIC regular interest for each interest accrual period will, in each case, equal the lesser of (i) the Weighted Average Net Mortgage
Rate for the related distribution date and (ii) 5.805% per annum; and the pass-through rate applicable to

                                      S-199

the class A-3FL REMIC regular interest for each interest accrual period will equal a fixed rate of 5.628% per annum.

      For so long as the related swap agreement is in effect and there is no continuing event of default thereunder on the part of the swap counterparty, the pass-through rates applicable to the class A-2FL, class A-3FL and class AJ-FL certificates will be floating rates based on LIBOR. However, the pass-through rate with respect to the class A-2FL, A-3FL or AJ-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding
REMIC regular interest. In addition, if there is a continuing payment default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-2FL certificates, the class A-3FL certificates or the class AJ-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC regular interest. In addition, if the pass-through rate of any REMIC regular interest for any interest accrual period is limited by or based on the Weighted Average
Net Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the corresponding class of certificates on that distribution date.

      The term "LIBOR" will generally mean, with respect to the class A-2FL,
A-3FL and AJ-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London
time, on the related LIBOR Determination Date.

      The "LIBOR Determination Date" for the class A-2FL, A-3FL and AJ-FL certificates is (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

      The class Z certificates and the REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

      General. On each distribution date, the certificate administrator will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

                                      S-200

      All payments with respect to the class A-2FL, A-3FL and AJ-FL REMIC regular interests will be made to the trustee's floating rate account.

      Payments of Interest. All of the classes of the certificates (except for the class Z certificates and the REMIC residual certificates), together with the class A-2FL, A-3FL and AJ-FL REMIC regular interests, will bear interest.

      With respect to each interest-bearing class of the certificates and with respect to each of the class A-2FL, A-3FL and AJ-FL REMIC regular interests, that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates or REMIC regular interest, as the case may be, for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates or REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL, A-3FL and AJ-FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

In addition, if there is an interest shortfall with respect to the class A-2FL,
A-3FL or AJ-FL REMIC regular interest for any interest accrual period, then the amount by which the interest distributable with respect to that REMIC regular interest is reduced as a result of that shortfall will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-2FL, A-3FL or AJ-FL certificates, as applicable, on that distribution date.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates) and with respect to each of the class A-2FL, A-3FL and AJ-FL REMIC regular interests will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC regular interest, as the case may be, reduced (except in the case of the class X certificates) by the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date allocable to the subject class of certificates or the subject REMIC regular interest, as the case may be.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates or to any of the class A-2FL, A-3FL or AJ-FL REMIC regular interests will equal the product of:

      1.    the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date, multiplied by

      2.    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates or the subject
            REMIC regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the

                                      S-201

            principal balance certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates) and the class A-2FL, A-3FL and AJ-FL REMIC regular interests.

      Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL, A-3FL or AJ-FL certificates, any such shortfalls allocated to the corresponding REMIC regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL,
A-3FL or AJ-FL certificates, as the case may be. Any distributions of interest allocated to the class A-2FL, A-3FL and AJ-FL REMIC regular interests, will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL, A-3FL or AJ-FL certificates, as applicable, and/or the swap counterparty, as applicable.

      If less than the full amount of interest payable with respect to any interest-bearing class of the certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates) or with respect to the class A-2FL, A-3FL or AJ-FL REMIC regular interest is paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL, A-3FL and AJ-FL
REMIC regular interests may be payable to the swap counterparty.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL, A-3FL and AJ-FL certificates)
and the class A-2FL, A-3FL and AJ-FL REMIC regular interests, on any given distribution date, will equal the Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of such principal balance certificates or any particular such REMIC regular interest, on any given distribution date, will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates or that REMIC regular interest. So long as the class A-4 certificates, on the one hand, and A-1A certificates, on the other hand, remain outstanding, however, except as otherwise set forth below, the Principal
Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of the class A-4 certificates, on the one hand, or the class A-1A certificates, on the other hand, has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second

                                      S-202

bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "--Advances of Delinquent Monthly Debt Service
Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL and class A-3FL
REMIC regular interests on each distribution date as follows:

      o     first, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
                  Balance for that distribution date;

      o     second, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB certificates as described in the preceding bullet, and

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-2 certificates and the class A-2FL REMIC regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB and/or A-1 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-2 certificates and the class A-2FL REMIC regular interest outstanding immediately prior to that distribution date;

      o     fourth, to the class A-3 certificates and the class A-3FL REMIC regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1 and/or A-2 certificates
                  and/or the class A-2FL REMIC regular interest as described in the preceding three bullets, and

            2.    the total principal balance of the class A-3 certificates and the class A-3FL REMIC regular interest outstanding immediately prior to that distribution date; and

                                      S-203

      o     fifth, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-2FL and/or class A-3FL REMIC regular
                  interests as described in the preceding four bullets, and

            2.    the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                  Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

      o     sixth, to the class A-4 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1, A-2, A-3 and/or A-SB certificates and/or the class A-2FL and/or class A-3FL REMIC regular
                  interests as described in the preceding three bullets, and

            2.    the total principal balance of the class A-4 certificates
                  outstanding immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and
A-4 certificates and the class A-2FL and A-3FL REMIC regular interests outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates and the class
A-2FL and A-3FL REMIC regular interests) the remaining portion thereof would be allocated (after taking account of the allocation of the Loan Group 2 Principal
Distribution Amount for that distribution date described in the prior paragraph)
to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount
for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB
Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates and the class A-2FL REMIC regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC regular interest; fourth, to the class A-3 certificates and the class A-3FL REMIC regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC regular interest; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates;
and sixth, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-2FL, A-3, A-3FL, A-SB, A-4 and A-1A classes (with the A-2 and A-2FL classes and the A-3 and A-3FL classes, in the case of each such pair,

                                      S-204

being considered a single class) are outstanding at a time when the total principal balance of the class AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M,
N, P and Q certificates has been reduced to zero as described under
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below, then the Principal
Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB, A-4 and A-1A classes that remain outstanding and, if applicable, the class A-2FL and class A-3FL REMIC regular interests on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates and the class A-2FL and class A-3FL REMIC regular interests, the
Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class of certificates and/or REMIC regular interest, as the case may be, outstanding immediately prior to that distribution date.

                 ORDER OF ALLOCATION                       CLASS
            -------------------------------    -------------------------------
                          1                                 AM
                          2                            AJ and AJ-FL*
                          3                                  B
                          4                                  C
                          5                                  D
                          6                                  E
                          7                                  F
                          8                                  G
                          9                                  H
                         10                                  J
                         11                                  K
                         12                                  L
                         13                                  M
                         14                                  N
                         15                                  P
                         16                                  Q

            ________________________

            *     Pro rata and pari passu based on the respective total
                  principal balances thereof. References to "AJ-FL" in the table refer to the class AJ-FL REMIC regular interests.

      In no event will payments of principal be made with respect to any class of certificates or REMIC regular interests listed in the foregoing table until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A certificates and the class A-2FL and class A-3FL REMIC regular interests is reduced to zero. Furthermore, in no event will payments of principal be made with respect to any class of certificates or REMIC regular interests listed in the foregoing table until the total principal balance of all other classes of certificates or REMIC regular interests, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates) and the class A-2FL, A-3FL and AJ-FL REMIC regular interests, may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL,
A-3FL or AJ-FL REMIC regular interest, then, subject to available funds from time to time and the

                                      S-205

priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that REMIC regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class
A-2FL, A-3FL and AJ-FL certificates) or in the case of the class A-2FL, A-3FL or
AJ-FL REMIC regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of that REMIC regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below. Any such reimbursements with respect to the class A-2FL, A-3FL or AJ-FL REMIC regular interest will be deposited in the trustee's floating rate account and thereafter will be distributed to the holders of the class A-2FL, A-3FL or AJ-FL certificates, as applicable.

      In limited circumstances, the total principal balance of a class of principal balance certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates), or the total principal balance of any of the class A-2FL, A-3FL or AJ-FL REMIC regular interests, that in any such case was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or the subject REMIC regular interest, as applicable. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such distribution date. Any such reinstatement of principal balance with respect to the class A-2FL, A-3FL or AJ-FL REMIC regular interest will result in a corresponding reinstatement of the principal balance with respect to the class A-2FL, A-3FL or AJ-FL certificates, as applicable.

      Priority of Payments. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

    ORDER OF           RECIPIENT CLASS
    PAYMENT               OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
---------------   --------------------------   --------------------------------------------------------------------------------

        1                     X*               From the entire Available Distribution Amount, interest up to the total interest payable on that class

                     A-1, A-2, A-2FL(1),       From the portion of the Available Distribution Amount attributable to the
                   A-3, A-3FL(1), A-SB and     mortgage loans in loan group 1, interest up to the total interest payable on
                             A-4*              those classes and those REMIC regular interests, pro rata, based on entitlement

                            A-1A*              From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

                                      S-206

    ORDER OF           RECIPIENT CLASS
    PAYMENT               OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
---------------   --------------------------   --------------------------------------------------------------------------------

        2            A-1, A-2, A-2FL(1),       Principal up to the Loan Group 1 Principal Distribution Amount (and, if the
                   A-3, A-3FL(1), A-SB and     class A-1A certificates are retired, any remaining portion of the Loan Group 2
                            A-4**              Principal Distribution Amount), first to the class A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB
                                               Planned Principal Balance, and then to (a) the class A-1 certificates, (b) the class A-2 certificates and the class A-2FL REMIC regular interest, on a pro rata basis by principal balance, (c) the class A-3 certificates and the class
                                               A-3FL REMIC regular interest, on a pro rata basis by principal balance, (d)
                                               the class A-SB certificates and (e) the class A-4 certificates.

                            A-1A**             Principal up to the Loan Group 2 Principal Distribution Amount (and, if the
                                               class A-4 certificates are retired, any remaining portion of the Loan Group 1
                                               Principal Distribution Amount), until the class A-1A certificates are retired

        3            A-1, A-2, A-2FL(1),       Reimbursement up to the loss reimbursement  amounts for those classes and those
                   A-3, A-3FL(1), A-SB, A-4    REMIC regular interests, pro rata, based on entitlement
                           and A-1A
-------------------------------------------------------------------------------------------------------------------------------
        4                     AM               Interest up to the total interest payable on that class and that REMIC regular interest, pro rata based on entitlement

        5                     AM               Principal up to the portion of the Principal Distribution Amount allocable to that class and that REMIC regular interest, on a pro rata basis by balance

        6                     AM               Reimbursement up to the loss reimbursement amount for that class and that
                                               REMIC regular interest, pro rata based on entitlement
-------------------------------------------------------------------------------------------------------------------------------
        7              AJ and AJ-FL(1)         Interest up to the total interest payable on that class and that REMIC regular interest, pro rata based on entitlement

        8              AJ and AJ-FL(1)         Principal up to the portion of the Principal Distribution Amount allocable to that class and that REMIC regular interest, on a pro rata basis by balance

        9              AJ and AJ-FL(1)         Reimbursement up to the loss reimbursement amount for that class and that
                                               REMIC regular interest, pro rata based on entitlement
-------------------------------------------------------------------------------------------------------------------------------
        10                    B                Interest up to the total interest payable on that class

        11                    B                Principal up to the portion of the Principal Distribution Amount allocable to that class

        12                    B                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        13                    C                Interest up to the total interest payable on that class

        14                    C                Principal up to the portion of the Principal Distribution Amount allocable to that class

        15                    C                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------

                                      S-207

    ORDER OF           RECIPIENT CLASS
    PAYMENT               OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
---------------   --------------------------   --------------------------------------------------------------------------------

        16                    D                Interest up to the total interest payable on that class

        17                    D                Principal up to the portion of the Principal Distribution Amount allocable to that class

        18                    D                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        19                    E                Interest up to the total interest payable on that class

        20                    E                Principal up to the portion of the Principal Distribution Amount allocable to that class

        21                    E                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        22                    F                Interest up to the total interest payable on that class

        23                    F                Principal up to the portion of the Principal Distribution Amount allocable to that class

        24                    F                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        25                    G                Interest up to the total interest payable on that class

        26                    G                Principal up to the portion of the Principal Distribution Amount allocable to that class

        27                    G                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        28                    H                Interest up to the total interest payable on that class

        29                    H                Principal up to the portion of the Principal Distribution Amount allocable to that class

        30                    H                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        31                    J                Interest up to the total interest payable on that class

        32                    J                Principal up to the portion of the Principal Distribution Amount allocable to that class

        33                    J                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        34                    K                Interest up to the total interest payable on that class

        35                    K                Principal up to the portion of the Principal Distribution Amount allocable to that class

        36                    K                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        37                    L                Interest up to the total interest payable on that class

        38                    L                Principal up to the portion of the Principal Distribution Amount allocable to that class

        39                    L                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        40                    M                Interest up to the total interest payable on that class

        41                    M                Principal up to the portion of the Principal Distribution Amount allocable to that class

        42                    M                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------

                                      S-208

    ORDER OF           RECIPIENT CLASS
    PAYMENT               OR CLASSES                                      TYPE AND AMOUNT OF PAYMENT
---------------   --------------------------   --------------------------------------------------------------------------------

        43                    N                Interest up to the total interest payable on that class

        44                    N                Principal up to the portion of the Principal Distribution Amount allocable to that class

        45                    N                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        46                    P                Interest up to the total interest payable on that class

        47                    P                Principal up to the portion of the Principal Distribution Amount allocable to that class

        48                    P                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        49                    Q                Interest up to the total interest payable on that class

        50                    Q                Principal up to the portion of the Principal Distribution Amount allocable to that class

        51                    Q                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        52              REMIC residual         Any remaining portion of the Available Distribution Amount certificates

___________________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes and the class A-2FL and A-3FL regular interests, as set forth in the table above, is insufficient for that purpose, then the Available
      Distribution Amount will be applied to pay interest on all those classes and those REMIC regular interests, pro rata based on entitlement.

**    In general, no payments of principal will be made in respect of the class
      A-1, A-2, A-3 or A-4 certificates or the class A-2FL REMIC regular interest or the class A-3FL REMIC regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned
      Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates or the class A-3FL REMIC regular interest until the total principal balance of the class A-2 certificates and the class
      A-2FL REMIC regular interest is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates and the class A-3FL REMIC regular interest is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class
      A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal
      Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL and A-3FL REMIC regular interests will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution
      Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL and A-3FL REMIC regular interests, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-SB and
      A-4 and A-1A classes and the class A-2FL and A-3FL REMIC regular interests are outstanding at a time when the total principal balance of the class
      AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class AJ-FL REMIC regular interests have been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection with
      Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB and A-4 and A-1A certificates and the class A-2FL and A-3FL REMIC regular interests will be made on a pro rata basis in accordance with the respective total principal balances of those classes and REMIC regular interests then outstanding, without regard to loan groups.

(1)   Refers to REMIC regular interest with that alphabetic or alphanumeric designation. Interest, principal and loss reimbursement amounts in respect of the class A-2FL, A-3FL or AJ-FL REMIC regular interests will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the corresponding class of floating rate certificates and/or the swap counterparty on the subject distribution date.

                                      S-209

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of the class A-1, A-2,
A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates and/or to the trustee's floating rate account with respect to the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and/or the class AJ-FL
REMIC regular interest, if any such class or REMIC regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 certificates on the one hand, and the class A-1A certificates, on the other hand, are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates and/or that REMIC regular interest, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates or REMIC regular interest, as the case may be, over the relevant discount rate, and the
            denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or REMIC regular interest, as the case may be, on that distribution date (or, for so long as the class A-4 certificates, on the one hand, and the class A-1A certificates, on the other hand, are outstanding, the amount of principal payable with respect to the subject class of certificates or REMIC regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, for so long as the class A-4 certificates, on the one hand, and the class A-1A certificates, on the other hand, are outstanding, the Loan Group 1
            Principal Distribution Amount or the Loan Group 2 Principal
            Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any class of principal balance certificates, the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest or the class AJ-FL REMIC regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the certificate administrator will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

                                      S-210

      Notwithstanding the foregoing, all prepayment premiums and yield maintenance charges payable as described above, will be reduced, with respect to specially serviced mortgage loans, by an amount equal to Additional Trust Fund
Expenses and Realized Losses previously allocated to any class of certificates.

      For so long as the swap agreement relating to the class A-2FL, A-3FL or
AJ-FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the corresponding REMIC regular interests will be payable to the swap counterparty. However, if there is a continuing payment default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the corresponding REMIC regular interests will be payable to the holders of the class A-2FL, A-3FL or AJ-FL certificates, as applicable.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and/or the class AJ-FL REMIC regular interest;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class
            A-3FL REMIC regular interest and/or the class AJ-FL REMIC regular interest; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the custodian and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

                                      S-211

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

      Revenues and other proceeds derived with respect to the 600 West Chicago
REO Property will be similarly applied to the related Loan Combination.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-3FL and
AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-3FL
REMIC regular interest and the class AJ-FL REMIC regular interest.

      On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL, A-3FL and AJ-FL certificateholders) and with respect to the class A-2FL, A-3FL and AJ-FL REMIC regular interests on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates
(exclusive of the class A-2FL, A-3FL and AJ-FL certificates), the class A-2FL
REMIC regular interest, the class A-3FL REMIC regular interest and the class
AJ-FL REMIC regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class or REMIC regular interest, as the case may be, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the then total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL, A-3FL and AJ-FL certificates) and with respect to the class A-2FL
REMIC regular interest, the class A-3FL REMIC regular interest and the class
AJ-FL REMIC regular interest on that distribution date exceeds the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

               ORDER OF ALLOCATION              CLASS/REMIC REGULAR INTEREST
          ------------------------------      --------------------------------
                        1                                    Q
                        2                                    P
                        3                                    N
                        4                                    M
                        5                                    L
                        6                                    K
                        7                                    J
                        8                                    H
                        9                                    G
                        10                                   F
                        11                                   E
                        12                                   D
                        13                                   C
                        14                                   B
                        15                             AJ and AJ-FL*
                        16                                   AM
                        17                      A-1, A-2, A-2FL, A-3, A-3FL,
                                                    A-SB, A-4 and A-1A*

            *     Pro rata and pari passu based on the respective total
                  principal balances thereof.

                                      S-212

      The reference in the foregoing table to "A-2FL" means the class A-2FL
REMIC regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "A-3FL" means the class
A-3FL REMIC regular interest. However, any reduction in the total principal balance of the class A-3FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-3FL certificates. The reference in the foregoing table to "AJ-FL" means the class AJ-FL REMIC regular interest. However, any reduction in the total principal balance of the class AJ-FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AJ-FL certificates.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates (exclusive of the class A-2FL,
A-3FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class
A-3FL REMIC regular interest or the class AJ-FL REMIC regular interest, will be made by reducing the total principal balance of such class or REMIC regular interest, as the case may be, by the amount so allocated. In no event will the total principal balance of any REMIC regular interest or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other REMIC regular interests and/or classes of principal balance certificates listed above it in the table has been reduced to zero.

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnifications to the certificate administrator and the custodian and/or various corresponding related persons similar to those described in the preceding bullet;

                                      S-213

            3.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            4.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus;

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

      Any expenses under the CGCMT Series 2007-C6 Pooling and Servicing
Agreement that are similar to those described in the prior paragraph and that relate to the 600 West Chicago Loan Combination will be deducted on a pari passu basis out of collections on the 600 West Chicago Trust Mortgage Loan and the 600
West Chicago Pari Passu Non-Trust Loan, thereby potentially resulting in a loss to the trust. Any such expenses payable out of amounts allocable to the related
600 West Chicago Trust Mortgage Loan would effectively constitute Additional
Trust Fund Expenses. See "Description of the Mortgage Pool--The Loan
Combinations--The 600 West Chicago Loan Combination" in this prospectus supplement.

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more such classes and/or REMIC regular interests that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest being in excess of the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

                                      S-214

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees and, in the case of the 600 West
Chicago Trust Mortgage Loan, the applicable CGCMT Series 2007-C6 Master
Servicer's primary servicing fee, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period and/or, in the case of KeyCorp Real Estate Capital
            Markets, Inc., the 600 West Chicago Trust Mortgage Loan; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any mortgage loan in the trust that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject mortgage loan in the trust. Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to an A/B Loan Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan. Any appraisal reduction amount with respect to a Pari Passu Loan Combination will be allocated pro rata and pari passu between the related Pari Passu Trust Mortgage
Loan and the related Pari Passu Non-Trust Loan(s). In the case of the 600 West
Chicago Trust Mortgage Loan, the amount required to be advanced by the applicable master servicer may be reduced based on an appraisal performed by the applicable CGCMT Series 2007-C6 Master Servicer or the CGCMT Series 2007-C6
Special Servicer under, and an Appraisal Reduction Amount calculated in accordance with, the CGCMT Series 2007-C6 Pooling and Servicing Agreement with respect to the 600 West Chicago Loan Combination.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates (exclusive of the class A-2FL, A-3FL and AJ-FL certificates)
or with respect to the class A-2FL, A-3FL or AJ-FL REMIC regular interest on that distribution date (or a combination of both methods).

                                      S-215

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan (including the 600
West Chicago Trust Mortgage Loan). See "--The Trustee" above.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in
this prospectus supplement.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan

                                      S-216

described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds in such account are insufficient, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months without the consent of the controlling class representative. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an Advance or a portion of an Advance may elect at any time to reimburse itself for the deferred amounts from general collections (including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it (and, in the case of
KRECM, received on the 600 West Chicago Trust Mortgage Loan) during the related collection period (net of amounts necessary to reimburse for Nonrecoverable
Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer (and, in the case of KRECM, received on the 600 West Chicago Trust Mortgage Loan) during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" above. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

                                      S-217

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificate Administrator Reports. Based primarily on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically via its website at
www.ctslink.com or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a certificate administrator report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The certificate administrator report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates, the class
            A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest, in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates, the class
            A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest, allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     payments made to and by the swap counterparty with respect to each of the A-2FL, A-3FL and AJ-FL classes;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related determination date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

                                      S-218

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
            Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

                                      S-219

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then current credit support levels for each class of interest-bearing certificates;

      o     the original and then current ratings known to the certificate administrator for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Z certificates and the REMIC residual certificates, respectively, on such distribution date; and

      o     any material information known to the certificate administrator regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any certificate administrator report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in September 2007, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the certificate administrator as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the certificate administrator monthly, beginning in September 2007, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in November 2007, each master servicer must deliver to the certificate administrator a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

                                      S-220

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA total loan report;

      o     a CMSA appraisal reduction template;

      o     a CMSA servicer realized loss template;

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

      These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the certificate administrator and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the certificate administrator, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, neither master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of that master servicer or the special servicer, as the case may be. None of the certificate administrator, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the certificate administrator, the master servicers and the special servicer will be entitled to disclaim responsibility for, any information made available by the certificate administrator, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Certificate Administrator. The certificate administrator will, and either master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the certificate administrator report, (ii) the pooling and servicing agreement and
(iii) the final prospectus supplement of the offered certificates and the accompanying base prospectus. In addition, the certificate administrator will make available each month, on each distribution date, the Unrestricted Servicer
Reports, the

                                      S-221

CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The certificate administrator will also make available each month, to the extent received, on each distribution date, (i) the Restricted
Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the certificate administrator with certain required certifications, via the certificate administrator's internet website initially located at www.ctslink.com with the use of a password (or other comparable restricted access mechanism) provided by the certificate administrator. Assistance with the certificate administrator's website can be obtained by calling its CMBS customer service number: (866) 846-4526.

      The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the certificate administrator for which it is not the original source.

      The certificate administrator and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The certificate administrator and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

      Other Information. The pooling and servicing agreement will obligate each master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8, 9, 10 and 11 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee or the certificate administrator, as applicable (with respect to the items in clauses 1 through 10 below, in the case of the certificate administrator, and clause 3 below, in the case of the trustee, to the extent those items are in their respective possessions) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

                                      S-222

      2.    all certificate administrator reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

      3.    all statements of compliance delivered to the trustee and the certificate administrator by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to
            Compliance" in this prospectus supplement;

      4.    all assessment reports and attestation reports delivered to the certificate administrator with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the
            Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

      5.    the most recent inspection report with respect to each mortgaged real property for a mortgage loan (other than the 600 West Chicago
            Trust Mortgage Loan) prepared by or on behalf of the applicable master servicer and delivered to the certificate administrator as described under "Servicing of the Mortgage Loans--Inspections;
            Collection of Operating Information" in this prospectus supplement and any environmental assessment prepared as described under
            "Servicing of the Mortgage Loans--Realization Upon Defaulted
            Mortgage Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

      6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan (other than the 600 West
            Chicago Trust Mortgage Loan) and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the Mortgage Loans--Inspections;
            Collection of Operating Information" in this prospectus supplement;

      7.    all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

      8.    the servicing file relating to each mortgage loan;

      9.    any and all officer's certificates and other evidence delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance;

      10.   all reports filed with the SEC with respect to the trust pursuant to
            Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
            1934, as amended; and

      11.   the CGCMT Series 2007-C6 Pooling and Servicing Agreement, and any
            reports, statements, documents and other written information delivered under that agreement to the applicable master servicer for the trust on behalf of the trustee, or to the trustee, as holder of the 600 West Chicago Trust Mortgage Loan.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

                                      S-223

      In connection with providing access to or copies of the items described above, the certificate administrator, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the certificate administrator, the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the certificate administrator, the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     in the case of the class X certificates, 2%; and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates, and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the REMIC residual certificates or class Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in
the accompanying base prospectus.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) or a master servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

                                      S-224

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, including the class X certificates (but excluding the class Z and
REMIC residual certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Z and REMIC residual certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

                                      S-225

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      Rate and Timing of Principal Payments. Any class of offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balance of those certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

                                      S-226

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

      The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

                                      S-227

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

                                      S-228

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

                                      S-229

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is August 16, 2007, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives. It is highly unlikely that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-230

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES
------------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................      87       87        87        87        87
August 12, 2009 .......................      72       69        65        59         0
August 12, 2010 .......................      54       34        14         0         0
August 12, 2011 .......................      33        0         0         0         0
August 12, 2012 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    2.92     2.44      2.16      1.98      1.69

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100        98
August 12, 2011 .......................     100      100        97        96        96
August 12, 2012 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    4.82     4.76      4.69      4.60      4.28

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................     100       97        96        96        96
August 12, 2013 .......................     100       97        96        96        96
August 12, 2014 .......................       4        4         3         1         0
August 12, 2015 .......................       4        0         0         0         0
August 12, 2016 .......................       2        0         0         0         0
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    7.01     6.88      6.83      6.80      6.60

                                      S-231

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................      99       99        99        99        99
August 12, 2013 .......................      80       80        80        80        80
August 12, 2014 .......................      60       60        60        60         9
August 12, 2015 .......................      38       38        19         0         0
August 12, 2016 .......................      16        0         0         0         0
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    7.44     7.27      7.07      6.91      6.58

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................     100      100       100       100       100
August 12, 2013 .......................     100      100       100       100       100
August 12, 2014 .......................     100      100       100       100       100
August 12, 2015 .......................     100      100       100       100        96
August 12, 2016 .......................     100       98        93        91        88
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    9.78     9.72      9.64      9.57      9.43

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................      83       83        83        83        83
August 12, 2013 .......................      82       82        82        82        82
August 12, 2014 .......................      82       82        82        82        82
August 12, 2015 .......................      79       79        79        79        79
August 12, 2016 .......................      78       78        78        78        78
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    8.82     8.81      8.80      8.78      8.63

                                      S-232

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................     100      100       100       100       100
August 12, 2013 .......................     100      100       100       100       100
August 12, 2014 .......................     100      100       100       100       100
August 12, 2015 .......................     100      100       100       100       100
August 12, 2016 .......................     100      100       100       100       100
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    9.87     9.87      9.85      9.84      9.66

     PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................    100%     100%      100%      100%      100%
August 12, 2008 .......................    100      100       100       100       100
August 12, 2009 .......................    100      100       100       100       100
August 12, 2010 .......................    100      100       100       100       100
August 12, 2011 .......................    100      100       100       100       100
August 12, 2012 .......................    100      100       100       100       100
August 12, 2013 .......................    100      100       100       100       100
August 12, 2014 .......................    100      100       100       100       100
August 12, 2015 .......................    100      100       100       100       100
August 12, 2016 .......................    100      100       100       100       100
August 12, 2017 and thereafter ........      0        0         0         0         0

Weighted Average Life (in Years) ......    9.91     9.91      9.91      9.91      9.74

                                      S-233

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................     100      100       100       100       100
August 12, 2013 .......................     100      100       100       100       100
August 12, 2014 .......................     100      100       100       100       100
August 12, 2015 .......................     100      100       100       100       100
August 12, 2016 .......................     100      100       100       100       100
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    9.91     9.91      9.91      9.91      9.81

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................     100%     100%      100%      100%      100%
August 12, 2008 .......................     100      100       100       100       100
August 12, 2009 .......................     100      100       100       100       100
August 12, 2010 .......................     100      100       100       100       100
August 12, 2011 .......................     100      100       100       100       100
August 12, 2012 .......................     100      100       100       100       100
August 12, 2013 .......................     100      100       100       100       100
August 12, 2014 .......................     100      100       100       100       100
August 12, 2015 .......................     100      100       100       100       100
August 12, 2016 .......................     100      100       100       100       100
August 12, 2017 and thereafter ........       0        0         0         0         0

Weighted Average Life (in Years) ......    9.91     9.91      9.91      9.91      9.82

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES
-----------------------------------------------------------------------------------------

DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ....................    100%     100%      100%      100%      100%
August 12, 2008 .......................    100      100       100       100       100
August 12, 2009 .......................    100      100       100       100       100
August 12, 2010 .......................    100      100       100       100       100
August 12, 2011 .......................    100      100       100       100       100
August 12, 2012 .......................    100      100       100       100       100
August 12, 2013 .......................    100      100       100       100       100
August 12, 2014 .......................    100      100       100       100       100
August 12, 2015 .......................    100      100       100       100       100
August 12, 2016 .......................    100      100       100       100       100
August 12, 2017 and thereafter ........      0        0         0         0         0

Weighted Average Life (in Years) ......    9.91     9.91      9.91      9.91      9.82

                                      S-234

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                               THE SWAP AGREEMENTS

      On the closing date, three (3) interest rate swap agreements will be entered into with Merrill Lynch Capital Services, Inc., as swap counterparty, relating to the class A-2FL, class A-3FL and class AJ-FL certificates, respectively. None of the holders of any class of offered certificates will have any beneficial interest in any of the swap agreements.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Thacher Proffitt & Wood
LLP, New York, New York, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each
REMIC created under the series 2007-C1 pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

      For federal income tax purposes,

      o     the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F,
            G, H, J, K, L, M, N, P and Q certificates, the class A-2FL REMIC regular interest, the class A-3FL REMIC regular interest and the class AJ-FL REMIC regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, a REMIC;

                                      S-235

      o     each class of the REMIC residual certificates will evidence the sole class of residual interests in a REMIC; and

      o     the class Z certificates will evidence interests in a grantor trust consisting of Additional Interest collected on the ARD Loans.

      For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC. See "Federal Income Tax
Consequences--REMICs" and "--Grantor Trusts" in the accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      The class A-2 and A-3 certificates will be issued at a premium; the class
A-SB, A-4, A-1A, AM and AJ certificates will be issued with a de minimis amount of original issue discount; and the remaining classes of offered certificates will be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

                                      S-236

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates (will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of a REMIC underlying the certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of the REMIC are treated as "real estate assets" within the meaning of section
856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

                                      S-237

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under

                                      S-238

ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code.
Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor
Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated,
identified as Prohibited Transaction Exemptions 90-29, as most recently amended by Prohibited Transaction Exemption 2007-5, and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth therein, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's, S&P or Dominion Bond Rating Service Limited,
            known as DBRS Limited or Dominion Bond Rating Service, Inc., known as DBRS, Inc.;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

            3.    the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receives an investment grade rating from each of Fitch and S&P. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions

                                      S-239

set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's, S&P or Dominion Bond Rating Service
            Limited, known as DBRS Limited or Dominion Bond Rating Service,
            Inc., known as DBRS, Inc. for at least one year prior to the Plan's acquisition of an offered certificate for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      Under the Exemption, the loan-to-value ratio or combined loan-to-value ratio of any mortgage loan held in the trust may not exceed 100% at the date of issuance of the certificates.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer, any party responsible for servicing the 600 West Chicago Loan Combination or any sub-servicer, any provider of credit support, Exemption-Favored
            Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      If the specific conditions of the Exemption specified below are also satisfied, the Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise

                                      S-240

taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section
4975(c)(1)(E) of the Code, in connection with:

      o     the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the certificates is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity assets or (2) an affiliate of such a person, provided that:
            (a) the Plan is not an Excluded Plan; (b) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates of such class; (c) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted
            Group;

      o     the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

      o     the continued holding of certificates acquired by a Plan or with
            Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for commercial mortgage backed securities, there is an increased likelihood that (i) 50% or more of one or more classes of certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interests in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any certificates.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of

                                      S-241

ERISA), are not subject to Title I of ERISA or section 4975 of the Code.
However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the Code. A fiduciary of a governmental plan or church plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
as underwriters, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, severally but not jointly, their respective allocations of the offered certificates, as set forth below subject in each case to a variance of 5%.

                                      S-242

                    MERRILL LYNCH,
                   PIERCE, FENNER &       GOLDMAN,         MORGAN STANLEY &
   CLASS          SMITH INCORPORATED     SACHS & CO.       CO. INCORPORATED
------------      ------------------     -----------       -------------------
Class A-1          $     57,041,000        $    --           $        --
Class A-2          $    298,918,000        $    --           $        --
Class A-3          $    322,217,000        $    --           $        --
Class A-SB         $     90,343,000        $    --           $        --
Class A-4          $    442,207,000        $    --           $        --
Class A-1A         $  1,294,430,000        $    --           $        --
Class AM           $    405,023,000        $    --           $        --
Class AJ           $    134,143,000        $    --           $        --
Class B            $     86,068,000        $    --           $        --
Class C            $     40,502,000        $    --           $        --
Class D            $     45,565,000        $    --           $        --

      Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager for this offering. Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated will act as co-managers for this offering.

      Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $3,193,970,120 plus accrued interest.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Merrill Lynch, Pierce, Fenner and Smith Incorporated has entered into an agreement with each of the mortgage loan sellers, pursuant to which Merrill
Lynch will continue to market certain of the offered certificates that are unsold as of the date of this prospectus supplement. Merrill Lynch has agreed to allocate certain net gains or losses to one or more of the mortgage loan sellers in connection with the subsequent sales of those unsold offered certificates to purchasers, which may include one or more of the mortgage loan sellers, and such allocation may result in a deferred payment for, or alternatively a downward adjustment to, the purchase price paid for the mortgage loans sold by one or more of the mortgage loan sellers.

      .Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement

                                      S-243

and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" in the accompanying base prospectus.

      We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                      S-244

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                   FITCH             S&P
      -----------------         ------------      ------------
          Class A-1                  AAA              AAA
          Class A-2                  AAA              AAA
          Class A-3                  AAA              AAA
         Class A-SB                  AAA              AAA
          Class A-4                  AAA              AAA
         Class A-1A                  AAA              AAA
          Class AM                   AAA              AAA
          Class AJ                   AAA              AAA
           Class B                   AA                AA
           Class C                   AA-              AA-
           Class D                    A                A

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or S&P.

                                      S-245

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                      S-246

                                    GLOSSARY

                    TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "600 WEST CHICAGO CONTROLLING PARTY" means the holder of the 600 West
Chicago Note A-1 Pari Passu Non-Trust Loan or its designee, which designee is expected to be the controlling class representative of the CGCMT Series 2007-C6
Securitization as such term is defined in the CGCMT Series 2007-C6 Pooling and
Servicing Agreement.

      "600 WEST CHICAGO CO-LENDER AGREEMENT" means the co-lender agreement by and between the initial holders of the 600 West Chicago Trust Mortgage Loan and the 600 West Chicago Pari Passu Non-Trust Loans. Following the inclusion of the
600 West Chicago Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the 600 West Chicago Trust Mortgage
Loan and a party to the 600 West Chicago Co-Lender Agreement.

      "600 WEST CHICAGO LOAN COMBINATION" means, collectively, the 600 West
Chicago Trust Mortgage Loan and the 600 West Chicago Pari Passu Non-Trust Loans.

      "600 WEST CHICAGO MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 600 West Chicago.

      "600 WEST CHICAGO NOTE A-1 PARI PASSU NON-TRUST LOAN" means that loan that--

      o     has been designated under the 600 West Chicago Co-Lender Agreement as "Loan A-1,"

      o     is not part of the trust fund, and

      o     is secured by the same mortgage encumbering the 600 West Chicago
            Mortgaged Property as is the 600 West Chicago Trust Mortgage Loan.

      "600 WEST CHICAGO PARI PASSU NON-TRUST LOAN" means a mortgage loan that is not part of the trust fund and is secured by the same mortgage encumbering the
600 West Chicago Mortgaged Property as the 600 West Chicago Trust Mortgage Loan.

      "600 WEST CHICAGO REO PROPERTY" means the 600 West Chicago Mortgaged
Property if it has been acquired by the CGCMT Series 2007-C6 trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the
600 West Chicago Loan Combination.

      "600 WEST CHICAGO TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $64,750,000 as of the cut-off date, and

      o     is secured by a mortgage encumbering the 600 West Chicago Mortgaged
            Property.

                                      S-247

      "1101 NEW YORK AVENUE CO-LENDER AGREEMENT" means the co-lender agreement by and between the initial holders of the 1101 New York Avenue Trust Mortgage
Loan and the 1101 New York Avenue Pari Passu Non-Trust Loans. Following the
inclusion of the 1101 New York Avenue Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the 1101 New York
Avenue Trust Mortgage Loan and a party to the 1101 New York Avenue Co-Lender
Agreement.

      "1101 NEW YORK AVENUE LOAN COMBINATION" means, collectively, the 1101 New
York Avenue Trust Mortgage Loan and the 1101 New York Avenue Pari Passu
Non-Trust Loans.

      "1101 NEW YORK AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1101 New York
Avenue.

      "1101 NEW YORK AVENUE PARI PASSU NON-TRUST LOAN" means a mortgage loan that is not part of the trust fund and is secured by the same mortgage encumbering the 1101 New York Avenue Mortgaged Property as the 1101 New York
Avenue Trust Mortgage Loan.

      "1101 NEW YORK AVENUE TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $112,500,000 as of the cut-off date, and

      o     is secured by a mortgage encumbering the 1101 New York Avenue
            Mortgaged Property.

      "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

      "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

                                      S-248

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

      Examples of some Additional Trust Fund Expenses are set forth under
"Description of the Offered Certificates--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means any of the Encanto-SLB Puerto Rico
Trust Mortgage Loan, the Lexus of Fremont Trust Mortgage Loan, the Stone Ridge
Apartments Trust Mortgage Loan, the Toledo Hilton Trust Mortgage Loan and the
Fairfield Inn Potomac Mills Trust Mortgage Loan.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan (other than the
600 West Chicago Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the
                  trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related
                  Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

                                      S-249

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination serviced under the pooling and servicing agreement, any Appraisal Reduction
Amount will be calculated as if it were a single loan, and then will be allocated: (a) in the case of an A/B Loan Combination, first to the related
B-Note Non-Trust Loan, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan; and (b) in the case of a Pari
Passu Loan Combination, on a pro rata basis by balance between the related Pari
Passu Trust Mortgage Loan and the related Pari Passu Non-Trust Loan(s).

      In the case of the 600 West Chicago Trust Mortgage Loan, any Appraisal
Reduction Amount will be calculated with respect to the 600 West Chicago Loan
Combination under the CGCMT Series 2007-C6 Pooling and Servicing Agreement in a
manner similar but not identical to that described above as if it were a single loan.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan (other than the 600 West Chicago Trust Mortgage Loan) in the trust, any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the
            60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

                                      S-250

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      The equivalents of Appraisal Trigger Events with respect to the 600 West
Chicago Trust Mortgage Loan are set forth in the CGCMT Series 2007-C6 Pooling and Servicing Agreement and include events that are generally similar but not identical to those specified above as well as events that differ from those specified above.

      "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)   the aggregate of all amounts on deposit in the master
                  servicers' collection accounts and the certificate
                  administrator's distribution account as of the close of
                  business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the collection account (including the amounts remitted by the applicable CGCMT Series 2007-C6 Master
                  Servicer with respect to the 600 West Chicago Trust Mortgage
                  Loan);

            (ii)  the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

            (iii) the aggregate amount transferred from the special servicer's
                  REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                  distribution date, on or prior to the date on which P&I
                  advances are required to be made in that month;

            (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in
                  connection with Prepayment Interest Shortfalls and any
                  shortfalls in interest caused by the application of a
                  condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the certificate administrator's distribution account;

      exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

                                      S-251

            (ii)  all amounts in the master servicers' collection accounts or the certificate administrator's distribution account that are payable or reimbursable to any person other than the
                  certificateholders from:

                  (A)   the master servicers' collection accounts, including,
                        but not limited to, servicing compensation, as described
                        under "Servicing of the Mortgage Loans--Collection
                        Accounts--Withdrawals" in this prospectus supplement;
                        and

                  (B)   the certificate administrator's distribution account,
                        including, but not limited to, trust administration
                        fees, as described under "Description of the Offered
                        Certificates--Distribution Account--Withdrawals" in this
                        prospectus supplement;

            (iii) any prepayment premiums and yield maintenance charges;

            (iv)  any Additional Interest on the ARD Loan (which is separately distributed to the holders of the class Z certificates);

            (v)   if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future
                  distribution; and

            (vi)  any amounts deposited in the master servicers' collection accounts or the certificate administrator's distribution
                  account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

      "B-NOTE NON-TRUST LOAN" means, with respect to any A Note Trust Mortgage
Loan, the other mortgage loan that--

      o     is not included in the trust fund,

      o     is subordinate in right of payment to that A Note Trust Mortgage
            Loan to the extent set forth in the related intercreditor agreement,
            and

      o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that A Note Trust Mortgage Loan.

      "CGCMT SERIES 2007-C6 MASTER SERVICER" means Wachovia Bank, National
Association, as master servicer of the CGCMT Series 2007-C6 Securitization for the 600 West Chicago Loan Combination, who is responsible for the servicing and administration of the 600 West Chicago Loan Combination under the CGCMT Series
2007-C6 Pooling and Servicing Agreement, or any successor master servicer thereto.

      "CGCMT SERIES 2007-C6 POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement, dated as of July 1, 2007, among the CGCMT
Series 2007-C6 Master Servicer, the CGCMT Series 2007-C6 Special Servicer and
the CGCMT Series 2007-C6 Trustee and certain other parties, relating to the
CGCMT Series 2007-C6 Securitization.

                                      S-252

      "CGCMT SERIES 2007-C6 SECURITIZATION" means the Citigroup Commercial
Mortgage Trust 2007-C6 commercial mortgage securitization, which holds a 600
West Chicago Pari Passu Non-Trust Loan.

      "CGCMT SERIES 2007-C6 SPECIAL SERVICER" means CWCapital Asset Management
LLC, as special servicer of the CGCMT Series 2007-C6 Securitization, who is responsible for the servicing and administration of the 600 West Chicago Loan
Combination to the extent it becomes a specially serviced mortgage loan under the CGCMT Series 2007-C6 Pooling and Servicing Agreement, or any successor special servicer thereto.

      "CGCMT SERIES 2007-C6 TRUSTEE" means Wells Fargo Bank, N.A., as trustee of the CGCMT Series 2007-C6 Securitization or any successor trustee thereto.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2, A-2FL, A-3 and A-3FL certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about August 16, 2007.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "DRA/COLONIAL OFFICE PORTFOLIO CO-LENDER AGREEMENT" means the co-lender agreement by and between the initial holders of the DRA/Colonial Office
Portfolio Trust Mortgage Loan and the DRA/Colonial Office Portfolio Pari Passu
Non-Trust Loans. Following the inclusion of the DRA/Colonial Office Portfolio
Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the DRA/Colonial Office Portfolio Trust Mortgage Loan and
a party to the DRA/Colonial Office Portfolio Co-Lender Agreement.

      "DRA/COLONIAL OFFICE PORTFOLIO LOAN COMBINATION" means, collectively, the
DRA/Colonial Office Portfolio Trust Mortgage Loan and the DRA/Colonial Office
Portfolio Pari Passu Non-Trust Loans.

      "DRA/COLONIAL OFFICE PORTFOLIO MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
DRA/Colonial Office Portfolio.

                                      S-253

      "DRA/COLONIAL OFFICE PORTFOLIO PARI PASSU NON-TRUST LOAN" means a mortgage loan that is not part of the trust fund and is secured by the same mortgage encumbering the DRA/Colonial Office Portfolio Mortgaged Property as the
DRA/Colonial Office Portfolio Trust Mortgage Loan.

      "DRA/COLONIAL OFFICE PORTFOLIO TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $247,302,418.70 as of the cut-off date, and

      o     is secured by a mortgage encumbering the DRA/Colonial Office
            Portfolio Mortgaged Property.

      "DTC" means The Depository Trust Company.

      "ENCANTO-SLB PUERTO RICO A/B MATERIAL DEFAULT" shall mean, any one or more of a monetary default, loan acceleration, or transfer of the mortgage loan to special servicing.

      "ENCANTO-SLB PUERTO RICO INTERCREDITOR AGREEMENT" means the co-lender agreement by and between the initial holders of the Encanto-SLB Puerto Rico
Trust Mortgage Loan and the related B-Note Non-Trust Loan. Following the inclusion of the Encanto-SLB Puerto Rico Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Encanto-SLB
Puerto Rico Trust Mortgage Loan and a party to the Encanto-SLB Puerto Rico
Intercreditor Agreement.

      "ENCANTO-SLB PUERTO RICO LOAN COMBINATION" means, collectively, the
Encanto-SLB Puerto Rico Trust Mortgage Loan and the related B-Note Non-Trust
Loan.

      "ENCANTO-SLB PUERTO RICO MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Encanto-SLB
Puerto Rico.

      "ENCANTO-SLB PUERTO RICO TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $18,265,766.87 as of the cut-off date, and

      o     is secured by a mortgage encumbering the Encanto-SLB Puerto Rico
            Mortgaged Property.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EXCLUDED PLAN" means any Plan with respect to which any member of the
Restricted Group is a "plan sponsor" within the meaning of section 3(16)(B) of
ERISA.

      "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

      "Exemption-Favored Party" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

                                      S-254

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FAIRFIELD INN POTOMAC MILLS CO-LENDER AGREEMENT" means the co-lender agreement by and between the initial holders of the Fairfield Inn Potomac Mills
Trust Mortgage Loan and the related B-Note Non-Trust Loan. Following the inclusion of the Fairfield Inn Potomac Mills Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Fairfield
Inn Potomac Mills Trust Mortgage Loan and a party to the Fairfield Inn Potomac
Mills Co-Lender Agreement.

      "FAIRFIELD INN POTOMAC MILLS LOAN COMBINATION" means, collectively, the
Fairfield Inn Potomac Mills Trust Mortgage Loan and the related B-Note Non-Trust
Loan.

      "FAIRFIELD INN POTOMAC MILLS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fairfield Inn
Potomac Mills.

      "FAIRFIELD INN POTOMAC MILLS TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $9,440,000 as of the cut-off date, and

      o     is secured by a mortgage encumbering the Fairfield Inn Potomac Mills
            Mortgaged Property.

      "FITCH" means Fitch, Inc.

      "IRS" means the Internal Revenue Service.

      "LEXUS OF FREMONT B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not part of the trust fund,

      o     has been designated under the Lexus of Fremont Intercreditor
            Agreement as the "B Loan," with an original principal balance of
            $3,000,000, and

      o     is secured by the same mortgage encumbering the Lexus of Fremont
            Mortgaged Property as is the Lexus of Fremont Trust Mortgage Loan.

      "LEXUS OF FREMONT BORROWER" means the borrower under the Lexus of Fremont
Loan Combination.

      "LEXUS OF FREMONT INTERCREDITOR AGREEMENT" means the Intercreditor
Agreement Among Noteholders, by and between the holders of the Lexus of Fremont
Trust Mortgage Loan and the Lexus of Fremont B-Note Non-Trust Loan. Following
the inclusion of the Lexus of Fremont Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Lexus of Fremont Intercreditor Agreement.

      "LEXUS OF FREMONT LOAN COMBINATION" means, collectively, the Lexus of
Fremont Trust Mortgage Loan and the Lexus of Fremont B-Note Non-Trust Loan.

                                      S-255

      "LEXUS OF FREMONT MATERIAL DEFAULT" means, with respect to the Lexus of
Fremont Loan Combination, one of the following events: (a) either of the Lexus of Fremont Trust Mortgage Loan or the Lexus of Fremont B-Note Non-Trust Loan has
been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the Lexus of Fremont Borrower.

      "LEXUS OF FREMONT MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Lexus of Fremont.

      "LEXUS OF FREMONT TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $14,988,472.51, and is secured by a mortgage encumbering the Lexus of Fremont Mortgaged Property.

      "LOAN COMBINATION" means any of the A/B Loan Combinations or the Pari
Passu Loan Combinations.

      "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned to that term under "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Loan Combination Controlling Parties" in this prospectus supplement.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means, with respect to each
Loan Combination, the related co-lender or intercreditor agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MEZZ CAP A/B MATERIAL DEFAULT" means, with respect to a Mezz Cap A/B Loan
Combination, one of the following events: (a) either of the related A-Note Trust
Mortgage Loan or B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

      "MEZZ CAP LOAN COMBINATION" means any of the Fairfield Inn Potomac Mills
Loan Combination, the Stone Ridge Apartments Loan Combination or the Toledo
Hilton Loan Combination.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $4,050,224,261; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of certificates is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

                                      S-256

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
            Actual/360 Basis or a 30/360 Basis;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     the applicable tenant with respect to the mortgage loan identified on Annex A-1 as Mann & Sylmar does not exercise its purchase option with respect to the portion of the mortgaged real property referred to as the Advanced Bionics parcel;

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     the mortgage loans that permit either voluntary prepayment with prepayment consideration (i.e. a prepayment premium or yield maintenance) or defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or a prepayment premium, as
            applicable;

      o     no prepayment premiums or yield maintenance charges are collected;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in September 2007; and

      o     the offered certificates are settled on August 16, 2007.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

                                      S-257

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time (excluding the per annum rates at which any related Additional Interest distributable to the class Z certificates is calculated), minus the sum of (a)
the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue),
(b) and the per annum rate at which the monthly trust administration fee is calculated and (c) in the case of the 600 West Chicago Trust Mortgage Loan, the per annum rate at which the related servicing fee under the CGCMT Series 2007-C6
Pooling and Servicing Agreement is calculated (adjusted to an actual/360 equivalent from time to time); provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate, and the respective pass-through rates for the class A-2FL, A-3FL and AJ-FL REMIC regular interests and the certain classes of the non-fixed rate interest-bearing certificates, from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates; and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trust
            administration fee are calculated under the pooling and servicing agreement and, in the case of the 600 West Chicago Trust Mortgage
            Loan, the per annum rate at which the related servicing fee under the CGCMT Series 2007-C6 Pooling and Servicing Agreement is
            calculated), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the certificate administrator's interest reserve account in respect of that one-month period and (b) prior to the due date in August will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the certificate administrator's interest reserve account for the respective one-month periods prior to the due dates in January and
            February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.3595% per annum to 6.9795%, with a weighted average of those Net
Mortgage Rates of 5.8293% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property and, in the case of an A-Note Trust Mortgage Loan with respect to a servicing advance, on or with respect to the related Loan Combination.

      "NON-TRUST LOAN" means a Pari Passu Non-Trust Loan or a B-Note Non-Trust
Loan.

      "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

                                      S-258

      "OCH-ZIFF RETAIL PORTFOLIO CO-LENDER AGREEMENT" means the co-lender agreement by and between the initial holders of the Och-Ziff Retail Portfolio
Trust Mortgage Loan and the Och-Ziff Retail Portfolio Pari Passu Non-Trust Loan.
Following the inclusion of the Och-Ziff Retail Portfolio Trust Mortgage Loan in
the trust fund, the trust, acting through the trustee, will be the holder of the
Och-Ziff Retail Portfolio Trust Mortgage Loan and a party to the Och-Ziff Retail
Portfolio Co-Lender Agreement.

      "OCH-ZIFF RETAIL PORTFOLIO LOAN COMBINATION" means, collectively, the
Och-Ziff Retail Portfolio Trust Mortgage Loan and the Och-Ziff Retail Portfolio
Pari Passu Non-Trust Loan.

      "OCH-ZIFF RETAIL PORTFOLIO CONTROLLING PARTY" means the holder of the
Och-Ziff Retail Portfolio Pari Passu Non-Trust Loan or its designee.

      "OCH-ZIFF RETAIL PORTFOLIO MORTGAGED PROPERTY" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Och-Ziff
Retail Portfolio.

      "OCH-ZIFF RETAIL PORTFOLIO PARI PASSU NON-TRUST LOAN" means a mortgage loan that is not part of the trust fund and is secured by the same mortgage encumbering the Och-Ziff Retail Portfolio Mortgaged Property as the Och-Ziff
Retail Portfolio Trust Mortgage Loan.

      "OCH-ZIFF RETAIL PORTFOLIO TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $140,000,000 as of the cut-off date, and is secured by a mortgage encumbering the Och-Ziff Retail
            Portfolio Mortgaged Property.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARI PASSU LOAN COMBINATION" means a Pari Passu Trust Mortgage Loan and the corresponding Pari-Passu Non-Trust Loan.

      "PARI PASSU NON-TRUST LOAN" means, with respect to any Pari Passu Trust
Mortgage Loan, the other mortgage loan that--

      o     is not included in the trust fund,

      o     is pari passu in right of payment to that Pari Passu Trust Mortgage
            Loan to the extent set forth in the related intercreditor agreement,
            and

      o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that Pari Passu Trust Mortgage Loan.

      "PARI PASSU TRUST MORTGAGE LOAN" means any of the DRA/Colonial Office
Portfolio Trust Mortgage Loan, the Och-Ziff Retail Portfolio Trust Mortgage
Loan, the 1101 New York Avenue Trust Mortgage Loan or the 600 West Chicago Trust
Mortgage Loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

                                      S-259

      "PENALTY INTEREST" means any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other AAA rated obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that (a) the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are rated F1+ by Fitch and A-1+ by S&P, and (b) if it is a long term deposit or debt obligation (which in the case of S&P means in excess of three months), the long-term debt obligations of which are rated AA+ by Fitch and AAA by S&P;

                                      S-260

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), (a) the short-term obligations of which are rated F1+ by
            Fitch and A-1+ by S&P, and (b) if it is a long term obligation
            (which in the case of S&P means in excess of three months), the long-term debt obligations of which are rated AA+ by Fitch and AAA by S&P;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper (a) is rated F1+ by Fitch and A-1+ by
            S&P, and (b) if it is a long term obligation (which in the case of
            S&P means in excess of three months), the long-term debt obligations of which are rated AA+ by Fitch and AAA by S&P;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization (AA+ by Fitch and AAAm or AAAm-G by S&P); and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity. In addition, "Permitted
Investments" (i) must exclude any security with the S&P's "r" symbol attached to the rating, as well as any security of the type commonly known as "strips"; and
(ii) must be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change. All investments must mature or be redeemable upon the option of the holder thereof on or prior to the business day preceding the day before the date such amounts are required to be applied under the pooling and servicing agreement.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest and Additional Interest, if
applicable).

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

                                      S-261

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced (including with respect to the 600 West Chicago
            Trust Mortgage Loan) by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

                                      S-262

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

                                      S-263

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

      6.    any party responsible for servicing the 600 West Chicago Loan
            Combination;

      7.    any sub-servicers;

      8.    the mortgage loan sellers;

      9.    the swap counterparty;

      10.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      11.   any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the applicable master servicer or the special servicer, as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder(s) of the related Non-Trust Loan(s), taking into account, in the

                                      S-264

            case of an A/B Loan Combination, to the extent consistent with the related Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

      o     without regard to--

            1.    any relationship that each master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate or interest in any mezzanine loan or Non-Trust Loan by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of each master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of each master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of each master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      The servicing standard under the CGCMT Series 2007-C6 Pooling and
Servicing Agreement, the agreement under which the 600 West Chicago Trust
Mortgage Loan is being serviced, is generally similar but not identical to the foregoing.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related
                  maturity date, then for such period (not to exceed 120 days)
                  beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

                                      S-265

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of any cure rights as set forth in the related Loan Combination Intercreditor
Agreement, then the existence of such Servicing Transfer Event with respect to that B-Note Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage

                                      S-266

Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "STONE RIDGE INTERCREDITOR AGREEMENT" means the intercreditor agreement by and between the initial holders of the Stone Ridge Trust Mortgage Loan and the related B-Note Non-Trust Loan. Following the inclusion of the Stone Ridge Trust
Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Stone Ridge Trust Mortgage Loan and a party to the Stone Ridge
Intercreditor Agreement.

      "STONE RIDGE LOAN COMBINATION" means, collectively, the Stone Ridge Trust
Mortgage Loan and the related B-Note Non-Trust Loan.

      "STONE RIDGE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stone Ridge.

      "STONE RIDGE TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

                                      S-267

      o     has an unpaid principal balance of $14,000,000 as of the cut-off date, and

      o     is secured by a mortgage encumbering the Stone Ridge Mortgaged
            Property.

      "TOLEDO HILTON CO-LENDER AGREEMENT" means the co-lender agreement by and between the initial holders of the Toledo Hilton Trust Mortgage Loan and the related B-Note Non-Trust Loan. Following the inclusion of the Toledo Hilton
Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Toledo Hilton Trust Mortgage Loan and a party to the
Toledo Hilton Co-Lender Agreement.

      "TOLEDO HILTON LOAN COMBINATION" means, collectively, the Toledo Hilton
Trust Mortgage Loan and the related B-Note Non-Trust Loan.

      "TOLEDO HILTON MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Toledo Hilton.

      "TOLEDO HILTON TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has an unpaid principal balance of $9,300,000 as of the cut-off date, and

      o     is secured by a mortgage encumbering the Toledo Hilton Mortgaged
            Property.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

                                      S-268

TERMS USED IN ANNEXES A-1 AND A-2

      The following defined terms and descriptions of certain underwriting matters are used in Annexes A-1 and A-2:

      (i)     References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to
(b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.
The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow"
produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan and any related Pari Passu
Non-Trust Loans commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 86 mortgage loans, representing approximately 36.1% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan and any related Pari Passu Non-Trust Loans commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW
DSCR(x) provided in this prospectus supplement with respect to 73 mortgage loans, representing approximately 48.0% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan and any related Pari Passu Non-Trust Loans as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

      As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

      (ii)    The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

      In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown

                                      S-269

thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than
5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a)
actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

      In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

      The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

      The UW Net Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the UW Net Cash Flow set forth herein.
Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer or the trustee have control. In some cases, the
UW Net Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See "Risk Factors--Assumptions Made in
Determining Underwritten Net Cash Flow May Not Accurately Represent Present
Financial Condition and are Not Predictive of Future Financial Performance" in
this prospectus supplement.

      (iii)   References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan and any related Pari Passu Non-Trust Loans to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

      As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a

                                      S-270

letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
"stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan-to-value ratios of the mortgage loans referred to in the preceding sentence.

      (iv)    References to "Maturity LTV %," "Maturity Date LTV Ratio" or
"ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan and any related Pari Passu Non-Trust Loans at scheduled maturity (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

      (v)     References to "Original Balance per Unit ($)" and "Cut-off Date
Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan and any related Pari Passu Non-Trust
Loans, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

      (vi)    References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated.
With respect to any mortgaged real property which was constructed in phases, the
"Year Built" refers to the year that the first phase was originally constructed.

      (vii)   References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex
A-1 to this prospectus supplement.

      (viii)  References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

      (ix)    References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

      (x)     References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period
(calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required.
References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.
References to "X%()"in the context of original prepayment provisions represent, with respect to each

                                      S-271

applicable mortgage loan, the percentage of the amount prepaid that the related borrower is required to pay as a prepayment premium and the period for which that prepayment premium is payable.

      (xi)    References to "Def ()" represent, with respect to each mortgage loan, the period during which the related borrower, in lieu of a principal prepayment, is permitted to pledge to such holder defeasance collateral to the holder of the mortgage.

      (xii)   References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

      (xiii)  References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

      (xiv)   References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

      (xv)    References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

      (xvi)   References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

      (xvii)  References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential
TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                      S-272

                                    ANNEX A-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

          LOAN
          GROUP
LOAN #   1 OR 2  ORIGINATOR(1)                        PROPERTY NAME                                  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1         2      MLML                 Empirian Multifamily Portfolio Pool 1           Various
 1.01       2      MLML                 Indian Lake I                                   100 Indian Lake Drive
 1.02       2      MLML                 Stewart Way I                                   302 West General Stewart Way
 1.03       2      MLML                 Garden Terrace                                  8725 Del Ray Court
 1.04       2      MLML                 Canterbury Crossings                            318 Monks Court
 1.05       2      MLML                 Mosswood                                        101 Mosswood Circle
 1.06       2      MLML                 Shadowood                                       1927 A Sanford Circle
 1.07       2      MLML                 Cambridge Common                                4959 Oakhurst Drive
 1.08       2      MLML                 Acadia Court                                    3008 Acadia Court
 1.09       2      MLML                 Holly Sands                                     5 Sandalwood Drive
 1.10       2      MLML                 Marabou Mills                                   3402 Marabou Mills Drive
 1.11       2      MLML                 Rosewood Commons                                5549 Rosewood Commons Drive
 1.12       2      MLML                 Annhurst I                                      4975 Clancy Court
 1.13       2      MLML                 Sugartree                                       1801 Sugartree Circle
 1.14       2      MLML                 Ramblewood - Augusta                            2549 Center West Parkway
 1.15       2      MLML                 Winter Woods                                    15300 West Colonial Drive
 1.16       2      MLML                 Woodlands - Streetsboro                         833 Frost Road
 1.17       2      MLML                 Windwood                                        1530 Windwood Drive North East
 1.18       2      MLML                 Hidden Acres                                    1284 Hidden Circle- East
 1.19       2      MLML                 Bridgeport                                      3385 Creek Ridge Road
 1.20       2      MLML                 Elmwood - West Palm Beach                       5111 Elmhurst Street
 1.21       2      MLML                 Heathmoore - Canton                             41299 Heathmoore Court
 1.22       2      MLML                 Olivewood - Indianapolis                        2091 Olivewood Drive
 1.23       2      MLML                 Plumwood                                        1050 Plumrose Drive
 1.24       2      MLML                 Cedargate - Lancaster                           1410 Sheridan Drive
 1.25       2      MLML                 Slate Run - Louisville                          806 Granite Drive
 1.26       2      MLML                 Marsh Landing                                   3875 Darien Highway
 1.27       2      MLML                 Roanoke - Rochester Hills                       6 Roanoke Lane
 1.28       2      MLML                 Annhurst - Clairton                             535 North Lewis Run
 1.29       2      MLML                 Red Deer                                        2202 Roseanne Court
 1.30       2      MLML                 The Willows                                     2228 Bruce Road
 1.31       2      MLML                 Montgomery Court                                7884 Rhapsody Drive
 1.32       2      MLML                 Suffolk Grove                                   2288 Suffolk Lane
 1.33       2      MLML                 Larkspur                                        5350 Jasmine Lane
 1.34       2      MLML                 Dartmouth Place                                 705 South Lincoln
 1.35       2      MLML                 Cedarwood - Ocala                               1529-C North East 39th Avenue
 1.36       2      MLML                 Kings Colony                                    1425 King George Boulevard
 1.37       2      MLML                 Springtree                                      4772 Elmhurst Road
 1.38       2      MLML                 Suntree                                         4602 Cresthaven Boulevard
 1.39       2      MLML                 Palm Side                                       210 Interchange Drive
 1.40       2      MLML                 Willowood East                                  3787 Willowood Drive
 1.41       2      MLML                 High Points                                     6611 Trichel Lane
 1.42       2      MLML                 Redwood Hollow                                  600 Weakley Lane
 1.43       2      MLML                 Harbinwood                                      1295 Harbins Road
 1.44       2      MLML                 Oak Ridge                                       1600 South Highway 27
 1.45       2      MLML                 Oakwood Village - Hudson                        18933 Quercus Street
 1.46       2      MLML                 Valleyfield - Lexington                         2875 Palumbo Drive
 1.47       2      MLML                 Forest Village                                  1481 Forest Hill Road
 1.48       2      MLML                 Blueberry Hill I                                33230 Ryan Drive
 1.49       2      MLML                 Pinellas Pines                                  8501 52nd Street North
 1.50       2      MLML                 Ketwood                                         2224-G Ketwood Place
 1.51       2      MLML                 Cedar Hill                                      8324 Gleason Drive
 1.52       2      MLML                 Glenwood Village                                1420 Gray Highway
 1.53       2      MLML                 Rosewood - Columbus                             5470 Yellowbud Drive
 1.54       2      MLML                 Winthrop Court                                  720 Ridgeview Drive
 1.55       2      MLML                 Parkway North                                   8049 Stillwater Court North West
 1.56       2      MLML                 Northridge                                      400 Northside Drive
 1.57       2      MLML                 Timbercreek                                     2140 Timbercreek Dive
 1.58       2      MLML                 Hickory Place                                   2323 South West 35th Place
 1.59       2      MLML                 Morgan Trace                                    4065 Jonesboro Road
 1.60       2      MLML                 Meadowood - Nicholasville                       201 Orchard Drive
 1.61       2      MLML                 Link Terrace                                    110 Link Street
 1.62       2      MLML                 Willow Run - Stone Mountain                     4941 Central Drive
 1.63       2      MLML                 Old Archer Court                                3001 SW Archer Road
 1.64       2      MLML                 Sherbrook - Indianapolis                        8026 McFarland Court
 1.65       2      MLML                 Willowood - Grove City                          3466 Willowood Place
 1.66       2      MLML                 Riverwood                                       4803 Street Johns Avenue
 1.67       2      MLML                 Willow Creek I                                  101 Rhodes Lane
 1.68       2      MLML                 Meadowood - Cuyahoga Falls                      3202 Prange Drive
 1.69       2      MLML                 Oakley Woods                                    6300 Oakley Road
 1.70       2      MLML                 Aragon Woods                                    8172 Aragon Woods Drive
 1.71       2      MLML                 Greenglen II                                    2015 North Mccord Road
 1.72       2      MLML                 Amberwood - Massillon                           3648-A Wales Avenue North West
 1.73       2      MLML                 Willow Run - New Albany                         One Plaza Drive
 1.74       2      MLML                 Carriage Hill                                   604 Hillcrest Parkway
 1.75       2      MLML                 Sandalwood                                      4804 West Bancroft Street
 1.76       2      MLML                 Andover Court                                   1095-A Beech Street
 1.77       2      MLML                 Heathmoore - Louisville                         11559 Ford Place
 1.78       2      MLML                 Meadowood - Mansfield                           798 Straub Road
  2         2      MLML                 Empirian Multifamily Portfolio Pool 3           Various
 2.01       2      MLML                 Forsythia Court - Abingdon                      300-B Forsythia Drive
 2.02       2      MLML                 Ashgrove - Sterling Heights                     15151 Ashgrove Drive
 2.03       2      MLML                 Woodlands - Columbus                            5354 Deerbrook Lane
 2.04       2      MLML                 Greengate                                       2357-B Greengate Circle
 2.05       2      MLML                 Oak Gardens                                     2484 Oak Garden Lane
 2.06       2      MLML                 Holly Ridge                                     3215 South West 52nd Avenue
 2.07       2      MLML                 Cherry Tree                                     9 Windsor Way
 2.08       2      MLML                 Ridgewood - Lexington                           2170 Fort Harrods Drive
 2.09       2      MLML                 Shadow Bay                                      8833 Old Kings Road South
 2.10       2      MLML                 Sanford Court                                   3291 South Sanford Avenue
 2.11       2      MLML                 Candlelight                                     965 Candlelight Boulevard
 2.12       2      MLML                 Cherry Glen                                     2752 Cherry Glen Way
 2.13       2      MLML                 Daniel Court                                    640 Daniel Court
 2.14       2      MLML                 Ridgewood - Decatur                             3863 Memorial Drive
 2.15       2      MLML                 Cedargate - Bloomington                         3073 East Amy Lane
 2.16       2      MLML                 Whispering Pines                                4591 Whispering Pines Lane
 2.17       2      MLML                 Merrifield                                      1027 Adams Avenue
 2.18       2      MLML                 Woodlands - Zelienople                          700 Woodlands Drive
 2.19       2      MLML                 Annhurst - Belcamp                              4600-C Annhurst Drive
 2.20       2      MLML                 Meldon Place                                    1736-C Brownstone Boulevard
 2.21       2      MLML                 Camellia Court - Dayton                         4542 Kalida Court
 2.22       2      MLML                 Terrace Trace                                   9135 Talina Lane
 2.23       2      MLML                 Heron Pointe                                    2553 State Road (Heron Pointe)
 2.24       2      MLML                 Cedargate - Clayton                             701 North Union Road
 2.25       2      MLML                 Mark Landing I                                  7967 SE Courtney Terrace
 2.26       2      MLML                 Oakwood Manor                                   2650 North 26th Terrace
 2.27       2      MLML                 Miguel Place                                    8940 Miguel Place
 2.28       2      MLML                 Amesbury                                        3155 Harshman Drive
 2.29       2      MLML                 University Square                               2900 University Square Drive
 2.30       2      MLML                 Ambergate                                       2233 Ambergate Lane
 2.31       2      MLML                 Indian Ridge                                    2924 Miccosukee Road
 2.32       2      MLML                 Applegate - Muncie                              4055 North Everett Road
 2.33       2      MLML                 Millburn Court                                  8324 Millwheel Drive
 2.34       2      MLML                 Ramblewood - Valdosta                           3131 North Oak Street
 2.35       2      MLML                 Rosewood - Louisville                           13905 Sassafras Tree Drive
 2.36       2      MLML                 Winthrop Court I (OH)                           2531 Arborview Drive
 2.37       2      MLML                 Capital Ridge                                   3255 Capitol Circle North East
 2.38       2      MLML                 Driftwood                                       91 11th Street West
 2.39       2      MLML                 Wilcrest Woods                                  701 Penn Waller Road
 2.40       2      MLML                 Annhurst - Indianapolis                         4958 Dawn Drive
 2.41       2      MLML                 Manchester                                      2900 Coronet Lane
 2.42       2      MLML                 Laurel Glen                                     4191 Lake Acworth Drive
 2.43       2      MLML                 Countryside Manor                               8800 Countryside Way
 2.44       2      MLML                 Parkville - Columbus                            2346 Parkgreen Place
 2.45       2      MLML                 Sandpiper II                                    2403 South 25th Street
 2.46       2      MLML                 Ranchside                                       2508 Ranchside Terrace
 2.47       2      MLML                 Westway                                         2006 Commercial Drive South
 2.48       2      MLML                 Jefferson Way I                                 409 Jefferson Avenue
 2.49       2      MLML                 Wentworth                                       27010 Wentworth Drive
 2.50       2      MLML                 Roanoke - Louisville                            4603 Roxann Boulevard
 2.51       2      MLML                 Applegate - Columbus                            2230 Applegate Drive
 2.52       2      MLML                 Valleybrook                                     169 Roscoe Road
 2.53       2      MLML                 Brandon Court                                   2381 Brandon Court
 2.54       2      MLML                 Ashford Hill                                    1367 Beeler Drive
 2.55       2      MLML                 Shadow Ridge                                    2424 West Tharpe Street
 2.56       2      MLML                 Sutton Place                                    3150 Pyramid Parkway
 2.57       2      MLML                 Greenbriar Glen                                 3030 Continental Colony Parkway
 2.58       2      MLML                 Ridgewood - Louisville                          3206 Abshire Lane
 2.59       2      MLML                 Meadowland                                      200 Crane Drive
 2.60       2      MLML                 West of Eastland                                3752 Knightsway Lane
 2.61       2      MLML                 Timberwood                                      710 Mason Terrace Road
 2.62       2      MLML                 Stonehenge - Indianapolis                       7980 Dunston Drive
 2.63       2      MLML                 Springwood                                      5470 Yellowbud Drive
 2.64       2      MLML                 Meadowood - Franklin                            820 Hospital Road
 2.65       2      MLML                 Foxton II                                       4341 Foxton Court
 2.66       2      MLML                 Glen Arm Manor                                  2609 Gillionville Road
 2.67       2      MLML                 Slate Run - Hopkinsville                        850-A North Elm Street
 2.68       2      MLML                 Stonehenge I                                    3735 South A Street
 2.69       2      MLML                 Sherbrook - Columbus                            6677 Guinevere Drive
 2.70       2      MLML                 Millburn                                        4392 Millburn Avenue
 2.71       2      MLML                 Barrington                                      750 Northern Avenue
 2.72       2      MLML                 Hickory Mill                                    2769 Hickory Mill Drive
 2.73       2      MLML                 Stonehenge - Glasgow                            1000 Stonehenge Place
 2.74       2      MLML                 Quail Call                                      2414 North Brierwood Drive
 2.75       2      MLML                 Stonehenge - Massillon                          799 17th Street North West
 2.76       2      MLML                 Spicewood                                       3700 Brill Road
 2.77       2      MLML                 Whisperwood                                     1506 East 16th Avenue
 2.78       2      MLML                 Slate Run - Miamisburg                          248 Heincke Road
 2.79       2      MLML                 Beckford Place - New Castle                     2900 South Memorial Drive
  3         1      MLML                 Town Center at Cobb                             400 Ernest West Barrett Parkway
  4         1      WFB                  DRA / Colonial Office Portfolio                 Various
 4.01       1      WFB                  Heathrow Inter. Business Ctr.                   300, 400, 701, 801, 901 & 1001
                                                                                         International Parkway
 4.02       1      WFB                  Research Office Park                            12301-4 Research Boulevard, Buildings
                                                                                         III & IV
 4.03       1      WFB                  CC at Town Park                                 100, 200 & 300 Colonial Center Parkway
 4.04       1      WFB                  Colonial Place I & II                           4300 & 4350 Cypress Street
 4.05       1      WFB                  CC at Colonnade                                 3500, 3700 & 3800 Colonnade Parkway
 4.06       1      WFB                  Peachtree Street                                1355 Peachtree Street NE
 4.07       1      WFB                  CP Town Park Combined                           950 Market Promenade Avenue
 4.08       1      WFB                  Concourse Center                                3501, 3503, 3505 & 3507 Frontage Road
 4.09       1      WFB                  CC at Town Park 600                             600 Colonial Center Parkway
 4.10       1      WFB                  Riverchase Center                               2100, 2200 & 2300 Riverchase Center
 4.11       1      WFB                  International Office Park                       1800 & 1900 International Park Drive
 4.12       1      WFB                  Colonial Center at Bayside                      17757 US Highway 19 North
 4.13       1      WFB                  Colonial Center at Blue Lake                    3500 Blue Lake Drive
 4.14       1      WFB                  Shops at Colonnade - Retail                     3409-3443 Colonnade Parkway
 4.15       1      WFB                  Colonial Plaza                                  2101 6th Avenue North
 4.16       1      WFB                  Esplanade                                       2101 Rexford Road
 4.17       1      WFB                  Maitland Office Building                        901 Lake Destiny Drive
 4.18       1      WFB                  HIBC 1000 Building                              1000 Business Center Drive
 4.19       1      WFB                  One Independence Plaza                          One Independence Drive
  5         1      LaSalle              Och - Ziff Retail Portfolio                     Various
 5.01       1      LaSalle              Colonial Pinnacle at Portofino                  19075 Interstate 45 South
 5.02       1      LaSalle              Colonial Promenade Beechwood                    196 Alps Road
 5.03       1      LaSalle              Colonial Promenade Trussville                   5895-5993 Trussville Crossings Parkway
 5.04       1      LaSalle              Colonial Promenade Alabaster                    300 Colonial Promenade Parkway
 5.05       1      LaSalle              Kingswood Commons                               600 Kingwood Drive
 5.06       1      LaSalle              Colonial Promenade Hunter's Creek               3900-4112 Town Center Boulevard
 5.07       1      LaSalle              Colonial Promenade Lakewood                     5620 San Jose Boulevard
 5.08       1      LaSalle              Colonial Promenade Northdale                    15700-15800 North Dale Mabry Highway
 5.09       1      LaSalle              Colonial Promenade Burnt Store                  3941 Tamiami Trail
 5.10       1      LaSalle              Colonial Promenade Trussville II                5870-5890 Trussville Crossings Parkway
 5.11       1      LaSalle              Colonial Shoppes Clay                           5100 Old Springville Road
                   MLML                 U-Haul Self Storage Portfolio 14, 15, 16, 17    Various
  6         1      MLML                 U-Haul SAC 14                                   Various
 6.01       1      MLML                 U-Haul Lincoln Park                             1200 West Fullerton
 6.02       1      MLML                 U-Haul Center North Rancho                      3969 North Rancho Drive
 6.03       1      MLML                 U-Haul Center Albany                            139 Broadway
 6.04       1      MLML                 U-Haul Of Inwood                                20A Sheridan Boulevard
 6.05       1      MLML                 U-Haul Center Texas Avenue                      2813 Texas Avenue
 6.06       1      MLML                 U-Haul Center Of Olathe                         12540 South Rogers Road
  7         1      MLML                 U-Haul SAC 17                                   Various
 7.01       1      MLML                 U-Haul Of Medford                               600 Mystic Valley Parkway
 7.02       1      MLML                 U-Haul Center Of Round Rock                     1535 Round Rock Avenue
 7.03       1      MLML                 U-Haul Kings Highway                            1641 South Kings Highway
 7.04       1      MLML                 U-Haul Center Rockville                         230-240 Maple Avenue
 7.05       1      MLML                 U-Haul Center Downtown                          1301 Monticello Avenue
 7.06       1      MLML                 U-Haul Center Beaumont                          3885 Milam
  8         1      MLML                 U-Haul SAC 15                                   Various
 8.01       1      MLML                 U-Haul Center Of Salisbury                      6 Merrill Street
 8.02       1      MLML                 U-Haul Storage Glendora                         1301 East Route 66
 8.03       1      MLML                 U-Haul Storage Black Rock                       3029 Fairfield Avenue
 8.04       1      MLML                 U-Haul Storage Ivar Avenue                      3527 Ivar Avenue
 8.05       1      MLML                 U-Haul Storage Tarrant Road                     2455 Tarrant Road
 8.06       1      MLML                 U-Haul Storage Waxahachie                       1103 West 287 Bypass
 8.07       1      MLML                 U-Haul Storage Laurelwood                       611 Blackwood Clementon Road
 8.08       1      MLML                 U-Haul Storage Business Avenue                  5600 Business Avenue
 8.09       1      MLML                 U-Haul Storage I-30                             9302 Interstate Highway 30
 8.10       1      MLML                 U-Haul Storage Hulen                            7225 South Hulen
  9         1      MLML                 U-Haul SAC 16                                   Various
 9.01       1      MLML                 U-Haul Center White Lane                        6201 - 6261 White Lane
 9.02       1      MLML                 U-Haul Storage South Side                       2101 South Kingshighway Boulevard
 9.03       1      MLML                 U-Haul Storage Sycamore Avenue                  36 North Sycamore Avenue
 9.04       1      MLML                 U-Haul Storage Burlington                       94 Connecticut Drive
 9.05       1      MLML                 U-Haul Storage Westchase                        7741-43 Eckhert Road
 9.06       1      MLML                 U-Haul Storage Alma                             3401 Alma Drive
 9.07       1      MLML                 U-Haul Storage Rio Salado                       500 North Scottsdale Road
 9.08       1      MLML                 U-Haul Storage Ridgeway Avenue                  2055 Ridgeway Avenue
 9.09       1      MLML                 U-Haul Storage Middletown                       1200 Newfield Street (Route 3)
 9.10       1      MLML                 U-Haul Storage Rufe Snow                        6550 Browning Drive
  10        2      GECC                 B2 Portfolio                                    Various
10.01       2      GECC                 Sinclair                                        3600 Park Colony Drive
10.02       2      GECC                 Steeple Chase                                   5940 Singleton Road
10.03       2      GECC                 Vacaro                                          3504 Joyce Court
10.04       2      GECC                 Alden Ridge                                     1500 Post Oak Drive
10.05       2      GECC                 Somerset                                        100 Summerwalk Parkway
10.06       2      GECC                 Chelsea Point                                   6617 Bickford Lane
10.07       2      GECC                 Waverly 1 & II                                  5010 Split Rail Circle
10.08       2      GECC                 La Cota                                         6664 Peachtree Industrial Boulevard
10.09       2      GECC                 Ashland                                         1 Aspen Drive
10.10       2      GECC                 Hunt Club                                       103 Echo Glen Drive
10.11       2      GECC                 The Lakes at Meadowland                         101 Meadowood Street
  11        1      MLML                 Gwinnett Place                                  2100 Pleasant Hill Road
  12        1      WFB                  1101 New York Avenue                            1101 New York Avenue NW
  13        1      MLML                 Mann & Sylmar Biomedical Parks                  Various
13.01       1      MLML                 Mann Biomedical Park                            25100 Rye Canyon Loop
13.02       1      MLML                 Sylmar Biomedical Park                          12744 San Fernando Road
  14        1      LaSalle              600 West Chicago                                600 West Chicago Avenue, 900-950 West
                                                                                         Kingsbury, 811 North Larabee
  15        2      GECC                 Columbia/Brook Park MHC Rollup                  Various
15.01       2      GECC                 Columbia Park MHC                               7100 Columbia Road
15.02       2      GECC                 Brook Park MHC                                  11800 Brookpark Road
  16        1      LaSalle              OfficeMax Headquarters                          263 Shuman Boulevard
  17        1      GECC                 Radisson - Alexandria                           901 North Fairfax Street
  18        1      LaSalle              The Shoppes at Old Bridge                       Route 9 and State Highway 18
  19        1      WFB                  Amylin                                          9360 and 9390 Towne Centre Drive
  20        1      MLML                 University West Apartments                      Various
20.01       1      MLML                 Mortensen Place                                 800-1106 Pinon Drive
20.02       1      MLML                 Fieldstone Grand                                1405-1425 Coconino Road
20.03       1      MLML                 Celtic Place Apartments                         1300 Coconino Drive
20.04       1      MLML                 Fieldstone Townhomes & Apartments               4305-4345 Maricopa Drive
20.05       1      MLML                 Bird Place Apartments                           1400 Coconino Drive
20.06       1      MLML                 4501 & 4509 Steinbeck Street                    4501 & 4509 Steinbeck Street
20.07       1      MLML                 4502 & 4510 Steinbeck Street                    4502 & 4510 Steinbeck Street
20.08       1      MLML                 4518 Steinbeck Street                           4518 Steinbeck Street
20.09       1      MLML                 4533 Steinbeck Street                           4533 Steinbeck Street
20.10       1      MLML                 4541 Steinbeck Street                           4541 Steinbeck Street
  21        1      MLML                 FIDM Los Angeles                                919 South Grand Avenue
  22        1      MLML                 Kapaa Quarry Industrial Complex                 905 & 909 Kalanianaole Highway
  23        1      GECC                 Holiday Inn - Alexandria                        625 First Street
  24        1      GECC                 Bayshore Shopping Center                        521 Montauk Highway
  25        1      GECC                 Sports Authority - Tempe                        7760 South Priest Drive
                   WFB                  Albuquerque Hotel Portfolio                     Various
  26        1      WFB                  Hilton Garden Inn Albuquerque                   2601 Yale Boulevard SE
  27        1      WFB                  Holiday Inn Hotel & Suites Albuquerque          5050 Jefferson Street NE
  28        1      WFB                  Homewood Suites Albuquerque Airport             1520 Sunport Place SE
  29        1      WFB                  Jefferson Crossing Shopping Center              100 Flowing Springs Rd
  30        2      GECC                 Timber Ridge & Maplewood West                   1025 Adams Circle
  31        1      LaSalle              Hampton Inn - BWI                               829 Elkridge Landing Road
  32        1      GECC                 GMH - The Ridge                                 350 Wedgewood Drive
  33        2      LaSalle              Broadstone Heights                              8100 Barstow Street NE
  34        2      MLML                 Weston Ranch Apartments                         4095 Lawson's Ridge Drive
  35        1      GECC                 Ordnance Plaza 2                                595 East Ordnance Road
  36        1      LaSalle              ConAgra Foods                                   215 West Diehl Road
  37        1      WFB                  Featherock Park                                 2200 Highway 60 East
  38        2      GECC                 GMH - Uptown                                    2601 West Oak Street
  39        2      GECC                 Greystone Summit                                5200 Greystone Summit Drive
  40        1      GECC                 Raymour & Flanigan-Seekonk                      100 Highland Avenue
  44        2      GECC                 Starlite Mobile Estates                         1045 North Azusa Avenue
  45        1      GECC                 Emily Morgan Hotel                              705 Houston Street
  46        1      GECC                 RDR Apartments                                  Various
46.01       1      GECC                 Crestview Apartments                            1 Crestview Terrace
46.02       1      GECC                 Valley View Apartments                          1210 Valley View Avenue
46.03       1      GECC                 Pinecrest Apartments                            200 Pinecrest Drive
46.04       1      GECC                 Hall Valley Apartments                          100 Hall Valley Drive
46.05       1      GECC                 Quarry Apartments                               Overlook Drive
  47        1      LaSalle              Plaza Nine                                      900 Route 9 North
  48        1      MLML                 Grand Mart-Little River                         6229-6259 Little River Turnpike
  49        1      WFB                  Encanto- SLB Puerto Rico                        Various
49.01       1      WFB                  Unit #624/702 - Pizza Hut/TB - Isla Verde       PR Road No. 187 Km 1.0, Isla Verde Food Mall
49.02       1      WFB                  Unit #503 - KFC - Bayamon Victory               PR Road No. 167, Urb. County Estates
49.03       1      WFB                  Unit #504 - KFC - Barbosa                       Corner Barbosa Avenue & America St
49.04       1      WFB                  Unit #532/653 - KFC/PH - 65th Infanteria        Corner of 65th Infantry & 31st St., Sabana
                                                                                         Liana Ward
49.05       1      WFB                  Unit #518 - KFC - Caguas                        Corner PR State Rd No. 172 & Asturias St
49.06       1      WFB                  Unit #546 - KFC - Fajardo                       State Rd. No. 3 Km 46.0, Quebrada Ward
49.07       1      WFB                  Unit #523 - KFC/TB - Vega Baja                  PR Road No.2, Cabo Caribe Ward
49.08       1      WFB                  Unit #527/664 - KFC - Ponce Bypass              PR Road No.2 Km 26.6, San Anton Ward
49.09       1      WFB                  Unit #622 - Pizza Hut - Ponce II                PR Road No.2 Km 260.4
49.10       1      WFB                  Unit #512 - KFC - Cupey                         115 Amazonas St., Urb. El Paraiso
49.11       1      WFB                  Unit #516 - KFC - Puerta de Tierra              Munoz Rivera Ave. & San Juan Bautista St
49.12       1      WFB                  Unit #639 - Pizza Hut - Guayama                 PR Road No. 3 Km 135.3
49.13       1      WFB                  Unit #529 - KFC/TB - Mayaguez Post              Post St., Miradero Ward
49.14       1      WFB                  Unit #514 - KFC - Carolina                      PR Road No. 3, Carolina Industrial Park
49.15       1      WFB                  Unit #636 - Pizza Hut - San German              PR Road No. 102 Km 204.8
49.16       1      WFB                  Unit #559 - KFC - Pinero                        1251 Jesus T. Pinero Avenue
49.17       1      WFB                  Unit #506 - KFC - Loiza Street                  Corner Loiza & Corchado St
49.18       1      WFB                  Unit #644 - Pizza Hut - Levittown               T-1569 Boulevard Ave., Levittown Lakes
  50        2      GECC                 GMH - University Heights                        1319 Knotty Pine Way
  51        2      GECC                 The Greens at McKinney                          3191 Medical Center Drive
  52        2      MLML                 Cobblestone Crossing                            1808 Cobblestone Way South
  53        1      MLML                 Huntington Park Retail                          6001-6081 Pacific Boulevard
53.01       1      MLML                 Pacific Belgrave Retail Center                  6001-6021 Pacific Boulevard
53.02       1      MLML                 Pacific Randolph Center                         6041-6081 Pacific Boulevard
  54        2      MLML                 Sunrise Fountains Apartments                    2104 South Lewis Street
  55        1      MLML                 Thunderbird Paseo Medical Plaza                 5601-5605 West Eugie Avenue
  56        1      WFB                  Kohl's Scottsdale                               8680 East Raintree Drive
  57        1      LaSalle              Clinton Hotel                                   825 - 835 Washington Avenue
  58        1      MLML                 Azusa Center                                    1123-1175 East Alosta Avenue
  59        1      GECC                 Grand Bank Center                               3501& 3601 PGA Boulevard
  60        1      MLML                 Palm Beach Office Building                      4400 PGA Boulevard
  61        1      MLML                 Lexus of Fremont                                5600 Cushing Parkway
  62        2      GECC                 GMH - University Walk                           1205 University Walk Circle
  63        1      GECC                 Kingsley Square                                 7203-7215 Skillman Street
  64        1      LaSalle              Laurel Executive Bldg                           312 Marshall Avenue
  65        2      LaSalle              Stone Ridge Apartments                          1115 Highway 146 North
  66        1      MLML                 Malibu Vista Plaza                              22761 Pacific Coast Highway
  67        1      WFB                  Best Buy - Everett, MA                          162 Santilli Highway
  68        1      MLML                 North Bay Centre                                6305 Commerce Boulevard
  69        1      LaSalle              Nugget Market - Roseville                       771 Pleasant Grove Boulevard
  70        1      LaSalle              Laurelwood Collection                           4609-4637 Poplar Avenue
  71        1      WFB                  Hampton Inn Bensalem                            1329 Bristol Pike
  72        1      LaSalle              The Papermill                                   3299 K Street NW
  73        1      GECC                 Crowne Plaza Hotel - Mundelein                  510 East Route 83
  74        2      GECC                 GMH - Campus Edge                               1300 Varsity Lane
  75        2      GECC                 The Seasons on 4th Avenue                       8180 West 4th Avenue
  76        1      GECC                 Chester County Medical Associates               600, 602, 606 East Marshall Street
  77        1      GECC                 Pinewood Facility                               6701 Dale Mabry Highway
  78        1      GECC                 Plaza Royale                                    3802 Newberry Road
  79        2      LaSalle              Continental West                                3740 North Romero Road
  80        1      MLML                 Rivergate Shopping Center                       2310-2352 Sunrise Boulevard
  81        2      WFB                  Candlewood Park MHC                             424 32nd Rd.
  82        2      MLML                 Forest Meadow Apartments                        1000 West Forest Meadows Street
  83        1      MLML                 Gander Mountain                                 550 Belz Outlet Boulevard
  84        1      MLML                 8360 & 7318 Melrose                             8360 & 7318 Melrose Avenue
84.01       1      MLML                 8360 Melrose                                    8360 Melrose Avenue
84.02       1      MLML                 7318 Melrose                                    7318 Melrose Avenue
  85        2      GECC                 Lakeshore Landings MHC                          2000 West 33rd Street
  86        1      LaSalle              MedVenture Building                             2301 Centennial Boulevard
  87        2      GECC                 Greens at Derby Phase II                        1500 East Tall Tree Road
  88        1      LaSalle              National American University                    5301 South Highway 16
  89        1      GECC                 Temecula Creek Village                          31285-31333 Highway 79
  90        1      LaSalle              Hilton Garden Inn - Bozeman, MT                 2023 Commerce Way
  91        1      WFB                  Fairfield Inn Potomac Mills                     2610 Prince William Parkway
  92        1      LaSalle              SpringHill Suites Chesapeake Suffolk            2424 Gum Road
  93        1      GECC                 Toledo Hilton                                   3100 Glendale Avenue
  94        1      GECC                 Lindbergh Plaza                                 7425-7517 South Lindbergh Boulevard
  95        1      GECC                 Oak Grove Crossing                              18285 & 18295 Collier Avenue
  96        1      GECC                 Shoppes at Hamilton                             1450-1496 South Erie Boulevard
  97        1      WFB                  Drury Inn - Bowling Green, KY                   3250 Scottsville Road
  98        1      GECC                 Executive Ten                                   2200 Route 10 West
  99        1      GECC                 Mid Valley Plaza SC                             1543-1756 Mt. Hood Avenue
 100        1      GECC                 Elkhorn                                         4403 Elkhorn Boulevard
 101        1      GECC                 Aliso Viejo / Mission Viejo SS                  Various
101.01      1      GECC                 Aliso Viejo                                     36 Journey
101.02      1      GECC                 Mission Viejo RV Storage                        26692 Avery Parkway
 102        1      MLML                 Lakewood Ranch                                  5501 Communications Parkway
 103        2      MLML                 Germantown Garden Apartments                    730 Germantown Circle
 104        1      MLML                 Charlestown Crossing                            1260 Stelton Road
 105        1      GECC                 2100 Milvia Office                              2100 Milvia Street
 106        1      LaSalle              Rochling Distribution Facility                  1375 Howell Road
 107        1      LaSalle              Wilmot Professional Plaza                       6260 - 6296 East Grant Road
 108        1      MLML                 815 Middle Ground Boulevard                     815 Middle Ground Boulevard
 109        2      GECC                 Ridgeway-Pecan Portfolio                        Various
109.01      2      GECC                 Ridgeway Village Apartments                     100 East Ridgeway Drive
109.02      2      GECC                 Pecan Ridge Apartments                          1301 Pecan Ridge Drive
 110        1      WFB                  Comfort Inn Downtown Orlando                    2416 North Orange Avenue
 111        1      GECC                 Silverlake Shopping Center Pearland             10200 and 10228 Broadway (FM518)
 112        1      MLML                 Cedar Cliff                                     2121 & 2125 Cliff Road
112.01      1      MLML                 Cedar Cliff Shopping Center                     2125 Cliff Road
112.02      1      MLML                 Cedar Cliff Office Building                     2121 Cliff Road
 113        1      LaSalle              210 Celebration Place                           210 Celebration Place
 114        1      GECC                 Hawthorn Suites Naples                          3557 Pine Ridge Road
 115        1      MLML                 Rush Creek Shopping Center                      2506-2610 West Pioneer Parkway
 116        1      MLML                 Hilton Garden Inn - Fort Wayne                  8615 US 24 West
 117        1      WFB                  FRIH Taco, LLC                                  Various
117.01      1      WFB                  Unit #16897 - TB - Cleveland                    2675 APD-40
117.02      1      WFB                  Unit #2431 - TB - Pigeon Forge                  3310 Parkway
117.03      1      WFB                  Unit #2963 - TB/LJS - Birmingham                4623 Highway 280 East
117.04      1      WFB                  Unit #3812 - TB - Abingdon                      495 Cummings Street
117.05      1      WFB                  Unit #4553 - TB/LJS - Cullman                   5961 Alabama Highway 157
117.06      1      WFB                  Unit #3454 - TB - Johnson City                  2000 North Roan Street
117.07      1      WFB                  Unit #2692 - TB - Auburn                        271 South Gay Street
117.08      1      WFB                  Unit #17590 - TB - Bristol                      3130 Lee Highway
117.09      1      WFB                  Unit #16666 - TB - Hoover                       1821 Montgomery Highway S
117.10      1      WFB                  Unit #3586 - TB - Morristown                    2235 West Andrew Johnson Highway
 118        1      MLML                 North Shore Office                              4093 North West Urbandale Drive
 119        1      GECC                 Konikoff Professional Center                    2100 Lynnhaven Parkway
 120        1      GECC                 Plaza Del Rio                                   101 Riverfront Boulevard
 121        1      LaSalle              Roundy's Pick' n Save                           1100 East Garfield Avenue
 122        1      LaSalle              Inverness Business Park                         109 - 111 Inverness Drive East
 123        1      LaSalle              Roundy's Pick' n Save 35th St                   2355 North 35th Street
 124        1      MLML                 Towne Centre North                              6 & 8 Stonebridge Boulevard
 125        1      MLML                 Centerpointe - Wickes Furniture                 26520 Carl Boyer Drive
 126        1      MLML                 Brentwood Village Shopping Center               8017 South 84th Street
 127        2      GECC                 Cimarron Apartments                             500 North Judge Ely Boulevard
 128        2      GECC                 Arrow Glen MHC                                  19850 East Arrow Highway
 129        1      MLML                 Janaf Crossings                                 5900 East Virginia Beach Boulevard
 130        1      LaSalle              Holiday Inn Express Blythewood, SC              120 Creech Road
 131        1      LaSalle              Bare Hills Corporate Center Building C          1425 Clarkview Road
 132        1      GECC                 Walgreens - McKinney, TX                        1651 West University Drive
 133        1      LaSalle              Nipomo Retail Center                            671 and 681 West Tefft Street
 134        1      LaSalle              Cross Rock Shops                                3521 West Memorial Road
 135        1      GECC                 Skyline MHC                                     2205 Butterfield Road
 136        1      LaSalle              Canoe Bay                                       16065 Hogback Road
 137        2      GECC                 Meadowbrook Apartments                          3605 Walden Lane
 138        1      LaSalle              Wadsworth Commons                               1154 Hinkle Drive
 139        1      LaSalle              Mezzetta Court Industrial                       110 Mezzetta Court
 140        1      GECC                 6230 South Decatur Boulevard                    6230 South Decatur Boulevard
 141        1      GECC                 OST Self-Storage                                2915 Old Spanish Trail
 142        1      LaSalle              Hampton Inn Newberry-Opera House                1201 Nance Street
 143        1      MLML                 Bryant Portfolio                                Various
143.01      1      MLML                 Navarre Beach                                   9201 Navarre Parkway
143.02      1      MLML                 Gulf Pines                                      8700 Gulf Pines Drive
 144        1      MLML                 CVS -  Monroe                                   306 Applegarth Road
 145        1      GECC                 CVS St Lucie                                    1300-1310 SW St. Lucie West Boulevard
 146        1      LaSalle              Fairfield Inn & Suites Greenwood                527 Bypass 72 NW
 147        1      MLML                 Eastgate Shopping Center                        660 East Boise Avenue
 148        1      GECC                 Auburn Way Self Storage                         4501 Auburn Way North
 149        2      MLML                 The Park at Westover                            1000 Burton Hill Road
 150        2      LaSalle              The Apartments at Oakbrook Court                3 Oakbrook Court
 151        1      MLML                 Bailey Brothers Shoppes                         4673 Highway 280 East
 152        1      LaSalle              Lammers Grocery Retail Center                   1512 9th Street
 153        1      WFB                  Tractor Supply 1                                3095 South Delsea Drive
 154        1      LaSalle              35 Raymond                                      35 North Raymond Avenue
 155        1      WFB                  Holiday Inn Cherry Hill                         2715 West Marlton Pike
 156        1      LaSalle              Parkway Collection                              1400 N. Germantown Parkway
 157        2      GECC                 Rio Puente                                      6656 Rosecrans Avenue
 158        1      WFB                  Bear Building                                   2-8 East. Colorado Boulevard and 12-18
                                                                                         South Fair Oaks Avenue
 159        1      LaSalle              Quality Inn and Suites                          134 River Road
 160        1      GECC                 Four Corners Shopping Center                    9413 Apison Pike
 161        1      MLML                 Cottonwood Crest                                1996 East 6400 South
 162        2      MLML                 Raintree Apartments                             800 South Highway 1417
 163        1      LaSalle              Fairfield Inn & Suites Columbus East            2826 Taylor Road SW
 164        1      MLML                 ZYA Merrimack                                   11 Executive Park Drive
 165        1      GECC                 Dixie Shoppes                                   8249 Vineland Road
 166        1      GECC                 Alpha Business Center                           4300-4350 Alpha Road
 167        1      GECC                 Walgreens - Chiefland, FL                       2227 North Young Boulevard
 168        1      LaSalle              Bast Properties                                 1399, 1401 and 1415 Vischer Ferry Road
 169        1      LaSalle              5655 Peachtree Parkway                          5655 Peachtree Parkway
 170        1      LaSalle              Walgreens - Tucson                              525 West Valencia Road
 171        1      LaSalle              Clock Tower Court                               6622 Mineral Point Road
 172        2      MLML                 Kavanaugh - Napier Multifamily Portfolio        Various
172.01      2      MLML                 Mossy Pond Apartments                           337-361 Richburg Road
172.02      2      MLML                 Woodland Apartments                             403 North 39th Avenue
172.03      2      MLML                 Steelman Apartments                             361 Steelman Road
172.04      2      MLML                 Heatherwood Apartments                          246 McMahon Road
 173        1      GECC                 Central Storage at Longneck                     32440 Longneck Road
 174        1      LaSalle              Northridge Plaza                                210 & 230 North Bolingbrook Drive
 175        1      LaSalle              Walgreens Woodruff                              900 1st Avenue
 176        1      LaSalle              CVS - Sugarland                                 16515 Lexington Boulevard
 177        1      LaSalle              I-10 Durham                                     1801 Durham Drive
 179        1      GECC                 Scripps Executive Plaza                         10085 Carroll Canyon Road
 180        2      LaSalle              Peachtree Trace Apartments                      3519 West Hill Street
 181        1      WFB                  18933 South Reyes Avenue Industrial             18933 S. Reyes Avenue
 182        1      LaSalle              503 Old Waterford Way                           503 Old Waterford Way
 183        2      LaSalle              La Crosse Apartment Portfolio                   Various
183.01      2      LaSalle              Hutch Apartments                                1414 Pine Street
183.02      2      LaSalle              Parkview Apartments                             625 12th Avenue North
 184        1      LaSalle              Healthspring                                    601 Mainstream Drive
 185        1      GECC                 Holbrook Center                                 951 Main Street
 186        1      LaSalle              190 East Maple                                  190 East Maple Road
 187        1      WFB                  Yankee Shoppes                                  7027 Yankee Road
 188        1      LaSalle              Cornell Square                                  2401 Northeast Cornell Road
 189        2      LaSalle              Oakshire Village of Centennial Park             500 East Centennial Drive
 190        2      LaSalle              Ellis Apartments                                503 West C Street
 191        1      LaSalle              United Rentals and Burger King Portfolio        Various
191.01      1      LaSalle              United Rentals                                  1018 - 1026 Ann Street
191.02      1      LaSalle              Burger King - Napoleon                          2296 Scott Street
 192        2      LaSalle              Bent Tree Apartments                            410 Oakwood Avenue
 193        1      WFB                  Flowers Bakery                                  Various
193.01      1      WFB                  Flowers Bakery-Grand Prairie                    180 W. Pioneer Parkway
193.02      1      WFB                  Flowers Bakery-Corpus Christi                   3717 Saratoga Boulevard
193.03      1      WFB                  Flowers Bakery-Houston                          7750 Bluff Point Drive
193.04      1      WFB                  Flowers Bakery-Fort Worth                       4751 Blue Mound Road
 194        1      LaSalle              Lacey Medical Plaza                             530 Kings County Drive
 195        2      LaSalle              Mobile Manor                                    3503 58th Avenue North
 196        1      MLML                 Crosspointe Plaza                               285 Route 18 South
 197        1      LaSalle              Security Mini Storage North                     502 Industrial Boulevard
 198        2      GECC                 Homecrest MHC                                   815 South Curtis Road
 199        1      GECC                 Walgreens - Jasper, IN                          3626 North Newton Street
 201        1      LaSalle              Gateway Center - Antioch                        2101 West 10th Street
 202        1      MLML                 Frisco Plaza II                                 9288 State Highway 121
 203        2      LaSalle              Woodhollow Apartments                           2451 Lake Road
 204        1      LaSalle              The Ohlone Retail Center                        20 Ohlone Parkway
 205        1      GECC                 Vanderveer Industrial Park - Building #3        3 Industrial Court
 206        1      WFB                  Shaw Blythe Project                             5096 North Blythe Avenue
 207        1      LaSalle              85 Metro                                        85 Metro Park
 208        1      LaSalle              5410 Powers Center Point                        5410 Powers Center Point
 209        1      WFB                  Southwood Village Shopping Center               21039 Timberlake Road
 210        1      LaSalle              Bandera Collection                              9123 North Loop 1604 W
 211        1      MLML                 Inman Plaza                                     976 Inman Avenue
 212        1      WFB                  Broadstone Taco Bell Portfolio                  Various
212.01      1      WFB                  Pensacola Taco Bell                             2011 Airport Boulevard
212.02      1      WFB                  Augusta Taco Bell                               3104 Peach Orchard Road
 214        1      WFB                  Tractor Supply Company - San Benito, TX         901 Paseo Real
 215        1      WFB                  Ardent Health Services Building                 8080 East Academy Road
 216        2      GECC                 Carson Gardens MHC                              437 West Carson Street
 217        1      WFB                  American Mini Storage - Chandler                1150 N Hamilton Street
 218        1      LaSalle              Logan Building                                  60 Gregory Road
 219        1      WFB                  Century 21 Sedona                               361 Forest Road
 220        1      WFB                  Redlands Autoplex                               1647 - 1667 Redlands Boulevard
 221        1      WFB                  Tractor Supply Co Hurricane, West Virginia      3790 Teays Valley Road
 222        1      LaSalle              Tractor Supply - Alice                          3736 East Highway 44
 223        1      WFB                  Extra Space - Trotwood                          5520 Salem Bend Drive
 224        1      WFB                  Coventry Square                                 12000 North Dale Mabry Highway
 225        1      WFB                  Northgate Shopping Center - Appleton, WI        2701 North Oneida Street
 226        1      WFB                  Kersey MHP                                      800 1st Street
 227        1      WFB                  Off Broadway Partners                           146-148 West 132nd Street
 228        1      LaSalle              National Wood Products                          8435 24th Avenue
 229        1      LaSalle              The Annex at Pima Crossing                      8670 East Shea Boulevard
 230        1      WFB                  Magnolia Crossings                              33300 Egypt Lane
 231        1      LaSalle              Island Storage                                  9859 Ocean Highway 17
 232        1      LaSalle              Staples - Dollar Tree                           3500 - 3504 East Race Street
 233        1      WFB                  FedEx Kinkos                                    972 Dillon Road
 234        1      WFB                  National Tire and Battery - Rosenberg           6504 Reading Road
 235        1      LaSalle              Keller Williams Office                          1001 Sylvan Avenue
 236        2      LaSalle              Clinton House Apartments                        550 Clinton Avenue
 237        1      WFB                  Chapel Ridge Shoppes                            5409-5421 Meijer Drive
 238        1      WFB                  Madera Retail Building                          2175 North Schnoor Avenue
 239        1      LaSalle              Brentwood Self Storage                          1714 General George Patton Drive
 240        1      WFB                  TD Banknorth                                    324 White Horse Pike
 241        1      WFB                  Red Rock Street Office                          3571 Red Rock St
 242        2      LaSalle              Huckleberry Apartments                          704 West B Street
 243        1      LaSalle              CVS, Carlisle                                   841 East High Street
 244        1      WFB                  225 Valencia Street                             225 Valencia Street
 245        1      WFB                  7803 Afton Road Medical Building                7803 Afton Road
 246        1      LaSalle              Charleston SS                                   8501 West Charleston Boulevard
 247        1      LaSalle              Executive Office Building Pearland              1346 Broadway Street
 248        1      WFB                  Bridgestone Firestone Tire Center               606 Highway 79
 249        1      LaSalle              Security Mini Storage - WACO                    8811 Van American Drive
 250        1      WFB                  4128 W. Commonwealth Avenue                     4128 W. Commonwealth Avenue
 251        1      WFB                  972-980 S. Western Avenue Retail                972-980 S. Western Avenue
 252        1      LaSalle              Melrose Ave. Retail                             7961-7963 Melrose Avenue
 253        1      WFB                  Sherwin Williams and Men's Wearhouse Buildings  3570 & 4088 Miller Road
 254        1      WFB                  Goodwill Industries                             6526 Staples Street
 255        2      WFB                  Crosswinds Apartments                           515 W. 10th Street
 256        2      LaSalle              Hidden Harbor Villas                            305 Locust Street West
 257        1      MLML                 Old Post Plaza                                  2263-2267 Woodbridge Avenue
 258        2      WFB                  North Boyd Apartments                           3499 13th Avenue N
 259        1      LaSalle              Regency Square Plaza                            48530-48582 Van Dyke Avenue
 260        2      WFB                  Arvin Mobile Home Estates                       200 5th Avenue
 261        1      WFB                  1243 Greenfield Drive                           1243 Greenfield Drive
 262        1      LaSalle              Lonestar Self Storage                           5250 Grisham Drive
 263        1      LaSalle              500 Horton Court                                500 Horton Court
 264        2      LaSalle              Maple Heights Apartments                        2701 North Maple Lane
 265        2      LaSalle              Maple Hill Apartments                           2601 North Maple Lane
 266        1      WFB                  Blockbuster Little Elm, Texas                   2501 FM 423
 267        1      MLML                 Commerce Bank - Edison                          2064 Oak Tree Road
 268        2      WFB                  249 New Britain Avenue                          249 New Britain Avenue
 269        1      LaSalle              One Forsythe Associates Building                One Forsythe Road
 270        1      WFB                  Circle K- Raleigh                               4100 Western Boulevard
 271        1      WFB                  928 Berdan Avenue                               928 Berdan Avenue

                                                                                         NUMBER OF          PROPERTY
LOAN #             CITY           STATE    ZIP CODE  COUNTY                              PROPERTIES           TYPE
------------------------------------------------------------------------------------------------------------------------

  1        Various               Various   Various   Various                                 78             Multifamily
 1.01      Morrow                  GA       30260    Clayton                                  1             Multifamily
 1.02      Hinesville              GA       31313    Liberty                                  1             Multifamily
 1.03      Tampa                   FL       33617    Hillsborough                             1             Multifamily
 1.04      Lake Mary               FL       32746    Seminole                                 1             Multifamily
 1.05      Winter Springs          FL       32708    Seminole                                 1             Multifamily
 1.06      Sarasota                FL       34234    Sarasota                                 1             Multifamily
 1.07      Indianapolis            IN       46254    Marion                                   1             Multifamily
 1.08      Bloomington             IN       47401    Monroe                                   1             Multifamily
 1.09      Ft. Walton Beach        FL       32548    Okaloosa                                 1             Multifamily
 1.10      Indianapolis            IN       46214    Marion                                   1             Multifamily
 1.11      Indianapolis            IN       46254    Marion                                   1             Multifamily
 1.12      Gahanna                 OH       43230    Franklin                                 1             Multifamily
 1.13      New Smyrna Beach        FL       32168    Volusia                                  1             Multifamily
 1.14      Augusta                 GA       30909    Richmond                                 1             Multifamily
 1.15      Winter Garden           FL       34787    Orange                                   1             Multifamily
 1.16      Streetsboro             OH       44241    Portage                                  1             Multifamily
 1.17      Palm Bay                FL       32905    Brevard                                  1             Multifamily
 1.18      Sarasota                FL       34243    Manatee                                  1             Multifamily
 1.19      Brandon                 FL       33511    Hillsborough                             1             Multifamily
 1.20      West Palm Beach         FL       33417    Palm Beach                               1             Multifamily
 1.21      Canton                  MI       48187    Wayne                                    1             Multifamily
 1.22      Indianapolis            IN       46219    Marion                                   1             Multifamily
 1.23      Columbus                OH       43228    Franklin                                 1             Multifamily
 1.24      Lancaster               OH       43130    Fairfield                                1             Multifamily
 1.25      Louisville              KY       40223    Jefferson                                1             Multifamily
 1.26      Brunswick               GA       31525    Glynn                                    1             Multifamily
 1.27      Rochester Hills         MI       48309    Oakland                                  1             Multifamily
 1.28      Clairton                PA       15025    Allegheny                                1             Multifamily
 1.29      Fairborn                OH       45324    Greene                                   1             Multifamily
 1.30      Delaware                OH       43015    Delaware                                 1             Multifamily
 1.31      Dublin                  OH       43016    Franklin                                 1             Multifamily
 1.32      Grove City              OH       43123    Franklin                                 1             Multifamily
 1.33      Hilliard                OH       43026    Franklin                                 1             Multifamily
 1.34      Kent                    OH       44240    Portage                                  1             Multifamily
 1.35      Ocala                   FL       34470    Marion                                   1             Multifamily
 1.36      Savannah                GA       31419    Chatham                                  1             Multifamily
 1.37      West Palm Beach         FL       33417    Palm Beach                               1             Multifamily
 1.38      West Palm Beach         FL       33415    Palm Beach                               1             Multifamily
 1.39      Palm Bay                FL       32907    Brevard                                  1             Multifamily
 1.40      Indianapolis            IN       46235    Marion                                   1             Multifamily
 1.41      New Port Richey         FL       34653    Pasco                                    1             Multifamily
 1.42      Smyrna                  TN       37167    Rutherford                               1             Multifamily
 1.43      Norcross                GA       30093    Gwinnett                                 1             Multifamily
 1.44      Clermont                FL       34711    Lake                                     1             Multifamily
 1.45      Hudson                  FL       34667    Pasco                                    1             Multifamily
 1.46      Lexington               KY       40509    Fayette                                  1             Multifamily
 1.47      Macon                   GA       31210    Bibb                                     1             Multifamily
 1.48      Leesburg                FL       34788    Lake                                     1             Multifamily
 1.49      Pinellas Park           FL       33781    Pinellas                                 1             Multifamily
 1.50      Kettering               OH       45420    Montgomery                               1             Multifamily
 1.51      Knoxville               TN       37919    Knox                                     1             Multifamily
 1.52      Macon                   GA       31211    Bibb                                     1             Multifamily
 1.53      Columbus                OH       43231    Franklin                                 1             Multifamily
 1.54      Frankfort               KY       40601    Franklin                                 1             Multifamily
 1.55      Ft. Myers               FL       33903    Lee                                      1             Multifamily
 1.56      Carrollton              GA       30117    Carroll                                  1             Multifamily
 1.57      Toledo                  OH       43615    Lucas                                    1             Multifamily
 1.58      Gainesville             FL       32608    Alachua                                  1             Multifamily
 1.59      Union City              GA       30291    Fulton                                   1             Multifamily
 1.60      Nicholasville           KY       40356    Jessamine                                1             Multifamily
 1.61      Hinesville              GA       31313    Liberty                                  1             Multifamily
 1.62      Stone Mountain          GA       30083    Dekalb                                   1             Multifamily
 1.63      Gainesville             FL       32608    Alachua                                  1             Multifamily
 1.64      Indianapolis            IN       46227    Marion                                   1             Multifamily
 1.65      Grove City              OH       43123    Franklin                                 1             Multifamily
 1.66      Palatka                 FL       32177    Putnam                                   1             Multifamily
 1.67      Griffin                 GA       30224    Spalding                                 1             Multifamily
 1.68      Cuyahoga Falls          OH       44223    Summit                                   1             Multifamily
 1.69      Union City              GA       30291    Fulton                                   1             Multifamily
 1.70      Indianapolis            IN       46214    Marion                                   1             Multifamily
 1.71      Toledo                  OH       43615    Lucas                                    1             Multifamily
 1.72      Massillon               OH       44646    Stark                                    1             Multifamily
 1.73      New Albany              IN       47150    Floyd                                    1             Multifamily
 1.74      Dublin                  GA       31021    Laurens                                  1             Multifamily
 1.75      Toledo                  OH       43615    Lucas                                    1             Multifamily
 1.76      Mt. Vernon              OH       43050    Knox                                     1             Multifamily
 1.77      Louisville              KY       40241    Jefferson                                1             Multifamily
 1.78      Mansfield               OH       44904    Richland                                 1             Multifamily
  2        Various               Various   Various   Various                                 79             Multifamily
 2.01      Abingdon                MD       21009    Harford                                  1             Multifamily
 2.02      Sterling Hts.           MI       48313    Macomb                                   1             Multifamily
 2.03      Columbus                OH       43213    Franklin                                 1             Multifamily
 2.04      West Palm Beach         FL       33415    Palm Beach                               1             Multifamily
 2.05      Hollywood               FL       33020    Broward                                  1             Multifamily
 2.06      Pembroke Park           FL       33023    Broward                                  1             Multifamily
 2.07      Rosedale                MD       21237    Baltimore                                1             Multifamily
 2.08      Lexington               KY       40513    Fayette                                  1             Multifamily
 2.09      Jacksonville            FL       32257    Duval                                    1             Multifamily
 2.10      Sanford                 FL       32773    Seminole                                 1             Multifamily
 2.11      Brooksville             FL       34601    Hernando                                 1             Multifamily
 2.12      Indianapolis            IN       46227    Marion                                   1             Multifamily
 2.13      Cincinnati              OH       45244    Clermont                                 1             Multifamily
 2.14      Decatur                 GA       30032    Dekalb                                   1             Multifamily
 2.15      Bloomington             IN       47401    Monroe                                   1             Multifamily
 2.16      Ft. Pierce              FL       34982    Saint Lucie                              1             Multifamily
 2.17      Salisbury               MD       21804    Wicomico                                 1             Multifamily
 2.18      Zelienople              PA       16063    Butler                                   1             Multifamily
 2.19      Belcamp                 MD       21017    Harford                                  1             Multifamily
 2.20      Toledo                  OH       43614    Lucas                                    1             Multifamily
 2.21      Dayton                  OH       45424    Montgomery                               1             Multifamily
 2.22      Tampa                   FL       33637    Hillsborough                             1             Multifamily
 2.23      Atlantic Beach          FL       32233    Duval                                    1             Multifamily
 2.24      Clayton                 OH       45315    Montgomery                               1             Multifamily
 2.25      Hobe Sound              FL       33455    Martin                                   1             Multifamily
 2.26      Hollywood               FL       33020    Broward                                  1             Multifamily
 2.27      Port Richey             FL       34668    Pasco                                    1             Multifamily
 2.28      Reynoldsburg            OH       43068    Franklin                                 1             Multifamily
 2.29      Tampa                   FL       33612    Hillsborough                             1             Multifamily
 2.30      West Palm Beach         FL       33415    Palm Beach                               1             Multifamily
 2.31      Tallahassee             FL       32308    Leon                                     1             Multifamily
 2.32      Muncie                  IN       47304    Delaware                                 1             Multifamily
 2.33      Centerville             OH       45458    Montgomery                               1             Multifamily
 2.34      Valdosta                GA       31602    Lowndes                                  1             Multifamily
 2.35      Louisville              KY       40245    Jefferson                                1             Multifamily
 2.36      Columbus                OH       43229    Franklin                                 1             Multifamily
 2.37      Tallahassee             FL       32308    Leon                                     1             Multifamily
 2.38      Atlantic Beach          FL       32233    Duval                                    1             Multifamily
 2.39      Savannah                GA       31410    Chatham                                  1             Multifamily
 2.40      Indianapolis            IN       46268    Marion                                   1             Multifamily
 2.41      Jacksonville            FL       32207    Duval                                    1             Multifamily
 2.42      Acworth                 GA       30101    Cobb                                     1             Multifamily
 2.43      Douglasville            GA       30134    Douglas                                  1             Multifamily
 2.44      Columbus                OH       43229    Franklin                                 1             Multifamily
 2.45      Ft. Pierce              FL       34981    Saint Lucie                              1             Multifamily
 2.46      New Port Richey         FL       34655    Pasco                                    1             Multifamily
 2.47      Brunswick               GA       31525    Glynn                                    1             Multifamily
 2.48      Orange Park             FL       32065    Clay                                     1             Multifamily
 2.49      Roseville               MI       48066    Macomb                                   1             Multifamily
 2.50      Louisville              KY       40218    Jefferson                                1             Multifamily
 2.51      Columbus                IN       47203    Bartholomew                              1             Multifamily
 2.52      Newnan                  GA       30263    Coweta                                   1             Multifamily
 2.53      Bloomington             IN       47401    Monroe                                   1             Multifamily
 2.54      Reynoldsburg            OH       43068    Franklin                                 1             Multifamily
 2.55      Tallahassee             FL       32303    Leon                                     1             Multifamily
 2.56      Lakeland                FL       33805    Polk                                     1             Multifamily
 2.57      Atlanta                 GA       30331    Fulton                                   1             Multifamily
 2.58      Louisville              KY       40220    Jefferson                                1             Multifamily
 2.59      Bogart                  GA       30622    Clarke                                   1             Multifamily
 2.60      Columbus                OH       43232    Franklin                                 1             Multifamily
 2.61      Perry                   GA       31069    Houston                                  1             Multifamily
 2.62      Indianapolis            IN       46239    Marion                                   1             Multifamily
 2.63      Columbus                OH       43229    Franklin                                 1             Multifamily
 2.64      Franklin                IN       46131    Johnson                                  1             Multifamily
 2.65      Dayton                  OH       45414    Montgomery                               1             Multifamily
 2.66      Albany                  GA       31707    Dougherty                                1             Multifamily
 2.67      Hopkinsville            KY       42240    Christian                                1             Multifamily
 2.68      Richmond                IN       47374    Wayne                                    1             Multifamily
 2.69      Columbus                OH       43229    Franklin                                 1             Multifamily
 2.70      Stow                    OH       44224    Summit                                   1             Multifamily
 2.71      Clarkston               GA       30021    Dekalb                                   1             Multifamily
 2.72      Hilliard                OH       43026    Franklin                                 1             Multifamily
 2.73      Glasgow                 KY       42141    Barren                                   1             Multifamily
 2.74      Albany                  GA       31705    Dougherty                                1             Multifamily
 2.75      Massillon               OH       44646    Stark                                    1             Multifamily
 2.76      Indianapolis            IN       46227    Marion                                   1             Multifamily
 2.77      Cordele                 GA       31015    Crisp                                    1             Multifamily
 2.78      Miamisburg              OH       45342    Montgomery                               1             Multifamily
 2.79      New Castle              IN       47362    Henry                                    1             Multifamily
  3        Kennesaw                GA       30144    Cobb                                     1             Retail
  4        Various               Various   Various   Various                                 19             Various
 4.01      Lake Mary               FL       32746    Seminole                                 1             Office
 4.02      Austin                  TX       78759    Travis                                   1             Office
 4.03      Lake Mary               FL       32746    Seminole                                 1             Office
 4.04      Tampa                   FL       33607    Hillsborough                             1             Office
 4.05      Birmingham              AL       35243    Jefferson                                1             Office
 4.06      Atlanta                 GA       30309    Fulton                                   1             Office
 4.07      Lake Mary               FL       32746    Seminole                                 1             Mixed Use
 4.08      Tampa                   FL       33607    Hillsborough                             1             Office
 4.09      Lake Mary               FL       32746    Seminole                                 1             Office
 4.10      Birmingham              AL       35244    Shelby                                   1             Office
 4.11      Birmingham              AL       35243    Jefferson                                1             Office
 4.12      Clearwater              FL       33764    Pinellas                                 1             Office
 4.13      Birmingham              AL       35243    Jefferson                                1             Office
 4.14      Birmingham              AL       35243    Jefferson                                1             Retail
 4.15      Birmingham              AL       35203    Jefferson                                1             Office
 4.16      Charlotte               NC       28211    Mecklenburg                              1             Office
 4.17      Maitland                FL       32751    Orange                                   1             Office
 4.18      Lake Mary               FL       32746    Seminole                                 1             Office
 4.19      Birmingham              AL       35209    Jefferson                                1             Office
  5        Various               Various   Various   Various                                 11             Retail
 5.01      Shenandoah              TX       77385    Montgomery                               1             Retail
 5.02      Athens                  GA       30606    Clarke                                   1             Retail
 5.03      Trussville              AL       35235    Jefferson                                1             Retail
 5.04      Alabaster               AL       35007    Shelby                                   1             Retail
 5.05      Houston                 TX       77339    Montgomery                               1             Retail
 5.06      Orlando                 FL       32837    Orange                                   1             Retail
 5.07      Jacksonville            FL       32207    Duval                                    1             Retail
 5.08      Tampa                   FL       33624    Hillsborough                             1             Retail
 5.09      Punta Gorda             FL       33950    Charlotte                                1             Retail
 5.10      Trussville              AL       35235    Jefferson                                1             Retail
 5.11      Trussville              AL       35126    Jefferson                                1             Retail
           Various               Various   Various   Various                                 32             Self Storage
  6        Various               Various   Various   Various                                  6             Self Storage
 6.01      Chicago                 IL       60614    Cook                                     1             Self Storage
 6.02      Las Vegas               NV       89130    Clark                                    1             Self Storage
 6.03      Albany                  NY       12202    Albany                                   1             Self Storage
 6.04      Inwood                  NY       11096    Nassau                                   1             Self Storage
 6.05      College Station         TX       77840    Brazos                                   1             Self Storage
 6.06      Olathe                  KS       66062    Johnson                                  1             Self Storage
  7        Various               Various   Various   Various                                  6             Self Storage
 7.01      Somerville              MA       02144    Middlesex                                1             Self Storage
 7.02      Round Rock              TX       78681    Williamson                               1             Self Storage
 7.03      Saint Louis             MO       63110    Saint Louis                              1             Self Storage
 7.04      Rockville Centre        NY       11570    Nassau                                   1             Self Storage
 7.05      Norfolk                 VA       23510    Norfolk                                  1             Self Storage
 7.06      Beaumont                TX       77701    Jefferson                                1             Self Storage
  8        Various               Various   Various   Various                                 10             Self Storage
 8.01      Salisbury               MA       01952    Essex                                    1             Self Storage
 8.02      Glendora                CA       91740    Los Angeles                              1             Self Storage
 8.03      Bridgeport              CT       06605    Fairfield                                1             Self Storage
 8.04      Rosemead                CA       91770    Los Angeles                              1             Self Storage
 8.05      Grand Prairie           TX       75050    Tarrant                                  1             Self Storage
 8.06      Waxahachie              TX       75165    Ellis                                    1             Self Storage
 8.07      Lindenwold              NJ       08024    Camden                                   1             Self Storage
 8.08      Clay                    NY       13041    Onondaga                                 1             Self Storage
 8.09      Little Rock             AR       72209    Pulaski                                  1             Self Storage
 8.10      Fort Worth              TX       76133    Tarrant                                  1             Self Storage
  9        Various               Various   Various   Various                                 10             Self Storage
 9.01      Bakersfield             CA       93309    Kern                                     1             Self Storage
 9.02      Saint Louis             MO       63110    Saint Louis                              1             Self Storage
 9.03      Pasadena                CA       91107    Los Angeles                              1             Self Storage
 9.04      Burlington              NJ       08016    Burlington                               1             Self Storage
 9.05      San Antonio             TX       78240    Bexar                                    1             Self Storage
 9.06      Plano                   TX       75023    Collin                                   1             Self Storage
 9.07      Tempe                   AZ       85281    Maricopa                                 1             Self Storage
 9.08      Rochester               NY       14626    Monroe                                   1             Self Storage
 9.09      Middletown              CT       06457    Middlesex                                1             Self Storage
 9.10      North Richland Hills    TX       76180    Tarrant                                  1             Self Storage
  10       Various               Various   Various   Various                                 11             Multifamily
10.01      Norcross                GA       30093    Gwinnett                                 1             Multifamily
10.02      Norcross                GA       30093    Gwinnett                                 1             Multifamily
10.03      Chesapeake              VA       23321    Chesapeake City                          1             Multifamily
10.04      Clarkston               GA       30021    DeKalb                                   1             Multifamily
10.05      Tucker                  GA       30024    Gwinnett                                 1             Multifamily
10.06      Portsmouth              VA       23703    Portsmouth City                          1             Multifamily
10.07      Winston-Salem           NC       27106    Forsyth                                  1             Multifamily
10.08      Atlanta                 GA       30360    DeKalb                                   1             Multifamily
10.09      Greensboro              NC       27409    Guilford                                 1             Multifamily
10.10      Winston-Salem           NC       27106    Forsyth                                  1             Multifamily
10.11      Greensboro              NC       27409    Guilford                                 1             Multifamily
  11       Duluth                  GA       30096    Gwinnett                                 1             Retail
  12       Washington              DC       20005    District of Columbia                     1             Office
  13       Various                 CA      Various   Los Angeles                              2             Mixed Use
13.01      Santa Clarita           CA       91355    Los Angeles                              1             Mixed Use
13.02      Sylmar                  CA       91342    Los Angeles                              1             Mixed Use
  14       Chicago                 IL       60610    Cook                                     1             Office
  15       Various                 OH      Various   Cuyahoga                                 2             Manufactured Housing
15.01      Olmsted Falls           OH       44138    Cuyahoga                                 1             Manufactured Housing
15.02      Cleveland               OH       44130    Cuyahoga                                 1             Manufactured Housing
  16       Naperville              IL       60563    DuPage                                   1             Office
  17       Alexandria              VA       22314    Fairfax                                  1             Hospitality
  18       Old Bridge              NJ       08857    Middlesex                                1             Retail
  19       San Diego               CA       92121    San Diego                                1             Office
  20       Ames                    IA       50014    Story                                   10             Multifamily
20.01      Ames                    IA       50014    Story                                    1             Multifamily
20.02      Ames                    IA       50014    Story                                    1             Multifamily
20.03      Ames                    IA       50014    Story                                    1             Multifamily
20.04      Ames                    IA       50014    Story                                    1             Multifamily
20.05      Ames                    IA       50014    Story                                    1             Multifamily
20.06      Ames                    IA       50014    Story                                    1             Multifamily
20.07      Ames                    IA       50014    Story                                    1             Multifamily
20.08      Ames                    IA       50014    Story                                    1             Multifamily
20.09      Ames                    IA       50014    Story                                    1             Multifamily
20.10      Ames                    IA       50014    Story                                    1             Multifamily
  21       Los Angeles             CA       90015    Los Angeles                              1             Office
  22       Kailua                  HI       96734    Honolulu                                 1             Industrial
  23       Alexandria              VA       22314    Fairfax                                  1             Hospitality
  24       Bayshore                NY       11706    Suffolk                                  1             Retail
  25       Tempe                   AZ       85284    Maricopa                                 1             Retail
           Albuquerque             NM      Various   Bernalillo                               3             Hospitality
  26       Albuquerque             NM       87106    Bernalillo                               1             Hospitality
  27       Albuquerque             NM       87109    Bernalillo                               1             Hospitality
  28       Albuquerque             NM       87106    Bernalillo                               1             Hospitality
  29       Charles Town            WV       25414    Jefferson                                1             Retail
  30       Boulder                 CO       80303    Boulder                                  1             Multifamily
  31       Linthicum Heights       MD       21090    Anne Arundel                             1             Hospitality
  32       Morgantown              WV       26505    Monongalia                               1             Multifamily
  33       Albuquerque             NM       87122    Bernalillo                               1             Multifamily
  34       Madison                 AL       35757    Madison                                  1             Multifamily
  35       Glen Burnie             MD       21060    Anne Arundel                             1             Retail
  36       Naperville              IL       60563    DuPage                                   1             Office
  37       Valrico                 FL       33594    Hillsborough                             1             Manufactured Housing
  38       Denton                  TX       76201    Denton                                   1             Multifamily
  39       Columbus                GA       31909    Muscogee                                 1             Multifamily
  40       Seekonk                 MA       02771    Bristol                                  1             Retail
  44       Covina                  CA       91722    Los Angeles                              1             Manufactured Housing
  45       San Antonio             TX       78205    Bexar                                    1             Hospitality
  46       Various                 WV      Various   Various                                  5             Multifamily
46.01      Bridgeport              WV       26330    Harrison                                 1             Multifamily
46.02      Morgantown              WV       26505    Monongalia                               1             Multifamily
46.03      Morgantown              WV       26508    Monongalia                               1             Multifamily
46.04      Bridgeport              WV       26330    Harrison                                 1             Multifamily
46.05      Clarksburg              WV       26301    Harrison                                 1             Multifamily
  47       Woodbridge              NJ       07095    Middlesex                                1             Office
  48       Alexandria              VA       22312    Fairfax                                  1             Retail
  49       Various                 PR      Various                                           18             Retail
49.01      Carolina                PR       00982    NAP                                      1             Retail
49.02      Bayamon                 PR       00619    NAP                                      1             Retail
49.03      Hato Rey                PR       00918    NAP                                      1             Retail
49.04      Infanteria              PR       00984    NAP                                      1             Retail
49.05      Caguas                  PR       00725    NAP                                      1             Retail
49.06      Fajardo                 PR       00738    NAP                                      1             Retail
49.07      Vega Baja               PR       00693    NAP                                      1             Retail
49.08      Ponce Bypass            PR       00731    NAP                                      1             Retail
49.09      Ponce                   PR       00731    NAP                                      1             Retail
49.10      San Juan                PR       00928    NAP                                      1             Retail
49.11      Puerta de Tierra        PR       00901    NAP                                      1             Retail
49.12      Guayama                 PR       00784    NAP                                      1             Retail
49.13      Mayaguez Post           PR       00680    NAP                                      1             Retail
49.14      Carolina                PR       00983    NAP                                      1             Retail
49.15      San German              PR       00683    NAP                                      1             Retail
49.16      Puerto Nuevo            PR       00920    NAP                                      1             Retail
49.17      Santurce                PR       00908    NAP                                      1             Retail
49.18      Toa Baja                PR       00949    NAP                                      1             Retail
  50       Knoxville               TN       37920    Knox                                     1             Multifamily
  51       McKinney                TX       75069    Collin                                   1             Multifamily
  52       Terre Haute             IN       47802    Vigo                                     1             Multifamily
  53       Huntington Park         CA       90255    Los Angeles                              2             Retail
53.01      Huntington Park         CA       90255    Los Angeles                              1             Retail
53.02      Huntington Park         CA       90255    Los Angeles                              1             Retail
  54       Anaheim                 CA       92802    Orange                                   1             Multifamily
  55       Glendale                AZ       85304    Maricopa                                 1             Office
  56       Scottsdale              AZ       85260    Maricopa                                 1             Retail
  57       Miami Beach             FL       33139    Dade                                     1             Hospitality
  58       Azusa                   CA       91702    Los Angeles                              1             Retail
  59       Palm Beach Gardens      FL       33410    Palm Beach                               1             Office
  60       Palm Beach Gardens      FL       33410    Palm Beach                               1             Office
  61       Fremont                 CA       94538    Alameda                                  1             Retail
  62       Charlotte               NC       28213    Mecklenburg                              1             Multifamily
  63       Dallas                  TX       75231    Dallas                                   1             Retail
  64       Laurel                  MD       20707    Prince Georges                           1             Office
  65       Texas City              TX       77590    Galveston                                1             Multifamily
  66       Malibu                  CA       90265    Los Angeles                              1             Office
  67       Everett                 MA       02149    Middlesex                                1             Retail
  68       Rohnert Park            CA       94928    Sonoma                                   1             Retail
  69       Roseville               CA       95678    Placer                                   1             Retail
  70       Memphis                 TN       38117    Shelby                                   1             Retail
  71       Bensalem                PA       19020    Bucks                                    1             Hospitality
  72       Washington              DC       20007    District of Columbia                     1             Office
  73       Mundelein               IL       60060    Lake                                     1             Hospitality
  74       Charlotte               NC       28262    Mecklenburg                              1             Multifamily
  75       Kennewick               WA       99336    Benton                                   1             Multifamily
  76       West Chester            PA       19380    Chester                                  1             Office
  77       Tampa                   FL       33611    Hillsborough                             1             Office
  78       Gainesville             FL       32607    Alachua                                  1             Mixed Use
  79       Tuscon                  AZ       85705    Pima                                     1             Manufactured Housing
  80       Rancho Cordova          CA       95670    Sacramento                               1             Retail
  81       Clifton                 CO       81520    Mesa                                     1             Manufactured Housing
  82       Flagstaff               AZ       86001    Coconino                                 1             Multifamily
  83       St. Augustine           FL       32084    Saint Johns                              1             Retail
  84       Los Angeles             CA       90069    Los Angeles                              2             Mixed Use
84.01      Los Angeles             CA       90069    Los Angeles                              1             Mixed Use
84.02      Los Angeles             CA       90069    Los Angeles                              1             Mixed Use
  85       Orlando                 FL       32839    Orange                                   1             Manufactured Housing
  86       Jeffersonville          IN       47130    Clark                                    1             Industrial
  87       Derby                   KS       67037    Sedgwick                                 1             Multifamily
  88       Rapid City              SD       57701    Pennington                               1             Office
  89       Temecula                CA       92592    Riverside                                1             Retail
  90       Bozeman                 MT       59715    Gallatin                                 1             Hospitality
  91       Woodbridge              VA       22192    Prince William                           1             Hospitality
  92       Chesapeake              VA       23321    Chesapeake                               1             Hospitality
  93       Toledo                  OH       43614    Lucas                                    1             Hospitality
  94       St. Louis               MO       63125    St. Louis                                1             Retail
  95       Lake Elsinore           CA       92530    Riverside                                1             Retail
  96       Hamilton                OH       45011    Butler                                   1             Retail
  97       Bowling Green           KY       42104    Warren                                   1             Hospitality
  98       Parsippany              NJ       07054    Morris                                   1             Office
  99       Woodburn                OR       97071    Marion                                   1             Retail
 100       Sacramento              CA       95842    Sacramento                               1             Retail
 101       Various                 CA      Various   Orange                                   2             Self Storage
101.01     Aliso Viejo             CA       92656    Orange                                   1             Self Storage
101.02     Mission Viejo           CA       92692    Orange                                   1             Self Storage
 102       Sarasota                FL       34240    Sarasota                                 1             Office
 103       East Ridge              TN       37412    Hamilton                                 1             Multifamily
 104       Piscataway              NJ       08854    Middlesex                                1             Retail
 105       Berkeley                CA       94704    Alameda                                  1             Office
 106       Duncan                  SC       29334    Spartanburg                              1             Industrial
 107       Tuscon                  AZ       85712    Pima                                     1             Office
 108       Newport News            VA       23606    Newport News                             1             Retail
 109       Midlothian              TX       76065    Ellis                                    2             Multifamily
109.01     Midlothian              TX       76065    Ellis                                    1             Multifamily
109.02     Midlothian              TX       76065    Ellis                                    1             Multifamily
 110       Orlando                 FL       32804    Orange                                   1             Hospitality
 111       Pearland                TX       77584    Brazoria                                 1             Retail
 112       Eagan                   MN       55122    Dakota                                   2             Mixed Use
112.01     Eagan                   MN       55122    Dakota                                   1             Retail
112.02     Eagan                   MN       55122    Dakota                                   1             Office
 113       Celebration             FL       34747    Osceloa                                  1             Office
 114       Naples                  FL       34109    Collier                                  1             Hospitality
 115       Pantego                 TX       76013    Tarrant                                  1             Retail
 116       Fort Wayne              IN       46804    Allen                                    1             Hospitality
 117       Various               Various   Various   Various                                 10             Retail
117.01     Cleveland               TN       37323    Bradley                                  1             Retail
117.02     Pigeon Forge            TN       37863    Sevier                                   1             Retail
117.03     Birmingham              AL       35242    Shelby                                   1             Retail
117.04     Abingdon                VA       24210    Washington                               1             Retail
117.05     Cullman                 AL       35058    Cullman                                  1             Retail
117.06     Johnson City            TN       37601    Washington                               1             Retail
117.07     Auburn                  AL       36830    Lee                                      1             Retail
117.08     Bristol                 VA       24201    Bristol City                             1             Retail
117.09     Hoover                  AL       35244    Jefferson                                1             Retail
117.10     Morristown              TN       37814    Hamblen                                  1             Retail
 118       Urbandale               IA       50322    Polk                                     1             Office
 119       Virginia Beach          VA       23456    Norfolk-Virginia Beach-Newport News      1             Office
 120       Bradenton               FL       34205    Manatee                                  1             Office
 121       Milwaukee               WI       53212    Milwaukee                                1             Retail
 122       Englewood               CO       80212    Arapahoe                                 1             Industrial
 123       Milwaukee               WI       53210    Milwaukee                                1             Retail
 124       Jackson                 TN       38305    Jackson                                  1             Retail
 125       Santa Clarita           CA       91350    Los Angeles                              1             Retail
 126       La Vista                NE       68128    Sarpy                                    1             Retail
 127       Abilene                 TX       79601    Taylor                                   1             Multifamily
 128       Covina                  CA       91724    Los Angeles                              1             Manufactured Housing
 129       Norfolk                 VA       23502    Norfolk                                  1             Retail
 130       Blythewood              SC       29016    Richland                                 1             Hospitality
 131       Baltimore               MD       21209    Baltimore                                1             Office
 132       McKinney                TX       75069    Collin                                   1             Retail
 133       Nipomo                  CA       93444    San Luis Obispo                          1             Retail
 134       Oklahoma City           OK       73134    Oklahoma                                 1             Retail
 135       Yakima                  WA       98901    Yakima                                   1             Manufactured Housing
 136       Chetek                  WI       54728    Rusk                                     1             Hospitality
 137       High Point              NC       27265    Guilford                                 1             Multifamily
 138       Wadsworth               OH       44281    Medina                                   1             Retail
 139       American Canyon         CA       94503    Napa                                     1             Industrial
 140       Las Vegas               NV       89118    Clark                                    1             Retail
 141       Houston                 TX       77054    Harris                                   1             Self Storage
 142       Newberry                SC       29108    Newberry                                 1             Hospitality
 143       Various                 FL      Various   Santa Rosa                               2             Manufactured Housing
143.01     Navarre                 FL       32566    Santa Rosa                               1             Manufactured Housing
143.02     Milton                  FL       32583    Santa Rosa                               1             Manufactured Housing
 144       Monroe                  NJ       08831    Middlesex                                1             Retail
 145       Port St. Lucie          FL       34986    St. Lucie                                1             Retail
 146       Greenwood               SC       29649    Greenwood                                1             Hospitality
 147       Boise                   ID       83706    Ada                                      1             Retail
 148       Auburn                  WA       98002    King                                     1             Self Storage
 149       Fort Worth              TX       76114    Tarrant                                  1             Multifamily
 150       Bloomington             IL       61704    McLean                                   1             Multifamily
 151       Birmingham              AL       35242    Shelby                                   1             Retail
 152       Menomonie               WI       54751    Dunn                                     1             Retail
 153       Vineland                NJ       08360    Cumberland                               1             Retail
 154       Pasadena                CA       91103    Los Angeles                              1             Retail
 155       Cherry Hill             NJ       08002    Camden                                   1             Hospitality
 156       Cordova                 TN       38016    Shelby                                   1             Retail
 157       Paramount               CA       90723    Los Angeles                              1             Manufactured Housing
 158       Pasadena                CA       91005    Los Angeles                              1             Mixed Use
 159       Sequim                  WA       98382    Clallam                                  1             Hospitality
 160       Collegedale             TN       37363    Hamilton                                 1             Retail
 161       Murray                  UT       84121    Salt Lake                                1             Office
 162       Sherman                 TX       75092    Grayson                                  1             Multifamily
 163       Reynoldsburg            OH       43068    Fairfield                                1             Hospitality
 164       Merrimack               NH       03054    Hillsborough                             1             Retail
 165       Orlando                 FL       32821    Orange                                   1             Retail
 166       Farmers Branch          TX       75244    Dallas                                   1             Office
 167       Chiefland               FL       32626    Levy                                     1             Retail
 168       Halfmoon                NY       12065    Saratoga                                 1             Office
 169       Atlanta                 GA       30341    Gwinett                                  1             Office
 170       Tucson                  AZ       85706    Pima                                     1             Retail
 171       Madison                 WI       53705    Dane                                     1             Retail
 172       Various                 MS      Various   Various                                  4             Multifamily
172.01     Hattiesburg             MS       39402    Lamar                                    1             Multifamily
172.02     Hattiesburg             MS       39401    Forrest                                  1             Multifamily
172.03     Hattiesburg             MS       39402    Lamar                                    1             Multifamily
172.04     Purvis                  MS       39475    Lamar                                    1             Multifamily
 173       Millsboro               DE       19966    Sussex                                   1             Self Storage
 174       Bolingbrook             IL       60440    Will                                     1             Retail
 175       Woodruff                WI       54568    Oneida                                   1             Retail
 176       Sugar Land              TX       77479    Fort Bend                                1             Retail
 177       Houston                 TX       77007    Harris                                   1             Retail
 179       San Diego               CA       92131    San Diego                                1             Office
 180       Clarkston               GA       30021    Dekalb                                   1             Multifamily
 181       Rancho Dominguez        CA       90221    Los Angeles                              1             Industrial
 182       Leland                  NC       28451    Brunswick                                1             Retail
 183       La Crosse               WI       54601    La Crosse                                2             Multifamily
183.01     La Crosse               WI       54601    La Crosse                                1             Multifamily
183.02     La Crosse               WI       54601    La Crosse                                1             Multifamily
 184       Nashville               TN       37228    Davidson                                 1             Office
 185       Holbrook                NY       11741    Suffolk                                  1             Retail
 186       Troy                    MI       48083    Oakland                                  1             Industrial
 187       Liberty Township        OH       45044    Butler                                   1             Retail
 188       Hillsboro               OR       97124    Washington                               1             Retail
 189       Oak Creek               WI       53154    Milwaukee                                1             Multifamily
 190       Butner                  NC       27509    Granville                                1             Multifamily
 191       Various               Various   Various   Various                                  2             Retail
191.01     Madison                 WI       53713    Dane                                     1             Retail
191.02     Napoleon                OH       43545    Henry                                    1             Retail
 192       Hot Springs             AR       71913    Garland                                  1             Multifamily
 193       Various                 TX      Various   Various                                  4             Industrial
193.01     Grand Prairie           TX       75051    Dallas                                   1             Industrial
193.02     Corpus Christi          TX       78415    Nueces                                   1             Industrial
193.03     Houston                 TX       77086    Harris                                   1             Industrial
193.04     Fort Worth              TX       76106    Tarrant                                  1             Industrial
 194       Hanford                 CA       93230    Kings                                    1             Office
 195       St. Petersburg          FL       33714    Pinellas                                 1             Manufactured Housing
 196       East Brunswick          NJ       08816    Middlesex                                1             Retail
 197       Temple                  TX       76501    Bell                                     1             Self Storage
 198       Boise                   ID       83705    Ada                                      1             Manufactured Housing
 199       Jasper                  IN       47546    Dubois                                   1             Retail
 201       Antioch                 CA       94509    Contra Costa                             1             Industrial
 202       Frisco                  TX       75035    Collin                                   1             Retail
 203       Huntsville              TX       77340    Walker                                   1             Multifamily
 204       Watsonville             CA       95076    Santa Cruz                               1             Retail
 205       Howell                  NJ       07728    Monmouth                                 1             Industrial
 206       Fresno                  CA       93722    Fresno                                   1             Industrial
 207       Rochester               NY       14623    Monroe                                   1             Office
 208       Colorado Springs        CO       80920    El Paso                                  1             Office
 209       Lynchburg               VA       24502    Lynchburg City                           1             Retail
 210       San Antonio             TX       78249    Bexar                                    1             Retail
 211       Edison                  NJ       08820    Middlesex                                1             Retail
 212       Various               Various   Various   Various                                  2             Retail
212.01     Pensacola               FL       32504    Escambia                                 1             Retail
212.02     Augusta                 GA       30906    Richmond                                 1             Retail
 214       San Benito              TX       78586    Cameron                                  1             Retail
 215       Albuquerque             NM       87111    Bernalillo                               1             Office
 216       Carson                  CA       90745    Los Angeles                              1             Manufactured Housing
 217       Chandler                AZ       85225    Maricopa                                 1             Self Storage
 218       Belville                NC       28451    Brunswick                                1             Office
 219       Sedona                  AZ       86336    Coconino                                 1             Office
 220       Redlands                CA       92373    San Bernardino                           1             Retail
 221       Hurricane               WV       25526    Putnam                                   1             Retail
 222       Alice                   TX       78332    Jim Wells                                1             Retail
 223       Trotwood                OH       45426    Montgomery                               1             Self Storage
 224       Tampa                   FL       33618    Hillsborough                             1             Office
 225       Appleton                WI       54911    Outagamie                                1             Retail
 226       Kersey                  CO       80644    Weld                                     1             Manufactured Housing
 227       Los Angeles             CA       90061    Los Angeles                              1             Industrial
 228       Sacramento              CA       95826    Sacramento                               1             Industrial
 229       Scottsdale              AZ       85260    Maricopa                                 1             Retail
 230       Magnolia                TX       77354    Montgomery                               1             Office
 231       Pawleys Island          SC       29585    Georgetown                               1             Self Storage
 232       Searcy                  AR       72143    White                                    1             Retail
 233       Louisville              CO       80027    Boulder                                  1             Retail
 234       Rosenberg               TX       77471    Fort Bend                                1             Retail
 235       Modesto                 CA       95350    Stanislaus                               1             Office
 236       Hutchinson              MN       55350    McLeod                                   1             Multifamily
 237       Fort Wayne              IN       46835    Allen                                    1             Retail
 238       Madera                  CA       93637    Madera                                   1             Retail
 239       Brentwood               TN       37027    Williamson                               1             Self Storage
 240       Hadden Heights          NJ       08035    Camden                                   1             Retail
 241       Las Vegas               NV       89103    Clark                                    1             Office
 242       Butner                  NC       27509    Granville                                1             Multifamily
 243       Carlisle                PA       17013    Cumberland                               1             Retail
 244       San Francisco           CA       94103    San Francisco                            1             Office
 245       Woodbury                MN       55125    Washington                               1             Office
 246       Las Vegas               NV       89117    Clark                                    1             Self Storage
 247       Pearland                TX       77581    Brazoria                                 1             Office
 248       Hutto                   TX       78634    Williamson                               1             Retail
 249       Waco                    TX       76712    McLennan                                 1             Self Storage
 250       Fullerton               CA       92833    Orange                                   1             Office
 251       Los Angeles             CA       90006    Los Angeles                              1             Retail
 252       Los Angeles             CA       90046    Los Angeles                              1             Retail
 253       Flint                   MI       48507    Genesee                                  1             Retail
 254       Corpus Christi          TX       78413    Nueces                                   1             Retail
 255       Dallas                  TX       75208    Dallas                                   1             Multifamily
 256       Three Oaks              MI       49128    Berrien                                  1             Multifamily
 257       Edison                  NJ       08817    Middlesex                                1             Retail
 258       Grand Forks             ND       58203    Grand Forks                              1             Multifamily
 259       Utica                   MI       48317    Macomb                                   1             Retail
 260       Arvin                   CA       93203    Kern                                     1             Manufactured Housing
 261       El Cajon                CA       92021    San Diego                                1             Industrial
 262       Rowlett                 TX       75088    Dallas                                   1             Self Storage
 263       Lexington               KY       40511    Fayette                                  1             Industrial
 264       Sioux Falls             SD       57107    Minnehaha                                1             Multifamily
 265       Sioux Falls             SD       57107    Minnehaha                                1             Multifamily
 266       Little Elm              TX       75068    Denton                                   1             Retail
 267       Edison                  NJ       08820    Middlesex                                1             Retail
 268       Hartford                CT       06106    Hartford                                 1             Multifamily
 269       Presto                  PA       15017    Allegheny                                1             Mixed Use
 270       Raleigh                 NC       27606    Wake                                     1             Retail
 271       Toledo                  OH       43612    Lucas                                    1             Industrial

        PROPERTY              3RD MOST RECENT  3RD MOST RECENT   2ND MOST RECENT    2ND MOST RECENT     MOST RECENT
LOAN #  SUBTYPE                  NOI ($)           NOI DATE          NOI ($)            NOI DATE          NOI ($)
--------------------------------------------------------------------------------------------------------------------

  1     Garden                 26,661,006           12/31/2005        29,893,062            12/31/2006    31,252,904
 1.01   Garden                    891,927           12/31/2005           910,071            12/31/2006       904,685
 1.02   Garden                    372,071           12/31/2005           774,013            12/31/2006       800,142
 1.03   Garden                    413,576           12/31/2005           760,182            12/31/2006       824,558
 1.04   Garden                    770,237           12/31/2005           817,550            12/31/2006       809,499
 1.05   Garden                    670,614           12/31/2005           725,468            12/31/2006       749,100
 1.06   Garden                    675,734           12/31/2005           675,261            12/31/2006       725,945
 1.07   Garden                    602,195           12/31/2005           601,111            12/31/2006       584,528
 1.08   Garden                    562,605           12/31/2005           590,369            12/31/2006       617,639
 1.09   Garden                    562,203           12/31/2005           678,976            12/31/2006       707,867
 1.10   Garden                    671,428           12/31/2005           634,990            12/31/2006       641,066
 1.11   Garden                    480,635           12/31/2005           500,678            12/31/2006       508,645
 1.12   Garden                    569,566           12/31/2005           533,761            12/31/2006       575,756
 1.13   Garden                    432,448           12/31/2005           552,931            12/31/2006       593,269
 1.14   Garden                    498,873           12/31/2005           519,531            12/31/2006       535,869
 1.15   Garden                    441,789           12/31/2005           505,461            12/31/2006       530,192
 1.16   Garden                    423,666           12/31/2005           498,965            12/31/2006       519,012
 1.17   Garden                    475,319           12/31/2005           549,841            12/31/2006       546,712
 1.18   Garden                    471,403           12/31/2005           490,877            12/31/2006       506,120
 1.19   Garden                    442,618           12/31/2005           500,034            12/31/2006       534,052
 1.20   Garden                    602,313           12/31/2005           569,858            12/31/2006       552,728
 1.21   Garden                    497,262           12/31/2005           502,201            12/31/2006       506,311
 1.22   Garden                    383,902           12/31/2005           414,657            12/31/2006       437,507
 1.23   Garden                    463,909           12/31/2005           404,948            12/31/2006       449,909
 1.24   Garden                    411,652           12/31/2005           482,183            12/31/2006       490,291
 1.25   Garden                    419,594           12/31/2005           434,979            12/31/2006       456,733
 1.26   Garden                    385,086           12/31/2005           414,751            12/31/2006       436,052
 1.27   Garden                    393,430           12/31/2005           409,024            12/31/2006       423,640
 1.28   Garden                    367,710           12/31/2005           396,573            12/31/2006       426,989
 1.29   Garden                    454,906           12/31/2005           456,011            12/31/2006       476,011
 1.30   Garden                    370,881           12/31/2005           411,121            12/31/2006       427,238
 1.31   Garden                    382,965           12/31/2005           398,410            12/31/2006       415,411
 1.32   Garden                    312,034           12/31/2005           426,262            12/31/2006       429,637
 1.33   Garden                    245,529           12/31/2005           337,680            12/31/2006       380,132
 1.34   Garden                    439,280           12/31/2005           453,565            12/31/2006       457,720
 1.35   Garden                    295,223           12/31/2005           364,640            12/31/2006       385,719
 1.36   Garden                    338,074           12/31/2005           386,605            12/31/2006       394,294
 1.37   Garden                    367,607           12/31/2005           389,272            12/31/2006       428,640
 1.38   Garden                    390,570           12/31/2005           387,972            12/31/2006       415,330
 1.39   Garden                    307,951           12/31/2005           366,914            12/31/2006       389,477
 1.40   Garden                    240,521           12/31/2005           273,280            12/31/2006       315,838
 1.41   Garden                    296,846           12/31/2005           329,961            12/31/2006       353,651
 1.42   Garden                    279,983           12/31/2005           327,484            12/31/2006       343,768
 1.43   Garden                    261,289           12/31/2005           316,957            12/31/2006       334,479
 1.44   Garden                    288,044           12/31/2005           322,935            12/31/2006       325,723
 1.45   Garden                    243,785           12/31/2005           310,356            12/31/2006       336,301
 1.46   Garden                    235,029           12/31/2005           304,595            12/31/2006       321,406
 1.47   Garden                    278,697           12/31/2005           276,842            12/31/2006       289,938
 1.48   Garden                    300,449           12/31/2005           325,388            12/31/2006       319,336
 1.49   Garden                    280,564           12/31/2005           303,891            12/31/2006       329,348
 1.50   Garden                    283,186           12/31/2005           297,482            12/31/2006       318,079
 1.51   Garden                    259,378           12/31/2005           290,330            12/31/2006       299,303
 1.52   Garden                    147,839           12/31/2005           259,676            12/31/2006       284,100
 1.53   Garden                    225,906           12/31/2005           275,822            12/31/2006       283,269
 1.54   Garden                    274,490           12/31/2005           261,607            12/31/2006       278,739
 1.55   Garden                    248,038           12/31/2005           289,119            12/31/2006       299,705
 1.56   Garden                    280,695           12/31/2005           284,022            12/31/2006       297,974
 1.57   Garden                    231,125           12/31/2005           246,637            12/31/2006       265,186
 1.58   Garden                    199,832           12/31/2005           273,326            12/31/2006       284,628
 1.59   Garden                    241,812           12/31/2005           272,586            12/31/2006       288,491
 1.60   Garden                    134,069           12/31/2005           235,408            12/31/2006       250,810
 1.61   Garden                    194,793           12/31/2005           235,697            12/31/2006       247,612
 1.62   Garden                    183,313           12/31/2005           245,016            12/31/2006       265,082
 1.63   Garden                    200,616           12/31/2005           244,191            12/31/2006       267,512
 1.64   Garden                    197,857           12/31/2005           224,395            12/31/2006       244,039
 1.65   Garden                    213,191           12/31/2005           247,860            12/31/2006       265,924
 1.66   Garden                    232,605           12/31/2005           235,626            12/31/2006       257,052
 1.67   Garden                    186,584           12/31/2005           208,885            12/31/2006       220,095
 1.68   Garden                    206,424           12/31/2005           192,878            12/31/2006       220,107
 1.69   Garden                    144,033           12/31/2005           194,394            12/31/2006       208,879
 1.70   Garden                    197,302           12/31/2005           167,106            12/31/2006       170,255
 1.71   Garden                    174,293           12/31/2005           196,735            12/31/2006       204,303
 1.72   Garden                    159,112           12/31/2005           207,863            12/31/2006       213,958
 1.73   Garden                    173,128           12/31/2005           185,057            12/31/2006       197,000
 1.74   Garden                    147,371           12/31/2005           174,724            12/31/2006       173,478
 1.75   Garden                    123,205           12/31/2005           170,926            12/31/2006       189,125
 1.76   Garden                    156,465           12/31/2005           171,423            12/31/2006       192,230
 1.77   Garden                    141,542           12/31/2005           174,090            12/31/2006       179,357
 1.78   Garden                    138,808           12/31/2005           110,798            12/31/2006       122,401
  2     Garden                 24,253,192           12/31/2005        26,033,856            12/31/2006    27,200,170
 2.01   Garden                    858,038           12/31/2005           905,048            12/31/2006       934,716
 2.02   Garden                    816,419           12/31/2005           742,068            12/31/2006       784,854
 2.03   Garden                    694,785           12/31/2005           699,141            12/31/2006       719,674
 2.04   Garden                    666,196           12/31/2005           691,042            12/31/2006       705,151
 2.05   Garden                    605,384           12/31/2005           601,213            12/31/2006       626,935
 2.06   Garden                    509,524           12/31/2005           562,373            12/31/2006       580,879
 2.07   Garden                    540,794           12/31/2005           572,493            12/31/2006       607,286
 2.08   Garden                    437,668           12/31/2005           483,758            12/31/2006       512,817
 2.09   Garden                    574,574           12/31/2005           521,194            12/31/2006       543,299
 2.10   Garden                    360,500           12/31/2005           458,508            12/31/2006       501,760
 2.11   Garden                    415,153           12/31/2005           491,938            12/31/2006       520,017
 2.12   Garden                    354,855           12/31/2005           400,086            12/31/2006       432,851
 2.13   Garden                    305,715           12/31/2005           400,574            12/31/2006       413,248
 2.14   Garden                    428,805           12/31/2005           451,098            12/31/2006       468,979
 2.15   Garden                    479,172           12/31/2005           481,983            12/31/2006       495,913
 2.16   Garden                    444,789           12/31/2005           483,926            12/31/2006       496,476
 2.17   Garden                    438,253           12/31/2005           492,342            12/31/2006       486,675
 2.18   Garden                    444,138           12/31/2005           452,404            12/31/2006       465,509
 2.19   Garden                    421,177           12/31/2005           436,050            12/31/2006       459,581
 2.20   Garden                    375,097           12/31/2005           386,902            12/31/2006       402,729
 2.21   Garden                    410,219           12/31/2005           393,395            12/31/2006       390,297
 2.22   Garden                    298,829           12/31/2005           392,585            12/31/2006       414,183
 2.23   Garden                    401,734           12/31/2005           428,808            12/31/2006       447,415
 2.24   Garden                    317,114           12/31/2005           362,627            12/31/2006       399,852
 2.25   Garden                    324,105           12/31/2005           364,892            12/31/2006       388,510
 2.26   Garden                    328,410           12/31/2005           335,115            12/31/2006       336,532
 2.27   Garden                    288,823           12/31/2005           372,272            12/31/2006       389,702
 2.28   Garden                    338,600           12/31/2005           335,481            12/31/2006       356,650
 2.29   Garden                    270,083           12/31/2005           350,265            12/31/2006       366,614
 2.30   Garden                    388,491           12/31/2005           383,692            12/31/2006       380,848
 2.31   Garden                    370,130           12/31/2005           378,317            12/31/2006       381,065
 2.32   Garden                    295,170           12/31/2005           366,068            12/31/2006       377,519
 2.33   Garden                    347,326           12/31/2005           342,879            12/31/2006       349,565
 2.34   Garden                    317,697           12/31/2005           310,014            12/31/2006       335,529
 2.35   Garden                    279,096           12/31/2005           317,116            12/31/2006       330,876
 2.36   Garden                    253,411           12/31/2005           295,723            12/31/2006       318,782
 2.37   Garden                    306,050           12/31/2005           346,433            12/31/2006       348,869
 2.38   Garden                    265,907           12/31/2005           307,592            12/31/2006       321,068
 2.39   Garden                    208,627           12/31/2005           291,879            12/31/2006       314,250
 2.40   Garden                    233,183           12/31/2005           258,355            12/31/2006       264,457
 2.41   Garden                    304,776           12/31/2005           321,566            12/31/2006       341,686
 2.42   Garden                    305,718           12/31/2005           303,158            12/31/2006       310,929
 2.43   Garden                    246,813           12/31/2005           266,995            12/31/2006       285,152
 2.44   Garden                    245,293           12/31/2005           264,412            12/31/2006       264,506
 2.45   Garden                    302,344           12/31/2005           298,045            12/31/2006       307,230
 2.46   Garden                    268,012           12/31/2005           281,448            12/31/2006       301,573
 2.47   Garden                    205,041           12/31/2005           263,916            12/31/2006       287,207
 2.48   Garden                    246,070           12/31/2005           289,494            12/31/2006       301,558
 2.49   Garden                    335,066           12/31/2005           297,511            12/31/2006       298,744
 2.50   Garden                    206,858           12/31/2005           228,197            12/31/2006       260,388
 2.51   Garden                    244,866           12/31/2005           256,796            12/31/2006       264,551
 2.52   Garden                    198,115           12/31/2005           244,617            12/31/2006       237,102
 2.53   Garden                    190,354           12/31/2005           217,684            12/31/2006       226,665
 2.54   Garden                    197,611           12/31/2005           223,864            12/31/2006       235,349
 2.55   Garden                    237,110           12/31/2005           268,868            12/31/2006       283,694
 2.56   Garden                    176,022           12/31/2005           235,524            12/31/2006       248,984
 2.57   Garden                    248,041           12/31/2005           243,376            12/31/2006       255,228
 2.58   Garden                    177,938           12/31/2005           213,999            12/31/2006       233,861
 2.59   Garden                    218,175           12/31/2005           258,921            12/31/2006       267,725
 2.60   Garden                    300,684           12/31/2005           218,410            12/31/2006       219,819
 2.61   Garden                    164,849           12/31/2005           195,873            12/31/2006       206,743
 2.62   Garden                    212,523           12/31/2005           195,726            12/31/2006       202,933
 2.63   Garden                    143,632           12/31/2005           171,676            12/31/2006       204,112
 2.64   Garden                    190,723           12/31/2005           182,317            12/31/2006       194,707
 2.65   Garden                    188,420           12/31/2005           224,837            12/31/2006       229,596
 2.66   Garden                    219,136           12/31/2005           195,798            12/31/2006       193,103
 2.67   Garden                    146,089           12/31/2005           180,408            12/31/2006       196,023
 2.68   Garden                    214,427           12/31/2005           207,170            12/31/2006       208,749
 2.69   Garden                    171,969           12/31/2005           159,223            12/31/2006       185,260
 2.70   Garden                    148,441           12/31/2005           183,478            12/31/2006       210,374
 2.71   Garden                    139,474           12/31/2005           173,415            12/31/2006       182,885
 2.72   Garden                    136,446           12/31/2005           161,437            12/31/2006       169,973
 2.73   Garden                    148,606           12/31/2005           165,749            12/31/2006       169,023
 2.74   Garden                    130,367           12/31/2005           133,864            12/31/2006       144,899
 2.75   Garden                    172,796           12/31/2005           176,127            12/31/2006       193,290
 2.76   Garden                    138,604           12/31/2005           138,157            12/31/2006       140,075
 2.77   Garden                     68,485           12/31/2005           117,560            12/31/2006       123,936
 2.78   Garden                    174,717           12/31/2005           144,339            12/31/2006       156,392
 2.79   Garden                     74,538           12/31/2005            82,247            12/31/2006        84,213
  3     Regional Mall          18,666,703           12/31/2005        20,170,274            12/31/2006    19,901,417
  4     Various                                                                                           59,546,991
 4.01   Suburban                                                                                           9,802,112
 4.02   Suburban                                                                                           7,410,605
 4.03   Suburban                                                                                           4,255,466
 4.04   Suburban                                                                                           4,501,476
 4.05   Urban                                                                                              4,542,245
 4.06   Suburban                                                                                           3,210,772
 4.07   Office/Retail                                                                                      3,262,998
 4.08   Suburban                                                                                           2,671,869
 4.09   Suburban                                                                                           3,023,411
 4.10   Suburban                                                                                           2,666,112
 4.11   Suburban                                                                                           2,587,275
 4.12   Suburban                                                                                           1,300,263
 4.13   Suburban                                                                                           2,109,581
 4.14   Unanchored                                                                                         1,665,047
 4.15   Suburban                                                                                           2,211,496
 4.16   Suburban                                                                                           1,030,254
 4.17   Suburban                                                                                             827,904
 4.18   Suburban                                                                                           1,195,756
 4.19   Suburban                                                                                           1,272,349
  5     Anchored                                                                                          25,165,834
 5.01   Anchored                                                                                           5,079,488
 5.02   Anchored                                                                                           3,286,477
 5.03   Anchored                                                                                           3,121,801
 5.04   Anchored                                                                                           2,914,387
 5.05   Anchored                                                                                           2,657,895
 5.06   Anchored                                                                                           2,060,769
 5.07   Anchored                                                                                           1,905,687
 5.08   Anchored                                                                                           1,685,757
 5.09   Anchored                                                                                             979,198
 5.10   Anchored                                                                                             773,485
 5.11   Anchored                                                                                             700,893
        Self Storage           15,148,893            3/31/2005        15,386,025             3/31/2006    15,338,183
  6     Self Storage            3,830,649            3/31/2005         3,911,850             3/31/2006     3,990,937
 6.01   Self Storage              861,358            3/31/2005         1,053,791             3/31/2006     1,082,443
 6.02   Self Storage              692,069            3/31/2005           751,528             3/31/2006       725,796
 6.03   Self Storage              798,535            3/31/2005           754,568             3/31/2006       709,634
 6.04   Self Storage              756,233            3/31/2005           605,294             3/31/2006       652,199
 6.05   Self Storage              335,387            3/31/2005           377,404             3/31/2006       434,753
 6.06   Self Storage              387,068            3/31/2005           369,265             3/31/2006       386,112
  7     Self Storage            4,111,777            3/31/2005         4,030,581             3/31/2006     3,830,165
 7.01   Self Storage            1,889,356            3/31/2005         1,906,580             3/31/2006     1,806,795
 7.02   Self Storage              470,594            3/31/2005           488,478             3/31/2006       482,106
 7.03   Self Storage              448,550            3/31/2005           455,957             3/31/2006       421,273
 7.04   Self Storage              658,886            3/31/2005           475,215             3/31/2006       417,726
 7.05   Self Storage              428,158            3/31/2005           413,812             3/31/2006       404,528
 7.06   Self Storage              216,233            3/31/2005           290,540             3/31/2006       297,736
  8     Self Storage            3,783,303            3/31/2005         3,894,534             3/31/2006     3,832,688
 8.01   Self Storage            1,181,510            3/31/2005         1,173,076             3/31/2006     1,050,912
 8.02   Self Storage              428,667            3/31/2005           470,016             3/31/2006       509,657
 8.03   Self Storage              529,798            3/31/2005           517,506             3/31/2006       490,046
 8.04   Self Storage              431,403            3/31/2005           438,071             3/31/2006       442,891
 8.05   Self Storage              204,176            3/31/2005           251,202             3/31/2006       292,054
 8.06   Self Storage              241,615            3/31/2005           248,442             3/31/2006       254,247
 8.07   Self Storage              238,592            3/31/2005           250,714             3/31/2006       231,199
 8.08   Self Storage              177,212            3/31/2005           181,360             3/31/2006       186,834
 8.09   Self Storage              117,558            3/31/2005           183,462             3/31/2006       193,829
 8.10   Self Storage              232,773            3/31/2005           180,686             3/31/2006       181,018
  9     Self Storage            3,423,163            3/31/2005         3,549,059             3/31/2006     3,684,393
 9.01   Self Storage              511,245            3/31/2005           559,574             3/31/2006       545,115
 9.02   Self Storage              471,497            3/31/2005           506,394             3/31/2006       541,906
 9.03   Self Storage              431,528            3/31/2005           425,677             3/31/2006       454,765
 9.04   Self Storage              437,529            3/31/2005           481,561             3/31/2006       462,838
 9.05   Self Storage              368,478            3/31/2005           436,099             3/31/2006       435,425
 9.06   Self Storage              297,600            3/31/2005           283,927             3/31/2006       316,897
 9.07   Self Storage              224,743            3/31/2005           245,760             3/31/2006       316,030
 9.08   Self Storage              287,222            3/31/2005           262,338             3/31/2006       259,978
 9.09   Self Storage              306,527            3/31/2005           260,205             3/31/2006       250,229
 9.10   Self Storage               86,796            3/31/2005            87,525             3/31/2006       101,211
  10    Garden                                                         9,609,727            12/31/2006     9,662,804
10.01   Garden                                                         1,266,927            12/31/2006     1,292,176
10.02   Garden                                                         1,064,705            12/31/2006     1,097,033
10.03   Garden                                                         1,105,810            12/31/2006     1,106,775
10.04   Garden                                                         1,025,078            12/31/2006     1,020,327
10.05   Garden                                                         1,125,415            12/31/2006     1,079,639
10.06   Garden                                                           870,715            12/31/2006       856,462
10.07   Garden                                                           859,393            12/31/2006       828,146
10.08   Garden                                                           747,854            12/31/2006       844,490
10.09   Garden                                                           778,922            12/31/2006       793,675
10.10   Garden                                                           410,089            12/31/2006       402,178
10.11   Garden                                                           354,819            12/31/2006       341,903
  11    Regional Mall          14,098,923           12/31/2005        14,494,751            12/31/2006    14,562,736
  12    Urban
  13    Industrial/Office       2,661,755           12/31/2004         2,517,780            12/31/2005     4,455,269
13.01   Industrial/Office       2,110,255           12/31/2004         1,813,617            12/31/2005     3,422,071
13.02   Industrial/Office         551,500           12/31/2004           704,163            12/31/2005     1,033,198
  14    Urban                  12,337,899           12/31/2005        12,129,394            12/31/2006    16,911,288
  15    Manufactured Housing    3,526,026           12/31/2004         3,838,252            12/31/2005     4,006,308
15.01   Manufactured Housing
15.02   Manufactured Housing
  16    Suburban
  17    Full Service            3,679,206           12/31/2005         3,086,896            12/31/2006     3,097,613
  18    Anchored
  19    Suburban                3,114,247           12/31/2004         3,338,648            12/31/2005     3,338,754
  20    Student Housing                                                                                    2,973,380
20.01   Student Housing
20.02   Student Housing
20.03   Student Housing
20.04   Student Housing
20.05   Student Housing
20.06   Student Housing
20.07   Student Housing
20.08   Student Housing
20.09   Student Housing
20.10   Student Housing
  21    CBD
  22    Warehouse               1,589,762           12/31/2004         1,599,598            12/31/2005     2,164,904
  23    Full Service            2,568,714           12/31/2005         2,716,351            12/31/2006     2,769,238
  24    Anchored                2,185,567           12/31/2004         2,225,088            12/31/2005     2,287,930
  25    Anchored                2,252,044           12/31/2005         2,313,751            12/31/2006     2,325,160
        Various                 1,145,687                              1,950,210                           3,376,420
  26    Full Service            1,145,687           12/31/2005         1,030,182            12/31/2006     1,105,110
  27    Full Service                                                     920,028            12/31/2006     1,267,592
  28    Limited Service                                                                                    1,003,718
  29    Anchored                                                       1,127,553            12/31/2005     1,654,462
  30    Student Housing         2,306,916           12/31/2004         2,124,954            12/31/2005     2,155,680
  31    Limited Service         2,299,836           12/31/2005         2,552,854            12/31/2006     2,420,654
  32    Student Housing         1,830,827           12/31/2005         1,637,686            12/31/2006     1,668,936
  33    Garden                  1,620,369           12/31/2005         1,666,856            12/31/2006     1,745,961
  34    Garden                  1,460,879           12/31/2005         1,572,156            12/31/2006     1,585,152
  35    Shadow Anchored         1,469,361           12/31/2004         1,464,169            12/31/2005     1,482,667
  36    Suburban
  37    Manufactured Housing    1,353,287           12/31/2005         1,453,803            12/31/2006     1,488,894
  38    Student Housing         1,519,140           12/31/2005         1,437,508            12/31/2006     1,487,016
  39    Garden
  40    Single Tenant
  44    Manufactured Housing    1,326,158           12/31/2005         1,589,460            12/31/2006     1,602,256
  45    Full Service            2,028,966           12/31/2005         2,871,595            12/31/2006     3,089,487
  46    Garden                    877,126           12/31/2005         1,178,240            12/31/2006     1,206,428
46.01   Garden                    189,147           12/31/2005           313,157            12/31/2006       417,359
46.02   Garden                    543,352           12/31/2005           525,723            12/31/2006       522,078
46.03   Garden
46.04   Garden                     53,261           12/31/2005           144,457            12/31/2006       142,918
46.05   Garden                     96,524           12/31/2005           194,899            12/31/2006       211,521
  47    Suburban                1,598,612           12/31/2004         1,533,847            12/31/2005     1,544,313
  48    Anchored                1,476,617           12/31/2004         1,701,877            12/31/2005     1,539,873
  49    Free Standing
49.01   Free Standing
49.02   Free Standing
49.03   Free Standing
49.04   Free Standing
49.05   Free Standing
49.06   Free Standing
49.07   Free Standing
49.08   Free Standing
49.09   Free Standing
49.10   Free Standing
49.11   Free Standing
49.12   Free Standing
49.13   Free Standing
49.14   Free Standing
49.15   Free Standing
49.16   Free Standing
49.17   Free Standing
49.18   Free Standing
  50    Student Housing         1,072,689           12/31/2005         1,311,088            12/31/2006     1,318,440
  51    Garden                  1,162,048           12/31/2005         1,347,720            12/31/2006     1,393,325
  52    Garden
  53    Unanchored              1,123,148           12/31/2005         1,506,737            12/31/2006     1,603,966
53.01   Unanchored
53.02   Unanchored
  54    Garden                  1,170,496           12/31/2005         1,250,362            12/31/2006     1,349,240
  55    Medical                 1,594,467           12/31/2005         1,648,420            12/31/2006     1,638,815
  56    Anchored
  57    Full Service            1,424,213           12/31/2005         1,750,780            12/31/2006     2,027,168
  58    Anchored                1,074,824           12/31/2005         1,123,575            12/31/2006     1,287,366
  59    Suburban                  641,123           12/31/2005         1,109,940            12/31/2006     1,049,871
  60    Suburban
  61    Single Tenant
  62    Student Housing         1,279,596           12/31/2005         1,208,629            12/31/2006     1,220,625
  63    Anchored                 -101,607           12/31/2004          -223,322            12/31/2005      -374,961
  64    Suburban                1,253,306           12/31/2005         1,250,995            12/31/2006     1,238,683
  65    Garden                  1,060,830           12/31/2005         1,222,107            12/31/2006     1,322,827
  66    Suburban                                                         891,312            12/31/2005       993,332
  67    Anchored
  68    Anchored                                                         394,011            12/31/2005       448,081
  69    Anchored
  70    Unanchored              1,175,501           12/31/2005         1,226,247            12/31/2006     1,204,650
  71    Limited Service         1,311,445           12/31/2005         1,458,046            12/31/2006     1,447,486
  72    CBD                     1,341,868           12/31/2005         1,116,571            12/31/2006     1,001,054
  73    Full Service              724,186           12/31/2005         1,097,098            12/31/2006     1,216,450
  74    Student Housing           508,711           12/31/2005           900,918            12/31/2006       912,323
  75    Garden                                                                                               641,011
  76    Medical                 1,009,355           12/31/2004           798,655            12/31/2005       764,772
  77    Suburban
  78    Retail/Multifamily      1,175,965           12/31/2005         1,261,903            12/31/2006     1,223,908
  79    Manufactured Housing      597,544           12/31/2004           632,808            12/31/2005       742,358
  80    Anchored                                                         894,504            12/31/2005       799,254
  81    Manufactured Housing      533,687           12/31/2005           652,467            12/31/2006       608,014
  82    Garden                    740,198           12/31/2005           795,110            12/31/2006       864,225
  83    Single Tenant
  84    Office/Retail             712,344           12/31/2004           751,613            12/31/2005       830,147
84.01   Office/Retail
84.02   Office/Retail
  85    Manufactured Housing      520,428           12/31/2004           590,368            12/31/2005       602,555
  86    Flex
  87    Garden                                                           128,158            12/31/2006       292,874
  88    Flex Office
  89    Unanchored                562,630           12/31/2005           701,550            12/31/2006       735,604
  90    Limited Service                                                1,257,012            12/31/2006     1,202,287
  91    Limited Service           729,968           12/31/2005           790,505            12/31/2006       842,641
  92    Limited Service           885,447           12/31/2005           984,423            12/31/2006       998,383
  93    Full Service              433,761           12/31/2005         1,278,455            12/31/2006     1,368,267
  94    Anchored                  619,852           12/31/2005           652,737            12/31/2006       636,647
  95    Shadow Anchored
  96    Anchored
  97    Limited Service         1,449,330           12/31/2004         1,504,327            12/31/2005     1,408,541
  98    Suburban                  729,384           12/31/2005           776,685            12/31/2006       751,378
  99    Anchored                  474,175           12/31/2005           883,631            12/31/2006       824,756
 100    Shadow Anchored           489,525           12/31/2005           585,392            12/31/2006       596,780
 101    Self Storage              998,783           12/31/2005         1,063,588            12/31/2006     1,096,966
101.01  Self Storage              749,309           12/31/2005           789,848            12/31/2006       818,233
101.02  Self Storage              249,474           12/31/2005           273,740            12/31/2006       280,387
 102    Suburban
 103    Garden                    789,593           12/31/2004           751,711            12/31/2005       788,649
 104    Anchored                  525,983           12/31/2005           550,591            12/31/2006       623,039
 105    Suburban                  868,132           12/31/2005         1,024,273            12/31/2006     1,116,665
 106    Warehouse
 107    Medical                   707,629           12/31/2004           741,664            12/31/2005       752,717
 108    Single Tenant                                                    770,436            12/31/2005     1,190,727
 109    Garden                    466,658           12/31/2005           694,016            12/31/2006       732,232
109.01  Garden
109.02  Garden
 110    Limited Service           490,939           12/31/2005           575,024            12/31/2006       806,536
 111    Shadow Anchored           582,710           12/31/2004           615,827            12/31/2005       590,179
 112    Various                   584,636           12/31/2004           625,096            12/31/2005       684,908
112.01  Unanchored
112.02  Suburban
 113    Single Tenant             980,455           12/31/2005           980,455            12/31/2006     1,005,126
 114    Limited Service           888,899           12/31/2005           678,884            12/31/2006       716,654
 115    Anchored                  472,589           12/31/2005           479,342            12/31/2006       506,459
 116    Full Service              938,897           12/31/2005           948,698            12/31/2006       963,120
 117    Free Standing                                                    876,967  12/31/2005 (T-4 Ann)       884,323
117.01  Free Standing                                                    103,111  12/31/2005 (T-4 Ann)       103,976
117.02  Free Standing                                                    103,111  12/31/2005 (T-4 Ann)       103,976
117.03  Free Standing                                                     98,007  12/31/2005 (T-4 Ann)        98,829
117.04  Free Standing                                                     93,738  12/31/2005 (T-4 Ann)        94,524
117.05  Free Standing                                                     85,301  12/31/2005 (T-4 Ann)        86,017
117.06  Free Standing                                                     84,364  12/31/2005 (T-4 Ann)        85,072
117.07  Free Standing                                                     84,364  12/31/2005 (T-4 Ann)        85,072
117.08  Free Standing                                                     79,677  12/31/2005 (T-4 Ann)        80,345
117.09  Free Standing                                                     74,990  12/31/2005 (T-4 Ann)        75,619
117.10  Free Standing                                                     70,303  12/31/2005 (T-4 Ann)        70,893
 118    Suburban                                                         832,652            12/31/2005       820,086
 119    Medical                   516,538           12/31/2004           496,129            12/31/2005       614,927
 120    Suburban                  388,775           12/31/2005           378,317            12/31/2006       420,047
 121    Single Tenant
 122    Flex                      734,860           12/31/2004           700,573            12/31/2005       504,908
 123    Single Tenant
 124    Unanchored                                                       449,449            12/31/2005       560,439
 125    Single Tenant
 126    Unanchored                525,706           12/31/2005           552,933            12/31/2006       531,533
 127    Garden                    336,556           12/31/2005           571,892            12/31/2006       603,599
 128    Manufactured Housing      364,009           12/31/2004           405,426            12/31/2005       409,506
 129    Shadow Anchored
 130    Limited Service           673,000           12/31/2005           780,626            12/31/2006       807,050
 131    Flex Office                                                      131,960            12/31/2006       145,149
 132    Single Tenant                                                                                        300,000
 133    Unanchored                164,723           12/31/2005           337,869            12/31/2006       365,279
 134    Unanchored                418,769           12/31/2005           469,168            12/31/2006       471,796
 135    Manufactured Housing                                             410,773            12/31/2005       423,774
 136    Full Service              639,057           12/31/2005           708,910            12/31/2006       682,800
 137    Garden                    394,691           12/31/2005           499,335            12/31/2006       451,745
 138    Shadow Anchored
 139    Flex                      136,175           12/31/2005           311,219            12/31/2006       357,508
 140    Unanchored
 141    Self Storage              356,296           12/31/2005           388,597            12/31/2006       404,975
 142    Limited Service           516,339           12/31/2005           533,617            12/31/2006       642,468
 143    Manufactured Housing      760,028           12/31/2004           773,555            12/31/2005       637,658
143.01  Manufactured Housing      488,270           12/31/2004           461,698            12/31/2005       516,283
143.02  Manufactured Housing      271,758           12/31/2004           311,857            12/31/2005       121,375
 144    Single Tenant
 145    Unanchored                360,261           12/31/2004           375,874            12/31/2005       339,482
 146    Limited Service           461,502           12/31/2005           556,248            12/31/2006       597,899
 147    Anchored                  385,675           12/31/2004           534,933            12/31/2005       708,044
 148    Self Storage              364,765           12/31/2005           440,741            12/31/2006       453,511
 149    Garden                    149,963           12/31/2005           312,770            12/31/2006       463,060
 150    Garden                    432,972           12/31/2005           439,250            12/31/2006       458,844
 151    Unanchored
 152    Anchored                  487,565           12/31/2004           559,064            12/31/2005       582,419
 153    Free Standing
 154    Unanchored
 155    Full Service              485,707           12/31/2005           612,853     12/31/2006 (Ann.)       631,983
 156    Unanchored                                                       197,772            12/31/2006       315,126
 157    Manufactured Housing      313,420           12/31/2005           346,820            12/31/2006       343,521
 158    Office/Retail             323,463           12/31/2004           368,457            12/31/2005       408,981
 159    Limited Service                                                  675,660            12/31/2006       153,617
 160    Anchored                  285,734           12/31/2005           329,676            12/31/2006       348,758
 161    Suburban                  410,376           12/31/2005           419,839            12/31/2006       430,722
 162    Garden                    348,622           12/31/2005           387,415            12/31/2006       414,236
 163    Limited Service           397,686           12/31/2005           721,562            12/31/2006       519,411
 164    Single Tenant             176,445           12/31/2004           480,000            12/31/2005       480,000
 165    Shadow Anchored           180,838           12/31/2005           266,983            12/31/2006       245,241
 166    Suburban                  346,485           12/31/2005           339,987            12/31/2006       307,367
 167    Single Tenant
 168    Flex Office
 169    Suburban                   89,505           12/31/2004           239,854            12/31/2005       228,419
 170    Single Tenant
 171    Unanchored                300,127           12/31/2005           342,807            12/31/2006       357,747
 172    Garden
172.01  Garden
172.02  Garden
172.03  Garden
172.04  Garden
 173    Self Storage                                                     301,369            12/31/2005       340,169
 174    Unanchored                250,965           12/31/2005           373,224            12/31/2006       402,048
 175    Single Tenant                                                                                        320,120
 176    Single Tenant
 177    Unanchored                125,110           12/31/2005           222,445            12/31/2006       254,574
 179    Suburban                  334,199           12/31/2005           306,954            12/31/2006       303,419
 180    Garden                                                           121,689            12/31/2006       218,481
 181    Warehouse
 182    Unanchored                                                                                           171,232
 183    Student Housing           278,002           12/31/2005           363,700            12/31/2006       354,458
183.01  Student Housing           227,639           12/31/2005           297,812            12/31/2006       290,245
183.02  Student Housing            50,363           12/31/2005            65,888            12/31/2006        64,213
 184    Single Tenant
 185    Single Tenant
 186    Warehouse                 201,602           12/31/2005           197,391            12/31/2006       202,940
 187    Unanchored
 188    Unanchored                396,082           12/31/2004           421,210            12/31/2005       398,188
 189    Garden                    222,621           12/31/2005           247,910            12/31/2006       258,396
 190    Garden                    284,712           12/31/2005           290,229            12/31/2006       289,232
 191    Single Tenant
191.01  Single Tenant
191.02  Single Tenant
 192    Garden                                                                                               260,956
 193    Warehouse                 270,063           12/31/2004           422,993            12/31/2005       426,199
193.01  Warehouse                 133,081           12/31/2004           160,020            12/31/2005       173,803
193.02  Warehouse                  39,137           12/31/2004            98,650            12/31/2005        96,600
193.03  Warehouse                  55,836           12/31/2004            95,739            12/31/2005        97,602
193.04  Warehouse                  42,009           12/31/2004            68,584            12/31/2005        58,193
 194    Medical                   275,607           12/31/2005           305,674            12/31/2006       301,525
 195    Manufactured Housing       40,257           12/31/2004            58,689            12/31/2005       138,188
 196    Unanchored                229,781           12/31/2005           177,282            12/31/2006       162,843
 197    Self Storage              174,819           12/31/2005           234,646            12/31/2006       234,655
 198    Manufactured Housing                                             171,579            12/31/2005       190,814
 199    Single Tenant
 201    Flex                                                                                                 109,789
 202    Unanchored                                                                                           385,015
 203    Garden                    213,303           12/31/2005           219,150            12/31/2006       217,683
 204    Shadow Anchored
 205    Light                     254,905           12/31/2005           240,571            12/31/2006       213,424
 206    Flex
 207    Suburban                                                                                             239,149
 208    Suburban                   74,291           12/31/2005           247,213            12/31/2006       208,049
 209    Anchored                                                         247,182            12/31/2005       248,568
 210    Shadow Anchored                                                                                      136,829
 211    Unanchored                185,912           12/31/2005           164,395            12/31/2006       160,864
 212    Free Standing
212.01  Free Standing
212.02  Free Standing
 214    Free Standing
 215    Medical
 216    Manufactured Housing      100,844           12/31/2005           313,027            12/31/2006       310,542
 217    Self Storage              327,617           12/31/2005           402,406            12/31/2006       456,139
 218    Suburban
 219    Suburban                                                                                             298,142
 220    Speciality                325,825           12/31/2004           316,952            12/31/2005       364,984
 221    Free Standing
 222    Single Tenant
 223    Self Storage              219,816           12/31/2005           174,022            12/31/2006       207,031
 224    Suburban                  164,250           12/31/2004           184,822            12/31/2005       200,900
 225    Unanchored                                                       194,535            12/31/2005       231,729
 226    Manufactured Housing      162,936           12/31/2004           179,078            12/31/2005       180,480
 227    Light                     210,406           12/31/2004           212,151            12/31/2005       273,399
 228    Warehouse                                                                                            214,780
 229    Unanchored                                                                                           189,926
 230    Suburban
 231    Self Storage              233,682           12/31/2005           252,586            12/31/2006       264,940
 232    Anchored                  183,975           12/31/2005           211,492            12/31/2006       197,957
 233    Free Standing             133,296           12/31/2004           141,678 11/30/2005 (T-11 Ann.)      159,379
 234    Free Standing
 235    Suburban
 236    Garden                    207,938           12/31/2005           211,009            12/31/2006       202,594
 237    Shadow Anchored
 238    Shadow Anchored
 239    Self Storage              142,419           12/31/2005           148,597            12/31/2006       144,239
 240    Free Standing
 241    Urban
 242    Garden                    185,884           12/31/2005           191,326            12/31/2006       185,344
 243    Single Tenant
 244    Urban                     236,760           12/31/2004           238,274            12/31/2005       235,005
 245    Medical                                                                                              162,571
 246    Self Storage              155,572           12/31/2005           152,472            12/31/2006       133,416
 247    Suburban                                                         211,952            12/31/2006       159,915
 248    Free Standing
 249    Self Storage              114,624           12/31/2005           146,190            12/31/2006       120,179
 250    Suburban                                                                                              53,844
 251    Unanchored                                                       194,397            12/31/2005       218,663
 252    Unanchored
 253    Shadow Anchored                                                  180,379            12/31/2005       182,407
 254    Shadow Anchored
 255    Garden                    127,146           12/31/2004           150,935            12/31/2005       127,844
 256    Garden                    154,744           12/31/2005            88,223            12/31/2006       127,288
 257    Unanchored                118,667           12/31/2005           110,474            12/31/2006       120,179
 258    Garden
 259    Unanchored                123,507           12/31/2005           141,931            12/31/2006       104,488
 260    Manufactured Housing      165,149           12/31/2004           179,819            12/31/2005       187,231
 261    Light                     131,670           12/31/2005           129,520            12/31/2006       132,070
 262    Self Storage                                                     115,447            12/31/2005       174,762
 263    Flex                                                                                                 174,000
 264    Garden                                                                                                98,600
 265    Garden                     26,477           12/31/2005            91,378            12/31/2006        88,494
 266    Shadow Anchored
 267    Single Tenant
 268    Low Rise                  114,399           12/31/2004           125,141            12/31/2005       150,570
 269    Office/Retail                                                     48,058            12/31/2006        66,743
 270    Free Standing
 271    Light

                                                                                                                    CUT-OFF
            MOST RECENT                                                 UW                   UW                      DATE
LOAN #       NOI DATE         UW REVENUES   UW EXPENSES  UW NOI ($)  NCF ($)(2)    DSCR (X)(2)(3)(4)(6)(7)(11)  LTV (%)(3)(5)(7)
------------------------------------------------------------------------------------------------------------------------------------

  1         3/31/2007 (T-12)    54,570,392  20,582,578   33,987,814  31,917,174             1.17                     77.5
 1.01       3/31/2007 (T-12)     1,549,193     582,262      966,931     903,491
 1.02       3/31/2007 (T-12)     1,275,193     370,751      904,442     854,782
 1.03       3/31/2007 (T-12)     1,574,889     705,199      869,690     813,790
 1.04       3/31/2007 (T-12)     1,339,582     484,748      854,834     821,814
 1.05       3/31/2007 (T-12)     1,211,814     433,754      778,060     739,840
 1.06       3/31/2007 (T-12)     1,175,573     454,257      721,316     685,176
 1.07       3/31/2007 (T-12)     1,303,691     567,953      735,738     674,378
 1.08       3/31/2007 (T-12)     1,160,940     463,329      697,611     645,611
 1.09       3/31/2007 (T-12)     1,045,725     333,546      712,179     679,939
 1.10       3/31/2007 (T-12)     1,241,651     480,016      761,635     707,555
 1.11       3/31/2007 (T-12)     1,091,345     419,969      671,376     626,396
 1.12       3/31/2007 (T-12)     1,057,516     372,887      684,629     641,729
 1.13       3/31/2007 (T-12)       880,232     311,446      568,786     537,326
 1.14       3/31/2007 (T-12)       949,246     336,051      613,195     564,835
 1.15       3/31/2007 (T-12)       841,232     303,456      537,776     511,516
 1.16       3/31/2007 (T-12)       849,804     294,767      555,037     523,837
 1.17       3/31/2007 (T-12)       945,658     405,069      540,589     507,309
 1.18       3/31/2007 (T-12)       794,067     287,023      507,044     482,604
 1.19       3/31/2007 (T-12)       830,899     290,255      540,644     514,904
 1.20       3/31/2007 (T-12)       856,557     324,202      532,355     505,835
 1.21       3/31/2007 (T-12)       901,783     304,350      597,433     568,573
 1.22       3/31/2007 (T-12)       801,579     298,718      502,861     469,321
 1.23       3/31/2007 (T-12)       846,709     328,263      518,446     481,266
 1.24       3/31/2007 (T-12)       905,904     390,711      515,193     474,373
 1.25       3/31/2007 (T-12)       774,417     287,767      486,650     453,370
 1.26       3/31/2007 (T-12)       694,380     215,075      479,305     452,005
 1.27       3/31/2007 (T-12)       773,926     303,070      470,856     447,976
 1.28       3/31/2007 (T-12)       757,245     287,819      469,426     444,206
 1.29       3/31/2007 (T-12)       779,627     286,742      492,885     458,825
 1.30       3/31/2007 (T-12)       775,501     329,263      446,238     411,398
 1.31       3/31/2007 (T-12)       777,416     290,441      486,975     456,555
 1.32       3/31/2007 (T-12)       765,657     297,449      468,208     437,008
 1.33       3/31/2007 (T-12)       783,558     332,553      451,005     419,545
 1.34       3/31/2007 (T-12)       721,452     257,679      463,773     437,253
 1.35       3/31/2007 (T-12)       598,455     232,429      366,026     341,586
 1.36       3/31/2007 (T-12)       655,741     211,735      444,006     420,866
 1.37       3/31/2007 (T-12)       682,098     227,830      454,268     435,548
 1.38       3/31/2007 (T-12)       601,977     222,700      379,277     361,857
 1.39       3/31/2007 (T-12)       677,121     261,079      416,042     393,422
 1.40       3/31/2007 (T-12)       708,001     303,850      404,151     372,951
 1.41       3/31/2007 (T-12)       645,395     306,255      339,140     314,440
 1.42       3/31/2007 (T-12)       549,158     145,416      403,742     385,022
 1.43       3/31/2007 (T-12)       548,426     190,370      358,056     339,336
 1.44       3/31/2007 (T-12)       545,755     204,082      341,673     325,293
 1.45       3/31/2007 (T-12)       528,779     209,903      318,876     299,376
 1.46       3/31/2007 (T-12)       501,388     161,505      339,883     318,303
 1.47       3/31/2007 (T-12)       551,747     191,255      360,492     338,912
 1.48       3/31/2007 (T-12)       498,986     192,476      306,510     288,830
 1.49       3/31/2007 (T-12)       586,264     245,203      341,061     323,381
 1.50       3/31/2007 (T-12)       572,829     229,006      343,823     319,643
 1.51       3/31/2007 (T-12)       511,440     164,705      346,735     327,495
 1.52       3/31/2007 (T-12)       500,192     166,564      333,628     312,828
 1.53       3/31/2007 (T-12)       567,422     215,243      352,179     328,779
 1.54       3/31/2007 (T-12)       447,301     143,174      304,127     284,107
 1.55       3/31/2007 (T-12)       510,164     184,711      325,453     310,893
 1.56       3/31/2007 (T-12)       463,028     144,610      318,418     298,398
 1.57       3/31/2007 (T-12)       480,136     182,080      298,056     278,036
 1.58       3/31/2007 (T-12)       482,725     214,945      267,780     249,580
 1.59       3/31/2007 (T-12)       506,859     207,376      299,483     278,683
 1.60       3/31/2007 (T-12)       433,458     137,210      296,248     278,828
 1.61       3/31/2007 (T-12)       399,157     101,796      297,361     283,321
 1.62       3/31/2007 (T-12)       474,853     182,823      292,030     273,050
 1.63       3/31/2007 (T-12)       480,609     203,631      276,978     258,258
 1.64       3/31/2007 (T-12)       466,821     167,612      299,209     279,449
 1.65       3/31/2007 (T-12)       503,604     197,989      305,615     286,895
 1.66       3/31/2007 (T-12)       481,790     220,425      261,365     243,685
 1.67       3/31/2007 (T-12)       403,169     150,612      252,557     238,777
 1.68       3/31/2007 (T-12)       430,156     149,926      280,230     264,890
 1.69       3/31/2007 (T-12)       406,946     172,292      234,654     219,054
 1.70       3/31/2007 (T-12)       422,163     186,628      235,535     218,115
 1.71       3/31/2007 (T-12)       347,553     126,624      220,929     205,849
 1.72       3/31/2007 (T-12)       389,239     151,699      237,540     221,160
 1.73       3/31/2007 (T-12)       390,630     182,664      207,966     191,326
 1.74       3/31/2007 (T-12)       340,157     139,259      200,898     185,298
 1.75       3/31/2007 (T-12)       305,968     121,941      184,027     171,027
 1.76       3/31/2007 (T-12)       318,186     117,150      201,036     187,776
 1.77       3/31/2007 (T-12)       325,847     150,035      175,812     159,692
 1.78       3/31/2007 (T-12)       294,738     132,914      161,824     148,824
  2         3/31/2007 (T-12)    47,098,610  17,928,647   29,169,963  27,385,323             1.17                     77.3
 2.01       3/31/2007 (T-12)     1,379,164     380,347      998,817     959,297
 2.02       3/31/2007 (T-12)     1,489,961     525,195      964,766     911,726
 2.03       3/31/2007 (T-12)     1,494,040     589,861      904,179     838,139
 2.04       3/31/2007 (T-12)     1,113,828     411,963      701,865     670,665
 2.05       3/31/2007 (T-12)     1,111,828     437,932      673,896     646,596
 2.06       3/31/2007 (T-12)     1,089,391     414,304      675,087     649,607
 2.07       3/31/2007 (T-12)       821,788     213,356      608,432     582,172
 2.08       3/31/2007 (T-12)       776,024     210,047      565,977     536,597
 2.09       3/31/2007 (T-12)       896,944     353,318      543,626     514,506
 2.10       3/31/2007 (T-12)       849,633     348,753      500,880     473,320
 2.11       3/31/2007 (T-12)       785,292     318,357      466,935     438,075
 2.12       3/31/2007 (T-12)       801,396     313,003      488,393     452,513
 2.13       3/31/2007 (T-12)       779,556     265,916      513,640     484,000
 2.14       3/31/2007 (T-12)       816,301     309,974      506,327     476,427
 2.15       3/31/2007 (T-12)       803,026     276,916      526,110     493,350
 2.16       3/31/2007 (T-12)       830,385     344,043      486,342     458,262
 2.17       3/31/2007 (T-12)       696,066     225,407      470,659     445,959
 2.18       3/31/2007 (T-12)       786,386     281,250      505,136     476,016
 2.19       3/31/2007 (T-12)       603,087     146,425      456,662     439,242
 2.20       3/31/2007 (T-12)       700,933     257,387      443,546     410,526
 2.21       3/31/2007 (T-12)       708,660     232,641      476,019     447,419
 2.22       3/31/2007 (T-12)       684,728     271,217      413,511     390,891
 2.23       3/31/2007 (T-12)       667,721     278,123      389,598     363,858
 2.24       3/31/2007 (T-12)       784,337     327,376      456,961     422,901
 2.25       3/31/2007 (T-12)       612,294     229,264      383,030     364,310
 2.26       3/31/2007 (T-12)       629,335     258,859      370,476     354,096
 2.27       3/31/2007 (T-12)       639,599     256,862      382,737     359,077
 2.28       3/31/2007 (T-12)       750,922     340,185      410,737     371,997
 2.29       3/31/2007 (T-12)       614,830     238,738      376,092     355,032
 2.30       3/31/2007 (T-12)       643,555     275,966      367,589     348,869
 2.31       3/31/2007 (T-12)       615,362     250,254      365,108     340,148
 2.32       3/31/2007 (T-12)       694,235     328,603      365,632     331,052
 2.33       3/31/2007 (T-12)       614,004     264,309      349,695     319,795
 2.34       3/31/2007 (T-12)       549,262     150,568      398,694     377,894
 2.35       3/31/2007 (T-12)       533,933     176,681      357,252     337,232
 2.36       3/31/2007 (T-12)       625,422     251,146      374,276     348,276
 2.37       3/31/2007 (T-12)       523,144     198,757      324,387     306,187
 2.38       3/31/2007 (T-12)       531,591     182,160      349,431     333,051
 2.39       3/31/2007 (T-12)       493,163     159,514      333,649     315,969
 2.40       3/31/2007 (T-12)       534,184     206,586      327,598     306,018
 2.41       3/31/2007 (T-12)       539,557     222,358      317,199     296,919
 2.42       3/31/2007 (T-12)       527,359     208,386      318,973     297,913
 2.43       3/31/2007 (T-12)       519,537     204,276      315,261     293,941
 2.44       3/31/2007 (T-12)       539,141     218,991      320,150     294,150
 2.45       3/31/2007 (T-12)       530,239     232,151      298,088     280,928
 2.46       3/31/2007 (T-12)       502,002     233,557      268,445     248,685
 2.47       3/31/2007 (T-12)       465,600     156,660      308,940     290,740
 2.48       3/31/2007 (T-12)       449,854     154,941      294,913     280,353
 2.49       3/31/2007 (T-12)       586,404     231,417      354,987     335,487
 2.50       3/31/2007 (T-12)       424,704     133,246      291,458     274,818
 2.51       3/31/2007 (T-12)       365,577     112,791      252,786     237,706
 2.52       3/31/2007 (T-12)       428,196     159,616      268,580     250,120
 2.53       3/31/2007 (T-12)       478,273     205,062      273,211     252,931
 2.54       3/31/2007 (T-12)       469,151     198,315      270,836     250,816
 2.55       3/31/2007 (T-12)       425,027     181,068      243,959     227,839
 2.56       3/31/2007 (T-12)       407,688     173,650      234,038     219,738
 2.57       3/31/2007 (T-12)       473,768     224,127      249,641     230,401
 2.58       3/31/2007 (T-12)       389,323     142,337      246,986     231,126
 2.59       3/31/2007 (T-12)       383,148     110,353      272,795     257,195
 2.60       3/31/2007 (T-12)       529,474     289,393      240,081     207,841
 2.61       3/31/2007 (T-12)       369,251     122,957      246,294     230,694
 2.62       3/31/2007 (T-12)       386,455     156,053      230,402     214,802
 2.63       3/31/2007 (T-12)       411,783     161,477      250,306     233,666
 2.64       3/31/2007 (T-12)       357,263     117,139      240,124     226,864
 2.65       3/31/2007 (T-12)       448,569     179,367      269,202     248,402
 2.66       3/31/2007 (T-12)       358,263     158,232      200,031     181,831
 2.67       3/31/2007 (T-12)       328,150     121,544      206,606     191,786
 2.68       3/31/2007 (T-12)       394,492     140,999      253,493     238,153
 2.69       3/31/2007 (T-12)       379,296     156,144      223,152     207,552
 2.70       3/31/2007 (T-12)       376,112     162,235      213,877     200,357
 2.71       3/31/2007 (T-12)       333,053     123,071      209,982     197,762
 2.72       3/31/2007 (T-12)       362,396     166,503      195,893     180,293
 2.73       3/31/2007 (T-12)       278,829      93,255      185,574     171,534
 2.74       3/31/2007 (T-12)       307,542     129,335      178,207     163,907
 2.75       3/31/2007 (T-12)       367,121     145,699      221,422     205,822
 2.76       3/31/2007 (T-12)       301,670     130,530      171,140     158,140
 2.77       3/31/2007 (T-12)       265,944     115,114      150,830     137,830
 2.78       3/31/2007 (T-12)       315,930     126,141      189,789     177,309
 2.79       3/31/2007 (T-12)       247,159     128,589      118,570     107,910
  3         3/31/2007 (T-12)    28,474,861   8,277,910   20,196,952  19,402,834             1.19                     79.8
  4               12/31/2006   108,269,932  39,427,229   68,842,703  60,329,044             1.43                     79.5
 4.01             12/31/2006    16,642,092   7,215,567    9,426,525   8,260,413
 4.02             12/31/2006    11,156,984   4,055,647    7,101,337   6,428,100
 4.03             12/31/2006    10,294,970   3,781,218    6,513,751   5,700,405
 4.04             12/31/2006     8,915,676   3,616,724    5,298,952   4,697,239
 4.05             12/31/2006     8,970,808   3,090,686    5,880,121   5,154,924
 4.06             12/31/2006     6,809,150   2,457,107    4,352,044   3,636,110
 4.07             12/31/2006     5,257,358   1,620,689    3,636,669   3,339,412
 4.08             12/31/2006     5,653,481   2,410,712    3,242,769   2,752,342
 4.09             12/31/2006     4,060,813   1,049,748    3,011,065   2,736,837
 4.10             12/31/2006     3,702,686     851,788    2,850,898   2,579,816
 4.11             12/31/2006     4,262,204   1,582,144    2,680,061   2,235,686
 4.12             12/31/2006     4,039,812   1,620,061    2,419,751   2,070,721
 4.13             12/31/2006     3,180,257   1,011,574    2,168,682   1,832,377
 4.14             12/31/2006     2,572,414     727,046    1,845,368   1,676,509
 4.15             12/31/2006     3,287,486   1,129,710    2,157,776   1,743,668
 4.16             12/31/2006     3,226,908   1,053,712    2,173,196   1,940,750
 4.17             12/31/2006     2,684,376   1,065,981    1,618,396   1,400,612
 4.18             12/31/2006     1,584,832     338,876    1,245,956   1,134,029
 4.19             12/31/2006     1,967,625     748,239    1,219,386   1,009,094
  5               12/31/2006    34,044,265   9,368,629   24,675,636  23,132,153             1.27                     66.3
 5.01             12/31/2006     6,871,516   1,890,970    4,980,546   4,669,008
 5.02             12/31/2006     4,445,936   1,223,475    3,222,460   3,020,893
 5.03             12/31/2006     4,223,163   1,162,171    3,060,992   2,869,524
 5.04             12/31/2006     3,942,574   1,084,955    2,857,618   2,678,872
 5.05             12/31/2006     3,595,592     989,470    2,606,123   2,443,107
 5.06             12/31/2006     2,787,802     767,174    2,020,627   1,894,235
 5.07             12/31/2006     2,578,007     709,441    1,868,566   1,751,686
 5.08             12/31/2006     2,280,487     627,566    1,652,920   1,549,529
 5.09             12/31/2006     1,324,656     364,532      960,124     900,068
 5.10             12/31/2006     1,046,368     287,950      758,418     710,978
 5.11             12/31/2006       948,166     260,925      687,240     644,253
                   3/31/2007    19,986,392   6,060,320   13,926,072  13,746,858             1.38                     69.2
  6                3/31/2007     5,206,367   1,583,318    3,623,048   3,590,798             1.38                     69.2
 6.01              3/31/2007     1,301,832     343,092      958,740     951,570
 6.02              3/31/2007       888,434     205,422      683,012     678,185
 6.03              3/31/2007       980,655     332,033      648,622     641,550
 6.04              3/31/2007       908,899     326,445      582,454     577,581
 6.05              3/31/2007       588,869     197,443      391,425     386,915
 6.06              3/31/2007       537,678     178,884      358,794     354,997
  7                3/31/2007     4,831,437   1,284,572    3,546,865   3,517,744             1.38                     69.2
 7.01              3/31/2007     2,088,138     393,407    1,694,731   1,682,330
 7.02              3/31/2007       655,457     210,773      444,684     440,532
 7.03              3/31/2007       575,702     174,785      400,917     398,565
 7.04              3/31/2007       617,987     246,899      371,088     368,260
 7.05              3/31/2007       494,922     123,746      371,176     368,073
 7.06              3/31/2007       399,231     134,962      264,269     259,984
  8                3/31/2007     5,049,750   1,617,487    3,432,262   3,371,070             1.38                     69.2
 8.01              3/31/2007     1,222,082     284,104      937,978     922,314
 8.02              3/31/2007       600,252     126,013      474,240     469,803
 8.03              3/31/2007       689,588     224,479      465,108     461,467
 8.04              3/31/2007       538,799     129,940      408,859     405,012
 8.05              3/31/2007       427,759     175,388      252,371     245,700
 8.06              3/31/2007       346,270     119,314      226,957     221,750
 8.07              3/31/2007       322,275     117,114      205,161     201,846
 8.08              3/31/2007       281,884     118,094      163,790     159,678
 8.09              3/31/2007       280,971     117,049      163,923     157,893
 8.10              3/31/2007       339,869     205,993      133,875     125,607
  9                3/31/2007     4,898,838   1,574,942    3,323,896   3,267,246             1.38                     69.2
 9.01              3/31/2007       666,264     161,313      504,951     497,071
 9.02              3/31/2007       694,087     198,704      495,383     489,255
 9.03              3/31/2007       550,065     123,503      426,562     422,797
 9.04              3/31/2007       594,071     172,704      421,367     415,457
 9.05              3/31/2007       585,645     203,282      382,363     372,372
 9.06              3/31/2007       439,728     155,986      283,741     279,911
 9.07              3/31/2007       428,607     146,430      282,177     276,587
 9.08              3/31/2007       373,772     141,689      232,083     228,046
 9.09              3/31/2007       348,344     121,417      226,927     223,746
 9.10              3/31/2007       218,254     149,913       68,342      62,003
  10        2/28/2007 (T-12)    20,675,555  10,213,667   10,461,888   9,735,888             1.29                     74.9
10.01       2/28/2007 (T-12)     2,613,594   1,213,122    1,400,472   1,312,472
10.02       2/28/2007 (T-12)     2,396,003   1,085,844    1,310,159   1,233,909
10.03       2/28/2007 (T-12)     1,871,586     802,431    1,069,155   1,017,155
10.04       2/28/2007 (T-12)     2,465,297   1,370,265    1,095,032   1,002,032
10.05       2/28/2007 (T-12)     2,124,491     979,752    1,144,739   1,078,739
10.06       2/28/2007 (T-12)     1,625,883     734,672      891,211     842,211
10.07       2/28/2007 (T-12)     2,188,729   1,245,918      942,811     834,561
10.08       2/28/2007 (T-12)     1,870,063     989,631      880,432     813,932
10.09       2/28/2007 (T-12)     1,717,983     857,834      860,149     799,149
10.10       2/28/2007 (T-12)       838,761     398,090      440,671     408,671
10.11       2/28/2007 (T-12)       963,165     536,108      427,057     393,057
  11        3/31/2007 (T-12)    20,213,409   6,868,675   13,344,734  12,678,164             1.91                     74.2
  12                            25,924,812   8,260,555   17,664,256  16,742,507             1.06                     70.2
  13              12/31/2006    11,712,657   5,501,942    6,210,715   5,808,067             1.50                     59.9
13.01             12/31/2006     8,968,470   3,686,896    5,281,574   4,969,161
13.02             12/31/2006     2,744,187   1,815,046      929,141     838,906
  14        2/28/2007 (T-12)    34,229,912  12,639,968   21,589,944  21,355,255             1.40                     79.7
  15              12/31/2006     5,454,996   1,270,783    4,184,213   4,119,253             1.33                     80.0
15.01                            4,920,030   1,100,321    3,819,709   3,775,869
15.02                              310,464      90,138      220,326     215,846
  16                             6,847,610   2,397,624    4,449,986   4,159,633             1.50                     76.8
  17        3/31/2007 (T-12)    11,202,000   6,896,311    4,305,689   3,863,210             1.52                     61.1
  18                             4,404,905   1,259,080    3,145,825   3,059,347             1.06                     78.4
  19              12/31/2006     4,518,451   1,246,700    3,271,751   3,107,678             1.20                     67.3
  20              12/31/2006     4,759,694   1,684,569    3,075,124   2,944,924             1.26                     80.0
20.01
20.02
20.03
20.04
20.05
20.06
20.07
20.08
20.09
20.10
  21                             4,765,002   1,658,381    3,106,621   2,895,595             1.20                     61.8
  22              12/31/2006     3,938,166     910,236    3,027,929   2,907,997             1.22                     62.7
  23        3/31/2007 (T-12)     8,517,573   5,385,015    3,132,558   2,796,114             1.53                     63.8
  24              12/31/2006     3,280,845   1,006,425    2,274,420   2,144,023             1.28                     80.3
  25        1/31/2007 (T-12)     2,891,468     636,860    2,254,608   2,150,697             1.27                     80.0
                     Various     9,495,608   6,268,929    3,226,679   2,846,855             1.35                     69.9
  26        4/30/2007 (T-12)     3,402,769   2,285,364    1,117,405     981,294             1.35                     69.9
  27        4/30/2007 (T-12)     3,429,839   2,325,209    1,104,630     967,436             1.35                     69.9
  28    4/30/2007 (T-4 Ann.)     2,663,000   1,658,355    1,004,645     898,125             1.35                     69.9
  29              12/31/2006     2,634,562     506,391    2,128,170   2,034,436             1.23                     78.5
  30              12/31/2006     3,469,908   1,329,868    2,140,040   2,028,115             1.43                     79.9
  31        3/31/2007 (T-12)     6,279,118   3,837,296    2,692,989   2,441,824             1.39                     76.3
  32        1/31/2007 (T-12)     3,043,324   1,184,764    1,858,560   1,808,160             1.39                     80.0
  33        3/31/2007 (T-12)     2,638,052     814,081    1,823,971   1,775,155             1.21                     68.9
  34        5/31/2007 (T-12)     2,864,672   1,229,259    1,635,413   1,556,117             1.21                     76.6
  35              12/31/2006     2,235,271     485,459    1,749,812   1,643,999             1.32                     80.0
  36                             3,033,000   1,088,477    1,944,523   1,811,276             1.53                     62.9
  37        3/31/2007 (T-12)     2,286,383     877,387    1,408,996   1,382,946             1.13                     75.0
  38        1/31/2007 (T-12)     3,316,951   1,834,328    1,482,623   1,412,083             1.25                     80.0
  39                             2,158,471     781,695    1,376,776   1,325,516             1.15                     79.7
  40                             2,376,350     543,702    1,832,648   1,757,298             1.26                     78.1
  44        2/28/2007 (T-12)     2,499,383     937,148    1,562,235   1,537,395             1.38                     78.2
  45        3/31/2007 (T-12)     8,278,543   5,471,916    2,806,627   2,479,625             1.79                     64.1
  46               3/31/2007     2,169,065     636,271    1,532,803   1,441,086             1.17                     79.9
46.01              3/31/2007       607,765     181,311      426,454     406,454
46.02              3/31/2007       592,358     152,702      439,656     418,819
46.03                              448,278      82,931      365,347     339,927
46.04              3/31/2007       259,054     118,262      140,792     127,792
46.05              3/31/2007       261,619     101,065      160,554     148,094
  47              12/31/2006     2,974,073   1,312,250    1,661,823   1,564,811             1.15                     80.0
  48              12/31/2006     2,025,684     362,027    1,663,657   1,606,265             1.20                     74.5
  49                             2,684,903                2,684,903   2,684,903             2.06                     52.1
49.01                              351,278                  351,278     351,278
49.02                              218,362                  218,362     218,362
49.03                              208,868                  208,868     208,868
49.04                              208,868                  208,868     208,868
49.05                              189,880                  189,880     189,880
49.06                              183,234                  183,234     183,234
49.07                              178,487                  178,487     178,487
49.08                              166,145                  166,145     166,145
49.09                              151,904                  151,904     151,904
49.10                              128,169                  128,169     128,169
49.11                              118,675                  118,675     118,675
49.12                              113,928                  113,928     113,928
49.13                              104,434                  104,434     104,434
49.14                              104,434                  104,434     104,434
49.15                               85,446                   85,446      85,446
49.16                               61,711                   61,711      61,711
49.17                               58,863                   58,863      58,863
49.18                               52,217                   52,217      52,217
  50        1/31/2007 (T-12)     2,954,731   1,563,761    1,390,969   1,329,769             1.30                     80.0
  51        3/31/2007 (T-12)     3,149,784   1,660,791    1,488,993   1,419,393             1.34                     71.2
  52                             2,171,462     716,348    1,455,114   1,416,054             1.22                     78.6
  53        4/30/2007 (T-12)     1,887,159     370,815    1,516,345   1,438,112             1.21                     71.6
53.01
53.02
  54         4/30/2007 (YTD)     2,061,485     627,061    1,434,423   1,400,367             1.43                     64.6
  55        2/28/2007 (T-12)     2,732,743   1,155,957    1,576,786   1,428,289             1.27                     76.3
  56                             1,675,545     452,114    1,223,431   1,210,169             1.28                     80.0
  57        3/31/2007 (T-12)     4,953,505   3,075,334    1,878,170   1,680,030             1.51                     74.8
  58        5/31/2007 (T-12)     1,660,183     349,993    1,310,190   1,249,393             1.20                     71.7
  59        3/31/2007 (T-12)     1,872,643     713,434    1,159,209   1,113,883             1.23                     79.5
  60                             2,401,288   1,145,266    1,256,023   1,159,626             1.31                     75.0
  61                             2,622,476     565,674    2,056,801   1,965,990             1.77                     60.8
  62        1/31/2007 (T-12)     2,604,440   1,393,768    1,210,672   1,151,147             1.39                     80.0
  63              12/31/2006     1,594,597     447,174    1,147,423   1,124,614             1.26                     77.8
  64        5/31/2007 (T-12)     2,092,423     825,650    1,266,773   1,163,231             1.15                     79.2
  65        5/31/2007 (T-12)     1,993,175     739,657    1,253,518   1,191,518             1.15                     75.3
  66              12/31/2006     1,452,776     424,694    1,028,082   1,020,439             1.29                     73.0
  67                             1,238,850     205,166    1,033,685   1,029,185             1.34                     79.3
  68              12/31/2006     1,319,791     380,790      939,001     869,408             1.19                     78.8
  69                             1,533,300     381,831    1,151,469   1,135,505             1.28                     66.0
  70        2/28/2007 (T-12)     1,741,898     608,191    1,133,707   1,080,036             1.38                     79.1
  71        3/31/2007 (T-12)     4,212,712   2,709,822    1,502,889   1,334,381             1.51                     70.9
  72        3/31/2007 (T-12)     2,226,583   1,172,847    1,053,735     983,125             1.44                     55.0
  73        4/30/2007 (T-12)     7,481,286   5,956,799    1,524,486   1,228,601             1.32                     73.2
  74        1/31/2007 (T-12)     1,931,320     986,587      944,733     912,902             1.38                     77.0
  75        6/30/2007 (T-12)     1,644,568     616,441    1,028,127     998,727             1.20                     67.8
  76               3/31/2006     1,574,101     454,850    1,119,251   1,041,840             1.28                     76.7
  77                             1,320,731     321,212      999,519     988,620             1.53                     79.7
  78        3/31/2007 (T-12)     1,919,049     551,831    1,367,218   1,261,555             1.53                     62.0
  79              12/31/2006     1,658,247     806,264      851,983     840,818             1.10                     77.1
  80              12/31/2006     1,145,602     350,408      795,194     760,832             1.19                     56.5
  81        3/31/2007 (T-12)     1,283,862     431,808      852,054     830,504             1.08                     74.2
  82        6/30/2007 (T-12)     1,349,285     425,971      923,313     890,313             1.21                     77.4
  83                               985,254      29,558      955,696     896,370             1.21                     78.7
  84              12/31/2006     1,058,026     218,094      839,932     803,928             1.33                     61.9
84.01                              876,652     183,087      693,565     663,321
84.02                              181,374      35,007      146,367     140,607
  85              12/31/2006     1,428,609     727,997      700,612     685,909             1.21                     79.4
  86                             1,172,658     268,706      903,953     861,821             1.16                     80.0
  87        3/31/2007 (T-12)     1,403,688     516,881      886,807     848,407             1.26                     72.3
  88                             1,452,309     503,707      948,602     867,825             1.20                     79.2
  89        4/30/2007 (T-12)     1,084,576     319,166      765,410     725,046             1.32                     74.0
  90        3/31/2007 (T-12)     4,081,955   2,901,522    1,180,433   1,017,155             1.40                     67.7
  91        4/30/2007 (T-12)     2,576,011   1,626,964      949,047     846,006             1.25                     80.0
  92        3/31/2007 (T-12)     2,454,359   1,498,801      954,450     857,384             1.31                     75.1
  93        1/31/2007 (T-12)     6,967,807   5,496,345    1,471,462   1,196,234             1.79                     74.4
  94        3/31/2007 (T-12)     1,094,395     366,168      728,227     702,506             1.20                     79.3
  95                               816,137     214,011      602,126     582,693             1.33                     78.9
  96                             1,003,903     228,617      775,286     753,586             1.40                     78.2
  97              12/31/2006     3,053,940   1,689,876    1,364,065   1,241,907             2.03                     64.2
  98        3/31/2007 (T-12)     1,441,684     555,158      886,526     783,934             1.25                     79.9
  99        2/28/2007 (T-12)     1,334,586     323,939    1,010,647     862,968             1.40                     59.2
 100        2/28/2007 (T-12)     1,036,504     395,595      640,909     597,134             1.20                     80.0
 101        2/28/2007 (T-12)     1,693,590     657,700    1,035,891     999,422             1.70                     49.9
101.01      2/28/2007 (T-12)     1,294,901     545,180      749,721     737,279
101.02      2/28/2007 (T-12)       398,689     112,520      286,170     262,143
 102                               956,987     155,009      801,978     749,600             1.25                     78.7
 103              12/31/2006     1,390,504     636,620      753,884     695,817             1.40                     77.8
 104        3/31/2007 (T-12)       946,283     201,067      745,216     722,468             1.25                     75.0
 105        3/31/2007 (T-12)     1,525,143     453,828    1,071,314     996,250             2.22                     44.4
 106                             1,207,304     352,761      854,543     778,657             1.77                     62.6
 107              12/31/2006       904,532     187,157      717,375     667,421             1.31                     73.8
 108              12/31/2006       917,964     121,017      796,947     775,311             1.35                     65.0
 109        2/28/2007 (T-12)     1,423,166     702,498      720,668     672,668             1.57                     79.8
109.01
109.02
 110        4/30/2007 (T-12)     3,142,335   2,234,615      907,721     782,027             1.45                     68.8
 111              12/31/2006       878,071     228,812      649,259     616,271             1.40                     80.0
 112              12/31/2006     1,185,308     474,406      710,902     666,900             1.23                     78.0
112.01
112.02
 113              12/31/2006     1,323,649     380,907      942,742     885,112             2.09                     51.8
 114        2/28/2007 (T-12)     2,812,822   1,957,103      855,719     744,613             1.31                     68.0
 115        3/31/2007 (T-12)       827,360     230,907      596,453     569,528             1.26                     78.9
 116        2/28/2007 (T-12)     2,775,180   1,741,358    1,033,822     922,814             1.73                     65.8
 117              12/31/2006       888,216                  888,216     888,216             1.53                     52.4
117.01            12/31/2006       104,434                  104,434     104,434
117.02            12/31/2006       104,434                  104,434     104,434
117.03            12/31/2006        99,265                   99,265      99,265
117.04            12/31/2006        94,940                   94,940      94,940
117.05            12/31/2006        86,395                   86,395      86,395
117.06            12/31/2006        85,446                   85,446      85,446
117.07            12/31/2006        85,446                   85,446      85,446
117.08            12/31/2006        80,699                   80,699      80,699
117.09            12/31/2006        75,952                   75,952      75,952
117.10            12/31/2006        71,205                   71,205      71,205
 118              12/31/2006     1,331,593     652,445      679,148     636,382             1.28                     79.9
 119              12/31/2006       973,266     339,555      633,711     594,481             1.25                     80.0
 120        2/28/2007 (T-12)     1,117,280     500,913      616,367     554,866             1.22                     71.4
 121                               813,229     232,033      581,196     556,245             1.23                     76.3
 122              12/31/2006     1,101,673     453,927      647,746     576,546             1.26                     63.7
 123                               795,592     227,045      568,547     544,709             1.23                     76.1
 124              12/31/2006       763,896     163,556      600,340     564,826             1.23                     78.0
 125                               990,291     253,953      736,338     696,660             1.55                     51.3
 126        3/31/2007 (T-12)       782,255     182,060      600,196     567,115             1.44                     63.6
 127        3/31/2007 (T-12)     1,356,213     697,649      658,564     570,228             1.33                     80.0
 128        8/31/2006 (T-12)       820,457     377,457      443,000     439,080             1.25                     74.7
 129                               917,672     329,470      588,203     562,279             1.28                     67.6
 130        4/30/2007 (T-12)     1,670,385     960,215      702,683     626,651             1.36                     73.6
 131        2/28/2007 (T-12)       681,619     141,125      540,495     504,290             1.21                     79.5
 132        2/28/2007 (T-12)       544,853      98,079      446,774     444,551             1.20                     75.6
 133        4/30/2007 (T-12)       598,297     118,174      480,123     456,622             1.17                     73.3
 134        2/28/2007 (T-12)       661,184     159,713      501,471     480,076             1.27                     79.9
 135              12/31/2006       615,804     194,609      421,195     414,795             1.35                     76.1
 136        5/31/2007 (T-12)     1,780,258   1,172,965      678,503     607,293             1.46                     37.7
 137        2/28/2007 (T-12)       935,702     484,189      451,513     413,513             1.46                     75.8
 138                               595,510     175,717      419,794     397,145             1.09                     75.8
 139        5/31/2007 (T-12)       575,626     132,726      442,900     411,283             1.17                     77.5
 140                               541,200     120,963      420,237     402,856             1.13                     75.1
 141        3/31/2007 (T-12)       713,603     280,867      432,736     425,184             1.25                     77.7
 142        4/30/2007 (T-12)     1,530,705     905,858      624,847     578,926             1.56                     74.8
 143              12/31/2006     1,436,945     858,143      578,802     567,602             1.53                     55.4
143.01            12/31/2006       915,067     436,519      478,548     472,348
143.02            12/31/2006       521,878     421,624      100,254      95,254
 144                               424,874      12,747      412,127     412,127             1.42                     69.5
 145              12/31/2006       573,751     188,847      384,904     359,185             1.34                     79.2
 146        2/28/2007 (T-12)     1,490,095     952,697      598,641     537,398             1.35                     74.5
 147              12/31/2006       913,074     281,023      632,051     568,002             1.61                     58.7
 148        3/31/2007 (T-12)       734,935     267,746      467,188     456,731             1.57                     67.4
 149         3/31/2007 (T-3)     1,088,473     652,161      436,312     399,312             1.27                     78.6
 150        4/30/2007 (T-12)       596,557     192,985      403,571     385,571             1.19                     77.6
 151                               632,247     143,290      488,957     457,552             1.42                     67.7
 152              12/31/2006       560,691     119,512      441,179     396,178             1.25                     79.9
 153                               521,286     121,573      399,713     387,431             1.20                     67.8
 154                               608,048     141,403      466,645     453,980             1.71                     60.7
 155        5/31/2007 (T-12)     6,285,252   5,581,746      703,506     452,096             1.50                     73.2
 156        5/31/2007 (T-12)       548,427     170,195      378,232     361,058             1.35                     77.7
 157        1/31/2007 (T-12)       586,701     254,680      332,021     328,541             1.37                     79.2
 158              12/31/2006       543,687     161,659      382,028     363,713             1.23                     52.4
 159        3/31/2007 (T-12)     1,295,875     725,141      572,191     518,899             1.59                     73.5
 160        3/31/2007 (T-12)       493,651     119,486      374,165     353,721             1.24                     77.0
 161        4/30/2007 (T-12)       567,720     163,709      404,011     369,906             1.27                     80.0
 162         3/31/2007 (T-3)       863,684     472,911      390,773     354,773             1.20                     72.7
 163        3/31/2007 (T-12)     1,407,470     876,213      531,256     474,957             1.65                     70.1
 164              12/31/2006       672,623     194,929      477,694     461,640             1.36                     52.3
 165        3/31/2007 (T-12)       416,157      79,484      336,673     318,919             1.36                     80.0
 166        4/30/2007 (T-12)       876,751     464,933      411,818     368,790             1.25                     71.4
 167                               367,132      66,475      300,657     298,437             1.31                     80.0
 168                               549,204     145,198      404,006     363,931             1.24                     75.0
 169              12/31/2006       650,592     284,778      365,813     333,194             1.21                     79.8
 170                               305,000       9,150      295,850     293,653             1.26                     79.9
 171        2/28/2007 (T-12)       521,047     173,808      347,239     325,132             1.21                     78.1
 172                               491,205     144,000      347,205     332,205             1.22                     78.4
172.01
172.02
172.03
172.04
 173              12/31/2006       460,213     107,453      352,760     333,260             1.27                     70.8
 174        1/31/2007 (T-12)       542,431     181,861      360,570     337,625             1.21                     76.9
 175         2/28/2007 (YTD)       310,061       9,302      300,759     298,576             1.18                     72.5
 176                               338,338      10,150      328,188     326,236             1.42                     65.9
 177        2/28/2007 (T-12)       409,775     112,738      297,037     284,681             1.37                     77.1
 179        3/31/2007 (T-12)       437,491     143,978      293,513     263,458             1.34                     79.5
 180        4/30/2007 (T-12)       639,645     330,443      309,203     286,453             1.20                     78.7
 181                               445,269      82,148      363,121     343,957             1.49                     55.7
 182        3/31/2007 (T-12)       357,332      79,954      277,378     263,415             1.15                     76.8
 183         4/30/2007 (YTD)       393,300     109,652      283,648     275,848             1.24                     76.8
183.01       4/30/2007 (YTD)       322,050      89,787      232,263     225,876
183.02       4/30/2007 (YTD)        71,250      19,864       51,386      49,972
 184                               694,089     133,057      561,032     530,969             2.37                     50.3
 185                               301,404      68,839      232,565     231,515             1.32                     80.0
 186        3/31/2007 (T-12)       498,346     185,149      313,197     273,530             1.26                     61.9
 187                               353,896      88,168      265,728     250,046             1.17                     78.7
 188        2/28/2007 (T-12)       811,337     340,115      471,222     439,964             1.63                     41.9
 189        3/31/2007 (T-12)       416,677     156,499      260,178     249,503             1.24                     79.6
 190    3/31/2007 (YTD Ann.)       366,036     112,291      253,745     240,049             1.21                     79.8
 191                               317,684      78,518      239,166     224,728             1.18                     75.3
191.01                             202,300      54,400      147,901     137,057
191.02                             115,384      24,118       91,266      87,671
 192    3/31/2007 (YTD Ann.)       471,155     223,356      247,799     229,299             1.23                     77.9
 193              12/31/2006       469,211      91,412      377,800     366,572             1.98                     53.0
193.01            12/31/2006       171,346      29,697      141,649     137,409
193.02            12/31/2006       116,228      24,120       92,108      89,378
193.03            12/31/2006       111,550      23,278       88,272      85,444
193.04            12/31/2006        70,087      14,317       55,770      54,341
 194        3/31/2007 (T-12)       372,479     104,799      267,680     255,833             1.45                     61.3
 195              12/31/2006       430,236     212,659      217,578     212,128             1.19                     77.1
 196        3/31/2007 (T-12)       307,227      87,395      219,832     213,997             1.26                     80.0
 197        1/31/2007 (T-12)       368,089     136,840      231,249     220,804             1.28                     80.0
 198              12/31/2006       330,030     124,519      205,511     201,751             1.48                     78.3
 199                               342,233     139,872      202,361     200,178             1.36                     80.0
 201       10/31/2006 (T-12)       302,636      67,904      234,733     221,976             1.39                     57.5
 202    2/28/2007 (T-3 Ann.)       556,075     157,000      399,075     375,510             2.19                     37.3
 203        1/31/2007 (T-12)       513,418     296,505      216,913     195,913             1.21                     72.6
 204                               421,515     115,069      306,446     295,973             1.87                     38.3
 205        3/31/2007 (T-12)       375,362     158,991      216,371     196,013             1.21                     66.6
 206                               266,911      60,883      206,029     190,425             1.22                     75.7
 207    3/31/2007 (YTD Ann.)       401,445     152,459      248,985     227,860             1.37                     58.5
 208        4/30/2007 (T-12)       298,181      97,966      200,214     184,737             1.20                     71.0
 209              12/31/2006       291,889      53,954      237,935     206,430             1.30                     60.3
 210    4/31/2007 (YTD Ann.)       281,351      78,459      202,892     195,390             1.32                     65.6
 211        3/31/2007 (T-12)       273,554      88,966      184,588     179,305             1.21                     80.0
 212                               222,635                  222,635     222,635             1.29                     63.7
212.01                             130,214                  130,214     130,214
212.02                              92,422                   92,422      92,422
 214                               297,502      89,915      207,587     198,875             1.34                     65.1
 215                               241,080       4,822      236,259     226,364             1.56                     74.1
 216        1/31/2007 (T-12)       345,469     195,131      150,338     146,458             1.24                     80.0
 217        3/31/2007 (T-12)       566,757     194,706      372,051     360,674             2.38                     33.3
 218                               271,162      57,004      214,158     200,057             1.28                     72.5
 219              12/31/2006       335,286      60,115      275,171     260,646             1.84                     46.4
 220              12/31/2006       432,704     104,973      327,731     308,814             2.02                     36.3
 221                               255,177      16,808      238,368     227,947             1.62                     55.5
 222                               192,630       5,779      186,851     175,821             1.30                     66.7
 223        2/28/2007 (T-12)       475,009     267,027      207,983     196,941             1.40                     75.8
 224              12/31/2006       302,972     104,528      198,444     172,676             1.29                     68.4
 225              12/31/2006       308,320     104,579      203,741     185,406             1.33                     76.6
 226              12/31/2006       304,669     123,409      181,260     177,020             1.36                     69.7
 227              12/31/2006       313,387      73,178      240,209     220,401             1.74                     47.2
 228              12/31/2006       209,270      14,874      194,396     169,486             1.20                     65.8
 229              12/31/2006       215,520      53,785      161,735     154,999             1.20                     77.2
 230                               285,481      71,066      214,415     192,530             1.56                     68.4
 231        4/30/2007 (T-12)       310,589      97,320      213,269     208,678             1.65                     61.3
 232        4/30/2007 (T-12)       329,145     152,553      176,592     156,208             1.24                     61.1
 233              12/31/2006       226,204      72,770      153,434     147,096             1.17                     70.8
 234                               227,852      48,507      179,345     174,928             1.47                     54.2
 235                               156,843       4,705      152,138     145,463             1.22                     55.0
 236        4/30/2007 (T-12)       371,306     196,188      175,118     162,118             1.42                     61.5
 237                               248,220      59,159      189,062     179,762             1.43                     69.8
 238                               195,012      42,761      152,251     146,237             1.28                     67.5
 239        2/28/2007 (T-12)       271,758     105,828      165,930     159,675             1.42                     72.7
 240                               211,460      48,071      163,390     156,878             1.29                     80.0
 241                               213,235      46,392      166,843     154,313             1.33                     57.0
 242    3/31/2007 (YTD Ann.)       245,622      90,901      154,721     146,721             1.28                     69.4
 243                               159,189       4,776      154,413     148,908             1.33                     69.4
 244              12/31/2006       254,363      41,950      212,413     195,969             1.75                     48.8
 245              12/31/2006       332,224     142,592      189,632     177,635             1.34                     72.8
 246        3/31/2007 (T-12)       245,175     105,131      140,044     136,872             1.27                     70.0
 247        1/31/2007 (T-12)       323,511     151,682      171,828     155,175             1.40                     64.3
 248                               247,729      68,016      179,714     172,527             1.59                     55.2
 249        1/31/2007 (T-12)       284,600     130,942      153,658     147,977             1.35                     68.2
 250              12/31/2006       241,768      89,321      152,447     136,732             1.27                     52.0
 251              12/31/2006       228,104      33,729      194,374     186,717             1.74                     59.8
 252                               161,399      27,980      133,420     128,102             1.21                     27.8
 253              12/31/2006       218,041      57,047      160,994     152,563             1.52                     59.3
 254                               187,669      34,755      152,915     145,758             1.39                     76.0
 255              12/31/2006       320,132     179,517      140,615     128,375             1.23                     80.0
 256        4/30/2007 (T-12)       302,070     159,557      142,513     130,513             1.36                     73.5
 257        3/31/2007 (T-12)       222,357      88,632      133,726     127,174             1.39                     61.9
 258                               192,375      63,579      128,796     122,796             1.33                     71.3
 259        3/31/2007 (T-12)       236,738      94,766      141,972     124,393             1.23                     72.0
 260              12/31/2006       282,409     100,150      182,259     178,159             1.99                     50.5
 261        1/31/2007 (T-12)       155,210      32,504      122,705     112,337             1.20                     51.4
 262              12/31/2006       267,572     145,142      122,430     115,121             1.32                     66.7
 263        2/28/2007 (T-12)       154,976      38,394      116,581     107,031             1.24                     68.5
 264    2/28/2007 (YTD Ann.)       177,025      75,693      101,332      95,020             1.21                     73.6
 265        1/31/2007 (T-12)       187,289      92,367       94,922      88,922             1.20                     74.6
 266                               159,806      46,399      113,407     108,110             1.44                     61.6
 267                                83,160       2,495       80,665      80,665             1.44                     77.4
 268              12/31/2006       216,300     109,702      106,598      99,598             1.42                     80.0
 269        3/31/2007 (T-12)       149,353      59,962       89,391      81,579             1.22                     70.6
 270                               100,920                  100,920     100,920             1.64                     50.2
 271                               112,777      40,525       72,252      58,992             1.31                     74.9

                                                                                                             % OF         % OF
                             ORIGINAL          CUT-OFF         CUT-OFF DATE                                  INITIAL   APPLICABLE
            ORIGINAL        BALANCE PER          DATE          BALANCE PER    MATURITY/ARD        MATURITY    POOL     LOAN GROUP
LOAN #  BALANCE ($)(8)(11)  UNIT ($)(3)  BALANCE ($) (8)(11)   UNIT ($)(3)  BALANCE ($)(8)(11)  LTV %(3)(7)  BALANCE     BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   1          384,750,000     48,311.15           384,750,000   48,311.15          359,094,661     72.4        9.5%      29.7%
 1.01          11,120,000                          11,120,000                       10,378,512                 0.3%       0.9%
 1.02          10,310,000                          10,310,000                        9,622,524                 0.3%       0.8%
 1.03          10,122,000                          10,122,000                        9,447,060                 0.2%       0.8%
 1.04          10,120,000                          10,120,000                        9,445,193                 0.2%       0.8%
 1.05           9,160,000                           9,160,000                        8,549,206                 0.2%       0.7%
 1.06           8,568,000                           8,568,000                        7,996,681                 0.2%       0.7%
 1.07           8,450,000                           8,450,000                        7,886,549                 0.2%       0.7%
 1.08           8,400,000                           8,400,000                        7,839,883                 0.2%       0.6%
 1.09           8,200,000                           8,200,000                        7,653,220                 0.2%       0.6%
 1.10           7,600,000                           7,600,000                        7,093,228                 0.2%       0.6%
 1.11           7,190,000                           7,190,000                        6,710,567                 0.2%       0.6%
 1.12           7,160,000                           7,160,000                        6,682,567                 0.2%       0.6%
 1.13           7,140,000                           7,140,000                        6,663,901                 0.2%       0.6%
 1.14           6,880,000                           6,880,000                        6,421,238                 0.2%       0.5%
 1.15           6,610,000                           6,610,000                        6,169,242                 0.2%       0.5%
 1.16           6,400,000                           6,400,000                        5,973,245                 0.2%       0.5%
 1.17           6,300,000                           6,300,000                        5,879,913                 0.2%       0.5%
 1.18           6,290,000                           6,290,000                        5,870,579                 0.2%       0.5%
 1.19           6,290,000                           6,290,000                        5,870,579                 0.2%       0.5%
 1.20           6,230,000                           6,230,000                        5,814,580                 0.2%       0.5%
 1.21           6,160,000                           6,160,000                        5,749,248                 0.2%       0.5%
 1.22           5,920,000                           5,920,000                        5,525,251                 0.1%       0.5%
 1.23           5,860,000                           5,860,000                        5,469,252                 0.1%       0.5%
 1.24           5,820,000                           5,820,000                        5,431,919                 0.1%       0.4%
 1.25           5,750,000                           5,750,000                        5,366,587                 0.1%       0.4%
 1.26           5,480,000                           5,480,000                        5,114,591                 0.1%       0.4%
 1.27           5,280,000                           5,280,000                        4,927,927                 0.1%       0.4%
 1.28           5,200,000                           5,200,000                        4,853,261                 0.1%       0.4%
 1.29           5,040,000                           5,040,000                        4,703,930                 0.1%       0.4%
 1.30           5,010,000                           5,010,000                        4,675,930                 0.1%       0.4%
 1.31           5,000,000                           5,000,000                        4,666,597                 0.1%       0.4%
 1.32           4,980,000                           4,980,000                        4,647,931                 0.1%       0.4%
 1.33           4,940,000                           4,940,000                        4,610,598                 0.1%       0.4%
 1.34           4,800,000                           4,800,000                        4,479,933                 0.1%       0.4%
 1.35           4,790,000                           4,790,000                        4,470,600                 0.1%       0.4%
 1.36           4,790,000                           4,790,000                        4,470,600                 0.1%       0.4%
 1.37           4,720,000                           4,720,000                        4,405,268                 0.1%       0.4%
 1.38           4,580,000                           4,580,000                        4,274,603                 0.1%       0.4%
 1.39           4,480,000                           4,480,000                        4,181,271                 0.1%       0.3%
 1.40           4,480,000                           4,480,000                        4,181,271                 0.1%       0.3%
 1.41           4,290,000                           4,290,000                        4,003,940                 0.1%       0.3%
 1.42           4,250,000                           4,250,000                        3,966,608                 0.1%       0.3%
 1.43           4,240,000                           4,240,000                        3,957,275                 0.1%       0.3%
 1.44           4,220,000                           4,220,000                        3,938,608                 0.1%       0.3%
 1.45           4,040,000                           4,040,000                        3,770,611                 0.1%       0.3%
 1.46           4,000,000                           4,000,000                        3,733,278                 0.1%       0.3%
 1.47           4,000,000                           4,000,000                        3,733,278                 0.1%       0.3%
 1.48           3,970,000                           3,970,000                        3,705,278                 0.1%       0.3%
 1.49           3,950,000                           3,950,000                        3,686,612                 0.1%       0.3%
 1.50           3,800,000                           3,800,000                        3,546,614                 0.1%       0.3%
 1.51           3,660,000                           3,660,000                        3,415,949                 0.1%       0.3%
 1.52           3,600,000                           3,600,000                        3,359,950                 0.1%       0.3%
 1.53           3,560,000                           3,560,000                        3,322,617                 0.1%       0.3%
 1.54           3,540,000                           3,540,000                        3,303,951                 0.1%       0.3%
 1.55           3,520,000                           3,520,000                        3,285,284                 0.1%       0.3%
 1.56           3,520,000                           3,520,000                        3,285,284                 0.1%       0.3%
 1.57           3,490,000                           3,490,000                        3,257,285                 0.1%       0.3%
 1.58           3,380,000                           3,380,000                        3,154,620                 0.1%       0.3%
 1.59           3,360,000                           3,360,000                        3,135,953                 0.1%       0.3%
 1.60           3,350,000                           3,350,000                        3,126,620                 0.1%       0.3%
 1.61           3,280,000                           3,280,000                        3,061,288                 0.1%       0.3%
 1.62           3,280,000                           3,280,000                        3,061,288                 0.1%       0.3%
 1.63           3,210,000                           3,210,000                        2,995,955                 0.1%       0.2%
 1.64           3,200,000                           3,200,000                        2,986,622                 0.1%       0.2%
 1.65           3,010,000                           3,010,000                        2,809,292                 0.1%       0.2%
 1.66           2,980,000                           2,980,000                        2,781,292                 0.1%       0.2%
 1.67           2,720,000                           2,720,000                        2,538,629                 0.1%       0.2%
 1.68           2,680,000                           2,680,000                        2,501,296                 0.1%       0.2%
 1.69           2,640,000                           2,640,000                        2,463,963                 0.1%       0.2%
 1.70           2,580,000                           2,580,000                        2,407,964                 0.1%       0.2%
 1.71           2,560,000                           2,560,000                        2,389,298                 0.1%       0.2%
 1.72           2,430,000                           2,430,000                        2,267,966                 0.1%       0.2%
 1.73           2,400,000                           2,400,000                        2,239,967                 0.1%       0.2%
 1.74           2,250,000                           2,250,000                        2,099,969                 0.1%       0.2%
 1.75           2,250,000                           2,250,000                        2,099,969                 0.1%       0.2%
 1.76           2,080,000                           2,080,000                        1,941,304                 0.1%       0.2%
 1.77           2,060,000                           2,060,000                        1,922,638                 0.1%       0.2%
 1.78           1,780,000                           1,780,000                        1,661,309                 0.0%       0.1%
   2          330,250,000     48,141.40           330,250,000     48,141.40        308,228,751     72.2        8.2%      25.5%
 2.01          10,320,000                          10,320,000                        9,631,857                 0.3%       0.8%
 2.02           9,840,000                           9,840,000                        9,183,863                 0.2%       0.8%
 2.03           9,000,000                           9,000,000                        8,399,875                 0.2%       0.7%
 2.04           8,400,000                           8,400,000                        7,839,883                 0.2%       0.6%
 2.05           8,180,000                           8,180,000                        7,634,553                 0.2%       0.6%
 2.06           7,640,000                           7,640,000                        7,130,561                 0.2%       0.6%
 2.07           7,180,000                           7,180,000                        6,701,234                 0.2%       0.6%
 2.08           6,620,000                           6,620,000                        6,178,575                 0.2%       0.5%
 2.09           6,380,000                           6,380,000                        5,954,578                 0.2%       0.5%
 2.10           6,150,000                           6,150,000                        5,739,915                 0.2%       0.5%
 2.11           5,950,000                           5,950,000                        5,553,251                 0.1%       0.5%
 2.12           5,760,000                           5,760,000                        5,375,920                 0.1%       0.4%
 2.13           5,640,000                           5,640,000                        5,263,922                 0.1%       0.4%
 2.14           5,600,000                           5,600,000                        5,226,589                 0.1%       0.4%
 2.15           5,600,000                           5,600,000                        5,226,589                 0.1%       0.4%
 2.16           5,440,000                           5,440,000                        5,077,258                 0.1%       0.4%
 2.17           5,400,000                           5,400,000                        5,039,925                 0.1%       0.4%
 2.18           5,250,000                           5,250,000                        4,899,927                 0.1%       0.4%
 2.19           5,120,000                           5,120,000                        4,778,596                 0.1%       0.4%
 2.20           5,040,000                           5,040,000                        4,703,930                 0.1%       0.4%
 2.21           4,940,000                           4,940,000                        4,610,598                 0.1%       0.4%
 2.22           4,870,000                           4,870,000                        4,545,266                 0.1%       0.4%
 2.23           4,860,000                           4,860,000                        4,535,933                 0.1%       0.4%
 2.24           4,830,000                           4,830,000                        4,507,933                 0.1%       0.4%
 2.25           4,800,000                           4,800,000                        4,479,933                 0.1%       0.4%
 2.26           4,730,000                           4,730,000                        4,414,601                 0.1%       0.4%
 2.27           4,650,000                           4,650,000                        4,339,935                 0.1%       0.4%
 2.28           4,650,000                           4,650,000                        4,339,935                 0.1%       0.4%
 2.29           4,610,000                           4,610,000                        4,302,603                 0.1%       0.4%
 2.30           4,580,000                           4,580,000                        4,274,603                 0.1%       0.4%
 2.31           4,430,000                           4,430,000                        4,134,605                 0.1%       0.3%
 2.32           4,430,000                           4,430,000                        4,134,605                 0.1%       0.3%
 2.33           4,380,000                           4,380,000                        4,087,939                 0.1%       0.3%
 2.34           4,320,000                           4,320,000                        4,031,940                 0.1%       0.3%
 2.35           4,280,000                           4,280,000                        3,994,607                 0.1%       0.3%
 2.36           4,240,000                           4,240,000                        3,957,275                 0.1%       0.3%
 2.37           3,900,000                           3,900,000                        3,639,946                 0.1%       0.3%
 2.38           3,810,000                           3,810,000                        3,555,947                 0.1%       0.3%
 2.39           3,800,000                           3,800,000                        3,546,614                 0.1%       0.3%
 2.40           3,740,000                           3,740,000                        3,490,615                 0.1%       0.3%
 2.41           3,700,000                           3,700,000                        3,453,282                 0.1%       0.3%
 2.42           3,640,000                           3,640,000                        3,397,283                 0.1%       0.3%
 2.43           3,600,000                           3,600,000                        3,359,950                 0.1%       0.3%
 2.44           3,560,000                           3,560,000                        3,322,617                 0.1%       0.3%
 2.45           3,450,000                           3,450,000                        3,219,952                 0.1%       0.3%
 2.46           3,430,000                           3,430,000                        3,201,286                 0.1%       0.3%
 2.47           3,360,000                           3,360,000                        3,135,953                 0.1%       0.3%
 2.48           3,320,000                           3,320,000                        3,098,621                 0.1%       0.3%
 2.49           3,320,000                           3,320,000                        3,098,621                 0.1%       0.3%
 2.50           3,180,000                           3,180,000                        2,967,956                 0.1%       0.2%
 2.51           3,150,000                           3,150,000                        2,939,956                 0.1%       0.2%
 2.52           3,120,000                           3,120,000                        2,911,957                 0.1%       0.2%
 2.53           3,080,000                           3,080,000                        2,874,624                 0.1%       0.2%
 2.54           3,020,000                           3,020,000                        2,818,625                 0.1%       0.2%
 2.55           3,000,000                           3,000,000                        2,799,958                 0.1%       0.2%
 2.56           3,000,000                           3,000,000                        2,799,958                 0.1%       0.2%
 2.57           3,000,000                           3,000,000                        2,799,958                 0.1%       0.2%
 2.58           2,910,000                           2,910,000                        2,715,960                 0.1%       0.2%
 2.59           2,880,000                           2,880,000                        2,687,960                 0.1%       0.2%
 2.60           2,820,000                           2,820,000                        2,631,961                 0.1%       0.2%
 2.61           2,640,000                           2,640,000                        2,463,963                 0.1%       0.2%
 2.62           2,640,000                           2,640,000                        2,463,963                 0.1%       0.2%
 2.63           2,640,000                           2,640,000                        2,463,963                 0.1%       0.2%
 2.64           2,560,000                           2,560,000                        2,389,298                 0.1%       0.2%
 2.65           2,540,000                           2,540,000                        2,370,631                 0.1%       0.2%
 2.66           2,410,000                           2,410,000                        2,249,300                 0.1%       0.2%
 2.67           2,400,000                           2,400,000                        2,239,967                 0.1%       0.2%
 2.68           2,400,000                           2,400,000                        2,239,967                 0.1%       0.2%
 2.69           2,360,000                           2,360,000                        2,202,634                 0.1%       0.2%
 2.70           2,320,000                           2,320,000                        2,165,301                 0.1%       0.2%
 2.71           2,240,000                           2,240,000                        2,090,636                 0.1%       0.2%
 2.72           2,220,000                           2,220,000                        2,071,969                 0.1%       0.2%
 2.73           2,080,000                           2,080,000                        1,941,304                 0.1%       0.2%
 2.74           2,080,000                           2,080,000                        1,941,304                 0.1%       0.2%
 2.75           2,080,000                           2,080,000                        1,941,304                 0.1%       0.2%
 2.76           1,920,000                           1,920,000                        1,791,973                 0.0%       0.1%
 2.77           1,730,000                           1,730,000                        1,614,643                 0.0%       0.1%
 2.78           1,680,000                           1,680,000                        1,567,977                 0.0%       0.1%
 2.79           1,410,000                           1,410,000                        1,315,980                 0.0%       0.1%
   3          280,000,000        501.01           280,000,000        501.01        280,000,000     79.8        6.9%      10.2%
   4          247,302,419        141.92           247,302,419        141.92        247,302,419     79.5        6.1%       9.0%
 4.01          34,630,982                          34,630,982                       34,630,982                 0.9%       1.3%
 4.02          26,447,908                          26,447,908                       26,447,908                 0.7%       1.0%
 4.03          23,265,602                          23,265,602                       23,265,602                 0.6%       0.8%
 4.04          20,379,333                          20,379,333                       20,379,333                 0.5%       0.7%
 4.05          19,575,196                          19,575,196                       19,575,196                 0.5%       0.7%
 4.06          15,561,000                          15,561,000                       15,561,000                 0.4%       0.6%
 4.07          14,764,167                          14,764,167                       14,764,167                 0.4%       0.5%
 4.08          12,254,067                          12,254,067                       12,254,067                 0.3%       0.4%
 4.09          11,926,964                          11,926,964                       11,926,964                 0.3%       0.4%
 4.10           9,226,014                           9,226,014                        9,226,014                 0.2%       0.3%
 4.11           8,717,915                           8,717,915                        8,717,915                 0.2%       0.3%
 4.12           8,370,268                           8,370,268                        8,370,268                 0.2%       0.3%
 4.13           7,380,812                           7,380,812                        7,380,812                 0.2%       0.3%
 4.14           7,225,554                           7,225,554                        7,225,554                 0.2%       0.3%
 4.15           6,712,260                           6,712,260                        6,712,260                 0.2%       0.2%
 4.16           6,685,518                           6,685,518                        6,685,518                 0.2%       0.2%
 4.17           5,273,750                           5,273,750                        5,273,750                 0.1%       0.2%
 4.18           4,679,862                           4,679,862                        4,679,862                 0.1%       0.2%
 4.19           4,225,247                           4,225,247                        4,225,247                 0.1%       0.2%
   5          140,000,000        122.88           140,000,000        122.88        140,000,000     66.3        3.5%       5.1%
 5.01          28,257,687                          28,257,687                       28,257,687                 0.7%       1.0%
 5.02          18,282,991                          18,282,991                       18,282,991                 0.5%       0.7%
 5.03          17,366,884                          17,366,884                       17,366,884                 0.4%       0.6%
 5.04          16,213,020                          16,213,020                       16,213,020                 0.4%       0.6%
 5.05          14,786,130                          14,786,130                       14,786,130                 0.4%       0.5%
 5.06          11,464,257                          11,464,257                       11,464,257                 0.3%       0.4%
 5.07          10,601,521                          10,601,521                       10,601,521                 0.3%       0.4%
 5.08           9,378,030                           9,378,030                        9,378,030                 0.2%       0.3%
 5.09           5,447,373                           5,447,373                        5,447,373                 0.1%       0.2%
 5.10           4,302,971                           4,302,971                        4,302,971                 0.1%       0.2%
 5.11           3,899,136                           3,899,136                        3,899,136                 0.1%       0.1%
              136,000,000         75.87           135,891,937         75.81        112,426,313     57.2        3.4%       4.9%
   6           36,170,000         75.87            36,141,061         75.81         30,059,341     57.2        0.9%       1.3%
 6.01           9,539,000                           9,531,368                        7,927,455                 0.2%       0.3%
 6.02           6,857,000                           6,851,514                        5,698,560                 0.2%       0.2%
 6.03           6,494,000                           6,488,804                        5,396,886                 0.2%       0.2%
 6.04           5,763,000                           5,758,389                        4,789,383                 0.1%       0.2%
 6.05           3,928,000                           3,924,857                        3,264,393                 0.1%       0.1%
 6.06           3,589,000                           3,586,128                        2,982,664                 0.1%       0.1%
   7           34,330,000         75.87            34,302,533         75.81         28,530,195     57.2        0.8%       1.2%
 7.01          15,760,000                          15,747,391                       13,097,462                 0.4%       0.6%
 7.02           4,547,000                           4,543,362                        3,778,817                 0.1%       0.2%
 7.03           3,825,000                           3,821,940                        3,178,794                 0.1%       0.1%
 7.04           3,812,000                           3,808,950                        3,167,990                 0.1%       0.1%
 7.05           3,756,000                           3,752,995                        3,121,451                 0.1%       0.1%
 7.06           2,630,000                           2,627,896                        2,185,681                 0.1%       0.1%
   8           33,500,000         75.87            33,473,197         75.81         27,840,418     57.2        0.8%       1.2%
 8.01           9,017,000                           9,009,786                        7,493,643                 0.2%       0.3%
 8.02           4,614,000                           4,610,308                        3,834,498                 0.1%       0.2%
 8.03           4,571,000                           4,567,343                        3,798,763                 0.1%       0.2%
 8.04           4,105,000                           4,101,716                        3,411,490                 0.1%       0.1%
 8.05           2,455,000                           2,453,036                        2,040,246                 0.1%       0.1%
 8.06           2,184,000                           2,182,253                        1,815,029                 0.1%       0.1%
 8.07           1,992,000                           1,990,406                        1,655,466                 0.0%       0.1%
 8.08           1,693,000                           1,691,645                        1,406,980                 0.0%       0.1%
 8.09           1,547,000                           1,545,762                        1,285,646                 0.0%       0.1%
 8.10           1,322,000                           1,320,942                        1,098,658                 0.0%       0.0%
   9           32,000,000         75.87            31,975,145         75.81         25,996,359     57.2        0.8%       1.2%
 9.01           4,902,000                           4,898,193                        4,073,938                 0.1%       0.2%
 9.02           4,821,000                           4,817,256                        4,006,621                 0.1%       0.2%
 9.03           4,120,000                           4,116,800                        3,424,036                 0.1%       0.1%
 9.04           4,078,000                           4,074,833                        3,389,131                 0.1%       0.1%
 9.05           3,661,000                           3,658,156                        3,042,572                 0.1%       0.1%
 9.06           2,786,000                           2,783,836                        2,315,380                 0.1%       0.1%
 9.07           2,715,000                           2,712,891                        2,256,373                 0.1%       0.1%
 9.08           2,265,000                           2,263,241                        1,882,389                 0.1%       0.1%
 9.09           1,984,000                           1,982,459                        1,648,856                 0.0%       0.1%
 9.10             668,000                             667,481                          555,159                 0.0%       0.0%
  10          130,500,000     44,938.02           130,500,000     44,938.02        130,500,000     74.9        3.2%      10.1%
 10.01         16,900,000                          16,900,000                       16,900,000                 0.4%       1.3%
 10.02         15,050,000                          15,050,000                       15,050,000                 0.4%       1.2%
 10.03         14,400,000                          14,400,000                       14,400,000                 0.4%       1.1%
 10.04         13,925,000                          13,925,000                       13,925,000                 0.3%       1.1%
 10.05         13,200,000                          13,200,000                       13,200,000                 0.3%       1.0%
 10.06         11,900,000                          11,900,000                       11,900,000                 0.3%       0.9%
 10.07         11,550,000                          11,550,000                       11,550,000                 0.3%       0.9%
 10.08         11,400,000                          11,400,000                       11,400,000                 0.3%       0.9%
 10.09         11,250,000                          11,250,000                       11,250,000                 0.3%       0.9%
 10.10          5,475,000                           5,475,000                        5,475,000                 0.1%       0.4%
 10.11          5,450,000                           5,450,000                        5,450,000                 0.1%       0.4%
  11          115,000,000        202.85           115,000,000        202.85        115,000,000     74.2        2.8%       4.2%
  12          112,500,000        575.46           112,500,000        575.46        104,877,241     65.5        2.8%       4.1%
  13           65,000,000         82.28            65,000,000         82.28         65,000,000     59.9        1.6%       2.4%
 13.01         56,000,000                          56,000,000                       56,000,000                 1.4%       2.0%
 13.02          9,000,000                           9,000,000                        9,000,000                 0.2%       0.3%
  14           64,750,000        169.05            64,750,000        169.05         64,750,000     79.7        1.6%       2.3%
  15           55,000,000     45,529.80            55,000,000     45,529.80         55,000,000     80.0        1.4%       4.2%
 15.01         52,120,000                          52,120,000                       52,120,000                 1.3%       4.0%
 15.02          2,880,000                           2,880,000                        2,880,000                 0.1%       0.2%
  16           49,000,000        138.38            49,000,000        138.38         49,000,000     76.8        1.2%       1.8%
  17           42,500,000    167,984.19            42,500,000    167,984.19         42,500,000     61.1        1.0%       1.5%
  18           40,000,000        324.78            40,000,000        324.78         37,413,879     73.4        1.0%       1.5%
  19           35,350,000        244.96            35,350,000        244.96         32,072,089     61.1        0.9%       1.3%
  20           35,200,000     72,727.27            35,200,000     72,727.27         34,266,586     77.9        0.9%       1.3%
 20.01          9,295,000                           9,295,000                        9,048,520                 0.2%       0.3%
 20.02          7,967,000                           7,967,000                        7,755,736                 0.2%       0.3%
 20.03          6,383,000                           6,383,000                        6,213,739                 0.2%       0.2%
 20.04          5,376,000                           5,376,000                        5,233,442                 0.1%       0.2%
 20.05          3,064,000                           3,064,000                        2,982,751                 0.1%       0.1%
 20.06            890,000                             890,000                          866,399                 0.0%       0.0%
 20.07            890,000                             890,000                          866,399                 0.0%       0.0%
 20.08            445,000                             445,000                          433,200                 0.0%       0.0%
 20.09            445,000                             445,000                          433,200                 0.0%       0.0%
 20.10            445,000                             445,000                          433,200                 0.0%       0.0%
  21           33,000,000        211.25            33,000,000        211.25         30,008,614     56.2        0.8%       1.2%
  22           32,000,000        161.88            31,975,836        161.76         27,420,411     53.8        0.8%       1.2%
  23           30,500,000    171,348.31            30,500,000    171,348.31         30,500,000     63.8        0.8%       1.1%
  24           30,100,000        275.40            30,100,000        275.40         30,100,000     80.3        0.7%       1.1%
  25           29,920,000        209.53            29,920,000        209.53         29,920,000     80.0        0.7%       1.1%
               28,460,000     88,385.09            28,460,000     88,385.09         24,656,554     60.6        0.7%       1.0%
  26            9,760,000     88,385.09             9,760,000     88,385.09          8,341,704     60.6        0.2%       0.4%
  27            9,700,000     88,385.09             9,700,000     88,385.09          8,290,422     60.6        0.2%       0.4%
  28            9,000,000     88,385.09             9,000,000     88,385.09          8,024,428     60.6        0.2%       0.3%
  29           28,250,000        177.44            28,250,000        177.44         28,250,000     78.5        0.7%       1.0%
  30           25,500,000     62,653.56            25,500,000     62,653.56         25,500,000     79.9        0.6%       2.0%
  31           24,500,000    134,615.38            24,500,000    134,615.38         21,690,268     67.6        0.6%       0.9%
  32           23,120,000    137,619.05            23,120,000    137,619.05         23,120,000     80.0        0.6%       0.8%
  33           22,600,000    104,629.63            22,600,000    104,629.63         22,600,000     68.9        0.6%       1.7%
  34           22,500,000     66,964.29            22,500,000     66,964.29         22,500,000     76.6        0.6%       1.7%
  35           22,400,000        144.83            22,400,000        144.83         22,400,000     80.0        0.6%       0.8%
  36           21,000,000        129.74            21,000,000        129.74         21,000,000     62.9        0.5%       0.8%
  37           21,000,000     40,307.10            21,000,000     40,307.10         21,000,000     75.0        0.5%       0.8%
  38           20,160,000    112,000.00            20,160,000    112,000.00         20,160,000     80.0        0.5%       1.6%
  39           20,000,000     90,909.09            20,000,000     90,909.09         20,000,000     79.7        0.5%       1.5%
  40           20,000,000        133.33            19,982,223        133.21         16,829,998     65.7        0.5%       0.7%
  44           19,550,000     77,888.45            19,550,000     77,888.45         19,550,000     78.2        0.5%       1.5%
  45           19,500,000    110,169.49            19,500,000    110,169.49         19,500,000     64.1        0.5%       0.7%
  46           18,500,000     70,342.21            18,500,000     70,342.21         15,217,515     65.7        0.5%       0.7%
 46.01          6,311,812                           6,311,812                        5,191,897                 0.2%       0.2%
 46.02          4,354,351                           4,354,351                        3,581,752                 0.1%       0.2%
 46.03          3,835,025                           3,835,025                        3,154,570                 0.1%       0.1%
 46.04          2,340,963                           2,340,963                        1,925,602                 0.1%       0.1%
 46.05          1,657,849                           1,657,849                        1,363,694                 0.0%       0.1%
  47           18,480,000        163.62            18,480,000        163.62         17,335,381     75.0        0.5%       0.7%
  48           18,400,000        281.65            18,392,013        281.52         16,728,425     67.7        0.5%       0.7%
  49           18,300,000        276.85            18,265,767        276.33         15,477,167     44.1        0.5%       0.7%
 49.01          2,306,532                           2,302,217                        1,950,741                 0.1%       0.1%
 49.02          1,524,756                           1,521,904                        1,289,557                 0.0%       0.1%
 49.03          1,458,144                           1,455,416                        1,233,221                 0.0%       0.1%
 49.04          1,414,224                           1,411,578                        1,196,075                 0.0%       0.1%
 49.05          1,325,652                           1,323,172                        1,121,165                 0.0%       0.0%
 49.06          1,279,536                           1,277,142                        1,082,163                 0.0%       0.0%
 49.07          1,208,532                           1,206,271                        1,022,113                 0.0%       0.0%
 49.08          1,125,084                           1,122,979                          951,537                 0.0%       0.0%
 49.09          1,028,460                           1,026,536                          869,817                 0.0%       0.0%
 49.10            867,420                             865,797                          733,619                 0.0%       0.0%
 49.11            803,736                             802,232                          679,757                 0.0%       0.0%
 49.12            767,136                             765,701                          648,803                 0.0%       0.0%
 49.13            752,496                             751,088                          636,421                 0.0%       0.0%
 49.14            707,112                             705,789                          598,038                 0.0%       0.0%
 49.15            561,444                             560,394                          474,839                 0.0%       0.0%
 49.16            417,972                             417,190                          353,499                 0.0%       0.0%
 49.17            398,208                             397,463                          336,783                 0.0%       0.0%
 49.18            353,556                             352,895                          299,019                 0.0%       0.0%
  50           18,160,000     89,019.61            18,160,000     89,019.61         18,160,000     80.0        0.4%       1.4%
  51           18,743,000     53,859.20            17,586,684     50,536.45         17,586,684     71.2        0.4%       1.4%
  52           17,400,000     93,548.39            17,400,000     93,548.39         15,985,096     72.2        0.4%       1.3%
  53           17,200,000        229.15            17,200,000        229.15         15,951,006     66.3        0.4%       0.6%
 53.01          8,835,368                           8,835,368                        8,193,780                 0.2%       0.3%
 53.02          8,364,632                           8,364,632                        7,757,226                 0.2%       0.3%
  54           17,160,000    130,000.00            17,160,000    130,000.00         17,160,000     64.6        0.4%       1.3%
  55           17,000,000        176.04            17,000,000        176.04         16,720,924     75.0        0.4%       0.6%
  56           15,760,000        178.26            15,760,000        178.26         15,760,000     80.0        0.4%       0.6%
  57           15,700,000    178,409.09            15,700,000    178,409.09         13,574,372     64.6        0.4%       0.6%
  58           15,600,000        219.27            15,600,000        219.27         14,875,020     68.4        0.4%       0.6%
  59           15,500,000        334.53            15,500,000        334.53         15,500,000     79.5        0.4%       0.6%
  60           15,000,000        186.75            15,000,000        186.75         15,000,000     75.0        0.4%       0.5%
  61           15,000,000        202.70            14,988,473        202.55         12,829,831     52.1        0.4%       0.5%
  62           14,760,000    123,000.00            14,760,000    123,000.00         14,760,000     80.0        0.4%       1.1%
  63           14,630,000        235.08            14,630,000        235.08         14,630,000     77.8        0.4%       0.5%
  64           14,500,000        122.23            14,500,000        122.23         13,507,232     73.8        0.4%       0.5%
  65           14,000,000     56,451.61            14,000,000     56,451.61         13,136,272     70.6        0.3%       1.1%
  66           14,000,000        458.39            14,000,000        458.39         14,000,000     73.0        0.3%       0.5%
  67           13,250,000        441.67            13,250,000        441.67         13,250,000     79.3        0.3%       0.5%
  68           13,000,000        137.08            13,000,000        137.08         13,000,000     78.8        0.3%       0.5%
  69           12,700,000        211.82            12,664,185        211.22         10,696,988     55.7        0.3%       0.5%
  70           12,500,000        211.00            12,500,000        211.00         12,500,000     79.1        0.3%       0.5%
  71           12,500,000     88,652.48            12,476,304     88,484.43         10,552,881     60.0        0.3%       0.5%
  72           12,000,000        149.05            12,000,000        149.05         12,000,000     55.0        0.3%       0.4%
  73           12,000,000     65,573.77            12,000,000     65,573.77         11,109,289     67.7        0.3%       0.4%
  74           11,845,000    123,385.42            11,845,000    123,385.42         11,845,000     77.0        0.3%       0.9%
  75           11,500,000     68,452.38            11,500,000     68,452.38         10,401,674     61.3        0.3%       0.9%
  76           11,100,000        163.17            11,007,309        161.81         10,404,999     72.5        0.3%       0.4%
  77           11,000,000        201.86            11,000,000        201.86         11,000,000     79.7        0.3%       0.4%
  78           11,000,000        107.14            10,968,474        106.84          8,436,281     47.7        0.3%       0.4%
  79           10,950,000     34,326.02            10,950,000     34,326.02         10,204,315     71.9        0.3%       0.8%
  80           10,300,000         75.12            10,300,000         75.12          9,954,646     54.4        0.3%       0.4%
  81           10,300,000     23,897.91            10,300,000     23,897.91          9,680,696     69.7        0.3%       0.8%
  82           10,300,000     78,030.30            10,300,000     78,030.30          9,883,574     74.3        0.3%       0.8%
  83           10,226,000        156.78            10,226,000        156.78          9,574,971     73.7        0.3%       0.4%
  84           10,150,000        462.63            10,144,086        462.36          9,043,288     54.4        0.3%       0.4%
 84.01          8,376,185                           8,371,305                        7,462,882                 0.2%       0.3%
 84.02          1,773,815                           1,772,781                        1,580,406                 0.0%       0.1%
  85           10,000,000     32,573.29            10,000,000     32,573.29         10,000,000     79.4        0.2%       0.8%
  86           10,000,000        106.81            10,000,000        106.81          8,930,447     71.4        0.2%       0.4%
  87           10,000,000     52,083.33             9,979,097     51,974.47          8,326,430     60.3        0.2%       0.8%
  88            9,975,000        105.70             9,975,000        105.70          9,339,704     74.1        0.2%       0.4%
  89            9,540,000        279.27             9,540,000        279.27          9,540,000     74.0        0.2%       0.3%
  90            9,500,000     77,868.85             9,473,554     77,652.08          7,328,533     52.3        0.2%       0.3%
  91            9,440,000    111,058.82             9,440,000    111,058.82          8,823,760     74.8        0.2%       0.3%
  92            9,330,000    100,322.58             9,311,920    100,128.17          7,852,954     63.3        0.2%       0.3%
  93            9,300,000     44,075.83             9,300,000     44,075.83          8,242,946     65.9        0.2%       0.3%
  94            9,200,000         58.79             9,200,000         58.79          9,200,000     79.3        0.2%       0.3%
  95            9,000,000        481.46             9,000,000        481.46          9,000,000     78.9        0.2%       0.3%
  96            8,995,000         98.85             8,995,000         98.85          8,995,000     78.2        0.2%       0.3%
  97            9,000,000     64,285.71             8,991,524     64,225.17          7,520,151     53.7        0.2%       0.3%
  98            8,960,000        136.27             8,952,036        136.15          7,539,839     67.3        0.2%       0.3%
  99            8,650,000         77.94             8,650,000         77.94          8,209,098     56.2        0.2%       0.3%
  100           8,592,000        222.01             8,592,000        222.01          8,592,000     80.0        0.2%       0.3%
  101           8,500,000         28.67             8,500,000         28.67          7,469,120     43.8        0.2%       0.3%
101.01          6,379,988                           6,379,988                        5,606,223                 0.2%       0.2%
101.02          2,120,012                           2,120,012                        1,862,897                 0.1%       0.1%
  102           8,500,000        141.67             8,492,721        141.55          7,184,080     66.5        0.2%       0.3%
  103           8,400,000     42,000.00             8,400,000     42,000.00          8,400,000     77.8        0.2%       0.6%
  104           8,250,000        179.39             8,250,000        179.39          7,418,034     67.4        0.2%       0.3%
  105           8,000,000        133.35             8,000,000        133.35          8,000,000     44.4        0.2%       0.3%
  106           7,700,000         25.01             7,700,000         25.01          7,700,000     62.6        0.2%       0.3%
  107           7,605,000        179.77             7,605,000        179.77          6,787,882     65.9        0.2%       0.3%
  108           7,470,000        118.57             7,470,000        118.57          6,450,448     56.1        0.2%       0.3%
  109           7,500,000     39,062.50             7,500,000     39,062.50          7,500,000     79.8        0.2%       0.6%
109.01          5,000,000                           5,000,000                        5,000,000                 0.1%       0.4%
109.02          2,500,000                           2,500,000                        2,500,000                 0.1%       0.2%
  110           7,500,000     61,475.41             7,500,000     61,475.41          6,777,117     62.2        0.2%       0.3%
  111           7,440,000        251.27             7,440,000        251.27          7,440,000     80.0        0.2%       0.3%
  112           7,330,000        118.17             7,330,000        118.17          6,878,073     73.2        0.2%       0.3%
112.01          5,640,000                           5,640,000                        5,292,269                 0.1%       0.2%
112.02          1,690,000                           1,690,000                        1,585,804                 0.0%       0.1%
  113           7,200,000        105.01             7,200,000        105.01          7,200,000     51.8        0.2%       0.3%
  114           7,200,000     87,804.88             7,073,202     86,258.56          5,620,254     54.0        0.2%       0.3%
  115           7,000,000         92.19             7,000,000         92.19          6,502,547     73.2        0.2%       0.3%
  116           7,000,000     83,333.33             6,971,251     82,991.08          5,399,709     50.9        0.2%       0.3%
  117           7,150,000        318.73             6,928,922        308.87          5,627,920     42.5        0.2%       0.3%
117.01            840,674                             817,923                          684,170                 0.0%       0.0%
117.02            840,674                             813,436                          653,096                 0.0%       0.0%
117.03            799,061                             768,036                          585,207                 0.0%       0.0%
117.04            764,249                             739,324                          592,594                 0.0%       0.0%
117.05            695,467                             676,572                          565,487                 0.0%       0.0%
117.06            687,855                             673,324                          588,084                 0.0%       0.0%
117.07            687,824                             661,622                          507,231                 0.0%       0.0%
117.08            649,611                             632,643                          532,913                 0.0%       0.0%
117.09            611,399                             587,510                          446,729                 0.0%       0.0%
117.10            573,186                             558,530                          472,409                 0.0%       0.0%
  118           6,900,000         76.67             6,894,267         76.60          5,851,934     67.8        0.2%       0.3%
  119           6,800,000        217.22             6,800,000        217.22          5,991,169     70.5        0.2%       0.2%
  120           6,600,000         85.52             6,600,000         85.52          6,163,909     66.6        0.2%       0.2%
  121           6,585,000        105.76             6,585,000        105.76          6,326,086     73.3        0.2%       0.2%
  122           6,500,000         67.44             6,500,000         67.44          6,065,868     59.5        0.2%       0.2%
  123           6,415,000         94.52             6,415,000         94.52          6,162,770     73.1        0.2%       0.2%
  124           6,400,000        123.41             6,400,000        123.41          5,664,961     69.1        0.2%       0.2%
  125           6,330,000        151.25             6,330,000        151.25          5,911,750     47.9        0.2%       0.2%
  126           6,250,000        130.55             6,250,000        130.55          5,660,283     56.7        0.2%       0.2%
  127           6,200,000     21,527.78             6,200,000     21,527.78          5,867,628     75.7        0.2%       0.5%
  128           6,099,000     62,234.69             6,099,000     62,234.69          6,099,000     74.7        0.2%       0.5%
  129           6,080,000        146.25             6,080,000        146.25          5,495,480     61.1        0.2%       0.2%
  130           5,980,000     67,954.55             5,963,637     67,768.60          4,628,819     57.1        0.1%       0.2%
  131           5,975,000        131.53             5,963,422        131.27          5,029,089     67.1        0.1%       0.2%
  132           5,672,000        382.73             5,672,000        382.73          5,672,000     75.6        0.1%       0.2%
  133           5,500,000        187.84             5,500,000        187.84          5,134,010     68.5        0.1%       0.2%
  134           5,360,000        218.08             5,355,356        217.89          4,524,087     67.5        0.1%       0.2%
  135           5,250,000     32,407.41             5,250,000     32,407.41          5,250,000     76.1        0.1%       0.2%
  136           5,100,000    242,857.14             5,094,230    242,582.38          4,029,830     29.9        0.1%       0.2%
  137           5,000,000     32,894.74             5,000,000     32,894.74          5,000,000     75.8        0.1%       0.4%
  138           5,000,000        141.24             5,000,000        141.24          4,528,574     68.6        0.1%       0.2%
  139           5,000,000         55.80             4,995,601         55.75          4,212,603     65.3        0.1%       0.2%
  140           5,000,000        178.06             4,956,095        176.50          4,230,381     64.1        0.1%       0.2%
  141           4,881,000         97.14             4,881,000         97.14          4,549,373     72.4        0.1%       0.2%
  142           4,800,000     66,666.67             4,786,866     66,484.25          3,715,441     58.1        0.1%       0.2%
  143           4,780,000     21,339.29             4,780,000     21,339.29          3,824,650     43.4        0.1%       0.2%
143.01          3,967,400                           3,967,400                        3,174,459                 0.1%       0.1%
143.02            812,600                             812,600                          650,190                 0.0%       0.0%
  144           4,775,000        366.94             4,775,000        366.94          4,775,000     69.5        0.1%       0.2%
  145           4,750,000        209.55             4,750,000        209.55          4,750,000     79.2        0.1%       0.2%
  146           4,725,000     60,576.92             4,694,684     60,188.25          3,066,841     48.7        0.1%       0.2%
  147           4,700,000         48.57             4,693,616         48.50          3,600,935     45.0        0.1%       0.2%
  148           4,650,000         66.70             4,650,000         66.70          4,650,000     67.4        0.1%       0.2%
  149           4,600,000     31,081.08             4,600,000     31,081.08          4,274,784     73.1        0.1%       0.4%
  150           4,500,000     62,500.00             4,500,000     62,500.00          3,990,261     68.8        0.1%       0.3%
  151           4,500,000        140.54             4,496,843        140.44          3,884,592     57.8        0.1%       0.2%
  152           4,475,000         52.18             4,475,000         52.18          4,177,217     74.6        0.1%       0.2%
  153           4,465,000        196.96             4,456,958        196.60          3,795,279     57.7        0.1%       0.2%
  154           4,250,000        349.74             4,250,000        349.74          4,250,000     60.7        0.1%       0.2%
  155           4,250,000     22,849.46             4,246,365     22,829.92          3,592,577     61.9        0.1%       0.2%
  156           4,225,000        200.05             4,225,000        200.05          4,225,000     77.7        0.1%       0.2%
  157           4,200,000     48,275.86             4,200,000     48,275.86          4,200,000     79.2        0.1%       0.3%
  158           4,200,000        346.22             4,192,021        345.56          3,544,705     44.3        0.1%       0.2%
  159           4,200,000     70,000.00             4,188,666     69,811.10          3,259,797     57.2        0.1%       0.2%
  160           4,080,000        118.00             4,080,000        118.00          3,924,559     74.0        0.1%       0.1%
  161           4,080,000        183.63             4,080,000        183.63          3,917,429     76.8        0.1%       0.1%
  162           4,000,000     27,777.78             3,997,269     27,758.81          3,474,951     63.2        0.1%       0.3%
  163           4,000,000     48,192.77             3,996,676     48,152.72          3,392,325     59.5        0.1%       0.1%
  164           4,000,000        109.84             3,995,840        109.73          3,201,073     41.9        0.1%       0.1%
  165           3,980,000        250.31             3,980,000        250.31          3,980,000     80.0        0.1%       0.1%
  166           4,000,000         80.07             3,963,742         79.35          3,414,503     61.5        0.1%       0.1%
  167           3,944,000        266.13             3,944,000        266.13          3,944,000     80.0        0.1%       0.1%
  168           3,900,000         56.86             3,900,000         56.86          3,491,180     67.1        0.1%       0.1%
  169           3,900,000         83.69             3,900,000         83.69          3,640,367     74.5        0.1%       0.1%
  170           3,900,000        267.86             3,900,000        267.86          3,900,000     79.9        0.1%       0.1%
  171           3,825,000        129.10             3,825,000        129.10          3,567,435     72.8        0.1%       0.1%
  172           3,800,000     63,333.33             3,793,278     63,221.31          3,237,569     66.7        0.1%       0.3%
172.01          1,600,000                           1,597,170                        1,363,187                 0.0%       0.1%
172.02            920,000                             918,373                          783,833                 0.0%       0.1%
172.03            640,000                             638,868                          545,275                 0.0%       0.0%
172.04            640,000                             638,868                          545,275                 0.0%       0.0%
  173           3,750,000         55.60             3,750,000         55.60          3,496,181     66.0        0.1%       0.1%
  174           3,700,000        161.29             3,684,490        160.61          2,842,893     59.4        0.1%       0.1%
  175           3,620,000        250.35             3,612,923        249.86          3,043,211     61.1        0.1%       0.1%
  176           3,600,000        276.65             3,600,000        276.65          3,600,000     65.9        0.1%       0.1%
  177           3,375,000        204.76             3,375,000        204.76          3,375,000     77.1        0.1%       0.1%
  179           3,300,000        161.50             3,300,000        161.50          3,300,000     79.5        0.1%       0.1%
  180           3,267,000     35,901.10             3,267,000     35,901.10          2,903,265     70.0        0.1%       0.3%
  181           3,250,000         60.53             3,243,920         60.42          2,748,677     47.2        0.1%       0.1%
  182           3,200,000        148.97             3,194,080        148.69          2,710,417     65.2        0.1%       0.1%
  183           3,190,000    122,692.31             3,180,963    122,344.71          2,685,253     64.9        0.1%       0.2%
183.01          2,612,101                           2,604,701                        2,198,794                 0.1%       0.2%
183.02            577,899                             576,261                          486,459                 0.0%       0.0%
  184           3,100,000         57.41             3,094,404         57.30          2,804,964     45.6        0.1%       0.1%
  185           3,040,000        434.29             3,040,000        434.29          3,040,000     80.0        0.1%       0.1%
  186           3,000,000         49.03             2,994,548         48.94          2,547,027     52.6        0.1%       0.1%
  187           2,990,000        149.00             2,990,000        149.00          2,696,921     71.0        0.1%       0.1%
  188           2,900,000         71.86             2,875,957         71.27          1,577,211     23.0        0.1%       0.1%
  189           2,865,000     71,625.00             2,865,000     71,625.00          2,578,039     71.6        0.1%       0.2%
  190           2,800,000     57,142.86             2,794,680     57,034.29          2,363,136     67.5        0.1%       0.2%
  191           2,700,000        163.64             2,692,473        163.18          2,277,600     63.7        0.1%       0.1%
191.01          1,718,182                           1,713,392                        1,718,182                 0.0%       0.1%
191.02            981,818                             979,081                          981,818                 0.0%       0.0%
  192           2,650,000     35,810.81             2,650,000     35,810.81          2,337,513     68.8        0.1%       0.2%
  193           2,600,000         74.86             2,595,136         74.72          2,345,225     47.9        0.1%       0.1%
193.01            955,102                             953,315                          861,512                 0.0%       0.0%
193.02            636,735                             635,544                          574,341                 0.0%       0.0%
193.03            636,735                             635,544                          574,341                 0.0%       0.0%
193.04            371,428                             370,733                          335,031                 0.0%       0.0%
  194           2,525,000        181.24             2,525,000        181.24          2,353,029     57.1        0.1%       0.1%
  195           2,475,000     22,706.42             2,468,369     22,645.58          2,098,424     65.6        0.1%       0.2%
  196           2,400,000        281.13             2,400,000        281.13          2,160,904     72.0        0.1%       0.1%
  197           2,400,000         34.46             2,400,000         34.46          2,127,047     70.9        0.1%       0.1%
  198           2,350,000     25,000.00             2,350,000     25,000.00          2,350,000     78.3        0.1%       0.2%
  199           2,320,000        159.45             2,320,000        159.45          2,320,000     80.0        0.1%       0.1%
  201           2,300,000         90.62             2,300,000         90.62          2,018,270     50.5        0.1%       0.1%
  202           2,300,000        133.94             2,293,312        133.55          1,758,757     28.6        0.1%       0.1%
  203           2,250,000     26,785.71             2,250,000     26,785.71          1,993,202     64.3        0.1%       0.2%
  204           2,225,000        211.90             2,220,847        211.51          1,882,347     32.5        0.1%       0.1%
  205           2,198,000         48.83             2,196,268         48.80          1,875,021     56.8        0.1%       0.1%
  206           2,200,000        108.55             2,193,938        108.25          1,858,612     64.1        0.1%       0.1%
  207           2,200,000         53.22             2,193,770         53.07          1,691,333     45.1        0.1%       0.1%
  208           2,150,000        153.19             2,150,000        153.19          2,009,378     66.3        0.1%       0.1%
  209           2,150,000         52.44             2,148,329         52.40          1,836,724     51.6        0.1%       0.1%
  210           2,100,000        272.73             2,100,000        272.73          1,959,396     61.2        0.1%       0.1%
  211           2,100,000        258.33             2,100,000        258.33          1,890,114     72.0        0.1%       0.1%
  212           2,100,000        472.76             2,094,930        471.62          1,663,947     50.6        0.1%       0.1%
212.01          1,230,000                           1,227,031                          974,597                 0.0%       0.0%
212.02            870,000                             867,900                          689,349                 0.0%       0.0%
  214           2,010,000         82.28             2,006,524         82.13          1,717,458     55.8        0.0%       0.1%
  215           2,000,000        154.55             2,000,000        154.55          1,738,350     64.4        0.0%       0.1%
  216           2,000,000     20,618.56             2,000,000     20,618.56          2,000,000     80.0        0.0%       0.2%
  217           2,000,000         26.37             1,997,351         26.33          1,539,306     25.7        0.0%       0.1%
  218           2,000,000        162.34             1,994,659        161.90          1,555,413     56.6        0.0%       0.1%
  219           2,000,000        266.74             1,994,476        266.00          1,689,141     39.3        0.0%       0.1%
  220           2,000,000         70.93             1,994,442         70.73          1,543,376     28.1        0.0%       0.1%
  221           1,974,500         79.85             1,970,831         79.70          1,671,419     47.1        0.0%       0.1%
  222           1,925,000         77.85             1,921,327         77.70          1,623,679     56.4        0.0%       0.1%
  223           1,896,000         25.76             1,896,000         25.76          1,722,468     68.9        0.0%       0.1%
  224           1,875,000        112.23             1,875,000        112.23          1,623,334     59.2        0.0%       0.1%
  225           1,840,000         78.32             1,838,676         78.26          1,584,436     66.0        0.0%       0.1%
  226           1,800,000     22,500.00             1,798,520     22,481.50          1,528,349     59.2        0.0%       0.1%
  227           1,800,000         50.52             1,794,959         50.38          1,517,483     39.9        0.0%       0.1%
  228           1,780,000         29.67             1,775,369         29.59          1,391,245     51.5        0.0%       0.1%
  229           1,775,000        207.55             1,775,000        207.55          1,576,673     68.6        0.0%       0.1%
  230           1,750,000         86.24             1,750,000         86.24          1,576,286     61.6        0.0%       0.1%
  231           1,750,000         58.09             1,746,813         57.98          1,485,328     52.1        0.0%       0.1%
  232           1,725,000         54.00             1,721,942         53.91          1,469,259     52.1        0.0%       0.1%
  233           1,700,000        242.86             1,700,000        242.86          1,595,738     66.5        0.0%       0.1%
  234           1,688,100        209.34             1,684,900        208.94          1,425,146     45.8        0.0%       0.1%
  235           1,650,000        272.82             1,648,643        272.59          1,400,986     46.7        0.0%       0.1%
  236           1,650,000     31,730.77             1,648,488     31,701.70          1,383,392     51.6        0.0%       0.1%
  237           1,645,000        146.47             1,640,421        146.06          1,268,993     54.0        0.0%       0.1%
  238           1,615,000        256.51             1,613,616        256.29          1,364,894     57.1        0.0%       0.1%
  239           1,600,000         38.37             1,600,000         38.37          1,492,873     67.9        0.0%       0.1%
  240           1,600,000        405.68             1,600,000        405.68          1,434,939     71.7        0.0%       0.1%
  241           1,600,000        146.63             1,597,112        146.36          1,359,611     48.6        0.0%       0.1%
  242           1,600,000     50,000.00             1,597,033     49,907.29          1,354,806     58.9        0.0%       0.1%
  243           1,600,000        159.84             1,596,900        159.53          1,346,702     58.6        0.0%       0.1%
  244           1,565,000        122.75             1,560,787        122.41          1,326,096     41.4        0.0%       0.1%
  245           1,550,000        118.87             1,546,890        118.63          1,015,460     47.8        0.0%       0.1%
  246           1,540,000         72.81             1,540,000         72.81          1,435,115     65.2        0.0%       0.1%
  247           1,530,000        109.05             1,530,000        109.05          1,384,606     58.2        0.0%       0.1%
  248           1,530,247        199.95             1,527,346        199.57          1,291,881     46.7        0.0%       0.1%
  249           1,500,000         39.60             1,500,000         39.60          1,333,377     60.6        0.0%       0.1%
  250           1,500,000         97.11             1,497,250         96.93          1,272,012     44.2        0.0%       0.1%
  251           1,500,000        233.06             1,495,943        232.43          1,270,264     50.8        0.0%       0.1%
  252           1,475,000        460.94             1,472,277        460.09          1,249,704     23.6        0.0%       0.1%
  253           1,400,000        116.37             1,400,000        116.37          1,263,843     53.6        0.0%       0.1%
  254           1,400,000        134.10             1,397,666        133.88          1,201,708     65.3        0.0%       0.1%
  255           1,380,000     28,750.00             1,380,000     28,750.00          1,236,269     71.7        0.0%       0.1%
  256           1,360,000     28,333.33             1,360,000     28,333.33          1,224,513     66.2        0.0%       0.1%
  257           1,300,000        128.97             1,300,000        128.97          1,169,744     55.7        0.0%       0.0%
  258           1,300,000     54,166.67             1,297,574     54,065.56          1,099,799     60.4        0.0%       0.1%
  259           1,300,000         52.74             1,296,474         52.60          1,007,967     56.0        0.0%       0.0%
  260           1,250,000     15,243.90             1,246,647     15,203.01          1,059,654     42.9        0.0%       0.1%
  261           1,235,000         71.39             1,232,970         71.27          1,061,872     44.2        0.0%       0.0%
  262           1,200,000         25.24             1,200,000         25.24          1,066,005     59.2        0.0%       0.0%
  263           1,100,000         55.00             1,095,731         54.79            857,593     53.6        0.0%       0.0%
  264           1,070,000     44,583.33             1,067,253     44,468.87            911,999     62.9        0.0%       0.1%
  265           1,010,000     42,083.33             1,007,407     41,975.29            860,859     63.8        0.0%       0.1%
  266           1,000,000        198.41               998,329        198.08            858,120     53.0        0.0%       0.0%
  267             960,000        261.65               960,000        261.65            960,000     77.4        0.0%       0.0%
  268             960,000     34,285.71               960,000     34,285.71            853,117     71.1        0.0%       0.1%
  269             850,000        108.49               847,758        108.20            662,596     55.2        0.0%       0.0%
  270             750,000        252.36               748,176        251.74            593,506     39.8        0.0%       0.0%
  271             585,000         21.59               584,074         21.55            505,239     64.8        0.0%       0.0%

                            NET                     MONTHLY              ANNUAL                      FIRST
        INTEREST  ADMIN.  MORTGAGE   ACCRUAL        P&I DEBT            P&I DEBT                    PAYMENT        PAYMENT
LOAN #   RATE %   FEE %    RATE %     TYPE     SERVICE ($)(4)(11)  SERVICE ($)(4)(11)   NOTE DATE    DATE          DUE DATE
------------------------------------------------------------------------------------------------------------------------------------

   1     5.8315  0.0205    5.8110  Actual/360        2,265,256.09       27,183,073.08    5/9/2007    7/8/2007         8
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
   2     5.8315  0.0205    5.8110  Actual/360        1,944,381.60       23,332,579.25    5/9/2007    7/8/2007         8
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
 2.21
 2.22
 2.23
 2.24
 2.25
 2.26
 2.27
 2.28
 2.29
 2.30
 2.31
 2.32
 2.33
 2.34
 2.35
 2.36
 2.37
 2.38
 2.39
 2.40
 2.41
 2.42
 2.43
 2.44
 2.45
 2.46
 2.47
 2.48
 2.49
 2.50
 2.51
 2.52
 2.53
 2.54
 2.55
 2.56
 2.57
 2.58
 2.59
 2.60
 2.61
 2.62
 2.63
 2.64
 2.65
 2.66
 2.67
 2.68
 2.69
 2.70
 2.71
 2.72
 2.73
 2.74
 2.75
 2.76
 2.77
 2.78
 2.79
   3     5.7400  0.0205    5.7195  Actual/360        1,361,655.56       16,339,866.72   5/23/2007    7/8/2007         8
   4     5.6100  0.0205    5.5895  Actual/360        1,175,407.79       14,104,893.48   6/13/2007    8/1/2007         1
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
   5     6.3120  0.0205    6.2915  Actual/360          748,673.33        8,984,080.00   6/15/2007    8/6/2007         6
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
         Various                   Actual/360          829,336.94        9,952,043.23   6/22/2007    8/8/2007         8
   6     6.1330  0.0205    6.1125  Actual/360          219,959.89        2,639,518.66   6/22/2007    8/8/2007         8
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
   7     6.1330  0.0205    6.1125  Actual/360          208,770.33        2,505,244.01   6/22/2007    8/8/2007         8
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
   8     6.1330  0.0205    6.1125  Actual/360          203,722.87        2,444,674.46   6/22/2007    8/8/2007         8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
   9     6.2430  0.0205    6.2225  Actual/360          196,883.84        2,362,606.10   6/22/2007    8/8/2007         8
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
  10     5.6800  0.0205    5.6595  Actual/360          627,995.00        7,535,940.00   4/25/2007    6/1/2007         1
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
  11     5.6800  0.0205    5.6595  Actual/360          553,405.56        6,640,866.72   5/23/2007    7/8/2007         8
  12     5.7450  0.0205    5.7245  Actual/360          656,162.21        7,873,946.52   6/15/2007    8/5/2007         5
  13     5.8440  0.0205    5.8235  Actual/360          321,825.83        3,861,909.96    7/9/2007    9/8/2007         8
 13.01
 13.02
  14     5.6800  0.0205    5.6595  Actual/360          311,591.39        3,739,096.68   5/14/2007    7/1/2007         1
  15     5.5400  0.0205    5.5195  Actual/360          258,148.61        3,097,783.33    5/2/2007    7/1/2007         1
 15.01
 15.02
  16     5.5500  0.0305    5.5195  Actual/360          230,402.08        2,764,825.00   6/18/2007    8/1/2007         1
  17     5.8900  0.0205    5.8695  Actual/360          212,080.90        2,544,970.83   5/17/2007    7/1/2007         1
  18     5.9900  0.0205    5.9695  Actual/360          239,563.10        2,874,757.24    6/7/2007    8/1/2007         1
  19     6.2000  0.0205    6.1795  Actual/360          216,507.79        2,598,093.48   6/11/2007    8/1/2007         1
  20     5.7290  0.0205    5.7085  Actual/360          194,342.04        2,332,104.48    6/4/2007    7/8/2007         8
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
 20.10
  21     6.5730  0.0205    6.5525  Actual/360          201,028.12        2,412,337.43   7/11/2007    9/8/2007         8
  22     6.3460  0.0205    6.3255  Actual/360          199,031.81        2,388,381.71    7/5/2007    8/8/2007         8
  23     5.8900  0.0205    5.8695  Actual/360          152,199.24        1,826,390.83   5/17/2007    7/1/2007         1
  24     5.4900  0.0205    5.4695  Actual/360          140,002.63        1,680,031.50    5/3/2007    7/1/2007         1
  25     5.5500  0.0205    5.5295  Actual/360          140,686.33        1,688,236.00    4/2/2007    6/1/2007         1
         Various                   Actual/360          175,476.85        2,105,722.20    7/2/2007    9/1/2007         1
  26     6.2600  0.0205    6.2395  Actual/360           60,157.50          721,890.00    7/2/2007    9/1/2007         1
  27     6.2600  0.0205    6.2395  Actual/360           59,787.68          717,452.16    7/2/2007    9/1/2007         1
  28     6.2700  0.0205    6.2495  Actual/360           55,531.67          666,380.04    7/2/2007    9/1/2007         1
  29     5.7370  0.0205    5.7165  Actual/360          137,309.52        1,647,714.24   4/18/2007    6/1/2007         1
  30     5.4600  0.0205    5.4395  Actual/360          117,958.75        1,415,505.00   3/29/2007    5/1/2007         1
  31     5.9500  0.0705    5.8795  Actual/360          146,103.23        1,753,238.77    6/7/2007    8/1/2007         1
  32     5.5300  0.0205    5.5095  Actual/360          108,320.41        1,299,844.93   4/12/2007    6/1/2007         1
  33     6.4100  0.0205    6.3895  Actual/360          122,733.69        1,472,804.33   6/18/2007    8/1/2007         1
  34     5.7070  0.0405    5.6665  Actual/360          108,789.69        1,305,476.28   5/31/2007    7/8/2007         8
  35     5.4800  0.0205    5.4595  Actual/360          103,998.22        1,247,978.67   3/29/2007    5/1/2007         1
  36     5.5500  0.0305    5.5195  Actual/360           98,743.75        1,184,925.00   6/18/2007    8/1/2007         1
  37     5.7550  0.0205    5.7345  Actual/360          102,391.04        1,228,692.48    6/1/2007    7/1/2007         1
  38     5.5100  0.0205    5.4895  Actual/360           94,110.80        1,129,329.60   4/12/2007    6/1/2007         1
  39     5.6700  0.0205    5.6495  Actual/360           96,075.00        1,152,900.00   5/17/2007    7/1/2007         1
  40     5.7300  0.0205    5.7095  Actual/360          116,460.59        1,397,527.09   6/19/2007    8/1/2007         1
  44     5.6100  0.0205    5.5895  Actual/360           92,919.52        1,115,034.25    5/7/2007    7/1/2007         1
  45     6.9900  0.0205    6.9695  Actual/360          115,480.63        1,385,767.50   6/14/2007    8/1/2007         1
  46     5.6100  0.0205    5.5895  Actual/360          114,824.68        1,377,896.11    7/6/2007    9/1/2007         1
 46.01
 46.02
 46.03
 46.04
 46.05
  47     6.2100  0.0205    6.1895  Actual/360          113,304.21        1,359,650.55   6/14/2007    8/1/2007         1
  48     6.5590  0.0205    6.5385  Actual/360          111,910.98        1,342,931.71   6/28/2007    8/8/2007         8
  49     5.9000  0.0205    5.8795  Actual/360          108,543.98        1,302,527.76   5/11/2007    7/1/2007         1
 49.01
 49.02
 49.03
 49.04
 49.05
 49.06
 49.07
 49.08
 49.09
 49.10
 49.11
 49.12
 49.13
 49.14
 49.15
 49.16
 49.17
 49.18
  50     5.5400  0.0205    5.5195  Actual/360           85,235.98        1,022,831.73   4/12/2007    6/1/2007         1
  51     5.9400  0.0205    5.9195  Actual/360           88,504.99        1,062,059.85  10/31/2002   12/1/2002         1
  52     5.7910  0.0205    5.7705  Actual/360           96,782.96        1,161,395.47   6/25/2007    8/8/2007         8
  53     5.7300  0.0205    5.7095    30/360            100,156.11        1,201,873.32   6/27/2007    8/8/2007         8
 53.01
 53.02
  54     5.8270  0.0205    5.8065  Actual/360           84,714.87        1,016,578.44   5/31/2007    7/8/2007         8
  55     5.9240  0.0205    5.9035  Actual/360           96,066.15        1,152,793.80   5/17/2007    7/8/2007         8
  56     5.9000  0.0205    5.8795  Actual/360           78,778.11          945,337.32   6/12/2007    8/1/2007         1
  57     5.8610  0.0205    5.8405  Actual/360           92,731.00        1,112,771.98   6/15/2007    8/1/2007         1
  58     5.7790  0.0205    5.7585  Actual/360           86,646.50        1,039,758.03    7/2/2007    8/8/2007         8
  59     5.7400  0.0205    5.7195  Actual/360           75,377.36          904,528.33   5/17/2007    7/1/2007         1
  60     5.8160  0.0205    5.7955  Actual/360           73,911.67          886,940.04    5/2/2007    6/8/2007         8
  61     6.2820  0.0205    6.2615  Actual/360           92,669.99        1,112,039.88   6/28/2007    8/8/2007         8
  62     5.5100  0.0205    5.4895  Actual/360           68,902.55          826,830.60   4/12/2007    6/1/2007         1
  63     6.1900  0.0705    6.1195  Actual/360           76,724.19          920,690.28    6/6/2007    8/1/2007         1
  64     5.6900  0.0705    5.6195  Actual/360           84,066.20        1,008,794.36   6/21/2007    8/1/2007         1
  65     6.2300  0.0205    6.2095  Actual/360           86,018.38        1,032,220.60   6/28/2007    8/1/2007         1
  66     5.9700  0.0205    5.9495  Actual/360           70,810.83          849,729.96   5/22/2007    7/8/2007         8
  67     5.7200  0.0205    5.6995  Actual/360           64,210.97          770,531.64   6/15/2007    8/1/2007         1
  68     5.5110  0.0205    5.4905  Actual/360           60,697.54          728,370.48   5/18/2007    7/8/2007         8
  69     5.7600  0.0205    5.7395  Actual/360           74,194.45          890,333.41   4/30/2007    6/1/2007         1
  70     6.1800  0.0305    6.1495  Actual/360           65,447.92          785,375.00   6/12/2007    8/1/2007         1
  71     5.8400  0.0205    5.8195  Actual/360           73,662.85          883,954.20   5/30/2007    7/1/2007         1
  72     5.6000  0.0205    5.5795  Actual/360           56,933.33          683,200.00   5/31/2007    7/1/2007         1
  73     6.0000  0.0205    5.9795  Actual/360           77,316.17          927,794.02   4/24/2007    6/1/2007         1
  74     5.5000  0.0205    5.4795  Actual/360           55,194.41          662,332.92   4/12/2007    6/1/2007         1
  75     6.0400  0.0205    6.0195  Actual/360           69,244.33          830,931.97    6/1/2007    8/1/2007         1
  76     6.1600  0.0205    6.1395  Actual/360           67,696.21          812,354.47  10/12/2006   12/1/2006         1
  77     5.7900  0.0205    5.7695  Actual/360           53,959.58          647,515.00   5/16/2007    7/1/2007         1
  78     5.7100  0.0205    5.6895  Actual/360           68,936.06          827,232.73   5/30/2007    7/1/2007         1
  79     5.7200  0.0205    5.6995  Actual/360           63,692.70          764,312.36    3/8/2007    5/1/2007         1
  80     6.0650  0.0205    6.0445  Actual/360           59,179.84          710,158.03    6/5/2007    7/8/2007         8
  81     6.3600  0.0205    6.3395  Actual/360           64,157.59          769,891.08    6/8/2007    8/1/2007         1
  82     6.3360  0.0205    6.3155  Actual/360           61,071.79          732,861.53   7/20/2007    9/8/2007         8
  83     6.0720  0.0205    6.0515  Actual/360           61,784.20          741,410.40    6/4/2007    7/8/2007         8
  84     5.7550  0.0205    5.7345  Actual/360           56,214.00          674,568.02    6/8/2007    8/8/2007         8
 84.01
 84.02
  85     5.5700  0.0205    5.5495  Actual/360           47,190.28          566,283.33   4/16/2007    6/1/2007         1
  86     6.3400  0.0205    6.3195  Actual/360           62,158.25          745,899.05   6/11/2007    8/1/2007         1
  87     5.3900  0.0205    5.3695  Actual/360           56,090.67          673,088.08   5/18/2007    7/1/2007         1
  88     6.0700  0.0705    5.9995  Actual/360           60,254.82          723,057.85    6/1/2007    7/1/2007         1
  89     5.6600  0.0205    5.6395  Actual/360           45,746.95          548,963.40    6/1/2007    8/1/2007         1
  90     5.8800  0.0205    5.8595  Actual/360           60,513.67          726,164.06   5/29/2007    7/1/2007         1
  91     5.9400  0.0205    5.9195  Actual/360           56,233.94          674,807.28   6/25/2007    8/1/2007         1
  92     5.7400  0.0205    5.7195  Actual/360           54,388.09          652,657.10   5/30/2007    7/1/2007         1
  93     6.0000  0.0705    5.9295  Actual/360           55,758.20          669,098.39   4/30/2007    6/1/2007         1
  94     6.2700  0.0205    6.2495  Actual/360           48,871.17          586,454.00   7/12/2007    9/1/2007         1
  95     5.5700  0.0205    5.5495  Actual/360           42,471.25          509,655.00    3/9/2007    5/1/2007         1
  96     5.8900  0.0205    5.8695  Actual/360           44,886.30          538,635.59   6/27/2007    8/1/2007         1
  97     5.5000  0.0205    5.4795  Actual/360           51,101.01          613,212.12   6/14/2007    8/1/2007         1
  98     5.7300  0.0205    5.7095  Actual/360           52,174.34          626,092.13    6/4/2007    8/1/2007         1
  99     5.9000  0.0205    5.8795  Actual/360           51,306.31          615,675.69   6/11/2007    8/1/2007         1
  100    5.7000  0.0205    5.6795  Actual/360           41,492.20          497,906.40   6/21/2007    8/1/2007         1
  101    5.6300  0.0205    5.6095  Actual/360           48,957.63          587,491.57    5/4/2007    7/1/2007         1
101.01
101.02
  102    5.8750  0.0205    5.8545  Actual/360           50,280.71          603,368.52   6/26/2007    8/8/2007         8
  103    5.8210  0.0205    5.8005  Actual/360           41,426.12          497,113.44   4/23/2007    6/8/2007         8
  104    5.7420  0.0205    5.7215  Actual/360           48,102.84          577,234.08   5/11/2007    7/8/2007         8
  105    5.5300  0.0205    5.5095  Actual/360           37,481.11          449,773.33    6/1/2007    8/1/2007         1
  106    5.6100  0.0205    5.5895  Actual/360           36,597.46          439,169.50    6/7/2007    8/1/2007         1
  107    5.3800  0.0205    5.3595  Actual/360           42,609.52          511,314.26   6/28/2007    8/1/2007         1
  108    6.6250  0.0205    6.6045  Actual/360           47,831.23          573,974.75   7/11/2007    9/8/2007         8
  109    5.6100  0.0205    5.5895  Actual/360           35,646.88          427,762.50   4/26/2007    6/1/2007         1
109.01
109.02
  110    5.9900  0.0205    5.9695  Actual/360           44,918.09          539,017.08   6/28/2007    8/1/2007         1
  111    5.8000  0.0205    5.7795  Actual/360           36,559.33          438,712.00   5/16/2007    7/1/2007         1
  112    6.2360  0.0205    6.2155  Actual/360           45,065.35          540,784.20    6/7/2007    7/8/2007         8
112.01
112.02
  113    5.8800  0.0205    5.8595    30/360             35,280.00          423,360.00    6/4/2007    8/1/2007         1
  114    6.2300  0.0205    6.2095  Actual/360           47,407.22          568,886.67   6/14/2006    8/1/2006         1
  115    5.6600  0.0205    5.6395  Actual/360           38,327.97          459,935.64   5/31/2007    7/8/2007         8
  116    5.8750  0.0205    5.8545  Actual/360           44,567.75          534,812.95   4/30/2007    6/8/2007         8
  117    6.5000  0.0205    6.4795  Actual/360           48,277.31          579,327.72   8/16/2005   10/1/2005         1
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.10
  118    5.9910  0.0205    5.9705  Actual/360           41,329.07          495,948.83   6/15/2007    8/8/2007         8
  119    5.7400  0.0205    5.7195  Actual/360           39,639.77          475,677.20    4/2/2007    6/1/2007         1
  120    5.8800  0.0205    5.8595  Actual/360           39,062.59          468,751.03    7/2/2007    9/1/2007         1
  121    5.6000  0.0505    5.5495  Actual/360           37,803.10          453,637.21   4/27/2007    6/1/2007         1
  122    5.8200  0.0205    5.7995  Actual/360           38,221.77          458,661.27   4/17/2007    6/1/2007         1
  123    5.6000  0.0505    5.5495  Actual/360           36,827.17          441,926.00   4/27/2007    6/1/2007         1
  124    5.9410  0.0205    5.9205  Actual/360           38,128.80          457,545.60   4/13/2007    6/8/2007         8
  125    5.8770  0.0205    5.8565  Actual/360           37,452.43          449,429.18   6/29/2007    8/8/2007         8
  126    6.1060  0.0205    6.0855  Actual/360           37,898.90          454,786.80   6/18/2007    8/8/2007         8
  127    5.6500  0.0605    5.5895  Actual/360           35,788.62          429,463.43  12/29/2006    2/1/2007         1
  128    5.6700  0.0205    5.6495  Actual/360           29,298.07          351,576.86    4/5/2007    6/1/2007         1
  129    6.0040  0.0205    5.9835  Actual/360           36,468.31          437,619.72   6/19/2007    8/8/2007         8
  130    5.9800  0.0605    5.9195  Actual/360           38,456.15          461,473.77   5/24/2007    7/1/2007         1
  131    5.7400  0.0205    5.7195  Actual/360           34,830.53          417,966.37   5/14/2007    7/1/2007         1
  132    6.4400  0.0205    6.4195  Actual/360           30,947.06          371,364.75    6/8/2007    8/1/2007         1
  133    5.8400  0.0205    5.8195  Actual/360           32,411.65          388,939.81   6/13/2007    8/1/2007         1
  134    5.8300  0.0205    5.8095  Actual/360           31,552.44          378,629.23    6/4/2007    8/1/2007         1
  135    5.7400  0.0205    5.7195  Actual/360           25,531.04          306,372.50    5/2/2007    7/1/2007         1
  136    6.6000  0.0205    6.5795  Actual/360           34,754.92          417,059.09   6/22/2007    8/1/2007         1
  137    5.5700  0.0205    5.5495  Actual/360           23,595.14          283,141.67    6/6/2007    8/1/2007         1
  138    6.1100  0.0705    6.0395  Actual/360           30,332.04          363,984.52   6/22/2007    8/1/2007         1
  139    5.7700  0.0205    5.7495  Actual/360           29,242.20          350,906.40    6/4/2007    8/1/2007         1
  140    5.9200  0.0205    5.8995  Actual/360           29,720.84          356,650.13  10/31/2006   12/1/2006         1
  141    5.7300  0.0205    5.7095  Actual/360           28,422.21          341,066.49   4/26/2007    6/1/2007         1
  142    5.9800  0.0605    5.9195  Actual/360           30,867.81          370,413.73   5/24/2007    7/1/2007         1
  143    7.0000  0.0205    6.9795  Actual/360           33,784.05          405,408.60   7/10/2007    9/8/2007         8
143.01
143.02
  144    5.9630  0.0205    5.9425  Actual/360           24,123.23          289,478.76   5/25/2007    7/8/2007         8
  145    5.5700  0.0205    5.5495  Actual/360           22,415.38          268,984.58   5/15/2007    7/1/2007         1
  146    5.7300  0.0605    5.6695  Actual/360           33,119.52          397,434.24    4/9/2007    6/1/2007         1
  147    5.6780  0.0205    5.6575  Actual/360           29,363.85          352,366.20   6/29/2007    8/8/2007         8
  148    6.1600  0.0205    6.1395  Actual/360           24,267.83          291,214.00   6/27/2007    8/1/2007         1
  149    5.5190  0.0205    5.4985  Actual/360           26,173.16          314,077.88   6/15/2007    8/8/2007         8
  150    6.0200  0.0205    5.9995  Actual/360           27,037.66          324,451.96   6/28/2007    8/1/2007         1
  151    6.6090  0.0205    6.5885  Actual/360           28,766.40          345,196.83    7/5/2007    8/8/2007         8
  152    5.8400  0.0705    5.7695  Actual/360           26,371.30          316,455.57   6/22/2007    8/1/2007         1
  153    6.0700  0.0205    6.0495  Actual/360           26,971.20          323,654.40   5/31/2007    7/1/2007         1
  154    6.2300  0.0205    6.2095    30/360             22,064.58          264,775.00   6/20/2007    8/1/2007         1
  155    5.8800  0.0205    5.8595  Actual/360           25,153.94          301,847.28   6/18/2007    8/1/2007         1
  156    6.2400  0.0305    6.2095  Actual/360           22,336.17          268,034.00   6/12/2007    8/1/2007         1
  157    5.6300  0.0205    5.6095  Actual/360           20,033.42          240,401.00   3/14/2007    5/1/2007         1
  158    5.8300  0.0205    5.8095  Actual/360           24,723.92          296,687.04   5/14/2007    7/1/2007         1
  159    6.0600  0.0205    6.0395  Actual/360           27,214.91          326,578.93   5/17/2007    7/1/2007         1
  160    5.7600  0.0205    5.7395  Actual/360           23,835.70          286,028.37   5/25/2007    7/1/2007         1
  161    6.3920  0.0205    6.3715  Actual/360           24,347.55          292,170.60   7/20/2007    9/8/2007         8
  162    6.3750  0.0205    6.3545  Actual/360           24,689.63          296,275.57    6/7/2007    8/5/2007         5
  163    5.9900  0.0205    5.9695  Actual/360           23,956.31          287,475.72   6/28/2007    8/1/2007         1
  164    7.0000  0.0205    6.9795  Actual/360           28,271.17          339,254.01   6/21/2007    8/8/2007         8
  165    5.7800  0.0205    5.7595  Actual/360           19,489.84          233,878.07   5/11/2007    7/1/2007         1
  166    6.2200  0.0205    6.1995  Actual/360           24,550.70          294,608.34   9/15/2006   11/1/2006         1
  167    5.6600  0.0205    5.6395  Actual/360           18,912.58          226,950.91   4/26/2007    6/1/2007         1
  168    6.4500  0.0205    6.4295  Actual/360           24,522.55          294,270.61   6/19/2007    8/1/2007         1
  169    5.8400  0.0205    5.8195  Actual/360           22,982.81          275,793.68   5/22/2007    7/1/2007         1
  170    5.8700  0.0205    5.8495  Actual/360           19,395.46          232,745.50   5/21/2007    7/1/2007         1
  171    5.7800  0.0705    5.7095  Actual/360           22,394.61          268,735.34    5/4/2007    7/1/2007         1
  172    6.1500  0.0205    6.1295  Actual/360           23,150.67          277,808.04   5/24/2007    7/8/2007         8
172.01
172.02
172.03
172.04
  173    5.7500  0.0205    5.7295  Actual/360           21,883.98          262,607.79    4/2/2007    6/1/2007         1
  174    5.7600  0.0205    5.7395  Actual/360           23,299.30          279,591.61   4/26/2007    6/1/2007         1
  175    5.7000  0.0205    5.6795  Actual/360           21,010.50          252,125.95   5/15/2007    7/1/2007         1
  176    6.2600  0.0805    6.1795  Actual/360           19,093.00          229,116.00   6/14/2007    8/1/2007         1
  177    6.0500  0.0205    6.0295  Actual/360           17,299.22          207,590.63   5/14/2007    7/1/2007         1
  179    5.8600  0.0205    5.8395  Actual/360           16,383.58          196,603.00   4/18/2007    6/1/2007         1
  180    6.1200  0.0705    6.0495  Actual/360           19,840.07          238,080.89    6/1/2007    7/1/2007         1
  181    5.9000  0.0205    5.8795  Actual/360           19,276.94          231,323.28   5/15/2007    7/1/2007         1
  182    5.9500  0.1005    5.8495  Actual/360           19,082.87          228,994.45   5/15/2007    7/1/2007         1
  183    5.7400  0.0705    5.6695  Actual/360           18,595.71          223,148.57   4/26/2007    6/1/2007         1
183.01
183.02
  184    6.0600  0.1005    5.9595  Actual/360           18,705.82          224,469.81   5/17/2007    7/1/2007         1
  185    5.6700  0.0205    5.6495  Actual/360           14,603.40          175,240.80    5/3/2007    7/1/2007         1
  186    6.0300  0.0705    5.9595  Actual/360           18,044.42          216,533.03   5/30/2007    7/1/2007         1
  187    5.9000  0.0205    5.8795  Actual/360           17,734.78          212,817.36   5/18/2007    7/1/2007         1
  188    5.9000  0.0805    5.8195  Actual/360           22,549.24          270,590.83   4/26/2007    6/1/2007         1
  189    5.7800  0.0205    5.7595  Actual/360           16,774.00          201,288.04    5/7/2007    7/1/2007         1
  190    5.8300  0.1005    5.7295  Actual/360           16,482.62          197,791.39   5/10/2007    7/1/2007         1
  191    5.8100  0.0705    5.7395  Actual/360           15,859.53          190,314.36   4/23/2007    6/1/2007         1
191.01
191.02
  192    5.7900  0.0205    5.7695  Actual/360           15,532.08          186,385.01   4/26/2007    6/1/2007         1
  193    5.9000  0.0205    5.8795  Actual/360           15,421.55          185,058.60    5/2/2007    7/1/2007         1
193.01
193.02
193.03
193.04
  194    5.7200  0.0205    5.6995  Actual/360           14,687.13          176,245.55   5/22/2007    7/1/2007         1
  195    5.9800  0.0205    5.9595  Actual/360           14,807.07          177,684.79   4/30/2007    6/1/2007         1
  196    5.8100  0.0205    5.7895  Actual/360           14,097.36          169,168.32   5/14/2007    7/8/2007         8
  197    6.0000  0.0205    5.9795  Actual/360           14,389.21          172,670.55   5/31/2007    7/1/2007         1
  198    5.7200  0.0205    5.6995  Actual/360           11,388.36          136,660.33   4/24/2007    6/1/2007         1
  199    6.2600  0.0205    6.2395  Actual/360           12,304.38          147,652.53   7/18/2007    9/1/2007         1
  201    5.6500  0.0205    5.6295  Actual/360           13,276.42          159,317.08    1/5/2007    3/1/2007         1
  202    5.6250  0.0205    5.6045  Actual/360           14,296.22          171,554.64   5/11/2007    7/8/2007         8
  203    5.9800  0.0205    5.9595  Actual/360           13,460.97          161,531.63   5/31/2007    7/1/2007         1
  204    5.9100  0.0205    5.8895  Actual/360           13,211.53          158,538.34   5/23/2007    7/1/2007         1
  205    6.1900  0.0705    6.1195  Actual/360           13,447.81          161,373.70   6/29/2007    8/1/2007         1
  206    5.8600  0.0205    5.8395  Actual/360           12,992.75          155,913.00   3/29/2007    6/1/2007         1
  207    5.7800  0.0205    5.7595  Actual/360           13,880.25          166,563.03   5/11/2007    7/1/2007         1
  208    5.9300  0.0805    5.8495  Actual/360           12,793.74          153,524.84    6/7/2007    8/1/2007         1
  209    6.2400  0.0205    6.2195  Actual/360           13,223.94          158,687.28    6/4/2007    8/1/2007         1
  210    5.8100  0.0205    5.7895  Actual/360           12,335.19          148,022.28   5/25/2007    7/1/2007         1
  211    5.7920  0.0205    5.7715  Actual/360           12,311.12          147,733.44   5/11/2007    7/8/2007         8
  212    6.6900  0.0205    6.6695  Actual/360           14,429.68          173,156.16   5/11/2007    7/1/2007         1
212.01
212.02
  214    6.2500  0.0205    6.2295  Actual/360           12,375.92          148,511.04   5/24/2007    7/1/2007         1
  215    6.0620  0.0205    6.0415  Actual/360           12,070.85          144,850.20   3/27/2007    6/1/2007         1
  216    5.8200  0.0205    5.7995  Actual/360            9,861.67          118,340.00   3/15/2007    5/1/2007         1
  217    5.8100  0.0205    5.7895  Actual/360           12,654.75          151,857.00   6/11/2007    8/1/2007         1
  218    6.1200  0.1455    5.9745  Actual/360           13,033.13          156,397.59   5/15/2007    7/1/2007         1
  219    5.8500  0.0205    5.8295  Actual/360           11,798.82          141,585.84   4/18/2007    6/1/2007         1
  220    5.8900  0.0705    5.8195  Actual/360           12,751.88          153,022.56    5/1/2007    7/1/2007         1
  221    5.9300  0.0205    5.9095  Actual/360           11,749.41          140,992.92   5/10/2007    7/1/2007         1
  222    5.8100  0.0205    5.7895  Actual/360           11,307.26          135,687.09   5/30/2007    7/1/2007         1
  223    6.2700  0.0705    6.1995  Actual/360           11,698.67          140,384.04    6/4/2007    8/1/2007         1
  224    5.9150  0.0705    5.8445  Actual/360           11,139.31          133,671.72    5/4/2007    7/1/2007         1
  225    6.5200  0.0205    6.4995  Actual/360           11,654.26          139,851.12   6/18/2007    8/1/2007         1
  226    6.0300  0.0205    6.0095  Actual/360           10,826.65          129,919.80   6/13/2007    8/1/2007         1
  227    5.7900  0.0205    5.7695  Actual/360           10,550.10          126,601.20   4/25/2007    6/1/2007         1
  228    6.2700  0.0205    6.2495  Actual/360           11,764.13          141,169.56   5/29/2007    7/1/2007         1
  229    6.1000  0.0705    6.0295  Actual/360           10,756.41          129,076.89   5/24/2007    7/1/2007         1
  230    5.8300  0.0205    5.8095  Actual/360           10,301.63          123,619.56   4/30/2007    7/1/2007         1
  231    6.0200  0.0205    5.9995  Actual/360           10,514.65          126,175.76   5/30/2007    7/1/2007         1
  232    6.1400  0.0705    6.0695  Actual/360           10,498.02          125,976.24   5/23/2007    7/1/2007         1
  233    6.2600  0.0705    6.1895  Actual/360           10,478.25          125,739.00    6/1/2007    8/1/2007         1
  234    5.8400  0.0205    5.8195  Actual/360            9,948.02          119,376.24   5/24/2007    7/1/2007         1
  235    6.0300  0.0705    5.9595  Actual/360            9,924.43          119,093.17    6/6/2007    8/1/2007         1
  236    5.6100  0.0205    5.5895  Actual/360            9,482.71          113,792.52   6/11/2007    8/1/2007         1
  237    5.8800  0.0205    5.8595  Actual/360           10,478.42          125,741.04   5/31/2007    7/1/2007         1
  238    5.8730  0.0205    5.8525  Actual/360            9,551.27          114,615.24    6/4/2007    8/1/2007         1
  239    5.8100  0.0805    5.7295  Actual/360            9,398.24          112,778.88   5/28/2007    7/1/2007         1
  240    6.5400  0.0205    6.5195  Actual/360           10,155.21          121,862.52   5/11/2007    7/1/2007         1
  241    6.0600  0.0205    6.0395  Actual/360            9,654.62          115,855.44   5/25/2007    7/1/2007         1
  242    5.9400  0.1455    5.7945  Actual/360            9,531.18          114,374.11   5/10/2007    7/1/2007         1
  243    5.7400  0.0205    5.7195  Actual/360            9,327.00          111,924.05    5/9/2007    7/1/2007         1
  244    5.9600  0.0205    5.9395  Actual/360            9,342.76          112,113.12    4/6/2007    6/1/2007         1
  245    5.9700  0.0205    5.9495  Actual/360           11,077.87          132,934.44    6/6/2007    8/1/2007         1
  246    5.7200  0.0205    5.6995  Actual/360            8,957.69          107,492.33   5/23/2007    7/1/2007         1
  247    6.0700  0.0805    5.9895  Actual/360            9,242.09          110,905.11    5/8/2007    7/1/2007         1
  248    5.8400  0.0205    5.8195  Actual/360            9,017.79          108,213.48   5/24/2007    7/1/2007         1
  249    6.1300  0.0205    6.1095  Actual/360            9,119.01          109,428.10    6/7/2007    8/1/2007         1
  250    5.9900  0.0205    5.9695  Actual/360            8,983.62          107,803.44    5/1/2007    7/1/2007         1
  251    5.9400  0.0205    5.9195  Actual/360            8,935.48          107,225.76    4/9/2007    6/1/2007         1
  252    5.9600  0.0705    5.8895  Actual/360            8,805.47          105,665.69    5/3/2007    7/1/2007         1
  253    5.9400  0.0705    5.8695  Actual/360            8,339.78          100,077.36   4/25/2007    6/1/2007         1
  254    6.4100  0.0205    6.3895  Actual/360            8,766.25          105,195.00    5/8/2007    7/1/2007         1
  255    6.4850  0.0205    6.4645  Actual/360            8,708.93          104,507.16    6/6/2007    8/1/2007         1
  256    5.8100  0.0205    5.7895  Actual/360            7,988.50           95,862.05   5/17/2007    7/1/2007         1
  257    5.7780  0.0205    5.7575  Actual/360            7,609.59           91,315.08   5/16/2007    7/8/2007         8
  258    5.9100  0.0205    5.8895  Actual/360            7,719.09           92,629.08   5/22/2007    7/1/2007         1
  259    6.0300  0.0205    6.0095  Actual/360            8,399.77          100,797.29    5/9/2007    7/1/2007         1
  260    5.9750  0.0205    5.9545  Actual/360            7,474.30           89,691.60   4/25/2007    6/1/2007         1
  261    6.4700  0.0205    6.4495  Actual/360            7,781.69           93,380.28   5/18/2007    7/1/2007         1
  262    6.1000  0.0805    6.0195  Actual/360            7,271.94           87,263.25   4/17/2007    6/1/2007         1
  263    6.1900  0.0205    6.1695  Actual/360            7,215.62           86,587.44   4/20/2007    6/1/2007         1
  264    6.1600  0.0205    6.1395  Actual/360            6,525.67           78,308.04   4/25/2007    6/1/2007         1
  265    6.1600  0.0205    6.1395  Actual/360            6,159.74           73,916.94   4/25/2007    6/1/2007         1
  266    6.4000  0.0205    6.3795  Actual/360            6,255.06           75,060.72    5/1/2007    7/1/2007         1
  267    5.7220  0.0205    5.7015  Actual/360            4,653.89           55,846.68   5/11/2007    7/8/2007         8
  268    6.1200  0.0205    6.0995  Actual/360            5,829.96           69,959.52   5/16/2007    7/1/2007         1
  269    6.1900  0.1455    6.0445  Actual/360            5,575.71           66,908.48    5/9/2007    7/1/2007         1
  270    6.6500  0.0205    6.6295  Actual/360            5,134.57           61,614.84   5/15/2007    7/1/2007         1
  271    6.6300  0.0205    6.6095  Actual/360            3,747.75           44,973.00    5/3/2007    7/1/2007         1

                                                     ORIGINAL     REMAINING
                                 FINAL                 TERM         TERM        ORIGINAL      REMAINING         INITIAL
        MATURITY/   ARD/HYBRID  MATURITY            TO MATURITY  TO MATURITY  AMORTIZATION   AMORTIZATION    INTEREST ONLY
LOAN #  ARD DATE      LOAN       DATE     SEASONING   OR ARD       OR ARD          TERM          TERM         PERIOD(11)
------------------------------------------------------------------------------------------------------------------------------------

   1     6/8/2017      No                      2        120          118           360            360              60
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
   2     6/8/2017      No                      2        120          118           360            360              60
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
 2.21
 2.22
 2.23
 2.24
 2.25
 2.26
 2.27
 2.28
 2.29
 2.30
 2.31
 2.32
 2.33
 2.34
 2.35
 2.36
 2.37
 2.38
 2.39
 2.40
 2.41
 2.42
 2.43
 2.44
 2.45
 2.46
 2.47
 2.48
 2.49
 2.50
 2.51
 2.52
 2.53
 2.54
 2.55
 2.56
 2.57
 2.58
 2.59
 2.60
 2.61
 2.62
 2.63
 2.64
 2.65
 2.66
 2.67
 2.68
 2.69
 2.70
 2.71
 2.72
 2.73
 2.74
 2.75
 2.76
 2.77
 2.78
 2.79
   3     6/8/2012      No                      2         60           58             0              0              60
   4     7/1/2014      No                      1         84           83             0              0              84
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
   5     8/6/2014      No                      1         85           84             0              0              85
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
          Various     Yes        7/8/2037      1      Various    Various           360            359               0
   6     7/8/2018     Yes        7/8/2037      1        132          131           360            359               0
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
   7     7/8/2018     Yes        7/8/2037      1        132          131           360            359               0
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
   8     7/8/2018     Yes        7/8/2037      1        132          131           360            359               0
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
   9     7/8/2019     Yes        7/8/2037      1        144          143           360            359               0
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
  10     5/1/2012      No                      3         60           57             0              0              60
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
  11     6/8/2012      No                      2         60           58             0              0              60
  12     7/5/2017      No                      1        120          119           360            360              60
  13     8/8/2017      No                      0        120          120             0              0             120
 13.01
 13.02
  14     6/1/2017      No                      2        120          118             0              0             120
  15     6/1/2017      No                      2        120          118             0              0             120
 15.01
 15.02
  16     7/1/2017      No                      1        120          119             0              0             120
  17     6/1/2017      No                      2        120          118             0              0             120
  18     7/1/2017      No                      1        120          119           360            360              60
  19     7/1/2017      No                      1        120          119           360            360              36
  20     6/8/2017      No                      2        120          118           420            420              84
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
 20.10
  21     8/8/2017      No                      0        120          120           420            420               0
  22     7/8/2017      No                      1        120          119           360            359               0
  23     6/1/2017      No                      2        120          118             0              0             120
  24     6/1/2017      No                      2        120          118             0              0             120
  25     5/1/2017      No                      3        120          117             0              0             120
         8/1/2017      No                      0        120          120           360            360
  26     8/1/2017      No                      0        120          120           360            360               0
  27     8/1/2017      No                      0        120          120           360            360               0
  28     8/1/2017      No                      0        120          120           360            360              24
  29     5/1/2017      No                      3        120          117             0              0             120
  30     4/1/2017      No                      4        120          116             0              0             120
  31     7/1/2017      No                      1        120          119           360            360              24
  32     5/1/2012      No                      3         60           57             0              0              60
  33     7/1/2017      No                      1        120          119             0              0             120
  34     6/8/2017      No                      2        120          118             0              0             120
  35     4/1/2017      No                      4        120          116             0              0             120
  36     7/1/2017      No                      1        120          119             0              0             120
  37     6/1/2017      No                      2        120          118             0              0             120
  38     5/1/2012      No                      3         60           57             0              0              60
  39     6/1/2017      No                      2        120          118             0              0             120
  40     7/1/2017      No                      1        120          119           360            359               0
  44     6/1/2017      No                      2        120          118             0              0             120
  45     7/1/2014      No                      1         84           83             0              0              84
  46     8/1/2017      No                      0        120          120           300            300              24
 46.01
 46.02
 46.03
 46.04
 46.05
  47     7/1/2017      No                      1        120          119           360            360              60
  48     7/8/2017      No                      1        120          119           420            419               0
  49     6/1/2017      No                      2        120          118           360            358               0
 49.01
 49.02
 49.03
 49.04
 49.05
 49.06
 49.07
 49.08
 49.09
 49.10
 49.11
 49.12
 49.13
 49.14
 49.15
 49.16
 49.17
 49.18
  50     5/1/2012      No                      3         60           57             0              0              60
  51    11/1/2014      No                     57        144           87             0              0              87
  52     7/8/2017      No                      1        120          119           420            420              24
  53     7/8/2017      No                      1        120          119           360            360              60
 53.01
 53.02
  54     6/8/2012      No                      2         60           58             0              0              60
  55     6/8/2014      No                      2         84           82           420            420              60
  56     7/1/2017      No                      1        120          119             0              0             120
  57     7/1/2017      No                      1        120          119           360            360              12
  58     7/8/2017      No                      1        120          119           420            420              60
  59     6/1/2017      No                      2        120          118             0              0             120
  60     5/8/2012      No                      3         60           57             0              0              60
  61     7/8/2017      No                      1        120          119           360            359               0
  62     5/1/2012      No                      3         60           57             0              0              60
  63     7/1/2012      No                      1         60           59             0              0              60
  64     7/1/2017      No                      1        120          119           360            360              60
  65     7/1/2017      No                      1        120          119           360            360              60
  66     6/8/2017      No                      2        120          118             0              0             120
  67     7/1/2017      No                      1        120          119             0              0             120
  68     6/8/2017      No                      2        120          118             0              0             120
  69     5/1/2017      No                      3        120          117           360            357               0
  70     7/1/2017      No                      1        120          119             0              0             120
  71     6/1/2017      No                      2        120          118           360            358               0
  72     6/1/2017      No                      2        120          118             0              0             120
  73     5/1/2012      No                      3         60           57           300            300              12
  74     5/1/2012      No                      3         60           57             0              0              60
  75     7/1/2017      No                      1        120          119           360            360              36
  76    11/1/2011     Yes       11/1/2036      9         60           51           360            351               0
  77     6/1/2012      No                      2         60           58             0              0              60
  78     6/1/2017      No                      2        120          118           300            298               0
  79     4/1/2017      No                      4        120          116           360            360              60
  80     6/8/2012      No                      2         60           58           420            420              12
  81     7/1/2017      No                      1        120          119           360            360              60
  82     8/8/2017      No                      0        120          120           420            420              60
  83     6/8/2017      No                      2        120          118           360            360              60
  84     7/8/2017      No                      1        120          119           420            419               0
 84.01
 84.02
  85     5/1/2017      No                      3        120          117             0              0             120
  86     7/1/2017      No                      1        120          119           360            360              24
  87     6/1/2017      No                      2        120          118           360            358               0
  88     6/1/2017      No                      2        120          118           360            360              60
  89     7/1/2017      No                      1        120          119             0              0             120
  90     6/1/2017      No                      2        120          118           300            298               0
  91     7/1/2017      No                      1        120          119           360            360              60
  92     6/1/2017      No                      2        120          118           360            358               0
  93     5/1/2017      No                      3        120          117           360            360              24
  94     8/1/2017      No                      0        120          120             0              0             120
  95     4/1/2017      No                      4        120          116             0              0             120
  96     7/1/2017      No                      1        120          119             0              0             120
  97     7/1/2017      No                      1        120          119           360            359               0
  98     7/1/2017      No                      1        120          119           360            359               0
  99     7/1/2017      No                      1        120          119           360            360              72
  100    7/1/2017      No                      1        120          119             0              0             120
  101    6/1/2017      No                      2        120          118           360            360              24
101.01
101.02
  102    7/8/2017      No                      1        120          119           360            359               0
  103    5/8/2017      No                      3        120          117             0              0             120
  104    6/8/2017      No                      2        120          118           360            360              36
  105    7/1/2017      No                      1        120          119             0              0             120
  106    7/1/2017     Yes        7/1/2037      1        120          119             0              0             120
  107    7/1/2017      No                      1        120          119           360            360              36
  108    8/8/2017      No                      0        120          120           360            360               0
  109    5/1/2017      No                      3        120          117             0              0             120
109.01
109.02
  110    7/1/2017     Yes        7/1/2037      1        120          119           360            360              36
  111    6/1/2017      No                      2        120          118             0              0             120
  112    6/8/2017      No                      2        120          118           360            360              60
112.01
112.02
  113    7/1/2012      No                      1         60           59             0              0              60
  114    7/1/2016      No                     13        120          107           300            287               0
  115    6/8/2017      No                      2        120          118           420            420              36
  116    5/8/2017      No                      3        120          117           300            297               0
  117    9/1/2015      No                     23        120           97           300            277               0
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.10
  118    7/8/2017      No                      1        120          119           360            359               0
  119    5/1/2017      No                      3        120          117           360            360              24
  120    8/1/2017      No                      0        120          120           360            360              60
  121    5/1/2017      No                      3        120          117           360            360              84
  122    5/1/2017      No                      3        120          117           360            360              60
  123    5/1/2017      No                      3        120          117           360            360              84
  124    5/8/2017      No                      3        120          117           360            360              24
  125    7/8/2017      No                      1        120          119           360            360              60
  126    7/8/2017      No                      1        120          119           360            360              36
  127    1/1/2017      No                      7        120          113           360            360              72
  128    5/1/2017      No                      3        120          117             0              0             120
  129    7/8/2017      No                      1        120          119           360            360              36
  130    6/1/2017      No                      2        120          118           300            298               0
  131    6/1/2017      No                      2        120          118           360            358               0
  132    7/1/2017      No                      1        120          119             0              0             120
  133    7/1/2017      No                      1        120          119           360            360              60
  134    7/1/2017      No                      1        120          119           360            359               0
  135    6/1/2012      No                      2         60           58             0              0              60
  136    7/1/2017      No                      1        120          119           300            299               0
  137    7/1/2017      No                      1        120          119             0              0             120
  138    7/1/2017      No                      1        120          119           360            360              36
  139    7/1/2017      No                      1        120          119           360            359               0
  140   11/1/2016      No                      9        120          111           360            351               0
  141    5/1/2017      No                      3        120          117           360            360              60
  142    6/1/2017      No                      2        120          118           300            298               0
  143    8/8/2017      No                      0        120          120           300            300               0
143.01
143.02
  144    6/8/2017      No                      2        120          118             0              0             120
  145    6/1/2017      No                      2        120          118             0              0             120
  146    5/1/2017      No                      3        120          117           240            237               0
  147    7/8/2017      No                      1        120          119           300            299               0
  148    7/1/2014      No                      1         84           83             0              0              84
  149    7/8/2017      No                      1        120          119           360            360              60
  150    7/1/2017      No                      1        120          119           360            360              24
  151    7/8/2017      No                      1        120          119           360            359               0
  152    7/1/2017      No                      1        120          119           360            360              60
  153    6/1/2017      No                      2        120          118           360            358               0
  154    7/1/2017      No                      1        120          119             0              0             120
  155    7/1/2017      No                      1        120          119           360            359               0
  156    7/1/2017      No                      1        120          119             0              0             120
  157    4/1/2017      No                      4        120          116             0              0             120
  158    6/1/2017      No                      2        120          118           360            358               0
  159    6/1/2017      No                      2        120          118           300            298               0
  160    6/1/2017      No                      2        120          118           360            360              84
  161    8/8/2017      No                      0        120          120           420            420              60
  162    7/5/2017      No                      1        120          119           372            371               0
  163    7/1/2017      No                      1        120          119           360            359               0
  164    7/8/2017      No                      1        120          119           300            299               0
  165    6/1/2017      No                      2        120          118             0              0             120
  166   10/1/2016      No                     10        120          110           360            350               0
  167    5/1/2017      No                      3        120          117             0              0             120
  168    7/1/2017      No                      1        120          119           360            360              24
  169    6/1/2017      No                      2        120          118           360            360              60
  170    6/1/2017      No                      2        120          118             0              0             120
  171    6/1/2017      No                      2        120          118           360            360              60
  172    6/8/2017      No                      2        120          118           360            358               0
172.01
172.02
172.03
172.04
  173    5/1/2017      No                      3        120          117           360            360              60
  174    5/1/2017      No                      3        120          117           300            297               0
  175    6/1/2017      No                      2        120          118           360            358               0
  176    7/1/2017      No                      1        120          119             0              0             120
  177    6/1/2012      No                      2         60           58             0              0              60
  179    5/1/2017      No                      3        120          117             0              0             120
  180    6/1/2017      No                      2        120          118           360            360              24
  181    6/1/2017      No                      2        120          118           360            358               0
  182    6/1/2017      No                      2        120          118           360            358               0
  183    5/1/2017      No                      3        120          117           360            357               0
183.01
183.02
  184    6/1/2014      No                      2         84           82           360            358               0
  185    6/1/2017      No                      2        120          118             0              0             120
  186    6/1/2017      No                      2        120          118           360            358               0
  187    6/1/2017      No                      2        120          118           360            360              36
  188    5/1/2017      No                      3        120          117           204            201               0
  189    6/1/2017      No                      2        120          118           360            360              36
  190    6/1/2017      No                      2        120          118           360            358               0
  191    5/1/2017      No                      3        120          117           360            357               0
191.01
191.02
  192    5/1/2017      No                      3        120          117           360            360              24
  193    6/1/2014      No                      2         84           82           360            358               0
193.01
193.02
193.03
193.04
  194    6/1/2017      No                      2        120          118           360            360              60
  195    5/1/2017      No                      3        120          117           360            357               0
  196    6/8/2017      No                      2        120          118           360            360              36
  197    6/1/2017      No                      2        120          118           360            360              24
  198    5/1/2017      No                      3        120          117             0              0             120
  199    8/1/2017      No                      0        120          120             0              0             120
  201    2/1/2017      No                      6        120          114           360            360              23
  202    6/8/2017      No                      2        120          118           300            298               0
  203    6/1/2017      No                      2        120          118           360            360              24
  204    6/1/2017      No                      2        120          118           360            358               0
  205    7/1/2017      No                      1        120          119           360            359               0
  206    5/1/2017      No                      3        120          117           360            357               0
  207    6/1/2017      No                      2        120          118           300            298               0
  208    7/1/2017      No                      1        120          119           360            360              60
  209    7/1/2017      No                      1        120          119           360            359               0
  210    6/1/2017      No                      2        120          118           360            360              60
  211    6/8/2017      No                      2        120          118           360            360              36
  212    6/1/2017      No                      2        120          118           300            298               0
212.01
212.02
  214    6/1/2017      No                      2        120          118           360            358               0
  215    5/1/2017      No                      3        120          117           360            360              12
  216    4/1/2017      No                      4        120          116             0              0             120
  217    7/1/2017      No                      1        120          119           300            299               0
  218    6/1/2017      No                      2        120          118           300            298               0
  219    5/1/2017      No                      3        120          117           360            357               0
  220    6/1/2017      No                      2        120          118           300            298               0
  221    6/1/2017      No                      2        120          118           360            358               0
  222    6/1/2017      No                      2        120          118           360            358               0
  223    7/1/2017      No                      1        120          119           360            360              36
  224    6/1/2017      No                      2        120          118           360            360              12
  225    7/1/2017      No                      1        120          119           360            359               0
  226    7/1/2017      No                      1        120          119           360            359               0
  227    5/1/2017      No                      3        120          117           360            357               0
  228    6/1/2017      No                      2        120          118           300            298               0
  229    6/1/2017      No                      2        120          118           360            360              24
  230    6/1/2017      No                      2        120          118           360            360              36
  231    6/1/2017      No                      2        120          118           360            358               0
  232    6/1/2017      No                      2        120          118           360            358               0
  233    7/1/2017      No                      1        120          119           360            360              60
  234    6/1/2017      No                      2        120          118           360            358               0
  235    7/1/2017      No                      1        120          119           360            359               0
  236    7/1/2017      No                      1        120          119           360            359               0
  237    6/1/2017      No                      2        120          118           300            298               0
  238    7/1/2017      No                      1        120          119           360            359               0
  239    6/1/2017      No                      2        120          118           360            360              60
  240    6/1/2017      No                      2        120          118           360            360              24
  241    6/1/2017      No                      2        120          118           360            358               0
  242    6/1/2017      No                      2        120          118           360            358               0
  243    6/1/2017      No                      2        120          118           360            358               0
  244    5/1/2017      No                      3        120          117           360            357               0
  245    7/1/2017      No                      1        120          119           240            239               0
  246    6/1/2017      No                      2        120          118           360            360              60
  247    6/1/2017      No                      2        120          118           360            360              36
  248    6/1/2017      No                      2        120          118           360            358               0
  249    7/1/2017      No                      1        120          119           360            360              24
  250    6/1/2017      No                      2        120          118           360            358               0
  251    5/1/2017      No                      3        120          117           360            357               0
  252    6/1/2017      No                      2        120          118           360            358               0
  253    5/1/2017      No                      3        120          117           360            360              36
  254    6/1/2017      No                      2        120          118           360            358               0
  255    7/1/2017      No                      1        120          119           360            360              24
  256    6/1/2017      No                      2        120          118           360            360              36
  257    6/8/2017      No                      2        120          118           360            360              36
  258    6/1/2017      No                      2        120          118           360            358               0
  259    6/1/2017      No                      2        120          118           300            298               0
  260    5/1/2017      No                      3        120          117           360            357               0
  261    6/1/2017      No                      2        120          118           360            358               0
  262    5/1/2017      No                      3        120          117           360            360              24
  263    5/1/2017      No                      3        120          117           300            297               0
  264    5/1/2017      No                      3        120          117           360            357               0
  265    5/1/2017      No                      3        120          117           360            357               0
  266    6/1/2017      No                      2        120          118           360            358               0
  267    6/8/2017      No                      2        120          118             0              0             120
  268    6/1/2017      No                      2        120          118           360            360              24
  269    6/1/2017      No                      2        120          118           300            298               0
  270    6/1/2017      No                      2        120          118           300            298               0
  271    6/1/2017      No                      2        120          118           360            358               0

          REMAINING                                                                                       UPFRONT
        INTEREST ONLY   GRACE     GRACE                         ORIGINAL                        YM      ENGINEERING
LOAN #      PERIOD     TO LATE  TO DEFAULT          PREPAYMENT PROVISION (PAYMENTS)          FOOTNOTES  RESERVE ($)
---------------------------------------------------------------------------------------------------------------------

   1          58          0         0                     LO(26),Def(91),O(3)                               424,364
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
   2          58          0         0            LO(26),Def(91),O(3)                                        309,041
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
 2.21
 2.22
 2.23
 2.24
 2.25
 2.26
 2.27
 2.28
 2.29
 2.30
 2.31
 2.32
 2.33
 2.34
 2.35
 2.36
 2.37
 2.38
 2.39
 2.40
 2.41
 2.42
 2.43
 2.44
 2.45
 2.46
 2.47
 2.48
 2.49
 2.50
 2.51
 2.52
 2.53
 2.54
 2.55
 2.56
 2.57
 2.58
 2.59
 2.60
 2.61
 2.62
 2.63
 2.64
 2.65
 2.66
 2.67
 2.68
 2.69
 2.70
 2.71
 2.72
 2.73
 2.74
 2.75
 2.76
 2.77
 2.78
 2.79
   3          58          0         0            LO(26),Def(27),O(7)
   4          83          7         7            LO(25),Def(55),O(4)
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
   5          84          0         0            LO(36),GRTRofYMor.5%(45),O(4)                  A
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
              0           0         0            Various                                                    421,213
   6          0           0         0            LO(25),Def(103),O(4)
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
   7          0           0         0            LO(25),Def(103),O(4)
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
   8          0           0         0            LO(25),Def(103),O(4)
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
   9          0           0         0            LO(25),Def(115),O(4)
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
  10          57          5         5            LO(24),GRTRofYMor1%(32),O(4)                   B
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
  11          58          0         0            LO(26),Def(27),O(7)
  12          59          0         2            LO(25),Def(93),O(2)
  13         120          0         0            LO(24),DeforGRTRofYMor1%(93),O(3)              C
 13.01
 13.02
  14         118          3         3            LO(26),Def(58),O(36)
  15         118          5         5            LO(26),Def(91),O(3)                                        429,625
 15.01
 15.02
  16         119          0         5            LO(25),DeforGRTRofYMor1%(91),O(4)              D
  17         118          7         5            LO(26),DeforGRTRofYMor1%(91),O(3)              E
  18          59          5         5            LO(23),GRTRofYMor1%(93),O(4)                   F
  19          35          5         5            LO(35),Def(81),O(4)
  20          82          0         0            LO(26),Def(93),O(1)                                         70,643
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
 20.10
  21          0           0         0            LO(24),DeforGRTRofYMor1%(93),O(3)              C
  22          0           0         0            LO(25),Def(92),O(3)
  23         118          7         5            LO(26),DeforGRTRofYMor1%(91),O(3)              E
  24         118          5         5            LO(26),Def(91),O(3)
  25         117          5         8            LO(27),Def(90),O(3)
                          5         5            LO(24),DeforGRTRofYMor1%(92),O(4)
  26          0           5         5            LO(24),DeforGRTRofYMor1%(92),O(4)              G
  27          0           5         5            LO(24),DeforGRTRofYMor1%(92),O(4)              G
  28          24          5         5            LO(24),DeforGRTRofYMor1%(92),O(4)              G
  29         117          5         5            LO(35),Def(83),O(2)
  30         116          5         5            LO(28),Def(89),O(3)
  31          23          5         5            LO(25),Def(92),O(3)
  32          57          5         5            LO(27),Def(26),O(7)
  33         119          5         5            LO(23),GRTRofYMor1%(94),O(3)                   H             9,000
  34         118          0         0            LO(26),Def(87),O(7)
  35         116          5         5            LO(28),Def(89),O(3)                                          2,381
  36         119          0         5            LO(25),DeforGRTRofYMor1%(91),O(4)              D
  37         118          5         5            LO(35),Def(81),O(4)
  38          57          5         5            LO(27),Def(26),O(7)
  39         118          5         5            LO(26),Def(91),O(3)                                          6,125
  40          0           5         5            LO(24),GRTRofYMor1%(92), O(4)                  B
  44         118          5         5            LO(26),Def(91),O(3)
  45          83          5         5            GRTRofYMor1%(24),1%(57),O(3)                   B            94,450
  46          24          5         5            LO(24),Def(93),O(3)
 46.01
 46.02
 46.03
 46.04
 46.05
  47          59          5         5            LO(25),Def(92),O(3)
  48          0           0         0            LO(25),Def(92),O(3)                                        228,244
  49          0           5         5            LO(35),Def(81),O(4)
 49.01
 49.02
 49.03
 49.04
 49.05
 49.06
 49.07
 49.08
 49.09
 49.10
 49.11
 49.12
 49.13
 49.14
 49.15
 49.16
 49.17
 49.18
  50          57          5         5            LO(27),Def(26),O(7)
  51          87          5         5            LO(81),Def(60),O(3)                                        108,625
  52          23          0         0            LO(25),Def(91),O(4)
  53          59          0         0            LO(25),Def(91),O(4)                                         25,208
 53.01
 53.02
  54          58          0         0            LO(24),GRTRofYMor1%(32),O(4)                   I             4,000
  55          58          0         0            LO(26),Def(53),O(5)
  56         119          5         5            LO(25),Def(91),O(4)
  57          11          5         5            LO(25),Def(92),O(3)
  58          59          0         0            LO(25),Def(91),O(4)                                         65,621
  59         118          5         5            LO(26),Def(91),O(3)
  60          57          0         0            LO(27),Def(29),O(4)
  61          0           0         0            LO(25),Def(92),O(3)
  62          57          5         5            LO(27),Def(26),O(7)
  63          59          5         5            LO(57),O(3)
  64          59          7         7            LO(25),GRTRofYMor1%(92),O(3)                   F            13,475
  65          59          10        5            LO(25),Def(92),O(3)
  66         118          0         0            LO(26),Def(91),O(3)                                         36,358
  67         119          5         5            LO(25),DeforGRTRofYMor1%(93),O(2)              G
  68         118          0         0            LO(26),Def(91),O(3)
  69          0           5         5            LO(27),Def(90),O(3)
  70         119          5         5            LO(25),Def(92),O(3)
  71          0           5         5            LO(35),Def(81),O(4)
  72         118          7         7            LO(26),DeforGRTRofYMor1%(91),O(3)              F
  73          9           5         5            LO(24),3%(12),2%(12),1%(6),O(6)
  74          57          5         5            LO(27),Def(26),O(7)
  75          35          5         5            LO(25),Def(92),O(3)
  76          0           5         5            LO(33),Def(24),O(3)
  77          58          5         5            LO(26),Def(31),O(3)
  78          0           5         5            LO(26),Def(91),O(3)
  79          56          5         5            LO(28),Def(89),O(3)                                         10,000
  80          10          0         0            LO(24),3%(12),2%(12)1%(11),O(1)
  81          59          5         5            LO(35),GRTRofYMor1%(81),O(4)                   G
  82          60          0         0            LO(24),Def(93),O(3)
  83          58          0         0            LO(26),Def(91),O(3)
  84          0           0         0            LO(25),Def(92),O(3)
 84.01
 84.02
  85         117          5         5            LO(27),Def(89),O(4)
  86          23          5         5            LO(25),Def(92),O(3)
  87          0           5         5            LO(26),Def(91),O(3)
  88          58          5         5            LO(26),Def(91),O(3)
  89         119          5         5            LO(25),Def(92),O(3)                                        240,000
  90          0           5         5            LO(26),Def(91),O(3)
  91          59          5         5            LO(25),Def(93),O(2)
  92          0           7         5            LO(26),Def(91),O(3)
  93          21          5         5            LO(27),Def(90),O(3)
  94         120          5         5            LO(24),Def(93),O(3)
  95         116          5         5            LO(28),Def(89),O(3)
  96         119          5         5            LO(25),Def(92),O(3)
  97          0           5         5            LO(35),Def(81),O(4)
  98          0           5         5            LO(25),Def(92),O(3)                                          6,250
  99          71          5         5            LO(25),Def(92),O(3)
  100        119          5         5            LO(25),Def(92),O(3)                                         28,125
  101         22          5         5            LO(26),Def(91),O(3)
101.01
101.02
  102         0           0         0            LO(25),Def(94),O(1)
  103        117          0         0            LO(36),GRTRofYMor1%(78),O(6)                   C
  104         34          0         0            LO(26),Def(90),O(4)
  105        119          5         5            LO(25),Def(92),O(3)
  106        119          5         5            LO(25),Def(91),O(4)
  107         35          5         5            LO(25),Def(91),O(4)                                         25,000
  108         0           0         0            LO(24),Def(95),O(1)                                        127,000
  109        117          7         5            LO(27),Def(90),O(3)
109.01
109.02
  110         35          5         5            LO(35),Def(83),O(2)
  111        118          5         5            LO(26),Def(91),O(3)
  112         58          0         0            LO(26),Def(88),O(6)                                        207,098
112.01
112.02
  113         59          5         5            LO(23),GRTRofYMor1%(33),O(4)                   F
  114         0           5         5            LO(37),Def(80),O(3)
  115         34          0         0            LO(26),Def(90),O(4)                                         26,600
  116         0           0         0            LO(27),Def(92),O(1)
  117         0           5         5            LO(47),Def(69),O(4)
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.10
  118         0           0         0            LO(60),GRTRofYMor1%(56),O(4)                   C            78,000
  119         21          5         5            LO(27),Def(90),O(3)
  120         60          5         5            LO(24),Def(93),O(3)
  121         81          5         5            LO(27),Def(90),O(3)
  122         57          5         5            LO(23),GRTRofYMor1%(94),O(3)                   F
  123         81          5         5            LO(27),Def(90),O(3)
  124         21          0         0            LO(27),Def(90),O(3)
  125         59          0         0            LO(25),Def(92),O(3)
  126         35          0         0            LO(25),Def(92),O(3)
  127         65          5         5            LO(31),Def(86),O(3)
  128        117          5         5            LO(27),Def(90),O(3)
  129         35          0         0            LO(25),Def(91),O(4)
  130         0           5         5            LO(26),Def(91),O(3)                                         35,125
  131         0           5         5            LO(26),Def(3),DeforGRTRofYMor1%(78),O(13)      F
  132        119          5         5            LO(25),Def(92),O(3)
  133         59          5         5            LO(25),Def(92),O(3)
  134         0           5         5            LO(25),Def(92),O(3)
  135         58          5         5            LO(26),Def(31),O(3)                                        295,000
  136         0           5         5            LO(25),Def(92),O(3)
  137        119          15        5            LO(25),Def(92),O(3)                                         11,813
  138         35          5         5            LO(25),Def(92),O(3)
  139         0           5         5            LO(23),GRTRofYMor1%(94),O(3)                   H           871,236
  140         0           5         5            LO(60),GRTRofYMor1%(57),O(3)                   B
  141         57          7         7            LO(27),Def(90),O(3)
  142         0           5         5            LO(26),Def(91),O(3)
  143         0           0         0            LO(24),Def(95),O(1)                                        400,000
143.01
143.02
  144        118          0         0            LO(26),Def(90),O(4)
  145        118          5         5            LO(24),GRTRofYMor1%(93),O(3)                   B
  146         0           5         5            LO(27),Def(90),O(3)
  147         0           0         0            LO(25),Def(92),O(3)
  148         83          5         5            LO(24),GRTRofYMor1%(57),O(3)                   B
  149         59          0         0            LO(25),Def(92),O(3)
  150         23          5         5            LO(25),Def(92),O(3)
  151         0           0         0            LO(25),Def(94),O(1)
  152         59          5         5            LO(25),Def(92),O(3)
  153         0           5         5            LO(26),Def(90),O(4)
  154        119          5         5            LO(25),Def(92),O(3)
  155         0           5         5            LO(35),Def(81),O(4)                                         15,619
  156        119          5         5            LO(25),Def(92),O(3)
  157        116          5         5            LO(28),Def(89),O(3)
  158         0           5         5            LO(35),Def(81),O(4)
  159         0           5         5            LO(26),Def(91),O(3)
  160         82          5         5            LO(26),Def(91),O(3)
  161         60          0         0            LO(24),Def(93),O(3)
  162         0           3         3            LO(25),Def(92),O(3)
  163         0           5         5            LO(25),Def(92),O(3)
  164         0           0         0            LO(25),Def(94),O(1)
  165        118          5         5            LO(26),Def(91),O(3)
  166         0           5         5            LO(34),Def(83),O(3)                                         31,563
  167        117          5         5            LO(27),Def(90),O(3)
  168         23          5         5            LO(25),Def(92),O(3)
  169         58          5         5            LO(35),GRTRofYMor1%(82),O(3)                   F            69,375
  170        118          5         5            LO(26),Def(93),O(1)
  171         58          5         5            LO(26),Def(91),O(3)
  172         0           0         0            LO(26),Def(93),O(1)
172.01
172.02
172.03
172.04
  173         57          5         5            LO(27),Def(90),O(3)
  174         0           5         5            LO(35),GRTRofYMor1%(82),O(3)                   F
  175         0           5         5            LO(26),Def(91),O(3)
  176        119          10        5            LO(35),GRTRofYMor1%(82),O(3)                   F
  177         58          10        5            LO(26),Def(31),O(3)
  179        117          5         5            LO(36),GRTRofYMor1%(81), O(3)                  B            14,888
  180         22          5         5            LO(35),GRTRofYMor1%(81),O(4)                   F
  181         0           5         5            GRTRofYMor1%(35),DeforGRTRofYMor1%(81),O(4)    G
  182         0           15        5            LO(26),Def(91),O(3)
  183         0           5         5            LO(27),Def(90),O(3)
183.01
183.02
  184         0           5         5            LO(26),Def(55),O(3)
  185        118          5         5            LO(26),Def(91),O(3)
  186         0           5         5            LO(26),Def(91),O(3)
  187         34          5         5            LO(35),Def(81),O(4)
  188         0           15        5            LO(27),Def(90),O(3)
  189         34          5         5            LO(35),GRTRofYMor1%(82),O(3)                   F
  190         0           15        5            LO(26),Def(91),O(3)
  191         0           5         5            LO(27),Def(90),O(3)
191.01
191.02
  192         21          5         5            LO(27),Def(90),O(3)
  193         0           5         5            LO(35),Def(45),O(4)
193.01
193.02
193.03
193.04
  194         58          5         5            LO(26),Def(91),O(3)
  195         0           5         5            LO(35),GRTRofYMor1%(82),O(3)                   F
  196         34          0         0            LO(26),Def(90),O(4)
  197         22          10        5            LO(26),Def(91),O(3)
  198        117          5         5            LO(27),Def(90),O(3)
  199        120          5         5            LO(24),Def(93),O(3)
  201         17          5         5            LO(30),Def(87),O(3)
  202         0           0         0            LO(26),Def(93),O(1)
  203         22          10        5            LO(26),Def(91),O(3)
  204         0           5         5            LO(26),Def(91),O(3)
  205         0           5         5            LO(25),Def(92),O(3)
  206         0           5         5            LO(35),Def(81),O(4)
  207         0           5         5            LO(26),Def(91),O(3)
  208         59          5         5            LO(35),GRTRofYMor1%(82),O(3)                   F
  209         0           5         5            LO(25),Def(91),O(4)                                          5,000
  210         58          5         5            LO(26),Def(91),O(3)
  211         34          0         0            LO(26),Def(90),O(4)
  212         0           5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
212.01
212.02
  214         0           5         5            LO(35),Def(81),O(4)
  215         9           5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  216        116          5         5            LO(28),Def(89),O(3)
  217         0           5         5            LO(35),Def(81),O(4)
  218         0           15        5            LO(26),Def(91),O(3)
  219         0           5         5            LO(35),Def(81),O(4)
  220         0           5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  221         0           5         5            LO(35),Def(81),O(4)
  222         0           5         5            LO(26),Def(91),O(3)
  223         35          5         5            LO(35),Def(81),O(4)
  224         10          5         5            LO(35),Def(83),O(2)                                         15,625
  225         0           5         5            LO(35),Def(81),O(4)                                         10,436
  226         0           5         5            LO(35),Def(81),O(4)                                          9,000
  227         0           5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  228         0           5         5            LO(26),Def(91),O(3)                                          2,775
  229         22          5         5            LO(26),Def(91),O(3)
  230         34          5         5            LO(35),Def(81),O(4)
  231         0           5         5            LO(26),Def(91),O(3)
  232         0           5         5            LO(26),Def(91),O(3)
  233         59          5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  234         0           5         5            LO(35),Def(81),O(4)
  235         0           5         5            LO(25),Def(92),O(3)
  236         0           7         7            LO(25),Def(92),O(3)
  237         0           5         5            LO(35),Def(81),O(4)
  238         0           5         5            LO(25),DeforGRTRofYMor1%(91),O(4)              G
  239         58          5         5            LO(26),Def(91),O(3)
  240         22          5         5            LO(26),Def(92),O(2)
  241         0           5         5            LO(35),Def(81),O(4)
  242         0           15        5            LO(26),Def(91),O(3)
  243         0           5         5            LO(26),Def(91),O(3)
  244         0           5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  245         0           5         5            LO(35),Def(81),O(4)
  246         58          5         5            LO(26),Def(91),O(3)
  247         34          10        5            LO(26),Def(91),O(3)
  248         0           5         5            LO(35),Def(81),O(4)
  249         23          10        5            LO(25),Def(92),O(3)
  250         0           5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  251         0           5         5            LO(35),Def(81),O(4)
  252         0           5         5            LO(26),Def(93),O(1)
  253         33          5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  254         0           5         5            LO(35),Def(81),O(4)
  255         23          5         5            LO(35),DeforGRTRofYMor1%(81),O(4)              G
  256         34          5         5            LO(26),Def(91),O(3)                                         12,500
  257         34          0         0            LO(26),Def(90),O(4)
  258         0           5         5            LO(35),Def(81),O(4)
  259         0           5         5            LO(26),Def(91),O(3)
  260         0           5         5            LO(35),Def(81),O(4)
  261         0           5         5            LO(35),Def(81),O(4)
  262         21          5         5            LO(27),Def(90),O(3)
  263         0           5         5            LO(27),Def(90),O(3)
  264         0           5         5            LO(27),Def(90),O(3)
  265         0           5         5            LO(27),Def(90),O(3)
  266         0           5         5            LO(35),Def(81),O(4)
  267        118          0         0            LO(26),Def(90),O(4)
  268         22          5         5            LO(26),Def(92),O(2)
  269         0           5         5            LO(26),Def(91),O(3)
  270         0           5         5            LO(35),Def(81),O(4)
  271         0           5         5            LO(35),Def(81),O(4)

           UPFRONT       UPFRONT       UPFRONT       UPFRONT       UPFRONT                            UPFRONT
            CAPEX         TI/LC        RE TAX         INS.          OTHER                              OTHER
LOAN #   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)    RESERVE ($)                   RESERVE DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------

  1                                   2,664,654     1,663,555
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
  2                                   2,430,923     1,407,291       75,000      Environmental Reserve
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
 2.21
 2.22
 2.23
 2.24
 2.25
 2.26
 2.27
 2.28
 2.29
 2.30
 2.31
 2.32
 2.33
 2.34
 2.35
 2.36
 2.37
 2.38
 2.39
 2.40
 2.41
 2.42
 2.43
 2.44
 2.45
 2.46
 2.47
 2.48
 2.49
 2.50
 2.51
 2.52
 2.53
 2.54
 2.55
 2.56
 2.57
 2.58
 2.59
 2.60
 2.61
 2.62
 2.63
 2.64
 2.65
 2.66
 2.67
 2.68
 2.69
 2.70
 2.71
 2.72
 2.73
 2.74
 2.75
 2.76
 2.77
 2.78
 2.79
  3
  4
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
  5                                   2,456,647      538,617
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
           199,367                    1,101,000      77,111        836,775      Environmental Reserve
  6
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
  7
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
  9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
  10                                   940,270       45,000
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  11
  12                    19,583,542                                6,097,819     Free Rent Impound
  13       477,449      1,636,010      417,083       110,740        93,750      Environmental Reserve
13.01
13.02
  14      3,000,000     14,000,000     951,608       97,134       11,912,235    Tenant Improvement Allowance Holdback, Leasing
                                                                                Commissions Holdback, Tenant Free Rent Holdback
  15                                                              3,252,000     Earnout Escrow
15.01
15.02
  16
  17
  18                                   126,672
  19
  20       150,000                     136,491
20.01
20.02
20.03
20.04
20.05
20.06
20.07
20.08
20.09
20.10
  21                                   188,545       50,531
  22                     400,000                     12,328
  23
  24                                   103,226                      2,100       Blockbuster Estoppel Escrow
  25
                                       68,880
  26                                   16,880
  27                                   29,000
  28                                   23,000
  29                                   30,580        18,553
  30                                   38,120        11,918
  31                                   139,202
  32                                   31,281        27,766
  33                                   30,879        18,884
  34                                   110,761       103,400       300,000      Debt Service Reserve
  35                                   135,059       59,225        116,250      Rent and Estoppel Escrows
  36
  37                                   253,248
  38                                   209,784       23,842
  39                                   124,157       28,572        185,459      Construction Escrow Fund
  40                                   46,534
  44                                   23,319
  45                                   66,671
  46                                   84,676                     2,159,300     Earnout Escrow; Earnout Paydown Amount
46.01
46.02
46.03
46.04
46.05
  47                    1,100,000      142,389       40,308
  48                                   29,075        13,048         22,500      Environmental Reserve
  49                                                               154,592      Minimum Account Balance; Debt Service Reserve
49.01
49.02
49.03
49.04
49.05
49.06
49.07
49.08
49.09
49.10
49.11
49.12
49.13
49.14
49.15
49.16
49.17
49.18
  50                                   115,815       30,286
  51                                   319,000       22,750
  52                                                              1,370,000     Club House LOC
  53                     200,000       78,833
53.01
53.02
  54        47,582                     66,198        12,249        680,000      Occupancy Holdback
  55                     444,500       134,501       13,800
  56
  57                                   112,177       33,353
  58                                   63,729                       50,680      Occupancy Reserve
  59                      5,000        193,338       24,607         82,362      Rent Increase Escrow
  60                     250,000       91,143
  61                                   28,960        83,194       1,700,000     Lease Purchase Option
  62                                   68,509        18,295
  63                                   20,454         4,394        518,872      Four Seasons Escrow Fund/Regis Escrow Fund/Earnout
                                                                                Escrow Fund
  64                                   160,609
  65
  66        29,617        2,500        185,004        1,129       1,000,000     Performance LOC
  67                                                               231,449      Debt Service Impound
  68        31,621                     51,759         2,684
  69                                   70,562                     1,100,000     Occupancy Holdback
  70                                   106,632       18,180
  71                                   83,586        44,596
  72                                   102,964       10,220
  73                                   84,039
  74                                   42,639        13,167
  75                                   44,039        29,495
  76                                    8,210         3,220       1,800,000     Capital Expenditures Escrow Fund
  77                                   86,831        23,674
  78                                   100,163       16,292
  79                                   10,834
  80                      50,000        6,577                     1,000,000     Debt Service Reserve
  81                                    6,528
  82                                   25,123        31,453
  83
  84                                   55,825         2,656       1,050,000     Tenant Cash Holdback
84.01
84.02
  85
  86                                                   574
  87                                   141,035       12,408
  88                                   26,688         7,261
  89
  90                                   20,215        31,011
  91      1,100,000                    10,153        10,656
  92                                    6,101
  93                                                 15,862
  94
  95                                                              1,365,190     Economic Earnout; Earnout Paydown Amount; Papa
                                                                                John's Lease Fund
  96                                                                89,025      Special Tenant Escrow
  97
  98                                   40,599         2,514        116,520      Dialysis Associates Escrow Fund/Zoning Escrow Fund
  99                                   27,041         9,073         48,765      Happy Garden Lease Fund
 100                                   25,000         2,919         11,736      Rent Escrow Fund
 101                                   16,807         6,820
101.01
101.02
 102                                   94,500        13,433         70,612      Debt Service Reserve
 103        36,300                     61,260
 104                                   13,952        24,455
 105
 106                     540,000                                   250,000      Debt Service Reserve
 107                     275,000       45,876          844
 108                      76,200       13,262        11,594        629,125      Debt Service Reserve
 109                                   72,001        11,090
109.01
109.02
 110                                   53,217        56,622
 111                                   52,069         4,127
 112                      90,000       50,129                       30,000      Environmental Reserve
112.01
112.02
 113
 114                                   53,472        60,426
 115                      95,327       53,459         6,577
 116                                   45,316        13,659
 117                                                               951,000      Minimum Account Balance Impound; Construction
                                                                                Impound
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.10
 118                                   91,273          632          10,000      EMC Punch List Reserve
 119                                   23,416         1,689
 120                                   93,339        13,354        246,100      Earnout Escrow; Earnout Paydown Amount
 121
 122
 123
 124                      75,000       27,390         4,661
 125                                                               192,207      Debt Service Reserve
 126                      40,000                      1,034        840,000      Tenant Holdback
 127                                   11,798        14,802        200,000      Special Repairs Escrow Fund
 128                                    4,460
 129                     374,389                      3,994        550,000      Navy Federal Occupancy Reserve
 130                                   28,806         4,661
 131                                   32,649         2,797         20,000      Edge Fitness 3 months rent holdback
 132                                                               100,000      Parking Space Escrow
 133                                   15,355         6,675
 134                                   17,160         9,106
 135                                   12,418         2,458
 136
 137                                   37,576        19,976
 138                                                  2,299
 139                                   19,808         2,048
 140                                    8,392         2,636         18,686      All Roads Escrow Fund
 141                                   56,089
 142                                   19,546         4,409
 143                                   29,426         9,782        150,000      Seasonality Reserve
143.01
143.02
 144
 145
 146                                   30,188        27,115
 147                                   17,917         5,069
 148
 149                                   39,173         4,410
 150                                   15,122         2,112
 151                                   30,540          974         300,000      Occupancy Reserve
 152        46,311        88,695        5,651         4,664
 153
 154
 155      1,000,000                    148,949       67,424        243,238      Environmental Impound
 156                                   46,384         9,375         70,459      Environmental Reserve
 157                                    1,374
 158                      35,000         700          1,644
 159                                    7,490         5,807
 160                                   22,173         3,089
 161                      90,000       21,851          581
 162                                   64,560         9,904
 163                                                  1,577
 164                                   17,459
 165                                   12,846
 166                                   43,282        11,496         48,675      Ameripath TI escrow
 167                                                               104,000      Special Tenant Escrow Fund
 168                                   39,299          709
 169                                   38,558         2,203
 170
 171                                    5,406
 172                                   19,439         1,409         67,050      Debt Service Reserve
172.01
172.02
172.03
172.04
 173                                    9,961          848
 174
 175
 176
 177        9,859         42,721       22,630         1,847         2,000       TIC & Out of Pocket Fee
 179                                    3,178         1,167
 180                                   33,709        18,106
 181
 182                                    4,488         1,885
 183
183.01
183.02
 184
 185                                    1,876
 186                                   44,591                       96,323      Lease Occupancy Holdback
 187                                                  1,355         55,000      Rent-Up Impound
 188                                   31,655         5,984
 189                                   11,526          720
 190                                   19,993         2,561
 191                                                                2,750       PZR/TIC/Multiproperty Holdbacks
191.01
191.02
 192                                   14,051         9,354
 193
193.01
193.02
193.03
193.04
 194                                                                20,000      Tenant Holdback
 195                                   13,754         1,183
 196                      70,000        8,216         3,354
 197                                   11,125          648
 198                                   17,033          936          30,000      Gas Easement Escrow
 199
 201                                   22,802          612          50,000      Performance Holdback
 202
 203                                   25,874          933
 204
 205                                   21,516        11,848
 206                                                                22,560      Rent Holdback
 207
 208                                    5,732         3,234
 209                                    6,920         3,578         69,328      Free Rent Impound
 210                                    4,607          499
 211                                    4,705         4,784
 212
212.01
212.02
 214                                   33,579                        500        Debt Service Impound & Minimum Account Balance
                                                                                Impound
 215                     125,000        3,021          307
 216                                    2,627
 217                                   11,229         5,533
 218                                    5,035         1,978
 219
 220
 221                                                                 500        Minimum Account Balance Impound
 222
 223        76,000                      6,084          548
 224                      75,000       18,648         3,999         16,875      Environmental Impound
 225                                   20,083          620
 226                                    1,230         1,224
 227                      12,250        2,657         1,194
 228                                    4,554          867
 229                                    7,832          397
 230                      35,000       19,068         2,128
 231                                    4,693        18,264
 232                                   10,631         2,324
 233                                    5,312          440
 234                                                                 500        Minimum Account Balance Impound
 235                                    4,759          884
 236                                    8,076        10,250
 237                                    4,470                       8,867       Rent-Up Impound
 238                      85,000
 239
 240                                                  2,457
 241                                    5,064         1,481
 242
 243                                    3,426
 244                                     700          2,849
 245                                   16,360         3,570
 246                                   12,069          606
 247                                   21,259          962          1,250       PZR Report, Out of Pocket Attorney Costs
 248                                                                 500        Minimum Account Balance Impound
 249                                   19,891         1,010
 250                                    1,972         1,085
 251
 252                                    5,128         4,033
 253                                    8,187                       5,000       Men's Wearhouse Estoppel Holdback
 254                                   14,112         3,521
 255                                   24,510         9,378
 256                                   10,033        14,115
 257                                    6,231         4,383
 258                                    3,065         8,977
 259                                   17,721         4,115
 260
 261                                    4,056         2,112
 262                                   15,890         1,271
 263                                   10,006         1,007
 264                                    4,530         7,107
 265                                    4,208         5,680
 266                                                                6,755       Debt Service Reserve and Minimum Account Balance
                                                                                Impound
 267
 268                                   14,130         9,810
 269                                   10,468         8,060
 270
 271                                    1,408        19,799

                                                                                                                    MONTHLY
           MONTHLY         MONTHLY         MONTHLY         MONTHLY         MONTHLY       MONTHLY       MONTHLY       OTHER
            CAPEX           CAPEX           TI/LC           TI/LC          RE TAX         INS.          OTHER       RESERVE
LOAN #   RESERVE ($)   RESERVE CAP ($)   RESERVE ($)   RESERVE CAP ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)   DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------------

  1        172,553                                                         380,665       184,839
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
  2        148,720                                                         347,275       156,366
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
 2.21
 2.22
 2.23
 2.24
 2.25
 2.26
 2.27
 2.28
 2.29
 2.30
 2.31
 2.32
 2.33
 2.34
 2.35
 2.36
 2.37
 2.38
 2.39
 2.40
 2.41
 2.42
 2.43
 2.44
 2.45
 2.46
 2.47
 2.48
 2.49
 2.50
 2.51
 2.52
 2.53
 2.54
 2.55
 2.56
 2.57
 2.58
 2.59
 2.60
 2.61
 2.62
 2.63
 2.64
 2.65
 2.66
 2.67
 2.68
 2.69
 2.70
 2.71
 2.72
 2.73
 2.74
 2.75
 2.76
 2.77
 2.78
 2.79
  3
  4
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
  5                                                                        301,545       44,885
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11

  6
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
  7
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
  9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
  10        60,519                                                         143,996       62,500
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  11
  12        9,775                                                          170,561
  13        9,875                           25,000        1,600,000        59,583        15,820
13.01
13.02
  14                                        97,787        2,500,000        190,322
  15                                         880                           50,875
15.01
15.02
  16
  17
  18                                                                       42,224
  19
  20                                                                       45,497
20.01
20.02
20.03
20.04
20.05
20.06
20.07
20.08
20.09
20.10
  21        3,142                                                          37,709         4,594
  22        1,512                                          200,000         13,622         6,164
  23
  24                                                                       51,613
  25
            21,497        1,017,000                                        17,220
  26        11,343         408,000                                          4,220
  27        5,716          343,000                                          7,250
  28        4,438          266,000                                          5,750
  29        2,653                           3,000          108,000         15,290         3,711
  30        9,327          335,775                                          9,530         3,973
  31        20,930
  32        6,709                                                          15,640         4,628
  33                                                                       10,293         3,777
  34                                                                       18,460        10,352
  35        3,868                           2,083          160,000         16,882         6,502
  36
  37                                                                       31,656
  38        5,879                                                          125,870        3,974
  39        4,281                                                          17,737         3,175
  40                                                                       15,511
  44                                                                        7,773
  45                                                                       16,668
  46                                                                       14,113
46.01
46.02
46.03
46.04
46.05
  47        1,405           51,000          9,377          230,000         34,777         3,664
  48         817            29,412          3,500          150,000         14,538         3,262
  49
49.01
49.02
49.03
49.04
49.05
49.06
49.07
49.08
49.09
49.10
49.11
49.12
49.13
49.14
49.15
49.16
49.17
49.18
  50        6,625                                                          23,163         5,048
  51        5,800          208,800                                         54,284         4,046
  52        3,100           37,200                                         15,500
  53        1,251                                                          15,767
53.01
53.02
  54        2,045                                                          16,550         2,450
  55        1,609                           2,778          200,000         33,625         1,851
  56
  57        16,512                                                         14,022        33,353
  58        1,067                                                          15,932
  59         772                            2,665                          24,167        12,304
  60        1,339           32,132          6,694          160,662         22,786        20,669
  61         902            21,653                                         14,480        13,866
  62        5,000                                                          13,702         3,049
  63                                                                        3,409          879
  64                                                                       16,061         3,941
  65        5,167          186,000
  66         637                                                           15,417         1,129
  67
  68        1,581           88,523          4,750          200,000         10,352         1,342
  69         799            26,371           533            19,185         17,640
  70                                                                       17,772         1,515
  71        13,900                                                         11,972         4,054
  72        1,429                                                          20,593         1,703
  73        26,170                                                         10,505
  74        4,000                                                           8,528         2,195
  75        2,450           58,800                                         11,010         2,548
  76        1,135                                                           8,210         1,610
  77                                                                       10,854         7,891
  78        1,565                           6,250          225,000         14,309         8,146
  79         930            11,165                                          5,417
  80        1,714                           4,167          100,000          6,577         4,182
  81                                                                        3,264
  82        2,750           66,000                                          5,025         3,495
  83
  84         366                            1,667           40,000          9,304          885
84.01
84.02
  85
  86                                                                                       287
  87        3,200           76,800                                         17,629         2,482
  88        1,566           60,000                                         13,344         1,210
  89
  90        6,803                                                          10,107         3,446
  91        6,440                                                           5,923         1,184
  92        8,181                                                           6,101
  93        17,970                                                         13,253         3,965
  94
  95
  96
  97
  98        1,355                           7,460          250,000         13,533          838
  99                                                                       13,520          825
 100                                        1,825           75,000          6,250          584
 101        1,044                                                          11,202         1,364
101.01
101.02
 102                                        3,115                          10,500         6,717
 103        4,839          232,000
 104                                                                        6,976         2,223
 105
 106        2,565
 107                        25,000                         225,000          6,554          844
 108                                                                        4,421         2,899
 109        4,000                                                          12,000         2,773
109.01
109.02
 110        10,474                                                          6,652        14,156
 111         370                            2,473           89,043         10,414          516
 112         876            21,032                          90,000         16,710
112.01
112.02
 113
 114        8,855                                                           6,689         7,416
 115         949            11,390                                         10,692         3,288
 116        9,251                                                           7,553         1,518
 117
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.10
 118                                        6,250          225,000         22,818          632
 119         747                            2,522           90,780          3,903          563
 120         945                            5,150                          10,371         2,226
 121         519            12,500
 122
 123         566            12,500
 124         648                            3,125          150,000          6,930         1,165
 125
 126         579                            3,333           75,000          7,084         1,034
 127        7,361                                                          11,798         3,701
 128                                                                        4,460
 129         520                            1,732                           9,188         1,997
 130        6,902                                                           4,801          932
 131         568            18,258          2,496          150,000          3,628          400
 132
 133         249            8,973           1,097           39,475          3,839          607
 134         307            11,000          1,434           51,000          2,145         1,138
 135         535                                                            4,139          410
 136        5,934
 137        3,170                                                           5,368         2,497
 138                                        1,445           65,000           781           383
 139         496            17,920                                          4,952          683
 140         355                            2,745                           2,784          379
 141         627                                                            8,013
 142        3,567                                                           3,258          882
 143         933                                                            2,943         2,445
143.01
143.02
 144
 145
 146        5,104                                                           6,038         2,712
 147        1,196           43,061                                          8,958          461
 148         875            20,442
 149        3,083                                                           6,529         4,410
 150        1,500           54,000                                          7,561          704
 151         400                            2,000           72,000          4,363          974
 152                        46,311                          88,695          5,651          933
 153
 154
 155        20,951                                                         28,505         5,351
 156                                        1,169           30,500          7,731          937
 157                                                                        1,374
 158         283            10,188                                           700          1,644
 159        4,667                                                           2,497          968
 160         520                            1,565           93,900          4,435         1,545
 161         278            6,672           3,000           90,000          2,428          291
 162        3,000                                                          10,760         2,476
 163        4,692                                                           6,824          789
 164                                                                        8,730
 165                                                                        2,569
 166         620                            1,530                           8,115         1,102
 167
 168         857            41,152          2,484          119,244          5,614          354
 169         777            24,300          1,942                           4,284         1,102
 170
 171         469            11,258          1,447                           5,406
 172        1,250                                                           3,240         1,409
172.01
172.02
172.03
172.04
 173         844                                                             906           424
 174                                                                        2,756          410
 175
 176
 177                        9,859                           42,721          3,772          616
 179         760                            1,744                           3,178          292
 180        1,896          113,750                                          4,214         1,811
 181                                                       386,556
 182         269                             895                             748           943
 183         650            23,400                                          4,238          650
183.01
183.02
 184                                                                        3,860          485
 185                                                                         938
 186         765            27,537          2,541          152,983          6,370          698
 187         251                            1,056                           3,316          677
 188                                                                        4,522          665
 189         890            32,040                                          5,763          360
 190        1,141                                                           1,999          854
 191                        7,500
191.01
191.02
 192        1,542                                                           1,756         1,559
 193         302
193.01
193.02
193.03
193.04
 194
 195                                                                        4,585          592
 196                                                                        4,108          305
 197         870            26,113                                          1,854          648
 198         315                                                            2,839          468
 199
 201         212            5,076            852            20,440          2,073          153
 202
 203        1,750           52,500                                          4,312          933
 204
 205         563                            1,134                           7,172         1,185
 206
 207
 208                                                                        2,866          462
 209         991                            2,500           30,000           865           325
 210          96            3,465            529            19,041          2,304          249
 211                                                                        2,353          435
 212
212.01
212.02
 214                                                                        3,731
 215         377                                                            3,021          307
 216                                                                        2,627
 217                                                                        3,743          760
 218         205                             971                             719           220
 219
 220
 221
 222
 223         920            10,000                                          6,084          548
 224         404                                            75,000          2,664         1,333
 225         294            17,640          1,154           69,260          2,869          311
 226         353                                                             610           306
 227                                                        12,250          2,657          198
 228
 229         107            6,415            454            25,000          2,611          199
 230         338                            1,486                           3,178          266
 231         383            18,364                                           782          1,826
 232         399                            1,300                           1,181          581
 233                                                                        2,656          109
 234
 235                                         630                            1,190          177
 236                                                                        1,615         1,025
 237                                         856            30,000          2,235
 238                                                        85,000
 239         521                                                            1,676          601
 240         138                                                                           167
 241         182                                                            1,265          185
 242         667                                                            1,483          597
 243         125                             334                            1,142
 244                                                                         700           407
 245                                                                        4,090          510
 246         264            9,519                                           1,097          303
 247         234                            1,154           69,235          3,543          321
 248
 249         473            14,203                                          2,842          505
 250                                                                        1,972          217
 251
 252         464            22,292           397            19,044          1,026          403
 253                                        1,420           51,000          2,729
 254                                                                        2,016          502
 255        1,200                                                           4,085         1,381
 256        1,000                                                           2,007         1,568
 257                                                                        3,116          398
 258         500                                                             613           775
 259         489                             976                            3,544          514
 260
 261         317                             547            25,000          1,352          176
 262         609                                                            3,178          635
 263         250            9,000            633            22,800          1,429          252
 264         526                                                            2,265          790
 265         500                                                            2,104          631
 266
 267
 268         583                                                            2,355          981
 269         131                             520                            1,163          672
 270                                                        45,000
 271         271                             653                            1,408         1,523

                                                                                          TOTAL
                                                                                        SF/UNITS/
             LOAN      CROSSED     RELATED                       YEAR         YEAR       ROOMS/       UNIT OF
LOAN #     PURPOSE      LOAN      BORROWER     TITLE TYPE       BUILT       RENOVATED     PADS        MEASURE    OCCUPANCY %
-----------------------------------------------------------------------------------------------------------------------------

  1       Refinance                Yes (1)     Fee              Various      Various        7,964      Units         94.4
 1.01                                          Fee               1987                         244      Units         95.1
 1.02                                          Fee               1987                         191      Units         95.8
 1.03                                          Fee               1983                         215      Units         96.7
 1.04                                          Fee               1985                         127      Units         96.1
 1.05                                          Fee               1981                         147      Units         96.6
 1.06                                          Fee               1981                         139      Units         95.0
 1.07                                          Fee               1987                         236      Units         86.4
 1.08                                          Fee               1986                         200      Units         96.5
 1.09                                          Fee               1990                         124      Units         97.6
 1.10                                          Fee               1986                         208      Units         92.3
 1.11                                          Fee               1985                         173      Units         96.5
 1.12                                          Fee               1985          1988           165      Units         95.8
 1.13                                          Fee               1984                         121      Units         94.2
 1.14                                          Fee               1986                         186      Units         95.2
 1.15                                          Fee               1985                         101      Units         94.1
 1.16                                          Fee               1985                         120      Units         93.3
 1.17                                          Fee               1980                         128      Units         94.5
 1.18                                          Fee               1986                          94      Units         94.7
 1.19                                          Fee               1977          1982            99      Units         97.0
 1.20                                          Fee               1984                         102      Units         86.3
 1.21                                          Fee               1986                         111      Units         97.3
 1.22                                          Fee               1985                         129      Units         96.1
 1.23                                          Fee               1972          1982           143      Units         95.1
 1.24                                          Fee               1984                         157      Units         89.8
 1.25                                          Fee               1982                         128      Units         96.9
 1.26                                          Fee               1986                         105      Units         90.5
 1.27                                          Fee               1984                          88      Units         94.3
 1.28                                          Fee               1984                          97      Units         95.9
 1.29                                          Fee               1987          1988           131      Units         89.3
 1.30                                          Fee               1979                         134      Units         86.6
 1.31                                          Fee               1985                         117      Units         94.9
 1.32                                          Fee               1985                         120      Units         94.2
 1.33                                          Fee               1983          1985           121      Units         95.9
 1.34                                          Fee               1982                         102      Units         91.2
 1.35                                          Fee               1978                          94      Units         94.7
 1.36                                          Fee               1987                          89      Units         96.6
 1.37                                          Fee               1982                          72      Units         95.8
 1.38                                          Fee               1982                          67      Units         89.6
 1.39                                          Fee               1986                          87      Units         98.9
 1.40                                          Fee               1984                         120      Units         92.5
 1.41                                          Fee               1986                          95      Units         94.7
 1.42                                          Fee               1986                          72      Units        100.0
 1.43                                          Fee               1985                          72      Units         95.8
 1.44                                          Fee               1985                          63      Units         93.7
 1.45                                          Fee               1986                          75      Units         94.7
 1.46                                          Fee               1985                          83      Units         94.0
 1.47                                          Fee               1983                          83      Units         98.8
 1.48                                          Fee               1986                          68      Units         92.6
 1.49                                          Fee               1983                          68      Units        100.0
 1.50                                          Fee               1979                          93      Units         92.5
 1.51                                          Fee               1985                          74      Units        100.0
 1.52                                          Fee               1986                          80      Units         95.0
 1.53                                          Fee               1985                          90      Units         96.7
 1.54                                          Fee               1981                          77      Units         94.8
 1.55                                          Fee               1984                          56      Units        100.0
 1.56                                          Fee               1985                          77      Units         90.9
 1.57                                          Fee               1987                          77      Units         94.8
 1.58                                          Fee               1983                          70      Units         91.4
 1.59                                          Fee               1985                          80      Units         92.5
 1.60                                          Fee               1983                          67      Units         98.5
 1.61                                          Fee               1984                          54      Units         98.1
 1.62                                          Fee               1983                          73      Units         91.8
 1.63                                          Fee               1977                          72      Units         95.8
 1.64                                          Fee               1987                          76      Units         98.7
 1.65                                          Fee               1984                          72      Units        100.0
 1.66                                          Fee               1982                          68      Units         95.6
 1.67                                          Fee               1985                          53      Units         98.1
 1.68                                          Fee               1985                          59      Units        100.0
 1.69                                          Fee               1985                          60      Units         93.3
 1.70                                          Fee               1986                          67      Units         95.5
 1.71                                          Fee               1982                          58      Units         91.4
 1.72                                          Fee               1987                          63      Units         93.7
 1.73                                          Fee               1984                          64      Units         92.2
 1.74                                          Fee               1984                          60      Units         93.3
 1.75                                          Fee               1983                          50      Units         84.0
 1.76                                          Fee               1982                          51      Units         94.1
 1.77                                          Fee               1983                          62      Units         88.7
 1.78                                          Fee               1981                          50      Units         90.0
  2       Refinance                 Yes (1)    Fee              Various      Various        6,860      Units         93.4
 2.01                                          Fee               1986                         152      Units         98.7
 2.02                                          Fee               1986                         204      Units         93.1
 2.03                                          Fee               1984                         251      Units         94.8
 2.04                                          Fee               1987                         120      Units         95.0
 2.05                                          Fee               1986                         105      Units         94.3
 2.06                                          Fee               1985                          98      Units         98.0
 2.07                                          Fee               1986                         100      Units         93.0
 2.08                                          Fee               1984                         113      Units         97.3
 2.09                                          Fee               1985                         112      Units         95.5
 2.10                                          Fee               1976                         106      Units         94.3
 2.11                                          Fee               1982                         111      Units         93.7
 2.12                                          Fee               1986                         138      Units         94.9
 2.13                                          Fee               1985                         114      Units         95.6
 2.14                                          Fee               1985                         115      Units         96.5
 2.15                                          Fee               1983                         126      Units         98.4
 2.16                                          Fee               1986                         108      Units         94.4
 2.17                                          Fee               1987                          95      Units         85.3
 2.18                                          Fee               1985                         112      Units         95.5
 2.19                                          Fee               1984                          67      Units         92.5
 2.20                                          Fee               1977                         127      Units         94.5
 2.21                                          Fee               1981          1982           110      Units         96.4
 2.22                                          Fee               1985                          87      Units         98.9
 2.23                                          Fee               1986                          99      Units         87.9
 2.24                                          Fee               1984          1985           131      Units         94.7
 2.25                                          Fee               1987                          72      Units         95.8
 2.26                                          Fee               1986                          63      Units         92.1
 2.27                                          Fee               1987                          91      Units         97.8
 2.28                                          Fee               1986          1987           149      Units         88.6
 2.29                                          Fee               1978                          81      Units         95.1
 2.30                                          Fee               1987                          72      Units         88.9
 2.31                                          Fee               1981                          96      Units         87.5
 2.32                                          Fee               1986                         133      Units         85.7
 2.33                                          Fee               1979          1981           115      Units         81.7
 2.34                                          Fee               1984                          80      Units         98.8
 2.35                                          Fee               1984                          77      Units         90.9
 2.36                                          Fee               1985                         100      Units         94.0
 2.37                                          Fee               1983                          70      Units         91.4
 2.38                                          Fee               1985                          63      Units         88.9
 2.39                                          Fee               1986                          68      Units         95.6
 2.40                                          Fee               1984                          83      Units         91.6
 2.41                                          Fee               1985                          78      Units         89.7
 2.42                                          Fee               1986                          81      Units         90.1
 2.43                                          Fee               1984                          82      Units         93.9
 2.44                                          Fee               1978                         100      Units         97.0
 2.45                                          Fee               1982                          66      Units         90.9
 2.46                                          Fee               1985                          76      Units         90.8
 2.47                                          Fee               1986                          70      Units         92.9
 2.48                                          Fee               1987                          56      Units         96.4
 2.49                                          Fee               1985                          75      Units         94.7
 2.50                                          Fee               1986                          64      Units        100.0
 2.51                                          Fee               1982                          58      Units         86.2
 2.52                                          Fee               1986                          71      Units         94.4
 2.53                                          Fee               1984                          78      Units         94.9
 2.54                                          Fee               1986                          77      Units         94.8
 2.55                                          Fee               1983                          62      Units         87.1
 2.56                                          Fee               1985                          55      Units         92.7
 2.57                                          Fee               1987                          74      Units         90.5
 2.58                                          Fee               1983                          61      Units         96.7
 2.59                                          Fee               1984                          60      Units         95.0
 2.60                                          Fee               1978                         124      Units         83.1
 2.61                                          Fee               1985                          60      Units         98.3
 2.62                                          Fee               1984                          60      Units         95.0
 2.63                                          Fee               1982                          64      Units         96.9
 2.64                                          Fee               1982                          51      Units         98.0
 2.65                                          Fee               1983                          80      Units         93.8
 2.66                                          Fee               1984                          70      Units         82.9
 2.67                                          Fee               1984                          57      Units         94.7
 2.68                                          Fee               1984                          59      Units         98.3
 2.69                                          Fee               1985                          60      Units         95.0
 2.70                                          Fee               1984                          52      Units         84.6
 2.71                                          Fee               1984                          47      Units         97.9
 2.72                                          Fee               1980                          60      Units         90.0
 2.73                                          Fee               1983                          54      Units         94.4
 2.74                                          Fee               1984                          55      Units         92.7
 2.75                                          Fee               1984                          60      Units         96.7
 2.76                                          Fee               1985                          50      Units         96.0
 2.77                                          Fee               1986                          50      Units         92.0
 2.78                                          Fee               1985                          48      Units         95.8
 2.79                                          Fee               1984                          41      Units         95.1
  3       Refinance                 Yes (2)    Fee               1986          1998       558,869       SF           91.8
  4      Acquisition                           Fee              Various      Various    5,227,519       SF           93.9
 4.01                                          Fee             1989 /          2002       835,201       SF           84.5
                                                               1996 /
                                                               1998-2001
 4.02                                          Fee               2001                     357,689       SF          100.0
 4.03                                          Fee             2001-2002                  458,259       SF           98.2
                                                                / 2006
 4.04                                          Fee             1985-1986                  371,473       SF           97.3
 4.05                                          Fee             1988-1989       2004       419,387       SF           99.7
                                                                / 1999
 4.06                                          Fee               1989                     309,625       SF           91.5
 4.07                                          Fee               2004                     237,191       SF           96.4
 4.08                                          Fee             1982-1984                  294,369       SF           99.6
 4.09                                          Fee               2002          2004       199,585       SF          100.0
 4.10                                          Fee             1987 /                     306,143       SF           93.6
                                                                 1990
 4.11                                          Fee             1987 /          2004       210,984       SF           99.3
                                                                 1999
 4.12                                          Fee             1987 /          1997       212,882       SF           98.8
                                                                 1994
 4.13                                          Fee               1982          2005       166,590       SF           99.2
 4.14                                          Fee               1989          2004       125,462       SF           98.3
 4.15                                          Fee               1982          2004       170,850       SF           84.7
 4.16                                          Fee               1981          2005       202,817       SF           81.7
 4.17                                          Fee               1984                     155,730       SF           77.3
 4.18                                          Fee               1997                      87,066       SF          100.0
 4.19                                          Fee               1978          2004       106,216       SF           90.7
  5      Acquisition                           Fee              Various      Various    2,311,252       SF           90.1
 5.01                                          Fee               2000                     372,502       SF           89.0
 5.02                                          Fee               1963          2005       350,091       SF           97.4
 5.03                                          Fee               1999          2004       388,302       SF           99.6
 5.04                                          Fee               2006                     218,681       SF           92.7
 5.05                                          Fee               2003                     164,356       SF           86.9
 5.06                                          Fee               1993                     227,536       SF           52.6
 5.07                                          Fee             1948-1976       1995       194,487       SF           91.9
 5.08                                          Fee               1985          1999       175,917       SF           95.2
 5.09                                          Fee               1990                      95,023       SF           96.4
 5.10                                          Fee               2003                      58,182       SF           97.9
 5.11                                          Fee               1984          2003        66,175       SF           95.8
          Refinance                            Fee              Various      Various    1,792,554       SF           84.6
  6       Refinance     Yes         Yes (3)    Fee              Various      Various      323,374       SF           91.1
 6.01                                          Fee               1917                      71,572       SF           97.0
 6.02                                          Fee               1997                      48,275       SF           91.1
 6.03                                          Fee               1920          1990        71,720       SF           88.3
 6.04                                          Fee               1969                      48,732       SF           80.1
 6.05                                          Fee               1996                      45,100       SF           95.5
 6.06                                          Fee               1995                      37,975       SF           93.9
  7       Refinance     Yes         Yes (3)    Fee              Various                   290,610       SF           86.1
 7.01                                          Fee               1910                     124,015       SF           81.5
 7.02                                          Fee               1996                      41,525       SF           94.7
 7.03                                          Fee               1978                      23,515       SF           93.8
 7.04                                          Fee               1966                      28,276       SF           78.2
 7.05                                          Fee               1924                      31,029       SF           82.0
 7.06                                          Fee               1979                      42,250       SF           95.0
  8       Refinance     Yes         Yes (3)    Fee              Various                   611,918       SF           80.3
 8.01                                          Fee               1954                     156,640       SF           79.5
 8.02                                          Fee               1986                      44,364       SF           94.9
 8.03                                          Fee               1951                      36,410       SF           92.7
 8.04                                          Fee               1987                      38,469       SF           95.3
 8.05                                          Fee               1995                      66,710       SF           85.4
 8.06                                          Fee               1994                      52,065       SF           98.2
 8.07                                          Fee               1988                      33,150       SF           73.8
 8.08                                          Fee               1987                      41,125       SF           91.4
 8.09                                          Fee               1984                      60,296       SF           70.5
 8.10                                          Fee               1985                      82,689       SF           50.4
  9       Refinance     Yes         Yes (3)    Fee              Various                   566,652       SF           84.8
 9.01                                          Fee               1983                      78,798       SF           93.4
 9.02                                          Fee               2002                      61,522       SF           96.3
 9.03                                          Fee               1990                      37,649       SF           81.7
 9.04                                          Fee               1988                      59,100       SF           82.0
 9.05                                          Fee               1984                      99,910       SF           78.1
 9.06                                          Fee               1996                      38,200       SF           95.2
 9.07                                          Fee               1985                      55,900       SF           98.5
 9.08                                          Fee               1987                      40,370       SF           90.5
 9.09                                          Fee               1985                      31,815       SF           73.1
 9.10                                          Fee               1985                      63,388       SF           62.1
  10      Refinance                            Fee              Various        2007         2,904      Units         86.0
10.01                                          Fee               1983          2007           352      Units         86.7
10.02                                          Fee               1983          2007           305      Units         89.5
10.03                                          Fee               1968          2007           208      Units         89.9
10.04                                          Fee               1973          2007           372      Units         72.6
10.05                                          Fee               1983          2007           264      Units         88.6
10.06                                          Fee               1977          2007           196      Units         90.8
10.07                                          Fee               1988          2007           433      Units         80.8
10.08                                          Fee               1971          2007           266      Units         78.6
10.09                                          Fee               1987          2007           244      Units         96.3
10.10                                          Fee               1983          2007           128      Units         96.9
10.11                                          Fee               1987          2007           136      Units         97.8
  11      Refinance                 Yes (2)    Fee               1984          1988       566,908       SF           81.2
  12      Refinance                            Fee/Leasehold     2006                     390,994       SF           92.4
  13      Refinance                            Fee               1965        Various      790,013       SF           99.3
13.01                                          Fee               1965          2007       612,968       SF           99.6
13.02                                          Fee               1965                     177,045       SF           98.1
  14     Acquisition                           Fee               1908          2002     1,567,592       SF           78.8
  15      Refinance                            Fee              Various      Various        1,208      Pads          93.1
15.01                                          Fee               1952          1985         1,096      Pads          93.4
15.02                                          Fee               1960                         112      Pads          90.2
  16      Refinance                 Yes (6)    Fee               1986          2006       354,098       SF          100.0
  17     Acquisition                Yes (5)    Fee               1972                         253      Rooms         64.7
  18      Refinance                            Fee               2007                     123,162       SF          100.0
  19      Refinance                            Fee               1990          2006       144,311       SF          100.0
  20     Acquisition                           Fee/Leasehold    Various                       484      Units         97.6
20.01                                          Fee/Leasehold     1988                         138      Units         96.0
20.02                                          Fee               2005                          96      Units        100.0
20.03                                          Fee               1990                         104      Units         97.0
20.04                                          Fee               1998                          66      Units        100.0
20.05                                          Fee               1995                          52      Units         97.0
20.06                                          Fee               1998                           8      Units         95.0
20.07                                          Fee               1998                           8      Units         95.0
20.08                                          Fee               1998                           4      Units         95.0
20.09                                          Fee/Leasehold     1998                           4      Units         95.0
20.10                                          Fee               1998                           4      Units         95.0
  21      Refinance                            Fee               1990                     156,216       SF          100.0
  22      Refinance                            Fee/Leasehold     1996          2006       197,676       SF           98.2
  23     Acquisition                Yes (5)    Fee               1983          2006           178      Rooms         68.4
  24     Acquisition                           Fee               1951          2007       109,295       SF           98.4
  25      Refinance                            Fee               1994                     142,797       SF          100.0
          Refinance                            Fee              Various                       322      Rooms         72.1
  26      Refinance     Yes         Yes (8)    Fee               2002                         107      Rooms         73.6
  27      Refinance     Yes         Yes (8)    Fee               2006                         122      Rooms         69.0
  28      Refinance     Yes         Yes (8)    Fee               2006                          93      Rooms         74.5
  29      Refinance                            Fee             1996-2006       2006       159,206       SF           99.3
  30      Refinance                            Fee               1969          1999           407      Units         98.0
  31      Refinance                            Fee               1986                         182      Rooms         75.0
  32      Refinance                 Yes (4)    Fee               2002                         168      Units         99.2
  33     Acquisition                           Fee               2003                         216      Units         92.6
  34      Refinance                            Fee               2002                         336      Units         94.9
  35      Refinance                            Fee               1991                     154,661       SF          100.0
  36      Refinance                 Yes (6)    Fee               1988                     161,865       SF          100.0
  37     Acquisition                           Fee               1971                         521      Pads          99.6
  38      Refinance                 Yes (4)    Fee               2004                         180      Units         98.9
  39      Refinance                            Fee               2007                         220      Units         85.9
  40      Refinance                            Fee               1972          1998       150,000       SF          100.0
  44      Refinance                 Yes (7)    Fee               1966                         251      Pads         100.0
  45      Refinance                            Fee               1926          2001           177      Rooms         70.3
  46      Refinance                            Fee              Various      Various          263      Units         81.0
46.01                                          Fee               2004                          80      Units         72.5
46.02                                          Fee               1982          1999            73      Units         93.2
46.03                                          Fee               2007                          18      Units         83.3
46.04                                          Fee               1994          2007            52      Units         61.5
46.05                                          Fee               1994                          40      Units        100.0
  47     Acquisition                           Fee               1977          2006       112,946       SF          100.0
  48      Refinance                            Fee               1968                      65,330       SF          100.0
  49     Acquisition                Yes (10)   Fee              Various      Various       66,101       SF          100.0
49.01                                          Fee                NAV                       7,733       SF          100.0
49.02                                          Fee               1985          2005         3,696       SF          100.0
49.03                                          Fee               1974          2001         2,986       SF          100.0
49.04                                          Fee               1985          1995         4,928       SF          100.0
49.05                                          Fee               1989                       3,308       SF          100.0
49.06                                          Fee               1990                       3,629       SF          100.0
49.07                                          Fee               1989                       3,885       SF          100.0
49.08                                          Fee               1983                       5,001       SF          100.0
49.09                                          Fee               1990                       3,024       SF          100.0
49.10                                          Fee                NAV          2001         3,312       SF          100.0
49.11                                          Fee                NAV          2002         3,567       SF          100.0
49.12                                          Fee               1992                       2,520       SF          100.0
49.13                                          Fee               1986          2000         3,455       SF          100.0
49.14                                          Fee               1980                       3,826       SF          100.0
49.15                                          Fee               1988                       3,199       SF          100.0
49.16                                          Fee               1990                       2,592       SF          100.0
49.17                                          Fee                NAV          2000         3,563       SF          100.0
49.18                                          Fee               1970                       1,877       SF          100.0
  50      Refinance                 Yes (4)    Fee               1999                         204      Units         96.4
  51      Refinance                 Yes (9)    Fee               2002                         348      Units         93.4
  52      Refinance                            Fee/Leasehold     2006                         186      Units         94.6
  53      Refinance                            Fee               1990                      75,059       SF           90.7
53.01                                          Fee               1990                      37,719       SF           81.4
53.02                                          Fee               1990                      37,340       SF          100.0
  54      Refinance                            Fee               1989                         132      Units         95.5
  55      Refinance                            Leasehold       1995 /                      96,569       SF          100.0
                                                                 2000
  56     Acquisition                           Fee               2003                      88,408       SF          100.0
  57     Acquisition                           Fee               1934          2003            88      Rooms         80.0
  58      Refinance                            Fee               1975          2007        71,146       SF          100.0
  59     Acquisition                           Fee               2002                      46,334       SF          100.0
  60     Acquisition                           Fee               1989                      80,323       SF           95.3
  61      Refinance                            Fee/Leasehold     2006                      74,000       SF          100.0
  62      Refinance                 Yes (4)    Fee               2002                         120      Units         96.5
  63      Refinance                            Leasehold         1979          2006        62,233       SF           91.8
  64      Refinance                            Fee               1985                     118,632       SF           85.5
  65     Acquisition                           Fee               1982                         248      Units         96.0
  66     Acquisition                           Fee               1980                      30,542       SF          100.0
  67      Refinance                            Fee               2007                      30,000       SF          100.0
  68      Refinance                            Fee               1978                      94,836       SF           94.9
  69      Refinance                            Fee               2007                      59,957       SF           87.6
  70      Refinance                            Fee/Leasehold     1950          1987        59,243       SF          100.0
  71      Refinance                 Yes (13)   Fee             1987-1988       2004           141      Rooms         68.0
  72      Refinance                            Fee               1902          1982        80,510       SF           91.5
  73      Refinance                            Fee               1973          2001           183      Rooms         69.6
  74      Refinance                 Yes (4)    Fee               1997                          96      Units         96.9
  75      Refinance                            Fee               2006                         168      Units         95.2
  76      Refinance                            Fee/Leasehold     1962          1982        68,027       SF          100.0
  77      Refinance                            Fee               1987                      54,493       SF          100.0
  78      Refinance                            Fee               2001                     102,665       SF           82.4
  79     Acquisition                Yes (11)   Fee               1964                         319      Pads          92.0
  80      Refinance                            Fee               1975                     137,112       SF           90.5
  81     Acquisition                Yes (11)   Fee               1977          2003           431      Pads          90.3
  82      Refinance                 Yes (14)   Fee               1992          2001           132      Units         93.9
  83     Acquisition                           Fee               2007                      65,227       SF          100.0
  84      Refinance                            Fee              Various      Various       21,940       SF          100.0
84.01                                          Fee               1987                      18,430       SF          100.0
84.02                                          Fee               1969          1993         3,510       SF          100.0
  85     Acquisition                           Fee               1960                         307      Pads          91.9
  86     Acquisition                           Fee               2006                      93,625       SF          100.0
  87      Refinance                 Yes (9)    Fee               2006                         192      Units         97.4
  88     Acquisition                           Fee               1995          2000        94,371       SF          100.0
  89     Acquisition                           Fee               2005                      34,160       SF          100.0
  90      Refinance                            Fee               2005                         122      Rooms         74.7
  91     Acquisition                           Fee               1997                          85      Rooms         78.5
  92      Refinance                            Fee               1998          2005            93      Rooms         79.9
  93     Acquisition                           Leasehold         1988          2005           211      Rooms         65.1
  94      Refinance                            Fee               1970          2000       156,478       SF           99.0
  95      Refinance                            Fee               2006                      18,693       SF          100.0
  96     Acquisition                           Fee               2006                      90,997       SF           91.2
  97      Refinance                            Fee               1997          2005           140      Rooms         75.4
  98     Acquisition                           Fee               1984                      65,750       SF           97.5
  99      Refinance                            Fee               1978          2005       110,982       SF          100.0
 100      Refinance                            Fee               1984                      38,701       SF          100.0
 101      Refinance                            Fee              Various                   296,520       SF           99.7
101.01                                         Fee               1998                      82,946       SF           99.9
101.02                                         Fee               1994                     213,574       SF           99.6
 102     Acquisition                           Fee               2006                      60,000       SF          100.0
 103     Acquisition                           Fee               1986                         200      Units         95.5
 104      Refinance                 Yes (12)   Fee               1999                      45,988       SF          100.0
 105      Refinance                            Fee               1959          1997        59,993       SF          100.0
 106     Acquisition                           Fee               2000                     307,840       SF          100.0
 107     Acquisition                           Fee               1984          2006        42,304       SF          100.0
 108      Refinance                            Fee               1988          2004        63,000       SF          100.0
 109      Refinance                            Fee               1985                         192      Units         97.4
109.01                                         Fee               1985                         128      Units         98.4
109.02                                         Fee               1985                          64      Units         95.3
 110      Refinance                            Leasehold         1999          2006           122      Rooms         77.8
 111     Acquisition                           Fee               2002                      29,610       SF          100.0
 112      Refinance                            Fee               1984                      62,028       SF           94.2
112.01                                         Fee               1984                      38,716       SF          100.0
112.02                                         Fee               1984                      23,312       SF           84.6
 113      Refinance                            Fee               1995                      68,566       SF          100.0
 114      Refinance                            Fee               2000                          82      Rooms         78.7
 115      Refinance                            Fee               1984                      75,931       SF           98.4
 116      Refinance                            Fee               2002                          84      Rooms         75.9
 117     Acquisition                Yes (10)   Fee              Various                    22,433       SF          100.0
117.01                                         Fee               1995                       2,350       SF          100.0
117.02                                         Fee               2006                       2,605       SF          100.0
117.03                                         Fee               2003                       2,632       SF          100.0
117.04                                         Fee               1988                       2,502       SF          100.0
117.05                                         Fee               1991                       1,944       SF          100.0
117.06                                         Fee               1987                       2,621       SF          100.0
117.07                                         Fee               2007                       2,000       SF          100.0
117.08                                         Fee               1995                       2,194       SF          100.0
117.09                                         Fee               1995                       1,944       SF          100.0
117.10                                         Fee               1987                       1,641       SF          100.0
 118     Acquisition                           Fee               2001                      90,000       SF          100.0
 119     Acquisition                           Fee               1997                      31,305       SF           98.3
 120      Refinance                            Leasehold         1986                      77,174       SF           92.3
 121     Acquisition                Yes (15)   Fee               1999                      62,261       SF          100.0
 122     Acquisition                           Fee             1979-1980                   96,386       SF           81.1
 123     Acquisition                Yes (15)   Fee               2001                      67,866       SF          100.0
 124      Refinance                            Fee               2001          2003        51,861       SF          100.0
 125      Refinance                            Fee               2007                      41,850       SF          100.0
 126     Acquisition                           Fee               1996          2001        47,876       SF           90.4
 127      Refinance                            Fee               1982                         288      Units         96.2
 128      Refinance                 Yes (7)    Fee               1956                          98      Pads         100.0
 129      Refinance                            Fee/Leasehold     2006                      41,572       SF          100.0
 130      Refinance                 Yes (17)   Fee               1999                          88      Rooms         62.8
 131      Refinance                            Fee               2005                      45,428       SF           85.5
 132     Acquisition                           Fee               2006                      14,820       SF          100.0
 133      Refinance                            Fee               1995          2006        29,281       SF           98.4
 134      Refinance                            Fee               2001                      24,578       SF           94.7
 135      Refinance                            Fee               1965          1970           162      Pads          96.3
 136      Refinance                            Fee/Leasehold     1964          2005            21      Rooms         58.8
 137      Refinance                            Fee               1985                         152      Units         96.7
 138      Refinance                            Fee               2006                      35,400       SF           89.8
 139      Refinance                            Fee               1998                      89,600       SF          100.0
 140      Refinance                            Fee               2006                      28,080       SF           88.1
 141      Refinance                            Fee               2000          2001        50,245       SF           80.1
 142      Refinance                 Yes (17)   Fee               2002                          72      Rooms         61.7
 143      Refinance                            Fee              Various      Various          224      Pads          NAV
143.01                                         Fee               1976                         124      Pads          NAV
143.02                                         Fee               1980                         100      Pads          NAV
 144      Refinance                 Yes (12)   Leasehold         2007                      13,013       SF          100.0
 145     Acquisition                           Fee               1996                      22,668       SF          100.0
 146      Refinance                            Fee               2002                          78      Rooms         70.9
 147      Refinance                            Fee               1979          2006        96,772       SF           98.5
 148      Refinance                            Fee               2000                      69,715       SF           91.5
 149      Refinance                            Fee               1967          2005           148      Units         95.9
 150     Acquisition                           Fee               1991          1993            72      Units        100.0
 151      Refinance                            Fee               2006                      32,019       SF           83.4
 152     Acquisition                           Fee               1960          1982        85,759       SF          100.0
 153      Refinance                            Fee               2006                      22,670       SF          100.0
 154      Refinance                            Fee               1905          2006        12,152       SF          100.0
 155      Refinance                 Yes (13)   Fee               1970                         186      Rooms         65.7
 156      Refinance                            Fee               2005                      21,120       SF          100.0
 157      Refinance                 Yes (7)    Fee               1954                          87      Pads         100.0
 158      Refinance                            Fee               1929          1991        12,131       SF          100.0
 159      Refinance                            Fee               2006                          60      Rooms         60.6
 160     Acquisition                           Fee               1990                      34,577       SF           96.1
 161      Refinance                 Yes (14)   Fee               2000                      22,218       SF          100.0
 162     Acquisition                           Fee               1985                         144      Units         91.0
 163      Refinance                            Fee               2002                          83      Rooms         59.2
 164      Refinance                            Fee               2003                      36,415       SF          100.0
 165      Refinance                 Yes (16)   Fee               2003                      15,900       SF          100.0
 166      Refinance                            Fee               1978          2005        49,954       SF           98.7
 167      Refinance                 Yes (16)   Fee               2006                      14,820       SF          100.0
 168      Refinance                            Fee               1987          2002        68,589       SF           94.2
 169      Refinance                            Fee               1988          2006        46,599       SF           95.7
 170      Refinance                            Fee               2003                      14,560       SF          100.0
 171      Refinance                            Fee             1971 /                      29,628       SF          100.0
                                                                 1973
 172      Refinance                            Fee              Various                        60      Units        100.0
172.01                                         Fee             2006-2007                       24      Units        100.0
172.02                                         Fee               2005                          16      Units        100.0
172.03                                         Fee               2005                          10      Units        100.0
172.04                                         Fee               2003                          10      Units        100.0
 173     Acquisition                           Fee               2001                      67,450       SF           91.0
 174      Refinance                            Fee               2006                      22,940       SF           93.1
 175      Refinance                            Fee               2006                      14,460       SF          100.0
 176     Acquisition                           Fee               2004                      13,013       SF          100.0
 177     Acquisition                           Fee               1999          2006        16,483       SF           91.1
 179      Refinance                            Fee               1984                      20,433       SF           93.9
 180      Refinance                            Fee               1970                          91      Units         96.7
 181      Refinance                            Fee               1971          1995        53,689       SF          100.0
 182      Refinance                            Fee               2006                      21,481       SF          100.0
 183      Refinance                            Fee              Various                        26      Units        100.0
183.01                                         Fee               1986                          20      Units        100.0
183.02                                         Fee               1998                           6      Units        100.0
 184      Refinance                            Fee               1984                      54,000       SF          100.0
 185      Refinance                 Yes (16)   Fee               2005                       7,000       SF          100.0
 186      Refinance                            Fee               1972                      61,193       SF          100.0
 187     Acquisition                           Fee               2004                      20,067       SF           91.6
 188      Refinance                            Leasehold         1987                      40,354       SF           97.7
 189      Refinance                            Fee               1996                          40      Units         90.0
 190     Acquisition                Yes (20)   Fee               1995                          49      Units        100.0
 191      Refinance                            Fee              Various                    16,500       SF          100.0
191.01                                         Fee               2000                      12,300       SF          100.0
191.02                                         Fee               2003                       4,200       SF          100.0
 192      Refinance                            Fee               1992                          74      Units         95.9
 193      Refinance                            Fee              Various                    34,730       SF          100.0
193.01                                         Fee               2002                      12,710       SF          100.0
193.02                                         Fee               2004                       9,020       SF          100.0
193.03                                         Fee               2004                       9,000       SF          100.0
193.04                                         Fee               2002                       4,000       SF          100.0
 194     Acquisition                           Fee               1999                      13,932       SF           90.5
 195     Acquisition                           Fee               1959                         109      Pads         100.0
 196      Refinance                 Yes (12)   Fee               1989                       8,537       SF          100.0
 197      Refinance                 Yes (18)   Fee               1998          2004        69,637       SF           81.9
 198     Acquisition                           Fee               1958                          94      Pads          97.9
 199     Acquisition                           Leasehold         2006                      14,550       SF          100.0
 201      Refinance                            Fee               2005                      25,380       SF          100.0
 202     Acquisition                           Fee               2006                      17,172       SF          100.0
 203      Refinance                 Yes (18)   Fee               1974          1997            84      Units         94.0
 204     Acquisition                           Fee               2007                      10,500       SF          100.0
 205      Refinance                            Fee               1998                      45,009       SF          100.0
 206      Refinance                            Fee               2006                      20,267       SF          100.0
 207      Refinance                            Fee               1977          1995        41,338       SF           69.0
 208      Refinance                            Fee               2004                      14,035       SF          100.0
 209      Refinance                            Fee               1982                      41,000       SF           95.0
 210     Acquisition                           Fee               2006                       7,700       SF          100.0
 211      Refinance                 Yes (12)   Fee               2002                       8,129       SF          100.0
 212     Acquisition                           Fee              Various      Various        4,442       SF          100.0
212.01                                         Fee               1998                       2,167       SF          100.0
212.02                                         Fee               1992                       2,275       SF          100.0
 214     Acquisition                           Fee               2006                      24,430       SF          100.0
 215     Acquisition                           Fee               1996                      12,941       SF          100.0
 216      Refinance                 Yes (7)    Fee               1960                          97      Pads         100.0
 217      Refinance                            Fee               1987                      75,850       SF           95.4
 218      Refinance                            Fee               2006                      12,320       SF           88.7
 219     Acquisition                           Fee               1973          2006         7,498       SF          100.0
 220      Refinance                            Fee               1984                      28,197       SF           83.8
 221     Acquisition                Yes (19)   Fee               2006                      24,727       SF          100.0
 222     Acquisition                           Fee               2007                      24,727       SF          100.0
 223     Acquisition                           Fee             1978 /                      73,610       SF           93.1
                                                                 1988
 224      Refinance                            Fee               1989                      16,707       SF          100.0
 225     Acquisition                           Fee               1973          1988        23,493       SF           90.0
 226      Refinance                            Fee               1970                          80      Pads          95.0
 227      Refinance                            Fee               1988                      35,630       SF          100.0
 228      Refinance                            Fee               1959          1999        60,000       SF          100.0
 229     Acquisition                           Fee               1998                       8,552       SF          100.0
 230      Refinance                            Fee               2005                      20,292       SF           90.0
 231      Refinance                            Fee             2001-2004                   30,128       SF           98.7
 232      Refinance                            Leasehold         2001                      31,942       SF          100.0
 233     Acquisition                           Fee               1999                       7,000       SF          100.0
 234     Acquisition                Yes (19)   Fee               2007                       8,064       SF          100.0
 235     Acquisition                           Fee               2006                       6,048       SF          100.0
 236      Refinance                            Fee               1978                          52      Units        100.0
 237      Refinance                            Fee               2004                      11,231       SF          100.0
 238      Refinance                            Fee               2006                       6,296       SF           85.7
 239     Acquisition                           Fee               1987                      41,700       SF           90.0
 240      Refinance                            Fee               1930          1995         3,944       SF          100.0
 241      Refinance                            Fee               2000                      10,912       SF          100.0
 242      Refinance                 Yes (20)   Fee             2001 /                          32      Units        100.0
                                                                 2002
 243     Acquisition                           Fee               1997                      10,010       SF          100.0
 244      Refinance                            Fee               1907          1999        12,750       SF          100.0
 245      Refinance                            Fee               1984      1992 / 1997     13,040       SF          100.0
 246     Acquisition                           Fee               1998                      21,150       SF           89.4
 247     Acquisition                           Fee               1999                      14,030       SF          100.0
 248     Acquisition                Yes (19)   Fee               2007                       7,653       SF          100.0
 249      Refinance                 Yes (18)   Fee             2001-2004                   37,875       SF           66.3
 250      Refinance                            Fee               1982          2006        15,447       SF           96.0
 251      Refinance                            Fee               1924      1984 / 2001      6,436       SF          100.0
 252      Refinance                            Fee               1927                       3,200       SF          100.0
 253      Refinance                            Fee             1991 /                      12,031       SF          100.0
                                                                 2002
 254      Refinance                            Fee               1997          2005        10,440       SF          100.0
 255     Acquisition                           Fee               1964                          48      Units         97.9
 256      Refinance                            Fee               1982                          48      Units         95.8
 257      Refinance                 Yes (12)   Fee               1999                      10,080       SF          100.0
 258      Refinance                            Fee               2006                          24      Units        100.0
 259      Refinance                            Fee               1984                      24,650       SF           84.6
 260      Refinance                            Fee               1983                          82      Pads         100.0
 261      Refinance                            Fee               1989                      17,300       SF          100.0
 262     Acquisition                           Fee               1981      1985 / 1994     47,550       SF           72.7
 263      Refinance                            Fee               1980                      20,000       SF          100.0
 264      Refinance                            Fee               1993                          24      Units         91.7
 265      Refinance                            Fee               1993                          24      Units         91.7
 266      Refinance                            Fee               2006                       5,040       SF          100.0
 267      Refinance                 Yes (12)   Fee               2002                       3,669       SF          100.0
 268      Refinance                            Fee               1962                          28      Units        100.0
 269      Refinance                            Fee               2000          2006         7,835       SF          100.0
 270     Acquisition                           Fee               1989                       2,972       SF          100.0
 271     Acquisition                           Fee               1974          2000        27,098       SF          100.0

                                                                                LARGEST TENANT
          OCCUPANCY      APPRAISED       APPRAISAL             SINGLE                                                LEASE
LOAN #      DATE        VALUE ($)(5)       DATE       PML %    TENANT            TENANT NAME          UNIT SIZE    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

  1        4/1/2007     496,240,000       Various
 1.01      4/1/2007      13,900,000     3/23/2007
 1.02      4/1/2007      12,890,000     3/22/2007
 1.03      4/1/2007      14,460,000     3/20/2007
 1.04      4/1/2007      13,490,000     3/19/2007
 1.05      4/1/2007      12,210,000     3/19/2007
 1.06      4/1/2007      12,240,000     3/15/2007
 1.07      4/1/2007      10,560,000     3/15/2007
 1.08      4/1/2007      11,200,000     3/28/2007
 1.09      4/1/2007      10,250,000     3/20/2007
 1.10      4/1/2007       9,500,000     3/15/2007
 1.11      4/1/2007       8,990,000     3/15/2007
 1.12      4/1/2007       8,950,000     3/16/2007
 1.13      4/1/2007       9,520,000     3/19/2007
 1.14      4/1/2007       8,600,000     3/15/2007
 1.15      4/1/2007       8,810,000     3/20/2007
 1.16      4/1/2007       8,000,000     3/15/2007
 1.17      4/1/2007       8,400,000     3/19/2007
 1.18      4/1/2007       8,390,000     3/26/2007
 1.19      4/1/2007       8,380,000     3/22/2007
 1.20      4/1/2007       8,300,000     3/20/2007
 1.21      4/1/2007       7,700,000     3/15/2007
 1.22      4/1/2007       7,400,000     3/27/2007
 1.23      4/1/2007       7,320,000     3/21/2007
 1.24      4/1/2007       7,270,000     3/19/2007
 1.25      4/1/2007       7,190,000     3/15/2007
 1.26      4/1/2007       6,850,000     3/22/2007
 1.27      4/1/2007       6,600,000     3/15/2007
 1.28      4/1/2007       6,500,000     3/23/2007
 1.29      4/1/2007       6,300,000      3/9/2007
 1.30      4/1/2007       6,260,000     3/21/2007
 1.31      4/1/2007       6,250,000     3/20/2007
 1.32      4/1/2007       6,230,000     3/21/2007
 1.33      4/1/2007       6,170,000     3/20/2007
 1.34      4/1/2007       6,000,000     3/15/2007
 1.35      4/1/2007       6,390,000     3/20/2007
 1.36      4/1/2007       5,990,000     3/22/2007
 1.37      4/1/2007       5,900,000     3/20/2007
 1.38      4/1/2007       6,100,000     3/20/2007
 1.39      4/1/2007       5,600,000     3/19/2007
 1.40      4/1/2007       5,600,000     3/27/2007
 1.41      4/1/2007       6,600,000     3/20/2007
 1.42      4/1/2007       5,310,000     3/15/2007
 1.43      4/1/2007       5,300,000     3/20/2007
 1.44      4/1/2007       5,620,000     3/22/2007
 1.45      4/1/2007       5,390,000     3/20/2007
 1.46      4/1/2007       5,330,000     3/15/2007
 1.47      4/1/2007       5,000,000     3/20/2007
 1.48      4/1/2007       5,290,000     3/20/2007
 1.49      4/1/2007       5,740,000     3/21/2007
 1.50      4/1/2007       4,750,000     3/22/2007
 1.51      4/1/2007       4,580,000     3/15/2007
 1.52      4/1/2007       4,500,000     3/20/2007
 1.53      4/1/2007       4,450,000     3/16/2007
 1.54      4/1/2007       4,720,000     3/15/2007
 1.55      4/1/2007       4,670,000     3/28/2007
 1.56      4/1/2007       4,400,000     3/21/2007
 1.57      4/1/2007       4,360,000     3/15/2007
 1.58      4/1/2007       4,500,000     3/20/2007
 1.59      4/1/2007       4,200,000     3/23/2007
 1.60      4/1/2007       4,190,000     3/15/2007
 1.61      4/1/2007       4,100,000     3/22/2007
 1.62      4/1/2007       4,100,000     3/20/2007
 1.63      4/1/2007       4,280,000     3/20/2007
 1.64      4/1/2007       4,000,000     3/28/2007
 1.65      4/1/2007       3,760,000     3/21/2007
 1.66      4/1/2007       3,730,000     3/15/2007
 1.67      4/1/2007       3,400,000     3/22/2007
 1.68      4/1/2007       3,350,000      3/8/2007
 1.69      4/1/2007       3,300,000     3/23/2007
 1.70      4/1/2007       3,230,000     3/15/2007
 1.71      4/1/2007       3,200,000     3/15/2007
 1.72      4/1/2007       3,040,000     3/15/2007
 1.73      4/1/2007       3,200,000     3/29/2007
 1.74      4/1/2007       3,000,000     3/20/2007
 1.75      4/1/2007       3,000,000     3/15/2007
 1.76      4/1/2007       2,600,000     3/15/2007
 1.77      4/1/2007       3,170,000     4/15/2007
 1.78      4/1/2007       2,220,000     3/14/2007
  2        4/1/2007     427,200,000       Various
 2.01      4/1/2007      12,900,000     3/27/2007
 2.02      4/1/2007      12,300,000     3/15/2007
 2.03      4/1/2007      11,250,000     3/16/2007
 2.04      4/1/2007      10,500,000     3/20/2007
 2.05      4/1/2007      10,900,000     3/21/2007
 2.06      4/1/2007       9,550,000     3/21/2007
 2.07      4/1/2007       8,980,000     3/27/2007
 2.08      4/1/2007       8,280,000     3/15/2007
 2.09      4/1/2007       7,980,000     3/21/2007
 2.10      4/1/2007       8,200,000     3/20/2007
 2.11      4/1/2007       8,180,000     3/20/2007
 2.12      4/1/2007       7,200,000     3/27/2007
 2.13      4/1/2007       7,050,000     3/22/2007
 2.14      4/1/2007       7,000,000     3/20/2007
 2.15      4/1/2007       7,000,000     3/28/2007
 2.16      4/1/2007       6,800,000     3/19/2007
 2.17      4/1/2007       7,200,000     3/27/2007
 2.18      4/1/2007       6,560,000     3/23/2007
 2.19      4/1/2007       6,400,000     3/27/2007
 2.20      4/1/2007       6,300,000     3/15/2007
 2.21      4/1/2007       6,170,000      3/9/2007
 2.22      4/1/2007       6,490,000     3/20/2007
 2.23      4/1/2007       6,750,000     3/21/2007
 2.24      4/1/2007       6,040,000     3/23/2007
 2.25      4/1/2007       6,400,000     3/19/2007
 2.26      4/1/2007       6,300,000     3/21/2007
 2.27      4/1/2007       6,640,000     3/20/2007
 2.28      4/1/2007       6,200,000     3/16/2007
 2.29      4/1/2007       6,150,000     3/15/2007
 2.30      4/1/2007       6,100,000     3/20/2007
 2.31      4/1/2007       6,330,000     3/20/2007
 2.32      4/1/2007       5,900,000     3/15/2007
 2.33      4/1/2007       5,840,000     3/22/2007
 2.34      4/1/2007       5,400,000     3/20/2007
 2.35      4/1/2007       5,710,000     3/15/2007
 2.36      4/1/2007       5,300,000     3/16/2007
 2.37      4/1/2007       5,200,000     3/20/2007
 2.38      4/1/2007       4,760,000     3/21/2007
 2.39      4/1/2007       4,750,000     3/22/2007
 2.40      4/1/2007       4,680,000     3/15/2007
 2.41      4/1/2007       4,930,000     3/21/2007
 2.42      4/1/2007       4,850,000     3/20/2007
 2.43      4/1/2007       4,800,000     3/21/2007
 2.44      4/1/2007       4,450,000     3/16/2007
 2.45      4/1/2007       4,600,000     3/19/2007
 2.46      4/1/2007       5,270,000     3/20/2007
 2.47      4/1/2007       4,200,000     3/22/2007
 2.48      4/1/2007       4,150,000     3/21/2007
 2.49      4/1/2007       4,150,000     3/15/2007
 2.50      4/1/2007       3,970,000     3/15/2007
 2.51      4/1/2007       4,200,000     3/27/2007
 2.52      4/1/2007       3,900,000     3/22/2007
 2.53      4/1/2007       4,100,000     3/28/2007
 2.54      4/1/2007       3,770,000     3/16/2007
 2.55      4/1/2007       4,280,000     3/20/2007
 2.56      4/1/2007       4,100,000     3/22/2007
 2.57      4/1/2007       4,000,000     3/20/2007
 2.58      4/1/2007       3,640,000     3/15/2007
 2.59      4/1/2007       3,600,000     3/21/2007
 2.60      4/1/2007       4,360,000     3/16/2007
 2.61      4/1/2007       3,300,000     3/20/2007
 2.62      4/1/2007       3,300,000     3/27/2007
 2.63      4/1/2007       3,300,000     3/16/2007
 2.64      4/1/2007       3,200,000     3/27/2007
 2.65      4/1/2007       3,180,000      3/9/2007
 2.66      4/1/2007       3,700,000     3/20/2007
 2.67      4/1/2007       3,090,000     3/15/2007
 2.68      4/1/2007       3,000,000     3/14/2007
 2.69      4/1/2007       2,950,000     3/16/2007
 2.70      4/1/2007       2,900,000     3/15/2007
 2.71      4/1/2007       2,800,000     3/20/2007
 2.72      4/1/2007       2,960,000     3/20/2007
 2.73      4/1/2007       2,680,000     3/15/2007
 2.74      4/1/2007       2,600,000     3/20/2007
 2.75      4/1/2007       2,600,000     3/15/2007
 2.76      4/1/2007       2,400,000     3/17/2007
 2.77      4/1/2007       2,300,000     3/20/2007
 2.78      4/1/2007       2,100,000     3/22/2007
 2.79      4/1/2007       1,880,000     3/14/2007
  3       4/10/2007     351,000,000     4/19/2007                        Belks                          161,865      8/31/2012
  4        6/1/2007     933,100,000       Various
 4.01      6/1/2007     129,500,000     5/10/2007                        Symantec Corporation           118,734      1/31/2017
 4.02      6/1/2007      98,900,000     5/16/2007                        Charles Schwab & Co., Inc.     270,126      3/31/2012
 4.03      6/1/2007      87,000,000     5/10/2007                        Pershing, LLC                   67,737     10/31/2016
 4.04      6/1/2007      77,000,000     5/11/2007                        Blue Cross & Blue Shield        72,328     10/31/2011
 4.05      6/1/2007      73,200,000     5/18/2007                        Infinity Insurance Company     153,783      3/31/2016
 4.06      6/1/2007      58,500,000      6/1/2007                        Kurt Salmon Associates Inc.     67,165     12/31/2011
 4.07      6/1/2007      57,000,000     5/10/2007                        Albertson's # 4316              52,443      2/28/2029
 4.08      6/1/2007      46,300,000     5/11/2007                        HealthPlan Services II          73,180      3/31/2012
 4.09      6/1/2007      44,600,000     5/10/2007                        Fiserv, Inc.                   198,085      7/31/2012
 4.10      6/1/2007      34,500,000     5/18/2007                        BioHorizons Implant Systems     44,228     11/30/2014
 4.11      6/1/2007      32,600,000     5/18/2007                        Command Alkon Inc.              44,782      5/31/2010
 4.12      6/1/2007      31,300,000     5/11/2007                        Presidion Solutions/2           38,983      4/30/2013
 4.13      6/1/2007      27,600,000     5/18/2007                        Colonial Properties Trust       33,294      1/31/2010
 4.14      6/1/2007      28,600,000     5/18/2007                        Gold's Gym                      30,133      4/30/2016
 4.15      6/1/2007      25,100,000     5/18/2007                        Alabama Gas Corporation         60,613     11/30/2015
 4.16      6/1/2007      25,000,000     5/17/2007                        Homecomings Financial           24,442      4/30/2012
                                                                         Network, Inc.
 4.17      6/1/2007      23,100,000     5/23/2007                        Adventist Health System         24,922      2/14/2008
 4.18      6/1/2007      17,500,000     5/10/2007              Yes       The Sungard                     87,066      6/30/2011
 4.19      6/1/2007      15,800,000     5/18/2007                        Birmingham Gastroenterology     16,068      5/31/2015
                                                                         Association
  5       5/16/2007     428,100,000       Various
 5.01     5/16/2007      85,000,000     5/15/2007                        Oshman's Store (Sports          45,500      1/31/2021
                                                                         Authority)
 5.02     5/16/2007      54,500,000     5/24/2007                        TJ Max and More                 54,775     10/31/2015
 5.03     5/16/2007      51,500,000     5/15/2007                        Wal-Mart Stores, Inc.          203,742      1/31/2020
 5.04     5/16/2007      48,700,000     5/20/2007                        Amstar Entertainment, LLC       53,047      5/31/2025
 5.05     5/16/2007      46,300,000     5/15/2007                        Randall's Food & Drugs, L.P.    63,990     11/15/2020
 5.06     5/16/2007      36,000,000     5/15/2007                        Publix                          56,000     11/18/2012
 5.07     5/16/2007      35,000,000     5/14/2007                        Winn Dixie                      47,840     11/29/2015
 5.08     5/16/2007      29,000,000     5/15/2007                        Beall's Department Stores,      64,000      4/30/2011
                                                                         Inc.
 5.09     5/16/2007      17,200,000     5/15/2007                        Publix                          42,112      4/25/2010
 5.10     5/16/2007      13,100,000     5/15/2007                        PetSmart                        19,108      9/30/2014
 5.11     5/16/2007      11,800,000     5/26/2007                        Publix                          44,840      1/31/2024
          6/20/2007     196,490,000       Various   Various
  6       6/20/2007      54,220,000       Various
 6.01     6/20/2007      13,000,000     4/13/2007
 6.02     6/20/2007       9,400,000     4/11/2007
 6.03     6/20/2007      10,490,000     4/23/2007
 6.04     6/20/2007       9,230,000     4/25/2007
 6.05     6/20/2007       6,500,000      5/1/2007
 6.06     6/20/2007       5,600,000     4/18/2007
  7       6/20/2007      46,200,000       Various
 7.01     6/20/2007      19,700,000     4/20/2007
 7.02     6/20/2007       6,700,000      5/1/2007
 7.03     6/20/2007       4,800,000     4/17/2007
 7.04     6/20/2007       6,200,000     4/25/2007
 7.05     6/20/2007       5,100,000      5/1/2007
 7.06     6/20/2007       3,700,000      5/1/2007
  8       6/20/2007      46,790,000       Various   Various
 8.01     6/20/2007      11,200,000     4/17/2007
 8.02     6/20/2007       6,800,000     4/25/2007      15
 8.03     6/20/2007       5,800,000     4/18/2007
 8.04     6/20/2007       6,300,000     4/24/2007      10
 8.05     6/20/2007       4,000,000     4/12/2007
 8.06     6/20/2007       2,700,000     4/12/2007
 8.07     6/20/2007       2,400,000     4/18/2007
 8.08     6/20/2007       2,700,000     4/23/2007
 8.09     6/20/2007       2,190,000      5/1/2007
 8.10     6/20/2007       2,700,000     4/12/2007
  9       6/20/2007      49,280,000       Various   Various
 9.01     6/20/2007       7,200,000     4/24/2007      15
 9.02     6/20/2007       6,800,000     4/17/2007
 9.03     6/20/2007       6,100,000     4/25/2007      7
 9.04     6/20/2007       6,200,000     4/18/2007
 9.05     6/20/2007       6,250,000      5/1/2007
 9.06     6/20/2007       4,600,000     4/13/2007
 9.07     6/20/2007       4,300,000      5/1/2007
 9.08     6/20/2007       3,630,000     4/23/2007
 9.09     6/20/2007       2,500,000     4/11/2007
 9.10     6/20/2007       1,700,000     4/12/2007
  10       3/9/2007     174,170,000       Various
10.01      3/9/2007      21,050,000     3/26/2007
10.02      3/9/2007      18,700,000     3/26/2007
10.03      3/9/2007      19,400,000     3/16/2007
10.04      3/9/2007      19,200,000     3/26/2007
10.05      3/9/2007      16,400,000     3/26/2007
10.06      3/9/2007      15,800,000     3/16/2007
10.07      3/9/2007      20,020,000     3/19/2007
10.08      3/9/2007      14,200,000     3/26/2007
10.09      3/9/2007      15,100,000     3/19/2007
10.10      3/9/2007       7,500,000     3/19/2007
10.11      3/9/2007       6,800,000     3/19/2007
  11      4/10/2007     155,000,000     4/19/2007                        Parision                       123,843      8/31/2013
  12      6/15/2007     320,400,000     11/1/2007                        Ernst & Young                  126,992      6/30/2017
  13      5/16/2007     108,500,000     5/29/2007   Various
13.01     5/16/2007      86,500,000     5/29/2007      26                Advanced Bionics Corporation   400,144      8/31/2009
13.02     5/16/2007      22,000,000     5/29/2007      18                Advanced Bionics Corporation    72,134      6/30/2008
  14      2/28/2007     332,650,000     3/28/2007                        Banker's Life & Casualty       222,016     11/30/2013
  15      4/26/2007      68,750,000     12/7/2006
15.01     4/26/2007      65,150,000     12/7/2006
15.02     4/26/2007       3,600,000     12/7/2006
  16      6/18/2007      63,800,000      5/7/2007              Yes       OfficeMax Incorporated         354,098      5/31/2017
  17      3/31/2007      69,600,000     4/27/2007
  18       6/7/2007      51,000,000     4/16/2007                        Gold's Gym                      23,188      9/29/2017
  19      6/11/2007      52,500,000      4/9/2007      15      Yes       Amylin Pharmeceuticals, Inc.   144,311      7/31/2019
  20      3/13/2007      44,004,000      4/5/2007
20.01     3/13/2007      11,620,000      4/5/2007
20.02     3/13/2007       9,960,000      4/5/2007
20.03     3/13/2007       7,980,000      4/5/2007
20.04     3/13/2007       6,720,000      4/5/2007
20.05     3/13/2007       3,830,000      4/5/2007
20.06     3/13/2007       1,113,000      4/5/2007
20.07     3/13/2007       1,113,000      4/5/2007
20.08     3/13/2007         556,000      4/5/2007
20.09     3/13/2007         556,000      4/5/2007
20.10     3/13/2007         556,000      4/5/2007
  21      7/10/2007      53,400,000     4/27/2007      17      Yes       FIDM                           156,216      5/28/2022
  22       7/1/2007      51,000,000     2/15/2007                        King & Zelko Hawaiian           27,000            MTM
                                                                         Woodworks
  23      3/31/2007      47,800,000     4/17/2007
  24      6/28/2007      37,500,000      3/9/2007                        First National                  46,383      2/28/2012
                                                                         Supermarkets, Inc.
  25      1/31/2007      37,400,000     2/22/2007                        Sports Authority                43,580      8/31/2009
          4/30/2007      40,700,000       Various
  26      4/30/2007      14,000,000      5/1/2007
  27      4/30/2007      14,200,000      5/1/2007
  28      4/30/2007      12,500,000      5/1/2008
  29      3/29/2007      36,000,000     2/24/2007                        Martin's Foodmarket             75,650      2/28/2021
  30       2/9/2007      31,900,000     2/23/2007
  31      3/30/2007      32,100,000      5/1/2007
  32      1/31/2007      28,900,000     3/12/2007
  33       6/4/2007      32,800,000      5/9/2007
  34       5/5/2007      29,000,000     4/19/2007
  35      1/30/2007      28,000,000     2/12/2007                        The Sports Authority            40,250      6/30/2011
  36      6/18/2007      33,400,000      5/7/2007              Yes       ConAgra Foods, Inc.            161,865      3/31/2016
  37       6/1/2007      28,000,000     5/10/2007
  38      3/14/2007      25,200,000      3/7/2007
  39      5/10/2007      25,100,000      6/1/2007
  40      6/12/2007      25,600,000     5/16/2007              Yes       Raymour & Flanigan             150,000      5/31/2022
  44      1/31/2007      25,000,000     4/20/2007      20
  45      3/31/2007      30,400,000     3/29/2007
  46      6/28/2007      23,155,000       Various
46.01     6/28/2007       7,900,000      5/1/2008
46.02     6/28/2007       5,450,000     4/30/2007
46.03     6/28/2007       4,800,000     12/1/2007
46.04     6/28/2007       2,930,000      2/1/2008
46.05     6/28/2007       2,075,000     4/27/2007
  47      5/29/2007      23,100,000     5/10/2007                        Chase Manhattan Mortgage        28,794      7/31/2009
                                                                         Corp
  48      4/30/2007      24,700,000     4/16/2007                        Grand Mart                      23,800       2/1/2014
  49      5/11/2007      35,080,761     3/21/2007              Yes
49.01     5/11/2007       2,049,365     3/21/2007              Yes       Encanto Restaurants Inc.         7,733      6/30/2025
49.02     5/11/2007       2,903,250     3/21/2007              Yes       Encanto Restaurants Inc.         3,696      6/30/2025
49.03     5/11/2007       2,903,250     3/21/2007              Yes       Encanto Restaurants Inc.         2,986      6/30/2025
49.04     5/11/2007       2,463,370     3/21/2007              Yes       Encanto Restaurants Inc.         4,928      6/30/2025
49.05     5/11/2007       3,155,163     3/21/2007              Yes       Encanto Restaurants Inc.         3,308      6/30/2025
49.06     5/11/2007       1,814,525     3/21/2007              Yes       Encanto Restaurants Inc.         3,629      6/30/2025
49.07     5/11/2007       2,111,455     3/21/2007              Yes       Encanto Restaurants Inc.         3,885      6/30/2025
49.08     5/11/2007       2,815,285     3/21/2007              Yes       Encanto Restaurants Inc.         5,001      6/30/2025
49.09     5/11/2007       2,463,370     3/21/2007              Yes       Encanto Restaurants Inc.         3,024      6/30/2025
49.10     5/11/2007       1,407,636     3/21/2007              Yes       Encanto Restaurants Inc.         3,312      6/30/2025
49.11     5/11/2007       1,407,636     3/21/2007              Yes       Encanto Restaurants Inc.         3,567      6/30/2025
49.12     5/11/2007       1,759,552     3/21/2007              Yes       Encanto Restaurants Inc.         2,520      6/30/2025
49.13     5/11/2007         749,226     3/21/2007              Yes       Encanto Restaurants Inc.         3,455      6/30/2025
49.14     5/11/2007       1,407,636     3/21/2007              Yes       Encanto Restaurants Inc.         3,826      6/30/2025
49.15     5/11/2007       1,707,800     3/21/2007              Yes       Encanto Restaurants Inc.         3,199      6/30/2025
49.16     5/11/2007       1,498,873     3/21/2007              Yes       Encanto Restaurants Inc.         2,592      6/30/2025
49.17     5/11/2007       1,407,636     3/21/2007              Yes       Encanto Restaurants Inc.         3,563      6/30/2025
49.18     5/11/2007       1,055,733     3/21/2007              Yes       Encanto Restaurants Inc.         1,877      6/30/2025
  50      1/31/2007      22,700,000      3/5/2007
  51       5/8/2007      24,700,000      5/5/2007
  52      6/15/2007      22,135,000      8/1/2007
  53      5/31/2007      23,750,000      5/8/2007      13
53.01     5/31/2007      12,200,000      5/8/2007      12                Medical Clinic (Workers          5,340            MTM
                                                                         Comp)
53.02     5/31/2007      11,550,000      5/8/2007      14                United Education Institute      33,450      2/28/2015
  54      5/30/2007      25,530,000      5/8/2007      12
  55       5/8/2007      21,700,000      4/5/2007                        Banner Health                   15,522     10/31/2009
  56      6/12/2007      19,700,000     4/13/2007              Yes       Kohl's Department Stores,       88,408      1/31/2024
                                                                         Inc.
  57      3/30/2007      21,000,000      5/1/2007
  58      6/21/2007      21,750,000     5/30/2007      18                Stater Bros                     25,565      6/30/2010
  59      1/31/2007      19,500,000     4/20/2007                        Wachovia                        11,678      1/12/2013
  60      4/16/2007      20,000,000      4/9/2007                        Taylor Woodrow Homes            16,468     10/31/2011
  61      6/28/2007      24,640,000     4/23/2007      13      Yes       Magnussens Fremont Imports,     74,000      8/31/2026
                                                                         Inc.
  62      1/31/2007      18,450,000      3/6/2007
  63      1/31/2007      18,800,000     2/11/2007                        LA Fitness                      45,000     11/29/2021
  64       4/9/2007      18,300,000     4/12/2007                        PGCC/HOC                        25,582      8/31/2011
  65      4/30/2007      18,600,000      5/3/2007
  66      5/10/2007      17,800,000     4/17/2007      17                Jakks                           17,835      8/31/2008
  67      6/15/2007      16,700,000     5/11/2007              Yes       Best Buy Stores, LP             30,000      1/31/2023
  68      4/10/2007      16,500,000      4/9/2007      16                Rite Aid Corp                   42,480      8/31/2009
  69      1/30/2007      19,200,000      3/1/2007      11                Nugget Market                   52,500     12/31/2029
  70      5/30/2007      15,800,000      5/7/2007                        Edwin Watts Golf Shop            6,735     10/31/2011
  71      3/31/2007      17,600,000      5/4/2007
  72       4/6/2007      21,800,000     4/19/2007                        Shalom Baranes Associates       30,527      3/31/2013
  73     12/31/2006      16,400,000      3/1/2007
  74      1/31/2007      15,380,000      3/6/2007
  75       5/1/2007      16,970,000      4/1/2007
  76       3/2/2007      14,350,000      4/1/2007                        Chester County Hospital         25,971      6/30/2012
  77      5/16/2007      13,800,000      4/5/2007              Yes       Pinewood Facility               54,493      3/31/2016
  78       5/3/2007      17,700,000     4/16/2007                        New Horizons                     8,070      7/31/2009
  79       2/7/2007      14,200,000      2/5/2007
  80       5/8/2007      16,470,000      4/3/2007      5                 K-Mart Corporation              84,180      3/31/2012
  81      3/31/2007      13,880,000     4/17/2007
  82      6/22/2007      13,300,000      6/4/2007
  83       6/4/2007      13,000,000     4/29/2007              Yes       Gander Mountain                 65,227       1/1/2022
  84      5/31/2007      14,700,000     4/23/2007      19
84.01     5/31/2007      12,500,000     4/23/2007      19                Cliff Teston                     4,966      5/31/2011
84.02     5/31/2007       2,200,000     4/23/2007      18                Silverio J. Santiago             1,170      2/28/2009
  85      4/12/2007      12,600,000     3/23/2007
  86      6/11/2007      12,500,000      5/1/2007              Yes       Medventure                      93,625       3/1/2017
  87       6/4/2007      13,800,000     3/16/2007
  88       5/1/2007      12,600,000     4/17/2007                        National American University    47,400     10/31/2021
  89      4/23/2007      12,900,000     4/20/2007      17                TLC Financial Network            2,224      4/30/2008
  90      2/28/2007      14,000,000     4/16/2007
  91      4/30/2007      11,800,000     5/17/2007
  92      1/31/2007      12,400,000     4/12/2007
  93      1/31/2007      12,500,000     3/29/2007
  94       5/1/2007      11,600,000     5/12/2007                        Home Depot                     131,924      1/31/2026
  95      2/14/2007      11,400,000    11/15/2006      15                Pacific Dental                   2,400     12/31/2016
  96      6/26/2007      11,500,000     4/30/2007                        Kroger #934-A                   77,154     12/31/2026
  97     12/31/2006      14,000,000      4/9/2007
  98      5/22/2007      11,200,000      5/8/2007                        Ukranian National Urban         17,705     12/31/2014
                                                                         Renewal Corp.
  99      2/15/2007      14,600,000      4/1/2007      20                Dollar Tree                     21,142      7/31/2009
 100      4/18/2007      10,740,000      5/7/2007      10                Round Table Pizza                3,990     12/31/2011
 101       5/1/2007      17,040,000      4/6/2007
101.01     5/1/2007      12,790,000      4/6/2007      12
101.02     5/1/2007       4,250,000      4/6/2007
 102      6/26/2007      10,700,000      4/5/2007              Yes       Numismatic Guarantee            60,000      8/31/2016
                                                                         Corporation
 103       4/1/2007      10,800,000      3/9/2007
 104      3/28/2007      11,000,000      4/3/2007                        Edgewood Properties, Inc.       24,284      3/31/2017
 105       6/1/2007      18,000,000      5/3/2007      20      Yes       MCSI                            59,993      6/30/2014
 106       6/7/2007      12,300,000     3/20/2007              Yes       Rochling Automotive Duncan,    307,840     12/31/2011
                                                                         LLP
 107      6/28/2007      10,300,000     5/10/2007                        High Throughput Genomics,       11,745      7/31/2008
                                                                         Inc.
 108      7/11/2007      11,500,000     4/24/2007              Yes       Gold's Gym                      63,000      5/31/2019
 109       4/3/2007       9,400,000     3/30/2007
109.01     4/3/2007       6,266,667     3/30/2007
109.02     4/3/2007       3,133,333     3/30/2007
 110      4/30/2007      10,900,000     5/16/2007
 111       5/4/2007       9,300,000     4/21/2007                        Bank of America                  4,110      5/31/2017
 112      4/30/2007       9,400,000     5/15/2007
112.01    4/30/2007       7,050,000     5/15/2007                        Cole's Salon                     7,638      8/31/2017
112.02    4/30/2007       2,350,000     5/15/2007                        Advanced Medial Institute        4,185      5/31/2009
 113       6/4/2007      13,900,000      5/2/2007              Yes       Walt Disney World               68,566      6/30/2012
 114      4/30/2007      10,400,000     4/10/2006
 115      4/17/2007       8,750,000     4/10/2007                        Walmart                         46,046      6/30/2017
 116      2/28/2007      10,600,000      4/1/2007
 117      8/16/2005      13,230,000       Various              Yes
117.01    8/16/2005       1,510,000     8/12/2005              Yes       Tacala, LLC                      2,350      8/15/2025
117.02    8/16/2005       1,600,000     6/30/2007              Yes       Tacala, LLC                      2,605      8/15/2025
117.03    8/16/2005       1,540,000      8/2/2005              Yes       Tacala, LLC                      2,632      8/15/2025
117.04    8/16/2005       1,420,000      8/2/2005              Yes       Tacala, LLC                      2,502      8/15/2025
117.05    8/16/2005       1,250,000      8/3/2005              Yes       Tacala, LLC                      1,944      8/15/2025
117.06    8/16/2005       1,190,000      8/2/2005              Yes       Tacala, LLC                      2,621      8/15/2025
117.07    8/16/2005       1,360,000     6/30/2007              Yes       Tacala, LLC                      2,000      8/15/2025
117.08    8/16/2005       1,160,000      8/2/2005              Yes       Tacala, LLC                      2,194      8/15/2025
117.09    8/16/2005       1,180,000      8/2/2005              Yes       Tacala, LLC                      1,944      8/15/2025
117.10    8/16/2005       1,020,000     7/28/2005              Yes       Tacala, LLC                      1,641      8/15/2025
 118      1/19/2007       8,625,000      5/1/2007                        EMC/National Life               44,959     10/31/2011
 119      3/28/2007       8,500,000     2/22/2007                        U.S. GSA                        15,408      2/10/2016
 120      5/25/2007       9,250,000     4/18/2007                        Gould & Lamb, LLC               24,219      5/31/2012
 121      4/11/2007       8,630,000      4/8/2007              Yes       Roundy's Supermarkets Inc.      62,261      4/30/2027
 122      1/23/2007      10,200,000     3/30/2007                        Centura Health Corporation      36,230     12/31/2015
 123      4/11/2007       8,430,000      4/8/2007              Yes       Roundy's Supermarkets Inc.      67,866      4/30/2027
 124      1/11/2007       8,200,000     10/4/2006                        Deals                            8,900       4/1/2010
 125      6/29/2007      12,350,000      3/9/2007      13      Yes       Wickes Furniture Company,       41,850     12/31/2021
                                                                         Inc.
 126       6/1/2007       8,500,000      4/4/2007                        Bank of the West                 7,644      9/30/2030
 127      3/20/2007       7,750,000    11/15/2006
 128      9/30/2006       8,160,000    10/27/2006
 129      6/11/2007       9,000,000     3/30/2007                        Circuit City                    20,695      1/31/2023
 130      4/30/2007       8,100,000      4/1/2007
 131       5/7/2007       7,500,000     4/12/2007                        Real Estate Title and Escrow    14,573      4/30/2015
 132       6/8/2007       7,500,000     3/18/2007              Yes       Walgreens                       14,820     11/30/2081
 133      5/24/2007       7,500,000     4/28/2007      12                Tefft County of SLO              8,924      4/30/2017
 134       8/1/2007       6,700,000     3/23/2007                        Wells Fargo Home Mortgage        4,125     12/31/2007
 135      3/20/2007       6,900,000      3/9/2007
 136      5/31/2007      13,500,000      5/1/2007
 137       5/1/2007       6,600,000     4/12/2007
 138      5/31/2007       6,600,000     4/16/2007                        Dollar Tree                     10,000      11/9/2011
 139       6/4/2007       6,450,000     4/20/2007      15                Wallaby Yogurt Company          60,357       7/1/2010
 140       8/1/2007       6,600,000     11/1/2006                        International Concept           19,530      9/14/2018
                                                                         Entertainment Group
 141      3/20/2007       6,280,000     3/16/2007
 142     12/31/2006       6,400,000      4/1/2007
 143            NAV       7,900,000      2/5/2007
143.01          NAV       5,200,000      2/5/2007
143.02          NAV       2,700,000      2/5/2007
 144      5/25/2007       6,875,000     3/28/2007              Yes       CVS                             13,013       1/1/2027
 145       1/1/2007       6,000,000     2/20/2007                        CVS Store #3533                 10,908       6/7/2016
 146      2/28/2007       6,300,000      2/1/2007
 147      4/27/2007       8,000,000      3/2/2007                        Rite Aid                        26,182       6/1/2009
 148      4/30/2007       6,900,000      5/2/2007      19
 149      4/17/2007       5,850,000      4/4/2007
 150      4/24/2007       5,800,000     4/24/2007
 151       6/6/2007       6,200,000      5/8/2007                        Bailey Brothers Music           17,119      4/30/2019
                                                                         Company, LLC
 152      6/22/2007       5,600,000     2/20/2007                        Lammers Grocery                 53,066     12/31/2014
 153      5/31/2007       6,575,000     4/19/2007              Yes       Tractor Supply Company          22,670      1/23/2023
 154      4/30/2007       7,000,000     4/11/2007      16                Honda R&D Americas, Inc.         5,770       1/1/2012
 155      4/21/2007       5,800,000      5/1/2007
 156      5/30/2007       5,440,000      5/7/2007                        Crazy Cleanerz                   7,601     11/30/2015
 157      1/31/2007       5,300,000     2/19/2007
 158       5/4/2007       8,000,000      4/3/2007      19                LT Acquistion/Corp/Louise        4,696      1/31/2010
 159      2/28/2007       5,700,000     3/11/2007      11
 160      1/31/2007       5,300,000      3/1/2007                        Eckerd Corporation               9,640     11/30/2015
 161       5/1/2007       5,100,000     5/23/2007                        Sierra Nevada Corporation       11,164     12/31/2007
 162      5/22/2007       5,500,000     5/25/2007
 163      3/30/2007       5,700,000     4/11/2007
 164      6/21/2007       7,640,000     4/20/2007              Yes       Zyacorp Entertainment I, LLC    36,415      1/16/2025
 165       5/1/2007       4,975,000    12/18/2006                        GNT Enterprises III (Gift        4,000      6/28/2009
                                                                         Shop)
 166      1/31/2007       5,550,000     1/16/2006                        Ameripath                       43,605      7/31/2014
 167     10/30/2006       4,930,000    12/22/2006              Yes       Walgreens Co.                   14,820      8/30/2016
 168      4/20/2007       5,200,000      6/1/2007                        Bast Hatfield                   21,301     12/31/2022
 169      5/22/2007       4,885,000     2/13/2007                        Receivia, Inc.                  13,000     11/30/2009
 170       8/1/2007       4,880,000      3/6/2007              Yes       Walgreens                       14,560      8/31/2078
 171       5/4/2007       4,900,000     3/14/2007                        Hooters                          6,538     10/31/2008
 172       3/1/2007       4,750,000      3/9/2007
172.01     3/1/2007       2,000,000      3/9/2007
172.02     3/1/2007       1,150,000      3/9/2007
172.03     3/1/2007         800,000      3/9/2007
172.04     3/1/2007         800,000      3/9/2007
 173       2/5/2007       5,300,000      3/6/2007
 174       1/4/2007       4,790,000     3/22/2007                        Murray's Discount Auto           9,500      7/31/2015
                                                                         Stores, Inc.
 175       8/1/2007       4,980,000     3/30/2007              Yes       Walgreens                       14,460      5/31/2081
 176      6/14/2007       5,460,000      4/7/2007              Yes       CVS Pharmacy, Inc.              13,013      1/31/2026
 177       8/1/2007       4,380,000     3/13/2007                        Houston Puerto Rican             3,450      5/30/2011
                                                                         Restaurant
 179      6/27/2007       4,150,000     3/28/2007      15                Rosner & Mansfield LLP           9,761     12/31/2019
 180      3/26/2007       4,150,000      5/3/2007
 181      5/15/2007       5,825,000      4/3/2007      17      Yes       Torn & Glasser Inc.             53,689       6/1/2022
 182      5/15/2007       4,160,000     3/22/2007                        Romanelli's                      5,980      5/31/2016
 183       6/1/2007       4,140,000     3/30/2007
183.01     6/1/2007       3,390,000     3/30/2007
183.02     6/1/2007         750,000     3/30/2007
 184       8/1/2007       6,150,000      2/6/2007              Yes       Healthspring, Inc.              54,000      5/14/2014
 185       2/1/2007       3,800,000    12/22/2006              Yes       Advanced Stores Company          7,000     10/31/2021
 186      6/20/2007       4,840,000     3/15/2007                        Michigan Chandelier             29,531     10/31/2017
 187      6/15/2006       3,800,000     4/20/2007                        Lucky Dog                        3,645      5/31/2010
 188      1/23/2007       6,860,000    12/28/2006      18                MaGuffy's Pub II                 4,214
 189      2/28/2007       3,600,000     3/23/2007
 190      4/15/2007       3,500,000     1/31/2007
 191       8/1/2007       3,575,000       Various              Yes
191.01     8/1/2007       2,275,000     3/13/2007              Yes       United Rentals, Inc.            12,300     12/31/2014
191.02     8/1/2007       1,300,000     3/29/2007              Yes       Carrols Corporation              4,200      6/12/2023
 192       4/3/2007       3,400,000     3/12/2007
 193       5/2/2007       4,900,000     3/27/2007              Yes
193.01     5/2/2007       1,800,000     3/27/2007              Yes       Flowery Baking Co. of           12,710      11/7/2017
                                                                         Denton, LLC
193.02     5/2/2007       1,200,000      3/8/2007              Yes       Flowers Baking Co. of San        9,020      7/31/2019
                                                                         Antonio, LLC
193.03     5/2/2007       1,200,000      3/8/2007              Yes       Flowers Baking Co. of            9,000      4/30/2021
                                                                         Houston, LLC
193.04     5/2/2007         700,000     3/27/2007              Yes       Flowers Baking Co. of            4,000     12/31/2016
                                                                         Denton, LLC
 194      4/24/2007       4,120,000     3/23/2007      12                All Sports Therapy Athletic      5,132     12/31/2009
 195       3/1/2007       3,200,000      1/4/2007
 196      3/28/2007       3,000,000     3/28/2007                        East Brunswick Convertibles      4,357      2/28/2010
 197      2/21/2007       3,000,000     3/27/2007
 198       3/7/2007       3,000,000     1/19/2007
 199      7/18/2007       2,900,000      5/1/2007              Yes       Walgreens                       14,550     12/31/2082
 201     12/19/2006       4,000,000     12/1/2006                        Boomin Systems                   2,600     11/30/2007
 202       4/2/2007       6,150,000      4/1/2007                        David's Bridal                  10,000      4/30/2016
 203      2/21/2007       3,100,000     3/28/2007
 204       4/1/2007       5,800,000     1/18/2007      13
 205      6/20/2007       3,300,000      5/3/2007                        Ideal Tile Importing Co.        22,500      8/31/2009
 206       3/6/2007       2,900,000      7/1/2007      9                 Creative Touch Interiors         6,877      1/31/2012
                                                                         (Home Depot)
 207       4/1/2007       3,750,000     3/26/2007                        L. Woerner, Inc.                28,510      8/31/2016
 208      2/15/2007       3,030,000     4/26/2007                        Colorado Commercial Builders     4,649     12/31/2009
 209      4/26/2007       3,560,000     4/16/2007                        Food Lion - Southwood           29,000     10/12/2017
 210      2/15/2007       3,200,000     4/27/2007                        Verizon                          3,500      6/30/2016
 211      3/28/2007       2,625,000     3/30/2007                        Dunkin Donuts                    3,000      7/14/2012
 212      5/11/2007       3,290,000       Various              Yes
212.01    5/11/2007       1,930,000     4/10/2007              Yes       Southeast QSR, LLC               2,167     11/21/2021
212.02    5/11/2007       1,360,000     4/12/2007              Yes       Southeast QSR, LLC               2,275     11/21/2021
 214      5/24/2007       3,080,000      4/9/2007              Yes       Tractor Supply Company          24,430      1/16/2022
 215      3/27/2007       2,700,000     2/20/2007              Yes       AHS Lovelace Medical Group,     12,941      8/31/2009
                                                                         LLC
 216      1/31/2007       2,500,000      2/9/2007
 217       4/1/2007       6,000,000     5/15/2007
 218      4/10/2007       2,750,000      4/6/2007                        Logan Developers                 6,760     10/30/2021
 219       3/2/2007       4,300,000      4/2/2007                        Century 21 Metro Alliance        5,068      8/14/2010
 220      2/13/2007       5,500,000     3/29/2007      16                Discount Tire                    5,035      5/31/2008
 221      5/10/2007       3,550,000     3/28/2007              Yes       Tractor Supply Company          24,727      9/12/2021
 222      5/30/2007       2,880,000     4/27/2007              Yes       Tractor Supply Co. of           24,727      5/31/2021
                                                                         Texas, LP
 223      3/25/2007       2,500,000      5/3/2007
 224      4/17/2007       2,740,000     3/29/2007                        Complete Realty Group            5,903      1/31/2010
 225      2/28/2007       2,400,000     5/11/2007                        Affinity/Thedacare Ventures      7,256     10/31/2011
 226       3/1/2007       2,580,000     2/18/2007
 227      4/30/2007       3,800,000     2/21/2007      15                Prima Pasta                      3,830     12/31/2007
 228      5/29/2007       2,700,000     1/31/2007      18      Yes       National Wood Products, Inc.    60,000     10/31/2012
 229       8/1/2007       2,300,000     4/27/2007                        Dream Kitchen USA                4,690     10/31/2012
 230      2/28/2007       2,560,000      2/5/2007                        Extend Benefits Group            2,031      6/30/2008
 231      5/16/2007       2,850,000     4/10/2007
 232       8/1/2007       2,820,000    10/19/2006                        Staples                         23,942      7/31/2016
 233       6/1/2007       2,400,000     4/25/2007              Yes       Kinko's Inc.                     7,000      9/30/2010
 234      5/24/2007       3,110,000      3/9/2007              Yes       NTW Incorporated                 8,064      5/31/2032
 235       8/1/2007       3,000,000     2/27/2007      10                Joe Dauskurdas, Rick Geha,       6,048     11/16/2011
                                                                         Wes Olson, Robert Shapiro
                                                                         and Modesto Realty Group,
                                                                         Inc.
 236       5/9/2007       2,680,000     11/2/2006
 237     10/31/2006       2,350,000     1/13/2007                        Sherwin Williams                 5,000      8/31/2019
 238      5/25/2007       2,390,000    12/13/2006      10                Verizon                          2,797      5/31/2010
 239       5/3/2007       2,200,000      5/3/2007
 240      5/11/2007       2,000,000     2/28/2007              Yes       TD Banknorth                     3,944       3/1/2016
 241      5/22/2007       2,800,000     4/17/2007                        Mendenhall Smith Structural      8,575      2/28/2019
                                                                         Engineers
 242      4/15/2007       2,300,000     1/31/2007
 243       8/1/2007       2,300,000     12/5/2006              Yes       CVS Pharmacy, Inc.              10,010      1/31/2018
 244       4/6/2007       3,200,000     3/20/2007      17      Yes       City and County of San          12,750     12/21/2011
                                                                         Francisco (Department of
                                                                         Human Services)
 245       6/6/2007       2,125,000     3/22/2007              Yes       Central Pediatrics, P.A.        13,040      5/31/2020
 246       4/5/2007       2,200,000      4/5/2007
 247      4/11/2007       2,380,000     3/28/2007
 248      5/24/2007       2,765,000     3/16/2007              Yes       BFS Retail & Commercial          7,653      5/31/2022
                                                                         Operations, LLC
 249      5/28/2007       2,200,000     3/27/2007
 250      4/11/2007       2,880,000     3/21/2007      13                Giving Tree Education            3,817      5/31/2013
 251       2/1/2007       2,500,000     2/20/2007      17                Dol San Restaurant/Club          1,500      5/31/2008
 252       3/5/2007       5,300,000      3/8/2007      22                Agnet Prococateur                1,600      4/30/2010
 253      2/18/2007       2,360,000     3/16/2007                        Men's Wearhouse                  7,031      2/28/2013
 254       5/8/2007       1,840,000     3/27/2007              Yes       Goodwill Industries of          10,440      8/31/2015
                                                                         South Texas, Inc.
 255      5/12/2007       1,725,000     4/26/2007
 256      2/28/2007       1,850,000     3/30/2007
 257      3/28/2007       2,100,000     3/29/2007                        Jeff's Surgical Supply, Inc.     4,320     10/31/2008
 258      2/15/2007       1,820,000      4/3/2007
 259       3/1/2007       1,800,000      3/7/2007                        Mr. B's                          7,800      4/30/2010
 260      2/28/2007       2,470,000     3/12/2007
 261      5/24/2007       2,400,000     4/11/2007      14                Phoenix Graphics                 4,000       2/1/2010
 262      3/26/2007       1,800,000     3/14/2007
 263      3/14/2007       1,600,000     3/19/2007                        Elite Business Forms, Inc.                  2/28/2018
 264      2/27/2007       1,450,000     2/12/2007
 265      2/26/2007       1,350,000     2/12/2007
 266       5/1/2007       1,620,000      4/3/2007              Yes       Blockbuster Inc.                 5,040      6/30/2016
 267      5/11/2007       1,240,000     3/27/2007              Yes       Commerce Bank (Ground Lease)     3,669      4/30/2022
 268      4/17/2007       1,200,000     1/22/2007
 269      4/10/2007       1,200,000     3/20/2007                        Pandolfo Cafe                    2,560      5/31/2012
 270      5/15/2007       1,490,000     4/23/2007              Yes       Circle K Stores, Inc.            2,972      1/21/2024
 271       5/3/2007         780,000     9/18/2006              Yes       V/Gladieux Enterprises, Inc.    27,098       5/3/2022

                               2ND LARGEST TENANT
                                                      UNIT       LEASE
LOAN #                 TENANT NAME                    SIZE     EXPIRATION
--------------------------------------------------------------------------

  1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
  2
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
 2.21
 2.22
 2.23
 2.24
 2.25
 2.26
 2.27
 2.28
 2.29
 2.30
 2.31
 2.32
 2.33
 2.34
 2.35
 2.36
 2.37
 2.38
 2.39
 2.40
 2.41
 2.42
 2.43
 2.44
 2.45
 2.46
 2.47
 2.48
 2.49
 2.50
 2.51
 2.52
 2.53
 2.54
 2.55
 2.56
 2.57
 2.58
 2.59
 2.60
 2.61
 2.62
 2.63
 2.64
 2.65
 2.66
 2.67
 2.68
 2.69
 2.70
 2.71
 2.72
 2.73
 2.74
 2.75
 2.76
 2.77
 2.78
 2.79
  3     The Gap                                       12,796   12/31/2008
  4
 4.01   Fiserv Solutions, Inc.                        93,557    6/30/2012
 4.02   Charles Schwab & Co., Inc.                    87,563    3/31/2009
 4.03   Hartford Fire Insurance Com                   64,865    4/30/2011
 4.04   BPB America, Inc.                             35,771    8/31/2017
 4.05   Newspaper Holdings, Inc.                      28,095   10/15/2009
 4.06   Swift, Currie, McGhee & Hiers, LLP            49,907   12/31/2015
 4.07   AmStar Theatre                                48,903   10/31/2023
 4.08   HealthPlan Services, Inc.                     54,362    3/31/2012
 4.09   Nature's Table Cafe                            1,500    7/31/2012
 4.10   Faulkner University                           29,277   12/31/2009
 4.11   Northstar Communications Group                27,538   10/31/2007
 4.12   BayCare Health System, Inc.                   32,201   10/31/2016
 4.13   Gaines Wolter & Kinney PC                     16,272    4/30/2015
 4.14   Cracker Barrel Old Country Store, Inc.        10,000    6/30/2015
 4.15   Hilb, Rogal & Hamilton of Alab                30,278   10/31/2007
 4.16   Peak Fitness V, LLC                           20,919    8/31/2008
 4.17   Grower, Ketcham, Rutherford, P.A.             17,431    5/31/2014
 4.18
 4.19   McGriff, Seibels & Williams                   15,964    7/31/2009
  5
 5.01   Stein Mart                                    36,000    9/30/2010
 5.02   Steinmart, Inc.                               38,422          MTM
 5.03   Regal Cinemas, Inc.                           63,260    5/31/2020
 5.04   Ross Stores, Inc.                             30,187    1/31/2016
 5.05   Bombay/Bombay Kids                             8,496    9/30/2013
 5.06   Frank's Place                                  7,700   12/31/2011
 5.07   Bealls Outlet                                 20,050    4/30/2012
 5.08   TJ Maxx                                       30,000    1/31/2010
 5.09   Holiday CVS                                    9,504    4/15/2010
 5.10   Muk Tsing Yam and Chi Lun Ho                   6,000    3/31/2009
 5.11   Ming Garden                                    3,058   10/31/2008

  6
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
  7
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
  9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
  10
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
  11    The Gap/Gap Kids                              12,623    6/30/2009
  12    LeBoeuf Lamb Greene                          113,595    6/30/2023
  13
13.01   Alfred Mann Foundation                        55,246    7/31/2008
13.02   Quallion LLC                                  53,242   10/31/2008
  14    Level 3                                      205,695   11/30/2015
  15
15.01
15.02
  16
  17
  18    Banana Republic                                7,399     5/4/2017
  19
  20
20.01
20.02
20.03
20.04
20.05
20.06
20.07
20.08
20.09
20.10
  21
  22    All Pool & Spa, Inc.                          15,000   12/31/2007
  23
  24    Eckerd Corp.                                  12,960    1/31/2010
  25    LA Fitness                                    35,000   12/31/2009

  26
  27
  28
  29    Fashion Bug                                   12,000    1/31/2011
  30
  31
  32
  33
  34
  35    PetsMart                                      25,386    3/31/2009
  36
  37
  38
  39
  40
  44
  45
  46
46.01
46.02
46.03
46.04
46.05
  47    Albiez Insurance Agency, Inc.                 24,539    8/31/2012
  48    Hee Been Restaurant                            9,250   12/31/2013
  49
49.01
49.02
49.03
49.04
49.05
49.06
49.07
49.08
49.09
49.10
49.11
49.12
49.13
49.14
49.15
49.16
49.17
49.18
  50
  51
  52
  53
53.01   Blockbuster Video                              5,320   12/31/2007
53.02   Optical Store                                  1,730    3/31/2010
  54
  55    Valley Radiologists, Ltd.                     13,508   12/31/2007
  56
  57
  58    Marie Calendar's                               8,827    4/30/2016
  59    Grand Bank & Trust                            10,200    5/31/2017
  60    Fifth Third Bank                              15,194   11/30/2013
  61
  62
  63    Mi Cocina, Ltd.                                4,934    5/31/2016
  64    State of Maryland/DLLR                        22,691    5/31/2012
  65
  66    Wolf Designs                                   5,000    1/31/2008
  67
  68    Grocery Outlet Inc.                           29,716    4/30/2017
  69
  70    Crye-Leike, Inc.                               6,518   12/31/2011
  71
  72    Silver, Freedman & Taft                       12,928          MTM
  73
  74
  75
  76    Chester County OB/GYN                         11,873    6/30/2012
  77
  78    Tuesday Morning                                8,000    7/15/2009
  79
  80    Hollywood Video                                7,028    8/24/2007
  81
  82
  83
  84
84.01   Albert Dahan & Dov Hadad                       4,640   10/31/2008
84.02   Donna Hee-Kyung Chung                          1,170    7/31/2009
  85
  86
  87
  88    International Game Technology                 46,971    9/30/2011
  89    Dennis Huston, DDS                             2,117    3/30/2010
  90
  91
  92
  93
  94    Hooters of S. County                           5,515    9/30/2009
  95    American General Finance                       1,800   11/30/2016
  96    Skyline                                        2,679    6/30/2017
  97
  98    United States of America-Social Security      10,279    6/30/2011
  99    Grocery Outlet                                20,000    7/31/2011
 100    Clique                                         2,800    4/30/2011
 101
101.01
101.02
 102
 103
 104    CVS                                           13,905    8/31/2018
 105
 106
 107    ACP - Eastside Imaging                        11,724   11/30/2009
 108
 109
109.01
109.02
 110
 111    Sylvan Learning                                2,800    5/31/2008
 112
112.01  Cellars Wines & Spirits                        5,460    1/31/2012
112.02  US Bank, N.A. / Firstar                        3,630    2/28/2009
 113
 114
 115    Chu Jiang Chinese Restaurant                   5,910   10/31/2012
 116
 117
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.10
 118    Dice Career Solutions, Inc.                   23,940   10/31/2011
 119    Konikoff Dental Associates, Inc.               9,976   12/31/2016
 120    Manatee Memorial Hospital, L.P.               15,040   10/31/2007
 121
 122    South Seas Data LLC                           10,978    9/30/2010
 123
 124    State of TN Dept of Finance                    6,900    12/1/2011
 125
 126    Bostons                                        6,400   12/31/2007
 127
 128
 129    Navy Fed Credit Union                          5,651    1/25/2017
 130
 131    Ilex Construction and Development             11,357    4/30/2012
 132
 133    Video Choice                                   2,450   11/15/2007
 134    Gourmet Deli                                   3,650    1/31/2009
 135
 136
 137
 138    Fashion Bug                                    6,500    2/28/2012
 139    Crystal Geyser                                29,243     4/1/2009
 140    Slava Aronov                                   5,200    5/15/2012
 141
 142
 143
143.01
143.02
 144
 145    Blockbuster Video #12337                       6,500    3/31/2012
 146
 147    Hastings                                      19,442   12/30/2008
 148
 149
 150
 151    Ixtapa                                         3,600   12/31/2009
 152    Dollar General                                10,000    3/31/2009
 153
 154    Famima Corporation                             3,500     8/1/2013
 155
 156    Flying Saucer                                  4,974   11/30/2015
 157
 158    Via Parasol, LLC                               2,463   10/31/2009
 159
 160    Dr. John Sines, D.D.S.                         4,512   10/31/2009
 161    Bertch Robson                                  4,508    1/31/2008
 162
 163
 164
 165    Bluegreen Vacations Unlimited, Inc.            2,800    2/26/2009
 166    Corinth Group, Inc.                            4,062   11/30/2008
 167
 168    United Rentals                                16,625    6/30/2017
 169    Intech Software Solutions, Inc.                9,224    1/31/2010
 170
 171    Joey's Seafood Restaurant                      2,980    7/31/2015
 172
172.01
172.02
172.03
172.04
 173
 174    Bills Designer Apparel                         3,060   12/31/2009
 175
 176
 177    Randstad                                       2,000    9/30/2008
 179    DenHerder & Associates                         3,962   12/31/2007
 180
 181
 182    The Harrelson Company                          3,986    9/30/2013
 183
183.01
183.02
 184
 185
 186    Greater Detroit Newspaper                     28,469    9/14/2012
 187    Porter Paints                                  3,645    6/30/2011
 188    Burgerville - Holland Inc.                     4,000
 189
 190
 191
191.01
191.02
 192
 193
193.01
193.02
193.03
193.04
 194    Christopher M Rose, DDS                        2,592    7/31/2010
 195
 196    Jennifer Leather, Inc.                         2,090    2/28/2010
 197
 198
 199
 201    Boomin Systems                                 2,600    4/30/2008
 202    Mattress Pro                                   4,247    7/31/2011
 203
 204
 205    Empire Technologies                           18,009    8/31/2009
 206    Valley Unique Electric, Inc.                   6,000    6/30/2016
 207
 208    Dr. Mc Mahon                                   3,627    4/30/2015
 209    Alltel                                         4,000    9/30/2008
 210    Papa John's                                    1,400   11/30/2011
 211    Ohm Rx, Inc.                                   1,800   11/30/2012
 212
212.01
212.02
 214
 215
 216
 217
 218    First Bank                                     1,390   12/31/2008
 219    Fairfield Resorts, Inc.                        2,430   10/31/2010
 220    Redlands Complete Au                           4,180   12/31/2010
 221
 222
 223
 224    Suncoast Mortgage Centers, Inc.                2,421    3/31/2008
 225    Marian College                                 6,800    7/31/2009
 226
 227    Unitech Water Systems Corp.                    3,350    1/31/2008
 228
 229    TMRVCJ, LLC dba Huntington Learning Center     2,552   10/31/2009
 230    Ivy Pond                                       2,031   11/15/2009
 231
 232    Dollar Tree                                    8,000    1/31/2015
 233
 234
 235
 236
 237    Ear, Nose and Throat Assoc                     2,800    6/30/2012
 238    Subway                                         1,400   12/31/2013
 239
 240
 241    Cleo Design                                    2,337    5/31/2009
 242
 243
 244
 245
 246
 247
 248
 249
 250    MVP Scholars                                   1,417    4/30/2008
 251    Puppy in Style                                 1,286   10/31/2007
 252    Gardel                                         1,600   12/31/2008
 253    Sherwin Williams                               5,000   10/31/2011
 254
 255
 256
 257    S&J Laundries, Inc                             4,320   10/31/2009
 258
 259    Luxor Furniture                                3,600    8/31/2007
 260
 261    Crossloads Automotive                          4,000    12/1/2010
 262
 263    Health Management Associates, Inc.                      3/31/2012
 264
 265
 266
 267
 268
 269    Praxis                                         1,920    3/31/2013
 270
 271

                                  3RD LARGEST TENANT
                                                            UNIT       LEASE
 LOAN #                 TENANT NAME                         SIZE    EXPIRATION
-------------------------------------------------------------------------------

   1
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
   2
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
  2.21
  2.22
  2.23
  2.24
  2.25
  2.26
  2.27
  2.28
  2.29
  2.30
  2.31
  2.32
  2.33
  2.34
  2.35
  2.36
  2.37
  2.38
  2.39
  2.40
  2.41
  2.42
  2.43
  2.44
  2.45
  2.46
  2.47
  2.48
  2.49
  2.50
  2.51
  2.52
  2.53
  2.54
  2.55
  2.56
  2.57
  2.58
  2.59
  2.60
  2.61
  2.62
  2.63
  2.64
  2.65
  2.66
  2.67
  2.68
  2.69
  2.70
  2.71
  2.72
  2.73
  2.74
  2.75
  2.76
  2.77
  2.78
  2.79
   3     Victoria's Secret                                   9,983     1/31/2015
   4
  4.01   American Pioneer Life Ins. Co.                     62,931     9/30/2015
  4.02
  4.03   Bank of New York                                   62,893     7/31/2011
  4.04   Checkers "Dark"                                    22,649     2/29/2008
  4.05   Ceridian Corp-Arbitron                             23,427     6/30/2011
  4.06   Ashe, Rafuse & Hill, LLP                           27,996     2/28/2011
  4.07   Colonial Properties Trust                          11,144    10/31/2009
  4.08   State of Florida/Attorney General                  40,943     3/14/2013
  4.09
  4.10   Progressive Insurance Company                      24,234     7/31/2009
  4.11   Intermark Group, Inc.                              25,843     9/30/2013
  4.12   Brown & Brown, Inc.                                16,193     3/14/2010
  4.13   Nexity Financial                                   15,499     8/31/2007
  4.14   Fox & Hound Pub & Grille                            9,000     5/31/2015
  4.15   Colonial Properties Trust                          20,431     7/31/2009
  4.16   Metrocities Mortgage, LLC                          11,951     5/31/2009
  4.17   Avaya, Inc.                                        15,299     5/31/2009
  4.18
  4.19   Attenta, Inc.                                      15,439     7/31/2009
   5
  5.01   Old Navy                                           25,451    11/30/2010
  5.02   Georgia Theatre Co - II                            37,573     8/31/2008
  5.03   Marshalls                                          30,000     4/30/2010
  5.04   Bed Bath & Beyond                                  25,000     1/31/2016
  5.05   Carrabbas                                           6,363    11/30/2013
  5.06   Crispers                                            5,400    10/31/2015
  5.07   The Book Nook                                       7,271     6/30/2009
  5.08   Lifestyle Family Fitness, Inc                      24,269     6/30/2015
  5.09   Dollar General                                      7,284     2/28/2010
  5.10   Century 21 Home Team                                3,600           MTM
  5.11   Trussville Health & Wellness                        2,442     9/30/2011

   6
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
   7
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
   8
  8.01
  8.02
  8.03
  8.04
  8.05
  8.06
  8.07
  8.08
  8.09
  8.10
   9
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
   10
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
   11    Carpet Fiesta                                      10,821     5/31/2008
   12    BP Corporation                                     31,091    10/31/2017
   13
 13.01   Bioness                                            29,041     8/31/2012
 13.02   Second Sight Medical Products, Inc                 24,770    12/31/2007
   14    Wrigley                                           147,860     1/31/2016
   15
 15.01
 15.02
   16
   17
   18    Gap Maternity                                       7,254     5/30/2017
   19
   20
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
 20.10
   21
   22    Layout, Etc.                                       14,400    12/31/2007
   23
   24    Blockbuster Videos, Inc                             6,225     9/30/2009
   25    GBE of Tempe, LP                                   35,000    12/31/2009

   26
   27
   28
   29    CVS                                                 8,450    12/31/2010
   30
   31
   32
   33
   34
   35    Staples                                            24,049     6/30/2015
   36
   37
   38
   39
   40
   44
   45
   46
 46.01
 46.02
 46.03
 46.04
 46.05
   47    Jobel Management Corp                              10,847      5/1/2011
   48    Dept. Store                                         6,558      3/1/2009
   49
 49.01
 49.02
 49.03
 49.04
 49.05
 49.06
 49.07
 49.08
 49.09
 49.10
 49.11
 49.12
 49.13
 49.14
 49.15
 49.16
 49.17
 49.18
   50
   51
   52
   53
 53.01   Dental Office                                       3,687     3/31/2022
 53.02   Vitamin Store                                       1,080     3/31/2010
   54
   55    Desert West Obstetrics & Gynecology, Ltd.          13,049    11/30/2008
   56
   57
   58    Dollar Store                                        3,773    11/27/2008
   59    Fidelity                                            9,424     12/5/2012
   60    Scott, Harris, Bryan, Barra & Jorgensen, P.A.       8,234     8/31/2009
   61
   62
   63    Picasso's Pizza, Inc.                               4,596    12/31/2016
   64    Protocall                                          12,400    11/30/2012
   65
   66    World Telecom                                       2,571     9/30/2010
   67
   68    Outdoor Pro Shop                                    7,000     3/31/2013
   69
   70    Chili's #43                                         5,400     6/28/2012
   71
   72    The Bernstein Companies                            11,356     6/30/2009
   73
   74
   75
   76    Oral/Macillofacial Surgery                          5,548     6/30/2012
   77
   78    Gator's Dockside                                    7,195     3/31/2013
   79
   80    Dragon Star Karate                                  4,224      8/4/2009
   81
   82
   83
   84
 84.01   Robert Rasner                                       4,220     6/30/2012
 84.02   Young Rock Lee                                      1,170     1/31/2010
   85
   86
   87
   88
   89    Baja Cactus                                         1,888     5/31/2015
   90
   91
   92
   93
   94    Kolander/Cici's                                     4,855     8/31/2009
   95    Gamestop                                            1,770    11/30/2011
   96    Cash Plus                                           1,600     2/28/2012
   97
   98    Dialysis Associates Northern NJ                    10,260    12/31/2016
   99    Diesel Fitness                                     10,960     1/31/2010
  100    Stop 1 Liquor                                       2,737     9/30/2015
  101
 101.01
 101.02
  102
  103
  104    Piscataway Donuts, Inc.                             2,882     6/14/2009
  105
  106
  107    Canyon Medical Properties, LLC (1)                  8,000     4/30/2009
  108
  109
 109.01
 109.02
  110
  111    Leslie's Pool                                       2,450    12/31/2011
  112
 112.01  MarketLink Realty, Inc.                             4,320    11/30/2009
 112.02  Advisor's Mortgage, LLC                             2,282     9/30/2009
  113
  114
  115    Movie Exchange                                      4,000     6/30/2012
  116
  117
 117.01
 117.02
 117.03
 117.04
 117.05
 117.06
 117.07
 117.08
 117.09
 117.10
  118    M & I Home Lending                                 21,101    12/31/2012
  119    Carl P. Roy, DDS                                    3,771    11/30/2008
  120    Jon Waage Chapter 13 Trustee                        8,894    12/31/2007
  121
  122    Universal Hospital Services, Inc.                   8,302     3/31/2010
  123
  124    China Pan                                           5,612      5/1/2009
  125
  126    Nebraska Health System                              5,618     3/31/2010
  127
  128
  129    Panera Bread                                        4,200    12/31/2016
  130
  131    Edge Fitness                                        6,292     1/31/2012
  132
  133    Nipomo Properties                                   2,100           MTM
  134    Epiphanea Center for Aesthetic Medicine             2,150     6/30/2012
  135
  136
  137
  138    ShoeDept.                                           4,800     3/31/2012
  139
  140
  141
  142
  143
 143.01
 143.02
  144
  145    St. Lucie Optical West                              2,625     9/30/2010
  146
  147    Sports Authority                                   17,554    12/30/2008
  148
  149
  150
  151    Salvatore Bambinelli                                2,400     1/31/2014
  152    Erickson's Pharmacy                                 7,200     1/31/2008
  153
  154    JL Investments/Dashing Diva                         2,882     11/1/2016
  155
  156    Steak Escape                                        1,972    11/30/2012
  157
  158    Owner occupied                                      1,174
  159
  160    Adventist Community T                               3,000     7/31/2011
  161    Cottonwood Tile                                     3,295     3/31/2008
  162
  163
  164
  165    Coach Inc - Store #4007                             2,300     5/31/2008
  166    Highway Marketing                                   1,629     7/31/2008
  167
  168    General Mechanical Systems                         14,000     3/30/2012
  169    S3 Group, Inc.                                      5,450     1/31/2010
  170
  171    Curves                                              2,960           MTM
  172
 172.01
 172.02
 172.03
 172.04
  173
  174    Athletic & Therapeutic Institute of Bollingbrook    2,952     1/31/2009
  175
  176
  177    Starbucks                                           1,800     5/31/2016
  179    Weintraub Law Group                                 1,743     4/30/2010
  180
  181
  182    Bank of Wilmington                                  2,499     4/30/2015
  183
 183.01
 183.02
  184
  185
  186
  187    Wells Fargo                                         2,475     9/14/2010
  188    Thai Princess Restaurant                            2,958
  189
  190
  191
 191.01
 191.02
  192
  193
 193.01
 193.02
 193.03
 193.04
  194    Chapman University                                  2,000           MTM
  195
  196    1-800-Flowers Retail, Inc.                          2,090     4/30/2013
  197
  198
  199
  201    Gateway Construction Services                       2,500    10/31/2010
  202    Tony Cao Salon                                      1,500     8/31/2011
  203
  204
  205    Phoenix Sales & Service Corp                        4,500    11/30/2008
  206    Valley Unique Electric, Inc.                        4,000     6/30/2012
  207
  208    Dr. Ikehara                                         2,255     8/31/2010
  209    Campbell County Library                             4,000     2/28/2009
  210    House of Blooms                                     1,400     1/31/2012
  211    Sub & Salad, Inc.                                   1,200     4/30/2010
  212
 212.01
 212.02
  214
  215
  216
  217
  218    Xtreme Wireless                                     1,390    11/30/2009
  219
  220    J.D. Systems, Inc./Jiffy Lu67-A                     3,052     9/30/2010
  221
  222
  223
  224    DKS Associates, Inc.                                1,986     1/31/2008
  225    Fox Valley Nephrology Partners                      4,037     5/31/2012
  226
  227    Southland Distribution                              3,320     5/31/2008
  228
  229    ChickPea, LLC                                       1,310     8/31/2011
  230    Source One Investments                              2,031    12/31/2010
  231
  232
  233
  234
  235
  236
  237    B Antonio's Pizza                                   2,100     10/2/2010
  238    Advance America                                     1,200    10/31/2011
  239
  240
  241
  242
  243
  244
  245
  246
  247
  248
  249
  250    New Love Church                                     1,345     8/31/2007
  251    Oasis Skin Care                                     1,000     1/31/2008
  252
  253
  254
  255
  256
  257    Super Duper Deli, Inc.                              1,440     1/31/2008
  258
  259    H&R Block                                           2,000     4/30/2008
  260
  261    I.T.T.O.                                            3,000     11/1/2009
  262
  263    Print Works of Lexington                                      2/28/2012
  264
  265
  266
  267
  268
  269    Hendrickson Retail                                  1,280     3/31/2013
  270
  271

Footnotes to Annex A-1

1	MLML – Merrill Lynch Mortgage Lending, Inc., GECC – General Electric Capital Corporation, LaSalle – LaSalle Bank National Association, WFB – Wells Fargo Bank, National Association.

2	With respect to mortgage loans 28, the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using ‘‘as stabilized’’ Cash Flows. ‘‘In Place’’ NCF is $879,155. The ‘‘In Place’’ UW DSCR (x) is 1.32x.

3	With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR, Original Balance per Unit (x) and Cut-Off Date Balance per Unit ($) were calculated in the aggregate.

4	With respect to mortgage loans with partial interest only periods, Annual P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are shown after the expiration of the Initial Interest Only Period.

5	With respect to mortgage loans 12, 28, and 46 the Cut-Off Date LTV (%) was calculated using the full loan amount and the ‘‘as stabilized’’ Appraised Value ($). Using the full loan amount and the ‘‘as is’’ value, the Cut-Off Date LTV (%) is 81.8%, 74.4%, and 81.9%.

6	With respect to mortgage loans which are Interest-Only for the entire term, the UW DSCR (x) is calculated using the interest-only annual payment.

7	With respect to mortgage loans, 34, 53, 54, 55, 66, 80, 84, 102, 115, 126, 143, 151, and 172 the UW DSCR (x), the Cut-Off Date LTV (%) and the Maturity LTV (%) are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The ‘‘as-is’’ UW DSCR (x) is 1.19x, 1.20x, 1.38x, 1.24x, 1.20x, 1.07x, 1.19x, 1.24x, 1.24x, 1.25x, 1.40x, 1.33x, and 1.20x respectively. The ‘‘as-is’’ Cut-Off Date LTV (%) is 77.6%, 72.4%, 67.2%, 78.3%, 78.7%, 62.5%, 69.0%, 79.4%, 80.0%, 73.5%, 60.5%, 72.5%, and 79.9% respectively, and the ‘‘as-is’’ Maturity LTV (%) is 77.6%, 67.2%, 67.2%, 77.1%, 78.7%, 60.4%, 61.5%, 67.1%, 74.3%, 66.6%, 48.4%, 62.7%, and 68.2% respectively. With respect to mortgage numbers 46, 63, 95, and 120, only the UW DSCR (x) is calculated after taking into account certain holdbacks, letters of credit or reserve amounts. The ‘‘as-is’’ UW DSCR (x) is 1.05x, 1.22x, 1.14x, and 1.18x respectively.

8	With respect to mortgage loans secured by multiple properties, each mortgage loan’s Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($) or as shown in the related loan documents.

9	The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

10	The Net Mortgage Rate (%) is equal to the related Interest Rate (%) less the related Admin. Fee (%).

11	With respect to mortgage loan 51, the loan has been amortizing since the first payment date on December 1, 2002. The loan documents have since been amended to provide, and the U/W DSCR has been calculated based on, interest only payments for the balance of the loan term from and after the Closing Date.

ANNEX A-1 (YM Footnotes)

YIELD MAINTENANCE FORMULAS

A-1-2

YM Footnotes to Annex A-1

A	Mortgage loan 5 provides for a prepayment premium that is equal to the greater of: (i) one half of one percent (0.50%) of the principal amount of the loan (or portion thereof) being prepaid or repaid and (ii) the remainder of (a) the present value (determined using a discount rate equal to the Treasury Rate at such time) of the schedule payments of principal and interest paying in respect to the principal amount of the loan (or portion thereof) being so prepaid or repaid, including, without limitation, the payments due at maturity of the loan minus (b) the principal amount of the loan (or portion thereof) being so prepaid or repaid.Treasury Rate shall mean the yield, calculated by the linear interpolation (rounded to the nearest one-eighth of one percent) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Treasury Rate Determination Date to the maturity date, as determined by lender on the basis of Federal Reserve Statistical Release H.15 – Selected Interest Rates under the heading ‘‘U.S. Government Securities/Treasury Constant Maturities’’, or another recognized source of financial market information selected by lender. Lender’s determination of the Treasury Rate shall be final absent manifest error. Treasury Rate Determination Date shall mean the date which is 5 business days prior to the applicable schedule prepayment date.

B	Mortgage loans 10, 40, 45, 140, 145, 148, and 179 provide for a prepayment premium that is equal to the sum of the present value on the date of prepayment of each monthly interest shortfall for the remaining term of the loan discounted at the discount rate. The monthly interest shortfall is calculated for each monthly payment date and is the product of (a) the remaining principal balance of the loan at each month, had the prepayment not occurred, multiplied by the prepayment percentage and divided by 12, and (b) the positive result, if any, from (1) the yield derived from compounding semi-annually the loan’s contract rate minus (2) the replacement Treasury rate. The prepayment percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the loan immediately prior to the prepayment, but subtracting for scheduled principal amortization (if any). The discount rate is the monthly compounded replacement Treasury rate. The replacement Treasury rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent) (i.e., .001%) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining weighted average life of the loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determinethe replacement Treasury rate. The weighted average life of the loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the loan on the prepayment date multiplied by 12.[1]
[1]	Loan number 10 insert: If no monthly principal payments are required, the weighted average life of the loan shall be the remaining term of the loan as of the prepayment date.

C	Mortgage loans 13, 21, 103, and 118 provide for a prepayment premium that is an amount equal to the sum of (i) all amounts incurred by lender in connection with the enforcement of its rights under the note, the security instrument, the agreement or any of the other loan documents, (ii) any amounts incurred by lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and this agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a ‘‘Mortgage Equivalent Basis’’), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment.

D	Mortgage loans 16 and 36 provide for a prepayment premium that is equal to (a) the greater of (i) 1% of the outstanding principal of the loan prepaid or (ii) the present value as of the prepayment date of the Calculated Payments from the prepayment date through the maturity date determined by discounting such payments at the Discount Rate, less (b) the amount of the payment or proceeds received by lender. Calculated Payments shall mean the remaining scheduled monthly payments of principal and interest (including any balloon payment). Prepayment Consideration shall mean an amount equal to the greater of (1) one percent (1%) of the outstanding principal balance of the Loan at the time the prepayment is received by Lender, and (2) the Yield Maintenance Premium. ‘‘Discount Rate’’ shall mean the rate which, when computed monthly, is equivalent to the Yield Maintenance Treasury Rate (as hereinafter defined), when compounded semi-annually. Yield Maintenance Treasury Rate’’ shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 – Selected Interest Rates under the heading ‘‘U.S. Government Securities/Treasury Constant Maturities’’ for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar.

E	Mortgage loans 17 and 23 provide for a prepayment premium that is equal to the sum of the present value on the date of prepayment of each monthly interest shortfall through the date of the one hundred eighteenth (118th) monthly installment of interest (which for purposes of this provision, shall not include the payment of interest on the closing date) due under the loan agreement discounted at the discount rate. The monthly interest shortfall is calculated for each monthly payment date and is the product of (a) the remaining principal balance of the loan at each month, had the prepayment not occurred, multiplied by the prepayment percentage and divided by 12, and (b) the positive result, if any, from (1) the yield derived from compounding semi-annually the loan’s contract rate minus (2) the replacement Treasury rate. The prepayment percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the loan immediately prior to the prepayment, but subtracting for scheduled amortization. The discount rate is the monthly compounded replacement Treasury rate plus fifty (50) basis points. The replacement Treasury rate is the yield calculated by the linear interpolation (rounded to one-thousandth of one percent) (i.e., .001%) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining term of the Loan as of the Prepayment date. In the event Release H.15 is no longer published, Lender shall select a reasonably comparable publication to determine the replacement Treasury rate.

F	Mortgage loans 18, 64, 72, 113, 122, 131, 169, 174, 176, 180, 189, 195 and 208 provide for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment or (B) the Yield Maintenance Amount. ‘‘Yield Maintenance Amount’’ shall mean an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment), determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by lender. ‘‘Discount Rate’’ shall mean the rate which, when computed monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. ‘‘Treasury Rate’’ shall mean the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 – Selected Interest Rates under the heading ‘‘U.S. Government Securities/Treasury Constant Maturities’’ for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate). All percentages should be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

G	Mortgage loans 26, 27, 28, 67, 81, 181, 212, 215, 220, 227, 233, 238, 244, 250, 253 and 255 provide for a prepayment premium that is equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective due dates (or, with respect to the payment required on the maturity date, from maturity date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the loan as of the prepayment date. For purposes of the foregoing, ‘‘Periodic Treasury Yield’’ means (x) the annual yield to maturity of the activelytraded non-callable United States Treasury fixed interest rate security that has a maturity closest to (whether before, on or after) the maturity date, on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

H	Mortgage loans 33 and 139 provide for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment or (B) the Yield Maintenance Amount. ‘‘Yield Maintenance Amount’’ shall mean an amount never less than zero equal to the present value of a series of ‘‘Monthly Amounts,’’ assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the U.S. Securities Rate. ‘‘Monthly Amount’’ shall mean: (1) the Contract Rate, MINUS (2) as of the payment date, the Yield (the ‘‘U.S. Securities Rate’’), as published by the federal reserve system in its ‘‘Statistical Release H. 15(519), Selected Interest Rates’’ under the caption ‘‘U.S. Government Securities/Treasury Constant Maturities,’’ for a U.S. Government Security with a term equal to that remaining on the note on the prepayment date (which term may be obtained by interpolating between the yields published for specific whole years), DIVIDED BY TWELVE (12) AND THE QUOTIENT THEREOF THEN MULTIPLIED BY (3) the amount prepaid on the prepayment date. All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar.

I	Mortgage loan 54 provides for a prepayment premium that is equal to the sum of (i) all amounts incurred by lender in connection with the enforcement of its rights under the note, the security instrument, the agreement or any of the other loan documents, (ii) any amounts incurred by lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and the agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a ‘‘Mortgage Equivalent Basis’’), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment plus 50 basis points (0.50%), and (y) the outstanding principal amount on the date of such prepayment.

                                   ANNEX A-2

          CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS

                                     A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                    Annex A-2 (All Loans)

LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
MORTGAGE LOAN SELLER                               MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

MLML                                                     53                   1,768,411,742           43.7%         5.8832
GECC                                                     64                     886,893,130           21.9%         5.7370
LaSalle                                                  89                     739,356,375           18.3%         5.9578
WFB                                                      59                     655,563,014           16.2%         5.8065
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
MORTGAGE LOAN SELLER                                  (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

MLML                                                   104                 1.28                 74.6                   70.3
GECC                                                    97                 1.35                 75.0                   73.1
LaSalle                                                111                 1.32                 71.9                   67.5
WFB                                                    105                 1.35                 73.0                   69.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF         AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     MORTGAGED           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
PROPERTY TYPE                                        PROPERTIES           BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Multifamily                                             226                   1,247,086,726           30.8%         5.7943
Retail                                                  139                   1,203,153,979           29.7%         5.8857
   Anchored                                              35                     836,080,085           20.6%         5.8645
   Single Tenant                                         59                     157,011,514            3.9%         6.0360
   Unanchored                                            31                     136,199,501            3.4%         5.9275
   Shadow Anchored                                       14                      73,862,879            1.8%         5.7293
Office                                                   63                     795,674,185           19.6%         5.7845
Hospitality                                              25                     286,668,878            7.1%         6.0234
Self Storage                                             45                     171,553,101            4.2%         6.0972
Manufactured Housing                                     17                     156,992,535            3.9%         5.7266
Mixed Use                                                8                      105,916,506            2.6%         5.7912
Industrial                                               19                      83,178,351            2.1%         6.1107
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 542                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
PROPERTY TYPE                                         (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Multifamily                                            106                 1.22                 76.9                   73.0
Retail                                                  93                 1.34                 74.0                   71.6
   Anchored                                             82                 1.32                 75.4                   74.4
   Single Tenant                                       117                 1.45                 67.3                   60.4
   Unanchored                                          115                 1.34                 72.3                   66.7
   Shadow Anchored                                     117                 1.32                 75.7                   73.4
Office                                                 104                 1.34                 74.2                   71.5
Hospitality                                            113                 1.50                 68.5                   61.3
Self Storage                                           130                 1.41                 68.2                   57.6
Manufactured Housing                                   116                 1.28                 77.0                   75.6
Mixed Use                                              114                 1.46                 62.8                   60.2
Industrial                                             117                 1.32                 65.2                   57.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

                                                    Annex A-2 (All Loans)

PROPERTY STATE/LOCATION

----------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF         AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     MORTGAGED           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
PROPERTY STATE/LOCATION                              PROPERTIES           BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Georgia                                                  42                     643,243,891           15.9%         5.7539
Florida                                                  81                     592,160,973           14.6%         5.8198
California                                               51                     409,998,991           10.1%         5.9202
   Southern                                              37                     324,145,531            8.0%         5.9393
   Northern                                              14                      85,853,460            2.1%         5.8481
Texas                                                    48                     266,293,781            6.6%         6.0555
Ohio                                                     48                     239,350,831            5.9%         5.7879
Illinois                                                 7                      164,465,858            4.1%         5.6854
Virginia                                                 14                     164,067,223            4.1%         5.9724
Alabama                                                  17                     134,535,593            3.3%         5.8955
Indiana                                                  25                     125,241,671            3.1%         5.8775
District of Columbia                                     2                      124,500,000            3.1%         5.7310
New Jersey                                               15                     105,781,866            2.6%         5.9967
Arizona                                                  11                     103,914,719            2.6%         5.7979
Maryland                                                 8                       95,383,422            2.4%         5.7522
North Carolina                                           13                      82,344,147            2.0%         5.6514
West Virginia                                            8                       71,840,831            1.8%         5.6430
Tennessee                                                14                      69,232,618            1.7%         5.8849
New York                                                 9                       59,244,799            1.5%         5.7946
Massachusetts                                            4                       57,989,399            1.4%         5.8998
New Mexico                                               5                       53,060,000            1.3%         6.3181
Kentucky                                                 13                      50,257,255            1.2%         5.7800
Colorado                                                 6                       47,948,520            1.2%         5.7730
Iowa                                                     11                      42,094,267            1.0%         5.7719
Wisconsin                                                11                      39,605,184            1.0%         5.8583
Pennsylvania                                             6                       36,378,270            0.9%         5.9382
Hawaii                                                   1                       31,975,836            0.8%         6.3460
Michigan                                                 8                       31,651,022            0.8%         5.8623
Washington                                               4                       25,588,666            0.6%         6.0035
South Carolina                                           5                       24,891,999            0.6%         5.8212
Puerto Rico                                              18                      18,265,767            0.5%         5.9000
Missouri                                                 3                       17,839,195            0.4%         6.2334
Nevada                                                   4                       14,944,721            0.4%         6.0120
Kansas                                                   2                       13,565,226            0.3%         5.5864
South Dakota                                             3                       12,049,660            0.3%         6.0855
Oregon                                                   2                       11,525,957            0.3%         5.9000
Minnesota                                                4                       10,525,379            0.3%         6.0989
Montana                                                  1                        9,473,554            0.2%         5.8800
Connecticut                                              3                        7,509,802            0.2%         6.1604
Idaho                                                    2                        7,043,616            0.2%         5.6920
Nebraska                                                 1                        6,250,000            0.2%         6.1060
Arkansas                                                 3                        5,917,704            0.1%         5.9814
Oklahoma                                                 1                        5,355,356            0.1%         5.8300
Utah                                                     1                        4,080,000            0.1%         6.3920
New Hampshire                                            1                        3,995,840            0.1%         7.0000
Mississippi                                              4                        3,793,278            0.1%         6.1500
Delaware                                                 1                        3,750,000            0.1%         5.7500
North Dakota                                             1                        1,297,574            0.0%         5.9100
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 542                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
PROPERTY STATE/LOCATION                               (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Georgia                                                 73                 1.33                 77.4                   76.4
Florida                                                104                 1.29                 76.1                   72.6
California                                             115                 1.38                 65.4                   61.6
   Southern                                            117                 1.36                 65.6                   62.2
   Northern                                            111                 1.44                 64.8                   59.3
Texas                                                   97                 1.37                 72.3                   69.4
Ohio                                                   118                 1.25                 77.8                   73.7
Illinois                                               115                 1.43                 75.5                   73.8
Virginia                                               109                 1.39                 68.5                   65.3
Alabama                                                 91                 1.35                 74.0                   73.4
Indiana                                                118                 1.21                 77.1                   70.9
District of Columbia                                   119                 1.10                 68.7                   64.5
New Jersey                                             120                 1.19                 76.6                   69.9
Arizona                                                113                 1.28                 76.5                   74.1
Maryland                                               118                 1.26                 78.1                   72.8
North Carolina                                          71                 1.34                 76.4                   74.8
West Virginia                                           98                 1.28                 78.7                   74.8
Tennessee                                              100                 1.36                 76.1                   73.8
New York                                               123                 1.32                 75.4                   70.3
Massachusetts                                          124                 1.33                 74.6                   65.2
New Mexico                                             119                 1.30                 69.6                   64.3
Kentucky                                               118                 1.33                 74.8                   68.6
Colorado                                               117                 1.31                 75.4                   73.1
Iowa                                                   118                 1.26                 80.0                   76.2
Wisconsin                                              118                 1.26                 71.8                   65.1
Pennsylvania                                            98                 1.33                 74.4                   67.1
Hawaii                                                 119                 1.22                 62.7                   53.8
Michigan                                               118                 1.20                 74.7                   68.7
Washington                                             100                 1.36                 70.4                   64.8
South Carolina                                         118                 1.54                 69.7                   57.1
Puerto Rico                                            118                 2.06                 52.1                   44.1
Missouri                                               129                 1.29                 74.4                   68.6
Nevada                                                 122                 1.28                 69.9                   59.4
Kansas                                                 121                 1.29                 71.5                   59.5
South Dakota                                           118                 1.20                 78.3                   72.2
Oregon                                                 119                 1.46                 54.9                   47.9
Minnesota                                              118                 1.28                 74.7                   66.1
Montana                                                118                 1.40                 67.7                   52.3
Connecticut                                            133                 1.39                 70.6                   59.0
Idaho                                                  118                 1.57                 65.2                   56.1
Nebraska                                               119                 1.44                 63.6                   56.7
Arkansas                                               121                 1.27                 70.7                   60.9
Oklahoma                                               119                 1.27                 79.9                   67.5
Utah                                                   120                 1.27                 80.0                   76.8
New Hampshire                                          119                 1.36                 52.3                   41.9
Mississippi                                            118                 1.22                 78.4                   66.7
Delaware                                               117                 1.27                 70.8                   66.0
North Dakota                                           118                 1.33                 71.3                   60.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

                                                    Annex A-2 (All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCES ($)                MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

             584,074    -    1,999,999                   55                      82,823,029            2.0%         6.0258
           2,000,000    -    3,999,999                   52                     152,707,668            3.8%         5.9687
           4,000,000    -    4,999,999                   23                     103,953,716            2.6%         5.9795
           5,000,000    -    5,999,999                   9                       48,798,645            1.2%         5.9821
           6,000,000    -    6,999,999                   14                      91,053,440            2.2%         5.8786
           7,000,000    -    7,999,999                   10                      73,818,202            1.8%         5.8994
           8,000,000    -    9,999,999                   22                     199,502,852            4.9%         5.8516
          10,000,000    -    12,999,999                  18                     200,181,359            4.9%         5.9268
          13,000,000    -    19,999,999                  26                     427,865,159           10.6%         5.9146
          20,000,000    -    49,999,999                  25                     744,467,772           18.4%         5.8878
          50,000,000    -    99,999,999                  3                      184,750,000            4.6%         5.6960
         100,000,000    -    384,750,000                 8                    1,740,302,419           43.0%         5.7970
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)                   (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

             584,074    -    1,999,999                 118                 1.43                 63.4                   54.2
           2,000,000    -    3,999,999                 115                 1.35                 70.8                   63.4
           4,000,000    -    4,999,999                 116                 1.37                 72.0                   64.1
           5,000,000    -    5,999,999                 112                 1.28                 72.2                   65.2
           6,000,000    -    6,999,999                 116                 1.35                 70.0                   63.4
           7,000,000    -    7,999,999                 112                 1.48                 70.7                   65.9
           8,000,000    -    9,999,999                 119                 1.41                 71.9                   65.6
          10,000,000    -    12,999,999                101                 1.30                 71.7                   66.8
          13,000,000    -    19,999,999                103                 1.35                 74.2                   70.5
          20,000,000    -    49,999,999                118                 1.32                 72.6                   68.8
          50,000,000    -    99,999,999                119                 1.41                 72.8                   72.8
         100,000,000    -    384,750,000                92                 1.27                 76.3                   73.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     $584,074
Maximum:                     $384,750,000
Average:                     $15,283,865

MORTGAGE RATES (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
MORTGAGE RATES (%)                                 MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

              5.3800    -    5.4999                      5                       95,584,097            2.4%         5.4605
              5.5000    -    5.5999                      17                     306,306,524            7.6%         5.5374
              5.6000    -    5.6999                      25                     729,760,836           18.0%         5.6461
              5.7000    -    5.7999                      45                     769,788,635           19.0%         5.7418
              5.8000    -    5.8999                      44                   1,057,872,542           26.1%         5.8392
              5.9000    -    5.9999                      37                     251,423,534            6.2%         5.9473
              6.0000    -    6.2499                      53                     415,183,951           10.3%         6.1411
              6.2500    -    6.4999                      25                     313,780,436            7.7%         6.3245
              6.5000    -    7.0000                      14                     110,523,705            2.7%         6.6815
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                            WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
MORTGAGE RATES (%)                                    (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

              5.3800    -    5.4999                    117                 1.33                 78.8                   76.9
              5.5000    -    5.5999                    101                 1.40                 76.6                   76.2
              5.6000    -    5.6999                     86                 1.46                 76.4                   75.5
              5.7000    -    5.7999                     95                 1.21                 76.3                   73.1
              5.8000    -    5.8999                    116                 1.26                 73.9                   69.3
              5.9000    -    5.9999                    113                 1.36                 71.2                   65.2
              6.0000    -    6.2499                    115                 1.32                 71.1                   63.2
              6.2500    -    6.4999                    104                 1.28                 68.4                   65.1
              6.5000    -    7.0000                    112                 1.38                 63.0                   56.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     5.3800
Maximum:                     7.0000
Weighted Average:            5.8524

                                                    Annex A-2 (All Loans)

DEBT SERVICE COVERAGE RATIOS (X)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
DEBT SERVICE COVERAGE RATIOS (X)                   MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                1.06    -    1.14                        7                      204,706,095            5.1%         5.8367
                1.15    -    1.19                        20                   1,145,433,446           28.3%         5.8163
                1.20    -    1.24                        57                     452,323,959           11.2%         6.0532
                1.25    -    1.29                        43                     632,022,973           15.6%         5.8798
                1.30    -    1.34                        29                     245,142,297            6.1%         5.6992
                1.35    -    1.39                        30                     327,951,053            8.1%         6.0083
                1.40    -    1.44                        22                     440,026,054           10.9%         5.6800
                1.45    -    1.49                        7                       27,398,050            0.7%         5.9588
                1.50    -    1.74                        32                     347,277,166            8.6%         5.8276
                1.75    -    1.99                        10                     176,106,366            4.3%         5.9028
                2.00    -    2.38                        8                       51,836,801            1.3%         5.7643
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
DEBT SERVICE COVERAGE RATIOS (X)                      (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                1.06    -    1.14                      119                 1.07                 73.1                   68.6
                1.15    -    1.19                      103                 1.17                 77.9                   73.9
                1.20    -    1.24                      119                 1.21                 72.6                   67.6
                1.25    -    1.29                       92                 1.27                 74.2                   71.6
                1.30    -    1.34                      104                 1.32                 76.0                   73.4
                1.35    -    1.39                      114                 1.38                 72.6                   64.8
                1.40    -    1.44                       96                 1.42                 76.8                   76.0
                1.45    -    1.49                      119                 1.46                 62.0                   56.8
                1.50    -    1.74                      116                 1.54                 65.2                   61.7
                1.75    -    1.99                       74                 1.87                 70.0                   68.4
                2.00    -    2.38                      108                 2.12                 50.9                   45.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     1.06x
Maximum:                     2.38x
Weighted Average:            1.32x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF CUT-OFF DATE                                NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
LOAN-TO-VALUE RATIOS (%)                           MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                27.8    -    50.0                        12                      39,798,640            1.0%         5.8344
                50.0    -    60.0                        28                     181,813,214            4.5%         5.9454
                60.0    -    65.0                        26                     291,606,772            7.2%         6.0899
                65.0    -    70.0                        38                     472,749,639           11.7%         6.1905
                70.0    -    75.0                        47                     657,931,013           16.2%         5.7968
                75.0    -    77.5                        33                     972,024,580           24.0%         5.8319
                77.5    -    80.0                        80                   1,404,200,402           34.7%         5.7257
                80.0    -    80.3                        1                       30,100,000            0.7%         5.4900
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF CUT-OFF DATE                              MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
LOAN-TO-VALUE RATIOS (%)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                27.8    -    50.0                      118                 1.85                 42.6                   36.2
                50.0    -    60.0                      111                 1.57                 56.3                   52.4
                60.0    -    65.0                      113                 1.48                 62.6                   58.4
                65.0    -    70.0                      112                 1.32                 67.8                   61.3
                70.0    -    75.0                       92                 1.37                 73.2                   69.5
                75.0    -    77.5                      115                 1.21                 77.2                   72.3
                77.5    -    80.0                       96                 1.29                 79.5                   77.8
                80.0    -    80.3                      118                 1.28                 80.3                   80.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     27.8
Maximum:                     80.3
Weighted Average:            73.9

                                                    Annex A-2 (All Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF MATURITY DATE                               NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
OR ARD LTV RATIOS (%)                              MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                23.0    -    40.0                        10                      22,486,029            0.6%         6.0383
                40.0    -    50.0                        25                     107,989,931            2.7%         5.9546
                50.0    -    60.0                        57                     486,954,409           12.0%         6.0713
                60.0    -    62.5                        17                     164,089,701            4.1%         6.0234
                62.5    -    65.0                        17                     144,801,391            3.6%         5.9735
                65.0    -    67.5                        28                     411,833,108           10.2%         5.9673
                67.5    -    70.0                        17                     147,649,280            3.6%         6.1216
                70.0    -    75.0                        42                   1,313,589,993           32.4%         5.8291
                75.0    -    80.3                        52                   1,250,830,419           30.9%         5.6733
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF CUT-OFF DATE                              MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
LOAN-TO-VALUE RATIOS (%)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                23.0    -    40.0                      118                  1.77                39.0                   30.2
                40.0    -    50.0                      115                  1.69                54.4                   45.2
                50.0    -    60.0                      121                  1.41                64.9                   56.4
                60.0    -    62.5                      119                  1.36                66.8                   61.0
                62.5    -    65.0                      106                  1.50                67.4                   63.8
                65.0    -    67.5                      107                  1.22                71.0                   66.1
                67.5    -    70.0                      114                  1.25                74.0                   68.4
                70.0    -    75.0                      105                  1.26                76.8                   73.0
                75.0    -    80.3                      92                   1.32                79.4                   79.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     23.0
Maximum:                     80.3
Weighted Average:            70.3

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF REMAINING                                   NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
TERMS TO MATURITY (MOS.)                           MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                  51    -    60                          18                     720,467,309           17.8%         5.7245
                  61    -    84                          7                      434,141,959           10.7%         5.9215
                  85    -    121                        236                   2,759,723,056           68.1%         5.8598
                 122    -    143                         4                      135,891,937            3.4%         6.1589
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF REMAINING                                 MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
TERMS TO MATURITY (MOS.)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                  51    -    60                         58                 1.37                 76.7                   76.5
                  61    -    84                         83                 1.40                 73.9                   73.8
                  85    -    121                       118                 1.29                 73.5                   68.7
                 122    -    143                       134                 1.38                 69.2                   57.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     51 mos.
Maximum:                     143 mos.
Weighted Average:            104 mos.

REMAINING STATED AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF REMAINING                                   NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
STATED AMORTIZATION TERMS (MOS.)                   MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

               Interest Only                             73                   1,944,511,103           48.0%         5.7635
                 201    -    240                         3                        9,117,531            0.2%         5.8243
                 241    -    300                         27                     129,075,141            3.2%         6.0239
                 301    -    360                        150                   1,785,107,118           44.1%         5.9143
                 361    -    420                         12                     182,413,368            4.5%         6.0748
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF REMAINING                                 MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
STATED AMORTIZATION TERMS (MOS.)                      (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

               Interest Only                            89                 1.38                 75.1                   75.1
                 201    -    240                       117                 1.44                 63.9                   40.4
                 241    -    300                       111                 1.44                 65.4                   52.5
                 301    -    360                       119                 1.25                 73.5                   66.7
                 361    -    420                       112                 1.23                 72.3                   68.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     201 mos.
Maximum:                     420 mos.
Weighted Average:            360 mos.

                                                    Annex A-2 (All Loans)

AMORTIZATION TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL         MORTGAGE
AMORTIZATION TYPES                                 MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Interest Only                                            72                   1,936,811,103           47.8%         5.7641
IO-Balloon                                               85                   1,454,570,000           35.9%         5.8685
Balloon                                                 101                     496,743,913           12.3%         6.0606
ARD                                                      5                      146,899,245            3.6%         6.1590
IO-ARD                                                   1                        7,700,000            0.2%         5.6100
Partial IO-ARD                                           1                        7,500,000            0.2%         5.9900
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 265                  $4,050,224,261          100.0%         5.8524
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
AMORTIZATION TYPES                                    (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                                           89                 1.38                 75.2                   75.2
IO-Balloon                                             117                 1.20                 75.5                   70.1
Balloon                                                118                 1.41                 66.1                   55.5
ARD                                                    128                 1.37                 69.8                   58.3
IO-ARD                                                 119                 1.77                 62.6                   62.6
Partial IO-ARD                                         119                 1.45                 68.8                   62.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                104                 1.32X                73.9                   70.3
---------------------------------------------------------------------------------------------------------------------------------

ESCROW TYPES

------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL
                                                     NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL
ESCROW TYPES                                       MORTGAGE LOANS         BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------------

Real Estate Tax                                         198                   2,778,038,220      68.6%
Replacement Reserves                                    154                   2,224,833,965      54.9%
Insurance                                               164                   2,205,525,207      54.5%
TI/LC Reserves                                           78                     732,750,422      33.5%
------------------------------------------------------------------------------------------------------------

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL
                                                     NUMBER OF           DATE PRINCIPAL      MORTGAGE POOL
LOCKBOX TYPES                                      MORTGAGE LOANS         BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------------

Hard                                                     26                   1,647,373,886      40.7%
None at Closing, Springing Hard                          28                     419,566,656      10.4%
Soft                                                     6                      208,891,937      5.2%
Soft at Closing, Springing Hard                          2                      137,471,251      3.4%
None at Closing, Springing Soft                          2                       19,013,943      0.5%
------------------------------------------------------------------------------------------------------------

                                                   Annex A-2 (Loan Group 1)

LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
MORTGAGE LOAN SELLER                               MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

MLML                                                     43                     965,261,195           35.0%         5.9226
LaSalle                                                  73                     661,150,182           24.0%         5.9427
WFB                                                      54                     640,378,794           23.2%         5.7951
GECC                                                     44                     489,003,348           17.7%         5.8281
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
MORTGAGE LOAN SELLER                                  (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

MLML                                                    94                 1.37                 72.5                   68.7
LaSalle                                                110                 1.34                 71.7                   67.4
WFB                                                    104                 1.35                 73.0                   69.5
GECC                                                   106                 1.39                 73.3                   70.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF         AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     MORTGAGED           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
PROPERTY TYPE                                        PROPERTIES           BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Retail                                                  139                   1,203,153,979           43.7%         5.8857
   Anchored                                              35                     836,080,085           30.3%         5.8645
   Single Tenant                                         59                     157,011,514            5.7%         6.0360
   Unanchored                                            31                     136,199,501            4.9%         5.9275
   Shadow Anchored                                       14                      73,862,879            2.7%         5.7293
Office                                                   63                     795,674,185           28.9%         5.7845
Hospitality                                              25                     286,668,878           10.4%         6.0234
Self Storage                                             45                     171,553,101            6.2%         6.0972
Mixed Use                                                8                      105,916,506            3.8%         5.7912
Industrial                                               19                      83,178,351            3.0%         6.1107
Multifamily                                              16                      76,820,000            2.8%         5.6405
Manufactured Housing                                     5                       32,828,520            1.2%         5.9489
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 320                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
PROPERTY TYPE                                         (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Retail                                                  93                 1.34                 74.0                   71.6
   Anchored                                             82                 1.32                 75.4                   74.4
   Single Tenant                                       117                 1.45                 67.3                   60.4
   Unanchored                                          115                 1.34                 72.3                   66.7
   Shadow Anchored                                     117                 1.32                 75.7                   73.4
Office                                                 104                 1.34                 74.2                   71.5
Hospitality                                            113                 1.50                 68.5                   61.3
Self Storage                                           130                 1.41                 68.2                   57.6
Mixed Use                                              114                 1.46                 62.8                   60.2
Industrial                                             117                 1.32                 65.2                   57.2
Multifamily                                            100                 1.28                 80.0                   75.6
Manufactured Housing                                   109                 1.24                 72.0                   69.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

                                                   Annex A-2 (Loan Group 1)

PROPERTY STATE/LOCATION

----------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF         AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     MORTGAGED           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
PROPERTY STATE/LOCATION                              PROPERTIES           BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Georgia                                                  6                      433,611,891           15.7%         5.7463
California                                               45                     359,743,344           13.1%         5.9495
   Southern                                              31                     273,889,885            9.9%         5.9813
   Northern                                              14                      85,853,460            3.1%         5.8481
Florida                                                  32                     329,252,604           11.9%         5.8172
Texas                                                    38                     188,619,828            6.8%         6.1468
Illinois                                                 6                      159,965,858            5.8%         5.6760
Virginia                                                 12                     137,767,223            5.0%         6.0282
District of Columbia                                     2                      124,500,000            4.5%         5.7310
Alabama                                                  16                     112,035,593            4.1%         5.9333
New Jersey                                               15                     105,781,866            3.8%         5.9967
Arizona                                                  9                       82,664,719            3.0%         5.7412
West Virginia                                            8                       71,840,831            2.6%         5.6430
Maryland                                                 4                       67,363,422            2.4%         5.7192
New York                                                 9                       59,244,799            2.1%         5.7946
Massachusetts                                            4                       57,989,399            2.1%         5.8998
Iowa                                                     11                      42,094,267            1.5%         5.7719
Tennessee                                                10                      34,762,618            1.3%         6.0926
Ohio                                                     8                       33,740,831            1.2%         5.9975
Wisconsin                                                8                       33,559,222            1.2%         5.8762
Hawaii                                                   1                       31,975,836            1.2%         6.3460
New Mexico                                               4                       30,460,000            1.1%         6.2500
Pennsylvania                                             4                       25,928,270            0.9%         5.9811
South Carolina                                           5                       24,891,999            0.9%         5.8212
Indiana                                                  4                       20,931,671            0.8%         6.1402
Puerto Rico                                              18                      18,265,767            0.7%         5.9000
Missouri                                                 3                       17,839,195            0.6%         6.2334
Nevada                                                   4                       14,944,721            0.5%         6.0120
Washington                                               3                       14,088,666            0.5%         5.9738
North Carolina                                           4                       12,622,433            0.5%         5.8383
Colorado                                                 4                       12,148,520            0.4%         5.9321
Oregon                                                   2                       11,525,957            0.4%         5.9000
Kentucky                                                 2                       10,087,255            0.4%         5.5750
South Dakota                                             1                        9,975,000            0.4%         6.0700
Montana                                                  1                        9,473,554            0.3%         5.8800
Minnesota                                                3                        8,876,890            0.3%         6.1896
Connecticut                                              2                        6,549,802            0.2%         6.1663
Nebraska                                                 1                        6,250,000            0.2%         6.1060
Michigan                                                 3                        5,691,022            0.2%         6.0079
Oklahoma                                                 1                        5,355,356            0.2%         5.8300
Idaho                                                    1                        4,693,616            0.2%         5.6780
Utah                                                     1                        4,080,000            0.1%         6.3920
New Hampshire                                            1                        3,995,840            0.1%         7.0000
Delaware                                                 1                        3,750,000            0.1%         5.7500
Kansas                                                   1                        3,586,128            0.1%         6.1330
Arkansas                                                 2                        3,267,704            0.1%         6.1367
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 320                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                 REMAINING TERM TO                            WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
PROPERTY STATE/LOCATION                               (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Georgia                                                 61                 1.39                 77.7                   77.6
California                                             118                 1.37                 64.4                   60.1
   Southern                                            120                 1.35                 64.3                   60.4
   Northern                                            111                 1.44                 64.8                   59.3
Florida                                                 94                 1.38                 75.0                   72.7
Texas                                                   98                 1.40                 70.6                   67.4
Illinois                                               115                 1.44                 75.4                   73.9
Virginia                                               118                 1.41                 67.3                   63.4
District of Columbia                                   119                 1.10                 68.7                   64.5
Alabama                                                 85                 1.37                 73.5                   72.8
New Jersey                                             120                 1.19                 76.6                   69.9
Arizona                                                111                 1.32                 76.3                   74.4
West Virginia                                           98                 1.28                 78.7                   74.8
Maryland                                               118                 1.30                 78.4                   73.0
New York                                               123                 1.32                 75.4                   70.3
Massachusetts                                          124                 1.33                 74.6                   65.2
Iowa                                                   118                 1.26                 80.0                   76.2
Tennessee                                              113                 1.43                 73.4                   70.0
Ohio                                                   118                 1.46                 75.6                   69.4
Wisconsin                                              118                 1.26                 70.6                   64.6
Hawaii                                                 119                 1.22                 62.7                   53.8
New Mexico                                             120                 1.36                 70.2                   60.8
Pennsylvania                                            90                 1.39                 73.3                   65.1
South Carolina                                         118                 1.54                 69.7                   57.1
Indiana                                                118                 1.39                 74.5                   64.2
Puerto Rico                                            118                 2.06                 52.1                   44.1
Missouri                                               129                 1.29                 74.4                   68.6
Nevada                                                 122                 1.28                 69.9                   59.4
Washington                                              84                 1.49                 72.5                   67.6
North Carolina                                          99                 1.35                 76.0                   69.9
Colorado                                               118                 1.25                 66.9                   61.6
Oregon                                                 119                 1.46                 54.9                   47.9
Kentucky                                               119                 1.94                 64.7                   53.7
South Dakota                                           118                 1.20                 79.2                   74.1
Montana                                                118                 1.40                 67.7                   52.3
Minnesota                                              118                 1.25                 77.1                   68.8
Connecticut                                            135                 1.38                 69.2                   57.2
Nebraska                                               119                 1.44                 63.6                   56.7
Michigan                                               118                 1.32                 63.6                   53.6
Oklahoma                                               119                 1.27                 79.9                   67.5
Idaho                                                  119                 1.61                 58.7                   45.0
Utah                                                   120                 1.27                 80.0                   76.8
New Hampshire                                          119                 1.36                 52.3                   41.9
Delaware                                               117                 1.27                 70.8                   66.0
Kansas                                                 131                 1.38                 69.2                   57.2
Arkansas                                               124                 1.31                 64.9                   54.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

                                                   Annex A-2 (Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCES ($)                MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

             584,074    -    2,999,999                   68                     123,049,661            4.5%         5.9976
           3,000,000    -    3,999,999                   19                      69,300,076            2.5%         5.9831
           4,000,000    -    4,999,999                   20                      90,653,716            3.3%         6.0170
           5,000,000    -    5,999,999                   8                       43,798,645            1.6%         6.0292
           6,000,000    -    6,999,999                   12                      78,754,440            2.9%         5.9128
           7,000,000    -    7,999,999                   9                       66,318,202            2.4%         5.9322
           8,000,000    -    9,999,999                   20                     181,123,755            6.6%         5.8785
          10,000,000    -    14,999,999                  18                     219,654,831            8.0%         5.9227
          15,000,000    -    19,999,999                  13                     224,880,002            8.2%         5.9960
          20,000,000    -    49,999,999                  20                     633,707,772           23.0%         5.9117
          50,000,000    -    99,999,999                  2                      129,750,000            4.7%         5.7622
         100,000,000    -    280,000,000                 5                      894,802,419           32.5%         5.7865
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.           MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)                   (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

             584,074    -    2,999,999                 117                 1.43                 63.3                   54.4
           3,000,000    -    3,999,999                 113                 1.36                 72.4                   66.6
           4,000,000    -    4,999,999                 116                 1.38                 71.0                   62.7
           5,000,000    -    5,999,999                 111                 1.26                 71.8                   64.0
           6,000,000    -    6,999,999                 116                 1.35                 68.9                   61.5
           7,000,000    -    7,999,999                 111                 1.46                 69.6                   64.4
           8,000,000    -    9,999,999                 119                 1.42                 71.6                   65.3
          10,000,000    -    14,999,999                102                 1.35                 71.7                   67.3
          15,000,000    -    19,999,999                109                 1.36                 73.5                   68.2
          20,000,000    -    49,999,999                119                 1.33                 71.8                   67.4
          50,000,000    -    99,999,999                119                 1.45                 69.8                   69.8
         100,000,000    -    280,000,000                77                 1.35                 75.7                   75.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     $584,074
Maximum:                     $280,000,000
Average:                     $12,877,540

MORTGAGE RATES (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
MORTGAGE RATES (%)                                 MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

              5.3800    -    5.4999                      3                       60,105,000            2.2%         5.4724
              5.5000    -    5.5999                      9                      166,781,524            6.1%         5.5422
              5.6000    -    5.6999                      17                     534,063,347           19.4%         5.6387
              5.7000    -    5.7999                      38                     707,892,673           25.7%         5.7418
              5.8000    -    5.8999                      37                     311,157,862           11.3%         5.8585
              5.9000    -    5.9999                      31                     224,977,228            8.2%         5.9473
              6.0000    -    6.2499                      45                     375,089,013           13.6%         6.1424
              6.2500    -    6.4999                      20                     265,203,167            9.6%         6.3138
              6.5000    -    7.0000                      14                     110,523,705            4.0%         6.6815
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
MORTGAGE RATES (%)                                    (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

              5.3800    -    5.4999                    117                 1.30                 79.4                   78.4
              5.5000    -    5.5999                    110                 1.47                 74.2                   73.6
              5.6000    -    5.6999                     89                 1.52                 76.5                   75.4
              5.7000    -    5.7999                     93                 1.21                 76.2                   73.1
              5.8000    -    5.8999                    114                 1.47                 66.1                   62.3
              5.9000    -    5.9999                    115                 1.37                 71.2                   64.9
              6.0000    -    6.2499                    115                 1.34                 70.8                   62.8
              6.2500    -    6.4999                    101                 1.30                 67.6                   64.2
              6.5000    -    7.0000                    112                 1.38                 63.0                   56.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     5.3800
Maximum:                     7.0000
Weighted Average:            5.8811

                                                   Annex A-2 (Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (X)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
DEBT SERVICE COVERAGE RATIOS (X)                   MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                1.06    -    1.14                        5                      183,456,095            6.7%         5.8142
                1.15    -    1.19                        14                     389,465,078           14.1%         5.7778
                1.20    -    1.24                        39                     327,771,109           11.9%         6.0758
                1.25    -    1.29                        37                     459,087,842           16.7%         5.9697
                1.30    -    1.34                        24                     146,898,039            5.3%         5.7499
                1.35    -    1.44                        42                     662,593,619           24.0%         5.8540
                1.45    -    1.49                        5                       20,048,050            0.7%         6.0838
                1.50    -    1.59                        20                     300,732,944           10.9%         5.8271
                1.60    -    1.79                        16                      92,093,482            3.3%         6.1684
                1.80    -    2.38                        12                     173,647,260            6.3%         5.7133
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
DEBT SERVICE COVERAGE RATIOS (X)                      (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                1.06    -    1.14                      119                 1.07                 72.8                   68.4
                1.15    -    1.19                       74                 1.18                 78.9                   76.9
                1.20    -    1.24                      119                 1.21                 71.6                   66.3
                1.25    -    1.29                      103                 1.27                 73.7                   70.5
                1.30    -    1.34                      106                 1.32                 74.4                   70.5
                1.35    -    1.44                      105                 1.40                 74.8                   70.5
                1.45    -    1.49                      119                 1.46                 56.6                   49.5
                1.50    -    1.59                      116                 1.52                 65.9                   63.1
                1.60    -    1.79                      111                 1.74                 61.4                   54.9
                1.80    -    2.38                       75                 1.97                 66.1                   64.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     1.06x
Maximum:                     2.38x
Weighted Average:            1.36x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF CUT-OFF DATE                                NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
LOAN-TO-VALUE RATIOS (%)                           MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                27.8    -    50.0                        12                      39,798,640            1.4%         5.8344
                50.0    -    60.0                        27                     180,566,568            6.6%         5.9452
                60.0    -    65.0                        24                     272,798,284            9.9%         6.1094
                65.0    -    70.0                        35                     437,052,606           15.9%         6.1840
                70.0    -    75.0                        36                     472,486,730           17.1%         5.8140
                75.0    -    77.5                        23                     176,780,249            6.4%         5.8246
                77.5    -    80.3                        57                   1,176,310,443           42.7%         5.7427
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                            WTD. AVG.            MATURITY DATE
RANGE OF CUT-OFF DATE                              MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
LOAN-TO-VALUE RATIOS (%)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                27.8    -    50.0                      118                 1.85                 42.6                   36.2
                50.0    -    60.0                      111                 1.57                 56.4                   52.5
                60.0    -    65.0                      116                 1.48                 62.5                   58.1
                65.0    -    70.0                      112                 1.33                 67.8                   60.9
                70.0    -    75.0                      100                 1.40                 72.8                   68.2
                75.0    -    77.5                      108                 1.34                 76.4                   71.8
                77.5    -    80.3                       94                 1.28                 79.5                   77.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     27.8
Maximum:                     80.3
Weighted Average:            72.6

                                                   Annex A-2 (Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF MATURITY DATE                               NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
OR ARD LTV RATIOS (%)                              MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                23.0    -    50.0                        34                     129,229,312            4.7%         5.9689
                50.0    -    55.0                        22                     140,530,280            5.1%         6.0368
                55.0    -    60.0                        33                     343,178,608           12.5%         6.0882
                60.0    -    62.5                        14                     141,313,030            5.1%         6.0679
                62.5    -    65.0                        11                     116,138,500            4.2%         5.9842
                65.0    -    67.5                        24                     401,416,781           14.6%         5.9670
                67.5    -    70.0                        12                     104,332,280            3.8%         6.0484
                70.0    -    75.0                        29                     381,949,309           13.9%         5.8506
                75.0    -    80.3                        35                     997,705,419           36.2%         5.6976
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF MATURITY DATE                             MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
OR ARD LTV RATIOS (%)                                 (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                23.0    -    50.0                      116                 1.70                 51.8                   42.6
                50.0    -    55.0                      110                 1.47                 61.6                   53.2
                55.0    -    60.0                      125                 1.39                 66.2                   57.7
                60.0    -    62.5                      119                 1.38                 66.3                   61.1
                62.5    -    65.0                      112                 1.54                 67.2                   63.7
                65.0    -    67.5                      106                 1.22                 70.9                   66.1
                67.5    -    70.0                      112                 1.28                 74.7                   68.1
                70.0    -    75.0                       94                 1.41                 76.6                   73.8
                75.0    -    80.3                       89                 1.32                 79.4                   79.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     23.0
Maximum:                     80.3
Weighted Average:            68.9

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF REMAINING                                   NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
TERMS TO MATURITY (MOS.)                           MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                  51    -    84                          19                     942,024,268           34.2%         5.8339
                  85    -    114                         5                       25,221,961            0.9%         6.1888
                 115    -    121                        186                   1,652,655,354           60.0%         5.8804
                 122    -    143                         4                      135,891,937            4.9%         6.1589
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF REMAINING                                 MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
TERMS TO MATURITY (MOS.)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                  51    -    84                         70                 1.40                 75.7                   75.5
                  85    -    114                       106                 1.33                 64.7                   53.7
                 115    -    121                       119                 1.34                 71.2                   66.3
                 122    -    143                       134                 1.38                 69.2                   57.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     51 mos.
Maximum:                     143 mos.
Weighted Average:            102 mos.

REMAINING STATED AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF REMAINING                                   NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
STATED AMORTIZATION TERMS (MOS.)                   MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

               Interest Only                             52                   1,503,640,419           54.6%         5.7894
                 201    -    240                         3                        9,117,531            0.3%         5.8243
                 241    -    300                         27                     129,075,141            4.7%         6.0239
                 301    -    360                        123                     963,244,329           35.0%         5.9742
                 361    -    420                         9                      150,716,099            5.5%         6.0817
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF REMAINING                                 MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
STATED AMORTIZATION TERMS (MOS.)                      (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

               Interest Only                            90                 1.40                 74.7                   74.7
                 201    -    240                       117                 1.44                 63.9                   40.4
                 241    -    300                       111                 1.44                 65.4                   52.5
                 301    -    360                       120                 1.31                 70.5                   62.5
                 361    -    420                       111                 1.23                 71.2                   67.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     201 mos.
Maximum:                     420 mos.
Weighted Average:            359 mos.

                                                   Annex A-2 (Loan Group 1)

AMORTIZATION TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1          MORTGAGE
AMORTIZATION TYPES                                 MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Interest Only                                            51                   1,495,940,419           54.3%         5.7903
IO-Balloon                                               67                     635,088,000           23.0%         5.8892
Balloon                                                  89                     462,665,855           16.8%         6.0779
ARD                                                      5                      146,899,245            5.3%         6.1590
IO-ARD                                                   1                        7,700,000            0.3%         5.6100
Partial IO-ARD                                           1                        7,500,000            0.3%         5.9900
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 214                  $2,755,793,519          100.0%         5.8811
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
AMORTIZATION TYPES                                    (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                                           90                 1.40                 74.8                   74.8
IO-Balloon                                             116                 1.23                 73.3                   67.6
Balloon                                                118                 1.42                 65.5                   55.0
ARD                                                    128                 1.37                 69.8                   58.3
IO-ARD                                                 119                 1.77                 62.6                   62.6
Partial IO-ARD                                         119                 1.45                 68.8                   62.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                102                 1.36X                72.6                   68.9
---------------------------------------------------------------------------------------------------------------------------------

ESCROW TYPES

------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1
ESCROW TYPES                                       MORTGAGE LOANS         BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------------

Real Estate Tax                                         150                   1,508,854,125      54.8%
Replacement Reserves                                    115                   1,088,015,727      39.5%
Insurance                                               125                   1,070,240,112      38.8%
TI/LC Reserves                                           78                     732,750,422      33.5%
------------------------------------------------------------------------------------------------------------

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 1
LOCKBOX TYPES                                      MORTGAGE LOANS         BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------------

Hard                                                     24                     932,373,886           33.8%
None at Closing, Springing Hard                          28                     419,566,656           15.2%
Soft                                                     6                      208,891,937            7.6%
None at Closing, Springing Soft                          2                       19,013,943            0.7%
Soft at Closing, Springing Hard                          1                        6,971,251            0.3%
------------------------------------------------------------------------------------------------------------

                                                   Annex A-2 (Loan Group 2)

LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
MORTGAGE LOAN SELLER                               MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

MLML                                                     10                     803,150,547           62.0%         5.8358
GECC                                                     20                     397,889,781           30.7%         5.6249
LaSalle                                                  16                      78,206,193            6.0%         6.0851
WFB                                                      5                       15,184,220            1.2%         6.2861
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                 REMAINING TERM TO                            WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
MORTGAGE LOAN SELLER                                  (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

MLML                                                   117                 1.18                 77.1                   72.3
GECC                                                    86                 1.31                 77.0                   76.5
LaSalle                                                118                 1.19                 73.9                   68.5
WFB                                                    119                 1.21                 72.9                   67.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF         AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     MORTGAGED           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
PROPERTY TYPE                                        PROPERTIES           BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Multifamily                                             210                   1,170,266,726           90.4%         5.8044
Manufactured Housing                                     12                     124,164,015            9.6%         5.6678
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 222                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
PROPERTY TYPE                                         (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Multifamily                                            106                 1.22                 76.7                   72.9
Manufactured Housing                                   118                 1.29                 78.3                   77.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

                                                   Annex A-2 (Loan Group 2)

PROPERTY STATE/LOCATION

----------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF         AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     MORTGAGED           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
PROPERTY STATE/LOCATION                              PROPERTIES           BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Florida                                                  49                     262,908,369           20.3%         5.8229
Georgia                                                  36                     209,632,000           16.2%         5.7697
Ohio                                                     40                     205,610,000           15.9%         5.7535
Indiana                                                  21                     104,310,000            8.1%         5.8247
Texas                                                    10                      77,673,953            6.0%         5.8339
North Carolina                                           9                       69,721,714            5.4%         5.6175
California                                               6                       50,255,647            3.9%         5.7105
   Southern                                              6                       50,255,647            3.9%         5.7105
   Northern                                              0                                0            0.0%         0.0000
Kentucky                                                 11                      40,170,000            3.1%         5.8315
Colorado                                                 2                       35,800,000            2.8%         5.7189
Tennessee                                                4                       34,470,000            2.7%         5.6754
Maryland                                                 4                       28,020,000            2.2%         5.8315
Virginia                                                 2                       26,300,000            2.0%         5.6800
Michigan                                                 5                       25,960,000            2.0%         5.8304
New Mexico                                               1                       22,600,000            1.7%         6.4100
Alabama                                                  1                       22,500,000            1.7%         5.7070
Arizona                                                  2                       21,250,000            1.6%         6.0186
Washington                                               1                       11,500,000            0.9%         6.0400
Pennsylvania                                             2                       10,450,000            0.8%         5.8315
Kansas                                                   1                        9,979,097            0.8%         5.3900
Wisconsin                                                3                        6,045,963            0.5%         5.7590
Illinois                                                 1                        4,500,000            0.3%         6.0200
Mississippi                                              4                        3,793,278            0.3%         6.1500
Arkansas                                                 1                        2,650,000            0.2%         5.7900
Idaho                                                    1                        2,350,000            0.2%         5.7200
South Dakota                                             2                        2,074,660            0.2%         6.1600
Minnesota                                                1                        1,648,488            0.1%         5.6100
North Dakota                                             1                        1,297,574            0.1%         5.9100
Connecticut                                              1                          960,000            0.1%         6.1200
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 222                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
PROPERTY STATE/LOCATION                               (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Florida                                                118                 1.17                 77.5                   72.5
Georgia                                                 97                 1.21                 76.8                   73.9
Ohio                                                   118                 1.21                 78.1                   74.4
Indiana                                                118                 1.18                 77.6                   72.3
Texas                                                   95                 1.29                 76.5                   74.1
North Carolina                                          65                 1.34                 76.5                   75.7
California                                              97                 1.39                 72.6                   72.4
   Southern                                             97                 1.39                 72.6                   72.4
   Northern                                             0                  0.00                  0.0                    0.0
Kentucky                                               118                 1.17                 77.4                   72.3
Colorado                                               117                 1.33                 78.3                   77.0
Tennessee                                               86                 1.29                 78.9                   77.7
Maryland                                               118                 1.17                 77.3                   72.2
Virginia                                                57                 1.29                 74.9                   74.9
Michigan                                               118                 1.18                 77.2                   72.0
New Mexico                                             119                 1.21                 68.9                   68.9
Alabama                                                118                 1.21                 76.6                   76.6
Arizona                                                118                 1.15                 77.2                   73.1
Washington                                             119                 1.20                 67.8                   61.3
Pennsylvania                                           118                 1.17                 77.4                   72.3
Kansas                                                 118                 1.26                 72.3                   60.3
Wisconsin                                              117                 1.24                 78.1                   68.1
Illinois                                               119                 1.19                 77.6                   68.8
Mississippi                                            118                 1.22                 78.4                   66.7
Arkansas                                               117                 1.23                 77.9                   68.8
Idaho                                                  117                 1.48                 78.3                   78.3
South Dakota                                           117                 1.21                 74.1                   63.3
Minnesota                                              119                 1.42                 61.5                   51.6
North Dakota                                           118                 1.33                 71.3                   60.4
Connecticut                                            118                 1.42                 80.0                   71.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

                                                   Annex A-2 (Loan Group 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCES ($)                MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

             960,000    -    3,499,999                   18                      35,390,413            2.7%         5.9085
           3,500,000    -    4,499,999                   3                       11,990,547            0.9%         6.0429
           4,500,000    -    5,499,999                   3                       14,100,000            1.1%         5.6970
           5,500,000    -    6,999,999                   2                       12,299,000            1.0%         5.6599
           7,000,000    -    9,999,999                   3                       25,879,097            2.0%         5.5937
          10,000,000    -    12,999,999                  6                       64,895,000            5.0%         5.9128
          13,000,000    -    19,999,999                  7                      118,616,684            9.2%         5.7669
          20,000,000    -    384,750,000                 9                    1,011,260,000           78.1%         5.7873
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)                   (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

             960,000    -    3,499,999                 118                 1.29                 75.3                   66.7
           3,500,000    -    4,499,999                 118                 1.27                 76.8                   69.9
           4,500,000    -    5,499,999                 119                 1.31                 77.3                   72.7
           5,500,000    -    6,999,999                 115                 1.29                 77.4                   75.2
           7,000,000    -    9,999,999                 117                 1.40                 76.3                   71.6
          10,000,000    -    12,999,999                107                 1.20                 75.4                   72.1
          13,000,000    -    19,999,999                 88                 1.32                 75.4                   73.9
          20,000,000    -    384,750,000               109                 1.20                 77.2                   73.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     $960,000
Maximum:                     $384,750,000
Average:                     $25,380,995

MORTGAGE RATES (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
MORTGAGE RATES (%)                                 MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

              5.3900    -    5.7999                      25                     432,597,548           33.4%         5.6152
              5.8000    -    5.8999                      7                      746,714,680           57.7%         5.8312
              5.9000    -    6.0999                      8                       42,446,306            3.3%         5.9801
              6.1000    -    6.1999                      5                       10,094,938            0.8%         6.1395
              6.2000    -    6.4850                      6                       62,577,269            4.8%         6.3487
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
MORTGAGE RATES (%)                                    (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

              5.3900    -    5.7999                     90                 1.30                 77.5                   76.5
              5.8000    -    5.8999                    117                 1.18                 77.1                   72.2
              5.9000    -    6.0999                    105                 1.29                 70.7                   65.9
              6.1000    -    6.1999                    118                 1.23                 77.8                   67.5
              6.2000    -    6.4850                    119                 1.17                 73.1                   70.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     5.3900
Maximum:                     6.4850
Weighted Average:            5.7913

                                                   Annex A-2 (Loan Group 2)

DEBT SERVICE COVERAGE RATIOS (X)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF                                             NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
DEBT SERVICE COVERAGE RATIOS (X)                   MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                1.08    -    1.14                        2                       21,250,000            1.6%         6.0302
                1.15    -    1.19                        6                      755,968,369           58.4%         5.8362
                1.20    -    1.24                        18                     124,552,850            9.6%         5.9938
                1.25    -    1.29                        6                      172,935,131           13.4%         5.6412
                1.30    -    1.39                        10                     149,959,258           11.6%         5.6026
                1.40    -    1.99                        9                       69,765,135            5.4%         5.6483
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF                                           MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
DEBT SERVICE COVERAGE RATIOS (X)                      (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                1.08    -    1.14                      117                 1.09                 75.7                   70.8
                1.15    -    1.19                      118                 1.17                 77.4                   72.4
                1.20    -    1.24                      118                 1.21                 75.1                   71.1
                1.25    -    1.29                       65                 1.28                 75.4                   74.4
                1.30    -    1.39                       96                 1.35                 78.3                   78.0
                1.40    -    1.99                      102                 1.45                 74.6                   74.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     1.08x
Maximum:                     1.99x
Weighted Average:            1.22x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF CUT-OFF DATE                                NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
LOAN-TO-VALUE RATIOS (%)                           MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                50.5    -    70.0                        6                       55,752,168            4.3%         6.1074
                70.0    -    72.5                        3                       28,863,355            2.2%         5.7485
                72.5    -    75.0                        8                      156,580,928           12.1%         5.7539
                75.0    -    77.5                        10                     795,244,331           61.4%         5.8335
                77.5    -    80.0                        24                     257,989,959           19.9%         5.6205
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF CUT-OFF DATE                              MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
LOAN-TO-VALUE RATIOS (%)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                50.5    -    70.0                      100                 1.30                 66.7                   64.6
                70.0    -    72.5                       99                 1.31                 71.6                   66.9
                72.5    -    75.0                       67                 1.27                 74.7                   73.9
                75.0    -    77.5                      117                 1.18                 77.3                   72.5
                77.5    -    80.0                      105                 1.31                 79.5                   78.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     50.5
Maximum:                     80.0
Weighted Average:            76.9

                                                   Annex A-2 (Loan Group 2)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF MATURITY DATE                               NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
OR ARD LTV RATIOS (%)                              MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                42.9    -    60.0                        3                        4,492,168            0.3%         5.8286
                60.0    -    65.0                        9                       51,439,562            4.0%         5.8493
                65.0    -    67.5                        4                       10,416,327            0.8%         5.9795
                67.5    -    70.0                        5                       43,317,000            3.3%         6.2978
                70.0    -    75.0                        13                     931,640,684           72.0%         5.8203
                75.0    -    80.0                        17                     253,125,000           19.6%         5.5777
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF MATURITY DATE                             MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
OR ARD LTV RATIOS (%)                                 (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                42.9    -    60.0                      118                 1.53                 61.3                   51.8
                60.0    -    65.0                       98                 1.29                 69.1                   62.8
                65.0    -    67.5                      118                 1.23                 77.8                   66.6
                67.5    -    70.0                      119                 1.18                 72.4                   69.2
                70.0    -    75.0                      109                 1.19                 76.9                   72.7
                75.0    -    80.0                      102                 1.32                 79.2                   79.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     42.9
Maximum:                     80.0
Weighted Average:            73.3

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF REMAINING                                   NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
TERMS TO MATURITY (MOS.)                           MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

                  57    -    109                         7                      230,171,684           17.8%         5.6647
                 110    -    120                         44                   1,064,259,058           82.2%         5.8187
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF REMAINING                                 MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
TERMS TO MATURITY (MOS.)                              (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

                  57    -    109                        59                 1.31                 75.1                   75.1
                 110    -    120                       118                 1.20                 77.2                   72.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     57 mos.
Maximum:                     120 mos.
Weighted Average:            108 mos.

REMAINING STATED AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
RANGE OF REMAINING                                   NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
STATED AMORTIZATION TERMS (MOS.)                   MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

               Interest Only                             21                     440,870,684           34.1%         5.6751
                 357    -    360                         27                     821,862,789           63.5%         5.8440
                 361    -    420                         3                       31,697,269            2.4%         6.0417
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
RANGE OF REMAINING                                 MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
STATED AMORTIZATION TERMS (MOS.)                      (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

               Interest Only                            87                 1.31                 76.4                   76.4
                 357    -    360                       118                 1.18                 77.1                   71.6
                 361    -    420                       119                 1.21                 77.5                   71.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

Minimum:                     357 mos.
Maximum:                     420 mos.
Weighted Average:            362 mos.

                                                   Annex A-2 (Loan Group 2)

AMORTIZATION TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL         WTD. AVG.
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2          MORTGAGE
AMORTIZATION TYPES                                 MORTGAGE LOANS         BALANCE ($)           BALANCE            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

IO-Balloon                                               18                     819,482,000           63.3%         5.8524
Interest Only                                            21                     440,870,684           34.1%         5.6751
Balloon                                                  12                      34,078,058            2.6%         5.8261
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  51                  $1,294,430,742          100.0%         5.7913
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.                                                        WTD. AVG.
                                                REMAINING TERM TO                             WTD. AVG.            MATURITY DATE
                                                   MATURITY/ARD          WTD. AVG.          CUT-OFF DATE              OR ARD
AMORTIZATION TYPES                                    (MOS.)             DSCR (X)           LTV RATIO (%)          LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                                             118                 1.17                 77.2                   72.1
Interest Only                                           87                 1.31                 76.4                   76.4
Balloon                                                118                 1.27                 73.0                   61.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                108                 1.22X                76.9                   73.3
---------------------------------------------------------------------------------------------------------------------------------

ESCROW TYPES

------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2
ESCROW TYPES                                       MORTGAGE LOANS         BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------------

Real Estate Tax                                          48                   1,269,184,095      98.0%
Replacement Reserves                                     39                   1,136,818,238      87.8%
Insurance                                                39                   1,135,285,095      87.7%
------------------------------------------------------------------------------------------------------------

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF     % OF INITIAL
                                                     NUMBER OF           DATE PRINCIPAL      LOAN GROUP 2
LOCKBOX TYPES                                      MORTGAGE LOANS         BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------------

Hard                                                     2                      715,000,000           55.2%
Soft at Closing, Springing Hard                          1                      130,500,000           10.1%
------------------------------------------------------------------------------------------------------------

                                   ANNEX B

            CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

                                       B-1

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                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

    LOAN #       ORIGINATOR(1)                    PROPERTY NAME                                  STREET ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

       1        MLML             Empirian Multifamily Portfolio Pool 1           Various
     1.01       MLML             Indian Lake I                                   100 Indian Lake Drive
     1.02       MLML             Stewart Way I                                   302 West General Stewart Way
     1.03       MLML             Garden Terrace                                  8725 Del Ray Court
     1.04       MLML             Canterbury Crossings                            318 Monks Court
     1.05       MLML             Mosswood                                        101 Mosswood Circle
     1.06       MLML             Shadowood                                       1927 A Sanford Circle
     1.07       MLML             Cambridge Common                                4959 Oakhurst Drive
     1.08       MLML             Acadia Court                                    3008 Acadia Court
     1.09       MLML             Holly Sands                                     5 Sandalwood Drive
     1.10       MLML             Marabou Mills                                   3402 Marabou Mills Drive
     1.11       MLML             Rosewood Commons                                5549 Rosewood Commons Drive
     1.12       MLML             Annhurst I                                      4975 Clancy Court
     1.13       MLML             Sugartree                                       1801 Sugartree Circle
     1.14       MLML             Ramblewood - Augusta                            2549 Center West Parkway
     1.15       MLML             Winter Woods                                    15300 West Colonial Drive
     1.16       MLML             Woodlands - Streetsboro                         833 Frost Road
     1.17       MLML             Windwood                                        1530 Windwood Drive North East
     1.18       MLML             Hidden Acres                                    1284 Hidden Circle- East
     1.19       MLML             Bridgeport                                      3385 Creek Ridge Road
     1.20       MLML             Elmwood - West Palm Beach                       5111 Elmhurst Street
     1.21       MLML             Heathmoore - Canton                             41299 Heathmoore Court
     1.22       MLML             Olivewood - Indianapolis                        2091 Olivewood Drive
     1.23       MLML             Plumwood                                        1050 Plumrose Drive
     1.24       MLML             Cedargate - Lancaster                           1410 Sheridan Drive
     1.25       MLML             Slate Run - Louisville                          806 Granite Drive
     1.26       MLML             Marsh Landing                                   3875 Darien Highway
     1.27       MLML             Roanoke - Rochester Hills                       6 Roanoke Lane
     1.28       MLML             Annhurst - Clairton                             535 North Lewis Run
     1.29       MLML             Red Deer                                        2202 Roseanne Court
     1.30       MLML             The Willows                                     2228 Bruce Road
     1.31       MLML             Montgomery Court                                7884 Rhapsody Drive
     1.32       MLML             Suffolk Grove                                   2288 Suffolk Lane
     1.33       MLML             Larkspur                                        5350 Jasmine Lane
     1.34       MLML             Dartmouth Place                                 705 South Lincoln
     1.35       MLML             Cedarwood - Ocala                               1529-C North East 39th Avenue
     1.36       MLML             Kings Colony                                    1425 King George Boulevard
     1.37       MLML             Springtree                                      4772 Elmhurst Road
     1.38       MLML             Suntree                                         4602 Cresthaven Boulevard
     1.39       MLML             Palm Side                                       210 Interchange Drive
     1.40       MLML             Willowood East                                  3787 Willowood Drive
     1.41       MLML             High Points                                     6611 Trichel Lane
     1.42       MLML             Redwood Hollow                                  600 Weakley Lane
     1.43       MLML             Harbinwood                                      1295 Harbins Road
     1.44       MLML             Oak Ridge                                       1600 South Highway 27
     1.45       MLML             Oakwood Village - Hudson                        18933 Quercus Street
     1.46       MLML             Valleyfield - Lexington                         2875 Palumbo Drive
     1.47       MLML             Forest Village                                  1481 Forest Hill Road
     1.48       MLML             Blueberry Hill I                                33230 Ryan Drive
     1.49       MLML             Pinellas Pines                                  8501 52nd Street North
     1.50       MLML             Ketwood                                         2224-G Ketwood Place
     1.51       MLML             Cedar Hill                                      8324 Gleason Drive
     1.52       MLML             Glenwood Village                                1420 Gray Highway
     1.53       MLML             Rosewood - Columbus                             5470 Yellowbud Drive
     1.54       MLML             Winthrop Court                                  720 Ridgeview Drive
     1.55       MLML             Parkway North                                   8049 Stillwater Court North West
     1.56       MLML             Northridge                                      400 Northside Drive
     1.57       MLML             Timbercreek                                     2140 Timbercreek Dive
     1.58       MLML             Hickory Place                                   2323 South West 35th Place
     1.59       MLML             Morgan Trace                                    4065 Jonesboro Road
     1.60       MLML             Meadowood - Nicholasville                       201 Orchard Drive
     1.61       MLML             Link Terrace                                    110 Link Street
     1.62       MLML             Willow Run - Stone Mountain                     4941 Central Drive
     1.63       MLML             Old Archer Court                                3001 SW Archer Road
     1.64       MLML             Sherbrook - Indianapolis                        8026 McFarland Court
     1.65       MLML             Willowood - Grove City                          3466 Willowood Place
     1.66       MLML             Riverwood                                       4803 Street Johns Avenue
     1.67       MLML             Willow Creek I                                  101 Rhodes Lane
     1.68       MLML             Meadowood - Cuyahoga Falls                      3202 Prange Drive
     1.69       MLML             Oakley Woods                                    6300 Oakley Road
     1.70       MLML             Aragon Woods                                    8172 Aragon Woods Drive
     1.71       MLML             Greenglen II                                    2015 North Mccord Road
     1.72       MLML             Amberwood - Massillon                           3648-A Wales Avenue North West
     1.73       MLML             Willow Run - New Albany                         One Plaza Drive
     1.74       MLML             Carriage Hill                                   604 Hillcrest Parkway
     1.75       MLML             Sandalwood                                      4804 West Bancroft Street
     1.76       MLML             Andover Court                                   1095-A Beech Street
     1.77       MLML             Heathmoore - Louisville                         11559 Ford Place
     1.78       MLML             Meadowood - Mansfield                           798 Straub Road
       2        MLML             Empirian Multifamily Portfolio Pool 3           Various
     2.01       MLML             Forsythia Court - Abingdon                      300-B Forsythia Drive
     2.02       MLML             Ashgrove - Sterling Heights                     15151 Ashgrove Drive
     2.03       MLML             Woodlands - Columbus                            5354 Deerbrook Lane
     2.04       MLML             Greengate                                       2357-B Greengate Circle
     2.05       MLML             Oak Gardens                                     2484 Oak Garden Lane
     2.06       MLML             Holly Ridge                                     3215 South West 52nd Avenue
     2.07       MLML             Cherry Tree                                     9 Windsor Way
     2.08       MLML             Ridgewood - Lexington                           2170 Fort Harrods Drive
     2.09       MLML             Shadow Bay                                      8833 Old Kings Road South
     2.10       MLML             Sanford Court                                   3291 South Sanford Avenue
     2.11       MLML             Candlelight                                     965 Candlelight Boulevard
     2.12       MLML             Cherry Glen                                     2752 Cherry Glen Way
     2.13       MLML             Daniel Court                                    640 Daniel Court
     2.14       MLML             Ridgewood - Decatur                             3863 Memorial Drive
     2.15       MLML             Cedargate - Bloomington                         3073 East Amy Lane
     2.16       MLML             Whispering Pines                                4591 Whispering Pines Lane
     2.17       MLML             Merrifield                                      1027 Adams Avenue
     2.18       MLML             Woodlands - Zelienople                          700 Woodlands Drive
     2.19       MLML             Annhurst - Belcamp                              4600-C Annhurst Drive
     2.20       MLML             Meldon Place                                    1736-C Brownstone Boulevard
     2.21       MLML             Camellia Court - Dayton                         4542 Kalida Court
     2.22       MLML             Terrace Trace                                   9135 Talina Lane
     2.23       MLML             Heron Pointe                                    2553 State Road (Heron Pointe)
     2.24       MLML             Cedargate - Clayton                             701 North Union Road
     2.25       MLML             Mark Landing I                                  7967 SE Courtney Terrace
     2.26       MLML             Oakwood Manor                                   2650 North 26th Terrace
     2.27       MLML             Miguel Place                                    8940 Miguel Place
     2.28       MLML             Amesbury                                        3155 Harshman Drive
     2.29       MLML             University Square                               2900 University Square Drive
     2.30       MLML             Ambergate                                       2233 Ambergate Lane
     2.31       MLML             Indian Ridge                                    2924 Miccosukee Road
     2.32       MLML             Applegate - Muncie                              4055 North Everett Road
     2.33       MLML             Millburn Court                                  8324 Millwheel Drive
     2.34       MLML             Ramblewood - Valdosta                           3131 North Oak Street
     2.35       MLML             Rosewood - Louisville                           13905 Sassafras Tree Drive
     2.36       MLML             Winthrop Court I (OH)                           2531 Arborview Drive
     2.37       MLML             Capital Ridge                                   3255 Capitol Circle North East
     2.38       MLML             Driftwood                                       91 11th Street West
     2.39       MLML             Wilcrest Woods                                  701 Penn Waller Road
     2.40       MLML             Annhurst - Indianapolis                         4958 Dawn Drive
     2.41       MLML             Manchester                                      2900 Coronet Lane
     2.42       MLML             Laurel Glen                                     4191 Lake Acworth Drive
     2.43       MLML             Countryside Manor                               8800 Countryside Way
     2.44       MLML             Parkville - Columbus                            2346 Parkgreen Place
     2.45       MLML             Sandpiper II                                    2403 South 25th Street
     2.46       MLML             Ranchside                                       2508 Ranchside Terrace
     2.47       MLML             Westway                                         2006 Commercial Drive South
     2.48       MLML             Jefferson Way I                                 409 Jefferson Avenue
     2.49       MLML             Wentworth                                       27010 Wentworth Drive
     2.50       MLML             Roanoke - Louisville                            4603 Roxann Boulevard
     2.51       MLML             Applegate - Columbus                            2230 Applegate Drive
     2.52       MLML             Valleybrook                                     169 Roscoe Road
     2.53       MLML             Brandon Court                                   2381 Brandon Court
     2.54       MLML             Ashford Hill                                    1367 Beeler Drive
     2.55       MLML             Shadow Ridge                                    2424 West Tharpe Street
     2.56       MLML             Sutton Place                                    3150 Pyramid Parkway
     2.57       MLML             Greenbriar Glen                                 3030 Continental Colony Parkway
     2.58       MLML             Ridgewood - Louisville                          3206 Abshire Lane
     2.59       MLML             Meadowland                                      200 Crane Drive
     2.60       MLML             West of Eastland                                3752 Knightsway Lane
     2.61       MLML             Timberwood                                      710 Mason Terrace Road
     2.62       MLML             Stonehenge - Indianapolis                       7980 Dunston Drive
     2.63       MLML             Springwood                                      5470 Yellowbud Drive
     2.64       MLML             Meadowood - Franklin                            820 Hospital Road
     2.65       MLML             Foxton II                                       4341 Foxton Court
     2.66       MLML             Glen Arm Manor                                  2609 Gillionville Road
     2.67       MLML             Slate Run - Hopkinsville                        850-A North Elm Street
     2.68       MLML             Stonehenge I                                    3735 South A Street
     2.69       MLML             Sherbrook - Columbus                            6677 Guinevere Drive
     2.70       MLML             Millburn                                        4392 Millburn Avenue
     2.71       MLML             Barrington                                      750 Northern Avenue
     2.72       MLML             Hickory Mill                                    2769 Hickory Mill Drive
     2.73       MLML             Stonehenge - Glasgow                            1000 Stonehenge Place
     2.74       MLML             Quail Call                                      2414 North Brierwood Drive
     2.75       MLML             Stonehenge - Massillon                          799 17th Street North West
     2.76       MLML             Spicewood                                       3700 Brill Road
     2.77       MLML             Whisperwood                                     1506 East 16th Avenue
     2.78       MLML             Slate Run - Miamisburg                          248 Heincke Road
     2.79       MLML             Beckford Place - New Castle                     2900 South Memorial Drive
      10        GECC             B2 Portfolio                                    Various
     10.01      GECC             Sinclair                                        3600 Park Colony Drive
     10.02      GECC             Steeple Chase                                   5940 Singleton Road
     10.03      GECC             Vacaro                                          3504 Joyce Court
     10.04      GECC             Alden Ridge                                     1500 Post Oak Drive
     10.05      GECC             Somerset                                        100 Summerwalk Parkway
     10.06      GECC             Chelsea Point                                   6617 Bickford Lane
     10.07      GECC             Waverly 1 & II                                  5010 Split Rail Circle
     10.08      GECC             La Cota                                         6664 Peachtree Industrial Boulevard
     10.09      GECC             Ashland                                         1 Aspen Drive
     10.10      GECC             Hunt Club                                       103 Echo Glen Drive
     10.11      GECC             The Lakes at Meadowland                         101 Meadowood Street
      15        GECC             Columbia/Brook Park MHC Rollup                  Various
     15.01      GECC             Columbia Park MHC                               7100 Columbia Road
     15.02      GECC             Brook Park MHC                                  11800 Brookpark Road
      30        GECC             Timber Ridge & Maplewood West                   1025 Adams Circle
      33        LaSalle          Broadstone Heights                              8100 Barstow Street NE
      34        MLML             Weston Ranch Apartments                         4095 Lawson's Ridge Drive
      38        GECC             GMH - Uptown                                    2601 West Oak Street
      39        GECC             Greystone Summit                                5200 Greystone Summit Drive
      44        GECC             Starlite Mobile Estates                         1045 North Azusa Avenue
      50        GECC             GMH - University Heights                        1319 Knotty Pine Way
      51        GECC             The Greens at McKinney                          3191 Medical Center Drive
      52        MLML             Cobblestone Crossing                            1808 Cobblestone Way South
      54        MLML             Sunrise Fountains Apartments                    2104 South Lewis Street
      62        GECC             GMH - University Walk                           1205 University Walk Circle
      65        LaSalle          Stone Ridge Apartments                          1115 Highway 146 North
      74        GECC             GMH - Campus Edge                               1300 Varsity Lane
      75        GECC             The Seasons on 4th Avenue                       8180 West 4th Avenue
      79        LaSalle          Continental West                                3740 North Romero Road
      81        WFB              Candlewood Park MHC                             424 32nd Rd.
      82        MLML             Forest Meadow Apartments                        1000 West Forest Meadows Street
      85        GECC             Lakeshore Landings MHC                          2000 West 33rd Street
      87        GECC             Greens at Derby Phase II                        1500 East Tall Tree Road
      103       MLML             Germantown Garden Apartments                    730 Germantown Circle
      109       GECC             Ridgeway-Pecan Portfolio                        Various
    109.01      GECC             Ridgeway Village Apartments                     100 East Ridgeway Drive
    109.02      GECC             Pecan Ridge Apartments                          1301 Pecan Ridge Drive
      127       GECC             Cimarron Apartments                             500 North Judge Ely Boulevard
      128       GECC             Arrow Glen MHC                                  19850 East Arrow Highway
      137       GECC             Meadowbrook Apartments                          3605 Walden Lane
      149       MLML             The Park at Westover                            1000 Burton Hill Road
      150       LaSalle          The Apartments at Oakbrook Court                3 Oakbrook Court
      157       GECC             Rio Puente                                      6656 Rosecrans Avenue
      162       MLML             Raintree Apartments                             800 South Highway 1417
      172       MLML             Kavanaugh - Napier Multifamily Portfolio        Various
    172.01      MLML             Mossy Pond Apartments                           337-361 Richburg Road
    172.02      MLML             Woodland Apartments                             403 North 39th Avenue
    172.03      MLML             Steelman Apartments                             361 Steelman Road
    172.04      MLML             Heatherwood Apartments                          246 McMahon Road
      180       LaSalle          Peachtree Trace Apartments                      3519 West Hill Street
      183       LaSalle          La Crosse Apartment Portfolio                   Various
    183.01      LaSalle          Hutch Apartments                                1414 Pine Street
    183.02      LaSalle          Parkview Apartments                             625 12th Avenue North
      189       LaSalle          Oakshire Village of Centennial Park             500 East Centennial Drive
      190       LaSalle          Ellis Apartments                                503 West C Street
      192       LaSalle          Bent Tree Apartments                            410 Oakwood Avenue
      195       LaSalle          Mobile Manor                                    3503 58th Avenue North
      198       GECC             Homecrest MHC                                   815 South Curtis Road
      203       LaSalle          Woodhollow Apartments                           2451 Lake Road
      216       GECC             Carson Gardens MHC                              437 West Carson Street
      236       LaSalle          Clinton House Apartments                        550 Clinton Avenue
      242       LaSalle          Huckleberry Apartments                          704 West B Street
      255       WFB              Crosswinds Apartments                           515 W. 10th Street
      256       LaSalle          Hidden Harbor Villas                            305 Locust Street West
      258       WFB              North Boyd Apartments                           3499 13th Avenue N
      260       WFB              Arvin Mobile Home Estates                       200  5th Avenue
      264       LaSalle          Maple Heights Apartments                        2701 North Maple Lane
      265       LaSalle          Maple Hill Apartments                           2601 North Maple Lane
      268       WFB              249 New Britain Avenue                          249 New Britain Avenue

                                                                                             NUMBER OF           PROPERTY
    LOAN #             CITY           STATE        ZIP CODE              COUNTY              PROPERTIES            TYPE
-----------------------------------------------------------------------------------------------------------------------------------

       1        Various              Various        Various     Various                          78        Multifamily
     1.01       Morrow                  GA           30260      Clayton                          1         Multifamily
     1.02       Hinesville              GA           31313      Liberty                          1         Multifamily
     1.03       Tampa                   FL           33617      Hillsborough                     1         Multifamily
     1.04       Lake Mary               FL           32746      Seminole                         1         Multifamily
     1.05       Winter Springs          FL           32708      Seminole                         1         Multifamily
     1.06       Sarasota                FL           34234      Sarasota                         1         Multifamily
     1.07       Indianapolis            IN           46254      Marion                           1         Multifamily
     1.08       Bloomington             IN           47401      Monroe                           1         Multifamily
     1.09       Ft. Walton Beach        FL           32548      Okaloosa                         1         Multifamily
     1.10       Indianapolis            IN           46214      Marion                           1         Multifamily
     1.11       Indianapolis            IN           46254      Marion                           1         Multifamily
     1.12       Gahanna                 OH           43230      Franklin                         1         Multifamily
     1.13       New Smyrna Beach        FL           32168      Volusia                          1         Multifamily
     1.14       Augusta                 GA           30909      Richmond                         1         Multifamily
     1.15       Winter Garden           FL           34787      Orange                           1         Multifamily
     1.16       Streetsboro             OH           44241      Portage                          1         Multifamily
     1.17       Palm Bay                FL           32905      Brevard                          1         Multifamily
     1.18       Sarasota                FL           34243      Manatee                          1         Multifamily
     1.19       Brandon                 FL           33511      Hillsborough                     1         Multifamily
     1.20       West Palm Beach         FL           33417      Palm Beach                       1         Multifamily
     1.21       Canton                  MI           48187      Wayne                            1         Multifamily
     1.22       Indianapolis            IN           46219      Marion                           1         Multifamily
     1.23       Columbus                OH           43228      Franklin                         1         Multifamily
     1.24       Lancaster               OH           43130      Fairfield                        1         Multifamily
     1.25       Louisville              KY           40223      Jefferson                        1         Multifamily
     1.26       Brunswick               GA           31525      Glynn                            1         Multifamily
     1.27       Rochester Hills         MI           48309      Oakland                          1         Multifamily
     1.28       Clairton                PA           15025      Allegheny                        1         Multifamily
     1.29       Fairborn                OH           45324      Greene                           1         Multifamily
     1.30       Delaware                OH           43015      Delaware                         1         Multifamily
     1.31       Dublin                  OH           43016      Franklin                         1         Multifamily
     1.32       Grove City              OH           43123      Franklin                         1         Multifamily
     1.33       Hilliard                OH           43026      Franklin                         1         Multifamily
     1.34       Kent                    OH           44240      Portage                          1         Multifamily
     1.35       Ocala                   FL           34470      Marion                           1         Multifamily
     1.36       Savannah                GA           31419      Chatham                          1         Multifamily
     1.37       West Palm Beach         FL           33417      Palm Beach                       1         Multifamily
     1.38       West Palm Beach         FL           33415      Palm Beach                       1         Multifamily
     1.39       Palm Bay                FL           32907      Brevard                          1         Multifamily
     1.40       Indianapolis            IN           46235      Marion                           1         Multifamily
     1.41       New Port Richey         FL           34653      Pasco                            1         Multifamily
     1.42       Smyrna                  TN           37167      Rutherford                       1         Multifamily
     1.43       Norcross                GA           30093      Gwinnett                         1         Multifamily
     1.44       Clermont                FL           34711      Lake                             1         Multifamily
     1.45       Hudson                  FL           34667      Pasco                            1         Multifamily
     1.46       Lexington               KY           40509      Fayette                          1         Multifamily
     1.47       Macon                   GA           31210      Bibb                             1         Multifamily
     1.48       Leesburg                FL           34788      Lake                             1         Multifamily
     1.49       Pinellas Park           FL           33781      Pinellas                         1         Multifamily
     1.50       Kettering               OH           45420      Montgomery                       1         Multifamily
     1.51       Knoxville               TN           37919      Knox                             1         Multifamily
     1.52       Macon                   GA           31211      Bibb                             1         Multifamily
     1.53       Columbus                OH           43231      Franklin                         1         Multifamily
     1.54       Frankfort               KY           40601      Franklin                         1         Multifamily
     1.55       Ft. Myers               FL           33903      Lee                              1         Multifamily
     1.56       Carrollton              GA           30117      Carroll                          1         Multifamily
     1.57       Toledo                  OH           43615      Lucas                            1         Multifamily
     1.58       Gainesville             FL           32608      Alachua                          1         Multifamily
     1.59       Union City              GA           30291      Fulton                           1         Multifamily
     1.60       Nicholasville           KY           40356      Jessamine                        1         Multifamily
     1.61       Hinesville              GA           31313      Liberty                          1         Multifamily
     1.62       Stone Mountain          GA           30083      Dekalb                           1         Multifamily
     1.63       Gainesville             FL           32608      Alachua                          1         Multifamily
     1.64       Indianapolis            IN           46227      Marion                           1         Multifamily
     1.65       Grove City              OH           43123      Franklin                         1         Multifamily
     1.66       Palatka                 FL           32177      Putnam                           1         Multifamily
     1.67       Griffin                 GA           30224      Spalding                         1         Multifamily
     1.68       Cuyahoga Falls          OH           44223      Summit                           1         Multifamily
     1.69       Union City              GA           30291      Fulton                           1         Multifamily
     1.70       Indianapolis            IN           46214      Marion                           1         Multifamily
     1.71       Toledo                  OH           43615      Lucas                            1         Multifamily
     1.72       Massillon               OH           44646      Stark                            1         Multifamily
     1.73       New Albany              IN           47150      Floyd                            1         Multifamily
     1.74       Dublin                  GA           31021      Laurens                          1         Multifamily
     1.75       Toledo                  OH           43615      Lucas                            1         Multifamily
     1.76       Mt. Vernon              OH           43050      Knox                             1         Multifamily
     1.77       Louisville              KY           40241      Jefferson                        1         Multifamily
     1.78       Mansfield               OH           44904      Richland                         1         Multifamily
       2        Various              Various        Various     Various                          79        Multifamily
     2.01       Abingdon                MD           21009      Harford                          1         Multifamily
     2.02       Sterling Hts.           MI           48313      Macomb                           1         Multifamily
     2.03       Columbus                OH           43213      Franklin                         1         Multifamily
     2.04       West Palm Beach         FL           33415      Palm Beach                       1         Multifamily
     2.05       Hollywood               FL           33020      Broward                          1         Multifamily
     2.06       Pembroke Park           FL           33023      Broward                          1         Multifamily
     2.07       Rosedale                MD           21237      Baltimore                        1         Multifamily
     2.08       Lexington               KY           40513      Fayette                          1         Multifamily
     2.09       Jacksonville            FL           32257      Duval                            1         Multifamily
     2.10       Sanford                 FL           32773      Seminole                         1         Multifamily
     2.11       Brooksville             FL           34601      Hernando                         1         Multifamily
     2.12       Indianapolis            IN           46227      Marion                           1         Multifamily
     2.13       Cincinnati              OH           45244      Clermont                         1         Multifamily
     2.14       Decatur                 GA           30032      Dekalb                           1         Multifamily
     2.15       Bloomington             IN           47401      Monroe                           1         Multifamily
     2.16       Ft. Pierce              FL           34982      Saint Lucie                      1         Multifamily
     2.17       Salisbury               MD           21804      Wicomico                         1         Multifamily
     2.18       Zelienople              PA           16063      Butler                           1         Multifamily
     2.19       Belcamp                 MD           21017      Harford                          1         Multifamily
     2.20       Toledo                  OH           43614      Lucas                            1         Multifamily
     2.21       Dayton                  OH           45424      Montgomery                       1         Multifamily
     2.22       Tampa                   FL           33637      Hillsborough                     1         Multifamily
     2.23       Atlantic Beach          FL           32233      Duval                            1         Multifamily
     2.24       Clayton                 OH           45315      Montgomery                       1         Multifamily
     2.25       Hobe Sound              FL           33455      Martin                           1         Multifamily
     2.26       Hollywood               FL           33020      Broward                          1         Multifamily
     2.27       Port Richey             FL           34668      Pasco                            1         Multifamily
     2.28       Reynoldsburg            OH           43068      Franklin                         1         Multifamily
     2.29       Tampa                   FL           33612      Hillsborough                     1         Multifamily
     2.30       West Palm Beach         FL           33415      Palm Beach                       1         Multifamily
     2.31       Tallahassee             FL           32308      Leon                             1         Multifamily
     2.32       Muncie                  IN           47304      Delaware                         1         Multifamily
     2.33       Centerville             OH           45458      Montgomery                       1         Multifamily
     2.34       Valdosta                GA           31602      Lowndes                          1         Multifamily
     2.35       Louisville              KY           40245      Jefferson                        1         Multifamily
     2.36       Columbus                OH           43229      Franklin                         1         Multifamily
     2.37       Tallahassee             FL           32308      Leon                             1         Multifamily
     2.38       Atlantic Beach          FL           32233      Duval                            1         Multifamily
     2.39       Savannah                GA           31410      Chatham                          1         Multifamily
     2.40       Indianapolis            IN           46268      Marion                           1         Multifamily
     2.41       Jacksonville            FL           32207      Duval                            1         Multifamily
     2.42       Acworth                 GA           30101      Cobb                             1         Multifamily
     2.43       Douglasville            GA           30134      Douglas                          1         Multifamily
     2.44       Columbus                OH           43229      Franklin                         1         Multifamily
     2.45       Ft. Pierce              FL           34981      Saint Lucie                      1         Multifamily
     2.46       New Port Richey         FL           34655      Pasco                            1         Multifamily
     2.47       Brunswick               GA           31525      Glynn                            1         Multifamily
     2.48       Orange Park             FL           32065      Clay                             1         Multifamily
     2.49       Roseville               MI           48066      Macomb                           1         Multifamily
     2.50       Louisville              KY           40218      Jefferson                        1         Multifamily
     2.51       Columbus                IN           47203      Bartholomew                      1         Multifamily
     2.52       Newnan                  GA           30263      Coweta                           1         Multifamily
     2.53       Bloomington             IN           47401      Monroe                           1         Multifamily
     2.54       Reynoldsburg            OH           43068      Franklin                         1         Multifamily
     2.55       Tallahassee             FL           32303      Leon                             1         Multifamily
     2.56       Lakeland                FL           33805      Polk                             1         Multifamily
     2.57       Atlanta                 GA           30331      Fulton                           1         Multifamily
     2.58       Louisville              KY           40220      Jefferson                        1         Multifamily
     2.59       Bogart                  GA           30622      Clarke                           1         Multifamily
     2.60       Columbus                OH           43232      Franklin                         1         Multifamily
     2.61       Perry                   GA           31069      Houston                          1         Multifamily
     2.62       Indianapolis            IN           46239      Marion                           1         Multifamily
     2.63       Columbus                OH           43229      Franklin                         1         Multifamily
     2.64       Franklin                IN           46131      Johnson                          1         Multifamily
     2.65       Dayton                  OH           45414      Montgomery                       1         Multifamily
     2.66       Albany                  GA           31707      Dougherty                        1         Multifamily
     2.67       Hopkinsville            KY           42240      Christian                        1         Multifamily
     2.68       Richmond                IN           47374      Wayne                            1         Multifamily
     2.69       Columbus                OH           43229      Franklin                         1         Multifamily
     2.70       Stow                    OH           44224      Summit                           1         Multifamily
     2.71       Clarkston               GA           30021      Dekalb                           1         Multifamily
     2.72       Hilliard                OH           43026      Franklin                         1         Multifamily
     2.73       Glasgow                 KY           42141      Barren                           1         Multifamily
     2.74       Albany                  GA           31705      Dougherty                        1         Multifamily
     2.75       Massillon               OH           44646      Stark                            1         Multifamily
     2.76       Indianapolis            IN           46227      Marion                           1         Multifamily
     2.77       Cordele                 GA           31015      Crisp                            1         Multifamily
     2.78       Miamisburg              OH           45342      Montgomery                       1         Multifamily
     2.79       New Castle              IN           47362      Henry                            1         Multifamily
      10        Various              Various        Various     Various                          11        Multifamily
     10.01      Norcross                GA           30093      Gwinnett                         1         Multifamily
     10.02      Norcross                GA           30093      Gwinnett                         1         Multifamily
     10.03      Chesapeake              VA           23321      Chesapeake City                  1         Multifamily
     10.04      Clarkston               GA           30021      DeKalb                           1         Multifamily
     10.05      Tucker                  GA           30024      Gwinnett                         1         Multifamily
     10.06      Portsmouth              VA           23703      Portsmouth City                  1         Multifamily
     10.07      Winston-Salem           NC           27106      Forsyth                          1         Multifamily
     10.08      Atlanta                 GA           30360      DeKalb                           1         Multifamily
     10.09      Greensboro              NC           27409      Guilford                         1         Multifamily
     10.10      Winston-Salem           NC           27106      Forsyth                          1         Multifamily
     10.11      Greensboro              NC           27409      Guilford                         1         Multifamily
      15        Various                 OH          Various     Cuyahoga                         2         Manufactured Housing
     15.01      Olmsted Falls           OH           44138      Cuyahoga                         1         Manufactured Housing
     15.02      Cleveland               OH           44130      Cuyahoga                         1         Manufactured Housing
      30        Boulder                 CO           80303      Boulder                          1         Multifamily
      33        Albuquerque             NM           87122      Bernalillo                       1         Multifamily
      34        Madison                 AL           35757      Madison                          1         Multifamily
      38        Denton                  TX           76201      Denton                           1         Multifamily
      39        Columbus                GA           31909      Muscogee                         1         Multifamily
      44        Covina                  CA           91722      Los Angeles                      1         Manufactured Housing
      50        Knoxville               TN           37920      Knox                             1         Multifamily
      51        McKinney                TX           75069      Collin                           1         Multifamily
      52        Terre Haute             IN           47802      Vigo                             1         Multifamily
      54        Anaheim                 CA           92802      Orange                           1         Multifamily
      62        Charlotte               NC           28213      Mecklenburg                      1         Multifamily
      65        Texas City              TX           77590      Galveston                        1         Multifamily
      74        Charlotte               NC           28262      Mecklenburg                      1         Multifamily
      75        Kennewick               WA           99336      Benton                           1         Multifamily
      79        Tuscon                  AZ           85705      Pima                             1         Manufactured Housing
      81        Clifton                 CO           81520      Mesa                             1         Manufactured Housing
      82        Flagstaff               AZ           86001      Coconino                         1         Multifamily
      85        Orlando                 FL           32839      Orange                           1         Manufactured Housing
      87        Derby                   KS           67037      Sedgwick                         1         Multifamily
      103       East Ridge              TN           37412      Hamilton                         1         Multifamily
      109       Midlothian              TX           76065      Ellis                            2         Multifamily
    109.01      Midlothian              TX           76065      Ellis                            1         Multifamily
    109.02      Midlothian              TX           76065      Ellis                            1         Multifamily
      127       Abilene                 TX           79601      Taylor                           1         Multifamily
      128       Covina                  CA           91724      Los Angeles                      1         Manufactured Housing
      137       High Point              NC           27265      Guilford                         1         Multifamily
      149       Fort Worth              TX           76114      Tarrant                          1         Multifamily
      150       Bloomington             IL           61704      McLean                           1         Multifamily
      157       Paramount               CA           90723      Los Angeles                      1         Manufactured Housing
      162       Sherman                 TX           75092      Grayson                          1         Multifamily
      172       Various                 MS          Various     Various                          4         Multifamily
    172.01      Hattiesburg             MS           39402      Lamar                            1         Multifamily
    172.02      Hattiesburg             MS           39401      Forrest                          1         Multifamily
    172.03      Hattiesburg             MS           39402      Lamar                            1         Multifamily
    172.04      Purvis                  MS           39475      Lamar                            1         Multifamily
      180       Clarkston               GA           30021      Dekalb                           1         Multifamily
      183       La Crosse               WI           54601      La Crosse                        2         Multifamily
    183.01      La Crosse               WI           54601      La Crosse                        1         Multifamily
    183.02      La Crosse               WI           54601      La Crosse                        1         Multifamily
      189       Oak Creek               WI           53154      Milwaukee                        1         Multifamily
      190       Butner                  NC           27509      Granville                        1         Multifamily
      192       Hot Springs             AR           71913      Garland                          1         Multifamily
      195       St. Petersburg          FL           33714      Pinellas                         1         Manufactured Housing
      198       Boise                   ID           83705      Ada                              1         Manufactured Housing
      203       Huntsville              TX           77340      Walker                           1         Multifamily
      216       Carson                  CA           90745      Los Angeles                      1         Manufactured Housing
      236       Hutchinson              MN           55350      McLeod                           1         Multifamily
      242       Butner                  NC           27509      Granville                        1         Multifamily
      255       Dallas                  TX           75208      Dallas                           1         Multifamily
      256       Three Oaks              MI           49128      Berrien                          1         Multifamily
      258       Grand Forks             ND           58203      Grand Forks                      1         Multifamily
      260       Arvin                   CA           93203      Kern                             1         Manufactured Housing
      264       Sioux Falls             SD           57107      Minnehaha                        1         Multifamily
      265       Sioux Falls             SD           57107      Minnehaha                        1         Multifamily
      268       Hartford                CT           6106       Hartford                         1         Multifamily

                                                                           CUT-OFF DATE           LOAN
                            PROPERTY                 CUT-OFF DATE             BALANCE             GROUP
    LOAN #                  SUBTYPE                 BALANCE ($)(2)        PER UNIT ($)(2)        1 OR (2)        OCCUPANCY %
----------------------------------------------------------------------------------------------------------------------------------

       1        Garden                                     384,750,000              48,311.15       2                94.4
     1.01       Garden                                      11,120,000                              2                95.1
     1.02       Garden                                      10,310,000                              2                95.8
     1.03       Garden                                      10,122,000                              2                96.7
     1.04       Garden                                      10,120,000                              2                96.1
     1.05       Garden                                       9,160,000                              2                96.6
     1.06       Garden                                       8,568,000                              2                95.0
     1.07       Garden                                       8,450,000                              2                86.4
     1.08       Garden                                       8,400,000                              2                96.5
     1.09       Garden                                       8,200,000                              2                97.6
     1.10       Garden                                       7,600,000                              2                92.3
     1.11       Garden                                       7,190,000                              2                96.5
     1.12       Garden                                       7,160,000                              2                95.8
     1.13       Garden                                       7,140,000                              2                94.2
     1.14       Garden                                       6,880,000                              2                95.2
     1.15       Garden                                       6,610,000                              2                94.1
     1.16       Garden                                       6,400,000                              2                93.3
     1.17       Garden                                       6,300,000                              2                94.5
     1.18       Garden                                       6,290,000                              2                94.7
     1.19       Garden                                       6,290,000                              2                97.0
     1.20       Garden                                       6,230,000                              2                86.3
     1.21       Garden                                       6,160,000                              2                97.3
     1.22       Garden                                       5,920,000                              2                96.1
     1.23       Garden                                       5,860,000                              2                95.1
     1.24       Garden                                       5,820,000                              2                89.8
     1.25       Garden                                       5,750,000                              2                96.9
     1.26       Garden                                       5,480,000                              2                90.5
     1.27       Garden                                       5,280,000                              2                94.3
     1.28       Garden                                       5,200,000                              2                95.9
     1.29       Garden                                       5,040,000                              2                89.3
     1.30       Garden                                       5,010,000                              2                86.6
     1.31       Garden                                       5,000,000                              2                94.9
     1.32       Garden                                       4,980,000                              2                94.2
     1.33       Garden                                       4,940,000                              2                95.9
     1.34       Garden                                       4,800,000                              2                91.2
     1.35       Garden                                       4,790,000                              2                94.7
     1.36       Garden                                       4,790,000                              2                96.6
     1.37       Garden                                       4,720,000                              2                95.8
     1.38       Garden                                       4,580,000                              2                89.6
     1.39       Garden                                       4,480,000                              2                98.9
     1.40       Garden                                       4,480,000                              2                92.5
     1.41       Garden                                       4,290,000                              2                94.7
     1.42       Garden                                       4,250,000                              2               100.0
     1.43       Garden                                       4,240,000                              2                95.8
     1.44       Garden                                       4,220,000                              2                93.7
     1.45       Garden                                       4,040,000                              2                94.7
     1.46       Garden                                       4,000,000                              2                94.0
     1.47       Garden                                       4,000,000                              2                98.8
     1.48       Garden                                       3,970,000                              2                92.6
     1.49       Garden                                       3,950,000                              2               100.0
     1.50       Garden                                       3,800,000                              2                92.5
     1.51       Garden                                       3,660,000                              2               100.0
     1.52       Garden                                       3,600,000                              2                95.0
     1.53       Garden                                       3,560,000                              2                96.7
     1.54       Garden                                       3,540,000                              2                94.8
     1.55       Garden                                       3,520,000                              2               100.0
     1.56       Garden                                       3,520,000                              2                90.9
     1.57       Garden                                       3,490,000                              2                94.8
     1.58       Garden                                       3,380,000                              2                91.4
     1.59       Garden                                       3,360,000                              2                92.5
     1.60       Garden                                       3,350,000                              2                98.5
     1.61       Garden                                       3,280,000                              2                98.1
     1.62       Garden                                       3,280,000                              2                91.8
     1.63       Garden                                       3,210,000                              2                95.8
     1.64       Garden                                       3,200,000                              2                98.7
     1.65       Garden                                       3,010,000                              2               100.0
     1.66       Garden                                       2,980,000                              2                95.6
     1.67       Garden                                       2,720,000                              2                98.1
     1.68       Garden                                       2,680,000                              2               100.0
     1.69       Garden                                       2,640,000                              2                93.3
     1.70       Garden                                       2,580,000                              2                95.5
     1.71       Garden                                       2,560,000                              2                91.4
     1.72       Garden                                       2,430,000                              2                93.7
     1.73       Garden                                       2,400,000                              2                92.2
     1.74       Garden                                       2,250,000                              2                93.3
     1.75       Garden                                       2,250,000                              2                84.0
     1.76       Garden                                       2,080,000                              2                94.1
     1.77       Garden                                       2,060,000                              2                88.7
     1.78       Garden                                       1,780,000                              2                90.0
       2        Garden                                     330,250,000              48,141.40       2                93.4
     2.01       Garden                                      10,320,000                              2                98.7
     2.02       Garden                                       9,840,000                              2                93.1
     2.03       Garden                                       9,000,000                              2                94.8
     2.04       Garden                                       8,400,000                              2                95.0
     2.05       Garden                                       8,180,000                              2                94.3
     2.06       Garden                                       7,640,000                              2                98.0
     2.07       Garden                                       7,180,000                              2                93.0
     2.08       Garden                                       6,620,000                              2                97.3
     2.09       Garden                                       6,380,000                              2                95.5
     2.10       Garden                                       6,150,000                              2                94.3
     2.11       Garden                                       5,950,000                              2                93.7
     2.12       Garden                                       5,760,000                              2                94.9
     2.13       Garden                                       5,640,000                              2                95.6
     2.14       Garden                                       5,600,000                              2                96.5
     2.15       Garden                                       5,600,000                              2                98.4
     2.16       Garden                                       5,440,000                              2                94.4
     2.17       Garden                                       5,400,000                              2                85.3
     2.18       Garden                                       5,250,000                              2                95.5
     2.19       Garden                                       5,120,000                              2                92.5
     2.20       Garden                                       5,040,000                              2                94.5
     2.21       Garden                                       4,940,000                              2                96.4
     2.22       Garden                                       4,870,000                              2                98.9
     2.23       Garden                                       4,860,000                              2                87.9
     2.24       Garden                                       4,830,000                              2                94.7
     2.25       Garden                                       4,800,000                              2                95.8
     2.26       Garden                                       4,730,000                              2                92.1
     2.27       Garden                                       4,650,000                              2                97.8
     2.28       Garden                                       4,650,000                              2                88.6
     2.29       Garden                                       4,610,000                              2                95.1
     2.30       Garden                                       4,580,000                              2                88.9
     2.31       Garden                                       4,430,000                              2                87.5
     2.32       Garden                                       4,430,000                              2                85.7
     2.33       Garden                                       4,380,000                              2                81.7
     2.34       Garden                                       4,320,000                              2                98.8
     2.35       Garden                                       4,280,000                              2                90.9
     2.36       Garden                                       4,240,000                              2                94.0
     2.37       Garden                                       3,900,000                              2                91.4
     2.38       Garden                                       3,810,000                              2                88.9
     2.39       Garden                                       3,800,000                              2                95.6
     2.40       Garden                                       3,740,000                              2                91.6
     2.41       Garden                                       3,700,000                              2                89.7
     2.42       Garden                                       3,640,000                              2                90.1
     2.43       Garden                                       3,600,000                              2                93.9
     2.44       Garden                                       3,560,000                              2                97.0
     2.45       Garden                                       3,450,000                              2                90.9
     2.46       Garden                                       3,430,000                              2                90.8
     2.47       Garden                                       3,360,000                              2                92.9
     2.48       Garden                                       3,320,000                              2                96.4
     2.49       Garden                                       3,320,000                              2                94.7
     2.50       Garden                                       3,180,000                              2               100.0
     2.51       Garden                                       3,150,000                              2                86.2
     2.52       Garden                                       3,120,000                              2                94.4
     2.53       Garden                                       3,080,000                              2                94.9
     2.54       Garden                                       3,020,000                              2                94.8
     2.55       Garden                                       3,000,000                              2                87.1
     2.56       Garden                                       3,000,000                              2                92.7
     2.57       Garden                                       3,000,000                              2                90.5
     2.58       Garden                                       2,910,000                              2                96.7
     2.59       Garden                                       2,880,000                              2                95.0
     2.60       Garden                                       2,820,000                              2                83.1
     2.61       Garden                                       2,640,000                              2                98.3
     2.62       Garden                                       2,640,000                              2                95.0
     2.63       Garden                                       2,640,000                              2                96.9
     2.64       Garden                                       2,560,000                              2                98.0
     2.65       Garden                                       2,540,000                              2                93.8
     2.66       Garden                                       2,410,000                              2                82.9
     2.67       Garden                                       2,400,000                              2                94.7
     2.68       Garden                                       2,400,000                              2                98.3
     2.69       Garden                                       2,360,000                              2                95.0
     2.70       Garden                                       2,320,000                              2                84.6
     2.71       Garden                                       2,240,000                              2                97.9
     2.72       Garden                                       2,220,000                              2                90.0
     2.73       Garden                                       2,080,000                              2                94.4
     2.74       Garden                                       2,080,000                              2                92.7
     2.75       Garden                                       2,080,000                              2                96.7
     2.76       Garden                                       1,920,000                              2                96.0
     2.77       Garden                                       1,730,000                              2                92.0
     2.78       Garden                                       1,680,000                              2                95.8
     2.79       Garden                                       1,410,000                              2                95.1
      10        Garden                                     130,500,000              44,938.02       2                86.0
     10.01      Garden                                      16,900,000                              2                86.7
     10.02      Garden                                      15,050,000                              2                89.5
     10.03      Garden                                      14,400,000                              2                89.9
     10.04      Garden                                      13,925,000                              2                72.6
     10.05      Garden                                      13,200,000                              2                88.6
     10.06      Garden                                      11,900,000                              2                90.8
     10.07      Garden                                      11,550,000                              2                80.8
     10.08      Garden                                      11,400,000                              2                78.6
     10.09      Garden                                      11,250,000                              2                96.3
     10.10      Garden                                       5,475,000                              2                96.9
     10.11      Garden                                       5,450,000                              2                97.8
      15        Manufactured Housing                        55,000,000              45,529.80       2                93.1
     15.01      Manufactured Housing                        52,120,000                              2                93.4
     15.02      Manufactured Housing                         2,880,000                              2                90.2
      30        Student Housing                             25,500,000              62,653.56       2                98.0
      33        Garden                                      22,600,000             104,629.63       2                92.6
      34        Garden                                      22,500,000              66,964.29       2                94.9
      38        Student Housing                             20,160,000             112,000.00       2                98.9
      39        Garden                                      20,000,000              90,909.09       2                85.9
      44        Manufactured Housing                        19,550,000              77,888.45       2               100.0
      50        Student Housing                             18,160,000              89,019.61       2                96.4
      51        Garden                                      17,586,684              50,536.45       2                93.4
      52        Garden                                      17,400,000              93,548.39       2                94.6
      54        Garden                                      17,160,000             130,000.00       2                95.5
      62        Student Housing                             14,760,000             123,000.00       2                96.5
      65        Garden                                      14,000,000              56,451.61       2                96.0
      74        Student Housing                             11,845,000             123,385.42       2                96.9
      75        Garden                                      11,500,000              68,452.38       2                95.2
      79        Manufactured Housing                        10,950,000              34,326.02       2                92.0
      81        Manufactured Housing                        10,300,000              23,897.91       2                90.3
      82        Garden                                      10,300,000              78,030.30       2                93.9
      85        Manufactured Housing                        10,000,000              32,573.29       2                91.9
      87        Garden                                       9,979,097              51,974.47       2                97.4
      103       Garden                                       8,400,000              42,000.00       2                95.5
      109       Garden                                       7,500,000              39,062.50       2                97.4
    109.01      Garden                                       5,000,000                              2                98.4
    109.02      Garden                                       2,500,000                              2                95.3
      127       Garden                                       6,200,000              21,527.78       2                96.2
      128       Manufactured Housing                         6,099,000              62,234.69       2               100.0
      137       Garden                                       5,000,000              32,894.74       2                96.7
      149       Garden                                       4,600,000              31,081.08       2                95.9
      150       Garden                                       4,500,000              62,500.00       2               100.0
      157       Manufactured Housing                         4,200,000              48,275.86       2               100.0
      162       Garden                                       3,997,269              27,758.81       2                91.0
      172       Garden                                       3,793,278              63,221.31       2               100.0
    172.01      Garden                                       1,597,170                              2               100.0
    172.02      Garden                                         918,373                              2               100.0
    172.03      Garden                                         638,868                              2               100.0
    172.04      Garden                                         638,868                              2               100.0
      180       Garden                                       3,267,000              35,901.10       2                96.7
      183       Student Housing                              3,180,963             122,344.71       2               100.0
    183.01      Student Housing                              2,604,701                              2               100.0
    183.02      Student Housing                                576,261                              2               100.0
      189       Garden                                       2,865,000              71,625.00       2                90.0
      190       Garden                                       2,794,680              57,034.29       2               100.0
      192       Garden                                       2,650,000              35,810.81       2                95.9
      195       Manufactured Housing                         2,468,369              22,645.58       2               100.0
      198       Manufactured Housing                         2,350,000              25,000.00       2                97.9
      203       Garden                                       2,250,000              26,785.71       2                94.0
      216       Manufactured Housing                         2,000,000              20,618.56       2               100.0
      236       Garden                                       1,648,488              31,701.70       2               100.0
      242       Garden                                       1,597,033              49,907.29       2               100.0
      255       Garden                                       1,380,000              28,750.00       2                97.9
      256       Garden                                       1,360,000              28,333.33       2                95.8
      258       Garden                                       1,297,574              54,065.56       2               100.0
      260       Manufactured Housing                         1,246,647              15,203.01       2               100.0
      264       Garden                                       1,067,253              44,468.87       2                91.7
      265       Garden                                       1,007,407              41,975.29       2                91.7
      268       Low Rise                                       960,000              34,285.71       2               100.0

                                                             PADS                 STUDIOS                        1 BEDROOM
                                                       --------------      -----------------------         -----------------------
                OCCUPANCY                               AVG RENT PER         #        AVG RENT PER           #        AVG RENT PER
    LOAN #        DATE            TOTAL UNITS/PADS         MO. ($)         UNITS         MO. ($)           UNITS        MO. ($)
----------------------------------------------------------------------------------------------------------------------------------

       1            4/1/2007           7,964                               1,184           454             5,493          553
     1.01           4/1/2007            244                                                                 230           506
     1.02           4/1/2007            191                                 36             451              129           592
     1.03           4/1/2007            215                                 31             499              157           586
     1.04           4/1/2007            127
     1.05           4/1/2007            147                                 28             548              100           654
     1.06           4/1/2007            139                                 29             609              100           681
     1.07           4/1/2007            236                                 43             430              172           535
     1.08           4/1/2007            200                                 39             360              134           471
     1.09           4/1/2007            124                                 27             558               86           676
     1.10           4/1/2007            208                                 40             439              152           530
     1.11           4/1/2007            173                                 36             466              120           544
     1.12           4/1/2007            165                                 35             442              117           573
     1.13           4/1/2007            121                                  1             519               97           578
     1.14           4/1/2007            186                                 27             388              138           421
     1.15           4/1/2007            101                                 32             566               61           723
     1.16           4/1/2007            120                                                                  96           559
     1.17           4/1/2007            128                                 28             508               74           603
     1.18           4/1/2007             94                                 27             600               60           710
     1.19           4/1/2007             99                                 23             535               62           642
     1.20           4/1/2007            102                                                                  74           726
     1.21           4/1/2007            111                                                                  87           633
     1.22           4/1/2007            129                                 25             436               87           511
     1.23           4/1/2007            143                                 24             405              100           490
     1.24           4/1/2007            157                                  9             410               93           461
     1.25           4/1/2007            128                                 13             401               93           457
     1.26           4/1/2007            105                                 11             488               80           526
     1.27           4/1/2007             88                                  7             554               26           685
     1.28           4/1/2007             97                                 10             488               67           610
     1.29           4/1/2007            131                                 30             433               93           528
     1.30           4/1/2007            134                                 29             419               90           533
     1.31           4/1/2007            117                                 23             446               81           576
     1.32           4/1/2007            120                                 21             437               80           535
     1.33           4/1/2007            121                                 14             434               83           521
     1.34           4/1/2007            102                                 12             455               73           578
     1.35           4/1/2007             94                                 24             411               48           516
     1.36           4/1/2007             89                                 29             440               53           621
     1.37           4/1/2007             72                                                                  59           725
     1.38           4/1/2007             67                                                                  41           726
     1.39           4/1/2007             87                                 27             513               55           628
     1.40           4/1/2007            120                                 24             414               80           500
     1.41           4/1/2007             95                                 25             454               65           552
     1.42           4/1/2007             72                                  7             458               52           572
     1.43           4/1/2007             72                                  7             431               52           570
     1.44           4/1/2007             63                                                                  51           662
     1.45           4/1/2007             75                                 23             465               47           577
     1.46           4/1/2007             83                                  8             397               59           470
     1.47           4/1/2007             83                                  8             474               59           505
     1.48           4/1/2007             68                                                                  64           588
     1.49           4/1/2007             68                                                                  54           627
     1.50           4/1/2007             93                                  1             420               80           481
     1.51           4/1/2007             74                                 23             433               46           538
     1.52           4/1/2007             80                                 24             399               50           510
     1.53           4/1/2007             90                                  9             393               64           501
     1.54           4/1/2007             77                                  7             359               55           457
     1.55           4/1/2007             56                                                                  46           682
     1.56           4/1/2007             77                                 10             392               55           490
     1.57           4/1/2007             77                                 15             421               57           518
     1.58           4/1/2007             70                                  7             438               50           565
     1.59           4/1/2007             80                                 24             418               50           524
     1.60           4/1/2007             67                                  7             383               47           492
     1.61           4/1/2007             54                                  6             458               38           607
     1.62           4/1/2007             73                                                                  55           471
     1.63           4/1/2007             72                                 23             424               37           547
     1.64           4/1/2007             76                                 23             389               48           510
     1.65           4/1/2007             72                                  8             460               50           539
     1.66           4/1/2007             68                                 15             433               46           541
     1.67           4/1/2007             53                                  6             451               37           554
     1.68           4/1/2007             59                                                                  45           538
     1.69           4/1/2007             60                                  6             479               42           515
     1.70           4/1/2007             67                                 20             443               42           530
     1.71           4/1/2007             58                                 14             387               39           508
     1.72           4/1/2007             63                                  7             431               50           493
     1.73           4/1/2007             64                                  5             438               46           477
     1.74           4/1/2007             60                                  6             456               42           466
     1.75           4/1/2007             50                                  6             436               34           526
     1.76           4/1/2007             51                                  9             380               32           514
     1.77           4/1/2007             62                                  6             410               44           458
     1.78           4/1/2007             50                                  5             400               35           472
       2            4/1/2007           6,860                               1,042           461             4,864          564
     2.01           4/1/2007            152                                 26             590              108           716
     2.02           4/1/2007            204                                                                 159           628
     2.03           4/1/2007            251                                 44             423              168           508
     2.04           4/1/2007            120                                                                 113           748
     2.05           4/1/2007            105                                 19             693               76           872
     2.06           4/1/2007             98                                                                  92           855
     2.07           4/1/2007            100                                 30             584               62           709
     2.08           4/1/2007            113                                 11             415               79           522
     2.09           4/1/2007            112                                 10             533               83           634
     2.10           4/1/2007            106                                 36             516               47           633
     2.11           4/1/2007            111                                 22             448               79           563
     2.12           4/1/2007            138                                 28             423              100           487
     2.13           4/1/2007            114                                                                  98           522
     2.14           4/1/2007            115                                                                  97           530
     2.15           4/1/2007            126                                 13             411               86           489
     2.16           4/1/2007            108                                 32             504               68           651
     2.17           4/1/2007             95                                 19             506               67           668
     2.18           4/1/2007            112                                 15             479               84           578
     2.19           4/1/2007             67                                  7             592               47           712
     2.20           4/1/2007            127                                 28             375               97           465
     2.21           4/1/2007            110                                 18             427               75           533
     2.22           4/1/2007             87                                 26             501               55           613
     2.23           4/1/2007             99                                 30             516               63           594
     2.24           4/1/2007            131                                 27             415               87           499
     2.25           4/1/2007             72                                                                  68           647
     2.26           4/1/2007             63                                 19             697               41           864
     2.27           4/1/2007             91                                 27             469               57           561
     2.28           4/1/2007            149                                 43             396               95           488
     2.29           4/1/2007             81                                 25             512               49           610
     2.30           4/1/2007             72                                                                  66           749
     2.31           4/1/2007             96                                 19             472               66           584
     2.32           4/1/2007            133                                 21             396               97           469
     2.33           4/1/2007            115                                 19             406               78           497
     2.34           4/1/2007             80                                                                  64           517
     2.35           4/1/2007             77                                  8             453               53           561
     2.36           4/1/2007            100                                 10             438               70           525
     2.37           4/1/2007             70                                  6             505               50           595
     2.38           4/1/2007             63                                                                  51           587
     2.39           4/1/2007             68                                 23             499               40           616
     2.40           4/1/2007             83                                  8             462               59           540
     2.41           4/1/2007             78                                 23             488               50           581
     2.42           4/1/2007             81                                 17             445               59           567
     2.43           4/1/2007             82                                  8             451               58           513
     2.44           4/1/2007            100                                 27             384               68           468
     2.45           4/1/2007             66                                 10             502               38           651
     2.46           4/1/2007             76                                 23             458               48           573
     2.47           4/1/2007             70                                  8             449               50           501
     2.48           4/1/2007             56                                 11             530               40           594
     2.49           4/1/2007             75                                                                  59           624
     2.50           4/1/2007             64                                  6             402               46           481
     2.51           4/1/2007             58                                  7             441               39           523
     2.52           4/1/2007             71                                 13             428               53           495
     2.53           4/1/2007             78                                  8             374               54           478
     2.54           4/1/2007             77                                 23             430               49           508
     2.55           4/1/2007             62                                  6             485               46           563
     2.56           4/1/2007             55                                  6             487               43           576
     2.57           4/1/2007             74                                  2             545               66           533
     2.58           4/1/2007             61                                  7             399               41           482
     2.59           4/1/2007             60                                  6             422               42           453
     2.60           4/1/2007            124                                 38             349               80           457
     2.61           4/1/2007             60                                  6             430               42           449
     2.62           4/1/2007             60                                  6             457               42           526
     2.63           4/1/2007             64                                  8             393               43           507
     2.64           4/1/2007             51                                  6             470               35           545
     2.65           4/1/2007             80                                 16             424               56           491
     2.66           4/1/2007             70                                                                  58           446
     2.67           4/1/2007             57                                  6             359               39           427
     2.68           4/1/2007             59                                  6             431               41           518
     2.69           4/1/2007             60                                 18             416               38           543
     2.70           4/1/2007             52                                                                  16           577
     2.71           4/1/2007             47                                                                  39           489
     2.72           4/1/2007             60                                 12             421               40           500
     2.73           4/1/2007             54                                  6             322               38           386
     2.74           4/1/2007             55                                                                  41           435
     2.75           4/1/2007             60                                  6             402               42           453
     2.76           4/1/2007             50                                 15             413               32           498
     2.77           4/1/2007             50                                  4             337               36           399
     2.78           4/1/2007             48                                  5             393               34           511
     2.79           4/1/2007             41                                  4             391               29           482
      10            3/9/2007           2,904                                                                946           590
     10.01          3/9/2007            352                                                                 144           528
     10.02          3/9/2007            305                                                                 111           602
     10.03          3/9/2007            208                                                                  44           740
     10.04          3/9/2007            372                                                                  48           577
     10.05          3/9/2007            264                                                                  50           592
     10.06          3/9/2007            196                                                                  36           700
     10.07          3/9/2007            433                                                                 173           551
     10.08          3/9/2007            266                                                                 144           617
     10.09          3/9/2007            244                                                                  80           645
     10.10          3/9/2007            128                                                                  52           536
     10.11          3/9/2007            136                                                                  64           577
      15           4/26/2007           1,208                 376
     15.01         4/26/2007           1,096                 386
     15.02         4/26/2007            112                  275
      30            2/9/2007            407                                                                 307           663
      33            6/4/2007            216                                                                  72           852
      34            5/5/2007            336                                                                  80           705
      38           3/14/2007            180                                                                  12           910
      39           5/10/2007            220                                                                  50           766
      44           1/31/2007            251                  644
      50           1/31/2007            204
      51            5/8/2007            348                                                                 116           675
      52           6/15/2007            186                                                                  38           677
      54           5/30/2007            132                                  4            1,100              64          1,285
      62           1/31/2007            120
      65           4/30/2007            248                                                                 160           542
      74           1/31/2007             96
      75            5/1/2007            168                                                                  56           814
      79            2/7/2007            319                  351
      81           3/31/2007            431                  280
      82           6/22/2007            132                                                                  44           770
      85           4/12/2007            307                  312
      87            6/4/2007            192                                                                  64           543
      103           4/1/2007            200                                                                  70           530
      109           4/3/2007            192                                                                  76           553
    109.01          4/3/2007            128                                                                  64           555
    109.02          4/3/2007             64                                                                  12           545
      127          3/20/2007            288                                                                 248           353
      128          9/30/2006             98                  594
      137           5/1/2007            152                                                                  64           520
      149          4/17/2007            148                                                                  88           483
      150          4/24/2007             72
      157          1/31/2007             87                  483
      162          5/22/2007            144                                                                  64           461
      172           3/1/2007             60
    172.01          3/1/2007             24
    172.02          3/1/2007             16
    172.03          3/1/2007             10
    172.04          3/1/2007             10
      180          3/26/2007             91                                 11             439
      183           6/1/2007             26
    183.01          6/1/2007             20
    183.02          6/1/2007             6
      189          2/28/2007             40
      190          4/15/2007             49
      192           4/3/2007             74                                                                  16           435
      195           3/1/2007            109                  290
      198           3/7/2007             94                  300
      203          2/21/2007             84                                                                  48           481
      216          1/31/2007             97                  273
      236           5/9/2007             52                                                                  16           465
      242          4/15/2007             32
      255          5/12/2007             48                                                                  36           558
      256          2/28/2007             48                                                                  20           510
      258          2/15/2007             24
      260          2/28/2007             82                  258
      264          2/27/2007             24
      265          2/26/2007             24
      268          4/17/2007             28                                                                  28           632

                        2 BEDROOM                    3 BEDROOM                         4 BEDROOM
               --------------------------    ---------------------------     --------------------------
                  #           AVG RENT PER      #           AVG RENT PER       #        AVG RENT PER       UTILITIES       ELEVATOR
    LOAN #      UNITS           MO. ($)       UNITS            MO. ($)       UNITS         MO. ($)        TENANT PAYS      PRESENT
------------------------------------------------------------------------------------------------------------------------------------

       1        1,279             721           8                812                                     E,W,S               No
     1.01         13              746           1                734                                     E,W,S               No
     1.02         26              716                                                                    E,W,S               No
     1.03         27              743                                                                    E,W,S               No
     1.04        127              877                                                                    E,W,S               No
     1.05         19              793                                                                    E,W,S               No
     1.06         10              849                                                                    E                   No
     1.07         20              698           1                769                                     E,W,S               No
     1.08         27              616                                                                    E,W,S               No
     1.09         10              786           1                859                                     E,W,S               No
     1.10         16              676                                                                    E,W,S               No
     1.11         17              709                                                                    E,W,S               No
     1.12         13              681                                                                    E,W,S               No
     1.13         23              738                                                                    E,W,S               No
     1.14         21              615                                                                    E,W,S               No
     1.15         8               863                                                                    E,W,S               No
     1.16         24              713                                                                    E                   No
     1.17         26              744                                                                    E                   No
     1.18         7               860                                                                    E,W,S               No
     1.19         14              798                                                                    E,W,S               No
     1.20         27              883           1                950                                     E,W,S               No
     1.21         23              835           1                999                                     E                   No
     1.22         17              678                                                                    E,W,S               No
     1.23         19              635                                                                    E,W,S               No
     1.24         55              577                                                                    E,W,S               No
     1.25         22              594                                                                    E,W,S               No
     1.26         14              664                                                                    E,W,S               No
     1.27         55              799                                                                    E                   No
     1.28         20              810                                                                    E,W,S               No
     1.29         8               676                                                                    E,W,S               No
     1.30         15              641                                                                    E,W,S               No
     1.31         13              710                                                                    E,W,S               No
     1.32         19              654                                                                    E,W,S               No
     1.33         24              666                                                                    E                   No
     1.34         17              746                                                                    E                   No
     1.35         22              627                                                                    E,W,S               No
     1.36         7               769                                                                    E,W,S               No
     1.37         13              894                                                                    E,W,S               No
     1.38         26              888                                                                    E,W,S               No
     1.39         5               774                                                                    E                   No
     1.40         16              660                                                                    E,W,S               No
     1.41         5               691                                                                    E,W,S               No
     1.42         13              690                                                                    E,W,S               No
     1.43         13              727                                                                    E,W,S               No
     1.44         12              805                                                                    E,W,S               No
     1.45         5               699                                                                    E,W,S               No
     1.46         16              663                                                                    E,W,S               No
     1.47         16              644                                                                    E,W,S               No
     1.48         4               781                                                                    E,W,S               No
     1.49         14              737                                                                    E,W,S               No
     1.50         11              654           1                750                                     E,W,S               No
     1.51         5               685                                                                    E,W,S               No
     1.52         6               660                                                                    E,W,S               No
     1.53         17              658                                                                    E,W,S               No
     1.54         15              541                                                                    E,W,S               No
     1.55         10              799                                                                    E,W,S               No
     1.56         12              606                                                                    E,W,S               No
     1.57         5               699                                                                    E                   No
     1.58         13              678                                                                    E,W,S               No
     1.59         6               717                                                                    E,W,S               No
     1.60         13              600                                                                    E,W,S               No
     1.61         10              716                                                                    E,W,S               No
     1.62         18              691                                                                    E                   No
     1.63         12              669                                                                    E,W,S               No
     1.64         5               675                                                                    E,W,S               No
     1.65         14              656                                                                    E,W,S               No
     1.66         7               730                                                                    E,W,S               No
     1.67         10              679                                                                    E,W,S               No
     1.68         14              700                                                                    E                   No
     1.69         12              729                                                                    E,W,S               No
     1.70         4               706           1                769                                     E,W,S               No
     1.71         5               680                                                                    E                   No
     1.72         6               643                                                                    E                   No
     1.73         13              559                                                                    E,W,S               No
     1.74         12              555                                                                    E,W,S               No
     1.75         10              703                                                                    E,W,S               No
     1.76         10              628                                                                    E                   No
     1.77         12              610                                                                    E,W,S               No
     1.78         9               584           1                665                                     E,W,S               No
       2         941              696          13                797                                     E,W,S               No
     2.01         17              863           1                925                                     E,W,S               No
     2.02         45              781                                                                    E                   No
     2.03         39              645                                                                    E,W,S               No
     2.04         7               897                                                                    E,W,S               No
     2.05         10             1,062                                                                   E,W,S               No
     2.06         6              1,054                                                                   E                   No
     2.07         8               868                                                                    E,W,S               No
     2.08         23              688                                                                    E,W,S               No
     2.09         19              782                                                                    E,W,S               No
     2.10         19              756           4                850                                     E                   No
     2.11         10              695                                                                    E,W,S               No
     2.12         10              633                                                                    E                   No
     2.13         16              695                                                                    E,W,S               No
     2.14         18              704                                                                    E                   No
     2.15         27              614                                                                    E,W,S               No
     2.16         8               784                                                                    E,W,S               No
     2.17         9               811                                                                    E,W,S               No
     2.18         13              749                                                                    E,W,S               No
     2.19         13              888                                                                    E,W,S               No
     2.20         2               679                                                                    E,W,S               No
     2.21         17              677                                                                    E,W,S               No
     2.22         6               777                                                                    E,W,S               No
     2.23         5               757           1                794                                     E,W,S               No
     2.24         16              672           1                719                                     E,W,S               No
     2.25         4               808                                                                    E                   No
     2.26         3              1,095                                                                   E,W,S               No
     2.27         7               723                                                                    E,W,S               No
     2.28         11              610                                                                    E                   No
     2.29         7               773                                                                    E,W,S               No
     2.30         5               901           1                960                                     E,W,S               No
     2.31         11              704                                                                    E,W,S               No
     2.32         15              592                                                                    E,W,S               No
     2.33         17              627           1                690                                     E,W,S               No
     2.34         16              606                                                                    G,E,W,S             No
     2.35         16              694                                                                    E,W,S               No
     2.36         20              681                                                                    E,W,S               No
     2.37         14              720                                                                    E,W,S               No
     2.38         11              742           1                809                                     E,W,S               No
     2.39         5               745                                                                    E,W,S               No
     2.40         16              709                                                                    E,W,S               No
     2.41         5               779                                                                    E,W,S               No
     2.42         5               758                                                                    E,W,S               No
     2.43         16              610                                                                    E,W,S               No
     2.44         5               665                                                                    E,W,S               No
     2.45         18              757                                                                    E                   No
     2.46         5               641                                                                    E,W,S               No
     2.47         12              655                                                                    E,W,S               No
     2.48         5               774                                                                    E,W,S               No
     2.49         16              799                                                                    E                   No
     2.50         12              640                                                                    E,W,S               No
     2.51         12              652                                                                    E,W,S               No
     2.52         5               659                                                                    E                   No
     2.53         16              624                                                                    E,W,S               No
     2.54         5               660                                                                    E,W,S               No
     2.55         10              688                                                                    E,W,S               No
     2.56         6               770                                                                    E,W,S               No
     2.57         6               738                                                                    E,W,S               No
     2.58         13              618                                                                    E,W,S               No
     2.59         12              588                                                                    E,W,S               No
     2.60         4               629           2                666                                     E,W,S               No
     2.61         12              555                                                                    E,W,S               No
     2.62         12              635                                                                    E,W,S               No
     2.63         13              661                                                                    E,W,S               No
     2.64         10              689                                                                    E,W,S               No
     2.65         8               639                                                                    E,W,S               No
     2.66         12              560                                                                    E,W,S               No
     2.67         12              558                                                                    E,W,S               No
     2.68         12              661                                                                    E                   No
     2.69         4               688                                                                    E,W,S               No
     2.70         36              694                                                                    E                   No
     2.71         8               717                                                                    E                   No
     2.72         8               678                                                                    E,W,S               No
     2.73         10              543                                                                    E,W,S               No
     2.74         14              544                                                                    E,W,S               No
     2.75         12              614                                                                    E                   No
     2.76         2               663           1                735                                     E,W,S               No
     2.77         10              558                                                                    E,W,S               No
     2.78         9               631                                                                    E,W,S               No
     2.79         8               636                                                                    E,W,S               No
      10        1,654             720          304               872                                     Various             No
     10.01       208              706                                                                    G,E,W,S             No
     10.02       170              705          24                869                                     G,E,W,S             No
     10.03       164              845                                                                    G,E,W,S             No
     10.04       224              765          100               981                                     G,E,W,S             No
     10.05       194              753          20                920                                     G,E,W,S             No
     10.06       160              770                                                                    G,E,W,S             No
     10.07       224              576          36                754                                     E                   No
     10.08        50              732          72                824                                     E                   No
     10.09       144              728          20                835                                     G,E,W,S             No
     10.10        76              622                                                                    G,E,W,S             No
     10.11        40              689          32                769                                     G,E,W,S             No
      15                                                                                                 G,E,W,S             No
     15.01                                                                                               G,E,W,S             No
     15.02                                                                                               G,E,W,S             No
      30          91              865           9               1,333                                    G,E                 No
      33         112             1,001         32               1,221                                    E,W,S               No
      34         202              797          54                924                                     E,W,S               No
      38          36             1,240         84               1,650          48           2,150        E,W                 No
      39         126              963          44               1,163                                    E,W,S               No
      44                                                                                                 G,E,W               No
      50          48             1,050         84               1,410          72           1,520        E                   No
      51         232              891                                                                    E                   No
      52          70              862          76               1,039          2            1,520        E                   No
      54          64             1,570                                                                   E                   Yes
      62                                                                      120           1,820        E,W,S               No
      65          88              695                                                                    G,E,W,S             No
      74                                                                       96           1,640        E,W,S               No
      75          84              971          28               1,082                                    E,W,S               No
      79                                                                                                 G,E,W               No
      81                                                                                                 G,E,W               No
      82          88              890                                                                    E                   No
      85                                                                                                 G,E,W,S             No
      87         128              693                                                                    E                   No
      103        105              660          25                760                                     E                   No
      109        116              656                                                                    E                   No
    109.01        64              692                                                                    E                   No
    109.02        52              612                                                                    E                   No
      127         40              488                                                                    E                   No
      128                                                                                                G,E,W               No
      137         88              575                                                                    E                   No
      149         56              592           4                745                                     E,W                 No
      150         72              673                                                                    G,E,W,S             No
      157                                                                                                G,E,W               No
      162         80              606                                                                    E                   No
      172         60              745                                                                    Various             No
    172.01        24              745                                                                    G,E,W,S             No
    172.02        16              745                                                                    G,E                 No
    172.03        10              745                                                                    G,E                 No
    172.04        10              745                                                                    E,W,S               No
      180         80              609                                                                                        No
      183                                                                      26           1,337                            No
    183.01                                                                     20           1,400                            No
    183.02                                                                     6            1,125                            No
      189         40              920                                                                                        No
      190         49              725                                                                    E,W,S               No
      192         40              501          18                569                                     E                   No
      195                                                                                                E                   No
      198                                                                                                G,E                 No
      203         28              655           8                849                                     E,W,S               No
      216                                                                                                E                   No
      236         24              605          12                700                                     G,E                 Yes
      242         32              725                                                                    E,W,S               No
      255         12              665                                                                                        No
      256         20              600           8                680                                     G,E                 No
      258         24              722                                                                    G,E,W               No
      260                                                                                                G,E,S               No
      264         24              642                                                                    E                   No
      265         24              643                                                                    G                   No
      268                                                                                                E                   Yes

Footnotes to Annex B

1	MLML – Merrill Lynch Mortgage Lending, Inc., GECC – General Electric Capital Corporation, LaSalle Bank National Association, WFB – Wells Fargo Bank, National Association.

2	With respect to mortgage loan 51, the loan has been amortizing since the first payment date on December 1, 2002. The loan documents have since been amended to provide, and the U/W DSCR has been calculated based on, interest only payments for the balance of the loan term from and after the Closing Date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                  DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS

                                       C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1

                [PHOTO OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          78
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              7,964
Percentage Physical Occupancy as of April 1, 2007                         94.4%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value (As-Is)                                            $496,240,000
Average Monthly Rent Per Unit                                           $565.52
Underwritten Economic Occupancy                                           93.2%
Underwritten Revenues                                               $54,570,392
Underwritten Total Expenses                                         $20,582,578
Underwritten Net Operating Income (NOI)                             $33,987,814
Underwritten Net Cash Flow (NCF)                                    $31,917,174
March 2007 (TTM) NOI                                                $31,252,904
2006 NOI                                                            $29,893,062
2005 NOI                                                            $26,661,006
--------------------------------------------------------------------------------

                [PHOTO OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                                    May 9, 2007
Cut-off Date Principal Balance                                     $384,750,000
Cut-off Date Loan Balance Per Unit                                      $48,311
Percentage of Initial Mortgage Pool Balance                                9.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8315%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(26),Def(91),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    77.5%
LTV Ratio at Maturity or ARD                                              72.4%
Underwritten DSCR on NOI(1)                                               1.25x
Underwritten DSCR on NCF(2)                                               1.17x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the initial interest only period is
      1.49x.

(2)   The Underwritten DSCR on NCF during the initial interest only period is
      1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3

                [PHOTO OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          79
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              6,860
Percentage Physical Occupancy as of April 1, 2007                         93.4%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value (As-Is)                                            $427,200,000
Average Monthly Rent Per Unit                                           $565.27
Underwritten Economic Occupancy                                           92.0%
Underwritten Revenues                                               $47,098,610
Underwritten Total Expenses                                         $17,928,647
Underwritten Net Operating Income (NOI)                             $29,169,963
Underwritten Net Cash Flow (NCF)                                    $27,385,323
March 2007 (TTM) NOI                                                $27,200,170
2006 NOI                                                            $26,033,856
2005 NOI                                                            $24,253,192
--------------------------------------------------------------------------------

                [PHOTO OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                                    May 9, 2007
Cut-off Date Principal Balance                                     $330,250,000
Cut-off Date Loan Balance Per Unit                                      $48,141
Percentage of Initial Mortgage Pool Balance                                8.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8315%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(26),Def(91),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    77.3%
LTV Ratio at Maturity or ARD                                              72.2%
Underwritten DSCR on NOI(1)                                               1.25x
Underwritten DSCR on NCF(2)                                               1.17x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.49x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1

                 [MAP OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3

                 [MAP OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "Empirian 1 Loan" and the "Empirian 3 Loan", together the "Empirian Loans") are related un-crossed mortgage loans more specifically described as follows. The Empirian 1 Loan is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian 1
Properties"). The Empirian 1 Loan has a principal balance of $384.75 million as of the cut-off date and represents approximately 9.5% of the initial mortgage pool balance and approximately 29.7% of the initial loan group 2 balance. The
Empirian 3 Loan is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian 3 Properties", together with the Empirian 1
Properties, the "Empirian Properties"). The Empirian 3 Loan has a principal balance of $330.25 million as of the cut-off date and represents approximately
8.2% of the initial mortgage pool balance and approximately 25.5% of the initial loan group 2 balance.

The Empirian Loans were originated simultaneously on May 9, 2007 and have remaining terms of 118 months to their scheduled maturity dates of June 8, 2017.
The Empirian Loans may be voluntarily prepaid on or after March 8, 2017 without payment of a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the subject securitization trust.

THE PROPERTIES. The Empirian 1 Properties consist of 78 multifamily rental communities totaling 7,964 units located across eight states. The properties range in size from 50 to 244 units, with an average of 102 per location. The
Empirian 3 Properties consist of 79 multifamily rental communities totaling
6,860 units located across eight states. The properties range in size from 41 to
251 units, with an average of 87 per location. The table below contains certain information regarding the properties.

The Empirian Properties are single-story garden apartment communities. The units are factory-built, modular constructed properties that were manufactured in the 1970's to the 1990's by Cardinal Industries, an Ohio-based company established in 1954. Each apartment features direct exterior access, a private patio, and immediate access to parking. Appliances generally include electric ranges and refrigerators with most units offering full-size washer and dryer hookups as well as attic space.

According to Equity Residential, the previous owner, recent capital improvements to the properties reportedly included exterior upgrades to roofs, siding replacement, paint, concrete walks, asphalt paving, sealcoat, landscaping and signage. Interior upgrades reportedly included carpets, cabinets, flooring, countertops, hot water heaters and the replacement of approximately 15,000 HVAC units. Other select renovations included upgrades to on-site management offices and laundry rooms. Per engineering reports created by Land America Commercial
Services, the Empirian Properties are in generally good condition.

------------------------------------------------------------------------
                         EMPIRIAN 1 PROPERTIES
                         ----------------------
                                          % OF
                             NO. OF       TOTAL       AVERAGE MONTHLY
UNIT MIX                     UNITS        UNITS      MARKET RENT/UNIT(1)
------------------------------------------------------------------------
Studio                       1,184         14.9%           $454
1BR                          5,493         69.0             553
2BR                          1,279         16.1             721
3BR                              8          0.1             812
------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE       7,964        100.0%           $565
------------------------------------------------------------------------

------------------------------------------------------------------------
                        EMPIRIAN 3 PROPERTIES
                        ----------------------
                                           % OF
                             NO. OF       TOTAL       AVERAGE MONTHLY
UNIT MIX                     UNITS        UNITS      MARKET RENT/UNIT(1)
------------------------------------------------------------------------
Studio                       1,042         15.2%           $461
1BR                          4,864         70.9             564
2BR                            941         13.7             696
3BR                             13          0.2             797
------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE       6,860        100.0%           $567
------------------------------------------------------------------------

(1)   Information obtained from the 2007 Land America appraisals.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE MARKET(1). The Empirian Properties are located in both metropolitan and rural areas across nine states with the geographic concentrations in Florida,
Ohio, Georgia and Indiana.

-------------------------------------------------------------------------------------------------------------------------
                                         EMPIRIAN 1 PROPERTIES - STATE ALLOCATION
                                         ----------------------------------------

                                                                                         ALLOCATED CUT-OFF
STATE                        TOTAL SF/UNITS      OCCUPANCY (%)      APPRAISED VALUE        DATE BALANCE         UW NCF
-------------------------------------------------------------------------------------------------------------------------

Florida                          2,352                95.1%          $184,260,000          $137,160,000       $10,946,201
Ohio                             1,973                93.1            103,480,000            82,650,000         7,154,664
Georgia                          1,507                94.8             89,530,000            71,470,000         5,963,636
Indiana                          1,273                93.4             63,680,000            50,220,000         4,185,101
Kentucky                           417                95.0             24,600,000            18,700,000         1,494,299
Michigan                           199                96.0             14,300,000            11,440,000         1,016,549
Tennessee                          146               100.0              9,890,000             7,910,000           712,517
Pennsylvania                        97                95.9              6,500,000             5,200,000           444,206
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           7,964                94.4%          $496,240,000          $384,750,000       $31,917,174
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                        EMPIRIAN 3 PROPERTIES - STATE ALLOCATION
                                        ----------------------------------------

                                                                                         ALLOCATED CUT-OFF
STATE                        TOTAL SF/UNITS      OCCUPANCY (%)      APPRAISED VALUE        DATE BALANCE         UW NCF
-------------------------------------------------------------------------------------------------------------------------

Florida                          1,947                93.2%          $150,560,000          $113,280,000       $ 8,921,012
Ohio                             1,822                92.5             86,720,000            67,960,000         5,849,259
Georgia                            983                93.7             57,200,000            44,420,000         3,702,624
Indiana                            877                93.6             46,860,000            36,690,000         3,019,437
Maryland                           414                93.2             35,480,000            28,020,000         2,426,670
Kentucky                           426                95.7             27,370,000            21,470,000         1,743,092
Michigan                           279                93.5             16,450,000            13,160,000         1,247,214
Pennsylvania                       112                95.5              6,560,000             5,250,000           476,016
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           6,860                93.4%          $427,200,000          $330,250,000       $27,385,323
-------------------------------------------------------------------------------------------------------------------------

THE BORROWERS. 215 single purpose, bankruptcy remote entities (the "Empirian
Borrowers") owned and controlled, directly or indirectly, by Ezra Beyman
("Sponsor").

Mr. Beyman has over 20 years of real estate experience. He founded Empire
Equities, the forerunner of Empire Equity Group Inc., in November 1983 and has
since been involved in all aspects of the real estate industry including acquisition, renovation, sale, management and financing of various property types including single-family dwellings, multi-story luxury complexes and commercial real estate. Mr. Beyman also owns and operates a residential mortgage brokerage operation. These operations are organized as the Empire-Empirian Group of Holdings and its affiliates ("Empire"), which direct the management, acquisition, renovation, financing and sale of residential and commercial properties. The company is based in Montvale, NJ.

As of January 2007, Mr. Beyman owned or controlled 309 multifamily properties totaling approximately $2.4 billion in reported market value.

PROPERTY MANAGEMENT. Empirian Property Management, Inc. ("Empirian"), an
affiliate of the Sponsor. Empirian was founded by a team of real estate professionals, including Mr. Beyman, with over 15 years of real estate experience. Empirian exclusively manages Empire's portfolio of approximately 300 properties totaling 35,000 units. Empirian's management approach is to hire experienced local real estate professionals possessing local knowledge of their respective markets. In September 2006, Empire acquired Equity Residential's
Lexford operating and management platform and maintained existing management personnel.

LOCKBOX. Hard lockbox with springing cash management.

ESCROWS.

            -----------------------------------------------------
                     EMPIRIAN 1 LOAN ESCROWS / RESERVES
                     ----------------------------------
            TYPE:                      INITIAL         MONTHLY
            -----------------------------------------------------
            Taxes                    $2,664,654              (2)
            Insurance                $1,663,555              (3)
            Capital Expenditures     $        0        $172,553
            Deferred Maintenance     $  424,364        $      0
            -----------------------------------------------------

            -----------------------------------------------------
                     EMPIRIAN 3 LOAN ESCROWS / RESERVES
                     ----------------------------------
            TYPE:                      INITIAL          MONTHLY
            -----------------------------------------------------
            Taxes                    $2,430,923              (2)
            Insurance                $1,407,291              (3)
            Capital Expenditures     $        0        $148,720
            Deferred Maintenance     $  309,041        $      0
            Environmental            $   75,000        $      0
            -----------------------------------------------------

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)   An amount equal to one-twelfth of all annual tax bills.

(3)   An amount equal to one-twelfth of the annual insurance premiums for each property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None existing or permitted.

PARTIAL RELEASES. Prior to the Defeasance Lockout Date (defined as two years from the start-up day of the last securitization involving any related portion of the Empirian Portfolio Loans) up to 25% (based on allocated loan amount) of the individual Empirian Properties may be released from the lien of the related mortgage provided that (i) the debt service coverage ratio ("DSCR") on the applicable Empirian Loan immediately following the release is equal to or greater than the greater of (a) the DSCR immediately prior to such release and
(b) the DSCR as of the loan closing date, (ii) the Empirian Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount" (equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115% of the allocated loan amount for each such property) and (iii)
the Empirian Borrowers pay a prepayment premium in an amount equal to the greater of yield maintenance and 1%.

After the Defeasance Lockout Date, the loan may be defeased in whole or in part and the underlying properties may be released and replaced with U.S. treasury securities in an amount equal to the adjusted release amount associated with the properties being released, provided that the Empirian Borrowers comply with standard defeasance provisions, including the requirement that after such partial defeasance the DSCR on the applicable Empirian Loan is equal to or greater than (a) the DSCR immediately prior to such release and (b) the DSCR as of the loan closing date (ii) the Empirian Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount" (equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115% of the allocated loan amount for each such property).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

TOWN CENTER AT COBB

                         [PHOTO OF TOWN CENTER AT COBB]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                              Kennesaw, GA
Property Type                                                            Retail
Size (Square Feet)                                                      558,869
Percentage Physical Occupancy as of April 10, 2007                        91.8%
Year Built                                                                 1986
Year Renovated                                                             1998
Appraisal Value                                                    $351,000,000
# of Tenant Leases                                                          153
Average Rent Per Square Foot                                             $32.06
Underwritten Economic Occupancy                                           93.7%
Underwritten Revenues                                               $28,474,861
Underwritten Total Expenses                                          $8,277,910
Underwritten Net Operating Income (NOI)                             $20,196,952
Underwritten Net Cash Flow (NCF)                                    $19,402,834
March 2007 (TTM) NOI                                                $19,901,417
2006 NOI                                                            $20,170,274
2005 NOI                                                            $18,666,703
--------------------------------------------------------------------------------

                         [PHOTO OF TOWN CENTER AT COBB]

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   May 23, 2007
Cut-off Date Principal Balance                                     $280,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $501
Percentage of Initial Mortgage Pool Balance                                6.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.7400%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Call Protection                                    LO(26),Def(27),O(7)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    79.8%
LTV Ratio at Maturity or ARD                                              79.8%
Underwritten DSCR on NOI                                                  1.24x
Underwritten DSCR on NCF                                                  1.19x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                          [MAP OF TOWN CENTER AT COBB]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Town Center at Cobb Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a regional mall (the "Town Center at Cobb Property") located in Kennesaw,
Georgia. The Town Center at Cobb Loan represents approximately 6.9% of the initial mortgage pool balance and approximately 10.1% of the initial loan group
1 balance.

The Town Center at Cobb Loan was originated on May 23, 2007, and has a principal balance as of the cut-off date of $280 million. The Town Center at Cobb Loan has a remaining term of 58 months to its maturity date of June 8, 2012. The Town
Center at Cobb Loan may be prepaid on or after December 8, 2011 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

THE PROPERTY. The Town Center at Cobb Property is a two-level, Class A, enclosed regional mall anchored by Macy's, Macy's Furniture, Sears, Belks and JC Penny.
With the exception of the Belks, the anchors are tenant owned and not part of the collateral for the Town Center at Cobb Loan. Junior anchors at the property include The Gap and Victoria's Secret. The property contains approximately 150 in-line shops totaling approximately 387,000 square feet inclusive of the food court and kiosks.

The mall is located at 400 Ernest West Barrett Parkway, Kennesaw, Cobb County,
Georgia approximately 20 miles northwest of the Atlanta central business district ("CBD"). The property is situated on the north side of Barrett Parkway less than one mile from the intersection of Interstates 75 and 575. The property is visible from both highways, which serve as the area's primary north/south thoroughfares providing access to the major employment centers in northwest
Atlanta. Barrett Parkway is a four to six lane major thoroughfare running between western and northern Cobb County. Situated on 110.4 acres, the Town
Center at Cobb Property was constructed in 1986 with an expansion (reportedly
74,623 square feet of gross leaseable area ("GLA")) in 1998. The parking ratio is 5.40:1000 total leaseable square feet.

The following table presents certain information relating to the major tenants at the Town Center at Cobb Property:

-----------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION
                                                   ------------------
                                                  CREDIT RATINGS                               BASE RENT      LEASE
TENANT NAME               PARENT COMPANY          (FITCH/S&P)(1)    SQUARE FEET(3)   % OF GLA     PSF       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Macy's(2)                    Macy's Inc.              BBB/BBB          238,000          NAP         NAP        NAP
Macy's Furniture(2)          Macy's Inc.              BBB/BBB          232,000          NAP         NAP        NAP
Sears(2)                         NAP                                   170,527          NAP         NAP        NAP
Belks                            NAP                                   161,865         29.0%    $  8.35      8/31/2012
J.C. Penney(2)           JC Penny & Co. Inc.          BBB/BBB-          82,000          NAP         NAP        NAP
The Gap                      The Gap Inc.             BB+/BB+           16,968          3.0       36.23     12/31/2008
Abercrombie & Fitch              NAP                                    12,219          2.2       30.00      1/31/2012
Victoria's Secret          LTD Brands Inc.            NR/BBB-            9,983          1.8       40.00      1/31/2015
Express/Express Men              NAP                                     9,111          1.6       28.00      1/31/2015
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                 226,073         40.5%    $ 15.06
-----------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Anchor owned and not part of the collateral securing the Town Center at
      Cobb Loan.

(3)   Anchor owned square footage is excluded from total.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Town Center at Cobb Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    -------------------------
               NUMBER      SQUARE      % OF                       % OF      CUMULATIVE     CUMULATIVE     CUMULATIVE    CUMULATIVE %
             OF LEASES      FEET       GLA        BASE RENT     BASE RENT   SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
   YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING       EXPIRING    EXPIRING       EXPIRING       EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

    2007         10        30,478       5.5%    $   915,820         5.6%       30,478          5.5%     $    915,820        5.6%
    2008         17        58,936      10.5       1,894,953        11.5        89,414         16.0         2,810,773       17.1
    2009         7          4,993       0.9         436,400         2.7        94,407         16.9         3,247,173       19.8
    2010         15        22,920       4.1       1,247,874         7.6       117,327         21.0         4,495,047       27.3
    2011         15        18,989       3.4       1,260,120         7.7       136,316         24.4         5,755,167       35.0
    2012         15       180,476      32.3       2,454,356        14.9       316,792         56.7         8,209,523       49.9
    2013         11        27,533       4.9       1,071,272         6.5       344,325         61.6         9,280,794       56.5
    2014         9         19,019       3.4         815,277         5.0       363,344         65.0        10,096,071       61.4
    2015         18        64,925      11.6       2,292,544        13.9       428,269         76.6        12,388,615       75.4
    2016         21        46,692       8.4       2,229,119        13.6       474,961         85.0        14,617,734       88.9
    2017         12        30,805       5.5       1,621,658         9.9       505,766         90.5        16,239,392       98.8
Thereafter       3          7,038       1.3         200,206         1.2       512,804         91.8        16,439,599      100.0
  Vacant        NAP        46,065       8.2               0         0.0       558,869        100.0
-----------------------------------------------------------------------------------------------------------------------------------
   TOTAL        153       558,869     100.0%    $16,439,599       100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Town Center at Cobb Borrower's rent roll dated May 1, 2007.

THE MARKET(2). The Town Center at Cobb Property is located in Cobb County,
Georgia, within the greater Kennesaw area. The City of Atlanta is approximately
20 miles southeast of the property. The Atlanta-Sandy Springs-Marietta metropolitan statistical area ("Atlanta MSA") consists of 28 counties in northwest Georgia. From 1996 to 2006, Atlanta's gross metro product grew at an average annual rate of 4.3%, higher than the nation's top 100 largest metro areas ("Top 100") with an average of 3.6%. Over the same period, Atlanta's annual population growth averaged 3.0%, above the Top 100 and national annual averages of 1.2% and 1.0%, respectively.

The Town Center at Cobb Property is located in an area characterized as rural/suburban. Over the past 20 years, the rural portions of Cobb and neighboring counties have become popular residential communities due to their proximity to interstate routes 75 and 575. These highways provide access to the major employment centers in northwest Atlanta and greater Atlanta to the south.
Retail and commercial development has followed the migration of households to the area. Local retail development is concentrated along Barrett Parkway mainly near the Town Center at Cobb Property and the two interstate interchanges.
Nearby retail uses include power centers, community centers, freestanding buildings and restaurants.

The Town Center at Cobb Property's primary trade area spans a 10-mile radius around the center. Given its regional accessibility and the location of competitive properties, a secondary trade area expands to a 15-mile radius. The primary and secondary trade areas had 2006 populations of 594,983 and 1,024,620 persons, respectively. Between 2000 and 2006, the population within the primary trade area increased at a compound annual rate of 1.59%. Average 2006 household income within the primary trade area was $86,904, 112.9% of the Atlanta MSA average ($76,961) and 132.2% of the state average ($65,738), with 29.3% of households earning at least $100,000 per year.

Other regional malls within 15 miles of the Town Center at Cobb Property include Perimeter Mall, Cumberland Mall and Northpoint Mall.

THE BORROWER. Town Center at Cobb, LLC (the "Town Center at Cobb Borrower") is
a single purpose, bankruptcy remote entity owned in a joint venture between an entity owned 50% by Simon Property Group, Inc. ("Simon") and 50% by The Mills
Corporation, which was recently acquired by a joint venture between Simon and
Farallon Capital Management.

Founded in 1960 and headquartered in Indianapolis, Indiana, Simon is the largest publicly traded retail real estate investment trust (REIT) in North
America and the country's largest owner, developer and manager of retail real estate. As of March 31, 2007, Simon owned or held an interest in 285 properties in the United States containing an aggregate of 201 million square feet of GLA in 38 states and Puerto Rico.

PROPERTY MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the
Town Center at Cobb Borrower

LOCKBOX. Hard with springing cash management

ESCROWS. None.

PERMITTED MEZZANINE DEBT. Simon, as mezzanine borrower shall have the right, upon thirty days prior written notice to lender, to obtain a mezzanine loan secured by a pledge of any or all of its direct or indirect ownership interests in Town Center at Cobb Borrower without lender approval or rating agency confirmation provided that, among other requirements, a maximum loan-to-value ratio of 80% and a minimum debt service coverage ratio of 1.05x have been maintained on the aggregate loan balance.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

DRA / COLONIAL OFFICE PORTFOLIO

                   [PHOTO OF DRA / COLONIAL OFFICE PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                     Various
Location (City/State)(1)                                                Various
Property Type(1)                                                        Various
Size (Square Feet)                                                    5,227,519
Percentage Physical Occupancy as of June 1, 2007                          93.9%
Year Built(1)                                                           Various
Year Renovated(1)                                                       Various
Appraisal Value(1)                                                 $933,100,000
# of Tenant Leases                                                          618
Average Rent Per Square Foot                                             $19.70
Underwritten Economic Occupancy                                           91.8%
Underwritten Revenues                                              $108,269,933
Underwritten Total Expenses                                         $39,427,229
Underwritten Net Operating Income (NOI)                             $68,842,703
Underwritten Net Cash Flow (NCF)                                    $60,329,044
2006 NOI                                                            $59,546,991
--------------------------------------------------------------------------------

(1)   See the table titled "DRA / Colonial Office Portfolio Properties" under
      "The Property" section below.

                   [PHOTO OF DRA / COLONIAL OFFICE PORTFOLIO]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        WFB
Loan Group                                                                    1
Origination Date                                                  June 13, 2007
Cut-off Date Principal Balance                                     $247,302,419
Cut-off Date Loan Balance Per SF/Unit                                      $142
Percentage of Initial Mortgage Pool Balance                                6.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6100%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Call Protection                                    LO(25),Def(55),O(4)
Lockbox                                          None at Closing Springing Hard
Cut-off Date LTV Ratio                                                    79.5%
LTV Ratio at Maturity or ARD                                              79.5%
Underwritten DSCR on NOI                                                  1.63x
Underwritten DSCR on NCF                                                  1.43x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                    [MAP OF DRA / COLONIAL OFFICE PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "DRA / Colonial Office Portfolio Loan") is evidenced by a single promissory note and a loan agreement secured by first priority deeds of trust, mortgages and deeds to secure debt encumbering 17 Class
A office buildings one Class A anchored shopping center and one Class A office/retail mixed use property (collectively the "DRA / Colonial Office
Portfolio Properties") located in the Birmingham, Alabama; Orlando, Florida;
Tampa, Florida; Atlanta, Georgia; Charlotte, North Carolina and Austin, Texas
markets. The DRA / Colonial Office Portfolio Loan represents approximately 6.1%
of the initial mortgage pool balance and approximately 8.9% of the initial loan group 1 balance.

The DRA / Colonial Office Portfolio Loan was originated on June 13, 2007, and has a principal balance as of the cut-off date of $247,302,419. The DRA /
Colonial Office Portfolio Loan has a remaining term of 83 months to its scheduled maturity date of July 1, 2014. The DRA / Colonial Office Portfolio
Loan permits defeasance in whole or partial defeasance, on a property by property basis, with United States government obligations or other government securities upon two years after the creation of the securitization trust (the
"DRA / Colonial Office Portfolio Defeasance Date"). Voluntary prepayment of the
DRA / Colonial Office Portfolio Loan is permitted on or after April 1, 2014, without penalty.

The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (the "DRA / Colonial Office Portfolio Pari Passu Notes") and,
together with the DRA / Colonial Office Portfolio Loan (the "DRA / Colonial
Office Portfolio Loan Combination") has an aggregate principal balance, including the DRA / Colonial Office Portfolio Loan, of $741,907,256. The DRA /
Colonial Office Portfolio Pari Passu Notes are secured by the same mortgage as the DRA / Colonial Office Portfolio Loan. The DRA / Colonial Office Portfolio
Pari Passu Notes are pari passu in right of payment and in other respects to the
DRA / Colonial Office Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the DRA / Colonial Office Portfolio Loan.
The DRA / Colonial Office Portfolio Pari Passu Notes will be held outside of the trust and are expected to be securitized in other transactions. See "Description of the Mortgage Pool -- The Loan Combinations" in the offering prospectus.

THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, AL; Orlando, FL; Tampa, FL; Atlanta, GA; Charlotte, NC and
Austin, TX markets; and one shopping centers consisting of 125,462 square feet and located in Birmingham, AL and one 237,191 square foot mixed use property in
Lake Mary, FL. The DRA / Colonial Office Portfolio Properties have occupancies that range between 77.3% and 100%. As of June 1, 2007, the DRA / Colonial Office
Portfolio Properties are 93.9% occupied by 618 tenants.

With respect to one of the properties, known as the Peachtree Street property, the borrower's interest is comprised of a condominium interest for approximately
92% of the related units. The condominium association owns an adjacent parking garage that services the Peach Street property but the parking garage is neither a current common element of the condominium regime nor collateral for the
DRA/Colonial Office Portfolio Loan. The holder of the mortgage lien on the parking garage has agreed, however, that it will not take any enforcement action while the DRA/Colonial Office Portfolio Loan is outstanding and its lien will be extinguished in the event of a foreclosure of the DRA/Colonial Office Portfolio
Loan.

The following table presents certain information regarding the DRA / Colonial
Office Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------
                                    DRA / COLONIAL OFFICE PORTFOLIO PROPERTIES
                                    ------------------------------------------
                                                                               CUT-OFF DATE
                                                                                ALLOCATED            YEAR
PROPERTY                         CITY/STATE                       TYPE           BALANCE             BUILT
------------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.   Lake Mary, Florida               Office      $ 34,630,982     1989/1996/1998-2001
Research Office Park            Austin, Texas                    Office         26,447,908            2001
CC at Town Park                 Lake Mary, Florida               Office         23,265,602       2001-2002/2006
Colonial Place I & II           Tampa, Florida                   Office         20,379,333         1985-1986
CC at Colonnade                 Birmingham, Alabama              Office         19,575,196       1988-1989/1999
Peachtree Street                Atlanta, Georgia                 Office         15,561,000            1989
CP Town Park Combined           Lake Mary, Florida           Office/Retail      14,764,167            2004
Concourse Center                Tampa, Florida                   Office         12,254,067         1982-1984
CC at Town Park 600             Lake Mary, Florida               Office         11,926,964            2002
Riverchase Center               Birmingham, Alabama              Office          9,226,014         1987/1990
International Office Park       Birmingham, Alabama              Office          8,717,915         1987/1999
Colonial Center at Bayside      Clearwater, Florida              Office          8,370,268         1987/1994
Colonial Center at Blue Lake    Birmingham, Alabama              Office          7,380,812            1982
Shops at Colonnade -- Retail    Birmingham, Alabama              Retail          7,225,554            1989
Colonial Plaza                  Birmingham, Alabama              Office          6,712,260            1982
Esplanade                       Charlotte, North Carolina        Office          6,685,518            1981
Maitland Office Building        Maitland, Florida                Office          5,273,750            1984
HIBC 1000 Building              Lake Mary, Florida               Office          4,679,862            1997
One Independence Plaza          Birmingham, Alabama              Office          4,225,247            1978
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                        $247,302,419
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          % OF
                                                         TOTAL
                                   YEAR      SQUARE      SQUARE                                                          APPRAISED
 PROPERTY                       RENOVATED     FEET        FEET     OCCUPANCY                 LARGEST TENANT                VALUE
------------------------------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.     2002       835,201      16.0%      84.5%     Symantec Corporation                     $129,500,000
Research Office Park               NAP       357,689       6.8      100.0      Charles Schwab & Co., Inc.                 98,900,000
CC at Town Park                    NAP       458,259       8.8       98.2      Pershing, LLC                              87,000,000
Colonial Place I & II              NAP       371,473       7.1       97.3      Blue Cross & Blue Shield                   77,000,000
CC at Colonnade                   2004       419,387       8.0       99.7      Infinity Insurance Company                 73,200,000
Peachtree Street                   NAP       309,625       5.9       91.5      Kurt Salmon Associates Inc.                58,500,000
CP Town Park Combined              NAP       237,191       4.5       96.4      Albertson's # 4316                         57,000,000
Concourse Center                   NAP       294,369       5.6       99.6      HealthPlan Services II                     46,300,000
CC at Town Park 600               2004       199,585       3.8      100.0      Fiserv, Inc.                               44,600,000
Riverchase Center                  NAP       306,143       5.9       93.6      BioHorizons Implant Systems                34,500,000
International Office Park         2004       210,984       4.0       99.3      Command Alkon Inc.                         32,600,000
Colonial Center at Bayside        1997       212,882       4.1       98.8      Presidion Solutions/2                      31,300,000
Colonial Center at Blue Lake      2005       166,590       3.2       99.2      Colonial Properties Trust                  27,600,000
Shops at Colonnade -- Retail      2004       125,462       2.4       98.3      Gold's Gym                                 28,600,000
Colonial Plaza                    2004       170,850       3.3       84.7      Alabama Gas Corporation                    25,100,000
Esplanade                         2005       202,817       3.9       81.7      Homecomings Financial Network, Inc.        25,000,000
Maitland Office Building           NAP       155,730       3.0       77.3      Adventist Health System                    23,100,000
HIBC 1000 Building                 NAP        87,066       1.7      100.0      The Sungard                                17,500,000
One Independence Plaza             NAP       106,216       2.0       90.7      Birmingham Gastroenterology Association    15,800,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     5,227,519     100.0%      93.9%                                              $933,100,000
------------------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the DRA / Colonial Office Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------
                                                 TENANT INFORMATION
                                                 ------------------
                                                 CREDIT RATINGS                               BASE RENT      LEASE
TENANT NAME                    PARENT COMPANY    (FITCH/S&P)(1)     SQUARE FEET    % OF GLA     PSF        EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.     NAP                    A/A+            357,689        6.8%      $22.21       Various(2)
Fiserv, Inc.                   NAP                  NR/BBB+           291,642        5.6        20.46       Various(3)
Infinity Insurance Company     NAP                    A/A             153,783        2.9        21.50       3/31/2016
Bank of New York               NAP                  AA--/A+           130,630        2.5        21.42       Various(4)
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                921,848       17.6%      $21.44
----------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants, and has leases containing 87,563 square feet of space expiring in
      3/31/2009, while 270,126 square feet of space expires in 3/31/2012.

(3)   Fiserv, Inc. has leases containing 93,557 square feet of space expiring in
      6/30/2012, while 198,085 square feet expires in 7/31/2012.

(4)   Bank of New York has leases containing 62,893 square feet of space expiring in 7/31/2011, while 67,737 square feet expires in 10/31/2016.

The following table presents certain information relating to the lease rollover schedule at the DRA / Colonial Office Portfolio Properties:

---------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(5)
                                                 ---------------------------
                                                                          CUMULATIVE
              NUMBER      SQUARE      % OF                      % OF        SQUARE     CUMULATIVE    CUMULATIVE    CUMULATIVE %
            OF LEASES      FEET       GLA       BASE RENT     BASE RENT      FEET       % OF GLA     BASE RENT    OF BASE RENT
  YEAR       EXPIRING    EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

    MTM        54        175,971        3.4%   $ 3,326,300       3.4%        175,971        3.4%    $3,326,300          3.4%
    2007       51        241,612        4.6      4,768,301       4.9         417,583        8.0       8,094,601         8.4
    2008      118        524,610       10.0     10,705,543      11.1         942,193       18.0      18,800,143        19.4
    2009      113        628,671       12.0     12,242,184      12.7       1,570,864       30.0      31,042,328        32.1
    2010       92        426,178        8.2      8,646,731       8.9       1,997,042       38.2      39,689,059        41.1
    2011       86        787,736       15.1     15,969,641      16.5       2,784,778       53.3      55,658,700        57.6
    2012       42        890,783       17.0     18,167,576      18.8       3,675,561       70.3      73,826,276        76.4
    2013       18        231,456        4.4      4,643,688       4.8       3,907,017       74.7      78,469,964        81.2
    2014       9         134,676        2.6      2,224,010       2.3       4,041,693       77.3      80,693,974        83.5
    2015       12        274,537        5.3      5,375,673       5.6       4,316,230       82.6      86,069,647        89.0
    2016       14        318,037        6.1      6,224,560       6.4       4,634,267       88.7      92,294,207        95.5
    2017       3         159,766        3.1      3,213,142       3.3       4,794,033       91.7      95,507,349        98.8
Thereafter     6         112,366        2.1      1,156,029       1.2       4,906,399       93.9      96,663,378       100.0
  Vacant                 321,120        6.1              0       0.0       5,227,519      100.0
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL      618      5,227,519      100.0%   $96,663,378     100.0%
--------------------------------------------------------------------------------------------------------------------------------

(5)   Information obtained from the DRA / Colonial Office Portfolio Borrower's rent roll dated June 1, 2007.

THE MARKETS(6).

BIRMINGHAM, ALABAMA: Birmingham is the largest city in the state of Alabama; the
Greater Birmingham region contains 1.1 million people and represents roughly a quarter of the state's population. Over the past 20 years, Birmingham has been in the top ten nationally of high income growth cities. The city's largest employer is the University of Alabama with a workforce of almost 19,000 employees. AmSouth and Regions Financial are in the process of a merger that will create the nation's 8th largest bank and represent the area's second largest employer.

The Birmingham Office market ended the 1st Quarter 2007 with a vacancy rate of
8.6%, which was 0.4% lower than the previous quarter. Class A projects reported a vacancy rate of 10.6%, while Class B projects reported a lower vacancy of
7.9%. The overall vacancy rate in Birmingham's central business district at the end of the first quarter 2007 decreased to 13.5%, with suburban markets decreasing to 7.2%. Net absorption for the overall Birmingham office market was a positive 294,069 square feet in the 1st Quarter 2007. That compares to a positive 192,380 square feet during the 4th Quarter 2006. The average asking rental rate for all classes of available office space was $17.00 psf, which represented an 11.0% increase from YE 2006. During the 1st Quarter 2007, 2 buildings totaling 36,470 square feet were completed in the Birmingham market area. This compares to 5 buildings totaling 34,360 square feet that were completed during the 4th quarter of 2006. There were 367,545 square feet of office space under construction at the end of the first quarter 2007.

(6)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

ORLANDO, FLORIDA: Orlando is Florida's sixth-largest city with over 1.9 million people in the greater metropolitan area. The Orlando-Kissimmee MSA, consists of
Lake, Orange, Osceola, and Seminole Counties. Between 1995 and 2005, the Orlando
MSA experienced an annual growth rate of 3.1%; more than double that of the Top
100 average of 1.2%. Between 1995 and 2005, Orlando's employment base grew at an average annual rate of 3.7%, more than double the 1.4% average across the Top
100.

A large part of Orlando's economy is tourism which brings in millions of visitors to the city annually. Orlando is home to the Walt Disney World Resort,
Sea World, and the Universal Orlando Resort. The city is the second largest in the country for number of hotel rooms and sees an estimated 52 million tourists per year. The city is home to two major health systems, Florida Hospital and
Orlando Regional Healthcare System. The Central Florida region is home to offices or labs leased or owned by firms such as Lockheed-Martin, IBM, Oracle,
Siemens, Westinghouse, GE, AT&T, Boeing, Fiserv, Symantec, and Northrop Grumman.

According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the
Orlando office market reflected a 10.0% vacancy rate, which was a 0.3% increase from the 9.7% rate recorded for year-end 2006. The YE 2006 vacancy rate reflected annual net absorption (1.6 million square feet), combined with moderate construction (756,028 square feet), reducing by 2.7% the YE 2005 rate to give metro Orlando its first single-digit year-end vacancy since 1999.
Fourth quarter 2006 asking and lease rents were $20.82 psf and $17.83 psf, respectively. This trend continued during the first quarter of 2007, with average asking rents increasing almost 2% to $21.22.

TAMPA, FLORIDA: Tampa, located on west coast of the state of Florida, has a total population of 326,519 making it Florida's third largest city behind
Jacksonville and Miami. The Tampa-St. Petersburg-Clearwater metropolitan area is composed of four counties and has a population of roughly 2.7 million. Tampa's port is the seventh largest in the nation and Florida's largest tonnage port, handling nearly half of all seaborne commerce that passes through the state.
Three Fortune 1000 companies are headquartered in the metropolitan area; Outback
Steakhouse, Inc., TECO Energy, which provides energy for the surrounding area, and Raymond James Financial. Additionally Publix, a Fortune 500 supermarket chain, is headquartered in nearby Lakeland, Florida.

According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the
Tampa office market reflected an 11.2% vacancy rate, up 0.1% from a quarter earlier but unchanged year-over year. The overall vacancy trend for the last few years has been downward. Preliminary first quarter data shows a small increase in vacancy, to 11.2%. Rent growth was strong in 2006; respective increases of
7.6% and 8.9% produced year-end asking and effective average lease rates at
$20.21 and $17.45 psf, respectively. Preliminary first quarter 2007 data puts the first quarter asking average at $20.62 psf, after a 2.0% increase. Southeast reports 1.44 million square feet under construction, nearly one-third of which belong to projects smaller than 25,000 square feet. Major projects presently underway include the 750,000-square-foot, three-building office component of
MetLife's 1.5 million-square-foot mixed-use redevelopment of its campus in
Westshore. Just across the street, Crescent Resources is developing the
247,000-square-foot Corporate Center IV at International Plaza. Other substantial endeavors include Highwoods Properties' 208,000-square-foot second phase of Highwoods Bay Center I, also in Westshore. In February 2007, reports the Tampa Bay Business Journal, Ohio based Equity Inc. announced its plans for the $200 million, 1 million square- foot mixed-use office-retail South Bend project on a 133-acre site at I-75 and Big Bend Round in south Hillsborough
County.

ATLANTA, GEORGIA: Atlanta achieved 3.1% growth in average nonagricultural employment, above the U.S. average. At the end of 2006, the Atlanta economy was slowing. According to the U.S. Department of Labor, Bureau of Labor Statistics
(BLS), average non-farm employment increased 2.6% last year for a net gain of
60,100 jobs. As of February 2007, employment was up only 1.8% (42,100 jobs) from
12 months prior. Atlanta achieved 2.9% annual average population gains over the preceding five years. BLS reports a March 2007 MSA unemployment rate of 3.9%, down from 4.5% a year earlier.

Peachtree Street is located within the Midtown/Pershing submarket of Atlanta, which totals approximately 14 million square feet. According to a 1st Quarter
2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 14.9%, which was down 3.0% from YE 2006. Average asking rents in this submarket were reported at $24.51 psf, which was a five year high. Average asking rents have increased three straight quarters from $24.05 in the 3rd
Quarter of 2006 to the current $24.51 psf. The submarket experienced positive absorption of 48,000 square feet during the 1st Quarter of 2007, with 695,000 square feet absorbed in 2006. New construction in this submarket has been moderate, with 681,000 square feet added in 2006. This reflects an increase of almost 6%. Currently, there is only 278,000 square feet projected to hit the market in 2007.

CHARLOTTE, NORTH CAROLINA: Employment growth picked up for the Charlotte MSA toward the end of 2006. According to Current Employment Survey (CES) data from the Bureau of Labor Statistics (BLS), non-farm payroll employment rose by 25,900 jobs (3.2%) in the year to December 2006, similar to a gain of 23,700 jobs
(3.0%) in the year to December 2005. Employment data from 2000 to 2006 showed a gain of 54,100 jobs (7.1%) and increases in every sector except for
Manufacturing (down 26,000 jobs or 23.9%) and Information (down 2,300 jobs or
9.5%). The gains were lead by Financial Activities, with a 2000 to 2006 gain of
20,500 jobs (36.2%). In the year to December 2006, this sector gained 4,900 jobs
(6.6%) and the Professional and Business Services sector gained 5,700 jobs
(4.8%). Moreover, the post-2000 industrial decline has ebbed, with
Manufacturing, Wholesale Trade, and Transportation and Utilities employment flat through December 2006, according to CES data. Household-based data from the BLS shows similar growth in the number of employed residents of the MSA (up by
20,259 or 2.6% year-over-year in December) and the labor force (up 20,674 or
2.6%). This has generated strong ongoing population growth, with the region gaining 43,000 residents (2.8%) in 2006 according to Economy.com after similar gains in 2004 and 2005. This is boosting the local economy, with CES data showing a gain of 3,500 jobs (3.9%) in Retail Trade in the year to December
2006. Housing prices are at roughly the national average. The National
Association of Realtors reports a fourth quarter median sales price of $198,200 for single-family homes, up

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

8.0% from a year earlier. According to the U.S. Census Bureau, the number of housing units authorized by building permits in structures with five or more units was 4,603 in 2006, up 78.6% from 2005. Construction and related industry employment was up 4,300 (8.0%) year-over-year.

Esplanade is located within the South Park submarket of Charlotte, which totals approximately 4.4 million square feet. According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 17.3%, which was 4.0% higher than YE 2006. Average asking rents in this submarket were reported at $22.75 psf, which was 1.4% higher than YE 2006 and at a 5-year high.
The submarket experienced negative absorption of 171,000 square feet during the
1st Quarter of 2007, which contributed to the increase in vacancy from YE 2006.
New construction in 2006 was substantial, with 397,000 square feet (9% increase)
added to the market.

AUSTIN, TEXAS: The Austin economy improved at the end of 2006. According to
Current Employment Survey (CES) data from the Bureau of Labor Statistics (BLS), non-farm payroll employment rose by 33,100 jobs (4.7%) from December 2005 to
December 2006, outpacing a gain of 25,100 jobs (3.7%) in the previous 12 months. The population is growing rapidly, with Economy.com reporting an increase of nearly 48,000 residents (3.2%) in 2006, following a similar gain the prior year. Job growth has occurred in the Retail Trade (up 2,400 jobs, or
3.1%) and Leisure and Hospitality (up 5,300, or 7.6%) sectors, the office-based
Financial Activities (up 1,700, or 4.0%) and Professional and Business Services
(up 4,600, or 4.8%) sectors are expanding as well. Likewise in the industrial sector, with employment growth not only in Wholesale Trade (up 1,700, or 4.5%)
and Transport and Utilities (up 500, or 4.0%) but also in Manufacturing (up
2,000, or 3.5%). The Local Government (up 3,700, or 5.2%) is growing as well.
Non-farm employment is 47,300 jobs (7.0%) higher than in 2000 at the peak of the tech sector. While compared to 2000 employment levels, the Information
(down 2,500, or 10.3%) and Manufacturing (down 24,200, or 29.2%) sectors remain lower, every other labor sector is up. From 2003 to 2006, lagging sectors have added jobs as well. According to the National Association of Realtors, the
Austin MSA median existing home sales price in the third quarter was $175,200 for single family, up 4.9% year-over-year, and $160,000 for condos and coops, up 16.5%. Both are below the national averages of $219,300 and $220,900, respectively. According to the U.S Census Bureau, the number of housing units receiving building permits in structures with five or more units in 2006 was
8,064, up 53.3% from 2005. Construction and related employment continues to increase, according to CES data, with an 11.8% (4,900-job) gain in 2006.

Research Park Plaza is located within the North central submarket of Austin, which totals approximately 5.3 million square feet. According to a 1st Quarter
2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 13%, which was 2.4% lower than YE 2006. Vacancy rates have continued to decrease over the last four quarters, dropping from a high of 19.7% during the
1st Quarter of 2006 to the current 13%. Average asking rents in this submarket were reported at $21.02 psf, which was a 5-year high. Over the last 3 years, average asking rents increased almost 23% and 6% just over the last two quarters. The submarket experienced positive absorption of 193,000 square feet during the 1st Quarter of 2007, with 176,000 square feet absorbed in 2006. This submarket has achieved positive absorption seven of the last eight quarters.
There has been no new construction in this submarket since 2003.

THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the
"DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are Delaware
limited liability companies, or partnerships, with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office Portfolio
Borrowers was delivered at origination. The DRA / Colonial Office Portfolio
Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate Investment
Trust ("DRA") and Colonial Properties Trust ("Colonial"), (the "DRA / Colonial
Office Portfolio Sponsors"). The DRA / Colonial Office Portfolio Sponsors, or
their affiliates, own most of the beneficial interest in the DRA / Colonial
Office Portfolio Borrower.

DRA was established in 1986 as Dreyfus Realty Advisors, Inc., the real estate advisory arm of The Dreyfus Corporation. Subsequent to its merger with Mellon
Bank, N.A., Dreyfus was required to divest its real estate advisory activities.
Renamed DRA Advisors, the founding principals acquired the parent company's interest in 1994 and have grown DRA to its current position. As a registered investment advisor, DRA manages over $8 billion in assets. Since inception, DRA has acquired more than 80 shopping centers (totaling over 18 million square feet), over 60 office properties (totaling over 12 million square feet), and 60 multi-family investments (comprised of over 16,000 units in more than 10 markets).

Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last forty years, through a series of acquisitions and joint ventures, Colonial has grown from a small regional portfolio headquartered in Birmingham, Alabama into a fully-integrated, publicly traded
REIT. Colonial is a self-administered and self-managed real estate investment trust that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties in the Sunbelt region of the United States. As a fully integrated real estate firm, the Company develops new properties, acquires existing facilities and provides management, leasing and brokerage services for its own portfolio as well as for properties owned by third parties. As of
September 30, 2006, Colonial directly owned or managed 46,125 apartment units,
17.7 million square feet of office space and 12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

PROPERTY MANAGEMENT. The manager for the DRA / Colonial Office Portfolio
Properties is Colonial Properties Services, Inc., an affiliate of Colonial.

LOCKBOX. The DRA / Colonial Office Portfolio Loan includes a springing hard cash management agreement. After any (a) event of default; or (b) if the quarterly
DSCR test falls below 1.15x (collectively, "Trigger Events"), all rents and any other income will be delivered to lender or designee to be deposited into a lockbox account. Any collected funds will be distributed in an amount sufficient to satisfy monthly tax and insurance deposits, debt service amounts, as well as for the funding of certain springing reserve accounts. The DRA / Colonial Office
Portfolio Borrowers have the ability to

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

avoid a Trigger Event by depositing either cash or a letter of credit with the lender in an amount which, if such amount was applied to the DRA / Colonial
Office Portfolio Loan, would be sufficient to reduce the principal amount of the
DRA / Colonial Office Portfolio Loans so that the Trigger Event would not exist.

ESCROWS. The following escrow/reserve accounts have been established with respect to the DRA / Colonial Office Portfolio Loan:

            -------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
            TYPE:                          INITIAL         MONTHLY
            -------------------------------------------------------
            Taxes(1)                         $0           Springing
            Insurance(2)                     $0           Springing
            Replacement Reserve(3)           $0           Springing
            TILC Reserve(4)                  $0           Springing
            -------------------------------------------------------

(1)   Following the occurrence a Trigger Event, monthly Tax escrows will be collected in an amount equal to one-twelfth of the Taxes that the lender estimates will be due during the next twelve months.

(2)   Following the occurrence a Trigger Event, monthly Insurance escrows will be collected in an amount equal to one-twelfth of the Insurance Premiums that the lender estimates will be due during the next twelve months.

(3)   Following the occurrence a Trigger Event, monthly Replacement Reserves will be collected in an amount equal to one-twelfth of $0.26 per square foot per annum of gross leaseable area at the DRA / Colonial Office
      Portfolio Properties.

(4)   Following the occurrence a Trigger Event, monthly TILC Reserves will be collected in an amount equal to one-twelfth of $1.37 per square foot per annum of gross leaseable area at the DRA / Colonial Office Portfolio
      Properties.

ADDITIONAL DEBT. None

PERMITTED MEZZANINE DEBT. The DRA / Colonial Office Portfolio Loan permits the owners of the DRA / Colonial Office Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of conditions, among other items, the following: (i)
no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the LTV follwing the incurrence of Mezzanine Debt is not greater than 80% (iv) the maturity date of the mezzanine loan shall be on or after the maturity date of the DRA / Colonial
Office Portfolio Loan; (v) an intercreditor agreement has been delivered; and
(vi) rating agency confirmation has been obtained.

RELEASE PROVISIONS. After the DRA / Colonial Office Portfolio Defeasance Date,
an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20% of the original principal balance of the DRA / Colonial Office Portfolio Loan; (ii) the
DSCR after the release is at least equal to 1.41x, (iii) the LTV after the release is not greater than 79.5%, (iv) no event of default has occurred and is continuing, and (v) other customary provisions set forth in the loan documents.
If the DSCR and/or LTV tests above would not be satisfied, the DRA / Colonial
Office Portfolio Borrowers, may either (x) increase the release price to an amount which would cause the DSCR and/or LTV tests to be satisfied or (y)
deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan, would cause the DSCR and/or LTV tests to be satisfied.

At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida (the
"Colonial Town Park Property") may be released from the DRA / Colonial Office
Portfolio, without prepayment, subject to the satisfaction of certain conditions, including: (i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property,
(ii) a condominium regime is established in which the residential portion of the
Colonial Town Park Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents. The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan for underwriting purposes, and was not included in the property's valuation.

At any time, the portion of the Colonial Town Park Property which contains the
Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the
DRA / Colonial Office Portfolio, without prepayment, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio
Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1)
the net proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and together in each case with applicable yield maintenance-related charges (ii)
a legal subdivision is completed between the Ruth's Chris Property and the remainder of the Colonial Town Park Property, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.

At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center Parkway,
Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA /
Colonial Office Portfolio, without prepayment, subject to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

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--------------------------------------------------------------------------------

satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties, (ii) no event of default has occurred and is continuing, and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office
Portfolio Loan for underwriting purposes, and was not included in the property's valuation.

SUBSTITUTION PROVISIONS. An individual property may be released from the DRA /
Colonial Office Portfolio Loan and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the LTV following the substitution is not greater than 79.5%, (ii) the DSCR following the substitution is equal to or greater than 1.41:1.00, (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office
Portfolio Loan, (iv) no more than 50% of the individual properties may be substituted, (v) no event of default has occurred and is continuing, and (vi)
other customary provisions set forth in the loan documents.

PARTIAL ASSUMPTION/SEVERENCE PROVISIONS. The DRA / Colonial Office Portfolio
Loan may be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan
Assumption, the DRA / Colonial Office Portfolio Loan will be severed into (a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial
Assumption Loan") and (b) the remaining DRA / Colonial Office Portfolio Loan, reduced by the amount of the Partial Assumption Loan, (ii) the principal amount of the Partial Assumption Loan may not exceed $55,643,044 [following the Future
Advance, and $44,116,711 prior to the Future Advance], (iii) the DSCR for the individual properties securing the remaining DRA / Colonial Office Portfolio
Loan is equal to or greater than 1.41x, (iv) the LTV for the individual properties securing the remaining DRA / Colonial Office Portfolio Loan is not greater than 79.5%, (v) the DSCR for the individual properties securing the
Partial Assumption Loan is equal to or greater than 1.20x, (vi) the LTV ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (viii) the lender receives an assumption fee, (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards, (x) no event of default has occurred and is continuing, and (xi) other customary provisions set forth in the loan documents. In connection with such partial loan assumption, the cross-collateralization with respect to the assumed loan would be terminated.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

OCH-ZIFF RETAIL PORTFOLIO

                      [PHOTO OF OCH-ZIFF RETAIL PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          11
Location (City/State)(1)                                                Various
Property Type                                                   Anchored Retail
Size (Square Feet)                                                    2,311,252
Percentage Physical Occupancy as of May 16, 2007(2)                       94.8%
Year Built(1)                                                           Various
Year Renovated(1)                                                       Various
Appraisal Value                                                    $428,100,000
# of Tenant Leases                                                          311
Average Rent Per Square Foot                                             $11.28
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                               $34,044,265
Underwritten Total Expenses                                          $9,368,629
Underwritten Net Operating Income (NOI)                             $24,675,636
Underwritten Net Cash Flow (NCF)                                    $23,132,153
2006 NOI                                                            $25,165,834
--------------------------------------------------------------------------------

                      [PHOTO OF OCH-ZIFF RETAIL PORTFOLIO]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                    LaSalle
Loan Group                                                                    1
Origination Date                                                  June 15, 2007
Cut-off Date Principal Balance                                     $140,000,000
Cut-off Date Loan Balance Per SF/Unit(3)                                   $123
Percentage of Initial Mortgage Pool Balance                                3.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.3120%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           85
Original Term to Maturity/ARD (Months)                                       85
Original Call Protection                             LO(36),GRTRofYMor0.5%,O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(3)                                                 66.3%
LTV Ratio at Maturity or ARD(3)                                           66.3%
Underwritten DSCR on NOI(3)                                               1.35x
Underwritten DSCR on NCF(3)                                               1.27x
--------------------------------------------------------------------------------

(1)   See "Och-Ziff Retail Portfolio Properties" table below.

(2)   Subsequent to the physical occupancy date of May 16, 2007, Ian Stewart and
      Ken Gillich d/b/a America's Custom Design Center vacated its leased premises in the Colonial Promenade Hunter's Creek center. As a result, the percentage physical occupancy as of the Cut-off Date is 90.1%.

(3)   The total loan amount for the Och-Ziff Retail Portfolio Properties was
      $284,000,000, evidenced by two pari passu notes. One pari passu note in the amount of $140,000,000, the Och-Ziff Retail Portfolio Loan, is
      included in the trust fund and the remaining pari passu note in the amount of $144,000,000 is not included in the trust fund. "Cut-off Date Loan
      Balance Per SF/Unit", "Cut-off Date LTV Ratio", "LTV Ratio at Maturity or
      ARD", "Underwritten DSCR on NOI" and "Underwritten DSCR on NCF" are based on the total loan amount of $284,000,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                       [MAP OF OCH-ZIFF RETAIL PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Och-Ziff Retail Portfolio Loan") is evidenced by a pari passu note secured by 11 first mortgages encumbering 11 anchored retail centers (collectively, the "Och-Ziff Retail Portfolio Properties"). The
table below provides specific information about the Och-Ziff Retail Portfolio
Properties. The Och-Ziff Retail Portfolio Loan represents approximately 3.5% of the initial mortgage pool balance and approximately 5.1% of the initial loan group 1 balance.

The Och-Ziff Retail Portfolio Loan was originated on June 15, 2007 and has a principal balance as of the cut-off date of $140,000,000. The total loan amount for the Och-Ziff Retail Portfolio Properties was $284,000,000, evidenced by two pari passu notes. One $140,000,000 pari passu note, the Och-Ziff Retail
Portfolio Loan, is included in the trust fund and the remaining pari passu note in the amount of $144,000,000 is not included in the trust fund (the "Och-Ziff
Pari Passu Note"). The Och-Ziff Pari Passu Note and the Och-Ziff Retail
Portfolio Loan are secured by the same mortgages. The Och-Ziff Pari Passu Note is pari passu in right of payment and in other respects to the Och-Ziff Retail
Portfolio Loan, and has the same interest rate, maturity date and original term to maturity as the Och-Ziff Retail Portfolio Loan. The Och-Ziff Pari Passu Note
will be held outside of the trust and is expected to be securitized in another transaction. The holder of the Och-Ziff Pari Passu Note has the rights of a controlling certificate holder with respect the Och-Ziff Retail Portfolio Loan.
See "Description of Mortgage Pool--The Loan Combinations" in the offering prospectus.

The Och-Ziff Retail Portfolio Loan has a remaining term of 84 months until its maturity date of August 6, 2014. Beginning on August 6, 2010 to (but excluding)
May 6, 2014, the Och-Ziff Retail Portfolio Loan may be prepaid in whole or in part subject to the payment of a yield maintenance premium equal to the greater of yield maintenance and .50% of the unpaid principal balance (the "Yield
Maintenance Premium"). From and after May 6, 2014, the Och-Ziff Retail Portfolio
Loan may be prepaid without the payment of a Yield Maintenance Premium.

THE PROPERTIES. The Och-Ziff Retail Portfolio Loan is secured by the Och-Ziff
Retail Portfolio Properties consisting of 11 anchored retail centers totaling approximately 2,311,252 square feet. The Och-Ziff Retail Portfolio Properties are located in four states: Alabama, with four properties totaling approximately
731,340 square feet (approximately 31.7% of the Och-Ziff Retail Portfolio
Properties); Florida, with four properties totaling approximately 692,963 square feet (approximately 30.0% of the Och-Ziff Retail Portfolio Properties); Texas,
with two properties totaling approximately 536,858 square feet (approximately
23.2% of the Och-Ziff Retail Portfolio Properties) and Georgia, with one property totaling approximately 350,091 square feet (approximately 15.1% of the
Och-Ziff Retail Portfolio Properties). As of May 16, 2007, occupancy at the
Och-Ziff Retail Portfolio Properties was approximately 94.8%, (subsequent to the occupancy date of May 16, 2007, Ian Stewart and Ken Gillich d/b/a America's
Custom Design Center vacated its leased premises in the Colonial Promenade
Hunter's Creek center. As a result, the occupancy as of the Cut-off Date is
90.1%).

The following tables present certain information regarding the Och-Ziff Retail
Portfolio Properties:

----------------------------------------------------------------------------------------------
                           OCH-ZIFF RETAIL PORTFOLIO PROPERTIES
                           ------------------------------------
                                                                                        % OF
                                                                                       TOTAL
                                        PROPERTY         YEAR BUILT/     SQUARE        SQUARE
PROPERTY NAME                           LOCATION          RENOVATED       FEET          FEET
----------------------------------------------------------------------------------------------

Colonial Pinnacle at Portofino      Shenandoah, TX         2000           372,502       16.1%
Colonial Promenade Beechwood        Athens, GA           1963/2005        350,091       15.1
Colonial Promenade Trussville       Trussville, AL       1999/2004        388,302       16.8
Colonial Promenade Alabaster        Alabaster, AL          2006           218,681        9.5
Kingwood Commons                    Houston, TX            2003           164,356        7.1
Colonial Promenade Hunter's Creek   Orlando, FL            1993           227,536        9.8
Colonial Promenade Lakewood         Jacksonville, FL     1948/1995        194,487        8.4
Colonial Promenade Northdale        Tampa, FL            1985/1999        175,917        7.6
Colonial Promenade Burnt Store      Punta Gorda, FL        1990            95,023        4.1
Colonial Promenade Trussville II    Trussville, AL         2003            58,182        2.5
Colonial Shoppes Clay               Trussville, AL       1984/2003         66,175        2.9
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                  2,311,252      100.0%
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                                      ALLOCATED
                                                                                         LOAN
PROPERTY NAME                      OCCUPANCY(1)           LARGEST TENANT               AMOUNT(2)
--------------------------------------------------------------------------------------------------

Colonial Pinnacle at Portofino        89.0%      Oshman's Store (Sports Authority)   $ 28,257,687
Colonial Promenade Beechwood          97.4       TJ Max and More                       18,282,991
Colonial Promenade Trussville         99.6       Wal-Mart Stores, Inc.                 17,366,884
Colonial Promenade Alabaster          92.7       Amstar Entertainment, LLC             16,213,020
Kingwood Commons                      86.9       Randall's Food & Drugs, L.P.          14,786,130
Colonial Promenade Hunter's Creek     52.6       Publix                                11,464,257
Colonial Promenade Lakewood           91.9       Winn Dixie                            10,601,521
Colonial Promenade Northdale          95.2       Beall's Department Stores, Inc.        9,378,030
Colonial Promenade Burnt Store        96.4       Publix                                 5,447,373
Colonial Promenade Trussville II      97.9       PetSmart                               4,302,971
Colonial Shoppes Clay                 95.8       Publix                                 3,899,136
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                90.1%                                          $140,000,000
-------------------------------------------------------------------------------------------------

(1)   As of May 16, 2007. Subsequent to the occupancy date of May 16, 2007, Ian
      Stewart and Ken Gillich d/b/a America's Custom Design Center vacated its leased premises in the Colonial Promenade Hunter's Creek center. As a result, the occupancy as of the Cut-off Date is 90.1% for the Och-Ziff
      Retail Portfolio Properties and 52.6% at the Colonial Promenade Hunter's
      Creek center.

(2)   Based upon 49.2958% of the total whole loan amount of $284,000,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION
                                                   ------------------
                                                         CREDIT RATINGS   SQUARE      % OF     BASE RENT       LEASE
TENANT NAME                        PARENT COMPANY        (FITCH/S&P)(1)    FEET        GLA        PSF        EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Wal-Mart Stores, Inc.              NAP                       AA/AA        203,742      8.8%     $ 5.40       1/31/2020
Publix                             NAP                        NAP         142,952      6.2        8.55        Various
Stein Mart, Inc.                   NAP                        NAP          74,422      3.2        5.93        Various
Beall's Department Stores, Inc.    NAP                        NAP          64,000      2.8        7.36       4/30/2011
Randall's Food & Drugs, L.P.       Safeway Inc.            BBB/BBB-        63,990      2.8       11.75      11/15/2020
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                    549,106     23.8%     $ 7.26
------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Och-Ziff Retail Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    --------------------------
                                                                            CUMULATIVE
                NUMBER      SQUARE      % OF                      % OF        SQUARE     CUMULATIVE     CUMULATIVE      CUMULATIVE %
              OF LEASES      FEET       GLA       BASE RENT     BASE RENT      FEET       % OF GLA       BASE RENT      OF BASE RENT
     YEAR      EXPIRING    EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING       EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

     MTM          5          46,703      2.0%    $   321,913        1.2%       46,703        2.0%     $     321,913          1.2%
     2007        26          53,704      2.3       1,000,549        3.8       100,407        4.3          1,322,463          5.1
     2008        39         120,530      5.2       1,640,914        6.3       220,937        9.6          2,963,377         11.3
     2009        52         113,913      4.9       1,897,379        7.3       334,850       14.5          4,860,756         18.6
     2010        58         303,336     13.1       3,670,112       14.1       638,186       27.6          8,530,868         32.7
     2011        43         320,146     13.9       4,592,502(2)    17.6       958,332       41.5         13,123,370(2)      50.2
     2012        23         175,167      7.6       1,806,756        6.9     1,133,499       49.0         14,930,126         57.2
     2013        10          41,000      1.8         818,798        3.1     1,174,499       50.8         15,748,924         60.3
     2014        14          70,889      3.1       1,453,785        5.6     1,245,388       53.9         17,202,709         65.9
     2015        16         203,162      8.8       2,249,894        8.6     1,448,550       62.7         19,452,602         74.5
     2016        14         157,967      6.8       1,823,819        7.0     1,606,517       69.5         21,276,422         81.5
2017 & After     11         476,434     20.6       4,840,053       18.5     2,082,951       90.1         26,116,474        100.0
   Vacant         0         228,301      9.9               0          0     2,311,252      100.0
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL       311       2,311,252    100.0%    $26,116,474      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Och-Ziff Retail Portfolio Borrower (as defined below) rent roll dated as of May 16, 2007. Subsequent to the occupancy date of May 16, 2007, Ian Stewart and Ken Gillich d/b/a
      America's Custom Design Center ("America's Custom") vacated its leased premises in the Colonial Promenade Hunter's Creek center.

(2)   Colonial Properties Trust, an Alabama real estate investment trust, which entity owns an indirect interest in the Och-Ziff Retail Portfolio
      Borrower, has provided a guaranty in favor of the Och-Ziff Retail
      Portfolio Borrower pursuant to which it guaranteed lease payments (in the amount that is due under the lease executed by America's Custom) with respect to the vacated premises through September 30, 2011.

THE BORROWERS. The borrowers under the Och-Ziff Retail Portfolio Loan are OZ/CLP
Hunter's Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt
Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC,
OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP
Kingwood Commons LP (collectively, the "Och-Ziff Retail Portfolio Borrower").
Each of these entities is a single purpose Delaware limited liability company or limited partnership. The sponsors of the Och-Ziff Retail Portfolio Loan are
Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund, L.P.,
Och-Ziff Real Estate Sponsor Co-Investment Fund, L.P. and Global Eiendom
Utbetaling Norge 2007 AS (collectively, the "Sponsor").

PROPERTY MANAGEMENT. The property manager for the Och-Ziff Retail Portfolio
Properties is Colonial Properties Services, Inc., a division of Colonial
Properties Trust ("CLP") (NYSE: CLP). As of December 31, 2006, CLP owned or managed approximately 39,104 apartment units, 17.6 million square feet of office space and 12.1 million square feet of retail space.

LOCKBOX. The Och-Ziff Retail Portfolio Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease to a lockbox. Provided no Cash Trap Event (as hereinafter defined) has occurred and is continuing, any and all funds in the lockbox accounts are required to be transferred to an account designated by the
Och-Ziff Retail Portfolio Borrower on each business day. Upon the occurrence and during the continuation of a Cash Trap Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A "Cash Trap Event" shall occur upon an event of default (and shall terminate upon the cure or waiver of such event of default).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Och-Ziff Retail Portfolio Loan:

             ---------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------
             TYPE:                  INITIAL            MONTHLY
             ---------------------------------------------------
             Taxes                $2,456,646          $301,545
             Insurance            $  538,617          $ 44,885
             ---------------------------------------------------

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

EARLY RELEASE. The Och-Ziff Retail Portfolio Borrower shall have a one-time right to obtain the release (the "Early Release") of any one (but not more than one) individual property ("the Early Release Property") prior to August 6, 2010, but not sooner than August 6, 2008 upon the satisfaction of certain conditions including, but not limited to: (i) the sale of such property is pursuant to an arms' length agreement to a third party not affiliated with the Och-Ziff Retail
Portfolio Borrower or Sponsor; (ii) payment of a release price equal to 100% of the allocated loan amount for such property; and (iii) after giving effect to such release, the DSCR for all of the then remaining individual properties shall be no less than the greater of (a) 1.20x and (b) the lesser of (1) the DSCR immediately proceeding such release or (2) 1.30x. Any prepayment made in connection with the Early Release shall be without any Yield Maintenance
Premium, however, if the allocated loan amount for the Early Release Property together with the allocated loan amount for the Chick-Fil-A Parcel (as defined below) (if the same has been released as set forth in the section entitled
"Release of Chick-Fil-A Parcel") is more than $42,600,000, then the Och-Ziff
Retail Portfolio Borrower shall pay a Yield Maintenance Premium on such excess, as set forth in the loan documents.

PARTIAL RELEASES. On any monthly payment date after August 6, 2010, the Och-Ziff
Retail Portfolio Borrower may obtain the release of an individual property(s)
upon the satisfaction of certain conditions including, but not limited to: (i)
the sale of such property(s) is pursuant to an arms' length agreement to a third party not affiliated with the Och-Ziff Retail Portfolio Borrower or Sponsor;
(ii) payment of a release price equal to 110% of the allocated loan amount for such property (together with the applicable Yield Maintenance Premium); and
(iii) after giving effect to such release, the DSCR for all of the then remaining individual properties shall be no less than the greater of (a) 1.20x and (b) the lesser of (1) the DSCR immediately proceeding such release or (2)
1.30x.

RELEASE OF CHICK-FIL-A PARCEL. The Och-Ziff Retail Portfolio Borrower shall have the right at any time to obtain the release of the parcel occupied by
Chick-Fil-A (the "Chick-Fil-A Parcel") upon the satisfaction of certain conditions including, but not limited to: (i) such release is in connection with and pursuant to the sale of the Chick-Fil-A Parcel to the tenant under the
Chick-Fil-A lease; (ii) the Chick-Fil-A Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (iii) payment of a release price equal to 100% of the allocated loan amount for the Chick-Fil-A Parcel, together with, if such release occurs prior to August 6, 2008, the payment of a yield maintenance premium equal to the amount of interest that would be payable on such amount through August 6, 2008. If the release of Chick-Fil-A Parcel occurs after August 6, 2008, then no Yield Maintenance Premium shall be required; provided, that if the allocated loan amount for the Chick-Fil-A Parcel together with the allocated loan amount for the Early Release Property is more than $42,600,000 (i.e. 15% of the principal amount of the Loan), then the
Och-Ziff Retail Portfolio Borrower shall pay a Yield Maintenance Premium on such excess, as set forth in the loan documents.

SUBSTITUTION PROVISIONS: None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17

             [PHOTO OF U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          32
Location (City/State)                                                   Various
Property Type                                                      Self Storage
Size (Square Feet)                                                    1,792,554
Percentage Physical Occupancy as of June 20, 2007                         84.6%
Year Built(1)                                                           Various
Year Renovated(1)                                                       Various
Appraisal Value                                                    $196,490,000
Average Rent Per Square Foot                                              $9.77
Underwritten Economic Occupancy                                           83.7%
Underwritten Revenues                                               $19,986,392
Underwritten Total Expenses                                          $6,060,320
Underwritten Net Operating Income (NOI)                             $13,926,072
Underwritten Net Cash Flow (NCF)                                    $13,746,858
March 2007 (TTM) NOI                                                $15,338,183
March 2006 (TTM) NOI                                                $15,386,025
March 2005 (TTM) NOI                                                $15,148,893
--------------------------------------------------------------------------------

(1)   See table "U-Haul Portfolio Properties".

            [PHOTO OF U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                  June 22, 2007
Cut-off Date Principal Balance                                     $135,891,937
Cut-off Date Loan Balance Per SF/Unit                                       $76
Percentage of Initial Mortgage Pool Balance                                3.4%
Number of Mortgage Loans                                                      4
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate(2)                                                        Various
Amortization Type                                                       Balloon
IO Period (Months)                                                          NAP
Original Term to Maturity/ARD (Months)(2)                               Various
Original Amortization Term (Months)                                         360
Original Call Protection(2)                                             Various
Lockbox                                                                    Soft
Cut-off Date LTV Ratio                                                    69.2%
LTV Ratio at Maturity or ARD                                              57.2%
Underwritten DSCR on NOI                                                  1.40x
Underwritten DSCR on NCF                                                  1.38x
--------------------------------------------------------------------------------

(2)  See table "Certain Characteristics of the U-Haul Portfolio Loan".

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

             [MAP OF U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "U-Haul Portfolio Loan") is evidenced by a four promissory notes ("14, 15, 16, 17 SAC") secured by first mortgages, deeds of trust and/or similar security instruments encumbering the fee interest in 32
U-Haul self-storage properties (the "U-Haul Portfolio Properties"). The table below provides specific information about the U-Haul Portfolio Properties. The
U-Haul Portfolio Loan represents approximately 3.4% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance.

The U-Haul Portfolio Loan was originated on June 22, 2007, and has a principal balance as of the cut-off date of $135,891,937. The 14 SAC, 15 SAC and 17 SAC notes have a remaining term of 131 months to their anticipated repayment date of
July 8, 2018. The 16 SAC note has a remaining term of 143 months to its anticipated repayment date of July 8, 2019. The U-Haul Portfolio Loan is structured as an ARD loan and has a final maturity date of July 8, 2037. The 14
SAC, 15 SAC and 17 SAC notes may be prepaid on or after April 8, 2018 without penalty, and permit defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust. The 16 SAC note may be prepaid on or after April 8, 2019 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

-----------------------------------------------------------------------------------------------------------------------------------
                                       CERTAIN CHARACTERISTICS OF THE U-HAUL PORTFOLIO LOAN

                                                                        ORIGINAL TERM   REMAINING TERM
 LOAN NAME        ARD DATE    FINAL MATURITY DATE    INTEREST RATE (%)     TO ARD          TO ARD        ORIGINAL PREPAYMENT STRING
-----------------------------------------------------------------------------------------------------------------------------------

 U-Haul SAC 14    7/8/2018        7/8/2037               6.1330             132             131             LO(25),Def(103),O(4)
 U-Haul SAC 17    7/8/2018        7/8/2037               6.1330             132             131             LO(25),Def(103),O(4)
 U-Haul SAC 15    7/8/2018        7/8/2037               6.1330             132             131             LO(25),Def(103),O(4)
 U-Haul SAC 16    7/8/2019        7/8/2037               6.2430             144             143             LO(25),Def(115),O(4)
-----------------------------------------------------------------------------------------------------------------------------------

THE PROPERTIES. The U-Haul Portfolio Properties consist of 32 U-Haul self storage facilities totaling approximately 19,188 self storage units and
1,792,554 net rentable square feet located in 13 states. The largest state concentrations are Texas with nine properties totaling 531,837 square feet
(29.7% of the total square footage), Massachusetts with 2 properties totaling
280,655 square feet (15.7% of the total square footage), New York with five properties totaling 230,223 square feet (12.8% of the total square footage), and
California with four properties totaling 199,280 square feet (11.1% of the total square footage). No other state contains more than 5.1% of the portfolio by square footage. The properties average 600 storage units per location (ranging from 324 to 2,028 units) with an average unit size of 708 rentable square feet.
Typical construction consists of either metal or concrete block framing block on concrete slab foundations, with pitched, corrugated metal roofs. Exterior-access storage units generally have roll-up aluminum or metal doors. Interior-access storage units, some of which are climate-controlled, are either located within the main retail/office building, or in separate buildings built or converted specifically for interior-access storage. Approximately 34.2% of the U-Haul
Portfolio Properties units are climate-controlled. Some U-Haul Portfolio
Properties also have an apartment for an on-site manager. As of June 20, 2007, the U-Haul Portfolio Properties were 84.6% occupied.

The U-Haul Portfolio Properties produce income primarily from self-storage rental augmented by other synergistic business lines. These business lines including U-Haul truck / trailer rentals, trailer hitch installation, propane sales, and sales of moving and storage products including boxes, tape, and padlocks. For purposes of determining the net cash flow and debt service coverage ratio ("DSCR") for the U-Haul Portfolio Loan, income and expenses associated with the truck / trailer rentals was excluded. Other ancillary non-storage income was limited to approximately 12% of effective gross income, in-line with historical performance.

THE MARKETS. Within their respective markets, the U-Haul Portfolio Properties are generally located along major roadways with excellent visibility and access.
Immediate surrounding uses are generally either retail or retail/light industrial mix. The majority of the tenant base consists of residential users who need additional storage space for personal items. Other common users of self-storage space are contractors, attorneys who store documents, pharmaceutical sales representatives who need climate controlled storage for their inventories, and local retailers with excess inventory. The typical storage tenant stays for approximately 4 -- 6 months, with some tenants staying for a number of years.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                    U-HAUL SELF STORAGE PORTFOLIO PROPERTIES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        UNDERWRITTEN
            PROPERTY NAME                CITY/STATE          TOTAL SF    YEAR BUILT  OCCUPANCY (%)  APPRAISED VALUE ($)    NCF ($)
-----------------------------------------------------------------------------------------------------------------------------------

U-Haul Of Medford(2)                    Somerville/MA         124,015       1910          81.5%        $ 19,700,000     $ 1,682,330
U-Haul Lincoln Park(1)                    Chicago/IL           71,572       1917          97.0           13,000,000         951,570
U-Haul Center Of Salisbury(3)            Salisbury/MA         156,640       1954          79.5           11,200,000         922,314
U-Haul Center Albany(1)                   Albany/NY            71,720       1920(5)       88.3           10,490,000         641,550
U-Haul Center North Rancho(1)            Las Vegas/NV          48,275       1997          91.1            9,400,000         678,185
U-Haul Of Inwood(1)                       Inwood/NY            48,732       1969          80.1            9,230,000         577,581
U-Haul Center White Lane(4)             Bakersfield/CA         78,798       1983          93.4            7,200,000         497,071
U-Haul Storage Glendora(3)               Glendora/CA           44,364       1986          94.9            6,800,000         469,803
U-Haul Storage South Side(4)            Saint Louis/MO         61,522       2002          96.3            6,800,000         489,255
U-Haul Center Of Round Rock(2)          Round Rock/TX          41,525       1996          94.7            6,700,000         440,532
U-Haul Center Texas Avenue(1)         College Station/TX       45,100       1996          95.5            6,500,000         386,915
U-Haul Storage Ivar Avenue(3)            Rosemead/CA           38,469       1987          95.3            6,300,000         405,012
U-Haul Storage Westchase(4)             San Antonio/TX         99,910       1984          78.1            6,250,000         372,372
U-Haul Center Rockville(2)           Rockville Centre/NY       28,276       1966          78.2            6,200,000         368,260
U-Haul Storage Burlington(4)            Burlington/NJ          59,100       1988          82.0            6,200,000         415,457
U-Haul Storage Sycamore Avenue(4)        Pasadena/CA           37,649       1990          81.7            6,100,000         422,797
U-Haul Storage Black Rock(3)            Bridgeport/CT          36,410       1951          92.7            5,800,000         461,467
U-Haul Center Of Olathe(1)                Olathe/KS            37,975       1995          93.9            5,600,000         354,997
U-Haul Center Downtown(2)                 Norfolk/VA           31,029       1924          82.0            5,100,000         368,073
U-Haul Kings Highway(2)                 Saint Louis/MO         23,515       1978          93.8            4,800,000         398,565
U-Haul Storage Alma(4)                     Plano/TX            38,200       1996          95.2            4,600,000         279,911
U-Haul Storage Rio Salado(4)               Tempe/AZ            55,900       1985          98.5            4,300,000         276,587
U-Haul Storage Tarrant Road(3)         Grand Prairie/TX        66,710       1995          85.4            4,000,000         245,700
U-Haul Center Beaumont(2)                Beaumont/TX           42,250       1979          95.0            3,700,000         259,984
U-Haul Storage Ridgeway Avenue(4)        Rochester/NY          40,370       1987          90.5            3,630,000         228,046
U-Haul Storage Business Avenue(3)          Clay/NY             41,125       1987          91.4            2,700,000         159,678
U-Haul Storage Hulen(3)                 Fort Worth/TX          82,689       1985          50.4            2,700,000         125,607
U-Haul Storage Waxahachie(3)            Waxahachie/TX          52,065       1994          98.2            2,700,000         221,750
U-Haul Storage Middletown(4)            Middletown/CT          31,815       1985          73.1            2,500,000         223,746
U-Haul Storage Laurelwood(3)            Lindenwold/NJ          33,150       1988          73.8            2,400,000         201,846
U-Haul Storage I-30(3)                  Little Rock/AR         60,296       1984          70.5            2,190,000         157,893
U-Haul Storage Rufe Snow(4)        North Richland Hills/TX     63,388       1985          62.1            1,700,000          62,003
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      1,792,554                     84.6%        $196,490,000     $13,746,858
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Property is part of the 14 SAC collateral.

(2)   Property is part of the 17 SAC collateral.

(3)   Property is part of the 15 SAC collateral.

(4)   Property is part of the 16 SAC collateral.

(5)   U-Haul Center Albany was renovated in 1990.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE BORROWERS. The borrowers, Fourteen SAC Self-Storage Corporation, Fifteen SAC
Self-Storage Corporation, Sixteen SAC Self-Storage Corporation and Seventeen SAC
Self-Storage Corporation (collectively the "U-Haul Portfolio Borrower") are single-purpose bankruptcy remote Nevada corporations wholly owned by SAC Holding
Corporation. SAC Holding Corporation is owned by Blackwater Investments, Inc
("Blackwater"), which is 100% owned by Mark V. Shoen. Through its wholly-owned subsidiaries, Blackwater currently owns over 300 self-storage properties encompassing approximately 13.0 million net rentable square feet in the United
States and Canada. SAC Holding Corporation and Blackwater are indemnitors on the
U-Haul Portfolio Loan.

Mark Shoen is the son of Leonard S. Shoen, the founder of U-Haul. Mark Shoen is the second largest shareholder of AMERCO, Inc. (NasdaqNM: UHAL / NYSE: AO+PA), with approximately 3.53 million shares of common stock or 16.57% of the total outstanding. Mark Shoen's sibling, Edward J. Shoen, is the acting
CEO/Chairman/President of AMERCO, which serves as the holding company for three other wholly-owned subsidiaries (Republic Western Insurance, Oxford Life
Insurance and Amerco Real Estate Company) in addition to U-Haul International,
Inc. AMERCO operates the most recognized moving and storage brand -- U-Haul --
in North America. The company operates approximately 1,450
retail/self-storage/moving centers, and an additional 13,950 locations are independently operated by dealers. In 2004, AMERCO emerged from Chapter 11 with
100% of the pre-petition equity fully-restored. S&P has assigned an issuer rating of BB/Stable Outlook to the company (Fitch does not presently rate the company).

PROPERTY MANAGEMENT. The U-Haul Portfolio Properties are managed by 13 separate entities, each a wholly-owned subsidiary of U-Haul International, Inc.

LOCKBOX. A cash management account was established at closing in the joint names of the U-Haul Portfolio Borrower and the lender wherein all income from the properties is deposited. Prior to a trigger event, the U-Haul Portfolio Borrower will have access to funds in the cash management account. After a trigger event, funds in the cash management account will be swept to a central account maintained and controlled by the lender. A trigger event will occur upon (i) an event of default, (ii) if the U-Haul Portfolio Loan has not been paid in full on or after the anticipated repayment date, or (iii) if the debt service coverage ratio falls below 1.15x on an actual trailing 12-month basis.

RELEASE PROVISIONS. Individual U-Haul Portfolio Properties may be released from the lien of the related mortgage upon defeasance of a principal amount equal to
125% of the allocated loan amount provided that, among other things (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, and (iii) the
LTV with respect to the remaining properties shall be no greater than the lesser of (a) 71% or (b) the LTV with respect to the properties immediately prior to the proposed date of such release.

PROPERTY SUBSTITUTION. The related borrower may obtain a release of the lien of certain individual U-Haul Portfolio Properties up to one (1) time during the term of the loan by substituting therefor another property of like use, kind and quality acquired by the related borrower its affiliate, provided that, any such released properties in the aggregate during the term of the loan, comprise no greater than thirty percent (30%) of the original principal balance of the loan, and provided that, among other things, (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, (iii) the DSCR immediately prior to the substitution with respect to the substituting property shall be equal or greater than the
DSCR for the 12 calendar months immediately preceding the closing date with respect to the release property, and (iv) receipt of rating agency confirmation.

ESCROWS. The following escrow/reserve accounts have been established with respect to the U-Haul Portfolio Loan:

            -----------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------
            TYPE:                        INITIAL        MONTHLY
            -----------------------------------------------------
            Taxes                       $1,101,000        $0
            Insurance                   $   77,111        $0
            Environmental Reserve       $  836,775        $0
            Replacement Reserve         $  421,213        $0
            Capital Expenditures        $  199,367        $0
            -----------------------------------------------------

PERMITTED MEZZANINE DEBT.  None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

B2 PORTFOLIO

                            [PHOTO OF B2 PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          11
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              2,904
Percentage Physical Occupancy as of March 2007                            86.0%
Year Built                                                              Various
Year Renovated                                                             2007
Appraisal Value (As-Is)                                            $174,170,000
Average Monthly Rent Per Unit                                              $694
Underwritten Economic Occupancy                                           82.8%
Underwritten Revenues                                               $20,675,554
Underwritten Total Expenses                                         $10,213,667
Underwritten Net Operating Income (NOI)                             $10,461,887
Underwritten Net Cash Flow (NCF)                                     $9,735,887
February 2007 (TTM) NOI                                              $9,662,804
2006 NOI                                                             $9,609,726
--------------------------------------------------------------------------------

                            [PHOTO OF B2 PORTFOLIO]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       GECC
Loan Group                                                                    2
Origination Date                                                 April 25, 2007
Cut-off Date Principal Balance                                     $130,500,000
Cut-off Date Loan Balance Per Unit                                      $44,938
Percentage of Initial Mortgage Pool Balance                                3.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6800%
Amortization Type                                                 Interest-Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Call Protection                                LO(24),GRTR of YM or 1%(32),O(4)
Lockbox                                         Soft at Closing, Springing Hard
Cut-off Date LTV Ratio                                                    74.9%
LTV Ratio at Maturity or ARD                                              74.9%
Underwritten DSCR on NOI                                                  1.39x
Underwritten DSCR on NCF                                                  1.29x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                              [MAP OF B2 PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "B2 Portfolio Loan") is evidenced by a single promissory note and is secured by first mortgages on the borrower's fee simple interest on 11 multifamily properties located in various cities in Virginia,
North Carolina and Georgia. The B2 Portfolio Loan represents approximately 3.2%
of the initial mortgage pool balance and approximately 10.1% of the initial loan group 2 balance.

The B2 Portfolio Loan was originated on April 25, 2007 and has a principal balance of $130,500,000 as of the cut-off date. The B2 Portfolio Loan has a remaining term of 57 months to its scheduled maturity date of May 1, 2012. The
B2 Portfolio Loan is interest-only for its entire 5-year term. Beginning on
June 1, 2009, the B2 Portfolio Loan permits prepayment subject to payment of the greater of a yield maintenance premium or 1% of the outstanding loan balance. The B2 Portfolio Loan may be voluntarily prepaid without payment of a prepayment premium on or after February 1, 2012.

------------------------------------------------------------------------------------------------------
                                     B2 PORTFOLIO LOAN PROPERTIES

                                                      YEAR                     % OF
                                                     BUILT/                   TOTAL
PROPERTY                         CITY, STATE       RENOVATED      UNITS       UNITS      OCCUPANCY(1)
------------------------------------------------------------------------------------------------------

SINCLAIR                        Norcross, GA      1983/2007        352         12.1%         86.7%
STEEPLE CHASE                   Norcross, GA      1983/2007        305         10.5          89.5
VACARO                         Chesapeake, VA     1968/2007        208          7.2          89.9
ALDEN RIDGE                    Clarkston, GA      1973/2007        372         12.8          72.6
SOMERSET                         Tucker, GA       1983/2007        264          9.1          88.6
CHELSEA POINT                  Portsmouth, VA     1977/2007        196          6.7          90.8
WAVERLY I&II                 Winston-Salem, NC    1988/2007        433         14.9          80.8
LA COTA                         Atlanta, GA       1971/2007        266          9.2          78.6
ASHLAND                        Greensboro, NC     1987/2007        244          8.4          96.3
HUNT CLUB                    Winston-Salem, NC    1983/2007        128          4.4          96.9
THE LAKES AT MEADOWLAND        Greensboro, NC     1987/2007        136          4.7          97.8
------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           2,904        100.0%         86.0%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                         2006       2006 HH
                                                                                      POPULATION    INCOME
                                           ALLOCATED       AS-IS                        WITHIN      WITHIN
                           SUBMARKET         LOAN        APPRAISED      STABILIZED      A 5-MI      A 5-MI
PROPERTY                  OCCUPANCY(2)      AMOUNT         VALUE          VALUE       RADIUS(2)    RADIUS(2)
------------------------------------------------------------------------------------------------------------

SINCLAIR                     93.1%       $ 16,900,000   $ 21,050,000   $ 22,700,000     219,615    $65,332
STEEPLE CHASE                93.1          15,050,000     18,700,000     20,400,000     227,490     64,988
VACARO                       97.0          14,400,000     19,400,000     19,800,000     108,492     61,900
ALDEN RIDGE                  91.3          13,925,000     19,200,000     21,800,000     243,988     69,913
SOMERSET                     93.1          13,200,000     16,400,000     18,000,000     209,653     67,336
CHELSEA POINT                97.0          11,900,000     15,800,000     16,100,000     103,117     62,409
WAVERLY I&II                 94.2          11,550,000     20,020,000     23,250,000     117,487     68,312
LA COTA                      92.9          11,400,000     14,200,000     16,500,000     225,165     88,327
ASHLAND                      94.2          11,250,000     15,100,000     15,100,000     156,121     29,341
HUNT CLUB                    90.2           5,475,000      7,500,000      7,500,000     117,487     68,312
THE LAKES AT MEADOWLAND      94.2           5,450,000      6,800,000      6,800,000     156,121     29,341
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   $130,500,000   $174,170,000   $187,950,000
------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the subject rent rolls dated March 2007.

(2)   Information obtained from the subject appraisals.

THE PROPERTIES. The B2 Portfolio Loan is collateralized by 11 multifamily properties (2,904 units), five of which are located in Georgia (1,559 units), four in North Carolina (941 units) and two in Virginia (404 units)
(collectively, the "B2 Portfolio Properties"). Between the eleven properties, the net rentable area is 2,862,186 square feet, which indicates an average unit size of 986 square feet. The net rentable unit mix is as follows: 946 one bedroom units; 1,654 two bedroom units; and 304 three bedroom units. The B2
Portfolio Properties were constructed between 1968 and 1988 and are currently undergoing a $23.6 million ($8,127/unit) renovation program, the completion of which is anticipated at the end of 2007. The renovations consist of exterior and interior improvements. Exterior improvements include new paint finishes, landscaping, roof refurbishments, repair and replacement of fitness equipment, electrical/lighting improvements and general structural repairs. Interior renovations include appliance replacement, installation of new countertops, upgrades of plumbing, lighting and HVAC systems and new carpeting and flooring.
The portfolio offers such project amenities as swimming pools, tennis courts, playground areas and fitness centers. On a unit-level, amenities consist of patios/balconies, washer/dryer hookups and standard kitchen appliances.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                 B2 PORTFOLIO LOAN PROPERTIES

                                                                                       AVERAGE
                                                                                      CONTRACT
                               NO. OF                              AVERAGE SQUARE     RENTS PER
UNIT MIX                       UNITS        % OF TOTAL UNITS       FOOTAGE/UNIT       UNIT/MO(1)
------------------------------------------------------------------------------------------------

Sinclair
 1BR                            144               5.0%                   815            $528
 2BR                            208               7.2                  1,157             706
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          352              12.1%                 1,017            $633
------------------------------------------------------------------------------------------------
Steeple Chase
 1BR                            111               3.8%                   770            $602
 2BR                            170               5.9                  1,036             705
 3BR                             24               0.8                  1,275             869
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          305              10.5%                   958            $680
------------------------------------------------------------------------------------------------
Vacaro
 1BR                             44               1.5%                   722            $740
 2BR                            164               5.6                  1,009             845
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          208               7.2%                   948            $823
------------------------------------------------------------------------------------------------
Alden Ridge
 1BR                             48               1.7%                   750            $577
 2BR                            224               7.7                  1,291             765
 3BR                            100               3.4                  1,639             981
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          372              12.8%                 1,315            $799
------------------------------------------------------------------------------------------------
Somerset
 1BR                             50               1.7%                   750            $592
 2BR                            194               6.7                  1,163             753
 3BR                             20               0.7                  1,550             920
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          264               9.1%                 1,114            $735
------------------------------------------------------------------------------------------------
Chelsea Point
 1BR                             36               1.2%                   690            $700
 2BR                            160               5.5                    830             770
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          196               6.7%                   804            $757
------------------------------------------------------------------------------------------------
Waverly I&II
 1BR                            173               6.0%                   650            $551
 2BR                            224               7.7                    902             576
 3BR                             36               1.2                  1,018             754
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          433              14.9%                   811            $581
------------------------------------------------------------------------------------------------
La Cota
 1BR                            144               5.0%                   900            $617
 2BR                             50               1.7                  1,150             732
 3BR                             72               2.5                  1,300             824
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          266               9.2%                 1,055            $695
------------------------------------------------------------------------------------------------
Ashland
 1BR                             80               2.8%                   750            $645
 2BR                            144               5.0                    946             728
 3BR                             20               0.7                  1,125             835
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          244               8.4%                   896            $710
------------------------------------------------------------------------------------------------
Hunt Club
 1BR                             52               1.8%                   684            $536
 2BR                             76               2.6                    926             622
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          128               4.4%                   828            $587
------------------------------------------------------------------------------------------------
The Lakes at Meadowland
 1BR                             64               2.2%                   630            $577
 2BR                             40               1.4                  1,004             689
 3BR                             32               1.1                  1,156             769
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          136               4.7%                   864            $655
------------------------------------------------------------------------------------------------

(1)   INFORMATION OBTAINED FROM THE SUBJECT RENT ROLLS.

THE MARKET(2). The five Georgia properties are located within suburbs of Atlanta and are scattered throughout the Atlanta MSA. The Atlanta MSA consists of 28 counties in Northwest Georgia; the City of Atlanta is the largest incorporated area within the Atlanta MSA and lies within Fulton County, with a small portion extending into neighboring DeKalb County. Multiple national highways, including
Interstate-20, Interstate-75 and Interstate-80, crisscross the Atlanta MSA, providing an accessible transportation network. Atlanta is also encircled by
Interstate-285, which provides access to the outlying Atlanta suburbs. From
1996-2006, Atlanta's population increased to 5.03 million from 3.75 million, or roughly 3% per annum. Atlanta and its surrounding suburbs are also home to numerous Fortune 500 companies including Coca-Cola, Home Depot, United Parcel
Service and Cox Communications, among others. The annual average unemployment rate in the Atlanta MSA in 2006 was 4.5%. Per Reis, as of 1Q 2007, total outstanding multifamily inventory in the Atlanta MSA comprised 340,794 units with an average vacancy rate of 8.6%. Inventory growth in the Atlanta MSA over the next five years is expected to be 1.0%, with 5,592 units added and 3,037 units absorbed.

(2)   Certain information in the section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The four North Carolina properties are situated in various locations across the
Piedmont Triad. The Piedmont Triad denotes a region of north-central North
Carolina, which encompasses the cities of Greensboro, Highpoint and
Winston-Salem. The Piedmont Triad is linked by Interstates 40, 85, 77, 73 and
74. The population in the Piedmont Triad region has grown by 0.8% per annum to
669,744. Numerous companies maintain a presence in the Piedmont Triad region including Moses H. Cone Health System, Volvo Trucks North America, American
Express and Lorillard, among others. As of January 2007, the unemployment rate in the Piedmont Triad region was 4.9%. As of 1Q 2007, Reis reported that the
Winston-Salem/Greensboro market contained 55,697 units that demonstrated a vacancy of 8.8%. The multifamily stock in the Winston-Salem/Greensboro area is expected to grow by 1.6% over the next five years with 926 units added and 735 absorbed.

The two Virginia properties lie in the larger Norfolk/Hampton Roads area, which is the fourth largest MSA in the southeastern United States and is located in southeastern Virginia and a small part of North Carolina. The Norfolk/Hampton
Roads benefits from a dense transportation network, which includes Interstate-64 and its connecting arteries of Interstate-264, Interstate-464, Interstate-564 and Interstate-664. Employment in the Norfolk/Hampton Roads market is driven largely by the transport and government sector, reflecting the presence of shipyards, US Navy installations and US Air Force facilities. The current population of the Hampton Roads area has grown by 5.1% since 2000 to a current population of 1.66 million people. As of November 2006, the unemployment rate in the Hampton Roads MSA was 3.3%. As of 1Q 2007, Reis reported that the
Norfolk/Hampton Roads multifamily market consisted of 84,052 units with a vacancy of 4.3%. Over the next five years, Reis projects that multifamily supply will increase 1.2% as 1,013 units are added and 859 units are absorbed.

THE BORROWER. The borrowers, S.E. Portfolio Apartments, LLC and GTS Property
Portfolios B-2, LLC (collectively, the "B2 Portfolio Borrower"), are each a
Delaware limited liability corporation and have tenant-in-common (TIC)
structures. Sponsorship interests in the two TICs are ultimately held by six individuals. The TICs are both special purpose entities (SPEs) with at least two independent directors. A non-consolidation opinion for the B2 Portfolio Borrower has been obtained.

PROPERTY MANAGEMENT. The property manager for the B2 Portfolio Properties is the
Bethany Group, which is also the managing member of the B2 Portfolio Borrower.
Formed in 2003 and headquartered in Irvine, CA, the Bethany Group is a real estate investment and management firm that focuses on the redevelopment of transitional multifamily properties. The Bethany Group currently maintains in its portfolio 58 multifamily properties comprising 13,647 units.

LOCKBOX/CASH MANAGEMENT. The B2 Portfolio Loan includes an in-place soft lockbox springing to hard in event of default. Tenants will be required to deposit lease payments with the property manager. The property manager will direct collected lease payments on a daily basis into a designated account (the "Lockbox
Account"), which will be established at an institution satisfactory to the
Lender. Execution and delivery of the lockbox is set forth in a Control
Agreement for the lockbox. Prior to the occurrence of default, lockbox funds will be used to fund debt service, required escrows and outstanding property operating expenses. Upon default, neither the B2 Portfolio Borrower nor the property manager will be permitted to make withdrawals from lockbox account;
funds will thereupon be redirected to Lender as dictated in Control Agreement.

ESCROWS.

             ----------------------------------------------------
                              ESCROWS/RESERVES
                              ----------------
             TYPE:                     INITIAL          MONTHLY
             ----------------------------------------------------
             Taxes                    $940,270                (1)
             Insurance                $ 45,000                (2)
             Replacement Reserve      $      0         $60,519(3)
             ----------------------------------------------------

(1)   An amount equal to one-twelfth of all annual tax bills, expected to be
      $143,996 for the first period.

(2)   An amount equal to one-twelfth of all annual insurance premiums, expected to be $62,500 for the first period.

(3)   Funding of the replacement reserves will commence in the 2nd year of the loan term at $250/unit.

CURRENT MEZZANINE INDEBTEDNESS. The sponsors of the B2 Portfolio Loan have incurred mezzanine debt in the amount of $26.0 million secured by their respective interest in the B2 Portfolio Borrower from General Electric Capital
Corporation. The duration of the mezzanine debt is 5 years, coterminous with the senior debt, and is subject to an intercreditor agreement with the mortgagee.

General Electric Capital Corporation sold 50% of the mezzanine loan to Marathon
Structured Finance Fund, L.P., but will continue to act as administration agent.

PERMITTED MEZZANINE INDEBTEDNESS. Not permitted.

PARTIAL RELEASE. Following the prepayment lockout period, partial releases are permitted by the B2 Portfolio Borrower subject to satisfaction of, among other items, the following (i) paydown of 110% of allocated loan balance (including prepayment charges); (ii) maintenance of a DSCR for the remaining properties
(calculated excluding the current mezzanine indebtedness) at either the greater of 1.20x or the portfolio DSCR immediately prior to release; (iii) a maximum LTV following release of 80%; (iv) loan balance following release of no less than
$16.6 million; and (v) confirmation in writing from the Rating Agencies to the effect that the proposed release will not result in qualification, downgrade or withdrawal of any rating initially assigned or to be assigned in a secondary market transaction. The B2 Portfolio Borrower may pay down the outstanding principal balance of the loan (including prepayment charges) to an amount that would satisfy the DSCR and/or LTV tests above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

GWINNETT PLACE

                           [PHOTO OF GWINNETT PLACE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Duluth, GA
Property Type                                                            Retail
Size (Square Feet)                                                      566,908
Percentage Physical Occupancy as of April 10, 2007                        81.2%
Year Built                                                                 1984
Year Renovated                                                             1988
Appraisal Value                                                    $155,000,000
# of Tenant Leases                                                          140
Average Rent Per Square Foot                                             $23.18
Underwritten Economic Occupancy                                           86.7%
Underwritten Revenues                                               $20,213,409
Underwritten Total Expenses                                          $6,868,675
Underwritten Net Operating Income (NOI)                             $13,344,734
Underwritten Net Cash Flow (NCF)                                    $12,678,164
March 2007 (TTM) NOI                                                $14,562,736
2006 NOI                                                            $14,494,751
2005 NOI                                                            $14,098,923
--------------------------------------------------------------------------------

                           [PHOTO OF GWINNETT PLACE]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   May 23, 2007
Cut-off Date Principal Balance                                     $115,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $203
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6800%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Call Protection                                    LO(26),Def(27),O(7)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    74.2%
LTV Ratio at Maturity or ARD                                              74.2%
Underwritten DSCR on NOI                                                  2.01x
Underwritten DSCR on NCF                                                  1.91x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                             [MAP OF GWINNETT PLACE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Gwinnett Place Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a regional mall (the "Gwinnett Place Property") located in Duluth, Georgia. The
Gwinnett Place Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 4.1% of the initial loan group 1 balance.

The Gwinnett Place Loan was originated on May 23, 2007, and has a principal balance as of the cut-off date of $115 million. The Gwinnett Place Loan has a remaining term of 58 months to its maturity date of June 8, 2012. The Gwinnett
Place Loan may be prepaid on or after December 8, 2011 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

THE PROPERTY. The Gwinnett Place Property is a two-level, Class B, enclosed regional mall anchored by Macy's, Sears, Belks and J.C. Penny. One separately owned anchor space totaling approximately 220,000 square feet is currently vacant. With the exception of the Belks, the anchors are tenant owned and not part of the collateral for the Gwinnett Place Loan. The property contains approximately 130 in-line shops totaling approximately 434,000 square feet inclusive of the food court and kiosks.

The mall is located at 2100 Pleasant Hill Road, Duluth, Gwinnett County, Georgia
approximately 20 miles northeast of the Atlanta central business district
("CBD"). The property is situated in the northeast quadrant of the intersection of Interstate 85 and Pleasant Hill Road in the central portion of the Atlanta
MSA and visible from both roadways. Situated on 96.97 acres, the Gwinnett Place
Property was constructed in 1984 with expansion in 1986 and 1988. The parking ratio is 4.62:1000 total leaseable square feet.

The following table presents certain information relating to the major tenants at the Gwinnett Place Property:

------------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION
                                                  ------------------
                                                    CREDIT RATINGS                               BASE RENT      LEASE
TENANT NAME               PARENT COMPANY            (FITCH/S&P)(1)   SQUARE FEET(3)   % OF GLA      PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Macy's(2)                      Macy's Inc               BBB/BBB         232,000          NAP         NAP            NAP
Sears(2)                          NAP                                   185,513          NAP         NAP            NAP
Belks                             NAP                                   123,843         21.8%     $ 6.65      8/31/2013
J.C. Penney(2)           J.C. Penney & Co. Inc.        BBB/BBB-          82,253          NAP         NAP            NAP
Abercrombie & Fitch                                                      13,082          2.3       26.17      1/31/2010
The Gap/Gap Kids              The GAP Inc               BB+/BB+          12,623          2.2       26.00      6/30/2009
Carpet Fiesta                                                            10,821          1.9        3.33      5/31/2008
The Limited                  LTD Brands Inc             NR/BBB-           8,923          1.6        0.00      1/31/2008
Express/Express Men                                                       7,807          1.4       23.00      1/31/2015
Victoria's Secret            LTD Brands Inc             NR/BBB-           7,445          1.3       23.00      1/31/2015
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                  184,544         32.6%     $10.19
------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Anchor owned and not part of the collateral securing the Gwinnett Place
      Loan.

(3)   Anchor owned square footage is excluded from total.

The following table presents certain information relating to the lease rollover schedule at the Gwinnett Place Property:

----------------------------------------------------------------------------------
                            LEASE ROLLOVER SCHEDULE(1)
                            --------------------------
                            NUMBER
                          OF LEASES      SQUARE FEET      % OF GLA       BASE RENT
           YEAR            EXPIRING       EXPIRING        EXPIRING       EXPIRING
----------------------------------------------------------------------------------

           2007              15             22,857           4.0%      $   787,913
           2008              26             81,140          14.3         1,650,160
           2009              25             68,102          12.0         2,206,397
           2010              12             32,143           5.7           903,816
           2011              10             14,600           2.6           797,059
           2012              10             21,477           3.8           836,848
           2013              10            132,530          23.4         1,403,898
           2014              6               6,152           1.1           284,740
           2015              9              41,167           7.3           927,033
           2016              10             23,941           4.2           698,917
           2017              4              11,215           2.0           259,996
        Thereafter           3               4,760           0.8           221,438
          Vacant            NAP            106,824          18.8                 0
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      140            566,908         100.0%      $10,978,217
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                             % OF      CUMULATIVE    CUMULATIVE     CUMULATIVE    CUMULATIVE %
                          BASE RENT   SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
           YEAR            EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------

           2007               7.2%       22,857          4.0%     $    787,913        7.2%
           2008              15.0       103,997         18.3         2,438,074       22.2
           2009              20.1       172,099         30.4         4,644,471       42.3
           2010               8.2       204,242         36.0         5,548,287       50.5
           2011               7.3       218,842         38.6         6,345,346       57.8
           2012               7.6       240,319         42.4         7,182,194       65.4
           2013              12.8       372,849         65.8         8,586,092       78.2
           2014               2.6       379,001         66.9         8,870,832       80.8
           2015               8.4       420,168         74.1         9,797,865       89.2
           2016               6.4       444,109         78.3        10,496,783       95.6
           2017               2.4       455,324         80.3        10,756,779       98.0
        Thereafter            2.0       460,084         81.2        10,978,217      100.0
          Vacant              0.0       566,908        100.0
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        100%
----------------------------------------------------------------------------------------------

(1)   Information obtained from the Gwinnett Place Borrower's rent roll dated
      April 10, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE MARKET(1). Gwinnett Place is located in Gwinnett County, Georgia, within the greater Duluth area. The City of Atlanta is approximately 20 miles southwest of the property. The Atlanta-Sandy Springs-Marietta Metropolitan Statistical Area
("Atlanta MSA") consists of 28 counties in northwest Georgia. The City of
Atlanta is the largest incorporated area within the Atlanta MSA and is located primarily within Fulton County. From 1996 to 2006, Atlanta's gross metro product grew at an average annual rate of 4.3%, higher than the nation's top 100 largest metro areas ("Top 100") with an average of 3.6%. Over the same period, Atlanta's annual population growth averaged 3.0%, above the Top 100 and national annual averages of 1.2% and 1.0%, respectively. In 2006, Atlanta's median household income was $59,600 110.6% of the Top 100 average ($53,900) and 122.1% of the national average ($48,800). Atlanta's median household income growth rate is expected to remain relatively steady at 4.2% annually through 2011.

Population and housing trends within Gwinnett County have been among the strongest within the United States over the last 15 years and this trend is expected to continue, albeit at a slower pace. Gwinnett County is still considered one of the primary directions of growth for the metropolitan area.
The local area is approximately 85% built-out and has experienced substantial population growth due to its role as a bedroom community of Atlanta. The
Gwinnett Place Property is the most significant commercial development in its surrounding neighborhood. The Property is located on a primary commercial artery, with good access to Interstate 85 and is visible from the interstate and
Pleasant Hill Road. Many ancillary developments have been built near the property including neighborhood, community and strip centers as well as a number of "big box" retail buildings. Occupants include national chain retailers as well as regional and local operators. Single and multi-family housing is abundant in the neighborhood and is the primary land use surrounding the retail and commercial hub anchored by the property.

The Gwinnett Place Property's primary trade area spans a 10-mile radius around the center. Given its regional accessibility and the location of competitive properties, a secondary trade area expands to a 15-mile radius. The primary and secondary trade areas had 2006 populations of 724,909 and 1,406,855 persons, respectively. Between 2000 and 2006, the population within the primary trade area increased at a compound annual rate of 1.95%, characteristic of suburban areas within the Atlanta market. Population within this radius is projected to grow at 1.88% over the next five years or about twice the projected national average growth rate over the same period. Average 2006 household income within the primary trade area was $89,281, 116.0% of the Atlanta MSA average ($76,961)
and 135.8% of the state average ($65,738), with 29.6% of households earning at least $100,000 per year or 129.6% of the Atlanta MSA total (22.8%).

Other regional malls within 14 miles of the Gwinnett Place Property include,
Discover Mills, Mall of Georgia, Northlake Mall and Perimeter Mall.

THE BORROWER. Mall at Gwinnett Place, LLC (the "Gwinnett Place Borrower") is a
single purpose, bankruptcy remote entity owned in a joint venture between an entity owned 50% by Simon Property Group, Inc. ("Simon") and 50% by The Mills
Corporation, which was recently acquired by a joint venture between Simon and
Farallon Capital Management.

Founded in 1960 and headquartered in Indianapolis, Indiana, Simon is the largest publicly traded retail real Estate investment trust (REIT) in North America and the country's largest owner, developer and manager of high quality retail real estate. As of March 31, 2007, Simon owned or held an interest in 285 properties in the United States containing an aggregate of 201 million square feet of leaseable area in 38 states and Puerto Rico.

PROPERTY MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the
Gwinnett Place Borrower.

LOCKBOX. Hard with springing cash management.

ESCROWS. None.

PERMITTED MEZZANINE DEBT. Simon as mezzanine borrower shall have the right, upon thirty days prior written notice to lender, to obtain a mezzanine loan secured by a pledge of any or all of its direct or indirect ownership interests in
Gwinnett Place Borrower without lender approval or rating agency confirmation provided that, among other requirements, a maximum loan-to-value ratio of 80%
and a minimum debt service coverage ratio of 1.05x have been maintained on the aggregate loan balance.

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

1101 NEW YORK AVENUE

                        [PHOTO OF 1101 NEW YORK AVENUE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Washington DC
Property Type                                                            Office
Size (Square Feet)                                                      390,994
Percentage Physical Occupancy as of June 1, 2007                          92.4%
Year Built                                                                 2006
Year Renovated                                                              NAP
Appraisal Value                                                    $320,400,000
# of Tenant Leases                                                            7
Average Rent Per Square Foot                                             $44.07
Underwritten Economic Occupancy                                           96.8%
Underwritten Revenues                                               $25,924,812
Underwritten Total Expenses                                          $8,260,555
Underwritten Net Operating Income (NOI)                             $17,664,256
Underwritten Net Cash Flow (NCF)                                    $16,742,507
2006 NOI                                                                    NAP
2005 NOI                                                                    NAP
2004 NOI                                                                    NAP
--------------------------------------------------------------------------------

                         [PHOTO OF 1101 NEW YORK AVENUE]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        WFB
Loan Group                                                                    1
Origination Date                                                  June 15, 2007
Cut-off Date Principal Balance(1)                                  $112,500,000
Cut-off Date Loan Balance Per SF(1)                                        $575
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                              Fee and Leasehold
Mortgage Rate                                                            5.745%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(25),Def(93),O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                 70.2%
LTV Ratio at Maturity or ARD(1)                                           65.5%
Underwritten DSCR on NOI(1),(2)                                           1.12x
Underwritten DSCR on NCF(1),(3)                                           1.06x
--------------------------------------------------------------------------------

(1)   The 1101 New York Avenue loan was originated in the amount of $225,000,000 of which the $112,500,000 A-1 note is included in the trust. The A-2 Pari
      Passu note is expected to be securitized during 2007. Calculations of LTV,
      DSCR and Cut-off Date Loan Balance Per SF are based on the whole loan amount.

(2)   The Underwritten DSCR on NOI during the interest only period is 1.35x.

(3)   The Underwritten DSCR on NCF during the interest only period is 1.28x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                          [MAP OF 1101 NEW YORK AVENUE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "1101 New York Avenue Loan") is evidenced by a single promissory note secured by a deed of trust encumbering a Class "A" office building (the "1101 New York Avenue Property") located in Washington DC. The
1101 New York Avenue Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 4.0% of the initial loan group 1 balance.

The 1101 New York Avenue Loan was originated on June 15, 2007, and has a principal balance as of the cut-off date of $112,500,000. The 1101 New York
Avenue Loan has a remaining term of 119 months to its maturity date of July 5,
2017. The 1101 New York Avenue Loan permits defeasance with United States government obligations beginning two years after the securitization of the 1101
New York Avenue Pari Passu A-2 Note. The loan may be prepaid without penalty on or after June 5, 2017.

The 1101 New York Avenue Loan is pari passu with another promissory note (the
"1101 New York Avenue Pari Passu Note") and, together with the 1101 New York
Avenue Loan (the "1101 New York Avenue Loan Combination") has an aggregate principal balance, including the 1101 New York Avenue Loan, of $225,000,000. The
1101 New York Avenue Pari Passu Note is secured by the same mortgage as the 1101
New York Avenue Loan. The 1101 New York Avenue Pari Passu Note is pari passu in right of payment and in other respects to the 1101 New York Avenue Loan and has the same interest rate, maturity date and original term to maturity as the 1101
New York Avenue Loan. The 1101 New York Avenue Pari Passu Note will be held outside of the trust and is expected to be securitized in another transaction.
See "Description of the Mortgage Pool -- The Loan Combinations" in the offering prospectus.

THE PROPERTY. The 1101 New York Avenue Property is secured by the fee and leasehold interest in a Class A, newly constructed 12-story multi-tenant office building with 390,994 square feet of net rentable area. It is located on New
York Avenue in downtown Washington DC in the East End submarket of downtown
Washington DC. The 1101 New York Avenue Property is currently 92.4% leased to 7 office tenants and has 5,793 square feet of retail space, 13,045 square feet of storage space, and a 203 space, three-level underground parking garage. Prior to construction the building was pre-leased to the law firm LeBoeuf Lamb Greene
(29.1% NRA) and Ernst & Young (32.5% NRA), totaling 61.5% of the NRA.

The property has a state-of-the-art building structure whereby support columns are recessed 20 feet inside of the external shell (cantilevered) allowing for unobstructed perimeter office spaces. The building takes advantage of this feature with a continuous slab-to-slab and highly energy efficient glass curtain exterior wall on all four facades. Amenities include a roof top terrace with a
5,500 square foot conference center, concierge service, 24-hour lobby attendant and free lower level fitness facility for all tenants. The building has street frontage on three sides and is free standing on four sides. The lobby is finished with granite and marble floors and anigre wood finish on the walls. All floors feature 9 foot ceilings and can provide up to 10 corner offices and 55-60 perimeter offices.

The following table presents certain information relating to the major tenants at the1101 New York Avenue Property:

----------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION
                                                    ------------------
                                                   CREDIT RATINGS     SQUARE                UNDERWRITTEN
TENANT NAME                     PARENT COMPANY     (FITCH/S&P)(1)      FEET     % OF GLA      RENT PSF       LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Ernst & Young                         NAP              NR/NR        126,9922      32.5%       $ 45.40         June 30, 2017
LeBoeuf Lamb Greene                   NAP              NR/NR        120,1153      30.7          47.60         June 30, 2023
BP Corporation North America         BP PLC           AA+/AA+         31,091       8.0          58.87      October 31, 2017
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                               278,198      71.1%       $ 47.86
----------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   1,974 square feet of storage space is included in this calculation, for which the tenant pays $21.29 psf.

(3)   715 square feet of storage space is included in this calculation, for which the tenant pays $19.00 psf.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 1101 New York Avenue Property:

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
                                                  --------------------------
               NUMBER                                           % OF      CUMULATIVE                                CUMULATIVE
                 OF       SQUARE      % OF         BASE         BASE        SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
               LEASES      FEET       GLA          RENT         RENT         FEET        % OF GLA     BASE RENT        RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

    MTM         NAP            0         0%    $         0          0%           0            0%     $         0         0%
    2007         0             0         0               0          0            0            0                0         0
    2008         0             0         0               0          0            0            0                0         0
    2009         0             0         0               0          0            0            0                0         0
    2010         0             0         0               0          0            0            0                0         0
    2011         0             0         0               0          0            0            0                0         0
    2012         1         6,520       1.7         284,455        1.7        6,520          1.7          284,455       1.7
    2013         1         6,520       1.7         280,360        1.6       13,040          3.3          564,815       3.3
    2014         0             0         0               0          0       13,040          3.3          564,815       3.3
    2015         0             0         0               0          0       13,040          3.3          564,815       3.3
    2016         0             0         0               0          0       13,040          3.3          564,815       3.3
    2017         7       175,718      44.9       8,416,047       48.8      188,758         48.3        8,980,862      52.1
Thereafter       8       172,367      44.1       8,248,400       47.9      361,125         92.4       17,299,262     100.0
  Vacant         0        29,869       7.6               0        0.0      390,994        100.0
------------------------------------------------------------------------------------------------------------------------------
   TOTAL        17       390,994       100%    $17,299,262      100.0%
------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the 1101 New York Avenue Borrower's rent roll dated June 15, 2007.

THE MARKET(2). The 1101 New York Avenue Property is located at the intersection of Eye (I) Street and New York Avenue between 11th Street and 12th Street, in the East End submarket of northwest Washington, D.C. approximately 7 blocks (3/4 mile) northwest of the White House.

Primary vehicular access to the immediate area is considered very good with
Pennsylvania Avenue (immediately south), Massachusetts Avenue (2 blocks north)
providing convenient access to areas north, east and west and 12th Street
(immediately west) which provides direct access to Interstate 395 to the south.
There are three metro stations within three blocks of the site with connections to all five Metrorail lines that link much of the city and suburbs of Virginia and Maryland.

Area amenities include several major hotels, including Willard Hotel, Grand
Hyatt, Henley Park Hotel, Hotel Monaco, Embassy Suites, Sofitel Lafayette
Square, Renaissance Hotel and Four Points Sheraton. Retail in the area is abundant with several designer boutiques, national chains, high-end stores and restaurants.

The Washington, D.C. office market, with a total of 38 million square feet, is one of the largest in the nation. The United States Government occupies approximately 49 million square feet of office in Washington D.C. According to
Cassidy & Pinkard, vacancy rates for office space in the Washington, D.C. market remain low at 7.1% at the end of 2006. The subject is located in the East End submarket that includes 36.6MM square feet of office space. The submarket is currently reporting an overall 8% vacancy.

THE BORROWER. 1101 New York Holdings LLC, a Delaware limited liability company
(the "1101 New York Avenue Borrower") is a single member special purpose entity and bankruptcy remote. A nonconsolidation option was delivered at closing. The
1101 New York Avenue Borrower is 100% owned by 1101 New York Mezz LLC. 1101 New
York Mezz LLC is a joint venture between W.R. Berkley Corporation (64% in total held by 3 different wholly owned subsidiaries including Admiral Insurance) and
Louis Dreyfus Property (36% in total held by two different wholly owned entities including Louis Dreyfus Property Group, LLC and LD Residual VI, LLC).

Louis Dreyfus conducts its real estate activities through Louis Dreyfus Property
Group LLC ("LDPG") which was established in 1971 as a wholly owned subsidiary.
Historically, LDPG's strategy was to acquire, develop and hold properties long term. In recent years, LDPG has developed and redeveloped Class A office buildings and hotel properties and sold the assets upon stabilization. LDPG has developed or acquired over eight million SF of office space since inception. As of December 31, 2006 the Louis Dreyfus Property Group, LLC reported $175.4MM in assets with $35.4MM cash liquidity and a net worth of $173.2MM.

W.R. Berkley Corporation is an insurance holding company whose subsidiaries conduct business in all markets of the commercial property casualty insurance industry. Each of WR Berkley's subsidiaries is S&P rated A+ Stable. As of
December 31, 2006 the company reports assets of $15.6 billion, cash liquidity of
$1.4 billion and net worth of $3.3 billion.

PROPERTY MANAGEMENT. The 1101 New York Avenue Property will be managed by Louis
Dreyfus Properties, LLC, a Delaware limited liability company (the "1101 New
York Avenue Manager"), an affiliate of the 1101 New York Avenue Borrower. Louis
Dreyfus Properties, LLC handles all aspects of management and leasing.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

LOCKBOX. All tenants at the 1101 New York Avenue Property are required to make their monthly rental payments directly into a cash management account controlled by the lender. All funds in the cash management account shall be applied by lender with the following priority: (i) monthly principal and interest payments any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due to lender under the loan documents, and (iii) prior to a default, the balance to be paid to the 1101 New York Avenue
Borrower. If a default occurs or the actual DSCR falls below 1.10x, an excess cash flow sweep will begin and will continue until (i) no default is continuing or (ii) the DSCR is greater than 1.10x for two consecutive testing dates.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 1101 New York Avenue Loan:

          -----------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------
          TYPE:                              INITIAL         MONTHLY
          -----------------------------------------------------------
          Taxes                            $         0      $170,560
          TI/LC Reserve(1),(3)             $19,583,542      $      0
          Capital Expenditure Reserve      $         0      $  9,775
          Free Rent Reserve                $ 6,097,819      $      0
          Leasing Rollover Reserve(2)      $         0      $ 68,665
          Debt Service Reserve             $   750,000      $      0
          -----------------------------------------------------------

(1)   The TI/LC Reserve consists of an Existing Contractual Costs Reserve of
      $16,936,827 for tenant improvement and leasing commission costs for which the 1101 New York Avenue Borrower has any obligation remaining as of the disbursement date and a general TI/LC reserve of $2,646,715.

(2)   The 1101 New York Avenue Borrower is required to deposit $68,665 on each principal and interest due date commencing on the earlier of (i) July 5,
      2009 and (ii) the first due date following the complete disbursement of funds in the TI/LC Reserve. The impound will be capped at $2,850,000 and monthly impounds of $68,665 will resume if the balance falls below the capped amount.

(3)   The 1101 New York Avenue Borrower is required to deposit all excess cash flow into the Springing TI Reserve until a total amount equal to $30 per square foot multiplied by the total square footage vacated by the following tenants: Ernst & Young, BP Corporation, Albright Capital Group
      or Albright Capital Management (the "Impound Tenants"). The 1101 New York
      Avenue Borrower must deposit on the first to occur of the following: (i)
      18 months prior to the expiration of any of the Impound Tenants, if the
      1101 New York Avenue Borrower has failed to deliver evidence that the lease has been extended or renewed, (ii) 30 days after the occurrence of any default by an Impound Tenant for the payment of rent, (iii) 15 days after the 1101 New York Avenue Borrower learns of any right or commencement of any action by Impound Tenant to terminate the lease or
      (iv) the termination of any Impound Tenant's lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

MANN & SYLMAR BIOMEDICAL PARKS

                    [PHOTO OF MANN & SYLMAR BIOMEDICAL PARKS]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                                Various/CA
Property Type                                                         Mixed Use
Size (Square Feet)                                                      790,013
Percentage Physical Occupancy as of May 16, 2007                          99.3%
Year Built                                                                 1965
Year Renovated(1)                                                       Various
Appraisal Value                                                     102,000,000
# of Tenant Leases                                                           36
Average Rent Per Square Foot                                             $13.12
Underwritten Economic Occupancy                                           97.0%
Underwritten Revenues                                               $11,712,657
Underwritten Total Expenses                                          $5,501,942
Underwritten Net Operating Income (NOI)                              $6,210,715
Underwritten Net Cash Flow (NCF)                                     $5,808,067
2006 NOI                                                             $4,455,269
2005 NOI                                                             $2,517,780
2004 NOI                                                             $2,661,755
--------------------------------------------------------------------------------

(1)   Mann Biomedical Park contains two properties constructed in 2007.

                    [PHOTO OF MANN & SYLMAR BIOMEDICAL PARKS]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   July 9, 2007
Cut-off Date Principal Balance                                      $65,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $82
Percentage of Initial Mortgage Pool Balance                                1.6%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8440%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Call Protection                 LO(24)Def or GRTR of YM or 1%(93),0(3)
Cut-off Date LTV Ratio                                                    59.9%
LTV Ratio at Maturity or ARD                                              59.9%
Underwritten DSCR on NOI                                                  1.61x
Underwritten DSCR on NCF                                                  1.50x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                   [2 MAPS OF MANN & SYLMAR BIOMEDICAL PARKS]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Mann & Sylmar Biomedical Parks Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in two biomedical complexes consisting of 24 office and industrial buildings (the "Mann & Sylmar Biomedical Parks Properties") located in Santa Clarita and Sylmar, California. The Mann & Sylmar Biomedical Parks Loan
represents approximately 1.6% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Mann & Sylmar Biomedical Parks Loan was originated on July 9, 2007, and has a principal balance as of the cut-off date of $65,000,000. The Mann & Sylmar
Biomedical Parks Loan has a remaining term of 120 months and a scheduled maturity date of August 8, 2017. The Mann & Sylmar Biomedical Parks Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Mann & Sylmar Biomedical Parks
Loan is permitted after June 8, 2017 without penalty.

THE PROPERTIES. The Mann & Sylmar Biomedical Parks Properties are comprised of two separate biomedical parks located approximately 10 miles from one another in
Los Angeles County.

Mann Biomedical Park encompasses 138 acres in Santa Clarita, California approximately 30 miles northeast of Los Angeles. The property is situated on the north side of Rye Canyon Road, approximately 1.5 miles east of the Golden State
Freeway (Interstate 5). The park is improved with 20 one to three story Class A and Class B office, R&D/Industrial and warehouse buildings totaling 612,968 square feet. The improvements are configured as both single and multi-tenant spaces and are primarily concrete tilt-up or steel frame construction built in the late 1950's and 1960's as the Lockheed Research and Development Center. New
construction includes a 182,000 square foot building completed for Boston
Scientific in 2007 at a reported cost of $45 million. Additionally, a 34,791 square foot facility is currently being completed for Bioness, a sponsor owned tenant scheduled to take occupancy and commence rent payment in August 2007.
Since 2002, $3.35 million has been invested in capital improvements to existing buildings. The Mann property features as-of-right expansion capacity to a total size of 1.5 million square feet, or an additional 887,032 square feet. The appraiser attributed $6.9 million in value to these unused development rights.
Three buildings comprising 7.4% of the economic rent feature PML earthquake scores in excess of 20% and are covered by earthquake insurance.

Sylmar Biomedical Park encompasses eight acres in Sylmar, California approximately 20 miles northeast of Los Angeles. The property is situated on the north side of San Fernando Road, approximately 1/2 mile east of the Golden State
Freeway (Interstate 5). Improvements include three tilt-up concrete single-story
Class A and B office/research buildings containing 177,045 square feet. The improvements were built from 1964 to 1965 with $720,000 invested in capital improvements since 2001. None of the Sylmar buildings feature PML earthquake scores in excess of 20%.

The Mann & Sylmar Biomedical Parks Properties are currently 99.3% occupied by 36 tenants. Advanced Bionics is the largest tenant at the Mann & Sylmar Biomedical
Parks Properties representing 55.8% of economic rent. Advanced Bionics was founded in 1993 by the loan's sponsor, Alfred Mann, who remains the company's
Chairman and co-CEO. Advanced Bionics was sold in 2004 and is now a wholly owned subsidiary of Boston Scientific Corporation (NYSE: BSX; rated `BBB' by S&P). The
Mann & Sylmar Biomedical Parks Properties are utilized as Advanced Bionics corporate headquarters and are occupied by approximately 500 on-site employees.
Boston Scientific Corporation guarantees two leases expiring in 2021 totaling approximately 28% of the total rent. An additional Advanced Bionics lease representing 14% of the total rent and expiring in 2009 is guaranteed by Mr.
Mann.

The following table presents certain information relating to the major tenants at the Mann & Sylmar Biomedical Parks Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                 MAJOR TENANT INFORMATION
                                                ---------------------------
                                                           CREDIT RATINGS                             BASE RENT         LEASE
TENANT NAME                        PARENT COMPANY          (FITCH/S&P)(1)    SQUARE FEET     % GLA       PSF         EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Advanced Bionics Corp     Boston Scientific Corporation      BBB- /BBB        472,278        59.8%    $  12.16        Various(2)
Alfred Mann Foundation                 NAP                                     55,246         7.0        14.23        Various(3)
Quallion LLC                           NAP                                     53,242         6.7        16.27       10/31/2008
Bioness                                NAP                                     29,041         3.7        27.00        8/31/2012
Second Sight Medical                   NAP                                     24,770         3.1        18.79       12/31/2007
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                        634,577        80.3%    $  13.62
---------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Advanced Bionics Corp annual lease expirations, 2008 -- 15.3%; 2009 --
      34.1%; 2020 -- 12.1%; 2021 -- 38.5%.

(3)   Alfred Mann Foundation annual lease expirations, 2008 -- 3.5%, 2009 --
      9.4%, 2014 -- 87.1%.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

MERRILL LYNCH MORTGAGE TRUST 2007-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            OCCUPANCY BY TENANT TYPE
                            ------------------------
TENANT TYPE                                    TOTAL SF                    %
--------------------------------------------------------------------------------
Industrial                                      215,370                  27.3%
Office                                          208,421                  26.4
Research and Development                        194,597                  24.6
Warehouse                                       148,658                  18.8
Storage                                          22,967                   2.9
--------------------------------------------------------------------------------
TOTAL                                           790,013                 100.0%
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Mann & Sylmar Biomedical Parks Property:

--------------------------------------------------------------------------
                     LEASE ROLLOVER SCHEDULE(1)
                    ----------------------------
                     #
                OF LEASES      TOTAL SF      % OF TOTAL SF       BASE RENT
    YEAR         EXPIRING      EXPIRING        EXPIRING          EXPIRING
--------------------------------------------------------------------------

    MTM            7            55,948             7.1%        $   458,307
   2007            3            53,915             6.8             885,931
   2008            12          144,762            18.3           2,203,853
   2009            4           180,481            22.8           1,848,949
   2010            5            28,754             3.6             336,208
   2011            1             4,344             0.5              94,873
   2012            1            29,041             3.7             784,107
   2013            0                 0             0.0                   0
   2014            1            48,110             6.1             740,745
   2015            0                 0             0.0                   0
   2016            0                 0             0.0                   0
   2017            0                 0             0.0                   0
Thereafter         2           239,136            30.3           2,937,409
  Vacant           0             5,522             0.7                   0
--------------------------------------------------------------------------
   TOTAL           36          790,013           100.0%        $10,290,382
--------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                CUMULATIVE %       CUMULATIVE      CUMULATIVE %
                % OF BASE       CUMULATIVE      OF TOTAL SF        BASE RENT         OF BASE
    YEAR      RENT ROLLING     SF EXPIRING        EXPIRING         EXPIRING       RENT EXPIRING
------------------------------------------------------------------------------------------------

    MTM             4.5%          55,948             7.1%        $    458,307          4.5%
   2007             8.6          109,863            13.9            1,344,237         13.1
   2008            21.4          254,625            32.2            3,548,091         34.5
   2009            18.0          435,106            55.1            5,397,040         52.4
   2010             3.3          463,860            58.7            5,733,248         55.7
   2011             0.9          468,204            59.3            5,828,121         56.6
   2012             7.6          497,245            62.9            6,612,228         64.3
   2013             0.0          497,245            62.9            6,612,228         64.3
   2014             7.2          545,355            69.0            7,352,973         71.5
   2015             0.0          545,355            69.0            7,352,973         71.5
   2016             0.0          545,355            69.0            7,352,973         71.5
   2017             0.0          545,355            69.0            7,352,973         71.5
Thereafter         28.5          784,491            99.3           10,290,382        100.0
  Vacant            0.0          790,013           100.0
----------------------------------------------------------------------------------------------
   TOTAL          100.0%
----------------------------------------------------------------------------------------------

(1)   Information obtained from Mann & Sylmar Biomedical Parks Borrower's rent roll dated May 16, 2007.

THE MARKET(2). The Mann & Sylmar Biomedical Parks Properties are located in the
Los Angeles County Industrial Research & Development ("R&D") market which is divided into seven submarkets. The Mann & Sylmar Biomedical Parks Properties are located in the East San Fernando Valley R&D submarket. California R&D demand is driven in part by $200+ million in state grants for bioresearch. Los
Angeles is home to notable biomedical R&D firms such as Amgen and Boston
Scientific. The Los Angeles Basin has a relatively large R&D market, with 155.4 million square feet of space. Net absorption in 2006 totaled 2.3 million square feet, representing growth in occupied space of 1.6%. The 2006 vacancy rate declined to 4.7%, down from 6.0% as of year-end 2005 and from a ten-year average of 7.3%. Construction activity is currently low, with a total of 1.0 million square feet underway.

Office -- Comparable office rents range from $20.16 per square foot to $24.00 per square foot. The appraiser concluded the applicable office market rent for the subject properties is $21.00 per square foot NNN.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

R&D / Industrial -- Comparable R&D and industrial rents range from $9.00 per square foot to $19.20 per square foot NNN. The appraiser concluded the applicable R&D and industrial rents for the subject properties is $12.00 per square foot NNN.

Warehouse -- Comparable warehouse rents range from $7.00 per square foot to
$9.00 per square foot NNN.

THE BORROWER. The Borrowing entity, Mann Biomedical Park, LLC, (the "Mann &
Sylmar Biomedical Parks Borrower"), is a single purpose bankruptcy-remote entity structured as a Delaware limited liability company controlled by Alfred Mann.
Mr. Mann is listed as number 140 on the Forbes 400 List of Wealthiest Americans.
Mr. Mann maintains a controlling interest in 29% of the tenancy on the rent roll, including Quallion (8%), the Alfred Mann Foundation (8%), Bioness (7%),
Second Sight Medical (4%), Mann Biomedical Park (2%), Implanted Acoustics
(0.5%), and NeuroSystec (0.5%). Mr. Mann is also Chairman and co-CEO of Advanced
Bionics Corporation, whose tenancy accounts for 55% of the rent roll.

PROPERTY MANAGEMENT. The Mann & Sylmar Biomedical Parks Properties are
self-managed by the Mann & Sylmar Biomedical Parks Borrower.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the Mann & Sylmar Biomedical Parks Loan:

            -------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
            TYPE:                         INITIAL           MONTHLY
            -------------------------------------------------------
            Capex                       $  477,449         $ 9,875
            Bioness Reserve             $1,136,010         $     0
            TI/LC(1)                    $  500,000         $25,000
            Taxes                       $  417,093         $59,583
            Insurance                   $  110,740         $15,820
            Environmental(2)            $   93,750         $     0
            -------------------------------------------------------

(1)   Capped at $1.6 million.

(2)   Associated with ground water monitoring at the Mann Property.

ADDITIONAL DEBT: None.

PERMITTED MEZZANINE DEBT. None.

ADVANCED BIONICS PURCHASE OPTION. In the event that Advanced Bionics exercises its option to purchase pursuant to its lease, the Mann & Sylmar Biomedical Parks
Borrower shall be permitted to release two buildings occupied by Advanced
Bionics (buildings number 55 and 61 at Mann Biomedical Park in Santa Clarita)
totaling 239,136 square feet from the lien of the mortgage provided that, among other things, (i) no event of default exists, (ii) after the release, DSCR for the loan is the greater of 1.20x on a 30 year amortization schedule and the actual DSCR immediately prior to such release, (iii) after the release, the loan-to-value ratio is equal to or less than such ratio at the time of closing and immediately prior to such release, (iv) payment of a yield maintenance premium if the requested release occurs prior to the permitted defeasance date and (v) prepayment of a portion of the loan equal to 125% of the allocated loan amount, which amounts to $23 million. The Mann & Sylmar Biomedical Parks
Borrower may satisfy the DSCR and LTV tests by delivering a letter of credit in an amount which, if applied to pay down the loan, would cause the DSCR and/or
LTV tests, as applicable, to be satisfied.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

                                     ANNEX D

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

                                       D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          8
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

            DEPOSITOR                     MASTER SERVICER               MASTER SERVICER                   SPECIAL SERVICER
---------------------------------  ----------------------------  -------------------------------  --------------------------------

Merrill Lynch Mortgage             KeyCorp Real Estate           Well Fargo Bank, N. A.           Centerline Servicing, Inc.
Investors Inc.                     Capital Markets Inc.          1320 Willow Pass Road,           5221 N. O'Connor Blvd., Ste. 600
                                                                 Suite 300                        Irving, TX 75039
4 World Financial Center,          911 Main Street, Suite 1500   investorreporting@wellsfargo.com
10th Floor 250 Vesey Street        Kansas City, MO 64105         Concord, CA 94520
New York, Ny 10080

Contact:      Michael M. McGovern  Contact:      Marty O'Conner  Contact:      Myung J. Nam       Contact:      Chris Crouch
Phone Number:                      Phone Number: (816) 221-8800  Phone Number:                    Phone Number: (972) 868-5300
---------------------------------  ----------------------------  -------------------------------  --------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
Class   CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance    Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

 A-1             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-2             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-3             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-SB            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-4             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-1A            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  AM             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  AJ             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
A-2FL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
A-3FL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
A-4FL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
AM-FL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
AJ-FL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  B              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  C              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  D              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  E              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  F              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  G              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  H              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  J              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  K              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  L              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  M              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  N              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  P              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  Q              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  Z              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 X               0.000000       0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Realized
                                                                                                        Loss/
                                                                                                     Additional
                                                                                                        Trust
                                  Beginning         Principal        Interest      Prepayment           Fund          Ending
     Class          CUSIP          Balance         Distribution     Distribution    Premium           Expenses        Balance
-----------------------------------------------------------------------------------------------------------------------------------

      A-1                      0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-2                      0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-3                      0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-SB                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-4                      0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-1A                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       AM                      0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       AJ                      0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-2FL                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-3FL                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-4FL                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     AM-FL                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     AJ-FL                     0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       B                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       C                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       D                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       E                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       F                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       G                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       H                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       J                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       K                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       L                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       M                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       N                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       P                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       Q                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       Z                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       R                       0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                          Ending
                                  Notional           Interest      Prepayment       Notional
     Class          CUSIP          Amount          Distribution     Premium          Amount
-------------------------------------------------------------------------------------------------

      X                            0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                    Page 3 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                   Unpaid                                                        Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal    Principal    Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
      2            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total          0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-3        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-SB       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-4        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-1A       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  AM        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  AJ        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-2FL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-3FL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-4FL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
AM-FL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
AJ-FL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  X         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  B         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  C         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  D         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  E         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  F         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  G         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  H         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  J         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  K         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  L         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  M         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  N         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  P         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  Q         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments Received    0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App. Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums.

                                                                    Page 5 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:                                   0.00

          Reimbursement for Interest on Advances
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense Taxes                                      0.00
          Taxes Imposed on Trust Fund                                   0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          Equity Payments Paid                                          0.00
          Net Swap Counterparty Payments Paid                           0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

                                                                    Page 6 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch       Moody's     S & P         Fitch       Moody's     S & P
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-2
        A-3
        A-SB
        A-4
        A-1A
         AM
         AJ
       A-2FL
       A-3FL
       A-4FL
       AM-FL
       AJ-FL
         X
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         P
         Q
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                          Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                                   55 Water Street
New York, New York 10004                     New York, New York 10007                           New York, New York 10041
(212) 908-0500                               (212) 553-0300                                     (212) 438-2430
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 7 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
    Scheduled    of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
 Debt Service    of     Scheduled   Agg.   WAM           Avg DSCR          Property     of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
                 of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
  Remaining       #                  of                  Weighted           Most        #                  of              Weighted
 Amortization    of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 11 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 12 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 14 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 15 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment     Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)     (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code
                      ----------------------                                        ----------------------------

MF - Multi-Family          OF - Office               1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                MU - Mixed Use            2 - Foreclosure       7 - REO                             Foreclosure
HC - Health Care           LO - Lodging              3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial            SS - Self Storage         4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse             OT - Other                5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code
    ---------------------

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

                                                                   Page 17 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 18 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

--------------------------------------------------------------------------------------------------------------------
                                                   Delinquencies
--------------------------------------------------------------------------------------------------------------------
                   30-59 Days      60-89 Days       90 Days or More      Foreclosure        REO        Modifications
Distribution           #
    Date          #   Balance     #    Balance      #       Balance      #   Balance     #   Balance   #     Balance
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                       Prepayments             Rate and Maturities
-------------------------------------------------------------------------
                Curtailments      Payoff
Distribution                                    Next Weighted Avg.
    Date        #   Balance      #  Balance     Coupon     Remit    WAM
-------------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------

                  Offering         # of                    Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I        Mortgage   Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **     Loan (1)   Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        -----------------------------

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent          (Performing Matured Loan)        4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

                                                                   Page 21 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                                Offering      Servicing   Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code
                     ---------------------------                                    ----------------------

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                   Page 22 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code
                     ----------------------------

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                              Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                   Page 23 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                ADVANCE SUMMARY

                   --------------------------------------------------------------------------
                                                                               Current Period
                                                                                  Interest
                                 Current                       Outstanding       on P&I and
                                   P&I         Outstanding      Servicing         Servicing
                   Loan Group    Advances      P&I Advances      Advances       Advances Paid
                   --------------------------------------------------------------------------

                       1             0.00             0.00             0.00              0.00
                       2             0.00             0.00             0.00              0.00
                   --------------------------------------------------------------------------
                     Totals          0.00             0.00             0.00              0.00
                   --------------------------------------------------------------------------

                                                                   Page 24 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 25 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                   (Recoveries)/
                                                 Realized Loss                     Losses Applied
                   Offering       Additional       Applied to     Recoveries of          to
  Distribution     Document      (Recoveries)   Certificates to  Realized Losses    Certificate
      Date      Cross-Reference   /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                   Page 27 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest          Rate           Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                   Page 28 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 29 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

                                                                   Page 30 of 31

------------
                                           MERRILL LYNCH MORTGAGE TRUST                   -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                      SERIES 2007-C1                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/14/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/10/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 31 of 31

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                       DISTRIBUTION          PRINCIPAL
                           DATE               BALANCE
                       ------------       ---------------
                        09/12/2007        $ 90,343,000.00
                        10/12/2007        $ 90,343,000.00
                        11/12/2007        $ 90,343,000.00
                        12/12/2007        $ 90,343,000.00
                        01/12/2008        $ 90,343,000.00
                        02/12/2008        $ 90,343,000.00
                        03/12/2008        $ 90,343,000.00
                        04/12/2008        $ 90,343,000.00
                        05/12/2008        $ 90,343,000.00
                        06/12/2008        $ 90,343,000.00
                        07/12/2008        $ 90,343,000.00
                        08/12/2008        $ 90,343,000.00
                        09/12/2008        $ 90,343,000.00
                        10/12/2008        $ 90,343,000.00
                        11/12/2008        $ 90,343,000.00
                        12/12/2008        $ 90,343,000.00
                        01/12/2009        $ 90,343,000.00
                        02/12/2009        $ 90,343,000.00
                        03/12/2009        $ 90,343,000.00
                        04/12/2009        $ 90,343,000.00
                        05/12/2009        $ 90,343,000.00
                        06/12/2009        $ 90,343,000.00
                        07/12/2009        $ 90,343,000.00
                        08/12/2009        $ 90,343,000.00
                        09/12/2009        $ 90,343,000.00
                        10/12/2009        $ 90,343,000.00
                        11/12/2009        $ 90,343,000.00
                        12/12/2009        $ 90,343,000.00
                        01/12/2010        $ 90,343,000.00
                        02/12/2010        $ 90,343,000.00
                        03/12/2010        $ 90,343,000.00
                        04/12/2010        $ 90,343,000.00
                        05/12/2010        $ 90,343,000.00
                        06/12/2010        $ 90,343,000.00
                        07/12/2010        $ 90,343,000.00
                        08/12/2010        $ 90,343,000.00
                        09/12/2010        $ 90,343,000.00
                        10/12/2010        $ 90,343,000.00
                        11/12/2010        $ 90,343,000.00
                        12/12/2010        $ 90,343,000.00
                        01/12/2011        $ 90,343,000.00
                        02/12/2011        $ 90,343,000.00
                        03/12/2011        $ 90,343,000.00
                        04/12/2011        $ 90,343,000.00
                        05/12/2011        $ 90,343,000.00
                        06/12/2011        $ 90,343,000.00
                        07/12/2011        $ 90,343,000.00
                        08/12/2011        $ 90,343,000.00
                        09/12/2011        $ 90,343,000.00
                        10/12/2011        $ 90,343,000.00
                        11/12/2011        $ 90,343,000.00
                        12/12/2011        $ 90,343,000.00
                        01/12/2012        $ 90,343,000.00
                        02/12/2012        $ 90,343,000.00
                        03/12/2012        $ 90,343,000.00
                        04/12/2012        $ 90,343,000.00
                        05/12/2012        $ 90,343,000.00
                        06/12/2012        $ 90,343,000.00
                        07/12/2012        $ 90,342,315.18
                        08/12/2012        $ 89,094,402.25
                        09/12/2012        $ 87,832,517.83
                        10/12/2012        $ 86,382,272.05
                        11/12/2012        $ 85,106,393.94
                        12/12/2012        $ 83,642,530.23
                        01/12/2013        $ 82,352,515.66
                        02/12/2013        $ 81,055,846.79
                        03/12/2013        $ 79,210,272.82
                        04/12/2013        $ 77,897,382.14
                        05/12/2013        $ 76,397,500.27
                        06/12/2013        $ 75,070,095.41
                        07/12/2013        $ 73,556,089.11
                        08/12/2013        $ 72,206,662.46
                        09/12/2013        $ 70,850,274.90
                        10/12/2013        $ 69,306,412.57
                        11/12/2013        $ 67,935,059.93
                        12/12/2013        $ 66,376,634.43
                        01/12/2014        $ 64,990,164.02
                        02/12/2014        $ 63,596,541.15
                        03/12/2014        $ 61,657,872.31
                        04/12/2014        $ 60,247,046.53
                        05/12/2014        $ 58,650,208.51
                        06/12/2014        $ 57,211,940.58
                        07/12/2014        $ 55,577,634.68
                        08/12/2014        $ 54,117,686.84
                        09/12/2014        $ 52,650,087.94
                        10/12/2014        $ 50,992,771.73
                        11/12/2014        $ 49,509,066.05
                        12/12/2014        $ 47,836,075.81
                        01/12/2015        $ 46,336,099.17
                        02/12/2015        $ 44,828,392.31
                        03/12/2015        $ 42,770,306.13
                        04/12/2015        $ 41,244,213.34
                        05/12/2015        $ 39,529,975.37
                        06/12/2015        $ 37,987,179.52
                        07/12/2015        $ 36,256,687.28
                        08/12/2015        $ 34,697,018.10
                        09/12/2015        $ 33,129,315.39
                        10/12/2015        $ 31,392,373.11
                        11/12/2015        $ 29,824,414.21
                        12/12/2015        $ 28,070,992.63
                        01/12/2016        $ 26,485,926.96
                        02/12/2016        $ 24,892,698.81
                        03/12/2016        $ 22,938,107.49
                        04/12/2016        $ 21,326,602.66
                        05/12/2016        $ 19,530,805.36
                        06/12/2016        $ 17,901,750.22
                        07/12/2016        $ 16,088,878.89
                        08/12/2016        $ 14,459,350.81
                        09/12/2016        $ 12,821,434.21
                        10/12/2016        $ 11,001,464.30
                        11/12/2016        $  9,352,009.04
                        12/12/2016        $  7,530,445.10
                        01/12/2017        $  5,871,271.92
                        02/12/2017        $  2,185,287.81
                        03/12/2017        $        617.48
                        04/12/2017
                                                --

                                       E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series
2007-C1, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement

                                       F-2

date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       F-3

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form):

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations;

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary; and

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form):

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account;

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners; and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain

                                       F-4

circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o    have its own series designation, and

o    consist of one or more classes with various payment characteristics.

The offered certificates will represent interests only in the issuing entity.
The offered certificates will not represent interests in or obligations of the depositor, any of the sponsors or any of our or their respective affiliates.

                          ASSETS OF THE ISSUING ENTITY:

The assets of each issuing entity will include--

o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

The assets of the issuing entity may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 20 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 10, 2007.

                                                                            Page
                                                                            ----

   Lack of Liquidity Will Impair Your Ability to Sell Your Offered
      Certificates and May Have an Adverse Effect on the Market Value
      of Your Offered Certificates.......................................     20
   The Market Value of Your Offered Certificates May Be Adversely
      Affected by Factors Unrelated to the Performance of Your Offered
      Certificates and the Underlying Mortgage Assets, such as
      Fluctuations in Interest Rates and the Supply and Demand of
      CMBS Generally.....................................................     20
   Payments on the Offered Certificates Will Be Made Solely from the
      Limited Assets of the Related Trust, and Those Assets May Be
      Insufficient to Make All Required Payments on Those Certificates...     21
   Any Credit Support for Your Offered Certificates May Be Insufficient
      to Protect You Against All Potential Losses........................     21
   The Investment Performance of Your Offered Certificates Will Depend
      Upon Payments, Defaults and Losses on the Underlying Mortgage
      Loans; and Those Payments, Defaults and Losses May Be Highly
      Unpredictable......................................................     22
   Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
      Performance and Value of the Underlying Real Property, Which May
      Decline Over Time, and the Related Borrower's Ability to Refinance
      the Property, of Which There Is No Assurance.......................     25
   Various Types of Income-Producing Properties May Secure Mortgage Loans
      Underlying a Series of Offered Certificates and Each Type of
      Income-Producing Property May Present Special Risks as Collateral
      for a Loan.........................................................     31
   Any Analysis of the Value or Income Producing Ability of a Commercial
      or Multifamily Property Is Highly Subjective and Subject
      to Error...........................................................     53
   Borrower Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss...........................................     56
   Loan Concentration Within a Trust Exposes Investors to Greater Risk
      of Default and Loss................................................     56
   Geographic Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss...........................................     57
   Changes in Pool Composition Will Change the Nature of Your
      Investment.........................................................     57
   Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to
      Lenders Than Fixed Rate Mortgage Loans.............................     57
   Additional Secured Debt Increases the Likelihood That a Borrower Will
      Default on a Mortgage Loan Underlying Your Offered Certificates....     57
   With Respect to Certain Mortgage Loans Included in Our Trusts, the
      Mortgaged Property or Properties that Secure the Subject Mortgage
      Loan in the Trust Also Secure One (1) or More Related Mortgage
      Loans That Are Not in the Trust; The Interests of the Holders of
      Those Non-Trust Mortgage Loans May Conflict with Your Interests....     58
   The Borrower's Form of Entity May Cause Special Risks and/or Hinder
      Recovery...........................................................     58
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
      Mortgage Loan Underlying Your Offered Certificates.................     60
   Redevelopment and Renovation at the Mortgaged Properties May Have
      Uncertain and Adverse Results......................................     61
   Environmental Liabilities Will Adversely Affect the Value and
      Operation of the Contaminated Property and May Deter a Lender
      From Foreclosing...................................................     61
   Some Provisions in the Mortgage Loans Underlying Your Offered
      Certificates May Be Challenged As Being Unenforceable..............     63
   Certain Aspects of Subordination Agreements, Including Co-Lender
      Agreements Executed in Connection with Mortgage Loans Underlying
      Your Offered Certificates That Are Part of a Split Loan Structure,
      May be Unenforceable...............................................     64

                                       2

   World Events and Natural Disasters Could Have an Adverse Impact on the
      Real Properties Securing the Mortgage Loans Underlying Your Offered
      Certificates and Consequently Could Reduce the Cash Flow Available
      to Make Payments on the Offered Certificates.......................     65
   Jurisdictions With One Action or Security First Rules and/or
      Anti-Deficiency Legislation May Limit the Ability of the Special
      Servicer to Foreclose on a Real Property or to Realize on
      Obligations Secured by a Real Property.............................     65
   Lack of Insurance Coverage Exposes a Trust to Risk For Particular
      Special Hazard Losses..............................................     65
   Lending on Condominium Units Creates Risks for Lenders That Are Not
      Present When Lending on Non-Condominiums...........................     67
   Lending on Ground Leases Creates Risks for Lenders That Are Not
      Present When Lending on an Actual Ownership Interest in a
      Real Property......................................................     67
   Changes in Zoning Laws May Adversely Affect the Use or Value of a
      Real Property......................................................     68
   Compliance with the Americans with Disabilities Act of 1990 May Be
      Expensive..........................................................     68
   Litigation and Other Legal Proceedings May Adversely Affect a
      Borrower's Ability to Repay Its Mortgage Loan......................     69
   Taxes on Foreclosure Property Will Reduce Amounts Available to Make
      Payments on the Offered Certificates...............................     69
   Residual Interests in a Real Estate Mortgage Investment Conduit Have
      Adverse Tax Consequences...........................................     70
   Additional Compensation to the Master Servicer and the Special
      Servicer and Interest on Advances Will Affect Your Right to Receive
      Distributions on Your Offered Certificates.........................     71
   Inability to Replace the Master Servicer Could Affect Collections and

   Property Managers and Borrowers May Each Experience Conflicts of
      Interest in Managing Multiple Properties...........................     73
   Limited Information Causes Uncertainty................................     73
   The Risk of Terrorism In the United States and Military Action May
      Adversely Affect the Value of the Offered Certificates and Payments

   Arrangements Providing Reinvestment, Interest Rate and Currency

                                       3

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with

                                       4

                                       5

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-[_____]. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                        6

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

--------------------------------------------------------------------------------

                                       -7-

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                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

--------------------------------------------------------------------------------

                                      -8-

--------------------------------------------------------------------------------

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

--------------------------------------------------------------------------------

                                      -9-

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                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

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                                      -10-

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                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

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                                      -11-

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                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

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                                      -12-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -13-

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                                 related trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -14-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -15-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -16-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -17-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -18-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -19-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

                                      -20-

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--
Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT." If
actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a

                                      -21-

result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

                                      -22-

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original

                                      -23-

investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.
Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

                                      -24-

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

                                      -25-

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

                                      -26-

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

                                      -27-

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the

                                      -28-

property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

                                      -29-

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

                                      -30-

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No

                                      -31-

Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

                                      -32-

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

                                      -33-

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

                                      -34-

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

                                      -35-

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

                                      -36-

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

                                      -37-

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -38-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

                                      -39-

     o    the quality and philosophy of building management;

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

                                      -40-

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality

                                      -41-

properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

                                      -42-

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

                                      -43-

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    disruptions in payments;

     o    reimbursement policies;

     o    audits, which may result in recoupment of payments made or withholding of payments due;

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

     o    patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

     o    shortages in staffing, increases in labor costs and labor disputes.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in

                                      -44-

a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

     The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

     The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

     Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney
General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

     Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are

                                      -45-

incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

                                      -46-

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

                                      -47-

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

                                      -48-

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent

                                      -49-

generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -50-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

                                      -51-

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are

                                      -52-

special purpose properties that are not readily convertible to alternative uses.
This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

                                      -53-

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                      -54-

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

                                      -55-

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -56-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -57-

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have

                                      -58-

been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial condition, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common

                                      -59-

borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

                                      -60-

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

     Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

                                      -61-

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -62-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

                                      -63-

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      -64-

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -65-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -66-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                      -67-

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

                                      -68-

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

                                      -69-

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

                                      -70-

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

                                      -71-

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

                                      -72-

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     o    the real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -73-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -74-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

                                      -75-

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

                                      -76-

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or

                                      -77-

similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgaged Property or Properties that Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

                                      -78-

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

                                      -79-

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

                                      -80-

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and

                                      -81-

warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

                                      -82-

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description

                                      -83-

of those Permitted Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only

                                      -84-

interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a

                                      -85-

small number of FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

                                      -86-

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any

                                      -87-

multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

                                      -88-

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

                                      -89-

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:

                                      -90-

legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

                                      -91-

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

                                      -92-

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

                                      -93-

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

                                      -94-

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

                                      -95-

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month

                                      -96-

thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -97-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

                                      -98-

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in

                                      -99-

this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

                                     -100-

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

                                     -101-

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any

                                     -102-

other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our

                                     -103-

trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

                                     -104-

          remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                                     -105-

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                     -106-

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates

                                     -107-

will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

                                     -108-

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

                                     -109-

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

                                     -110-

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of

                                     -111-

the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

                                     -112-

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying

                                     -113-

mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

                                     -114-

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from

                                     -115-

          mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

                                     -116-

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

                                     -117-

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the

                                     -118-

related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

                                     -119-

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                     -120-

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets

                                     -121-

underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                     -122-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that

                                     -123-

maintains the beneficial owner's account for that purpose. In turn, the
Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                     -124-

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

                                     -125-

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

                                     -126-

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related

                                     -127-

prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware

                                     -128-

that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

                                     -129-

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse

                                     -130-

to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                     -131-

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

                                     -132-

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

                                     -133-

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation

                                     -134-

before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.
Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).
Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

                                     -135-

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

                                     -136-

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

                                     -137-

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

                                     -138-

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under

                                     -139-

common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

                                     -140-

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

                                     -141-

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

     In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money

                                     -142-

laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act
(commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -143-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -144-

REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -145-

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -146-

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

                                     -147-

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

                                     -148-

unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

                                     -149-

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                     -150-

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                     -151-

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                     -152-

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those

                                     -153-

certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These

                                     -154-

daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.
Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

                                     -155-

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The
issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

                                     -156-

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -157-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                     -158-

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero,

                                     -159-

by any REIT taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to

                                     -160-

a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test"
or a "formula test" provided under the REMIC Regulations. A transfer to an
"eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.
In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

                                     -161-

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income over such specified amount, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

                                     -162-

     The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the
Section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable Section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii)
reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of

                                     -163-

a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the
Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

                                     -164-

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by

                                     -165-

one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

                                     -166-

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual

                                     -167-

certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

                                     -168-

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other

                                     -169-

information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                                     -170-

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                     -171-

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief
Reconciliation Act of 2001 repeals the Section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable Section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in
2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

                                     -172-

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

                                     -173-

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

                                     -174-

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

                                     -175-

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                     -176-

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

                                     -177-

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip

                                     -178-

certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                    -179-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

                                     -180-

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held

                                     -181-

through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections

                                     -182-

401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of
Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

                                     -183-

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

                                     -184-

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code
from certain prohibited transactions between a Plan or person using assets of a
Plan and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such plan or entity
(other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction.

     We cannot provide any assurance that any of these exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2007-5, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

                                     -185-

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                     -186-

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                                     -187-

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered

                                     -188-

certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the

                                     -189-

related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                     -190-

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Thacher Proffitt & Wood LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

                                     -191-

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -192-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DRA" means the Deficit Reduction Act of 2006.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

                                     -193-

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

                                     -194-

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

                                     -195-

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                     -196-

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -197-

The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘MLMT 2007-C1.xls.’’ The spreadsheet file ‘‘MLMT 2007-C1.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.
(2)	Adobe Acrobat is a registered trademark of Adobe Systems Incorporated.

Until October 30, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligations of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

$3,216,457,000

(Approximate)

Merrill Lynch Mortgage Trust 2007-C1

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Merrill Lynch Mortgage Investors, Inc.

as Depositor

Merrill Lynch Mortgage Lending, Inc.
General Electric Capital Corporation
LaSalle Bank National Association
Wells Fargo Bank, National Association

as Sponsors and Loan Sellers

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Goldman, Sachs & Co.

Morgan Stanley

July 31, 2007